As filed with the Securities and Exchange Commission on June 24, 1997
                           Registration No. 333-25301


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


                           CPS AUTO RECEIVABLES TRUSTS
                           (Issuer of the Securities)

                        CONSUMER PORTFOLIO SERVICES, INC.
                   (Originator of the Trust described herein)
             (Exact name of registrant as specified in its charter)


           California                                    33-0459135
 (State or Other Jurisdiction of                        (IRS Employer
 Incorporation or Organization)                    Identification Number)



                                      2 Ada
                            Irvine, California 92618
                                 (714) 753-6800
                        (Address, including zip code, and
                     telephone number, including area code,
                       of registrant's principal executive
                                    offices)

                             Charles E. Bradley, Jr.
                        Consumer Portfolio Services, Inc.
                                      2 Ada
                            Irvine, California 92618
                                 (714) 753-6800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



                                    Copy to:


                             Laura A. DeFelice, Esq.
                              MAYER, BROWN & PLATT
                                  1675 Broadway
                            New York, New York 10019
                                 (212) 506-2500


                       Approximate date of commencement of
                          proposed sale to the public:


         From time to time on or after the effective date of this registration statement, as determined by market conditions.


         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [x]


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]


         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                                      CALCULATION OF REGISTRATION FEE

   Title of securities to        Amount to be             Proposed maximum                 Proposed maximum            Amount of
        be registered             registered      offering price per certificate*     aggregate offering price*     registration fee


Asset Backed Notes,
Class A                         $14,857,654.82                  100%                        $14,857,654.82             $4,502.32**



*        Estimated solely for the purpose of calculating the registration fee.
** Previously paid as follows: $344.83 was paid on April 16, 1997 and $4,199.29 was paid as described in the following sentence. The amount of securities being carried forward from Registration Statement No. 333-26355 pursuant to Rule 429 is $13,857,654.82, and the Registrant previously paid a filing fee with respect to such securities of $4,199.29 (calculated at the rate of 1/33 of 1% of the amount of securitiess being registered, the rate in effect at the time such Registration Statement was filed).

         Pursuant to Rule 429 under the securities Act of 1933, the Prospectus contained in this Amendment No. 1 to Registration Statement also relates to and constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-26355, which became effective on May 20, 1997.


         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                INTRODUCTORY NOTE



         This Registration Statement contains (i) a form of Prospectus relating to the offering of Series of Asset Backed Securities by various CPS Auto Receivables Trusts created from time to time by Consumer Portfolio Services, Inc., (ii) a form of Prospectus Supplement (Form A) relating to future offerings by a CPS Auto Receivables Trust of a Series of Asset Backed Securities described therein, and (iii) a form of Prospectus Supplement (Form B) relating to the offering by CPS Auto Receivables Trust 1997-3 of the particular Series of Asset Backed Notes described therein. The forms of Prospectus Supplement relate only to the securities described therein and are forms that may be used, among others, by Consumer Portfolio Services, Inc. to offer Asset Backed Securities under this Registration Statement.

PROSPECTUS

                           CPS Auto Receivables Trusts

        Auto Receivables Backed Notes and Certificates Issuable in Series

                              CPS Receivables Corp.

                                     Seller

                           Consumer Portfolio Services

                              Sponsor and Servicer


         This Prospectus describes certain Auto Receivables Backed Notes (the "Notes") and Auto Receivables Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") that may be sold from time to time in one or more series (each a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). Each Series of Securities may include one or more classes of Notes and one or more classes of Certificates, which will be issued by a trust to be formed by the Seller for the purpose of issuing one or more Series of such Securities (each, a "Trust"). A Trust issuing Securities as described in this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer".


         Each class of Securities of any Series will evidence beneficial ownership in a segregated pool of assets (the "Trust Assets") (such Securities, Certificates) or will represent indebtedness of the Issuer secured by the Trust Assets (such Securities, Notes), as described herein and in the related Prospectus Supplement. The Trust Assets may consist of any combination of retail installment sales contracts between manufacturers, dealers or certain other originators and retail purchasers including purchasers who are Sub-Prime Borrowers (as defined herein). See "CPS Automobile Contract Portfolio." The Trust Assets will be secured by new and used automobiles, light trucks, vans and minivans financed thereby, or participation interests therein, together with all moneys received relating thereto (the "Contracts"). The Trust Assets will also include a security interest in the underlying new and used automobiles light trucks, vans and minivans and property relating thereto, together with the proceeds thereof (the "Financed Vehicles" together with the Contracts, the "Receivables"). If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to the Trust Assets or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. See "Description of the Trust Documents - Credit and Cash Flow Enhancement." Except to the extent that a Prospectus Supplement for a series provides for a pre-funding period, the Receivables included in the Trust Assets for a Series will have been originated or acquired by CPS or an Affiliated Originator on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement. The Receivables included in a Trust will be serviced by a servicer (the "Servicer") as described in the related Prospectus Supplement.


         Each Series of Securities may include one or more classes (each, a "Class"). A Series may include one or more Classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. The rights of one or more Classes of Securities of any Series may be senior or subordinate to the rights of one or more of the other Classes of Securities. A Series may include two or more Classes of Securities which may differ as to the timing, order or priority of payment, interest rate or amount of distributions of principal or interest or both. Information regarding each Class of Securities of a Series, together with certain characteristics of the related Receivables, will be set forth in the related Prospectus Supplement. The rate of payment in respect of principal of the Securities of any Class will depend on the priority of payment of such Class and the rate and timing of payments (including prepayments, defaults, liquidations or repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each Class of Securities in the manner described herein and in the related Prospectus Supplement. See "Description of the Securities."

         PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE [13] HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. THE NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT OBLIGATIONS OF CPS, ANY SELLER, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN THE RELATED TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF CPS, ANY SELLER, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY CPS, ANY SELLER, ANY SERVICER, ANY TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Offers of the Securities may be made through one or more different methods, including offerings through underwriters as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement. Prior to issuance, there will have been no market for the Securities of any Series, and there can be no assurance that a secondary market for the Securities will develop, or if it does develop, it will continue.

         Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.


                 The date of this Prospectus is June [ ], 1997.

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to a Series of Securities to be offered hereunder, among other things, will set forth with respect to such Series of Securities: (i) a description of the Class or Classes of such Securities, (ii) the rate of interest, the "Interest Rate" or other applicable rate (or the manner of determining such rate) and authorized denominations of each Class of such Securities; (iii) certain information concerning the Receivables and insurance polices, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more pools of Receivables or all or part of the related Securities; (iv) the specified interest, if any, of each Class of Securities in, and manner and priority of, the distributions from the Trust Assets; (v) information as to the nature and extent of subordination with respect to such Series of Securities, if any; (vi) the payment date to Securityholders; (vii) information regarding the Servicer(s) for the related Receivables; (viii) the circumstances, if any, under which the Trust Assets may be subject to early termination; (ix) information regarding tax considerations; and (x) additional information with respect to the method of distribution of such Securities.

                              AVAILABLE INFORMATION


         This Prospectus, together with the Prospectus Supplement for each Series of Securities, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission (the "Commission") in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

         The Sponsor has also filed with the Commission a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this
Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site at http://www.sec.gov containing reports, proxy statements, information statements and other information regarding registrants, including CPS, that file electronically with Commission.


         No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus
Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby, nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents subsequently filed by the Sponsor with respect to the Registration Statement, either on its own behalf or on behalf of a Trust, relating to any Series of Securities referred to in the accompanying Prospectus Supplement, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by the Issuer, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                           REPORTS TO SECURITYHOLDERS

         So long as the Securities of a Series are in book-entry form, monthly and annual reports concerning the Securities and the Trust will be sent by the applicable Trustee to Cede & Co., as the nominee of DTC and as registered holder of the Securities pursuant to the related Indenture. DTC will supply such reports to Securityholders in accordance with its procedures. To the extent required by the Securities Exchange Act of 1934, as amended, each Trust will provide financial information to the Securityholders which has been examined and reported upon, with an opinion expressed by, an independent public accountant; to the extent not so required, such financial information will be unaudited. Each Trust will be formed to own the Receivables, hold and administer the
Pre-Funding Account, if any, to issue the Securities and to acquire the Subsequent Receivables, if available. No Trust will have any assets or obligations prior to issuance of the Securities and no Trust will engage in any activities other than those described herein. Accordingly, no financial statements with respect to the related Trust will be included in any Prospectus Supplement.

                                SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any Series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in the summary are defined elsewhere in the Prospectus on the pages indicated in the "Index of Terms."

Issuer............. With respect to any Series of  Securities,  a trust (each, a
                    "Trust") to be formed pursuant to a trust agreement (the "Trust Agreement" ) between the Seller and the trustee for such trust. A Trust issuing Securities pursuant to this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer" with respect to the related Securities.

Seller............. CPS Receivables Corp. or another special-purpose  subsidiary of CPS  (each,  a  "Seller").  See  "The  Seller  and  CPS".

Sponsor............ Consumer Portfolio Services,  Inc. ("CPS" or the "Sponsor").
                    See "CPS's Automobile Contract Portfolio" and "The Seller and CPS".
Servicer........... The  entity  named as  Servicer  in the  related  Prospectus
                    Supplement (the "Servicer"). Each Prospectus Supplement will specify whether the Servicer will service the Receivables in the related Receivables Pool directly or indirectly through one or more subservicers (each, a "Subservicer").

Trustee............ The Trustee for each Series of Securities  will be specified in the related Prospectus Supplement. In addition, a Trust may separately enter into an Indenture and may issue Notes pursuant to such Indenture; in any such case, the Trust and the Indenture will be administered by separate, independent trustees as required by the rules and regulations under the Trust Indenture Act of 1939 and the Investment Company Act of 1940.


The Securities..... Each Class of Securities of any Series will either  evidence beneficial interests in a segregated pool of assets (the "Trust Assets") (such Securities, "Certificates") or will represent indebtedness of the Trust secured by the Trust Assets (such Securities, "Notes"), as described herein and in the related Prospectus Supplement.

                    With respect to Securities that represent debt issued by the Trust, the Trust will enter into an indenture (each, an "Indenture") by and between the Trust and the trustee named in such Indenture (the "Indenture Trustee"). Each Indenture will describe the related pool of Receivables comprising the Trust Assets and securing the debt issued by the related Issuer. The Receivables comprising the Trust Assets will be serviced by the Servicer pursuant to a servicing agreement (each, a "Servicing Agreement") by and between the Servicer and the related Issuer. In the case of the Trust Assets of any class of Securities, the contractual arrangements relating to the establishment of a Trust, if any, the servicing of the related Receivables and the issuance of the related Securities may be contained in a single agreement, or in several agreements which combine certain aspects of the Trust Agreement, the Servicing Agreement and the Indenture described above (for example, a servicing and collateral management agreement). For purposes of this Prospectus, the term "Trust Documents" as used with respect to Trust Assets means, collectively, and except as otherwise described in the related Prospectus Supplement, any and all agreements relating to the establishment of a Trust, if any, the servicing of the related Receivables and the issuance of the related Securities. The term "Trustee" means any and all persons acting as a trustee pursuant to a Trust Agreement.


                    Securities Will Be Non-Recourse. The Securities will not be obligations, either recourse or non-recourse, of CPS, any Seller, the related Servicer or any person other than the related Issuer. The Notes of a given Series represent obligations of the Issuer, and the Certificates of a given Series represent beneficial interests in the related Issuer only and do not represent interests in or obligations of CPS, any Seller, the related Servicer or any of their respective affiliates other than the related Issuer. In the case of Securities that represent beneficial ownership interest in the related Issuer, such Securities will represent the beneficial ownership interests in such Issuer and the sole source of payment will be the assets of such Issuer. In the case of Securities that represent debt issued by the related Issuer, such Securities will be secured by assets in the related Trust Assets.

                    Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of credit enhancement, such as a letter of credit, financial guaranty insurance policy or reserve fund may constitute a full
                    recourse   obligation   of  the   issuer   of  such   credit
                    enhancement.


                    General Payment Terms of Securities. As provided in the related Trust Documents and as described in the related Prospectus Supplement, the holders of the Securities ("Securityholders") will be entitled to receive payments on their Securities on specified dates (each, a "Payment Date"). Payment Dates with respect to Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement. The related Prospectus Supplement will describe a date (the "Record Date") preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As described in the related Prospectus Supplement, the Payment Date will be a specified day of each month, (or, in the case of quarterly-pay Securities, a specified day of every third month; and in the case of semi-annual pay Securities, a specified day of every sixth month) and the Record Date will be the close of business as of a specified day preceding such Payment Date. Each Indenture and Trust Agreement will describe a period (each, a "Collection Period") preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully described in the related Prospectus Supplement, collections received on or with respect to the related Receivables constituting Trust Assets during a Collection Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Documents may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period), with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities. In addition, and as may be described in the related Prospectus Supplement, the related Trust Documents may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain Eligible Investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders. Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Documents for the purpose of (a) slowing the amortization rate of the related Securities relative to the installment payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities. As more fully specified in the related Prospectus Supplement, neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or CPS, any Seller, the related Servicer, any Trustee, or any of their respective affiliates.

                    Each Series of Securities will be issued pursuant to the related Indenture, in the case of the Notes, and pursuant to the related Trust Agreement, in the case of the Certificates. The related Prospectus Supplement will specify which Class or Classes of Securities of the related Series are being offered thereby.


                    Each Class of Securities will have a stated security balance (the "Security Balance") and will accrue interest on such Security Balance at a specified rate (with respect to each Class of Securities the "Interest Rate") as set forth in the related Prospectus Supplement. Each Class of Securities may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate, or the method for determining the applicable Interest Rate, for each Class of Securities.


                    A Series of Securities may include two or more Classes of Securities that differ as to timing and priority of distributions, seniority, allocations of losses, Interest Rate or amount of distributions in respect of principal or interest. Additionally, distributions in respect of principal or interest in respect of any such Class or
                    Classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the related Receivables Pool. If specified in the related Prospectus Supplement, one or more Classes of Securities ("Strip Securities") may be entitled to (i) principal distributions with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no principal distributions. If specified in the related Prospectus Supplement a Series may include one or more Classes of Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date or in the manner described in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, a Series may include one or more other Classes of Securities (collectively, the "Senior Securities") that are senior to one or more other Classes of Securities (collectively, the "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on Receivables. In addition, certain Classes of Senior (or Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses. See "Description of the Securities - General Payment Terms of the Securities".


                    Securities will be available for purchase in the minimum denomination specified in the related Prospectus Supplement and will be available in book-entry form unless the related Prospectus Supplement provides only for Definitive Securities. Securityholders will only be able to receive Definitive Securities in the limited circumstances described herein or in the related Prospectus Supplement. See "Description of the Securities - Definitive Notes".


                    If the Servicer or any Subservicer exercises its option to purchase the Receivables of a Trust (or if not and, if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Receivables are received), in the manner and on the respective terms and conditions described under "Description of the Trust Documents--Termination", the Securities will be prepaid as set forth in the related Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account that will be used to purchase additional Receivables after the applicable Closing Date, one or more Classes of Securities may be subject to a partial prepayment of principal at or immediately following the end of the period specified in such Prospectus Supplement for the purchase of such additional Receivables, in the manner and to the extent specified in the related Prospectus Supplement.




No Investment
Companies.......... None of CPS,  any  Seller or any Trust will  register  or is required to register as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act").


The Residual
Interest........... With respect to each Trust,  the "Residual  Interest" at any time represents the rights to the related Trust Assets in excess of the Securityholders' interest of all Series then outstanding that were issued by such Trust. The Residual Interest in any Trust Assets will fluctuate as the aggregate Pool Balance (as hereinafter defined) of such Trust changes from time to time. A portion of the Residual Interest in any Trust may be sold separately in one or more public or private transactions.


Cross-
Collateralization.. As described in the related Trust  Documents and the related
                    Prospectus Supplement, the source of payment for Securities of each Series will be the assets of the related Trust only. However, as may be described in the related Prospectus Supplement, a Series or Class of

                    Securities may include the right to receive moneys from a common pool of credit enhancement which may be available for more than one Series of Securities, such as a master reserve account, master insurance policy or a master collateral pool consisting of similar Receivables. Notwithstanding the foregoing, and as described in the related Prospectus Supplement, no payment received on any Receivable held by any Trust may be applied to the payment of Securities issued by any other Trust (except to the limited extent that certain collections in excess of the amounts needed to pay the related Securities may be deposited in a common master reserve account or an overcollateralization account that provides credit enhancement for more than one Series of Securities issued pursuant to the related Trust Documents).


Trust Assets....... The  property  of each Trust  will  include a pool of simple interest or Rule of 78's motor vehicle installment sale contracts or motor vehicle installment loans secured by new and used automobiles, light trucks, vans and minivans (the "Receivables"), including the right to receive payments received or due on or with respect to such Receivables on or after the date or dates specified in the related Prospectus Supplement (each, a "Cutoff Date"), security interests in the vehicles financed thereby (the "Financed Vehicles"), and any proceeds from claims under certain related insurance policies. See "The Receivables - The Receivables." On the date of issuance of a Series of Securities specified in the related Prospectus Supplement (the "Closing Date" for such Series), the applicable Seller will convey Receivables having the aggregate principal balance specified in such Prospectus Supplement as of the Cutoff Date specified therein to such Trust pursuant to a sale and servicing agreement (the "Sale and Servicing Agreement") among the Seller, the Servicer and the Trustee of such Trust. The property of each Trust also will include amounts on deposit in, or certain rights with respect to, certain trust accounts, including the related Collection Account, any Pre-Funding Account and any other account identified in the applicable Prospectus Supplement. See "Description of the Trust Documents - Accounts".

                    If the related Prospectus Supplement provides that the property of a Trust will include moneys, in any case not to exceed 34% of the Trust's Assets or 25% of the Certificate Balance, if any, initially deposited into an account (a "Pre-Funding Account"), such moneys will be used to purchase additional Receivables after the Closing Date, the Seller will be obligated pursuant to the Sale and
                    Servicing Agreement to sell additional Receivables (the "Subsequent Receivables") to the related Trust, subject only to the availability thereof, having an aggregate principal balance approximately equal to the amount deposited to the Pre-Funding Account on the Closing Date (the "Pre-Funded Amount"), and the Trust will be obligated to purchase such Subsequent Receivables (subject to the satisfaction of certain conditions set forth in the related Trust Documents) from time to time during the period (the "Funding Period"), not to exceed 6 months , specified in such Prospectus Supplement for the purchase of such Subsequent Receivables. Any Subsequent Receivables conveyed to a Trust will have been acquired by the Seller, directly or indirectly, from CPS or a subsidiary of CPS (such subsidiary, an "Affiliated Originator") and will meet all of the credit, underwriting and other criteria set forth herein and in the related Prospectus Supplement. Any funds on deposit in the Pre-Funding Account and not yet invested in Subsequent Receivables will be invested in Permitted Investments. See "Risk Factors - Varying Characteristics of Subsequent Receivables", "The Receivables", and "Description of the Trust Documents - Sale and Assignment of Receivables" herein and "The Receivables Pool" in the related Prospectus Supplement.


                    As used in this Prospectus, the term Receivables will include the Receivables transferred to a Trust on the related Closing Date (such Receivables, the "Initial Receivables") as well as any Subsequent Receivables transferred to such Trust during the related Funding Period, if any.


                    Amounts on deposit in any Pre-Funding Account during the related Funding Period will be invested by the Trustee (as directed by the Servicer) in Eligible Investments, and any resultant investment income, less any related investment expenses ("Investment Income"), will be added, on the Payment Date immediately following the date on which such Investment Income is paid to the Trust, to interest collections on the Receivables for the related Collection Period and distributed in the manner specified in the related Prospectus Supplement. Any funds remaining in a Pre-Funding Account at the end of the related Funding Period will be distributed as a prepayment or early distribution of principal to holders of one or more classes of the
                    Securities of the related Series of Securities, in the amounts and in accordance with the payment priorities specified in the related Prospectus Supplement. Such distribution may affect the yield realized by
                    Securityholders and Securityholders may not be able to reinvest those funds in investments realizing comparable returns. See "Risk Factors - Distribution of Pre-Funded Amount - Effect on Yield and Maturity".

Registration of
Securities........  Securities   may  be   represented   by  global   securities
                    registered in the name of Cede & Co. ("Cede"), as nominee of
                    The Depository Trust Company ("DTC"),  or another nominee of
                    DTC. In such case,  Securityholders  will not be entitled to
                    receive    definitive    securities     representing    such
                    Securityholders'   interests.   See   "Description   of  the
                    Securities - Book- Entry Registration" herein.


Credit and
Cash Flow
Enhancement.......  If and to the extent  specified  in the  related  Prospectus
                    Supplement, credit enhancement with respect to the Trust Assets or any Class of Securities may include any one or more of the following: subordination of one or more other classes of Securities of the same Series, reserve funds, spread accounts, surety bonds, insurance policies, letters of credit, credit or liquidity facilities, cash collateral accounts, over- collateralization, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits, or other arrangements. To the extent specified in the related Prospectus Supplement, a form of credit enhancement with respect to a Trust or a Class or Classes of Securities may be subject to certain limitations and exclusions from coverage thereunder.

Repurchase
Obligations and
the Receivables
Acquisition
Agreement.......... As  more  fully   described   in  the   related   Prospectus
                    Supplement, CPS will be obligated to acquire from the related Trust Assets any Receivable which was transferred pursuant to a Sale and Servicing Agreement or Purchase Agreement or pledged pursuant to an Indenture if the interest of the Securityholders therein is materially adversely affected by a breach of any representation or warranty made by CPS with respect to such Receivable, which breach has not been cured. In addition, if so specified in the related Prospectus Supplement, CPS may from time to time reacquire certain Receivables of the Trust Assets, subject to specified conditions set forth in the related Trust Documents.


Servicer's
Compensation....... The  Servicer  shall  be  entitled  to  receive  a  fee  for servicing the Trust Assets equal to a specified percentage of the value of such Trust Assets, as set forth in the related Prospectus Supplement. See "Description of the Trust Documents - Servicing Compensation" herein and in the related Prospectus Supplement.


Optional
Termination........ The   Servicer,   CPS,  or,  if  specified  in  the  related
                    Prospectus Supplement, certain other entities may, at their respective options, effect early retirement of a Series of Securities under the circumstances and in the manner set forth herein under "Description of The Trust Documents -- Termination" and in the related Prospectus Supplement.

Mandatory
Termination........ The  Trustee,   the  Servicer  or  certain  other   entities
                    specified in the related Prospectus Supplement may be required to effect early retirement of all or any portion of a Series of Securities by soliciting competitive bids for the purchase of the Trust Assets or otherwise, under the circumstances and in the manner specified in "Description of The Trust Documents -- Termination" and in the related Prospectus Supplement.


Tax
Considerations..... Upon the issuance of each series of  Securities,  unless the related Prospectus Supplement does not so provide, Federal Tax Counsel to the applicable Trust will deliver an opinion to the effect that, for Federal income tax purposes: (i) either (x) the Notes of such series will be characterized as debt or (y) the Notes of such series should be characterized as debt (but if not characterized as debt, the Notes of such series will be characterized as interests in a partnership) and (ii) such Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note of a given series, will agree to treat such Note as indebtedness, and each Certificateholder, by the acceptance of a Certificate of a given series, will agree to treat the related Trust as a partnership in which such Certificateholder is a partner, for Federal income tax purposes. Alternative characterizations of such Trust and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See "Certain Federal Income Tax Consequences" for additional information concerning the application of Federal income tax laws to the Notes and Certificates of a series and to the applicable Trust.



ERISA
Considerations..... The Prospectus Supplement for each Series of Securities will summarize, subject to the limitations discussed therein, considerations under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts. See "ERISA Considerations" in the related Prospectus Supplement.

Ratings............ Each Class of Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more "national statistical rating organizations", as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and commonly referred to as "Rating Agencies". Such ratings will address, in the opinion of such Rating Agencies, the likelihood that the Issuer will be able to make timely payment of all amounts due on the related Securities in accordance with the terms thereof. Such ratings will neither address any prepayment or yield considerations applicable to any Securities nor constitute a recommendation to buy, sell or hold any Securities. The ratings expected to be received with respect to any Securities will be set forth in the related Prospectus Supplement.

                                  RISK FACTORS

         Prospective Securityholders should consider, among other things, the following factors in connection with the purchase of the Securities:


         Sub-Prime Obligors. The Obligors on the Receivables to be conveyed to a Trust will include "sub-prime" borrowers who have limited or adverse credit histories, low income or past credit problems and, therefore, are unable to obtain financing from traditional sources of consumer credit. The average interest rate charged by CPS to such "sub-prime" borrowers is generally higher than that charged to more creditworthy customers. The payment experience on receivables of obligors with this credit profile is likely to be different from that on receivables of traditional auto financing sources in that default rates are likely to be higher. In addition, the payment experience on such receivables is likely to be more sensitive to changes in the economic climate in the areas in which such obligors reside. As a result of the credit profile of the obligors and the APRs of such receivables, the historical credit loss and delinquency rates on such receivables are generally higher than those experienced by banks and the captive finance companies of the automobile manufacturers.

         Effect of Social, Economic and Other Factors on Losses. The ability of the Obligors to make payments on the Receivables, as well as the prepayment experience thereon, will be affected by a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perceptions of economic conditions generally. However, the Seller is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the Receivables.

         Risk of Replacing CPS as Servicer. CPS Servicing receivables of sub-prime obligors is more difficult than servicing receivables of prime obligors. Officers and employees of CPS have many years of experience in this type of servicing. If CPS were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

         Risk of CPS's Inability to Repurchase Receivables. In certain circumstances, CPS will be required to acquire Receivables from the related Trust with respect to which such representations and warranties have been breached. In the event that CPS is incapable of complying with its repurchase obligations and no other party is obligated to perform or satisfy such obligations, Securityholders of the applicable Trust may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

         The related Prospectus Supplement will set forth certain information regarding CPS. In addition, CPS is subject to the information requirements of the Exchange Act and, in accordance therewith, files reports and other information with the Commission. For further information regarding CPS reference is made to such reports and other information which are available as described under "Available Information".

         Effect of Prepayments on Yield and Maturity. All of the Receivables are prepayable at any time. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a receivable without the consent of CPS. (For this purpose the term "prepayments" includes prepayments in full, certain partial prepayments related to refunds of extended service contract costs and unearned insurance premiums, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and certain other Receivables repurchased for administrative reasons.) The rate of prepayment on the Receivables may also be influenced by the structure of the loan, the nature of the Obligors and the Financed Vehicles and servicing decisions as discussed above. In addition, under certain circumstances, CPS is obligated to repurchase Receivables as a result of breaches of representations and warranties, and under certain circumstances the Servicer is obligated to purchase Receivables pursuant to the Sale and Servicing Agreement as a result of breaches of certain covenants. Subject to certain conditions, the Servicer also has the right to purchase the Receivables when the aggregate principal balance thereof is 10% or less of the aggregate principal balance thereof on the Cutoff Date. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Securityholders.

         The rate of prepayments of Receivables cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternate financing and local and regional economic conditions. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

         Securityholders should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of prepayments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of prepayments on the Receivables could result in an actual yield that is less than the anticipated yield.

         Distribution of Pre-Funded Amount - Effect on Yield and Maturity. If so provided in the related Prospectus Supplement, on the Closing Date the Seller will deposit the Pre-Funded Amount specified in such Prospectus Supplement into the Pre-Funding Account. The Pre-Funded Amount will be used to purchase Subsequent Receivables from the Seller (which, in turn, will acquire such
Subsequent Receivables from CPS or an Affiliated Originator specified in the related Prospectus Supplement) from time to time during the related Funding Period. During the related Funding Period and until such amounts are applied by the Trustee to purchase Subsequent Receivables, amounts on deposit in the Pre-Funding Account will be invested by the Trustee (as instructed by the Servicer) in Eligible Investments, and any investment income with respect thereto (net of any related investment expenses) will be added to amounts received on or in respect of the Receivables during the related Collection
Period and allocated to interest and will be distributed on the Payment Date pursuant to the payment priorities specified in the related Prospectus Supplement.


         To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Receivables by the end of the related Funding Period, any amounts remaining in the Pre- Funding Account will be distributed as a prepayment of principal to Securityholders on the Payment Date at or immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement. Any such prepayment of principal could have the effect of shortening the weighted average life of the Securities of the related Series. In addition, holders of the related Securities will bear the risk that they may be unable to reinvest any such principal prepayment at yields at least equal to the yield on such Securities.


         Varying Characteristics of Subsequent Receivables. If so provided in the related Prospectus Supplement, the Seller will be obligated pursuant to the Trust Documents to sell Subsequent

Receivables to the Trust, and the Trust will be obligated to purchase such Subsequent Receivables, subject only to the satisfaction of certain conditions set forth in the Trust Documents and described in the related Prospectus Supplement. If the principal amount of the eligible Subsequent Receivables acquired by the Seller from CPS or an Affiliated Originator during a Funding Period is less than the Pre-Funded Amount, the Seller may have insufficient Subsequent Receivables to transfer to a Trust and holders of one or more Classes of the related Series of Securities may receive a prepayment or early distribution of principal at the end of the Funding Period as described above under "Pre- Funding Accounts".


         Any conveyance of Subsequent Receivables to a Trust is subject to the satisfaction, on or before the related transfer date (each, a "Subsequent Transfer Date"), of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the related Purchase Agreement; (ii) the Seller shall not have selected such Subsequent Receivables in a manner that is adverse to the interests of holders of the related Securities; (iii) as of the respective Cutoff Dates for such Subsequent Receivables, all of the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust as of such date, must satisfy the parameters described under "The Receivables Pools" herein and "The Receivables Pool" in the related Prospectus Supplement; and (iv) the Seller must execute and deliver to such Trust a written assignment conveying such Subsequent Receivables to such Trust. In addition, as and to the extent specified in the related Prospectus Supplement, the conveyance of Subsequent Receivables to a Trust is subject to the satisfaction of the condition precedent, among others, that the Seller deliver certain legal opinions to the related Trustee with respect to the validity of the conveyance of the Subsequent Receivables to the Trust. If any such conditions precedent are not met with respect to any Subsequent Receivables, CPS or the Seller, as specified in the related Prospectus Supplement, will be required to repurchase such Subsequent Receivables from the related Trust, at a purchase price equal to the related Purchase Amounts therefor.

         Except as described herein and in the related Prospectus Supplement, there will be no other required characteristics of Subsequent Receivables. Therefore, the characteristics of the entire Receivables Pool included in any Trust may vary significantly as Subsequent Receivables are conveyed to such Trust from time to time during the Funding Period or Revolving Period. See "The Receivables" herein.


         Certain Legal Aspects - Lack of Perfected Security Interests in Financed Vehicles. The transfer of the Receivables by the applicable Seller to the Trustee pursuant to the related Sale and Servicing Agreement, perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. To the extent specified in a Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of any VSI insurance policy insurance policies covering individual Financed Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trust prior to the time such proceeds are deposited by the Servicer into a Trust Account (as hereinafter defined). See "Certain Legal Aspects of the Receivables".

         In connection with each sale of Receivables, security interests in the Financed Vehicles securing the Receivables will be assigned by CPS and each Affiliated Originator to the Seller. Due to the administrative burden and expense of retitling each of the Financed Vehicles in the appropriate state, the certificates of title to the Financed Vehicles will not be amended or reissued to reflect the assignment to the Trust. In the absence of such an amendment or reissuance, the Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. By virtue of the assignment of the applicable Purchase Agreement to the related Trust, CPS will be obligated to repurchase any Receivable sold to the Trust by CPS or an Affiliated Originator as to which there did not exist on the Closing Date a perfected security interest in the name of CPS or the relevant Affiliated Originator in the Financed Vehicle, and the Servicer will be obligated to purchase any Receivable sold to the Trust as to which it failed to maintain a perfected security interest in the name of CPS or the relevant Affiliated Originator in the Financed Vehicle securing such Receivable if, in either case, such breach materially and adversely affects such Receivable and if such failure or breach is not cured prior to the expiration of the applicable cure period. To the extent the security interest of CPS or the Affiliated Originator is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests. However, as against liens for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable, or through fraud, forgery, negligence or error, CPS or the Affiliated Originator, and therefore the Trust, could lose the priority of its security interest or its security interest in a Financed Vehicle. Neither CPS nor the Servicer will have any obligation to purchase a Receivable as to which a lien for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable result in losing the priority of the security interest in such Financed Vehicle after the Closing Date. See "Certain Legal Aspects of the Receivables - Security Interests in the Financed Vehicles".

         Consumer Protection Laws. Federal and state consumer protection laws impose requirements on creditors in connection with extensions of credit and collections of retail installment loans, and certain of these laws make an assignee of such a loan (such as a Trust) liable to the obligor thereon for any violation by the lender. To the extent specified herein and in the related Prospectus Supplement, CPS will be obligated to repurchase any Receivable that fails to comply with such legal requirements from the Seller and the Seller shall be obligated to repurchase such Receivable from the Trust, and the Seller and the Servicer will undertake to enforce such obligation on behalf of the Trust. See "Certain Legal Aspects of the Receivables - Consumer Protection Laws".

         Non-Consolidation. Each Seller has taken or will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by CPS under the United States Bankruptcy Code or similar state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Seller with those of CPS. These steps include the creation of each Seller as a separate, limited-purpose subsidiary pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of a Seller would not result in a court concluding that the assets and liabilities of such Seller should be consolidated with those of CPS in a proceeding under any Insolvency Law. If a court were to reach such a conclusion, then delays in distributions on the related Securities could occur or reductions in the amounts of such distributions could result. See "The Seller and CPS".

         True Sale. CPS will warrant to the Seller in each Purchase Agreement that the sale of the Receivables by it or an Affiliated Originator to the Seller is a valid sale of such Receivables to such Seller. In addition, CPS, each Affiliated Originator and each Seller will treat the transactions described herein as a sale of the Receivables to the Seller, and each Seller has taken and will take all actions that are required to perfect the Seller's ownership interest in the Receivables. Notwithstanding the foregoing, if CPS or an Affiliated Originator were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of CPS (or such Affiliated Originator) or CPS (or such Affiliated Originator) itself were to take the position that the sale of Receivables to the Seller should be recharacterized as a pledge of such Receivables to secure a borrowing of such Seller, then delays in payments of collections of Receivables to the Seller could occur or, should the court rule in favor of any such trustee, debtor or creditor, reductions in the amount of such payments could result. If the transfer of Receivables to the Seller is recharacterized as a pledge or a tax or government lien on the property of CPS or an Affiliated Originator arising before the transfer of a Receivable to the Seller may have priority over the Seller's interest in such Receivable. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of the bankruptcy estate of CPS or the Affiliated Originator, as applicable, and would not be available to creditors of CPS or the Affiliated Originator, as applicable.


         The U.S. Court of Appeals for the Tenth Circuit issued its opinion in Octagon Gas Systems, Inc. v. Rimmer (In re Meridian Reserve, Inc.) (decided May 27, 1993) in which it concluded (noting that its position is in contrast to that taken by another court) that accounts receivable sold by the debtor prior to the filing for bankruptcy remain property of the debtor's bankruptcy estate. Although the Receivables are likely to be viewed as "chattel paper", as defined under the Uniform Commercial Code, rather than as accounts, the rationale behind the Octagon holding is equally applicable to chattel paper. The circumstances under which the Octagon ruling would apply are not fully known, and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the holding in the Octagon case were applied in a bankruptcy of CPS or an Affiliated Originator, however, even if the transfers of Receivables to the Seller and to the Trust were treated as sales, the Receivables would be part of the bankruptcy estate and would be subject to claims of certain creditors and delays and reductions in payments to the Securityholders could result. CPS will warrant in the Purchase Agreement that the sale of the Receivables to the Seller (including Receivables sold by an Affiliated Originator) is a valid sale of the Receivables to the Seller, and the Seller will warrant in the Sale and Servicing Agreement that the sale of the Receivables to the Trust is a valid sale of the Receivables to the Trust.


         Risk of Changes in Delinquency Levels. There can be no assurance that the historical levels of delinquencies and losses experienced by CPS on its respective loan and vehicle portfolio will be indicative of the performance of the Contracts included in the Trust or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the federal income tax laws, changes in the local, regional or national economies or due to other events. For a discussion and analysis see "CPS's Automobile Contract Portfolio - Delinquency and Loss Experience".

         Subordination; Limited Assets. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one Class of Notes of a Series may be subordinated in priority of payment to interest and principal due on other Classes of Notes of a related Series. Moreover, each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent provided in the related Prospectus Supplement, the related reserve account, spread account, and any other Credit Enhancement. The Securities represent beneficial interests in the related Trust only and will not represent a recourse obligation to other assets of CPS or the Seller. No Securities of any Series will be insured or guaranteed by CPS, the Seller, the Servicer, or the applicable Trustee. Consequently, holders of the Securities of any Series must rely for repayment primarily upon payments on the Receivables and, if and to the extent available, any Credit Enhancement, all as specified in the related Prospectus Supplement.

         Limited Liquidity. There can be no assurance that a secondary market for the Securities of any Series or Class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of such Securities. The Prospectus Supplement for any Series of Securities may indicate that an underwriter specified therein intends to establish and maintain a secondary market in such Securities; however, no underwriter will be obligated to do so. The Securities will not be listed on any securities exchange.

         Priority of Interest in Receivables. In connection with the issuance of any Series of Securities, CPS will originate Receivables. The Seller will warrant in a Sale and Servicing Agreement that the transfer of the Contracts to such Trust is either a valid assignment, transfer and conveyance of the Receivables to the Trust or the Trustee on behalf of the Securityholders has a valid security interest in such Receivables. As will be described in the related Prospectus Supplement, the related Trust Documents will provide that the Trustee will be required to maintain possession of such original copies of all Receivables that constitute chattel paper; provided that the Servicer may take possession of such original copies as necessary for the enforcement of any Receivables. If the Servicer, the Trustee or other third party, while in possession of any Receivable, sells or pledges and delivers such Receivable to another party, in violation of the Sale and Servicing Agreement, there is a risk that such other party could acquire an interest in such Receivable having a priority over the Trust's interest. Furthermore, if the Servicer or a third party, while in possession of any Receivable, is rendered insolvent, such an event of insolvency may result in competing claims to ownership or security interests in such Receivable. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If successful, such attempt could result in losses to the Securityholders or an acceleration of the repayment of the Securities. CPS will be obligated to repurchase any Receivable if there is a breach of CPS's representations and warranties that materially and adversely affects the interests of the Trust in such Receivable and such breach has not been cured.

         Limitations on the Amount of Recoveries. Unless specific limitations are described on the related Prospectus Supplement with respect to specific Receivables, all Receivables will provide that the obligations of the Obligors thereunder are absolute and unconditional, regardless of any defense, set-off or abatement which the Obligor may have against CPS or any other person or entity whatsoever. CPS will warrant that no claims or defenses have been asserted or threatened with respect to the Receivables and that all requirements of applicable law with respect to the Receivables have been satisfied.


         In the event that CPS or the Trustee must rely on repossession and disposition of Financed Vehicles to recover scheduled payments due on Defaulted Receivables (as defined in the related Sale and Servicing Agreement), the Issuer may not realize the full amount due on a Receivable (or may not realize the full amount on a timely basis). Other factors that may affect the ability of the Issuer to realize the full amount due on a Receivable include whether amendments to certificates of title relating to the Financed Vehicles had been filed, depreciation, obsolescence, damage or loss of any financed Vehicle, and the application of Federal and state bankruptcy and insolvency laws. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

         Insurance on Financed Vehicles. Each Receivable generally requires the Obligor to maintain insurance covering physical damage to the Financed Vehicle in an amount not less than the unpaid principal balance of such Receivable pursuant to which CPS is named as a loss payee. Since the Obligors select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies vary.

         In addition, although each Receivable generally gives CPS the right to force place insurance coverage in the event the required physical damage insurance on a Vehicle is not maintained by an Obligor, neither CPS nor the Servicer is obligated to place such coverage. In the event insurance coverage is not maintained by Obligors and coverage is not force placed, then insurance recoveries may be limited in the event of losses or casualties to Financed Vehicles included in the Trust Assets, as a result of which Securityholders could suffer a loss on their investment.


         Security Rating. The rating of Securities credit enhanced by a letter of credit, financial guaranty insurance policy, reserve fund, credit or liquidity facilities, cash deposits or other forms of credit enhancement
(collectively "Credit Enhancement") will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer to honor its obligations pursuant to any such Credit Enhancement below the rating initially given to the Securities would likely result in a reduction in the rating of the Securities.

         Limitations Due to Book-Entry Registration. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement.


         Since transactions in Securities will, in most cases, be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct Participants" or "Indirect Participants") or certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to such Securities, may be limited due to lack of a physical security representing the Securities.


         Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable Class of Securityholders either directly or indirectly through Indirect Participants. See "Description of the Securities - Book-Entry Registration".

         Limitations on Interest Payments and Foreclosures. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, an Obligor who enters military service after the origination of the related Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Receivable and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Receivables. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Receivable during the Obligor's period of active duty status. Thus, in the event that such a Receivable goes into default, there may be delays and losses occasioned by the inability of the Servicer to realize upon the Financed Vehicle in a timely fashion.


                                   THE ISSUERS

         With respect to each Series of Securities, the Seller will establish a separate Trust that will issue such Securities pursuant to the related Trust
Documents. For purposes of this Prospectus and the related Prospectus Supplement, the related Trust, if a Trust issues the related Securities, shall be referred to as the "Issuer" with respect to such Securities.

         Upon the issuance of the Securities of a given Series, the proceeds from such issuance will be used by CPS to originate Receivables. The Servicer will service the related Receivables pursuant to a sale and servicing agreement (the "Sale and Servicing Agreement"), and will be compensated for acting as the Servicer. To facilitate servicing and to minimize administrative burden and expense, the Servicer may be appointed custodian for the related Receivables by each Trustee and CPS, as may be set forth in the related Prospectus Supplement.

         If the protection provided to the Securityholders of a given class by the subordination of another Class of Securities of such Series and by the availability of the funds in the reserve account, if any, or any other Credit Enhancement for such Series is insufficient, the Trust must rely solely on the payments from the Obligors on the related Contracts, and the proceeds from the sale of Financed Vehicles which secure the Defaulted Contracts. In such event, certain factors may affect such Trust's ability to realize on the collateral securing such Contracts, and thus may reduce the proceeds to be distributed to the Securityholders of such Series.

                                THE TRUST ASSETS


         To the extent specified in the Prospectus Supplement for a Trust, the Trust Assets of a Trust will include a pool (a "Receivables Pool") of retail installment sale contracts between dealers (the "Dealers") in new and used automobiles, light trucks, vans and minivans and retail purchasers (the "Obligors") (including Sub-Prime Borrowers) and, with respect to Rule of 78's Receivables, certain moneys due thereunder after the applicable Cutoff Date and, with respect to Simple Interest Receivables, certain moneys received thereunder after the applicable Cutoff Date. Pursuant to agreements between the Dealers and CPS ("Dealer Agreements"), the Receivables will be purchased by CPS. As further described in the related Prospectus Supplement, the Trust Assets of a Trust will also include (i) such amounts as from time to time may be held in one or more trust accounts established and maintained by the Trustee pursuant to the Trust Agreement or Indenture; (ii) the rights of the Seller under the Sale and Servicing Agreement; (iii) security interests in the Financed Vehicles; (iv) the rights of the Seller to receive any proceeds with respect to the Receivables from claims on physical damage, credit life and credit accident and health insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (v) the rights of the Seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or Obligors, as the case may be; and (vi) any and all proceeds of the foregoing. If so specified in the related Prospectus

Supplement, the Trust Assets also will include the Credit Enhancement provided for the benefit of Securityholders of such Trust.

         If so provided in the related Prospectus Supplement, the property of a Trust may also include a Pre-Funded Amount, which the Seller will deposit to the Pre-Funding Account on the Closing Date and which will be used by the Trust to purchase Subsequent Receivables from the Seller during the related Funding Period (not to exceed 6 months). Any Subsequent Receivables so conveyed to a Trust will also be assets of such Trust. The Pre-Funded Amount will not exceed 34% of the Trust Assets nor 25% of the Certificate Balance, if any.

         If the protection provided to Securityholders, if any, by any such Credit Enhancement is insufficient, such Securityholders will have to look to payments by or on behalf of Obligors on the related Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables for distributions of principal and interest on the Securities. In such event, certain factors, such as the applicable Trust's not having perfected security interests in all of the Financed Vehicles, may limit the ability of a Trust to realize on the collateral securing the related Receivables, or may limit the amount realized to less than the amount due under the related Receivables. Securityholders may thus be subject to delays in payment on, or may incur losses on their investment in, such Securities as a result of defaults or delinquencies by Obligors and depreciation in the value of the related Financed Vehicles. See "Description of the Trust Documents - Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables".


         The Receivables comprising the Trust Assets will, as specifically described in the related Prospectus Supplement, be either (i) originated by CPS or an Affiliated Originator, (ii) originated by various manufacturers (or their captive finance companies) and acquired by CPS or an Affiliated Originator,
(iii) originated by various Dealers and acquired by CPS or an Affiliated Originator or (iv) acquired by CPS or an Affiliated Originator from other originators or owners of Receivables. Such Receivables will generally have been originated or acquired by CPS or an Affiliated Originator in accordance with CPS's specified underwriting criteria. The underwriting criteria applicable to the Receivables included in any Trust will be described in all material respects in the related Prospectus Supplement.

         The Receivables included in the Trust Assets will be selected from those Receivables held by CPS or an Affiliated Originator based on the criteria specified in the applicable Purchase Agreement or Affiliate Purchase Agreement and described herein or in the related Prospectus Supplement.

                    ACQUISITION OF RECEIVABLES BY THE SELLER

         On or prior to each Closing Date, CPS will, and an Affiliated Originator may, sell and assign to the Seller, without recourse, except as provided in the related Purchase Agreement, its entire interest in the applicable Receivables, together with its security interests in the Financed Vehicles, pursuant to a purchase agreement between CPS and the Seller (a "Purchase Agreement") or pursuant to a purchase agreement between an Affiliated Originator and the Seller (an "Affiliate Purchase Agreement").

         In each Purchase Agreement, CPS will represent and warrant to the Seller, among other things, that (i) the information provided with respect to the applicable Receivables is correct in all material respects; (ii) at the date of issuance of the Securities, physical damage insurance covering each Financed Vehicle is in effect in accordance with CPS's normal requirements;
(iii) at the date of issuance of the applicable Securities, the related Receivables are free and clear of all security interests, liens, charges, and encumbrances and no offsets, defenses, or counterclaims against Dealers have been asserted or threatened; (iv) at the date of issuance of the Securities, each of the Receivables is or will be secured by a first-priority perfected security interest in the Financed Vehicle in favor of CPS or the applicable Affiliated Originator; and (v) each Receivable, at the time it was originated, complied and, at the date of issuance of the Securities, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws. As of the last day of the second (or, if CPS elects, the first) month following the discovery by or notice to the Seller and CPS of a breach of any representation or warranty that materially and adversely affects a Receivable, unless the breach is cured, CPS will purchase such Receivable from the Trust for the Purchase Amount. The "Purchase Amount" equals the unpaid principal balance owed by the Obligor plus interest thereon at the respective APR to the last day of the month of repurchase. The repurchase obligation will constitute the sole remedy available to the Securityholders, the Credit Enhancer (if any) or the Trustee for any such uncured breach.

                                 THE RECEIVABLES

Receivables Pools

         Information with respect to the Receivables in the related Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition of such Receivables and the distribution of such Receivables by geographic concentration, payment frequency and current principal balance as of the applicable Cutoff Date.

         If so provided in the related Prospectus Supplement, the Seller will be obligated pursuant to the Sale and Servicing Agreement to sell Subsequent Receivables to the Trust, and the Trust will be obligated to purchase such Subsequent Receivables, subject only to the satisfaction of certain conditions set forth in the Sale and Servicing Agreement. If the principal amount of the eligible Subsequent Receivables acquired by the Seller from CPS or an Affiliated Originator during a Funding Period is less than the Pre-Funded Amount, the Seller may have insufficient Subsequent Receivables to transfer to a Trust and holders of one or more Classes of the related Series of Securities may receive a prepayment or early distribution of principal at the end of the Funding Period as described above under "Risk Factors--Pre-Funding Accounts".

         Any conveyance of Subsequent Receivables to a Trust is subject to the satisfaction, on or before the related transfer date (each, a "Subsequent Transfer Date"), of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the related Sale and Servicing Agreement; (ii) the Seller shall not have selected such Subsequent Receivables in a manner that is adverse to the interests of holders of the related Securities; (iii) as of the respective Cutoff Dates for such Subsequent Receivables, all of the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust as of such date, must satisfy the parameters described under "The Receivables Pool" in the related Prospectus Supplement; and (iv) the Seller must execute and deliver to such Trust a written assignment conveying such Subsequent Receivables to such Trust. In addition, as and to the extent specified in the related Prospectus Supplement, the conveyance of Subsequent Receivables to a Trust is subject to the satisfaction of the condition subsequent, among others, which must be satisfied within the applicable time period specified in the related Prospectus Supplement, that the Seller deliver certain legal opinions to the related Trustee with respect to the validity of the conveyance of the Subsequent Receivables to the Trust. If any such conditions precedent are not met with respect to any Subsequent Receivables within the time period specified in the related Prospectus Supplement, CPS or the Seller, as specified in the related Prospectus Supplement, will be required to repurchase such Subsequent Receivables from the related Trust, at a purchase price equal to the related Purchase Amounts therefor.

         Except as described herein and in the related Prospectus Supplement, there will be no other required characteristics of Subsequent Receivables. Therefore, the characteristics of the entire Receivables Pool included in any Trust may vary significantly as Subsequent Receivables are conveyed to such Trust from time to time during the Funding Period or Revolving Period.

The Receivables


         As specified in the related Prospectus Supplement, the Receivables may consist of any combination of Rule of 78's Receivables, Actuarial Receivables or Simple Interest Receivables. Generally, "Rule of 78's Receivables" provide for fixed level monthly payments which will amortize the full amount of the Receivable over its term. The Rule of 78's Receivables provide for allocation of payments according to the "sum of periodic balances" method (also referred to as the "sum of monthly payments" method) (the "Rule of 78's"). Each Rule of 78's Receivable provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate ("APR") for the term of such Receivable. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related Receivable are calculated in accordance with the Rule of 78's. Under the Rule of 78's, the amount of interest earned in any period is equal to the total finance charge due under the contract multiplied by a fraction the numerator of which is the remaining number of periods of the contract and the demonimator of which is the sum of the digits for the term of the contract. For example, on a 36 month contract in its 17th month, the numerator would be nineteen and the denominator would be 666  (1+2+3+4....+36=666).  Under the Rule of 78's, the portion of each payment allocable to interest is higher during the early months of the term of a Receivable and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, as specified in the related Prospectus Supplement, all payments received by the Servicer on or in respect of the Rule of 78's Receivables may be allocated on an actuarial or simple interest basis.


         Generally, "Actuarial Receivables" provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. An Actuarial Receivable provides for amortization of the amount financed over a series of fixed level payment monthly installments, but also requires a final fixed value payment due after payment of such monthly installments which may be satisfied by (i) payment in full in cash of such amount, (ii) transfer of the Financed Vehicle to CPS, provided certain conditions are satisfied or (iii) refinancing the fixed value payment in accordance with certain conditions.

         "Simple Interest Receivables" provide for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78's Receivables, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

         If an Obligor elects to prepay a Rule of 78's Receivable in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78's Receivable calculated in accordance with the Rule of 78's will always be less than had such rebate been calculated on an actuarial basis and generally will be less than the remaining scheduled payments of interest that would be due under a Simple Interest Receivable for which all payments were made on schedule. Distributions to Securityholders may not be affected by Rule of 78's rebates under the Rule of 78's Receivable because, as specified in the related Prospectus Supplement, such distributions may be determined using the actuarial or simple interest method.


Delinquencies, Repossessions And Net Losses


         Certain information relating to CPS's delinquency, repossession and net loss experience with respect to Receivables it has originated or acquired will be set forth in each Prospectus Supplement. This information may include, among other things, the experience with respect to all Receivables in CPS's portfolio during certain specified periods. There can be no assurance that the delinquency, repossession and net loss experience with respect to any Trust will be comparable to CPS's prior experience.

Maturity And Prepayment Considerations

         As more fully described in the related Prospectus Supplement, if a Receivable permits prepayment, such payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the related pool of Receivables and the weighted average life of the related Securities. The rate of prepayments on the Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, CPS will be obligated to acquire Receivables from the related Trust pursuant to the applicable Purchase Agreement as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the related Securities which results from prepayments will be borne entirely by the related Securityholders.

         The related Prospectus Supplement will set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of Receivables and the related Series of Securities, together with a description of any applicable prepayment penalties.

                       CPS'S AUTOMOBILE CONTRACT PORTFOLIO

General

         CPS was incorporated in the State of California on March 8, 1991. CPS and its subsidiaries engage primarily in the business of purchasing, selling and servicing retail automobile installment sales contracts ("Contracts") originated by Dealers located primarily in California, Florida, Pennsylvania, Texas, Illinois and Nevada. CPS specializes in Contracts with borrowers ("Sub-Prime Borrowers") who generally would not be expected to qualify for traditional financing such as that provided by commercial banks or automobile manufacturers' captive finance companies. Sub-Prime Borrowers generally have limited credit history, lower than average income or past credit problems.

         CPS and certain of its subsidiaries (each such subsidiary, an "Affiliated Originator") purchase Contracts from Dealers or independent finance companies ("IFC's") with the intent to resell them. CPS and Affiliated Originators may also purchase Contracts from third parties that have been originated by others. Prior to the issuances of the Securities, Contracts have been sold to institutional investors either as bulk sales or as private placements or public offerings of securities collateralized by the Contracts. Purchasers of Contracts receive a pass-through rate of interest set at the time of the sale, and CPS receives a base servicing fee for its duties relating to the accounting for and collection of the Contracts. In addition, CPS is entitled to certain excess servicing fees that represent collection on the Contracts in excess of those required to pay principal and interest due to the investor at face value and without recourse except that the representations and warranties made to CPS by the Dealers are similarly made to the investors by CPS. CPS has some credit risk with respect to the excess servicing fees it receives in connection with the sale of contracts to investors and its continued servicing function since the receipt by CPS of such excess servicing fees is dependent upon the credit performance of the Contracts. Additional information with respect to CPS's automobile contract portfolio, including information regarding CPS's underwriting criteria and servicing and collection procedures, will be set forth in each Prospectus Supplement.

         The principal executive offices of CPS are located at 2 Ada, Irvine, California 92618. CPS's telephone number is (714) 753-6800.

         For further information about CPS see "CPS's Automobile Contract Portfolio" in the Prospectus Supplement.

                                  POOL FACTORS

         The "Pool Factor" for each Class of Securities will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such Class of Securities, indicating the remaining outstanding principal balance of such Class of Securities as of the applicable Payment Date, as a fraction of the initial outstanding principal balance of such Class of Securities. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Securities. A Securityholder's portion of the aggregate outstanding principal balance of the related Class of Securities is the product of (i) the original aggregate purchase price of such Securityholder's Securities and (ii) the applicable Pool Factor.

         As more specifically described in the related Prospectus Supplement with respect to each Series of Securities, the related Securityholders of record will receive reports on or about each Payment Date concerning the payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Pool Factor and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                                 USE OF PROCEEDS

         Unless otherwise provided in the related Prospectus Supplement, the net proceeds from the sale of the Securities of a Series will be applied by the applicable Trust to the purchase of the Receivables from the applicable Seller and to make the deposit of the Pre-Funded Amount, if any, to the Pre-Funding Account. CPS will use the portion of such proceeds paid to it for general corporate purposes.

                               THE SELLER AND CPS

         Each Seller will be a wholly-owned subsidiary of CPS. CPS Receivables Corp. was incorporated in the State of California in June of 1994. CPS Receivables Corp. was, and each other Seller will be, organized for the limited purpose of purchasing automobile installment sale contracts from CPS and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of CPS Receivables Corp. are located at 2 Ada, Suite 100, Irvine, California 92618; telephone (714) 753-6800.

         The Seller has taken steps in structuring the transaction contemplated hereby that are intended to make it unlikely that the voluntary or involuntary petition for relief by CPS under any Insolvency Law will result in consolidation of the assets and liabilities of the Seller or the Trust with those of CPS. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of CPS in a proceeding under any Insolvency Law.


         The Seller has received the advice of Mayer, Brown & Platt to the effect that, subject to certain facts, assumptions and qualifications, in a properly presented case under current law, in the event that CPS becomes a debtor in a case under the Bankruptcy Code, a United States Bankruptcy Court would not order the substantive consolidation of the assets and liabilities of the Seller with those of CPS. Among other things, it is assumed by Mayer, Brown & Platt that the Seller will follow certain procedures in the conduct of its affairs, including maintaining records and books of account separate from those of CPS, refraining from commingling its assets with those of CPS and refraining from holding itself out as having agreed to pay, or being liable for, the debts of CPS. The Seller intends to follow and has represented to such counsel that it will follow these and other procedures related to maintaining its separate corporate identity. However, in the event that the Seller did not follow these procedures, and in certain other circumstances, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of CPS. If a court were to reach such a conclusion, or a filing were made to litigate any of the foregoing issues, delays in distributions on the Securities (and possible reductions in the amount of such distributions) could occur. See "Risk Factors - Non-Consolidation".

         CPS was incorporated in the State of California on March 8, 1991. On October 22, 1992, CPS completed a public offering of 1,300,000 shares (approximately 31% of the shares then outstanding) of its common stock at an initial price of $5.00 per share. Prior to that time, 100% of the common stock of CPS was owned by CPS Holdings, Inc., a holding company the majority of the shares of which are owned by Charles E. Bradley, Sr. On March 6, 1995, CPS completed a second public offering of 1,000,000 shares (approximately 18.5% of the shares then outstanding) of its common stock at $14.75 per share. CPS and its subsidiaries engage primarily in the business of purchasing, selling and servicing Contracts originated by Dealers located primarily in California, Florida, Pennsylvania, Texas, Illinois and Nevada. CPS specializes in Contracts with Sub-Prime Borrowers who generally would not be expected to qualify for traditional financing such as that provided by commercial banks or automobile manufacturers' captive finance companies. Sub-Prime Borrowers generally have limited credit history, lower than average income or past credit problems. CPS also provides accounting and collection services to third party owners of automobile loan portfolios that were not originated by CPS. CPS's executive offices are located at 2 Ada, Irvine, California 92618; telephone (714) 753-6800.


                                   THE TRUSTEE

         The Trustee for each Series of Securities will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Documents.

         With respect to each Series of Securities, the procedures for the resignation or removal of the Trustee and the appointment of a successor Trustee shall be specified in the related Prospectus Supplement.

                          DESCRIPTION OF THE SECURITIES

General

         The Securities will be issued in series (each a "Series"). Each Series of Securities (or, in certain instances, two or more Series of Securities) will be issued pursuant to a Trust Agreement and, if Notes are issued, an Indenture. The following summaries (together with additional summaries under "The Description of the Trust Documents" below) describe all material terms and provisions relating to the Securities common to each Trust Agreement and Indenture. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Trust Documents for the related Securities and the related Prospectus Supplement.

         All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies.

         The Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Trust.

         Each Series or Class of Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable interest rate. The related Prospectus Supplement will specify the Interest Rate for each Series or Class of Securities described therein, or the initial interest rate and the method for determining subsequent changes to the Interest Rate.

         A Series may include one or more Classes of Strip  Securities  entitled
(i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a Series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such Series may include one or more Classes of Accrual Securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

         If so provided in the related Prospectus Supplement, a Series may include one or more other Classes of Senior Securities that are senior to one or more other Classes of Subordinate Securities in respect of certain distributions of principal and interest and allocations of losses on Receivables.


         In addition, certain Classes of Senior (or Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.


General Payment Terms of Securities

         As provided in the related Trust Documents and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on the specified Payment Dates. Payment Dates with respect to the Securities will occur monthly, quarterly or semi-- annually, as described in the related Prospectus Supplement.

         The related Prospectus Supplement will describe the Record Date preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As more fully described in the related Prospectus Supplement, the Payment Date will be a specified day of each month (or, in the case of quarterly-pay Securities, a specified day of every third month; and in the case of semi-annual pay Securities, a specified day of every sixth month) and the Record Date will be the close of business as of a specified day preceding such Payment Date.

         Each Trust Agreement and Indenture will describe a Collection Period preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully provided in the related Prospectus Supplement, collections received on or with respect to the related Receivables held by a Trust during a Collection Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Documents may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

         In addition, and as may be described in the related Prospectus Supplement, the related Trust Documents may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain Eligible Investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders. See "Description of the Trust Documents - Accounts".

         Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Documents for the purposes of (a) slowing the amortization rate of the related Securities relative to the installment payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

         Neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or CPS, any Seller, the Servicer, any Trustee or any of their respective affiliates unless specifically set forth in the related Prospectus Supplement.

         As may be described in the related Prospectus Supplement, Securities of each Series will either evidence specified beneficial ownership interests in the Trust Assets or represent debt secured by the related Trust Assets. To the extent that any Trust Assets include certificates of interest or participations in Receivables, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.


Book-Entry Registration

         As specified in the related Prospectus Supplement, Securityholders of a given Series may hold their Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.


         Cede, as nominee for DTC, will hold the global Securities in respect of a given Series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.


         The Securityholders of a given Series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities of such Series may do so only through Participants and Indirect Participants. In addition, Securityholders of a given Series will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders of a given Series may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such Securityholders. Unless the related Prospectus Supplement provides for Definitive Securities it is anticipated that the only "Securityholder" in respect of any Series will be Cede, as nominee of DTC, or another nominee of DTC. Securityholders of a given Series will not be recognized as Securityholders of such Series, and such Securityholders will be permitted to exercise the rights of Securityholders of such Series only indirectly through DTC and its Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities of a given Series among Participants on whose behalf it acts with respect to such Securities and to receive and transmit distributions of principal of, and interest on, such Securities. Participants and Indirect Participants with which the Securityholders of a given Series have accounts with respect to such Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders of such Series. Accordingly, although such Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder of a given Series to pledge Securities of such Series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

         DTC will advise the Trustee in respect of each Series that it will take any action permitted to be taken by a Securityholder of the related Series only at the direction of one or more Participants to whose accounts with DTC the Securities of such Series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the "Euroclear Operator" (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The

Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

         Except as required by law, the Trustee in respect of a Series will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes


         Except to the extent that the related Prospectus Supplement provides for book-entry Securities, the Securities will be issued in fully registered, certificated form ("Definitive Securities") to the Securityholders of a given Series or their nominees, rather than to DTC or its nominee, only if (i) the Trustee in respect of the related Series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Trustee is unable to locate a qualified successor, (ii) such Trustee, at its option, elects to terminate the book-entry-system through DTC or (iii) after the occurrence of an "Event of Default" under the related Indenture or a default by the Servicer under the related Trust Documents, Securityholders representing at least a majority of the outstanding principal amount of such Securities advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Securityholders' best interest.


         Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all such Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing such Securities and receipt of instructions for re-registration, the applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

         Distributions of principal of, and interest on, such Securities will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the related Indenture or Trust

Agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

         Definitive Securities in respect of a given Series of Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a certificate registrar named in a notice delivered to holders of such Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

         With respect to each Series of Securities, on or prior to each Payment Date for such Series, the Servicer or the related Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Trust Assets setting forth the information specified in the related Prospectus Supplement.

         In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable Trustee will provide to the Securityholders a statement containing information required by applicable tax laws, for the purpose of the Securityholders' preparation of federal income tax returns.

                       DESCRIPTION OF THE TRUST DOCUMENTS

         The following summary describes certain terms of the Trust Documents pursuant to which a Trust will be created and the related Securities in respect of such Trust will be issued. For purposes of this Prospectus, the term "Trust Documents" as used with respect to a Trust means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, the servicing of the related Receivables and the issuance of the related Securities, including without limitation the Indenture, (i.e. pursuant to which any Notes shall be issued). A form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the Trust Documents.

Sale and Assignment of Receivables

         On or prior to the closing date specified with respect to any given Series of securities ( the "Closing Date"), CPS or an Affiliated Originator will sell and assign to a Seller, without recourse, except as otherwise provided in the applicable Purchase Agreement or Affiliate Purchase Agreement, its entire interest in the Receivables to be included in such Trust, together with its security interests in the Financed Vehicles. At the time of issuance of the Securities, such Seller will either transfer such Receivables to a Trust pursuant to a Sale and Servicing Agreement. The obligations of the Seller and the Servicer under the related Sale and Servicing Agreement include those specified below and in the related Prospectus Supplement.

         As more fully described in the related Prospectus Supplement, CPS will be obligated to acquire from the related Trust its interest in any Receivable transferred to a Trust or pledged to a Trustee on behalf of Securityholders if the interest of the Securityholders therein is materially adversely affected by a breach of any representation or warranty made by CPS with respect to such Receivable, which breach has not been cured following the discovery by or notice to CPS of the breach. In addition, if so specified in the related Prospectus Supplement, CPS may from time to time reacquire certain Receivables or substitute other Receivables for such Receivable subject to specified conditions set forth in the related Purchase Agreement.

Accounts

         With respect to each Series of Securities issued by a Trust, the Servicer will establish and maintain with the applicable Trustee one or more accounts, in the name of such Trustee on behalf of the related Securityholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will also establish and maintain with such Trustee separate accounts, in the name of such Trustee on behalf of such Securityholders, in which amounts released from the Collection Account and the reserve account or other Credit Enhancement, if any, for distribution to such Securityholders will be deposited and from which distributions to such Securityholders will be made (the "Distribution Account").


         [If the related Prospectus Supplement so provides, the Pre-Funding Account will be maintained with the Indenture Trustee and is intended solely to hold funds to be applied by the Indenture Trustee during the Funding Period to pay to the Seller the purchase price for Subsequent Receivables and any Permitted Investments purchased with funds not yet invested in Subsequent Receivables. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the Receivables and any Permitted Investments purchased with funds not yet invested in Subsequent Receivables. On the Closing Date, the Pre-Funding Account will be funded with the initial Pre-Funded Amount from the sale proceeds of the Securities].

         [If the related Prospectus Supplement so provides the Seller will establish and maintain an account (the "Interest Reserve Account") in the name of the Indenture Trustee on behalf of the Noteholders and Certificateholders. On the Closing Date, the Seller will deposit an amount equal to the Requisite Reserve Amount (as described below) as of the Closing Date in the Interest
Reserve Account. On certain Payment Dates to be specified in the related Prospectus Supplement, funds on deposit in the Interest Reserve Account which are in excess of the Requisite Reserve Amount for such Payment Date will be withdrawn from the Interest Reserve Account and deposited in the Distribution Account for distribution].

         Any other accounts to be established with respect to a Trust, including any other reserve account, yield supplement account or negative arbitrage account, will be described in the related Prospectus Supplement.


         For any Series of Securities, funds in the Collection Account, the Distribution Account, any Pre-Funding Account, any reserve account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") shall be invested as provided in the related Trust Agreement or Indenture in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Securities. Subject to certain conditions, Eligible Investments may include securities issued by CPS, the Servicer or their respective affiliates or other trusts created by CPS or its affiliates. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the related Payment Date. However, subject to certain conditions, funds in the reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of such reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in such reserve account a temporary shortfall in the amounts distributed to the related Securityholders could result, which could, in turn, increase the average life of the Securities of such Series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Payment Date and shall be treated as collections of interest on the related Receivables.

         The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) (A) has either
(w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

The Servicer

         The Servicer under each Sale and Servicing Agreement will be named in the related Prospectus Supplement. The entity serving as Servicer may be CPS or an affiliate of CPS and may have other business relationships with CPS or CPS's affiliates. The Servicer with respect to each Series will service the Receivables contained in the Trust for such Series. Any Servicer may delegate its servicing responsibilities to one or more subservicers, but will not be relieved of its liabilities with respect thereto.

         The Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Sale and Servicing Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Securityholders will constitute a default by the Servicer under the related Sale and Servicing Agreement.

         A Sale and Servicing Agreement may contain provisions providing for a standby servicer ("Standby Servicer") to serve as successor servicer in the event the Servicer is terminated or resigns as Servicer pursuant to the terms of such Sale and Servicing Agreement. A Standby Servicer will receive a fee on each Payment Date for agreeing to stand by as successor Servicer and for performing certain other functions. If the Standby Servicer becomes the Servicer under a Sale and Servicing Agreement, it will receive compensation as a Servicer in an amount set forth in such Sale and Servicing Agreement.

Servicing Procedures

         Each Sale and Servicing Agreement will provide that the Servicer will follow its then- employed standards, or such more exacting standards as the Servicer employs in the future, in servicing the Receivables that are part of the Trust. Each Sale and Servicing Agreement will provide that the Servicer will make reasonable efforts to collect all payments due with respect to the Receivables that are part of the Trust and, in a manner consistent with such Sale and Servicing Agreement, will continue such collection procedures as it follows with respect to automotive retail installment sale contracts it services for itself and others. Consistent with its normal procedures, the Servicer may, in its sole discretion, arrange with the Obligor on a Receivable to extend the payment schedule; provided, however, that the Servicer may be limited as to the number of times an extension may be granted and as to the timing of such extensions. No such arrangement will, for purposes of a Sale and Servicing
Agreement, modify the original due dates or the amount of the scheduled payments, or extend the final payment date on any Receivable beyond the last day of the penultimate Collection Period before the Final Schedule Payment Date under the related Trust Documents. If the Servicer grants an extension with respect to a Receivable other than in accordance with the aforementioned limitations, the Servicer will be required to purchase the Receivable. Following any such purchase of a Receivable by the Servicer, such Receivable will be released from the Trust and conveyed to the Servicer. The Servicer may sell the Vehicle securing the respective defaulted Receivable, if any, at a public or private sale, or take any other action permitted by applicable law.
See "Certain Legal Aspects of the Receivables".

         The material aspects of any particular Servicer's collections and other relevant procedures will be set forth in the related Prospectus Supplement.



Payments on Receivables

         With respect to each Series of Securities, unless the related Prospectus Supplement does not so provide, the Servicer will notify each Obligor that payments made by such Obligor after the Cutoff Date with respect to a Receivable must be mailed directly to the Post Office Box set forth in the Sale and Servicing Agreement relating to such Receivable. On each Business Day, the Lock-Box Processor set forth in the Sale and Servicing Agreement relating to such Receivable (the "Lock-Box Processor") will transfer any such payments received in the applicable post office box in the name of the applicable Trustee for the benefit of the Securityholders and the related Credit Enhancer (if any) (the "Post Office Box") to the applicable segregated lock-box account in the name of the applicable Trustee for the benefit of the Securityholders and the related Credit Enhancer (if any) (the "Lock-Box Account"). Any payments received by the Servicer from an Obligor or from a source other than an Obligor must be deposited in the applicable Lock-Box Account or the applicable Collection Account upon receipt. The Servicer will, following the receipt of funds in such Lock-Box Account, direct the Lock-Box Bank to transfer such funds to the applicable Collection Account. Prior to the applicable

Payment Date, the applicable Trustee, on the basis of instructions provided by the Servicer, will transfer funds held in such Collection Account to the applicable Payahead Account if such payments constitute Payaheads or to the applicable Distribution Account for distribution to, the Securityholders of the related Series.

         Collections on a Rule of 78's Receivable made during a Collection Period will be applied first, to the scheduled payment on such Rule of 78's Receivable, and second, to any late fees accrued with respect to such Rule of 78's Receivable.

Servicing Compensation

         As will be described in the related Prospectus Supplement with respect to any Series of Securities issued by a Trust, the Servicer will be entitled to receive a servicing fee on each Payment Date (the "Servicing Fee"), equal to the product of one-twelfth of the specified percentage per annum and the Pool Balance (each as set forth in the related Prospectus Supplement) as of the close of business on the last day of the second preceding Collection Period; provided, however, that with respect to the first Payment Date, the Servicing Fee will equal the product of one-twelfth of the Servicing Fee Rate and the original Pool Balance. So long as CPS is Servicer, a portion of the Servicing Fee will be payable to the Standby Servicer, if any (as set forth in the related Prospectus Supplement), for agreeing to stand by as successor Servicer and for performing certain other functions. If the Standby Servicer, or any other entity serving at the time as Standby Servicer, becomes the successor Servicer, it will receive compensation for acting in such capacity. See "Standby Servicer" in the related Prospectus Supplement. The Servicer will also collect and retain, as additional servicing compensation, any late fees, prepayment charges, including, in the case of a Rule 78's Receivable that is part of the Trust and that is prepaid in full, to the extent not required by law to be remitted to the related Obligor, the difference between the principal balance of such Receivable computed on an actuarial basis plus accrued interest to the date of prepayment and the principal balance of such Receivable computed according to the Rule of 78's, and other administrative fees or similar charges allowed by applicable law with respect to the Receivables that are part of the Trust, and will be entitled to reimbursement from the Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments, late fees and other charges and principal and interest in accordance with the Servicer's normal practices and procedures. The Servicing Fee will be paid out of collections from the Receivables, prior to distributions to Securityholders of the related Series.


         The Servicing Fee and additional servicing compensation will compensate the Servicer for performing the functions of a third party servicer of automotive receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables that are part of the Trust, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables that are part of the Trust, including accounting for collections and furnishing monthly and annual statements as required with respect to a Series of Securities regarding distributions and generating federal income tax information. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables that are part of the Trust.

Distributions

         With respect to each Series of Securities, beginning on the Payment Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the holders of Notes (the "Noteholders") and by the applicable
Trustee to the holders of Certificates (the "Certificateholders") of such Series. The timing, calculation, allocation, order, source, priorities of and requirements for each class of Noteholders and all distributions to each class of Certificateholders of such Series will be set forth in the related Prospectus Supplement.


         With respect to each Series of Securities, on each Payment Date collections on the related Receivables will be transferred from the Collection Account to the Distribution Account for distribution to Securityholders, respectively, to the extent provided in the related Prospectus Supplement. Credit Enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for distribution on such date, to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless not provided for therein, distributions in respect of principal of a Class of Securities of a given Series will be subordinate to distributions in respect of interest on such Class, and distributions in respect of the Certificates of such Series will be subordinate to payments in respect of the Notes of such Series.


Credit and Cash Flow Enhancements

         The amounts and types of Credit Enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Securities of a given Series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of a Policy, subordination of one or more Classes of Securities, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, Credit Enhancement for a Class of Securities may cover one or more other Classes of Securities of the same Series, and Credit Enhancement for a Series of Securities may cover one or more other Series of Securities.

         The presence of Credit Enhancement for the benefit of any Class or Series of Securities is intended to enhance the likelihood of receipt by the Securityholders or such Class or Series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. As more specifically provided in the related Prospectus Supplement, the credit enhancement for a Class or Series of Securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any Credit Enhancement or which are not covered by any Credit Enhancement, Securityholders of any Class or Series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one Series of Securities, Securityholders of any such Series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Securityholders of other Series.

Statements to Indenture Trustees and Trustees

         Prior to each Payment Date with respect to each Series of Securities, the Servicer will provide to the applicable Indenture Trustee and/or the applicable Trustee and Credit Enhancer as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such Series described under "Description of the Securities--Reports to Securityholders".

Evidence as to Compliance

         Each Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and/or the applicable Indenture Trustee and Credit Enhancer, annually, a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) with certain standards relating to the servicing of the Receivables.

         Each Sale and Servicing Agreement will also provide for delivery to the related Trust and the applicable Indenture Trustee of a certificate signed by an officer of the Servicer stating that the Servicer either has fulfilled its obligations under such Sale and Servicing Agreement in all material respects throughout the preceding 12 months (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each such default. The Servicer also will agree to give each Indenture Trustee and each Trustee notice of certain Servicer Termination Events (as hereinafter defined) under the related Sale and Servicing Agreement.

         Copies  of  such  statements  and   certificates  may  be  obtained  by
Securityholders by a request in writing addressed to the applicable Indenture Trustee or the applicable Trustee.

Certain Matters Regarding the Servicers

         Each Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder except upon determination that its performance of such duties is no longer permissible under applicable law and under certain other circumstances. No such resignation will become effective until a successor servicer has assumed the servicing obligations and duties under the applicable Sale and Servicing Agreement. In the event CPS resigns as Servicer or is terminated as Servicer, the Standby
Servicer, if any, will agree to assume the servicing obligations and duties under the Sale and Servicing Agreement.

         Each Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officer, employees, and agents will be under any liability to the Trust or the Securityholders of the related Series for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, each Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the applicable Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

         Under the circumstances specified in each Sale and Servicing Agreement any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to the Servicer under the applicable Sale and Servicing Agreement.

Servicer Termination Event

         Except as otherwise provided in the related Prospectus Supplement, "Servicer Termination Event" under the related Trust Documents will include (i) any failure by the Servicer to deliver to the applicable Trustee for deposit in any of the related Trust Accounts any required payment or to direct such Trustee to make any required distributions therefrom, which failure continues unremedied for more than three (3) Business Days after written notice from such Trustee is received by the Servicer or after discovery by the Servicer; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Trust Documents, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for more than thirty (30) days after the giving of written notice of such failure (1) to the Servicer by the applicable Trustee or (2) to the Servicer, and to the applicable Trustee by holders of the related Securities, as applicable, evidencing not less than 50% of the voting rights of such outstanding Securities; (iii) any Insolvency Event; and (iv) any claim being made on a Policy issued as Credit Enhancement. An "Insolvency Event" shall mean financial insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.

Rights upon Servicer Termination Event

         As more fully described and except as otherwise provided in the related Prospectus Supplement, as long as a Servicer Termination Event under the related Trust Documents remains unremedied, the applicable Trustee, Credit Enhancer or holders of Notes of the related Series evidencing not less than 50% of the voting rights of such then outstanding Notes or, after the Notes have been paid in full, holders of Certificates of the related Series evidencing not less than 50% of the voting rights of such then outstanding Certificates may terminate all the rights and obligations of the Servicer, if any, under such Sale and Servicing Agreement, whereupon a successor servicer appointed by such Trustee or such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Trust Documents and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Termination Event other than such appointment has occurred, such bankruptcy trustee or official may have the power to prevent the applicable Trustee or such Securityholders from effecting a transfer of servicing.

Waiver of Past Defaults

         With respect to each Trust, except as otherwise provided in the related Prospectus Supplement and subject to the approval of any Credit Enhancer, the holders of Notes evidencing at least a majority of the voting rights of such then outstanding Securities may, on behalf of all Securityholders of the related Securities, waive any default by the Servicer in the performance of its obligations under the related Trust Documents and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Trust Documents. No such waiver shall impair the Securityholders' rights with respect to subsequent defaults.



Amendments

         As more fully described in, and unless not provided for by, the related Prospectus Supplement, each of the Trust Documents may be amended by the parties thereto, without the consent of the related Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Documents or of modifying in any manner the rights of such Securityholders; provided that such action will not, in the opinion of counsel satisfactory to the applicable Trustee, materially and adversely affect the interests of any such Securityholder and subject to the approval of any Credit Enhancer. As may be described in the related Prospectus Supplement, the Trust Documents may also be amended by CPS, the Servicer, and the applicable Trustee with the consent of the holders of Notes evidencing at least a majority of the voting rights of such then outstanding Notes or, after the Notes have been paid in full, holders of Certificates of the related Series evidencing not less than 50% of the voting rights of such then outstanding Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Documents or of modifying in any manner the rights of such Securityholders; provided, however, that no such amendment may
(i) increase or reduce in any manner the amount or priority of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Securityholders or (ii) reduce the aforesaid percentage of the Securities of such Series which are required to consent to any such amendment, without the consent of the Securityholders of such Series.


Termination

         With respect to each Trust, the obligations of the Servicer, CPS and the applicable Trustee pursuant to the related Trust Documents will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables and (ii) the payment to Securityholders of the related Series of all amounts required to be paid to them pursuant to such Trust Documents. As more fully described in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted in respect of the applicable Trust Assets, unless the related Prospectus Supplement does not so provide, at its option to purchase from such Trust Assets, as of the end of any Collection Period immediately preceding a Payment Date, if the Pool Balance of the related Contracts is less than a specified percentage (set forth in the related Prospectus Supplement) of the initial Pool Balance in respect of such Trust Assets, all such remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period. The related Securities will be redeemed following such purchase.

         If and to the extent provided in the related Prospectus Supplement with respect to the Trust Assets, the applicable Trustee will, within ten days following a Payment Date as of which the Pool Balance is equal to or less than the percentage of the initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in a commercially reasonable manner in compliance with law and subject to the terms and conditions set forth in such Prospectus Supplement. If such Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust Assets will be sold to the highest bidder.


         If and to the extent provided in the related Prospectus Supplement, any outstanding Notes of the related Series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Securityholders of all amounts required to be distributed to them pursuant to the applicable Trust Documents may effect the prepayment of the Certificates of such Series.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

General

         The transfer of Receivables by the Seller to the Trust pursuant to the related Sale and Servicing Agreement, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. As specified in each Prospectus Supplement, the Servicer will take such action as is required to perfect the rights of the Trustee in the Receivables. If, through inadvertence or otherwise, a third party were to purchase (including the taking of a security interest in) a Receivable for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and take possession of a Receivable, the purchaser would acquire an interest in such Receivable superior to the interest of the Trust. Unless specified in a Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of any insurance policies covering individual Financed Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trust prior to the time such proceeds are deposited by the Servicer into a Trust Account.

Security Interests in the Financed Vehicles

         In states in which retail installment sale contracts such as the Receivables evidence the credit sale of automobiles, light trucks, vans and minivans by dealers to Obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in the financed automobiles, light trucks, vans and minivans is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the Receivables have been originated, a security interest in automobiles, light trucks, vans and minivans is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party's lien on the vehicles' certificate of title (in addition, in Louisiana, a copy of the installment sale contract must be filed with the appropriate governmental recording office).


         Unless the related Prospectus Supplement does not so provide, each Contract will name CPS or the applicable Affiliated Originator as obligee or assignee and as the secured party. Unless the related Prospectus Supplement does not so provide, CPS will have represented and warranted that it has taken all actions necessary under the laws of the state in which the Financed Vehicle is located to perfect CPS's or such Affiliated Originator's security interest in the Financed Vehicle, including, where applicable, having a notation of its lien recorded on such vehicle's certificate of title. The Obligors on the Contracts will not be notified of the sale from CPS or an Affiliated Originator, directly or indirectly, to the Seller, or the sale from the Seller to the Trust, and no action will be taken to record the transfer of the security interest from CPS or such Affiliated Originator, directly or indirectly, to the Seller or from the Seller to the Trust by amendment of the certificates of title for the Financed Vehicles or otherwise.


         CPS or the related Affiliated Originator will transfer and assign its security interest in the related Financed Vehicles directly or indirectly to the Seller, and the Seller will transfer and assign its security interest in such Financed Vehicles to the related Trust pursuant to a Sale and Servicing Agreement. However, because of the administrative burden and expense, neither CPS nor the Seller will amend the certificates of title of such Financed Vehicles to identify the related Trust as the new secured party.

         In most states, an assignment such as that under each Sale and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. However, by not identifying such Trust as the secured party on the certificate of title, the security interest of such Trust in the vehicle could be defeated through fraud or negligence.


         Under the laws of most states, the perfected security interest in a vehicle continues for four months after the vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party will receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party will have the opportunity to re- perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. Unless the related Prospectus Supplement does not so provide, under each Sale and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related Receivable if it fails to do so.


         Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of vehicles by government authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle.

Repossession

         In the event of default by vehicle purchasers, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Unless otherwise specified in the related Prospectus Supplement, self-help is the most likely method to be used by the Servicer and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

         The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

         The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

         Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exits or there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the vehicle.

Consumer Protection Laws

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of loan terms (including finance charges and deemed finance charges), and limitations on loan terms (including the permitted finance charge or deemed finance charge), collection practices and creditor remedies. The application of these laws to particular circumstances is not always certain and some courts and regulatory authorities have shown a willingness to adopt novel interpretations of such laws. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Solders' and Sailors' Civil Relief Act of 1940, state adoptions of the National Consumer Act and the Uniform Consumer Credit Code, and state motor vehicle retail installment sales act, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an
assignee's   ability  to  enforce  consumer   finance   contracts  such  as  the
Receivables.

         Under the laws of certain states, finance charges with respect to motor vehicle retail installment contracts may include the additional amount, if any, that a purchaser pays as part of the purchase price for a vehicle solely because the purchaser is buying on credit rather than for cash (a "cash sale differential"). If a dealer charges such a differential, applicable finance charge ceilings could be exceeded.

         To so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting an assignee of a seller of goods in a consumer credit transaction (and certain related creditors) to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.


         Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of CPS's warranties under the related Purchase Agreement and would create an obligation of CPS to repurchase the Receivable unless the breach is cured. See "Description of the Trust Documents - Sale and Assignment of Receivables".


         Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

         In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

         Under most state vehicle dealer licensing laws, sellers of automobiles, light trucks, vans and minivans are required to be licensed to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Financed Vehicle, the Obligor may be able to assert a defense against the seller of the Financed Vehicle. If an Obligor on a Receivable were successful in asserting any such claim or defense, the Servicer would pursue on behalf of the related Trust any reasonable remedies against the seller or the manufacturer of the vehicle, subject to certain limitations as to the expense of any such action to be specified in the related Sale and Servicing Agreements.

         Under each Purchase Agreement, CPS will have represented and warranted that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against a Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the warranties of CPS and would create an obligation of CPS to repurchase the Receivable unless the breach is cured.

Other Limitations

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossession a vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES


         The following is a general summary of the material Federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. However, the summary does not purport to deal with Federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. This discussion is directed to prospective purchasers who purchase Notes or Certificates in the initial distribution thereof and who hold the Notes or Certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Prospective investors are urged to consult their own tax advisors in determining the Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

         The following summary is based upon current provisions of the Code, the Treasury regulations promulgated thereunder, judicial authority, and ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Mayer, Brown & Platt, special Federal tax counsel to such Trust ("Federal Tax Counsel"), regarding certain Federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.


Tax Characterization of the Trust

         Federal Tax Counsel will deliver its opinion that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

         If the Trust were taxable as a corporation for Federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

Tax Consequences to Holders of the Notes


         Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for Federal, state and local income and franchise tax purposes. Federal Tax Counsel will advise the Trust with respect to each series of Notes that either
(i) the Notes of such series will be characterized as debt for Federal income tax purposes or (ii) the Notes of such series should be characterized as debt for Federal income tax purposes, but if such Notes are not characterized as debt, such Notes will be characterized as interests in a partnership. Except as described below under the heading "-Possible Alternative Treatment of the Notes", below, the discussion below assumes that the characterization of the Notes as debt for Federal income tax purposes is correct.

         OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes (the Federal income tax consequences for which will be described in the applicable Prospectus Supplement). Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to debt instruments issued with original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) is de minimis (i.e., less than 1/4% of their principal amount multiplied by the weighted average maturity of the Notes), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of Notes and as a result the Notes are treated as issued with OID, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.


         Interest Income on the Notes. Based on the above assumptions, except as discussed below, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. Under the OID Regulations, all stated interest will be treated as OID. An accrual basis holder of a Short-Term Note (and certain cash basis holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include OID on the Short-Term
Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

         Foreign Holders. Interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States Federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and
(ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If the information provided in this statement changes, the foreign person must inform the Trust within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States Federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States Federal income and withholding tax; provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct Federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability.


         Possible Alternative Treatment of the Notes. In the opinion of Federal Tax Counsel, in the event that any series of Notes were not treated as debt for Federal income tax purposes, such series of Notes would be characterized for Federal income tax purposes as interests in a partnership. If any series of the Notes did constitute interests in such a partnership, it is expected that stated interest payments on such Notes would be treated either as guaranteed payments under section 707(c) of the Code or as a preferential allocation of net income of the Trust (with all other items of Trust income, gain, loss, deduction and credit being allocated to the holders of the Certificates). Although the Federal income tax treatment of such Notes for most accrual basis taxpayers should not differ materially under such characterization from the treatment of such Notes as debt, such characterization could result in adverse effects for certain holders of Notes. For example, holders of Notes treated as interests in a partnership could be subject to tax on income equal to the entire amount of the stated interest payments on the Notes (plus possibly certain other items) even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders would in effect be required to report income in respect of such Notes on the accrual basis and holders of such Notes could become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. Moreover, income allocable to a holder of a Note treated as a partnership interest that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) would constitute "unrelated debt-financed income" generally taxable to such a holder under the Code, non-U.S. persons holding such Notes could be required to file a U.S. Federal income tax return and to pay U.S. Federal income tax (and, in the case of a corporation, branch profits tax) on their share of accruals of guaranteed payments and Trust income, and individuals holding such Notes might be subject to certain limitations on their ability to deduct their share of Trust expenses.


Tax Consequences to Holders of the Certificates

         Treatment of the Trust as a Partnership. The Seller and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of Federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller in its capacity as recipient of distributions from the Spread Account and any other account specified in the related Prospectus Supplement in which the Seller has an interest), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.


         A variety of alternative characterizations are possible. For example, because the Certificates may have certain features characteristic of debt, the Certificates might be considered debt of the Seller or the Trust. Any such characterization should not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.


         Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates and a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

         Partnership Taxation. As a partnership, the Trust will not be subject to Federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's accruals of guaranteed payments from the Trust and its allocated share of other income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, guaranteed payments on the Certificates, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

         Under the Trust Agreement, stated interest payments on the Certificates (including interest on amounts previously due on the Certificates but not yet distributed) will be treated as "guaranteed payments" under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the Trust and ordinary income to the Certificateholders. The Trust will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. Certificateholders with a calendar year tax year are required to include the accruals of guaranteed payments in income in their taxable year that corresponds to the year in which the Trust deducts the payments, and Certificateholders with a different taxable year are required to include the payments in income in their taxable year that includes the December 31 of the Trust year in which the Trust deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

         In addition, the Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each Collection Period equal to the sum of (i) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (ii) prepayment premium, if any, payable to the Certificateholders for such month and (iii) any other amounts of income payable to the

Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining items of income, gain, loss and deduction of the Trust will be allocated to the Seller.

         Based on the economic arrangement of the parties, this approach for accruing guaranteed payments and allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be subject to tax on income equal to the entire amount of stated interest payments on the Certificates plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

         Most of the guaranteed payments and taxable income allocated to a Certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated debt-financed income" generally taxable to such a holder under the Code.

         An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. It is not clear whether these rules would be applicable to a Certificateholder accruing guaranteed payments.

         The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         Discount and Premium. The purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

         If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for Federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust, as a new partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income and accruals of guaranteed payments (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items and accruals of guaranteed payments for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items and accruals of guaranteed payments (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses and accruals of guaranteed payments of the Trust might be reallocated among the Certificateholders. The Company is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.


         Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust issuing Certificates and will report each Certificateholder's accruals of guaranteed payments and allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.


         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

         The Seller will be designated as the tax matters partner in the Trust Agreement and, as such, will be responsible for representing the
Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's nonforeign status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return and pay U.S. income tax on the amount computed therein (including, in the case of a corporation, the branch profits tax) on its share of accruals of guaranteed payments and the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, the IRS may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.


         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. See "Tax Consequences to Holders of the Notes
- Backup Withholding."



                              ERISA CONSIDERATIONS

The Prospectus Supplement for each Series of Securities will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts.

                              PLAN OF DISTRIBUTION

         CPS may sell Securities (i) through underwriters or dealers: (ii) directly to one or more purchasers: or (iii) through agents. The related Prospectus Supplement in respect of a Series offered hereby will set forth the terms of the offering of such Securities, including the name or names of any underwriters, the purchase price of such Securities and the proceeds to CPS from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial offering price and any discounts or concessions allowed or reallowed or paid to dealers. Only underwriters so named in such Prospectus Supplement shall be deemed to be underwriters in connection with the Securities offered thereby.

         Subject to the terms and conditions set forth in an underwriting agreement (an "Underwriting Agreement") to be entered into with respect to each Series of Securities, CPS will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from CPS, the principal amount of Securities set forth therein and in the related Prospectus Supplement (subject to proportional adjustment on the terms and conditions set forth in the related Underwriting Agreement in the event of an increase or decrease in the aggregate amount of Securities offered hereby and by the related Prospectus Supplement).

         In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Securities offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

         Each Underwriting Agreement will provide that CPS will indemnify the related underwriters and, in certain limited circumstances, the underwriters will indemnify CPS against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         The place and time of delivery for any Series of Securities in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.

                                 LEGAL OPINIONS


         Certain legal matters relating to the issuance of the Securities of any Series, including certain federal and state income tax consequences with respect thereto and certain Bankruptcy matters, will be passed upon by Mayer, Brown & Platt, New York, New York, or other counsel specified in the related Prospectus Supplement.


                              FINANCIAL INFORMATION

         Certain specified Trust Assets will secure each Series of Securities, no Trust will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Assets will be included in this Prospectus or in the related Prospectus Supplement.

         A Prospectus Supplement may contain the financial statements of the related Credit Enhancer, if any.

         No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Seller or the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Trust or the Receivables since such date.

         UNTIL (90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT), ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.





                                      $[ ]
                       CPS AUTO RECEIVABLES TRUST 1997-[ ]
                     [ ]% ASSET-BACKED CERTIFICATES, CLASS A
                              CPS RECEIVABLES CORP.
                                    (SELLER)
                        CONSUMER PORTFOLIO SERVICES, INC.
                                   (SERVICER)






                              PROSPECTUS SUPPLEMENT





                                  [UNDERWRITER]


                                  [UNDERWRITER]





                                 June [ ], 1997

                                TABLE OF CONTENTS


                                                                         Page

PROSPECTUS SUPPLEMENT......................................................2
AVAILABLE INFORMATION......................................................2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................3
REPORTS TO SECURITYHOLDERS.................................................3
SUMMARY OF TERMS...........................................................4
RISK FACTORS..............................................................15
THE ISSUERS...............................................................22
THE TRUST ASSETS..........................................................22
ACQUISITION OF RECEIVABLES BY THE SELLER..................................23
THE RECEIVABLES...........................................................24
CPS'S AUTOMOBILE CONTRACT PORTFOLIO.......................................27
POOL FACTORS..............................................................27
USE OF PROCEEDS...........................................................28
THE SELLER AND CPS........................................................28
THE TRUSTEE...............................................................29
DESCRIPTION OF THE SECURITIES.............................................29
DESCRIPTION OF THE TRUST DOCUMENTS........................................35
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES..................................44
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...................................48
ERISA CONSIDERATIONS......................................................51
PLAN OF DISTRIBUTION......................................................51
LEGAL OPINIONS............................................................52
FINANCIAL INFORMATION.....................................................52
INDEX OF TERMS.............................................................i

                                 INDEX OF TERMS

Accrual Securities...........................................................8
Actuarial Receivables.......................................................25
Affiliate Purchase Agreement............................................23, 35
Affiliated Originator...................................................11, 27
APR               ..........................................................25
Buyer's Guide     ..........................................................47
cash sale differential......................................................47
Cede              ..........................................................12
CEDEL Participants......................................................31, 33
Certificateholders..........................................................40
Certificates      ........................................................1, 4
chattel paper     ..........................................................19
Class             ...........................................................1
clearing agency   ..........................................................32
clearing corporation........................................................32
Closing Date      ......................................................10, 35
Collection Account..........................................................36
Collection Period ...........................................................6
Contracts         .......................................................1, 27
Cooperative       ..........................................................33
CPS               ...........................................................4
Credit Enhancement..........................................................21
Credit Enhancer   ..........................................................21
Cutoff Date       ..........................................................10
Dealer Agreements ..........................................................22
Dealers           ..........................................................22
Definitive Securities.......................................................34
Depositaries      ..........................................................31
Direct Participants.........................................................21
Distribution Account........................................................36
DTC               ..........................................................12
Eligible Deposit Account....................................................37
Eligible Institution........................................................37
Eligible Investments........................................................36
ERISA             ..........................................................14
Euroclear Operator......................................................33, 34
Euroclear Participants......................................................33
Event of Default  ..........................................................34
Exchange Act      .......................................................3, 14
Federal Tax Counsel.............................................13, 48, 49, 51
Financed Vehicles .......................................................1, 10
FTC Rule          ..........................................................47
Funding Period    ..........................................................11
Holder-in-Due-Course........................................................47
IFC's             ..........................................................27
Indenture         ...........................................................5

Indenture Trustee ...........................................................5
Indirect Participants...................................................21, 32
Initial Receivables.........................................................11
Insolvency Event  ..........................................................42
Insolvency Laws   ..........................................................18
Interest Rate     ........................................................2, 7
investment company...........................................................9
Investment Company Act.......................................................9
Investment Earnings.........................................................37
Investment Income ..........................................................11
Issuer            ....................................................1, 4, 22
Lock-Box Account  ..........................................................38
Lock-Box Processor..........................................................38
national statistical rating organizations...................................14
Noteholders       ..........................................................40
Notes             ........................................................1, 4
Obligors          ..........................................................22
Participants      ..........................................................31
Payment Date      ...........................................................6
Policy            ...........................................................1
Pool Balance      ..........................................................28
Pool Factor       ..........................................................27
Post Office Box   ..........................................................38
Pre-Funded Amount ..........................................................11
Pre-Funding Account.........................................................11
prepayment        ..........................................................15
Prospectus Supplement........................................................1
Purchase Agreement..........................................................23
Purchase Amount   ..........................................................24
Rating Agencies   ..........................................................14
Receivables       .......................................................1, 10
Receivables Pool  ..........................................................22
Record Date       ...........................................................6
Registration Statement.......................................................2
Relief Act        ..........................................................21
Residual Interest ...........................................................9
Rule of 78's      ..........................................................25
Rule of 78's Receivables....................................................25
Rules             ..........................................................33
Sale and Servicing Agreement................................................23
Securities        ...........................................................1
Securities Act    ...........................................................2
Security Balance  ...........................................................7
Securityholder    .......................................................6, 32
Securityholders   ...........................................................6
Seller            ...........................................................4

Senior Securities ...........................................................8
Series            .......................................................1, 29
Servicer          ........................................................1, 4
Servicer Default  ..........................................................42
Servicing Agreement..........................................................5
Servicing Fee     ..........................................................39
Simple Interest Receivables.................................................25
Sponsor           ...........................................................4
Standby Servicer  ..........................................................38
Strip Securities  ...........................................................8
sub-prime         ..........................................................15
Sub-Prime Borrowers.........................................................27
Subordinate Securities.......................................................8
Subsequent Receivables......................................................11
Subsequent Transfer Date....................................................17
Subservicer       ...........................................................4
sum of monthly payments.....................................................25
sum of periodic balances....................................................25
Terms and Conditions........................................................34
The Receivables Pool........................................................17
Trust             ........................................................1, 4
Trust Accounts    ..........................................................36
Trust Agreement   ...........................................................4
Trust Assets      ........................................................1, 4
Trust Documents   .......................................................5, 35
Trustee           ...........................................................5
Underwriting Agreement......................................................51

*** START HERE DB ***

                                                     Registration No. [    ]
Form of Prospectus Supplement
To Prospectus Dated [      ], 1997

                                      [$ ]
                      CPS Auto Receivables Trust 199[ ]-[ ]
                     [$ ][ %] Asset-Backed Notes, Class A-1
                     [$ ][ %] Asset-Backed Notes, Class A-2
                [$ ] Floating Rate Asset-Backed Notes, Class A-3
                      [$ ] [ %] Asset-Backed Notes, Class B
                              CPS Receivables Corp.
                                    (Seller)
                        Consumer Portfolio Services, Inc.
                                   (Servicer)
                                     -------

     CPS Auto Receivables Trust 199[ ]-[ ] (the "Trust") will be formed pursuant to a Trust Agreement to be dated as of [ ] between CPS Receivables Corp., as seller (the "Seller"), and [ ], as owner trustee (the "Owner Trustee"). The [ %] Asset Backed Notes, Class A-1 (the "Class A-1 Notes"), the [ %] Asset-Backed Notes, Class A-2 (the "Class A-2 Notes") and the Floating Rate Asset-Backed Notes, Class A-3 (the "Class A-3 Notes", and, together with the Class A-1 Notes and Class A-2 Notes, the "Class A Notes") and the [ %] Asset-Backed Notes, Class B (the "Class B Notes" and, together with the Class A Notes, the "Notes"), will be issued pursuant to an Indenture (the "Indenture") to be dated as of [ ] between the Trust and [ ], as indenture trustee (in such capacity, the "Indenture Trustee"). The Trust also will issue [$ ] aggregate principal amount of [ %] Asset Backed Certificates [which are not offered hereby but will be retained initially by the Seller or an affiliate] (the "Certificates" and, together with the Notes, the "Securities"). [The rights of [identify subordinated classes of Securities] to receive payments of [principal] and/or [interest] will be subordinated to the rights of [identify senior classes of Securities] to the extent described herein.]

                                    -------

         The Trust Assets will include a pool of retail installment sale contracts (including contracts representing obligations of Sub- Prime Borrowers (as defined herein)) and all rights thereunder, certain monies due or received thereunder, security interests in the new and used automobiles, light trucks, vans and minivans securing the Receivables (as defined herein), certain bank accounts and the proceeds thereof, the [Credit Enhancement] with respect to the Notes, and the right of CPS to receive certain insurance proceeds and certain other property, as more fully described herein. The Receivables will be purchased by the Seller from CPS and from CPS's subsidiary, [Affiliated Originator] on or prior to the date of the issuance of the Securities.


         [It is intended that from time to time on or before [ ] the Trust will purchase from the Seller (or an Affiliated Originator) additional retail installment sale contracts having an aggregate principal balance of up to $[ ] with funds on deposit in the Pre-Funding Account (as defined herein).]

         The Underwriter has agreed to purchase from the Seller the Notes at a purchase price equal to [ %] of the principal amount thereof, subject to the terms and conditions set forth in the Underwriting Agreement referred to herein under "Underwriting". The aggregate proceeds to the Seller, after deducting expenses payable by the Seller, estimated at [$ ] will be [$ ].

                                     -------

         The Underwriter proposes to offer the Notes from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. For further information with respect to the plan of distribution and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see "Underwriting" herein.

                                     -------


         [Credit Enhancement] with respect to the Notes ["Credit Enhancement"] will be provided by [Credit Enhancer] on each Payment Date.


                                     -------

               For a discussion of certain factors relating to the
                  transaction, see "Risk Factors" at page S-[ ]
                     herein and page [ ] in the accompanying
                                   prospectus.

                                     -------

THE NOTES REPRESENT OBLIGATIONS OF AND THE CERTIFICATES REPRESENT INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE SERVICER OR ANY AFFILIATE THEREOF. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                  [UNDERWRITER]

                 The date of this Prospectus Supplement is [ ].

                              AVAILABLE INFORMATION

         CPS  has  filed  with  the  Securities  and  Exchange  Commission  (the
"Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Notes offered pursuant to this Prospectus Supplement. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional office at 500 West Madison, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site at http://www.sec.gov containing reports, proxy statements, information statements and other information regarding registrants, including CPS, that file electronically with the Commission. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as may be required under the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. Upon the receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriters (as defined herein) or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, CPS, the Seller or the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents subsequently filed by CPS with the Registration Statement, either on its own behalf or on behalf of the Trust, relating to the Notes, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus Supplement and prior to the termination of the offering of the Notes offered hereby, shall be deemed to be incorporated by reference in this Prospectus Supplement and to be a part of this Prospectus Supplement from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


         CPS will provide without charge to each person to whom this Prospectus Supplement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus Supplement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus Supplement incorporates). Written requests for such copies should be directed to: Consumer Portfolio Services, Inc., 2 Ada, Irvine, California 92718,
Attention: Jeffrey P. Fritz. Telephone requests for such copies should be directed to Consumer Portfolio Services, Inc. at (714) 753-6800.


                           REPORTS TO SECURITYHOLDERS

         Unless and until Definitive Securities are issued, periodic reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Securities. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer will file with the Commission such periodic reports as are required under the Exchange Act, and the rules and regulations thereunder and as are otherwise agreed to by the Commission. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                     SUMMARY

         This Summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meaning assigned to such terms in the Prospectus.


Issuer..............CPS Auto  Receivables  Trust 199[ ]-[ ] (the  "Trust" or the
                    "Issuer").

Seller..............CPS Receivables  Corp.  (the "Seller").  See "The Seller and
                    CPS" in this Prospectus Supplement.

Servicer............Consumer Portfolio Services, Inc. ("CPS" or, in its capacity as the servicer, the "Servicer"). See "CPS's Automobile Contract Portfolio" and "The Seller and CPS" in this Prospectus Supplement.

Indenture Trustee...[Name and Address]

Owner Trustee.......[Name and Address]

[Credit Enhancer]...[Name and Address]

Closing Date        On or about [             ] (the "Closing Date").

The Trust...........The Trust will be a  business  trust  established  under the laws of the State of Delaware. The activities of the Trust are limited by the terms of the Trust Agreement dated as of [ ] between the Seller and the Owner Trustee (the "Trust Agreement").


The Notes...........The Trust will issue [ ]% Class A-1 Asset-Backed  Notes (the
                    "Class  A-1  Notes")  in the  aggregate  original  principal amount  of $[ ], [ ]%  Class  A-2  Asset-Backed  Notes  (the
                    "Class A-2 Notes") in the original aggregate principal amount of $[ ], Class A-3 Floating Rate Asset-Backed Notes (the "Class A-3 Notes") in the original aggregate principal amount of $[ ] and [ ]% Class B Asset-Backed Notes (the "Class B Notes") in the original aggregate principal amount of $[ ]. The Trust will also issue the Certificates. The Notes and the Certificates are referred to herein collectively as the "Securities". The Notes will be issued pursuant to an Indenture dated as of [ ] (the "Indenture"). The Notes will be offered for purchase in minimum denominations of [$ ] and integral multiples of $1,000 in excess thereof, in book entry form only. See "Description of the Securities - Book Entry Registration" in the Prospectus.

                    The Notes will be secured by the Trust Assets as, and to the extent, provided in the Indenture.

The Certificates....The Trust will  issue [ %]  Asset-Backed  Certificates  (the
                    "Certificates") with an aggregate initial Certificate Balance (as defined herein) of [$ ]. The Certificates will represent beneficial interests in the Trust. The Certificates will be issued pursuant to the Trust Agreement. The Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. See "Certain Information Regarding the Notes [and the Certificates] - Book Entry Registration" and "- Definitive Notes" in the Prospectus.]

Trust Assets........The property of the Trust (the "Trust  Assets") will include
                    (i)  a   pool   of   retail   installment   sale   contracts
                    (collectively, the "Receivables") secured by the new and used automobiles, light trucks, vans and minivans financed thereby (the "Financed Vehicles"), (ii) with respect to Receivables that are Rule of 78's Receivables (as defined herein), all payments due thereon after [ ] (the "Cutoff Date"), and, with respect to Receivables that are Simple Interest Receivables (as defined herein), all payments received thereunder after the Cutoff Date, (iii) security interests in the Financed Vehicles, (iv) certain bank accounts and the proceeds thereof, (v) the right of the Seller to receive proceeds from claims under, or refunds of unearned premiums from, certain insurance policies and extended service contracts, (vi) all right, title and interest of the Seller in and to the Purchase Agreements,
                    (vii) the [Credit Enhancement] issued by the [Credit Enhancer] with respect to the [Class A] Notes, and (viii) certain other property, as more fully described herein. See "Formation of the Trust" in this Prospectus Supplement and "The Trust Assets" and "The Receivables" in the Prospectus. Certain of the Receivables will be purchased by the Seller from CPS pursuant to the Purchase Agreement (such Receivables, the "CPS Receivables") [and certain of the Receivables will be purchased by the Seller from CPS's subsidiary, [Affiliated Originator], pursuant to the [Affiliate Purchase Agreement] (such Receivables, the "[Affiliated Originator] Receivables")] on or prior to the Closing Date [or each Subsequent Closing Date (as defined herein)]. The Receivables arise from loans originated by automobile dealers or IFCs (as defined herein) for assignment to CPS or a subsidiary of CPS pursuant to CPS's auto loan programs.

The Receivables.....As of the Cutoff Date, the aggregate  outstanding  principal balance  of the  Receivables  was [$ ] (the  "Original  Pool
                    Balance"). The Receivables consist of retail installment sale contracts secured by new and used automobiles, light trucks, vans and minivans including, with respect to Rule of 78's Receivables, the rights to all payments due with respect to such Receivables after the Cutoff Date, and, with respect to Simple Interest Receivables, the rights to all payments received with respect to such Receivables after the Cutoff Date. As of the Cutoff Date, approximately [ %] of the aggregate principal balance of the Receivables represented financing of used vehicles. The Receivables arise from loans originated by automobile dealers or independent finance companies ("IFCs") for assignment to CPS or a subsidiary of CPS pursuant to CPS's auto loan programs. The auto loan programs target automobile purchasers with marginal credit ratings who are generally unable to obtain credit from banks or other low-risk lenders. See "CPS's Automobile Contract Portfolio - General" and "- The Receivables Pool" in this Prospectus Supplement and "Risk Factors - Sub-Prime Obligors" in the Prospectus. The Receivables have been selected from the contracts owned by CPS based on the criteria specified in the Purchase Agreement and described herein.

                    [Following the Closing Date, pursuant to the Sale and Servicing Agreement, the Seller will be obligated, subject only to the availability thereof, to sell, and the Trust will be obligated to purchase, subject to the satisfaction of certain conditions set forth therein, additional Receivables originated by CPS [or an Affiliated Originator] under its auto loan programs and acquired by the Seller from CPS [or an Affiliated Originator] (the "Subsequent Receivables") from time to time during the Funding Period (as defined below) having an aggregate Principal Balance equal to approximately $[ ]. Subsequent Receivables will be conveyed to the Trust on dates specified by the Seller (each date on which Subsequent Receivables are conveyed being referred to as a "Subsequent Closing Date") occurring during the Funding Period. After any Subsequent Closing Date, the Trust Assets will include payments [other than Credit Enhancement] received with respect to the related Subsequent Receivables after the cutoff date designated by the Seller with respect to such Subsequent Closing Date (such date designated by the Seller, the "Subsequent Cutoff Date" with respect to the Subsequent Receivables conveyed to the Trust on such Subsequent Closing Date). See "Description of the Trust Documents - Sale and Assignment of Receivables; Subsequent Receivables" herein. On each Subsequent Closing Date, subject to the conditions set forth in the Trust Documents, the Trustee shall purchase from the Seller (or an Affiliated Originator) the Subsequent Receivables to be transferred to the Trust on such Subsequent Closing Date.]


Pre-Funding
Account.............[The Initial Receivables and the Subsequent Receivables will be selected from motor vehicle retail installment sale contracts in CPS's portfolio based on the criteria specified in the Purchase Agreement and described in this Prospectus Supplement. No Receivable will have a scheduled maturity date later than [ ].

                    Subsequent Receivables will be originated under CPS's auto loan programs [or through an Affiliated Originator] but, as these programs are modified from time to time by CPS due to changes in market conditions or otherwise in the judgment of CPS, such Subsequent Receivables may be originated using credit criteria different from the criteria applied with respect to the Initial Receivables and may be of a different credit quality and seasoning. However, CPS believes that the inclusion of the Subsequent Receivables in the pool of Receivables will not materially adversely affect the performance or other characteristics of the pool of

                    Receivables. In addition, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire pool of Receivables included in the Trust may vary from those of the Initial Receivables. See "Risk Factors - Varying Characteristics of Subsequent Receivables" and "The Receivables Pool" herein.

                    On the Closing Date, the Seller will deposit into the Pre-Funding Account (as defined below), from the proceeds from the sale of the Securities, the sum of $[ ] (such amount, as reduced from time to time by the aggregate Principal Balances of all Subsequent Receivables purchased by the Trust during the Funding Period (the "Pre-Funded Amount"). During the period (the "Funding Period") from and including the Closing Date until the earliest of (i) the Record Date on which (a) the Pre-Funded Amount is less than $100,000, (b) an Event of Default has occurred under the Indenture or a Servicer Termination Event has occurred under the Sale and Servicing Agreement, (c) certain events of insolvency have occurred with respect to the Seller or the Servicer or (ii) the close of business on the [ ] Payment Date, the Pre-Funded Amount will be maintained as an account in the name of the Indenture Trustee (the "Pre-Funding Account"). The Pre-Funded Amount is expected to initially equal approximately $[ ] and, during the Funding Period will be reduced by the principal balance of Subsequent
                    Receivables purchased by the Trust from time to time in accordance with the Sale and Servicing Agreement. The Seller expects that the Pre-Funded Amount will be reduced to less than $100,000 by the [ ] Payment Date. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Noteholders [and Certificateholders] pro rata in proportion to the respective principal balances of each class of Notes [and the Certificate Balance].]

Interest
Reserve Account.....[During the Funding Period, funds will be held in an account
                    (the "Interest Reserve Account") to cover any shortfalls due to investment earnings on funds in the Pre-Funding Account being less than the interest due on the Notes [and the Certificates]. See "Description of the Trust Documents - Accounts"].


Terms of the
Notes...............The principal terms of the Notes will be as described below:


 A. Payment Dates...Payments of interest and principal on the Notes will be made on the 15th day of each month or, if such 15th day is not a Business Day, on the next following Business Day (each a "Payment Date"), commencing [ ]. Payments will be made to holders of record of the Notes (the "Noteholders") as of the close of business on the Record Date applicable to such Payment Date. A "Business Day" is a day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York, the State in which the Corporate Trust Office is located, the State in which the executive offices of the Servicer are located or the State in which the principal place of business of the [Credit Enhancer] is located are authorized or obligated by law, executive order or governmental decree to be closed.

B. Final Scheduled
   Payment Dates....[                                 ].


C.  Subordination
    of [Class B
    Notes and
    Certification]..[The Class B Notes will not receive any payment of principal or interest on a Payment Date until the full amount of the Class A Noteholders' Interest Distributable Amount due to the Class A Noteholders with respect to such Payment Date has been deposited in the Distribution Account. The Class B Notes will not receive any payment of principal on a Payment Date until the full amount of the Class A Noteholders' Principal Distributable Amount due to the Class A
                    Noteholders with respect to such Payment Date has been deposited in the Distribution Account. The Certificates will not receive any payments of principal until the Notes have been paid in full. The Certificates will not receive any payments of interest on a Payment Date until the full amount of principal and interest due in respect of the Notes on such Payment Date has been paid in full.]


D. Interest
   Rates............The Class A-1 Notes will bear  interest at a rate equal to [
                    %] per annum (the "Class A-1 Interest Rate"). The Class A-2 Notes will bear interest at a rate equal to [ %] per annum
                    (the "Class A-2 Interest Rate"). The Class A-3 Notes will bear interest at a rate equal to [one month] [two month] [three month] [six-month] LIBOR [other] plus [ %] (the "Class A-3 Interest Rate"). The Class B Notes will bear interest at a rate of [ ]% per annum (the "Class B Interest Rate"). [See "Description of the Notes - Determination of LIBOR" in this Prospectus Supplement.] [Additional classes of Notes may be added.] Each such interest rate for a Class of Notes is referred to as an "Interest Rate". Interest on the Notes, [other than the Class A-1 Notes,] will be calculated on the basis of a 360 day year consisting of twelve 30 day months. [Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in a 365-day year.]

E. Interest.........[On each  Payment  Date,  the holders of record of the Class
                    A-1 Notes (the "Class A-1 Noteholders")] will be entitled to receive, pro rata, interest at the Class A-1 Interest Rate for the number of days elapsed from and including the most recent Payment Date (or in the case of the initial Payment Date, from and including the Closing Date) to but excluding the current Payment Date, on the outstanding principal amount of the Class A-1 Notes at the close of business on the last day of the related Collection Period.] On each Payment Date, the holders of record of the Class A-2 Notes (the "Class A-2 Noteholders") as of the related Record Date will be entitled to receive, pro rata, thirty (30) days of interest at the Class A-2 Interest Rate on the outstanding principal amount of the Class A-2 Notes at the close of business on the last day of the related Collection Period. On each Payment Date, the holders of record of the Class A-3 Notes (the "Class A-3 Noteholders") as of the related Record Date will be entitled to receive, pro rata, thirty (30) days of interest at the Class A-3 Interest Rate on the outstanding principal amount of the Class

                    A-3 Notes at the close of business on the last day of the related Collection Period. On each Payment Date, the holders of record of the Class B Notes (the "Class B Noteholders") as of the related Record Date will be entitled to receive, pro rata, thirty (30) days of interest at the Class B Interest Rate on the outstanding principal balance of the Class B Notes at the close of business on the last day of the related Collection Period. [Additional classes of Notes may be added]. Notwithstanding the foregoing, on the first Payment Date, the interest payable to the Noteholders of record of each Class of Notes will be an amount equal to the product of (a) the Interest Rate applicable to such Class of Notes, (b) the initial principal amount of such Class of Notes and (c) a fraction (i) the numerator of which is the number of days from and including the Closing Date through and including [ ] 14, 199[ ] and (ii) the denominator of which is 360. Interest on the Notes which is due but not paid on any Payment Date will be payable on the next Payment Date together with, to the extent permitted by law, interest on such unpaid amount at the applicable Interest Rate. See "Description of the Notes Payments of Interest" in this Prospectus Supplement.

F. Principal........Principal  of the  Class A Notes  will  be  payable  on each
                    Payment Date in an amount equal to the Class A Noteholders' Principal Distributable Amount for the related Collection Period. The "Class A Noteholders' Principal Distributable
                    Amount" is equal to the product of (x) the Class A Noteholders' Percentage of the Principal Distributable Amount and (y) any unpaid portion of the amount described in clause (x) with respect to a prior Payment Date. Principal of the Class B Notes will be payable on each Payment Date in an amount equal to the Class B Noteholders' Principal Distributable Amount for the related Collection Period. The "Class B Noteholders' Principal Distributable Amount" is equal to the product of (a) the Class B Noteholders' Percentage of the Principal Distributable Amount and (b) any unpaid portion of the amount described in clause (a) with respect to a prior Payment Date.

                    The "Class A Noteholders' Percentage" will (a) on any Payment Date prior to the Payment Date on which the principal amount of the Class A-3 Notes is reduced to zero, be [ %], (b) on the Payment Date on which the principal amount of the Class A-3 Notes is reduced to zero, be the percentage equivalent of a fraction, the numerator of which is the principal amount of the Class A-3 Notes immediately prior to such Payment Date, and the denominator of which is the Principal Distributable Amount and (c) on any other Payment Date, be 0%.

                    The "Class B Noteholders' Percentage" will (a) on any Payment Date prior to the Payment Date on which the principal amount of the Class A-3 Notes is reduced to zero, be [ %], (b) on the Payment Date on which the principal amount of the Class A-3 Notes is reduced to zero, be the percentage equivalent of a fraction, the numerator of which is the principal amount of the Class A-3 Notes immediately prior to such Payment Date, and the denominator of which is the Principal Distributable Amount and (c) on any other Payment Date, be 0%.

                    On each Payment Date, an amount equal to the lesser of (i) the portion of the Total Distribution Amount remaining after application thereof to pay all senior distributions as described in "Priority of Payments" below and (ii) the Class A Noteholders' Principal Distributable Amount will be applied, sequentially, to pay principal of the Class A-1 Notes until the principal balance of the Class A-1 Notes has been reduced to zero, then to the holders of the Class A-2 Notes until the principal balance of the Class A-2 Notes has been reduced to zero, then to the holders of the Class A-3 Notes until the principal balance of the Class A-3 Notes has been reduced to zero, [additional classes of Notes may be added]. On each Payment Date, an amount equal to the lesser of (i) the portion of the Total Distribution Amount remaining after application thereof to pay all senior distributions as described in "Priority of Payments" below and (ii) the Class B Noteholders' Principal Distributable Amount will be applied to pay principal of the Class B Notes until the principal balance of the Class B Notes has been reduced to zero.

                    The "Principal Distributable Amount" for a Payment Date will equal the sum of (a) the principal portion of all Scheduled Receivable Payments received during the preceding Collection Period on Rule of 78's Receivables and all payments of principal received on Simple Interest Receivables during the preceding Collection Period; (b) the principal portion of all prepayments in full received during the preceding Collection Period (including prepayments in full resulting from collections with respect to a Receivable received during the preceding Collection Period (without duplication of amounts included in (a) above and (d) below)); (c) the portion of the Purchase Amount allocable to principal of each Receivable that was repurchased by CPS or purchased by the Servicer as of the last day of the related Collection Period and, at the option of the [Credit Enhancer] the Principal Balance of each Receivable that was required to be but was not so purchased or repurchased (without duplication of the amounts referred to in (a) and (b) above); (d) the Principal Balance of each Receivable that first became a Liquidated Receivable during the preceding Collection Period (without duplication of the amounts included in (a) and (b) above); and (e) the aggregate amount of Cram Down Losses with respect to the Receivables that shall have occurred during the preceding Collection Period (without duplication of amounts included in (a) through (d) above). In addition, the outstanding principal amount of the Notes of any Class, to the extent not previously paid, will be payable on the respective Final Scheduled Payment Date for such Class.

                    A "Collection Period" with respect to a Payment Date will be the calendar month preceding the month in which such Payment Date occurs; provided, however, that with respect to the first Payment

                    Date, the "Collection Period" will be the period from and excluding the Cutoff Date to and including [ ].

G. Optional
   Redemption.......The Notes, to the extent still outstanding,  may be redeemed in whole, but not in part, on any Payment Date on which the Servicer exercises its option to purchase all the Receivables as of the last day of any Collection Period on or after which the aggregate Principal Balance of the Receivables is equal to 10% or less of the Original Pool Balance, at a redemption price equal to the unpaid principal amount of the Notes, plus accrued and unpaid interest thereon; provided that the Servicer's right to exercise such option will be subject to the prior approval of the [Credit Enhancer], but only if, after giving effect thereto, a claim on the [Credit Enhancement] would occur or any amount owing to the [Credit Enhancer] or the holders of the Notes would remain unpaid. See "Description of the Notes - Optional Redemption" in this Prospectus Supplement.

H. Mandatory
   Redemption.......[Each class of Notes will be redeemed in part on the Payment
                    Date on or immediately following the last day of the Funding Period in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date (a "Mandatory Redemption"). The aggregate principal amount of each class of Notes to be redeemed will be an amount equal to such class's pro rata share (based on the respective current principal balance of each class of Notes) of the Pre-Funded Amount on such date (such class's "Note Prepayment Amount").

                    A limited recourse mandatory prepayment premium (the "Note Prepayment Premium") will be payable by the Trust to the Noteholders if the Pre-Funded Amount at the end of the Funding Period exceeds $100,000. The Note Prepayment Premium for each class of Notes will equal the excess, if any, discounted as described below, of (i) the amount of interest that would have accrued on such class's Note Prepayment Amount at the applicable Interest Rate during the period commencing on and including the Payment Date on which such Note Prepayment Amount is required to be distributed to Noteholders of such class to but excluding [ ], in the case of the Class A-1 Notes, [ ], in the case of the Class A-2 Notes, [ ] in the case of the Class A-3 Notes, [ ] and in the case of the Class B Notes, [ ], over (ii) the amount of interest that would have accrued on the applicable Note Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Record Date preceding such Payment Date on the United States Treasury Bill due [ ], in the case of the Class A-1 Notes, the [ ]% United States Treasury Note due [ ], in the case of the Class A-2 Notes, the [ ]% United States Treasury Note due [ ], in the case of the Class A-3 Notes, the [ ]% United States Treasury Note due [ ] and, in the case of the Class B Notes, the [ ]% United States Treasury Note due [ ]. Such excess shall be discounted to present value to such Payment Date at the applicable yield described in clause (ii) above. The Trust's obligation to pay the Note Prepayment Premium shall be limited to funds which are received from the Seller under the Purchase Agreement [or an Affiliate Purchase Agreement] as liquidated damages for the failure to deliver Subsequent Receivables. No other assets of the Trust will be available for the purpose of making such payment. [The Credit Enhancement does not guarantee payment of the Note Prepayment Amounts or the Note Prepayment Premiums.] In addition, the ratings assigned to the Notes by the Rating Agencies do not address the likelihood that the Note Prepayment Amounts or the Note Prepayment Premiums will be paid.]

                    The Notes may be accelerated and subject to immediate payment at par upon the occurrence of an Event of Default under the Indenture. So long as no [Credit Enhancement Default] shall have occurred and be continuing, an Event of Default under the Indenture will occur only upon delivery by the [Credit Enhancer] to the Indenture Trustee of notice of the occurrence of certain events of default under the [Credit Enhancement] Agreement dated as of [ ]. In the case of such an Event of Default, the Notes will automatically be accelerated and subject to immediate payment at par. See "Description of the Trust Documents - Events of Default" in this Prospectus Supplement.

Terms of the
Certificates........[The  principal  terms  of  the  Certificates   will  be  as
                    described below:

[A.  Payment
     Dates..........Distributions  with respect to the Certificates will be made on each Payment Date, commencing [ ]. Distributions will be made to holders of record of the Certificates (the "Certificateholders" and, together with the Noteholders, the "Securityholders") as of the related Record Date.


B.  Pass-Through
    Rate............[ %] per annum (the "Pass-Through  Rate") payable monthly at one- twelfth of the annual rate, calculated on the basis of a 360-day year consisting of twelve 30 day months.

C.  Subordination
    of
    Certificates....[The  Certificates  will not receive any  distribution  with respect to a Payment Date until the full amount of the Noteholders' Distributable Amount with respect to such Payment Date has been deposited in the Distribution Account.]


D.  Interest........On each Payment Date,  the Owner Trustee will  distribute to
                    Certificateholders their pro rata share of interest distributable with respect to the Certificates. Interest in respect of a Payment Date will accrue from the preceding Payment Date (or, in the case of the first Payment Date, from the Closing Date) or to but excluding the current Payment Date. Interest on the Certificates for any Payment Date due but not paid on such Payment Date will be due on the next Payment Date together with interest on such amount at one-twelfth of the Pass-Through Rate. The amount of interest distributable on the Certificates on each Payment Date will equal 30 days' interest (or in the case of the first Payment Date, interest accrued from and including the Closing Date to but excluding [ ]) at the Pass- Through Rate on the Certificate Balance as of the last day of the related Collection Period (or, in the case of the first Payment Date, as of the Closing Date). [Distributions of interest on the Certificates are subordinated to payments of interest and principal on the Notes, as described above under "Subordination of Certificates."] See "Description of the Trust Documents - Distributions" herein.


E.  Principal.......On each  Payment  Date  [on or after  the date on which  the
                    Notes have been paid in full,] principal of the Certificates will be payable in an amount equal to the Certificateholders' Principal Distributable Amount for the Monthly period preceding such Payment Date. The Certificateholders' Principal Distributable Amount will equal the Certificateholders' Percentage of the Principal Distributable Amount for such Payment Date. See "Description of the Trust Documents - Distributions" herein.

                    The remaining Certificate Balance, if any, will be payable in full on the Final Scheduled Payment Date.

F.  Optional
    Prepayment......If the Seller or Servicer  exercises  its option to purchase the Receivables, which, subject to certain provisions in the Sale and Servicing Agreement, can occur after the aggregate Principal Balance of the Receivables declines to 10% or less of the Original Pool Balance, the Certificateholders will receive an amount in respect of the Certificates equal to the remaining Certificate Balance together with accrued interest at the Pass-Through Rate, and the Certificates will be retired.


G.  Mandatory
    Prepayment......The  Certificates  will be  prepaid  in part,  on a pro rata basis, on the Payment Date on or immediately following the last day of the Funding Period in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date (a "Mandatory Prepayment"). The aggregate principal amount of Certificates to be prepaid will be an amount equal to the Certificateholders' pro rata share (based on the respective current Principal Balance of each class of Notes and the Certificate Balance) of the Pre-Funded Amount (the "Certificate Prepayment Amount").

                    A limited recourse mandatory prepayment premium (the "Certificate Prepayment Premium") will be payable by the Trust to the Certificateholders if the Pre-Funded Amount at the end of the Funding Period exceeds $100,000. The Certificate Prepayment Premium will equal the excess, if any, discounted as described below, of (i) the amount of interest that would have accrued on the Certificate Prepayment Amount at the Pass-Through Rate during the period commencing on and including the Payment Date on which such Certificate Prepayment Amount is required to be distributed to Certificateholders to but excluding [ ], over
                    (ii) the amount of interest that would have accrued on such Certificate Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Record Date preceding such Payment Date on the [ ]% United States Treasury Note due [ ]. Such excess shall be discounted to present value to such Payment Date at the yield described in clause (ii) above. The Trust's obligation to pay the Certificate Prepayment Premium shall be limited to funds which are received from the Seller under the Purchase Agreement [or an Affiliate Purchase Agreement] as liquidated damages for the failure to deliver Subsequent Receivables. No other assets of the Trust will be available for the purpose of making such payment. [The Credit Enhancement does not guarantee payment of the Certificate Prepayment Amount or the Certificate Prepayment Premium.] In addition, the ratings assigned to the Certificates by the Rating Agencies do not address the likelihood that the Certificate Prepayment Amount or the Certificate Prepayment Premium will be paid.]


Priority of
Payments............[On each Payment Date, the Indenture  Trustee shall make the following distributions in the following order of priority:

                    (i) to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods; provided, however, that as long as CPS is the Servicer and [ ] is the Standby Servicer, the Indenture Trustee will first pay to the Standby Servicer out of the Servicing Fee otherwise payable to CPS an amount equal to the Standby Fee;

                    (ii) in the event the Standby Servicer or any other party becomes the successor Servicer, to the Standby Servicer or such other successor servicer, reasonable transition expenses (up to a maximum of [$ ] incurred in acting as successor Servicer;

                    (iii) to the Indenture Trustee and the Owner Trustee, pro rata, the Indenture Trustee Fee (as defined herein) and reasonable out-of-pocket expenses and all unpaid Trustee Fees and unpaid reasonable out-of-pocket expenses from prior Collection Periods;

                    (iv) to the Collateral Agent, all fees and expenses payable to the Collateral Agent with respect to such Payment Date;


                    (v) to the Class A Noteholders, the Class A Noteholders' Interest Distributable Amount, to be distributed as described under "Description of the Notes - Payments of Interest";

                    (vi) to the Class B Noteholders, the Class B Noteholders' Interest Distributable Amount, to be distributed as described under Description of the Notes -- Payments of Interest";

                    (vii) to the Class A Noteholders, the Class A Noteholders' Principal Distributable Amount, to be distributed as described under "Description of the Notes - Payments of Principal";

                    (viii) to the [Credit Enhancer], any amounts due to the [Credit Enhancer] under the terms of the [Credit Enhancement Agreement] (as defined herein);

                    (ix) to the Class B Noteholders, the Class B Noteholders' Principal Distributable Amount, to be distributed as described under Description of the Notes -- Payments of Principal; and

                    (x) to the Certificateholders, or as otherwise specified in the Trust Documents, any remaining funds. See "Description of the Trust Documents - Distributions - Priority of Distribution Amounts" in this Prospectus Supplement.]


Spread Account......[As  part  of the  consideration  for  the  issuance  of the
                    [Credit Enhancement], the Seller has agreed to cause the Spread Account to be established with the Collateral Agent for the benefit of the [Credit Enhancer] and the Indenture Trustee on behalf of the Noteholders. Any portion of the Total Distribution Amount remaining on any Payment Date after payment of all fees and expenses due on such date to the Servicer, the Standby Servicer, the Indenture Trustee, the Owner Trustee, the Collateral Agent, the [Credit
                    Enhancer], any successor Servicer and all principal and interest payments due to the Noteholders on such Payment Date, will be deposited in the Spread Account and held by the Collateral Agent for the benefit of the Indenture Trustee, on behalf of the Noteholders, and the [Credit Enhancer]. Amounts on deposit in the Spread Account on any Payment Date which (after all payments required to be made on such date have been made) are in excess of the requisite amount determined from time to time in accordance with certain portfolio performance tests agreed upon by the [Credit Enhancer] and the Seller as a condition to the issuance of the [Credit Enhancement] (such requisite amount, the "Requisite Amount") will be released to or at the direction of the Seller. See "Description of the Trust Documents - Distributions - The Spread Account" in this Prospectus Supplement.]


                    [Describe any other Spread Account arrangement.]

Record Dates........The record date  applicable  to each Payment  Date (each,  a
                    "Record Date") will be the 10th day of the calendar month in which such Payment Date occurs.


Repurchases and
Purchases of
Certain
Receivables.........CPS has made certain representations and warranties relating to the Receivables to the Seller in the Purchase Agreement, and the Seller has made such representations and warranties for the benefit of the

                    Trust and the [Credit Enhancer] in the Sale and Servicing Agreement. The Indenture Trustee, as acknowledged assignee of the repurchase obligations of CPS under the Purchase Agreement, will be entitled to require CPS to repurchase any Receivable if such Receivable is materially adversely affected by a breach of any representation or warranty made by CPS with respect to the Receivable and such breach has not been cured as of the last day of the second (or, if CPS elects, the first) month following discovery thereof by the Seller or CPS or notice to the Seller or CPS. See "Description of the Trust Documents - Sale and Assignment of Receivables" in the Prospectus.

Certain Legal
Aspects of
the  Receivables....The Servicer will be obligated to repurchase  any Receivable if, among other things, it extends the date for final payment by the Obligor of such Receivable beyond the last day of the penultimate Collection Period preceding the Final Scheduled Payment Date or fails to maintain a perfected security interest in the Financed Vehicle. See "Description of the Trust Documents - Servicing Procedures" in this Prospectus Supplement and "Description of the Trust Documents Servicing Procedures" in the Prospectus.

Certain Legal
Aspects of
the Receivables.....In  connection  with the sale of the  Receivables,  security interests in the Financed Vehicles securing the CPS Receivables will be assigned by CPS to the Seller pursuant to the Purchase Agreement and by the Seller to the Trustee pursuant to the Sale and Servicing Agreement. Certain of the Receivables (the "[Affiliated Originator] Receivables"), representing approximately [ %] of the aggregate principal balance of the Receivables as of the Cutoff Date, have been originated by CPS's subsidiary, [Affiliated Originator], and will be purchased by the Seller from [Affiliated Originator] pursuant to the [Affiliate Purchase Agreement] and will be transferred by the Seller to the Trust pursuant to the Sale and Servicing Agreement. [Additional Affiliated Originators may be added.] The certificates of title to the Financed Vehicles securing the [Affiliated Originator] Receivables show [Affiliated Originator] as the lienholder. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles securing the [Affiliated Originator] Receivables will not be amended or reissued to reflect the assignment thereof to Seller, nor will the certificates of title to any Financed Vehicles (including those securing the [Affiliated Originator] Receivables) be amended or reissued to reflect the assignment thereof to the Trustee. In the absence of such an amendment, the Trustee may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states.

                    The Seller will be obligated to purchase any Receivable sold to the Trust as to which there did not exist on the Closing Date a perfected security interest in the name of CPS or [Affiliated Originator] in the Financed Vehicle, and the Servicer will be obligated to purchase any

                    Receivable sold to the Trust as to which it failed to maintain a perfected security interest in the name of CPS or [Affiliated Originator] in the Financed Vehicle securing such Receivable (which perfected security interest has been assigned to, and is for the benefit of, the Trustee) if, in either case, such breach materially and adversely affects the interest of the Trust, the Indenture Trustee or the [Credit Enhancer] in such Receivable and if such failure or breach is not cured by the last day of the second (or, if CPS or the Servicer, as the case may be, elects, the first) month following the discovery by or notice to CPS or the Servicer, as the case may be, of such breach. To the extent the security interest of CPS or [Affiliated Originator] is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interest. However, as against liens for repairs of a Financed Vehicle or for unpaid storage charges or for taxes unpaid by an Obligor under a Receivable, or through fraud, forgery or negligence or error, CPS or [Affiliated Originator], and therefore the Trust, could lose its prior perfected security interest in a Financed Vehicle. Neither CPS nor the Servicer will have any obligation to purchase a Receivable as to which a lien for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable result in losing the priority of the security interest in such Financed Vehicle after the Closing Date. See "Risk Factors Certain Legal Aspects" in this Prospectus Supplement and in the Prospectus.

[Credit
Enhancement]........[Credit Enhancement to be described.]

Servicing...........The Servicer will be responsible for servicing, managing and making collections on the Receivables. On or prior to the next billing period after the Cutoff Date [and each Subsequent Cutoff Date], the Servicer will notify each
                    Obligor to make payments with respect to the Receivables after the Cutoff Date directly to a post office box in the name of the Indenture Trustee for the benefit of the Noteholders and the [Credit Enhancer] (the "Post Office Box"). On each Business Day, [ ] as the lock-box processor (the "Lock-Box Processor"), will transfer any such payments received in the Post Office Box to a segregated lock-box account at [ ] (the "Lock-Box Bank") in the name of the Indenture Trustee for the benefit of the Noteholders and the [Credit Enhancer] (the "Lock-Box Account"). Within two Business Days of receipt of funds into the Lock-Box Account, the Servicer is required to direct the Lock-Box Bank to effect a transfer of funds from the Lock-Box Account to one or more accounts established with the Indenture Trustee. See "Description of the Trust Documents - Accounts" in this Prospectus Supplement and "Description of the Trust Documents - Payments on Receivables" in the Prospectus.

Standby Servicer....[Name and Address].

                    If a Servicer Termination Event occurs and remains unremedied, (1) provided no [Credit Enhancer] Default has occurred and is continuing, then the [Credit Enhancer] in its sole and absolute discretion, or (2) if an [Credit Enhancer] Default shall have occurred and be continuing,] then the Indenture Trustee shall, at the direction of the Class A Note Majority) terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement. If such event occurs when CPS is the Servicer, or if CPS resigns as Servicer or is terminated as Servicer, by the [Credit Enhancer], [ ] (in such capacity, the "Standby Servicer") has agreed to serve as successor Servicer under the Sale and Servicing Agreement pursuant to a Servicing Assumption Agreement dated as of [ ], among CPS, the Standby Servicer and the Indenture Trustee (the "Servicing Assumption Agreement"). The Standby Servicer will receive a portion of the Servicing Fee (the "Standby Fee") for agreeing to stand by as successor Servicer and for performing other functions. If the Standby Servicer or any other entity serving at the time as Standby Servicer becomes the successor Servicer, it will receive compensation at a Servicing Fee Rate not to exceed [ %] per annum. See "The Standby Servicer" in this Prospectus Supplement.


Servicing Fee.......The Servicer  will be entitled to receive a Servicing Fee on each Payment Date equal to the product of one-twelfth times [ %] (the "Servicing Fee Rate") of the Pool Balance as of the close of business on the last day of the second preceding Collection Period; provided, however, that with respect to the first Payment Date the Servicer will be entitled to receive a Servicing Fee equal to the product of one-twelfth times [ %] of the Original Pool Balance. As additional servicing compensation, the Servicer will also be entitled to certain late fees, prepayment charges and other administrative fees or similar charges. For so long as CPS is Servicer, a portion of the Servicing Fee, equal to the Standby Fee, will be payable to the Standby Servicer.


Book-Entry
Registration........The [Class A] Notes  initially will be represented by one or more notes registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC and participating members thereof. Securities will be issued in definitive form only under the limited circumstances described herein. All references herein to "holders" of the Notes or Certificates or "Noteholders" [or "Certificateholders"] shall reflect the rights of beneficial owners of the Notes (the "Note Owners") [or of the Certificates (the "Certificate Owners")] as they may indirectly exercise such rights through DTC and participating members thereof, except as otherwise specified herein. See "Registration of Notes [and the Certificates]" in this Prospectus Supplement and "Certain Information Regarding the Notes [and the Certificates] - Book Entry Registration" and "- Definitive Notes" in the Prospectus.

Tax Status..........In the  opinion  of  Mayer,  Brown  &  Platt  ("Federal  Tax
                    Counsel"),
                    for Federal income tax purposes the Class A Notes will be characterized as debt, the Class B Notes should be characterized as debt (but if not characterized as debt, the Class B Notes will be characterized as interests in a partnership), and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for Federal income tax purposes and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which such Certificateholder is a partner. See "Certain Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of Federal income tax laws to the Trust and the Notes.


ERISA
Considerations......Subject to the conditions and considerations discussed under
                    "ERISA Considerations" in this Prospectus Supplement, the Notes are eligible for purchase by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and certain types of Keogh Plans (each, a "Benefit Plan"). See "ERISA Considerations" in this Prospectus Supplement.

                    [The Certificates may not be acquired by any employee benefit plan, individual retirement account or Keogh Plan subject to either Title I of ERISA or the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" in this Prospectus Supplement and in the Prospectus.]

Legal Investment....[The  Class  A-1  Notes  will  be  eligible  securities  for purchase by money market funds under Rule 2A-7 under the Investment Company Act of 1940, as amended.]


Rating of the
Notes and
Certificates........It is a  condition  of  issuance  that the  Class A Notes be rated [ ] [ ], on the basis of the issuance of the [Credit Enhancement] by the [Credit Enhancer] and that the Class B Notes be rated at least [ ] or higher by [ ] [and that the Certificates be rated at least [ ] by [ ]]. A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning Rating Agency. See "Risk Factors - Ratings of the Notes [and the Certificates]" in this Prospectus Supplement.

                                  RISK FACTORS

         In addition to the other information in this Prospectus Supplement and the Prospectus, prospective Noteholders [and the Certificateholders] should consider the following factors, as well as those matters discussed in "Risk Factors" in the Prospectus, in evaluating an investment in the Notes [or the Certificates]:

Sub-Prime Obligors; Servicing

         CPS purchases loans originated for assignment to CPS or a subsidiary through automobile dealers or IFCs. CPS services its dealers through a network of employee and independent marketing representatives and through its subsidiary, [Affiliated Originator]. CPS's customers are generally considered to have marginal credit and fall into one of two categories: customers with moderate income, limited assets and other income characteristics which cause difficulty in borrowing from banks, captive finance companies of automakers or other traditional sources of auto loan financing; and customers with a derogatory credit record including a history of irregular employment, previous bankruptcy filings, repossessions of property, charged-off loans and garnishment of wages. The payment experience on Receivables of Obligors with marginal credit is likely to be different than that on receivables of traditional auto financing sources and is likely to be more sensitive to changes in the economic climate in the areas in which such Obligors reside.

         The servicing of receivables of customers with marginal credit requires special skill and diligence. The Servicer believes that its credit loss and delinquency experience reflects in part its trained staff and collection procedures. If a Servicer Termination Event occurs and CPS is removed as Servicer or, if CPS resigns or is terminated by the [Credit Enhancer] as Servicer, the Standby Servicer has agreed to assume the obligations of successor Servicer under the Sale and Servicing Agreement. See "Description of the Trust Documents - Rights Upon Servicer Termination Event" in this Prospectus Supplement. There can be no assurance, however, that collections with respect to the Receivables will not be adversely affected by any change in Servicer. See "The Standby Servicer" in this Prospectus Supplement.

         The Sale and Servicing Agreement provides that the rights and obligations of the Servicer terminate after 90 days unless renewed by the [Credit Enhancer] for successive 90-day periods. The [Credit Enhancer] will agree to grant continuous renewals so long as (i) no Servicer Termination Event under the Sale and Servicing Agreement has occurred and (ii) no event of default under the insurance and indemnity agreement among CPS, the Seller and the [Credit Enhancer] (the "Insurance Agreement") has occurred.

[Varying Characteristics of Subsequent Receivables

         On the Closing Date, approximately $[ ] of Initial Receivables will be transferred to the Trust by the Seller and the approximately $[ ] Pre-Funded Amount will be deposited by the Trust in the Pre-Funding Account. If the principal amount of eligible Receivables originated by CPS [or an Affiliated Originator] during the Funding Period is less than the Pre-Funded Amount, the Seller will have insufficient Receivables to sell to the Trust on the Subsequent Transfer Dates, thereby resulting in a prepayment of principal to the
Noteholders [and the Certificateholders] as described in the following paragraph. See "- Trust's Relationship to the Seller and CPS" below. In
addition,   any   conveyance  of  Subsequent   Receivables  is  subject  to  the
satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others: (i) each such Subsequent Receivable satisfies the eligibility criteria specified in the Purchase Agreement; (ii) [Credit Enhancer (so long as no [Credit Enhancer] Default shall have occurred and be continuing) shall in its sole and absolute discretion have approved the transfer of such Subsequent Receivables to the Trust] (iii) as of the applicable Subsequent Cutoff Date, the Receivables in the Trust, together with the Subsequent Receivables to be conveyed by the Seller as of such Subsequent Cutoff Date, meet the following criteria (computed based on the characteristics of the

Initial Receivables on the initial Cutoff Date and any Subsequent Receivables as of the related Subsequent Cutoff Date): [specify conditions]; (iv) the Seller shall have executed and delivered to the Trust (with a copy to the Indenture Trustee) a written assignment (a "Subsequent Transfer Agreement") conveying such Subsequent Receivables to the Trust (including a schedule identifying such Subsequent Receivables); (v) the Seller shall have delivered certain opinions of counsel to the Indenture Trustee, the Owner Trustee, [the Credit Enhancer] and the Rating Agencies with respect to the validity of the conveyance of all such Subsequent Receivables; and (vi) the Rating Agencies shall have notified the Seller, the Owner Trustee, the Indenture Trustee and [the Credit Enhancer] in writing that, following the addition of such Subsequent Receivables, the Class A-1 Notes the Class A-2 Notes and the Class A-3 Notes will each be rated [ ] by [ ] and the Class B Notes will be rated at least [ ] by [ ] [and the Certificates will be rated [ ] by [ ]]. Such confirmation of the ratings of the Notes [and the Certificates] may depend on factors other than the characteristics of the Subsequent Receivables, including the delinquency, repossession and net loss experience on the Receivables in the Receivables Pool.]

[Distribution of Pre-Funded Amount - Effect on Yield and Maturity

         To the extent that the Pre-Funded Amount has not been fully applied to the purchase of Subsequent Receivables by the Trust during the Funding Period, the Noteholders [and the Certificateholders] will receive, on the Payment Date on or immediately following the last day of the Funding Period, a prepayment of principal in an amount equal to their pro rata share (based on the current principal balance of each class of Notes [and the Certificate Balance]) of any remaining Pre- Funded Amount following the purchase of any Subsequent Receivables on such Payment Date. It is anticipated that the principal amount of Subsequent Receivables sold to the trust will not be exactly equal to the original Pre-Funded Amount and, therefore, there will be at least a nominal amount of principal prepaid to the Noteholders [and to the Certificateholders].

         Each Subsequent Receivable must satisfy the eligibility criteria specified in the Purchase Agreement. However, Subsequent Receivables may have been originated using credit criteria different from the criteria applied with respect to the Initial Receivables and may be of a different credit quality and seasoning. See "The Receivables Pool" in this Prospectus Supplement.]



Trust Relationship to the Seller and CPS

         Neither the Seller nor CPS is generally obligated to make any payments in respect of the Notes[, the Certificates] or the Receivables. However, the ability of the Seller to convey Subsequent Receivables on a Subsequent Transfer Date is completely dependent upon the generation of additional receivables by CPS [or an Affiliated Originator]. If, during the Funding Period, CPS [or an Affiliated Originator] is unable to generate or does not transfer sufficient
Receivables to the Seller, the ability of the Seller to sell Subsequent Receivables to the Trust would be adversely affected. There can be no assurance that CPS [or an Affiliated Originator] will continue to generate receivables that satisfy the criteria set forth in the Purchase Agreement at the same rate as in recent months or that [Credit Enhancer], in its sole and absolute discretion, will approve any such transfer of Subsequent Receivables. The Trust's obligation to pay prepayment premiums on the Notes [and Certificates], if required at the end of the Funding Period, is limited to amounts received from the Seller for that purpose, and the Seller's obligation to pay such amounts is limited to amounts received from the Seller for that purpose, and the Seller's obligation to pay such amounts is limited to amounts received from CPS as liquidated damages under the Purchase Agreement.

         In connection with each sale of Receivables by CPS [or an Affiliated Originator] to the Seller and by the Seller to the Trust, each of CPS and the Seller will make representations and warranties with respect to the characteristics of such Receivables. In certain circumstances, CPS is required to repurchase Receivables with respect to which such representations or warranties are not true as of the date made. Neither CPS nor the Seller is otherwise obligated with respect to the Notes [or the Certificates]. See

"Description of the Trust Documents - Sale and Assignment of the Receivables" in the accompanying Prospectus.]

Certain  Legal  Aspects  - Lack of  Perfected  Security  Interests  in  Financed
Vehicles

         Due to the administrative burden and expense, the certificates of title to the Financed Vehicles securing the [Affiliated Originator] Receivables will not be amended or reissued to reflect the assignment of such Receivables to the Seller nor will the certificates of title to any of the Financed Vehicles (including those securing the [Affiliated Originator] Receivables) be amended or reissued to reflect the assignment to the Trust. In the absence of such an amendment or reissuance, the Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. By virtue of the assignment of the Purchase Agreement [or the Affiliate Purchase Agreement] to the related Trust, CPS will be obligated to repurchase any Receivable sold to the Trust as to which there did not exist on the Closing Date a perfected security interest in the name of CPS or [Affiliated Originator] in the Financed Vehicle, and the Servicer will be obligated to purchase any Receivable sold to the Trust as to which it failed to maintain a perfected security interest in the name of CPS or [Affiliated Originator] in the Financed Vehicle securing such Receivable if, in either case, such breach materially and adversely affects such Receivable and if such failure or breach is not cured prior to the expiration of the applicable cure period. To the extent the security interest of CPS or [Affiliated Originator] is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests. However, as against liens for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable, or through fraud, forgery, negligence or error, CPS or [Affiliated Originator], and therefore the Trust, could lose the priority of its security interest or its security interest in a Financed Vehicle. Neither CPS nor the Servicer will have any obligation to purchase a Receivable as to which a lien for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable result in losing the priority of the security interest in such Financed Vehicle after the Closing Date. See "Certain Legal Aspects of the Receivables" in this Prospectus Supplement and "Certain Legal Aspects of the Receivables - Lack of Perfected Security Interests in Financed Vehicles" in the Prospectus.

Geographic Concentration

         As of the Cutoff Date, [ %] of the Receivables by Principal Balance had Obligors residing in the State of California. Economic conditions in the State of California may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. See "The Receivables Pool" in this Prospectus Supplement.

Limited Assets

         The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and amounts on deposit in certain accounts held by the Indenture Trustee on behalf of the Noteholders [and the Certificateholders]. The Notes represent obligations solely of, [and the Certificates represent interests solely in] the Trust and are not obligations of, and will not be insured or guaranteed by, the Seller, the Servicer, the Indenture Trustee or any other person or entity except for the guaranty provided with respect to the Class A Notes by the [Credit Enhancer] pursuant to the [Credit Enhancement], as described herein. The Seller will take such steps as are necessary for the [Credit Enhancer] to issue the [Credit Enhancement] to the Indenture Trustee for the benefit of the Class A Noteholders. Under the [Credit Enhancement], the [Credit Enhancer] will unconditionally and irrevocably guarantee to the Class A Noteholders full and complete payment of the scheduled payments on each Payment Date. In the event of an [Credit Enhancer] Default, the [Class A] Noteholders [and Certificateholders] must rely on the collections on the Receivables, and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables. In such event, certain factors, such as the Indenture Trustee not having perfected security interests in the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables and thus may reduce the proceeds to be distributed to Noteholders [or Certificateholders] on a current basis.

         [The Pre-Funding Account and the Interest Reserve Account] will only be maintained until the Payment Date on or immediately following the last day of the Funding Period. The Pre-Funded Amount on deposit in the Pre-Funding Account will be used solely to purchase Subsequent Receivables and is not available to cover losses on the Receivables. The Interest Reserve Account is designed to cover obligations of the Trust relating to that portion of its assets not invested in Receivables and is not designed to provide substantial protection against losses on the Receivables. [Similarly, although the Credit Enhancement will be available on each Payment Date to cover shortfalls in distributions of the [Class A] Noteholders' Distributable Amount [and the Certificateholders' Distributable Amount] on such Payment Date, if the Credit Enhancer defaults in its obligations under the applicable [Credit Enhancement], the Trust will depend on current distribution on the Receivables to make payments on the [Class A] Notes [and the Certificates]. See "[Credit Enhancement]" and "[The Credit Enhancer]" herein.]

         Distributions of interest and principal on the Notes [and the Certificates] will be dependent primarily upon collections on the Receivables and, with respect to the Class A Notes, amounts paid pursuant to the [Credit Enhancement]. See "Description of the Notes" in this Prospectus Supplement.

Subordination of Class B Notes

         [Distributions of interest and principal on the Class B Notes will be subordinated in priority of payment to interest and principal due on the Class A Notes. Consequently, the Class B Noteholders will not receive any distributions with respect to a Collection Period until the full amount of interest payable on the Class A Notes on such Payment Date has been deposited in the Distribution Account. The Class B Noteholders will not receive any distributions of principal with respect to a Collection Period until the full amount of interest and principal payable on the Class A Notes on the related Payment Date has been deposited in the Distribution Account.

         If the Notes are accelerated following an Event of Default under the Indenture, the Class A Notes must be paid in full prior to the distribution of any amounts on the Class B Notes.]

Risk of Changes in Delinquency and Loan Loss Experience

         CPS began purchasing Contracts from Dealers in October 1991. Although CPS has calculated and presented herein its net loss experience with respect to its servicing portfolio, there can be no assurance that the information presented will reflect actual experience with respect to the Receivables. In addition, there can be no assurance that the future delinquency or loan loss experience of the Trust with respect to the Receivables will be better or worse than that set forth herein with respect to CPS's servicing portfolio. See "CPS's Automobile Contract Portfolio - Delinquency and Loss Experience" in this
Prospectus Supplement. Although credit history on [Affiliated Originator]'s originations is limited, CPS expects that the delinquency and net credit loss and repossession experience with respect to the Receivables originated by [Affiliated Originator] will be similar to that of CPS's existing portfolio.

Ratings of the Notes [and the Certificates]

         It is a condition to the issuance of the Notes that the Class A Notes be rated [ ] by [ ] [on the basis of the issuance of the [Credit Enhancement] by the [Credit Enhancer]] and it is a condition to the issuance of the Class B Notes be rated at least [ ] by [ ] [and it is a condition to the issuance of the Certificates that they be rated at least [ ] by [ ]]. A rating is not a recommendation to purchase, hold or sell the Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The Rating Agencies do not evaluate, and the ratings do not address, the possibility that Noteholders may receive a lower than anticipated yield. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. [The ratings of the Class A Notes are based primarily on the rating of the [Credit Enhancer].] Upon an [Credit Enhancer] Default, the rating on the Notes may be lowered or withdrawn entirely. [In the event that any rating initially assigned to the Notes were subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the [Credit Enhancer], no person or entity will be obligated to provide any additional credit enhancement with respect to any class of Notes [or Certificates]. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Notes [or Certificates].

Final Scheduled Payment Dates of the Notes [and the Certificates]

         The Final Scheduled Payment Date for each class of Notes [and Certificates], which is specified at page S-2 herein, is the date by which the principal thereof is required to be fully paid. The Final Scheduled Payment Date for each class of Notes [and Certificates] has been determined so that distributions on the underlying Receivables will be sufficient to retire each such class on or before its respective Final Scheduled Payment Date without the necessity of a claim on the applicable Policy. However, because (i) some prepayments of the Receivables are likely and (ii) certain of the Receivables have terms to maturity that are shorter than the term to maturity assumed in calculating each class's Final Scheduled Payment Date, the actual payment of any class of Notes [or the Certificates] likely will occur earlier, and could occur significantly earlier, than such class's Final Scheduled Payment Date. Nevertheless, there can be no assurance that the final distribution of principal of any or all classes of Notes [or the Certificates] will be earlier than such class's Final Scheduled Payment Date.


                             FORMATION OF THE TRUST

         The Issuer, CPS Auto Receivables Trust 199[ ]-[ ], is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement. Prior to the sale and assignment of the Trust Assets to the Trust, the Trust will have no assets or obligations or any operating history. The Trust will not engage in any business other than (i) acquiring, holding and managing the Receivables, the other assets of the Trust and any proceeds thereof, (ii) issuing the Notes [and the Certificates], (iii) making payments in respect of the Notes [and the Certificates] and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

         The Servicer will initially service the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for acting as the Servicer. See "Description of the Trust Documents - Servicing Compensation" in this Prospectus Supplement. The Indenture Trustee will be appointed custodian for the Receivables and the certificates of title relating to the Financed Vehicles, and the Receivables and such certificates of title will be delivered to and held in physical custody by the Indenture Trustee. However, the Receivables will not be marked or stamped to indicate that they have been sold to the Trust, and the certificates of title of the Financed Vehicles will not be endorsed or otherwise amended to identify the Trust or the Indenture Trustee as the new secured party. In the absence of amendments to the certificates of title, the Indenture Trustee may not have perfected security interests in the Financed Vehicles securing the Receivables originated in some states. See "Certain Legal Aspects of the Receivables" in the Prospectus.

         The Trust will initially be capitalized by the Seller with equity equal to [$ ] [and Certificates equal to such amount will be issued] to the Seller. The equity of the Trust, together with the proceeds of the initial sale of the Notes, will be used by the Trust to purchase the Receivables from the Seller. The Trust will not acquire any assets other than the Trust Assets, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business other than acquiring and holding the Trust Assets, issuing the Securities and distributing payments on the Securities, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.

The Owner Trustee

         [ ], the Owner Trustee under the Trust Agreement, is a Delaware banking corporation and its principal offices are located at [ ]. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's duties in connection with the issuance and sale of the Securities is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement.

The Indenture Trustee

         [ ], a [ ], is the Indenture Trustee under the Indenture. The principal offices of the Indenture Trustee are located at [ ]. The Indenture Trustee's duties in connection with the Notes and the Certificates are limited solely to its express obligations under the Indenture and the Sale and Servicing Agreement.

                                THE TRUST ASSETS

         The Trust Assets include retail installment sale contracts in new and used automobiles, light trucks, vans and minivans between dealers (the "Dealers") or IFCs and retail purchasers (the "Obligors") and, with respect to Rule of 78's Receivables, certain monies due thereunder after the Cutoff Date, and, with respect to Simple Interest Receivables, certain monies received thereunder after the Cutoff Date. The Receivables were originated by the Dealers or IFCs for assignment to CPS or [an Affiliated Originator]. Pursuant to agreements between the Dealers and CPS ("Dealer Agreements") or between the IFCs and [an Affiliated Originator], the Receivables were purchased by CPS or [an Affiliated Originator] and, prior to the Closing Date, evidenced financing made available by CPS or [an Affiliated Originator] to the Obligors. The Trust Assets also include (i) such amounts as from time to time may be held in one or more trust accounts established and maintained by the Indenture Trustee pursuant to the Indenture, as described below; see "Description of the Trust Documents - Accounts" in this Prospectus Supplement; (ii) the rights of the Seller under the Purchase Agreement; (iii) security interests in the Financed Vehicles; (iv) the rights of the Seller to receive any proceeds with respect to the Receivables from claims on physical damage, credit life and credit accident and health insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (v) the rights of the Seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or Obligors, as the case may be; and (vi) any and all proceeds of the foregoing. The Trust Assets also will include the [Credit Enhancement] for the benefit of the [Class A] Noteholders [and the Certificateholders].


                       CPS'S AUTOMOBILE CONTRACT PORTFOLIO

General

         CPS was incorporated in the State of California on March 8, 1991. CPS and its subsidiaries engage primarily in the business of purchasing, selling and servicing retail automobile installment sales contracts ("Contracts") originated by Dealers located primarily in California, Florida, Pennsylvania, Texas, Illinois and Nevada. CPS specializes in Contracts with borrowers ("Sub-Prime Borrowers") who generally would not be expected to qualify for traditional financing such as that provided by commercial banks or automobile manufacturers' captive finance companies. Sub-Prime Borrowers generally have limited credit history, lower than average income or past credit problems.

         On May 31,  1991,  CPS  acquired  100% of the  stock  of G&A  Financial
Services, Inc., a consumer loan servicing company, whose assets consisted primarily of servicing contracts with respect to loan portfolios owned by third parties. G&A Financial Services, Inc. has subsequently been dissolved. On September 1, 1991, CPS was engaged to act as a servicer for loan portfolios aggregating $16.5 million by two companies who had purchased such portfolios from the Resolution Trust Corp. As of December 31, 1994, CPS had terminated all such third-party servicing arrangements. On October 1, 1991, CPS began its program of purchasing Contracts from Dealers and selling them to institutional investors. Through December 31, 1996, CPS had purchased $729.1 million of Contracts from Dealers and sold $713.0 million of Contracts to institutional investors. CPS continues to service all of the Contracts it has purchased, including those it has re-sold.

         CPS has relationships and is party to Dealer Agreements with over 2,177 dealerships located in 41 states of the United States. CPS purchases Contracts from Dealers for a fee ranging from $0 to $1,195. A Dealer Agreement does not obligate a Dealer to submit Contracts for purchase by CPS, nor does it obligate CPS to purchase Contracts offered by the Dealers.

         CPS purchases Contracts from Dealers with the intent to resell them. CPS also purchases Contracts from third parties that have been originated by others. Prior to the issuance of the Certificates, Contracts have been sold to institutional investors either as bulk sales or as private placements or public offerings of securities collateralized by the Contracts. Purchasers of the Contracts receive a pass-through rate of interest set at the time of the sale, and CPS receives a base servicing fee for its duties relating to the accounting for and collection of the Contracts. In addition, CPS is entitled to certain excess servicing fees that represent collections on the Contracts in excess of those required to pay principal and interest due to the investor and the base servicing fee to CPS. Generally, CPS sells the Contracts to such institutional investors at face value and without recourse except that the representations and warranties made to CPS by the Dealers are similarly made to the investors by CPS. CPS has some credit risk with respect to the excess servicing fees it receives in connection with the sale of Contracts to investors and its continued servicing function since the receipt by CPS of such excess servicing fees is dependent upon the credit performance of the Contracts.

         In March 1996, CPS formed [Affiliated Originator] Acceptance Corp. ("[Affiliated Originator]"), an 80 percent-owned subsidiary based in Dallas, Texas. [Affiliated Originator]'s business plan is to provide the Company's sub-prime auto finance products to rural areas through independently owned finance companies. CPS believes that many rural areas are not adequately served by other industry participants due to their distance from large metropolitan areas where a Dealer marketing representative is most likely to be based.

         [Discussion of any additional Affiliated Originators.]

         [Affiliated  Originator]  employees  call  on  IFCs  primarily  in  the southeastern United States and present them with financing programs that are essentially identical to those which CPS markets directly to Dealers through its marketing representatives. CPS believes that a typical rural IFC has relationships with many local automobile purchasers as well as Dealers but, because of limitations of financial resources or capital structure, such IFCs generally are unable to provide 36, 48 or 60 month financing for an automobile. IFCs may offer [Affiliated Originator]'s financing programs to borrowers directly or indirectly through local Dealers. [Affiliated Originator] purchases contracts from the IFCs after its credit personnel have performed all of the same underwriting and verification procedures and have applied all the same credit criteria that CPS performs and applies for Contracts it purchases from Dealers. [Affiliated Originator] purchases Contracts at a discount ranging from 0% to 8% of the total amount financed under such Contracts. In addition, [Affiliated Originator] generally charges IFCs an acquisition fee to defray the direct administrative costs associated with the processing of Contracts that are ultimately purchased by [Affiliated Originator]. Servicing and collection procedures on Contracts owned by [Affiliated

Originator] are performed by CPS at its headquarters in Irvine, California. As of December 31, 1996, [Affiliated Originator] had purchased 399 Contracts with original balances of $4.7 million.

         The principal executive offices of CPS are located at 2 Ada, Irvine, California 92618. CPS's telephone number is (714) 753-6800.


Underwriting

         CPS markets its services to Dealers under four programs: the CPS standard program (the "Standard Program"), the CPS First Time Buyer Program (the "First Time Buyer Program"), the CPS Alpha Program (the "Alpha Program") and the CPS Delta Program (the "Delta Program"). CPS applies underwriting standards in purchasing loans on new and used vehicles from Dealers based upon the particular program under which the loan was submitted for purchase. The Alpha Program guidelines are designed to accommodate applicants who meet all the requirements of the Standard Program and exceed such requirements in respect of job stability, residence stability, income level or the nature of the credit history. The Delta Program guidelines are designed to accommodate applicants who may not meet all of the requirements of the Standard Program but who are deemed by CPS to be generally as creditworthy as Standard Program applicants. The First Time Buyer Program guidelines are designed to accommodate applicants who have not previously financed an automobile; such applicants must meet all the requirements of the Standard Program, as well as slightly higher income and down payment requirements. CPS uses the degree of the applicant's creditworthiness and the collateral value of the financed vehicle as the basic criteria in determining whether to purchase an installment sales contract from a Dealer. Each credit application provides current information regarding the applicant's employment and residence history, bank account information, debts, credit references, and other factors that bear on an applicant's creditworthiness. Upon receiving from the Dealer the completed application of a prospective purchaser and a one-page Dealer summary of the proposed financing, generally by facsimile copy, CPS obtains a credit report compiling credit information on the applicant from three credit bureaus. The credit report summarizes the applicant's credit history and paying habits, including such information as open accounts, delinquent payments, bankruptcy, repossessions, lawsuits and judgments. At this point a CPS loan officer will review the credit application, Dealer summary and credit report and will either conditionally approve or reject the application. Such conditional approval or rejection by the loan officer usually occurs within one business day of receipt of the credit application. The loan officer determines the conditions to his or her approval of a credit application based on many factors such as the applicant's residential situation, down payment, and collateral value with regard to the loan, employment history, monthly income level, household debt ratio and the applicant's credit history. Based on the stipulations of the loan officer, the Dealer and the applicant compile a more complete application package which is forwarded to CPS and reviewed by a processor for deficiencies. As part of this review, references are checked, direct calls are made to the applicant and employment income and residence verification is done. Upon the completion of his or her review, the processor forwards the application package to an underwriter for further review. The underwriter will confirm the satisfaction of any remaining deficiencies in the application package. Finally, before the loan is funded, the application package is checked for deficiencies again by a loan review officer. CPS conditionally approves approximately 50% of the credit applications it receives and ultimately purchases approximately 13% of the received applications.


         CPS has purchased portfolios of Contracts in bulk from other companies that had previously purchased the Contracts from Dealers. From July 1, 1994 to July 31, 1995, CPS made four such bulk purchases aggregating approximately $22.9 million. In considering bulk purchases, CPS carefully evaluates the credit profile and payment history of each portfolio and negotiates the purchase price accordingly. The credit profiles of the Contracts in each of the portfolios purchased are consistent with those in the underwriting standards used by the Company in its normal course of business. Bulk purchases were made at a purchase price approximately equal to a 7.0% discount from the aggregate principal balance of the Contracts. CPS has not purchased any portfolios of Contracts in bulk since July 31, 1995, but may consider doing so in the future.

         Generally, the amount funded by CPS will not exceed, in the case of new cars, 110% of the dealer invoice plus taxes, license fees, insurance and the cost of the service contract, and in the case of used cars, 115% of the value quoted in industry-accepted used car guides (such as the Kelley Wholesale Blue
Book) plus the same additions as are allowed for new cars. The maximum amount that will be financed on any vehicle generally will not exceed $25,000. The maximum term of the Contract depends primarily on the age of the vehicle and its mileage. Vehicles having in excess of 80,000 miles will not be financed.


         The minimum down payment required on the purchase of a vehicle is generally 10% to 15% of the purchase price. The down payment may be made in cash, and/or with a trade-in car and, if available, a proven manufacturer's rebate. The cash and trade-in value must equal at least 50% of the minimum down payment required, with the proven manufacturer's rebate constituting the remainder of the down payment. CPS believes that the relatively high down payment requirement will result in higher collateral values as a percentage of the amount financed and the selection of buyers with stronger commitment to the vehicle.


         Prior to purchasing any Contract, CPS verifies that the Obligor has arranged for casualty insurance by reviewing documentary evidence of the policy or by contacting the insurance company or agent. The policy must indicate that CPS is the lien holder and loss payee. The insurance company's name and policy expiration date are recorded in CPS' computerized system for ongoing monitoring.

         As loss payee, CPS receives all correspondence relevant to renewals or cancellations on the policy. Information from all such correspondence is updated to the computerized records. In the event that a policy reaches its expiration date without a renewal, or if CPS receives a notice that the policy has been canceled prior to its expiration date, a letter is generated to advise the borrower of its obligation to continue to provide insurance. If no action is taken by the borrower to insure the vehicle, two successive and more forceful letters are generated, after which the collection department will contact the borrower telephonically to further counsel the borrower, including possibly advising them that CPS has the right to repossess the vehicle if the borrower refuses to obtain insurance. Although it has the right, CPS rarely repossesses vehicles in such circumstances. In addition, CPS does not force place a policy and add the premium to the borrower's outstanding obligation, although it also has the right to do so. Rather in such circumstances the account is flagged as not having insurance and continuing efforts are made to get the Obligor to comply with the insurance requirement in the Contract. CPS believes that handling non-compliance with insurance requirements in this manner ultimately results in better portfolio performance because it believes that the increased monthly payment obligation of the borrower which would result from force placing insurance and adding the premium to the borrower's outstanding obligation would increase the likelihood of delinquency or default by such borrower on future monthly payments.

         [Affiliated Originator] offers financing programs to IFCs which are essentially identical to those offered by CPS. The IFCs may offer [Affiliated Originator]'s financing programs to borrowers directly or indirectly through local Dealers. Upon submission of applications to [Affiliated Originator], [Affiliated Originator] credit personnel, who have been trained by CPS, use CPS's proprietary systems to evaluate the borrower and the proposed Contract terms. [Affiliated Originator] purchases contracts from the IFCs after its credit personnel have performed all of the underwriting and verification procedures and have applied all the same credit criteria that CPS performs and applies for Contracts it purchases from Dealers. Prior to CPS [or an affiliate] purchasing a Contract from [Affiliated Originator], CPS personnel perform procedures intended to verify that such Contract has been underwritten and originated in conformity with the requirements applied by CPS with respect to Contracts acquired by it directly from Dealers.

Servicing and Collections

         CPS' servicing activities, both with respect to portfolios of Contracts sold by it to investors and with respect to portfolios of other receivables owned or originated by third parties, consist of collecting, accounting for and posting of all payments received with respect to such Contracts or other receivables, responding to borrower inquiries, taking steps to maintain the security interest granted in the Financed Vehicle or other collateral, investigating delinquencies, communicating with the borrower, repossessing and liquidating collateral when necessary, and generally monitoring each Contract or other receivable and related collateral. CPS maintains sophisticated data processing and management information systems to support its Contract and other receivable servicing activities.

         Upon the sale of a portfolio of Contracts to an investor, or upon the engagement of CPS by another receivable portfolio owner for CPS' services, CPS mails to borrowers monthly billing statements directing them to mail payments on the Contracts or other receivables to a lock-box account which is unique for each investor or portfolio owner. CPS engages an independent lock-box processing agent to retrieve and process payments received in the lock-box account. This results in a daily deposit to the investor or portfolio owner's account of the day's lock-box account receipts and a simultaneous electronic data transfer to CPS of the borrower payment data for posting to CPS' computerized records. Pursuant to the various servicing agreements with each investor or portfolio owner, CPS is required to deliver monthly reports reflecting all transaction activity with respect to the Contracts or other receivables.

         If an account becomes six days past due, CPS's collection staff typically attempts to contact the borrower with the aid of a high- penetration auto-dialing computer. A collection officer tries to establish contact with the customer and obtain a promise by the customer to make the overdue payment within seven days. If payment is not received by the end of such seven-day period, the customer is called again through the auto dialer system and the collection officer attempts to elicit a second promise to make the overdue payment within seven days. If a second promise to make the overdue payment is not satisfied, the account automatically is referred to a supervisor for further action. In most cases, if payment is not received by the tenth day after the due date, a late fee of approximately 5% of the delinquent payment is imposed. If the customer cannot be reached by a collection officer, a letter is automatically generated and the customer's references are contacted. Field agents (who are independent contractors) often make calls on customers who are unreachable or whose payment is thirty days or more delinquent. A decision to repossess the vehicle is generally made after 30 to 90 days of delinquency or three unfulfilled promises to make the overdue payment. Other than granting such limited extensions as are described under the heading "Description of the Trust Documents-Servicing Procedures" in the Prospectus, CPS does not modify or rewrite delinquent Contracts.

         Servicing and collection procedures on Contracts owned by [Affiliated Originator] are performed by CPS at its headquarters in Irvine, California. However, [Affiliated Originator] may solicit aid from the related IFC in collecting past due accounts with respect to which repossession may be considered.

Delinquency and Loss Experience

         Set forth on the following page is certain information concerning the experience of CPS pertaining to retail new and used automobile, light truck, van and minivan receivables, including those previously sold, which CPS continues to service. Contracts were first originated under the Delta Program in August 1994 and under the Alpha Program in April 1995. CPS has found that the delinquency and net credit loss and repossession experience with respect to the Delta Program is somewhat greater than under its Standard Program. CPS has found that the delinquency and net credit loss and repossession experience with respect to the Alpha Program is somewhat lower than that experienced under the Standard Program. CPS has purchased Contracts representing financing for first-time purchasers of automobiles since the inception of its Contract purchasing activities in 1991. Prior to the establishment of the First Time Buyer

Program in July 1996, CPS purchased such Contracts under its Standard Program guidelines. CPS expects that the delinquency and net credit loss and repossession experience with respect to loans originated under the First Time Buyer Program will be similar to that under the Standard Program. CPS began servicing Contracts originated by [Affiliated Originator] in March 1996. Although credit history on [Affiliated Originator]'s originations is limited, CPS expects that the delinquency and net credit loss and repossession experience with respect to the Receivables originated by [Affiliated Originator] will be similar to that of CPS's existing portfolio. There can be no assurance, however, that the delinquency and net credit loss and repossession experience on the Receivables will continue to be comparable to CPS' experience shown in the following tables.



                        Consumer Portfolio Services, Inc.
                             Delinquency Experience



                                        December 31, 1994                  December 31, 1995           December 31, 1996
                                        -----------------                  -----------------        ----------------------
                                    Number                            Number                         Number
                                   of Loans       Amount             of Loans     Amount            of Loans      Amount
                                   --------       ------             --------     ------            --------      ------

Portfolio (1) .............         14,235    $203,879,000          27,113    $355,965,000          47,187    $604,092,000
Period of Delinquency (2)
      31-60 ...............            243       3,539,000             909      11,520,000           1,801      22,099,000
      61-90 ...............             68       1,091,000             203       2,654,000             724       9,068,000
      91+ .................             56         876,000             272       3,899,000             768       9,906,000


Total Delinquencies .......            367       5,506,000           1,384      18,073,000           3,293      41,073,000
Amount in Repossession
   (3) ....................            271       3,759,000             834      10,151,000           1,168      14,563,000


Total Delinquencies and
   Amount in
   Repossession (4) .......            638    $  9,265,000           2,218    $ 28,224,000           4,461    $ 55,636,000




Delinquencies as a
   Percent of the Portfolio           2.58%           2.70%           5.10%           5.08%           6.98%           6.80%
Repo Inventory as a
   Percent of the Portfolio           1.90%           1.84%           3.08%           2.85%           2.48%           2.41%


Total Delinquencies and
   Amount in
   Repossession as a
   Percent of Portfolio ...           4.48%           4.54%           8.18%           7.93%           9.45%           9.21%





-----------

(1) All amounts and percentages are based on the full amount remaining to be repaid on each Contract, including, for Rule of 78's Contracts, any unearned finance charges. The information in the table represents all Contracts originated by CPS including sold Contracts CPS continues to service.

(2) CPS considers a Contract delinquent when an obligor fails to make at least 90% of a contractually due payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

(3) Amount in Repossession represents Financed Vehicles which have been repossessed but not yet liquidated.

(4) Amounts shown do not include Contracts which are less than 31 days delinquent.




                                         Consumer Portfolio Services, Inc.
                                      Net Credit Loss/Repossession Experience



                                             Year Ended             Year Ended          Year Ended
                                         December 31, 1994      December 31, 1995    December 31, 1996
                                         -----------------      -----------------    -----------------

Average Amount Outstanding During the
Period (1) .............................   $ 98,916,991              $221,926,489       $395,404,669
Average Number of Loans Outstanding
         During the Period .............          9,171                    20,809             36,998
Number of Repossessions ................            669                     2,018              3,145
Gross Charge-Offs (2) ..................   $  3,166,408              $ 11,658,461       $ 23,296,775
Recoveries (3) .........................   $    347,519              $  1,028,378       $  2,969,143
Net Losses .............................   $  2,818,889              $ 10,630,083       $ 20,327,632
Annualized Repossessions as a Percentage
         of Average Number of Loans
         Outstanding ...................           7.29%                     9.70%              8.50%
Annualized Net Losses as a Percentage of
         Average Amount Outstanding ....           2.85%                     4.79%              5.14%

-----------

(1) All amounts and percentages are based on the principal amount scheduled to be paid on each Contract. The information in the table represents all Contracts originated by CPS including sold Contracts which CPS continues to service.

(2) Amount charged off includes the remaining principal balance, after the application of the net proceeds from the liquidation of the vehicle, excluding accrued and unpaid interest.

(3)      Recoveries are reflected in the period in which they are realized and may pertain to charge offs from prior periods.


                              THE RECEIVABLES POOL

         The Receivables Pool existing as of the Cutoff Date consists of Receivables selected from CPS's Portfolio by several criteria, including the following: each Receivable was originated, based on the billing address of the Obligors, in the United States, has an original term of not more than 60 months, provides for level monthly payments which fully amortize the amount financed over the original term (except for the last payment, which may be different from the level payment for various reasons, including late or early payments during the term of the Contract), has a remaining maturity of 60 months or less as of the Cutoff Date, has an outstanding principal balance of not more than [$ ] as of the Cutoff Date, is not more than 30 days past due as of the Cutoff Date and has an APR of not less than [ %]. As of the date of each Obligor's application for the loan from which the related Receivable arises, each Obligor (i) did not have any material past due credit obligations or any repossessions or garnishments of property within one year prior to the date of application, unless such amounts have been repaid or discharged through bankruptcy, (ii) was not the subject of any bankruptcy or insolvency proceeding that is not discharged, and (iii) had not been the subject of more than one bankruptcy proceeding. As of the Cutoff Date, the latest scheduled maturity of any Receivable is not later than [ ].

         As of the Cutoff Date, approximately [ %] of the aggregate principal balance of the Receivables, constituting [ %] of the number of Contracts, represents financing of used vehicles; the remainder of the Receivables represent financing of new vehicles. Approximately [ %] of the aggregate principal balance of the Receivables were originated under the Delta Program, approximately [ %] of the aggregate principal balance of the Receivables were originated under the Alpha Program, approximately [ %] of the aggregate principal balance of the Receivables were originated under the First Time Buyer Program and approximately [ %] of the aggregate principal balance of the Receivables represent financing under the Standard Program. As of the Cutoff Date, approximately [ %] of the aggregate principal balance of the Receivables were originated by unaffiliated third parties and purchased by CPS in the ordinary course of its business. As of the Cutoff Date, [ %] of the Principal Balance of the Receivables were [Affiliated Originator] Receivables. The composition, geographic distribution, distribution by APR, distribution by remaining term, distribution by date of origination, distribution by original term, distribution by model year and distribution by original principal balance of the Receivables as of the Cutoff Date are set forth in the following tables.

                               Composition of the Receivables as of the Cutoff Date




       Weighted               Aggregate            Number of          Average             Weighted              Weighted
     Average APR              Principal           Receivables        Principal            Average               Average
    of Receivables             Balance              in Pool           Balance          Remaining Term        Original Term



                         Geographic Distribution of the Receivables as of the Cutoff Date



                                                                           Percent of                              Percent of
                                                    Aggregate               Aggregate            Number of         Number of
State(1)                                        Principal Balance       Principal Balance       Receivables       Receivables


all others(2)................................                                            %                                %



TOTAL........................................   $                                                100.00%(3)        100.00%(3)

-----------

(1)      Based on billing address of Obligor.
(2) No other state represents a percent of the aggregate Principal Balance as of the Cutoff Date in excess of one percent.
(3)      Percentages may not add up to 100% because of rounding.

                           Distribution of the Receivables by APR as of the Cutoff Date




                                                                           Percent of                              Percent of
              APR                                   Aggregate               Aggregate            Number of         Number of
             Range                              Principal Balance       Principal Balance       Receivables       Receivables


all others(2)................................                                            %                                %



TOTAL........................................   $                                                100.00%(1)       100.00%(1)


-----------

(1)      Percentages may not add up to 100% because of rounding.


                                 Distribution of Receivables by Remaining Term to
                                     Scheduled Maturity as of the Cutoff Date







                                                                           Percent of                              Percent of
           Remaining Term to                        Aggregate               Aggregate            Number of         Number of
           Scheduled Maturity                   Principal Balance       Principal Balance       Receivables       Receivables






TOTAL........................................   $                                                100.00%(1)       100.00%(1)

-----------

(1)      Percentages may not add up to 100% because of rounding.


                                          Distribution of Receivables by
                                     Date of Origination as of the Cutoff Date



                                                                              Percent of                              Percent of
                                                      Aggregate                Aggregate            Number of          Number of
Date of Origination                               Principal Balance        Principal Balance       Receivables        Receivables




TOTAL........................................   $                                                100.00%(1)       100.00%(1)

-----------

(1)      Percentages may not add up to 100% because of rounding.



                                  Distribution of Receivables by Original Term to
                                     Scheduled Maturity as of the Cutoff Date



                                                                           Percent of                              Percent of
              Original Term to                      Aggregate               Aggregate            Number of         Number of
             Scheduled Maturity                 Principal Balance       Principal Balance       Receivables       Receivables






TOTAL........................................     $                        100.00%(1)                              100.00%(1)



-----------

(1)      Percentages may not add up to 100% because of rounding.

                           Distribution of Receivables by Model Year of Financed Vehicle
                                               as of the Cutoff Date



                                                                           Percent of                              Percent of
                                                    Aggregate               Aggregate            Number of         Number of
Model Year                                      Principal Balance       Principal Balance       Receivables       Receivables






TOTAL........................................    $                         100.00%(1)                               100.00%(1)




-----------

(1)      Percentages may not add up to 100% because of rounding.



                             Distribution of Receivables by Original Principal Balance
                                               as of the Cutoff Date



                                                                           Percent of                              Percent of
              Range of Original                     Aggregate               Aggregate            Number of         Number of
             Principal Balances                 Principal Balance       Principal Balance       Receivables       Receivables




TOTAL........................................    $                        100.00%(1)                               100.00%(1)



-----------

(1)      Percentages may not add up to because of rounding.


         As of the Cutoff Date, approximately [ %] of the aggregate Principal Balance of the Receivables in the Receivables Pool provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78's" ("Rule of 78's Receivables") and, approximately [ %] of the aggregate Principal Balance of the Receivables in the Receivables Pool provide for allocation of payments according to the "simple interest" method ("Simple Interest Receivables"). A Rule of 78's Receivable provides for payment by the Obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the basis of the stated APR for the term of the Receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's". A Simple Interest Receivable provides for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

         In the event of the prepayment in full (voluntarily or by acceleration) of a Rule of 78's Receivable, under the terms of the contract, a "refund" or "rebate" will be made to the Obligor of the portion of the total amount of payments then due and payable under the contract allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78's. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78's Receivable generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

         The Trust will account for the Rule of 78's Receivables as if such Receivables provided for amortization of the loan over a series of fixed level payment monthly installments ("Actuarial Receivables"). Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding Principal Balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be passed through to Noteholders but will be paid to the Servicer as additional servicing compensation.


                              YIELD CONSIDERATIONS

         All of the Receivables are prepayable at any time. (For this purpose "prepayments" include prepayments in full, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and certain other Receivables repurchased for administrative reasons.) The rate of prepayments on the Receivables may be influenced by a variety of economic, social, and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of CPS. In addition, the rate of prepayments on the Receivables may be affected by the nature of the Obligors and the Financed Vehicles and servicing decisions. See "Risk Factors - Sub-Prime Obligors; Servicing" in this Prospectus Supplement. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders. See also "Description of the Notes - Optional Redemption" in this Prospectus Supplement regarding the Servicer's option to purchase the
Receivables and redeem the Notes when the aggregate principal balance of the Receivables is less than or equal to 10% of the Original Pool Balance.

                       POOL FACTORS AND OTHER INFORMATION

         The "Pool Balance" at any time represents the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments received from Obligors, all payments and Purchase Amounts remitted by CPS or the Servicer, as the case may be, all for such Collection Period, all losses realized on Receivables liquidated during such Collection Period and any Cram Down Losses with respect to such Receivables. The Pool Balance is computed by allocating payments to principal and to interest, with respect to Rule of 78's Receivables, using the constant yield or actuarial method, and with respect to Simple Interest Receivables, using the simple interest method. The "Class A-1 Pool Factor" is a seven digit decimal which the Servicer will compute each month indicating the principal balance of the Class A-1 Notes as a fraction of the initial principal balance of the Class A-1 Notes. An individual Noteholder's share of the principal balance of the Class A-1 Notes is the product of (i) the original denomination of the Noteholder's Note and
(ii) the Class A-1 Pool Factor. The "Class A-2 Pool Factor" is a seven-digit decimal which the Servicer will compute each month indicating the principal balance of the Class A-2 Notes as a fraction of the initial principal balance of the Class A-2 Notes. The Class A-2 Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Class A-2 Pool Factor will decline to reflect reductions in the principal balance of the Class A-2 Notes. An individual Noteholder's share of the principal balance of the Class A-2 Notes is the product of (i) the original denomination of the Noteholder's Note and (ii) the Class A-2 Pool Factor. The "Class A-3 Pool Factor" is a seven-digit decimal which the Servicer will compute each month indicating the principal balance of the Class A-3 Notes as a fraction of the initial principal balance of the Class A-3 Notes. The Class A-3 Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Class A-3 Pool Factor will decline to reflect reductions in the principal balance of the Class A-3 Notes. An individual Noteholder's share of the principal balance of the Class A-3 Notes is the product of (i) the original denomination of the Noteholder's Note and (ii) the Class A-3 Pool Factor. The "Class B Pool Factor" is a seven-digit decimal which the Servicer will compute each month indicating the principal balance of the Class B Notes as a fraction of the initial principal balance of the Class B Notes. The Class B Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Class B Pool Factor will decline to reflect reductions in the principal balance of the Class B Notes. An individual Noteholder's share of the principal balance of the Class B Notes is the product of (i) the original denomination of the Noteholder's Note and (ii) the Class B Pool Factor. [Other Classes to be added.] Pool Factors will be made available on or about the eighth business day of each month.

         Pursuant to the Indenture, the Noteholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the Pool Factors and various other items of information. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Trust Documents - Statements to Securityholders" in this Prospectus Supplement.

                                 USE OF PROCEEDS

         The net proceeds to be received by the Seller from the sale of the Notes will be applied to the purchase of the CPS Receivables from CPS and the [Affiliated Originator] Receivables from [Affiliated Originator]. CPS will apply the net proceeds received from the Seller to purchase new Contracts or to repay debt incurred to purchase the Contracts.

                               THE SELLER AND CPS

         The Seller is a wholly-owned subsidiary of CPS. The Seller was incorporated in the State of California in June of 1994. The Seller was organized for the limited purpose of purchasing automobile installment sale contracts from CPS and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Seller are located at 2 Ada, Irvine, California 92618; telephone (714) 753-6800. For further information regarding the Seller and CPS, see "The Seller and CPS" in the Prospectus.


                              THE STANDBY SERVICER

         If CPS is terminated or resigns as Servicer, Norwest Bank Minnesota, National Association (in such capacity, the "Standby Servicer") will serve as successor Servicer. The Standby Servicer will receive a fee on each Payment Date for agreeing to stand by as successor Servicer and for performing certain other functions. Such fee will be payable to the Standby Servicer from the Servicing Fee payable to CPS. If the Standby Servicer, or any other entity serving at the time as Standby Servicer, becomes the successor Servicer, it will receive compensation at a Servicing Fee Rate not to exceed 2.12% per annum.

                            DESCRIPTION OF THE NOTES

General

         The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement.


         The Notes initially will be represented by notes registered in the name of Cede as the nominee of The Depository Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC and participating members thereof in denominations of $1,000. All references to "holders" or "Noteholders" and to authorized denominations, when used with respect to the Notes, shall reflect the rights of beneficial owners of the Notes ("Note Owners"), and limitations thereof, as they may be indirectly exercised through DTC and its participating members, except as otherwise specified herein.
See "Registration of Notes" in this Prospectus Supplement.

Payment of Interest

         On each Payment Date, the holders of record of the Class A-1 Notes (the "Class A-1 Noteholders") as of the related Record Date will be entitled to receive, pro rata, interest at the Class A-1 Note Rate, on the outstanding principal balance of the Class A-1 Notes as of the last day of the related Collection Period, based on the number of days elapsed from and including the preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding the current Payment Date. On each Payment Date, the holders of record of the Class A-2 Notes (the "Class A-2 Noteholders") as of the related Record Date will be entitled to receive, pro rata, thirty (30) days of interest at the Class A-2 Interest Rate on the outstanding principal amount of the Class A-2 Notes at the close of business on the last day of the related Collection Period. On each Payment Date, the holders of record of the Class A-3 Notes (the "Class A-3 Noteholders") as of the related Record Date will be entitled to receive, pro rata, thirty (30) days of interest at the Class A-3 Interest Rate on the outstanding principal amount of the Class A-3 Notes at the close of business on the last day of the related Collection Period. [Additional classes, if any, to be added]. On each Payment Date, the holders of record of the Class B Notes (the "Class B Noteholders") as of the related Record Date will be entitled to receive, pro rata, thirty (30) days of interest at the Class B Interest Rate on the outstanding principal amount of the Class B Notes at the close of business on the last day of the related Collection Period. Notwithstanding the foregoing, on the first Payment Date, the interest payable to the Noteholders of record of each class of Notes will be an amount equal to the product of (a) the Interest Rate applicable to such class of Notes, (b) the initial principal amount of such class of Notes and (c) a fraction (i) the numerator of which is the number of days from and including the Closing Date through and including [ ] 14, 1997 and (ii) the denominator of which is 360. Interest on the Notes which is due but not paid on any Payment Date will be payable on the next Payment Date together with, to the extent permitted by law, interest on such unpaid amount at the applicable Interest Rate.

Determination of LIBOR

         Pursuant to the Indenture, the Indenture Trustee will determine LIBOR for purposes of calculating the Interest Rate for the Class A-3 Notes for each given Collection Period on the second business day prior to the commencement of each Collection Period (each, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a business day means a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

         "LIBOR" means, with respect to any Interest Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on the Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Indenture Trustee will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for the day will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Indenture Trustee, are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for the Index Maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period.

         "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         "Reference Banks" means four major banks in the London interbank market selected by the Master Servicer.


Payment of Principal

         Principal of the Class A Notes will be payable on each Payment Date in an amount equal to the Class A Noteholders' Principal Distributable Amount for the related Collection Period. The "Class A Noteholders' Principal Distributable Amount" is equal to the product of (a) the Class A Noteholders' Percentage of the Principal Distributable Amount and (b) any unpaid portion of the amount described in clause (a) with respect to a prior Payment Date. Principal of the Class B Notes will be payable on each Payment Date in an amount equal to the Class B Noteholders' Principal Distributable Amount for the related Collection Period. The "Class B Noteholders' Principal Distributable Amount" is equal to the product of (a) the Class B Noteholders' Percentage of the Principal Distributable Amount and (b) any unpaid portion of the amount described in clause (a) with respect to a prior Payment Date.

         On each Payment Date, an amount equal to the lesser of (x) the portion of the Total Distribution Amount remaining after application thereof to pay the distributions described in clauses (i) through (iv) under "Description of the Trust Documents -- Distributions" and (y) the Class A Noteholders' Principal Distributable Amount will be applied, sequentially, to pay principal of the Class A-1 Notes until the principal balance of the Class A-1 Notes has been reduced to zero, then to the holders of the Class A-2 Notes until the principal balance of the Class A-2 Notes has been reduced to zero, then to the holders of the Class A-3 Notes until the principal balance of the Class A-3 Notes has been reduced to zero [additional classes of Notes may be added].

         On each Payment Date, an amount equal to the lesser of (x) the portion of the Total Distribution Amount remaining after application thereof to pay the distributions described in clauses (i) through (viii) under "Description of the Trust Documents -- Distributions" and (y) the Class B Noteholders' Principal Distributable Amount will be applied to pay principal of the Class B Notes until the principal balance of the Class B Notes has been reduced to zero.


Mandatory Redemption

         [Each class of Notes will be redeemed in part on the Payment Date on or immediately following the last day of the Funding Period in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date (a "Mandatory Redemption"). The aggregate principal amount of each class of Notes to be redeemed will be an amount equal to such class's pro rata share (based on the respective current Principal Balance of each class of Notes) of the remaining Pre-Funded Amount on such date (such class's "Note Prepayment Amount").]

         [A Note Prepayment Premium will be payable by the Trust to the Noteholders of each class if the Pre-Funded Amount at the end of the Funding Period exceeds $100,000. The Note Prepayment Premium for a class of Notes will equal the excess, if any, discounted as described below, of (i) the amount of interest that would have accrued on such class's Note Prepayment Amount at the Interest Rate borne by such class of Notes during the period commencing on and including the Payment Date on which such class's Note Prepayment Amount is required to be distributed to the Noteholders of such class to but excluding [ ], in the case of the Class A-1 Notes, [ ], in the case of the Class A-2 Notes, [ ], in the case of the Class A-3 Notes, [ ] in the case of the Class B Notes, over (ii) the amount of interest that would have accrued on such class's Note Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Record Date preceding such Payment Date on the United States Treasury Bill due [ ], in the case of the Class A-1 Notes, the [ ]% United States Treasury Note due [ ], in the case of the Class A-2 Notes, the [ ]% United States Treasury Note due [ ], in the case of the Class A-3 Notes, the [ ]% United States Treasury Note due [ ] and, in the case of the Class B Notes, the [ ]% United States Treasury Note due [ ]. Such excess shall be discounted to present value to such Payment Date at the applicable yield described in clause (ii) above. The Trust's obligation to pay the Note Prepayment Premiums shall be limited to funds which are received from the Seller under the Sale and Servicing Agreement [or an Affiliate Purchase Agreement] as liquidated damages for the failure to deliver Subsequent Receivables. No other assets of the Trust will be available for the purpose of making such payment. [The Credit Enhancement does not guarantee payment of the Note Prepayment Premiums or the Note Prepayment Amounts, although the [Credit Enhancement] does guarantee payment of the Class A Noteholders' Interest Distributable Amount and the Class A Noteholders' Principal Distributable Amount on its respective Final Scheduled Payment Date.] In addition, the ratings assigned to the Notes by the Rating Agencies do not address the likelihood that the Note Prepayment Amounts or the Note Prepayment Premiums will be paid.]


Optional Redemption

         In order to avoid excessive administrative expense, the Servicer, or its successor, is permitted at its option to purchase from the Trust (with the consent of the [Credit Enhancer] if such purchase would result in a claim under the [Credit Enhancement] or any amount owing to the [Credit Enhancer] or on the Certificates would remain unpaid), as of the last day of any month as of which the then outstanding Pool Balance is equal to 10% or less of the Original Pool Balance, all remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of such last day. Exercise of such right will effect early retirement of the Notes. The Indenture Trustee will give written notice of termination to each Noteholder of record. The final distribution to any Noteholder will be made only upon surrender and cancellation of such holder's Note at the office or agency of the Indenture Trustee specified in the notice of termination. Any funds remaining with the Indenture Trustee, after the Indenture Trustee has taken certain measures to locate a Noteholder and such measures have failed, will be distributed to The American Red Cross.

                         DESCRIPTION OF THE CERTIFICATES

General

         The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement.

         The Certificates initially will be represented by certificates registered in the name of Cede as the nominee of DTC and will only be available in the form of book-entries on the records of DTC and participating members thereof in denominations of $1,000. All references to "holders" or "Certificateholders" and to authorized denominations, when used with respect to the Certificates, shall reflect the rights of beneficial owners of the Certificates ("Certificate Owners"), and limitations thereof, as they may be indirectly exercised through DTC and its participating members, except as otherwise specified herein. See "Registration of Notes and Certificates" in this Prospectus Supplement.

         On each Payment Date, the Certificateholders will, subject to the availability of funds, be entitled to distributions (the "Certificateholders' Interest Distributable Amount") in an amount equal to the amount of interest accrued on the Certificate Balance at the Pass-Through Rate. Interest distributable on a Payment Date will accrue from and including the preceding Payment Date (or, in the case of the initial Payment Date, the Closing Date) to but excluding the current Payment Date and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions due on any Payment Date but not distributed on such Payment Date will be due on the next Payment Date, together with interest on such amount at the Pass-Through Rate (to the extent permitted by law). See "Description of the Trust Documents - Distributions" in this Prospectus Supplement.

         Principal of the Certificates will be payable on each Payment Date in an amount equal to the Certificateholders' Principal Distributable Amount for the related Collection Period. The "Certificateholders' Principal Distributable Amount" is equal to the product of (a) the Certificateholder's Percentage of the Principal Distributable Amount and (b) any unpaid portion of the amount described in clause (a) with respect to a prior Payment Date.

Mandatory Prepayment

         [The Certificates will be prepaid in part, on a pro rata basis, on the Payment Date on or immediately following the last day of the Funding Period in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any purchase on such date (a "Mandatory Prepayment"). The aggregate principal amount of the Certificates to be prepaid will be an amount equal to the Certificateholders' pro rata share (based on the respective current Principal Balance of each class of Notes and the Certificate Balance) of the remaining Pre-Funded Amount (the "Certificate Prepayment Amount").]

         [The Certificate Prepayment Premium will be payable by the Trust to the Certificateholders if the Pre-Funded Amount at the end of the funding Period exceeds $100,000. The Certificate Prepayment Premium will equal the excess, if any, discounted as described below, of (i) the amount of interest that would have accrued on the certificate Prepayment Amount at the Pass-Through Rate during the period commencing on and including the Payment Date on which such Certificate Prepayment Amount is required to be distributed to Certificateholders to but excluding [ ], over (ii) the amount of interest that would have accrued on such Certificate Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Record Date preceding such Payment Date on the [ ]% United States Treasury Note due [ ]. Such excess shall be discounted to present value to such Payment Date at the yield described in clause (ii) above. The Trust's obligation to pay the Certificate Prepayment Premium shall be limited to funds which are received from the Seller under the Sale and Servicing Agreement [or an Affiliated Purchase Agreement] as liquidated damages for the failure to deliver Subsequent Receivables. No other assets of the Trust will be available for the purpose of making such payment. The [Credit Enhancement] does not guarantee payment of the Certificate Prepayment Amount or the Certificate Prepayment Premium, although the [Credit Enhancement] does guarantee payment of the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount on the Final Scheduled Payment Date. In addition, the ratings assigned to the Certificates by the Rating Agencies do not address the likelihood that the Certificate Prepayment Amount or the Certificate Prepayment Premium will be paid.]


Optional Prepayment

         If the Seller or the Servicer exercises its option to purchase the Receivables when the aggregate Principal Balance declines to 10% or less of the Original Pool Balance, Certificateholders will receive an amount in respect of the Certificates equal to the outstanding Principal Balance of the Certificates together with accrued interest at the Pass-Through Rate, which distribution will effect early retirement of the Certificates. See "Description of the Trust Documents - Termination" in the accompanying Prospectus.


Subordination of the Certificates

         [No distribution of interest or principal will be made to Certificateholders on any Payment Date until the Noteholders have been paid the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount for such Payment Date. This subordination is intended to enhance the likelihood of timely receipt by the Noteholders of the full amount of interest and principal distributable to them on each Payment Date and to afford the Noteholders limited protection against losses in respect of the Receivables.]


                     REGISTRATION OF NOTES AND CERTIFICATES

         [The [Class A] Notes [and the Certificates] will initially be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. See "Certain Information Regarding the Notes - Book-Entry Registration" in the Prospectus.]

                       DESCRIPTION OF THE TRUST DOCUMENTS

         The following summary describes certain terms of the [Affiliate Purchase Agreement] and the Purchase Agreement, the Indenture and the Trust Agreement (together, the "Trust Documents"). Forms of the [Affiliate Purchase Agreement] and the Trust Documents have been filed as exhibits to the Registration Statement. A copy of the [Affiliate Purchase Agreement] and the Trust Documents will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the [Affiliate Purchase Agreement] and the Trust Documents. The following summary supplements, the description of the general terms and provisions of the [Affiliate Purchase Agreement] and the Trust Documents (as such terms are used in the accompanying Prospectus) set forth in the accompanying Prospectus, to which description reference is hereby made.

Sale and Assignment of Receivables; Subsequent Receivables

         On or prior to the Closing Date, the Seller will purchase from [Affiliated Originator] pursuant to an agreement (the "[Affiliate Purchase Agreement]"), without recourse, except as provided in the [Affiliate Purchase Agreement], [Affiliated Originator's] entire interest in the [Affiliated Originator] Receivables, together with [Affiliated Originator]'s security interests in the related Financed Vehicles. On or prior to the Closing Date, CPS will, pursuant to the Purchase Agreement, sell and assign to the Seller, without recourse, except as provided in the Purchase Agreement, its entire interest in the CPS Receivables, together with its security interests in the related Financed Vehicles. At the time of issuance of the Securities, the Seller will sell and assign to the Trust, without recourse except as provided in the Sale and Servicing Agreement, its entire interest in the Receivables, together with its security interests in the Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the Purchase Agreement. The Indenture Trustee will, concurrently with such sale and assignment, execute, authenticate, and deliver the Securities to the Seller in exchange for the
Receivables. The Seller will sell the Notes to the Underwriters. See "Underwriting" in this Prospectus Supplement.

         In the Purchase Agreement, CPS will represent and warrant to the Seller, among other things, that (i) the information provided in the Purchase Agreement with respect to the Receivables (including, without limitation, the [Affiliated Originator] Receivables) is correct in all material respects; (ii) at the dates of origination of the Receivables, physical damage insurance covering each Financed Vehicle was in effect in accordance with CPS's normal requirements; (iii) at the date of issuance of the Securities, the Receivables are free and clear of all security interests, liens, charges, and encumbrances and no offsets, defenses, or counterclaims against Dealers or IFCs have been asserted or threatened; (iv) at the date of issuance of the Securities, each of the Receivables is or will be secured by a first-priority perfected security interest in the related Financed Vehicle in favor of CPS or [Affiliated Originator]; and (v) each Receivable, at the time it was originated, complied and, at the date of issuance of the Securities, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws. As of the last day of the second (or, if CPS elects, the first) month following the discovery by or notice to the Seller and CPS of a breach of any representation or warranty that materially and adversely affects a Receivable, unless the breach is cured, CPS will purchase such Receivable from the Trust for the Purchase Amount. The repurchase obligation will constitute the sole remedy available to the Noteholders, the [Credit Enhancer], the Owner Trustee or the Indenture Trustee for any such uncured breach.

         [During the Funding Period, on each Subsequent Transfer Date, subject to the conditions described below, the Seller will sell and assign to the Trust, without recourse, the Seller's entire interest in the Subsequent Receivables designated by the Seller as of the related Subsequent Cutoff Date and identified in a schedule attached to a Subsequent Transfer Agreement relating to such Subsequent Receivables executed on such date by the Seller. Upon the conveyance of Subsequent Receivables to the

Trust on a Subsequent Transfer Date, (i) the aggregate Principal Balance will increase in an amount equal to the aggregate principal balances of the Subsequent Receivables, (ii) the Class A-1 Holdback Amount (described under "--Accounts" below), if any, for such Subsequent Transfer Date will be withdrawn from the Pre-Funding Account and deposited in the Class A-1 Holdback Subaccount (described under "--Accounts" below), and (iii) an amount equal to the aggregate principal balances of such Subsequent Receivables less the Class A-1 Holdback Amount will be paid to or upon the order of the Seller.]


         Any   conveyance   of   Subsequent   Receivables   is  subject  to  the
satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others: (i) each such Subsequent Receivable satisfies the eligibility criteria specified in the Purchase Agreement; (ii) [Credit Enhancer] (so long as no [Credit Enhancer] Default shall have occurred and be continuing) shall in its absolute and sole discretion have approved the transfer of such Subsequent Receivables to the Trust; (iii) as of each applicable Subsequent Cutoff Date, the Receivables in the Trust together with the Subsequent Receivables to be conveyed by the Seller as of such Subsequent Cutoff Date, meet the following criteria (computed based on the characteristics of the Initial Receivables on the Initial Cutoff Date and any Subsequent Receivables on the related Subsequent Cutoff Date: [Conditions to be specified];
(iv) the Seller shall have executed and delivered to the Trust (with a copy to the Indenture Trustee) a Subsequent Transfer Agreement conveying such Subsequent Receivables to the Trust (including a schedule identifying such Subsequent Receivables); [(v) the Class A-1 Holdback Amount, if any, shall have been deposited in the Class A-1 Holdback Subaccount (described under "--Accounts" below);] (vi) the Seller shall have delivered certain opinions of counsel to the Indenture Trustee, the Owner Trustee, [Credit Enhancer] and the Rating Agencies with respect to the validity of the conveyance of such Subsequent Receivables; and (vii) the Rating Agencies shall have each notified the Seller, the Owner Trustee, the Indenture Trustee and [Credit Enhancer] in writing that, following the addition of all such Subsequent Receivables, the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes will be rated [ ] by [ ] and the Class B Notes will be rated at least [ ] by [ ] [and the Certificates will be rated [ ] by [ ]].

         Subsequent Receivables may have been originated by CPS at a later date using credit criteria different from the criteria applied with respect to the Initial Receivables. See "Risk Factors - Varying Characteristics of Subsequent Receivables" and "The Receivables Pool" herein.]


         On or prior to the Closing Date [or each Subsequent Closing Date], the related Contracts will be delivered to the Indenture Trustee as custodian, and the Indenture Trustee thereafter will maintain physical possession of the Receivables except as may be necessary for the servicing thereof by the Servicer. The Receivables will not be stamped to show the ownership thereof by the Trust. However, CPS's and [Affiliated Originator]'s accounting records and computer systems will reflect each sale and assignment of the Receivables to the Seller, and Uniform Commercial Code ("UCC") financing statements reflecting such sales and assignments will be filed. See "Formation of the Trust" in this Prospectus Supplement and "Certain Legal Aspects of the Receivables" in the Prospectus.


Accounts

         A segregated lock-box account will be established and maintained with [ ] in the name of the Indenture Trustee for the benefit of the Noteholders[, the Certificateholders] and the [Credit Enhancer], into which all payments made by Obligors on or with respect to the Receivables must be deposited by the Lock-Box Processor (the "Lock-Box Account"). See "Description of the Trust Documents - Payments on Receivables" in the Prospectus. The Indenture Trustee will also establish and maintain initially with itself one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders and the [Credit Enhancer], into which all amounts previously deposited in the Lock-Box Account will be transferred within two Business Days of the receipt of funds therein (the "Collection Account"). Upon receipt, the Servicer will deposit all amounts received by it in respect of the Receivables in the Lock-Box Account or the Collection Account. The Indenture Trustee will also establish and maintain initially with itself one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders[, the Certificateholders] and the [Credit Enhancer], from which all distributions with respect to the Securities and payments to the [Credit Enhancer] will be made (the "Distribution Account").

         [The Pre-Funding Account will be maintained with the Indenture Trustee and is intended solely to hold funds to be applied by the Indenture Trustee during the Funding Period to pay to the Seller the purchase price for Subsequent Receivables. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the Receivables. On the Closing Date, the Pre-Funding Account will be funded with the initial Pre-Funded Amount from the sale proceeds of the Notes [and the Certificates]. The Pre-Funded Amount will initially equal $[ ] and, during the Funding Period, will be reduced by the [Class A Percentage] of the Principal Balances of all Subsequent Receivables purchased by the Trust from time to time in accordance with the provisions of the Sale and Servicing Agreement.]

         The Seller expects that the Pre-Funded Amount will be reduced to less than $100,000 by the [ ] Payment Date, although no assurances can be given in this regard. If any Pre-Funded Amount remains at the end of the Funding Period, such amount will be distributed as a partial prepayment to the Noteholders [and the Certificateholders] as described above under "-- Mandatory Prepayment" and "--Mandatory Redemption".]

         [The Seller will also establish and maintain an account (the "Interest Reserve Account") in the name of the Indenture Trustee on behalf of the Noteholders [and the Certificateholders]. On the Closing Date, the Seller will deposit an amount equal to the Requisite Reserve Amount (as described below) as of the Closing Date in the Interest Reserve Account. On each of the [ ] and [ ] Payment Dates, funds on deposit in the Interest Reserve Account which are in excess of the Requisite Reserve Amount for such Payment Date will be withdrawn from the Interest Reserve Account and deposited in the Distribution Account for distribution in accordance with the priorities set forth under the heading "Description of the Trust Documents - Distributions - Priority of Distribution Amounts".]

         [The "Requisite Reserve Amount" as of any date during the Funding Period will equal the product of (i) the difference between (A) the weighted average of the Interest Rates for each class of Notes [and the Pass-Through Rate] (based on the outstanding principal amount of each class of Notes [and the Certificate Balance] on such date) and (B) the assumed yield (2.5% per annum) of investments of funds in the Pre-Funding Account, divided by 360, (ii) the Pre-Funded Amount on such date and (iii) the number of days remaining until the Payment Date in [ ].]

         [In addition, on any Subsequent Transfer Date a "Class A-1 Holdback Amount" (as defined in the Sale and Servicing Agreement, and determined by the amount, if any, by which the actual Principal Balance of Subsequent Receivables transferred to the Trust on or prior to such date is less than the amount set forth in a schedule of assumed amounts), if any, will be withheld from funds in the Pre- Funding Account that would otherwise be paid to the Seller on such Subsequent Transfer Date and will be deposited into a subaccount (the "Class A-1 Holdback Subaccount") of the Spread Account. The Class A-1 Holdback Subaccount is intended to ensure that, notwithstanding a slower than expected delivery of Subsequent Receivables by the Seller during the Funding Period, sufficient funds will be available to retire the Class A-1 Notes on the Class A-1 Final Scheduled Payment Date. Any funds in the Class A-1 Holdback Subaccount (less the amount, if any, required to be applied to reduce the principal balance of the Class A-1 Notes to zero on the Class A-1 Final Scheduled Payment Date) will be released to CPS on the Payment Date on which the Class A-1 Notes are paid in full, and funds in the Class A-1 Holdback Subaccount will not be available for any other purpose.]

         [The Collateral Agent will establish the Spread Account as a segregated trust account at its office or at another depository institution or trust company.]

Servicing Compensation

         The Servicer will be entitled to receive the Servicing Fee on each Payment Date, equal to the product of one-twelfth of the Servicing Fee Rate and the Pool Balance as of the close of business on the last day of the second preceding Collection Period; provided, however, that with respect to the first Payment Date, the Servicing Fee will equal the product of one-twelfth of the Servicing Fee Rate and the Pool Balance as of the Cutoff Date (the "Servicing Fee"). So long as CPS is Servicer, a portion of the Servicing Fee, equal to the Standby Fee, will be payable to the Standby Servicer for agreeing to stand by as successor Servicer and for performing certain other functions. If the Standby Servicer, or any other entity serving at the time as Standby Servicer, becomes the successor Servicer, it will receive compensation at a Servicing Fee Rate not to exceed [ %] per annum. See "The Standby Servicer" in this Prospectus Supplement. The Servicer will also collect and retain, as additional servicing compensation, any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement from the Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments, late fees and other charges and principal and interest in accordance with the Servicer's normal practices and procedures. The Servicing Fee will be paid out of collections from the Receivables, prior to distributions to Noteholders.

         The Servicing Fee and additional servicing compensation will compensate the Servicer for performing the functions of a third party servicer of automotive receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables, including accounting for collections and furnishing monthly and annual statements to the Indenture Trustee and the [Credit Enhancer] with respect to distributions and generating federal income tax information. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

Distributions

         No later than 10:00 a.m., Minneapolis time, on each Determination Date, the Servicer will inform the Indenture Trustee of the amount of aggregate collections on the Receivables, and the aggregate Purchase Amount of Receivables to be repurchased by CPS or to be purchased by the Servicer, in each case, with respect to the related Collection Period.


         The Servicer will determine prior to such Determination Date the Total Distribution Amount, the Class A Noteholders' Interest Distributable Amount, the Class A Noteholders' Principal Distributable Amount, the Class B Noteholders' Interest Distributable Amount, the Class B Noteholders' Principal Distributable Amount [and the Certificateholders' Distribution Amount].


         The "Determination Date" applicable to any Payment Date will be the earlier of (i) the seventh Business Day of the month of such Payment Date and
(ii) the fifth Business Day preceding such Payment Date.

         Determination of Total Distribution Amount. The "Total Distribution Amount" for a Payment Date (being the funds available for distribution to the Securityholders with respect to such Payment Date in accordance with the priorities described below) will be the sum of the following amounts with respect to the preceding Collection Period: (i) all collections on Receivables;
(ii) all proceeds received during the Collection Period with respect to Receivables that became Liquidated Receivables during the Collection Period in accordance with the Servicer's customary servicing procedures, net of the reasonable expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable ("Liquidation Proceeds") in accordance with the Servicer's customary servicing procedures; (iii) proceeds from Recoveries with respect to Liquidated
Receivables; (iv) any amount withdrawn from the Interest Reserve Account for deposit in the Collection Account with respect to such Payment Date; and (v) earnings on investments of funds in the Collection Account and the Pre-Funding Account during the related Collection Period, and (v) the Purchase Amount of each Receivable that was repurchased by CPS or purchased by the Servicer as of the last day of the related Collection Period.

         "Liquidated Receivable" means a Receivable (i) which has been liquidated by the Servicer through the sale of the Financed Vehicle, or (ii) for which the related Financed Vehicle has been repossessed and 90 days have elapsed since the date of such repossession, or (iii) as to which an Obligor has failed to make more than 90% of a scheduled payment of more than ten dollars for 120 or more days as of the end of a Collection Period, or (iv) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable.

         "Purchase Amount" means, with respect to a Receivable, the amount, as of the close of business on the last day of a Collection Period, required to prepay in full such Receivable under the terms thereof including interest to the end of the month of purchase.

         "Principal Balance" of a Receivable, as of the close of business on the last day of a Collection Period, means the amount financed minus the sum of the following amounts without duplication: (i) in the case of a Rule of 78's Receivable, that portion of all Scheduled Receivable Payments received on or prior to such day allocable to principal using the actuarial or constant yield method; (ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Receivable Payments received on or prior to such day allocable to principal using the Simple Interest Method; (iii) any payment of the Purchase Amount with respect to the Receivable allocable to principal; (iv) any Cram Down Loss in respect of such Receivable; and (v) any prepayment in full or any partial prepayment applied to reduce the Principal Balance of the Receivable.

         "Recoveries" means, with respect to a Liquidated Receivable, the monies collected from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the reasonable costs of liquidation plus any amounts required by law to be remitted to the Obligor.

         "Scheduled Receivable Payment" means, for any Collection Period for any Receivable, the amount indicated in such Receivable as required to be paid by the Obligor in such Collection Period (without giving effect to deferments of payments granted to Obligors by the Servicer pursuant to the Sale and Servicing Agreement or any rescheduling of payments in any insolvency or similar proceedings).


         Calculation of Distribution Amounts. The Class A Noteholders will be entitled to receive the "Noteholders' Distributable Amount" with respect to each Payment Date. The "Noteholders' Distributable Amount" with respect to a Payment Date will be an amount equal to the sum of: (i) the "Class A Noteholders'
Principal  Distributable  Amount",   consisting  of  the  Class  A  Noteholders'
Percentage of the following: (a) the principal portion of all Scheduled Receivable Payments received during the preceding Collection Period on Rule of 78's Receivables and all payments of principal received on Simple Interest Receivables during the preceding Collection Period; (b) the principal portion of all prepayments in full received during the preceding Collection Period (including prepayments in full resulting from collections with respect to a Receivable received during the preceding Collection Period (without duplication of amounts included in (a) above and (d) below)); (c) the portion of the Purchase Amount allocable to principal of each Receivable that was repurchased by CPS or purchased by the Servicer as of the last day of the related Collection Period and, at the option of the [Credit Enhancer] the Principal Balance of each Receivable that was required to be but was not so purchased or repurchased (without duplication of the amounts referred to in (a) and (b) above); (d) the Principal Balance of each Receivable that first became a Liquidated Receivable during the preceding Collection Period (without duplication of the amounts included in (a) and (b) above); and (e) the aggregate amount of Cram Down Losses with respect to the Receivables that shall have occurred during the preceding Collection Period (without duplication of amounts included in (a) through (d) above) (the amounts set forth in (a) through (e), the "Principal Distributable Amount"); (ii) the "Class A Noteholders' Interest Distributable Amount", consisting of thirty (30) days' interest at the applicable Interest Rate on the principal balance of each Class of Class A Notes as of the close of business on the last day of the related Collection Period; provided, however, that on the first Payment Date, the Class A Noteholders' Interest Distributable Amount will include interest from and including the Closing Date through and including [ ] 14, 199[ ]; (iii) the Class A Noteholders' Principal Carryover Shortfall; (iv) the Class A
Noteholders'  Interest  Carryover  Shortfall;  (v)  the  "Class  B  Noteholders'
Principal Distributable Amount", consisting of the Class B Noteholders' Percentage of the Principal Distributable Amount; (vi) the "Class B Noteholders' Interest Distributable Amount", consisting of thirty (30) days' interest at the Class B Interest Rate on the principal balance of the Class B Notes as of the close of business on the last day of the related Collection Period; provided, however, that on the first Payment Date, the Class B Noteholders' Interest Distributable Amount will include interest from and including the Closing Date through and including [ ] 14, 199[ ]; (vii) the Class B Noteholders' Principal Carryover Shortfall; (viii) the Class B Noteholders' Interest Carryover Shortfall;

         On the Final Scheduled Payment Date, the Class A Noteholders' Principal Distributable Amount will equal the then outstanding principal balance of the Class A Notes and the Class B Noteholders' Principal Distributable Amount will equal the then outstanding balance of the Class B Notes.

         The "Class A Noteholders' Percentage" will (a) on any Payment Date prior to the Payment Date on which the principal amount of the Class A-3 Notes is reduced to zero, be [ %], (b) on the Payment Date on which the principal amount of the Class A-3 Notes is reduced to zero, be the percentage equivalent of a fraction, the numerator of which is the principal amount of the Class A-3 Notes immediately prior to such Payment Date, and the denominator of which is the Principal Distributable Amount and (c) on any other Payment Date, be 0%.

         The "Class B Noteholders' Percentage" will (a) on any Payment Date prior to the Payment Date on which the principal amount of the Class B Notes is reduced to zero, be [ %], (b) on the Payment Date on whcih the principal amount of the Class B Notes is reduced to zero, be the percentage equivalent of a fraction, the numerator of which is the principal amount of the Class B Notes immediately prior to such Payment Date, and the denominator of which is the Principal Distributable Amount and (c) on any other Payment Date, be 0%.

         [On each Payment Date on or after the Notes have been paid in full, the Certificateholders will be entitled to receive the "Certificateholders' Distributable Amount". The "Certificateholders' Distributable Amount" with respect to a Payment Date will be an amount equal to the sum of : (.i) the "Certificateholders' Principal Distributable Amount" in an amount equal to the Certificateholders' Percentage of the Principal Distributable Amount for such Payment Date; (ii) the "Certificateholders' Interest Distributable Amount", consisting of 30 days interest at the Pass-Through Rate on the Certificate Balance as of the last day of the related Collections Period; provided, however that on the first Payment Date, the Certificateholders' Interest Distributable Amount will include interest from and including the Closing Date through and including [ ] 14, 199[]; (iii) the Certificateholders' Principal Carryover Shortfall; plus (iv) the Certificateholders' Interest Carryover Shortfall. Distributions to the Certificateholders will be paid to the extent of the portion of the Total Distribution Amount remaining after payment of items (i) through (vii) under "-Priority of Distribution Amounts". See "- Distributions" herein.

         On the Final Scheduled Payment Date, the Certificateholders' Principal Distributable Amount will equal the then outstanding Certificate Balance.

         The "Certificateholders' Percentage" will be [      %].]


         Priority of Distribution Amounts. On each Determination Date, the Servicer will calculate the amount to be distributed to the Noteholders.

         On each Payment Date, the Indenture Trustee (based on the Servicer's determination made on the related Determination Date) shall make the following distributions in the following order of priority:

                  [(i) to the Servicer, from the Total Distribution Amount, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods; provided, however, that as long as CPS is the Servicer and Norwest Bank Minnesota, National Association, is the Standby Servicer, the Indenture Trustee will first pay to the Standby Servicer out of the Servicing Fee otherwise payable to CPS an amount equal to the Standby Fee;

                  (ii) in the event the Standby Servicer or any other party becomes the successor Servicer, to the Standby Servicer or such other successor servicer, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clause (i) above), to the extent not previously paid by the predecessor Servicer pursuant to the Sale and Servicing Agreement, reasonable transition expenses (up to a maximum of $50,000) incurred in acting as successor Servicer;

                  (iii) to the Indenture Trustee and the Owner Trustee, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) and (ii) above), the fees payable thereto for services pursuant to the Indenture and the Trust Agreement (the "Trustee Fee") and reasonable out-of-pocket expenses thereof, (including counsel fees and expenses) and all unpaid Trustee Fees and all unpaid reasonable out-of-pocket expenses (including counsel fees and expenses) from prior Collection Periods; provided, however, that unless an Event of Default shall have occurred and be continuing, expenses payable to the Indenture Trustee pursuant to this clause (iii) and expenses payable to the Collateral Agent pursuant to clause (iv) below shall be limited to a total of $50,000 per annum;

                  (iv) to the Collateral Agent, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (iii) above), all fees and expenses payable to the Collateral Agent with respect to such Payment Date;


                  (v) to the Class A Noteholders, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (iv) above) the Class A Noteholders' Interest Distributable Amount and any Class A Noteholders' Interest Carryover Shortfall as of the close of the preceding Payment Date;

                  (vi) to the Class B Noteholders, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (iv) above) the Class B Noteholders' Interest Distributable Amount and any Class B Noteholders' Interest Carryover Shortfall as of the close of the preceding Payment Date;

                  (vii) to the Class A Noteholders, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (v) above), the Class A Noteholders' Principal Distributable Amount and any Class A Noteholders' Principal Carryover Shortfall as of the close of the preceding Payment Date;

               (viii) to the [Credit Enhancer], from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments made pursuant to clauses (i) through (vi) above), any amounts due to the [Credit Enhancer] under the terms of the Trust Agreement and under the [Credit Enhancement] Agreement;

               (ix) to the Class B Noteholders, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (v) above), the Class B Noteholders' Principal Distributable Amount and any Class B Noteholders' Principal Carryover Shortfall as of the close of the preceding Payment Date;

               (x) to the Collateral Agent, for deposit into the Spread Account, the remaining Total Distribution Amount, if any;

               (xi) to the Certificateholders or as specified in the Trust Documents, any remaining funds.]

         For purposes hereof, the following terms shall have the following meanings:

         "Class A Noteholders' Interest Carryover Shortfall" means, as of the close of any Payment Date, the excess of the Class A Noteholders' Interest Distributable Amount for such Payment Date, plus any outstanding Class A Noteholders' Interest Carryover Shortfall from the preceding Payment Date, plus interest on such outstanding Class A Noteholders' Interest Carryover Shortfall, to the extent permitted by law, at the applicable Interest Rate from such preceding Payment Date through the current Payment Date, over the amount of interest distributed to the Class A Noteholders on such current Payment Date.

         "Class A Noteholders' Principal Carryover Shortfall" means, as of the close of any Payment Date, the excess of the Class A Noteholders' Principal
Distributable Amount plus any outstanding Class A Noteholders' Principal Carryover Shortfall from the preceding Payment Date over the amount of principal distributed to the Class A Noteholders on such current Payment Date.

         "Class B Noteholders' Interest Carryover Shortfall" means, as of the close of any Payment Date, the excess of the Class B Noteholders' Interest Distributable Amount for such Payment Date, plus any outstanding Class B Noteholders' Interest Carryover Shortfall from the preceding Payment Date, plus interest on such outstanding Class B Noteholders' Interest Carryover Shortfall, to the extent permitted by law, at the applicable Interest Rate from such preceding Payment Date through the current Payment Date, over the amount of interest distributed to the Class B Noteholders on such current Payment Date.

         "Class B Noteholders' Principal Carryover Shortfall" means, as of the close of any Payment Date, the excess of the Class B Noteholders' Principal
Distributable Amount plus any outstanding Class B Noteholders' Principal Carryover Shortfall from the preceding Payment Date over the amount of principal distributed to the Class B Noteholders on such current Payment Date.

         On the third business day prior to a Payment Date, the Indenture Trustee will determine, based on a certificate from the Servicer, whether there are amounts sufficient, after payment of amounts as set forth in the priorities of distribution in the Indenture, to distribute the Class A Noteholders' Distributable Amount and the Class B Noteholders' Distributable Amount.


         [The Spread Account. As part of the consideration for the issuance of the [Credit Enhancement], the Seller has agreed to cause to be established with [ ] (in such capacity, the "Collateral Agent") an account (the "Spread Account") for the benefit of the [Credit Enhancer] and the Indenture Trustee on behalf of the Noteholders. Any portion of the Total Distribution Amount remaining on any Payment Date after payment of all fees and expenses due on such date to the Servicer, the Standby Servicer, the Indenture Trustee and the Collateral Agent and all principal and interest payments due to the Noteholders on such Payment Date, will be deposited in the Spread Account and held by the Collateral Agent for the benefit of the [Credit Enhancer] and the Indenture Trustee on behalf of the Noteholders. If on any Payment Date, the Total Distribution Amount is insufficient to pay all distributions required to be made on such day pursuant to priorities (i) through (vii) under "-Priority of Distribution Amounts", then amounts on deposit in the Spread Account will be applied to pay the amounts due on such Payment Date pursuant to such priorities
(i) through (vii).

         Amounts on deposit in the Spread Account on any Payment Date which (after all payments required to be made on such Payment Date have been made) are in excess of the Requisite Amount will be released to the Certificateholders on such Payment Date.

         So long as a [Credit Enhancer] Default shall not have occurred and be continuing, the [Credit Enhancer] will be entitled to exercise in its sole discretion all rights under the master spread account agreement among the Seller, the [Credit Enhancer], the Indenture Trustee and the Collateral Agent (the "Master Spread Account Agreement") with respect to the Spread Account and any amounts on deposit therein and will have no liability to the Indenture Trustee or the Noteholders for the exercise of such rights. The [Credit Enhancer] (so long as a [Credit Enhancer] Default shall not have occurred and be continuing) may, with the written consent of CPS, the Seller and the Collateral Agent but without the consent of the Indenture Trustee or any Noteholder, reduce the Requisite Amount or modify any term of the Master Spread Account Agreement (including terminating the Master Spread Account Agreement and releasing all funds on deposit in the Spread Account). Because the Requisite Amount or the existence of the Spread Account may be modified or terminated by the [Credit Enhancer] as described above, there is no assurance that funds will be available in the Spread Account to pay principal of or interest on the Notes in the event that collections on the Receivables and other amounts available under the Indenture are insufficient to make any distribution of principal of or interest on the Notes on any Payment Date.


Events of Default

         [Unless a [Credit Enhancer] Default shall have occurred and be continuing, "Events of Default" under the Indenture will consist of those events defined in the Insurance Agreement as [Credit Enhancement] Cross Defaults, and will constitute an Event of Default under the Indenture only if the [Credit Enhancer] shall have delivered to the Indenture Trustee a written notice specifying that any such Insurance Agreement Indenture Cross Default constitutes an Event of Default under the Indenture. A "[Credit Enhancement] Cross Default" may result from: (i) a demand for payment under the [Credit Enhancement]; (ii) an Insolvency Event (as defined herein); (iii) the Trust becomes taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes; (iv) the sum of the Total Distribution Amount with respect to any Payment Date plus the amount (if any) available from certain collateral accounts maintained for the benefit of the [Credit Enhancer] is less than the sum of the amounts described in clauses (i) through (vii) under "Description of the Trust Documents - Distributions" herein; and (v) any failure to observe or perform in any material respect any other covenants, representation, warranty or agreements of the Trust in the Indenture, any certificate or other writing delivered in connection therewith, and such failure continues for 30 days after written notice of such failure or incorrect representation or warranty has been given to the Trust and the Indenture Trustee by the [Credit Enhancer].]

         Upon the occurrence of an Event of Default, and so long as a [Credit Enhancer] Default shall not have occurred and be continuing, the [Credit Enhancer] will have the right but not the obligation, to cause the Indenture Trustee to liquidate the Trust Assets, in whole or in part, on any date or dates following the acceleration of the Notes due to such Event of Default as the [Credit Enhancer], in its sole discretion, shall elect, and to distribute the proceeds of such liquidation in accordance with the terms of the Indenture. The [Credit Enhancer] may not, however, cause the Indenture Trustee to liquidate the Trust Assets, in whole or in part, if the proceeds of such liquidation would not be sufficient to pay all outstanding principal and accrued interest on the Notes, unless such Event of Default arose from a claim being made on the [Credit Enhancement] or from certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. Following the occurrence of any Event of Default, the Indenture Trustee will continue to submit claims as necessary under the [Credit Enhancement] for any shortfalls in the scheduled payments on the Class A Notes, except that the [Credit Enhancer], in its sole discretion, may elect to pay all or any portion of the outstanding amount of the Class A Notes, plus accrued interest thereon. See ["Credit Enhancement"] herein.

Statements to Securityholders

         On each Payment Date, the Indenture Trustee will include with each distribution to each Securityholder of record as of the close of business on the applicable Record Date and each Rating Agency that is currently rating the Notes [or the Certificates] a statement (prepared by the Servicer) setting forth the following information with respect to the preceding Collection Period, to the extent applicable: (i) the amount of the distribution allocable to principal of the Notes; (ii) the amount of the distribution allocable to interest on the Notes; (iii) the Pool Balance and the Pool Factor for each Class of Notes [or the Certificates] as of the close of business on the last day of the preceding Collection Period; (iv) the aggregate principal balance of each Class of Notes [or the Certificates] as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under (i) above; (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period (inclusive of the Standby Fee), the amount of any unpaid Servicing Fees and the change in such amount from that of the prior Payment Date; (vi) the amount of the Class A Noteholders' Interest Carryover Shortfall, if applicable, the Class A
Noteholders' Principal Carryover Shortfall, if applicable, the Class B Noteholders' Interest Carryover Shortfall, if applicable, and the Class B Noteholders' Principal Carryover Shortfall, if applicable, on such Payment Date and the change in such amounts from those on the prior Payment Date; (vii) the amount paid to the Class A Noteholders under the [Credit Enhancement] for such Payment Date; (viii) the amount distributable to the [Credit Enhancer] on such Payment Date; (ix) the aggregate amount in the Spread Account and the change in such amount from the previous Payment Date; (x) the number of Receivables and the aggregate gross amount scheduled to be paid thereon, including unearned finance and other charges, for which the related Obligors are delinquent in making scheduled payments between 31 and 59 days and 60 days or more; (xi) the number and the aggregate Purchase Amount of Receivables repurchased by CPS or purchased by the Servicer; and (xii) the cumulative Principal Balance of all Receivables that have become Liquidated Receivables, net of Recoveries, during the period from the Cutoff Date to the last day of the related Collection Period.

         Each amount set forth pursuant to subclauses (i), (ii), (v) and (vi) above shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of a Note.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Sale and Servicing Agreement, the Indenture Trustee will mail to each person who at any time during such calendar year shall have been a Securityholder and received any payment on such holder's Securities, a statement (prepared by the Servicer) containing the sum of the amounts described in (i), (ii) and (v) above for the purposes of such Securityholder's preparation of federal income tax returns. See "Description of the Notes [and Certificates] - Statements to Securityholders" and "Certain Federal Income Tax Consequences" in the Prospectus.


Evidence as to Compliance

         The Sale and Servicing Agreement will provide that a firm of independent certified public accountants will furnish to the Indenture Trustee and the [Credit Enhancer] on or before July 31 of each year, beginning July 31, [ ], a report as to compliance by the Servicer during the preceding twelve months ended March 31 with certain standards relating to the servicing of the Receivables (or in the case of the first such certificate, the period from the Cutoff Date to July 31, [ ]).

         The Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee and the [Credit Enhancer], on or before July 31 of each year, commencing July 31, [ ] of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding twelve months ended March 31 or, if there has been a default in the fulfillment of any such obligation, describing each such default (or in the case of the first such certificate, the period from the Cutoff Date to July 31, [ ]). The Servicer has agreed to give the Indenture Trustee and the [Credit Enhancer] notice of any Events of Default under the Sale and Servicing Agreement.

         Copies  of  such  statements  and   certificates  may  be  obtained  by
Securityholders by a request in writing addressed to the Indenture Trustee.

Certain Matters Regarding the Servicer

         The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder except upon determination that its performance of such duties is no longer permissible under applicable law and with the consent of the [Credit Enhancer]. No such resignation will become effective until a successor servicer has assumed the servicing obligations and duties under the Sale and Servicing Agreement. In the event CPS resigns as Servicer or is terminated as Servicer, the Standby Servicer has agreed pursuant to the Servicing Assumption Agreement to assume the servicing obligations and duties under the Sale and Servicing Agreement.

         The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees, and agents will be under any liability to the Trust or the Noteholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

         Under the circumstances specified in the Sale and Servicing Agreement any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under the Sale and Servicing Agreement.


         The Servicer is retained for an initial term commencing on the Closing Date and ending on [ ], which term may be extended in ninety day increments by the [Credit Enhancer]. In the absence of an Event of Default under the Sale and Servicing Agreement, the [Credit Enhancer] has agreed to extend such term. See "Description of the Notes [and the Certificates] - Certain Matters Regarding the Servicer" in the Prospectus.

Servicer Termination Events

         Any of the following events will constitute a "Servicer Termination Event" under the Sale and Servicing Agreement: (i) any failure by the Servicer to deliver to the Indenture Trustee for distribution to the Securityholders any required payment, which failure continues unremedied for two Business Days, or any failure to deliver to the Indenture Trustee the annual accountants' report, the annual statement as to compliance or the statement to the Securityholders, in each case, within five days of the date it is due; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement which failure materially and adversely affects the rights of the related Securityholders (without regard to the availability of funds from the [Credit Enhancement]) and continues unremedied for 30 days after the giving of written notice of such failure (1) to the Servicer or the Seller, as the case may be, by the [Credit Enhancer] or by the Indenture Trustee, or (2) to the Servicer or the Seller, as the case may be, and to the Indenture Trustee and the [Credit Enhancer] by the holders of Class A Notes evidencing not less than 25% of the outstanding principal balance of the Class A Notes; or, after the Class A Notes have been paid in full, the holders of Class B Notes evidencing not less than 25% of the outstanding principal balance of the Class B Notes, (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Servicer or, so long as CPS is Servicer, of any of its affiliates, and certain actions by the Servicer, the Seller or, so long as CPS is Servicer, of any of its affiliates, indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations; (iv) a claim is made under the [Credit Enhancement]; or (v) the occurrence of an Event of Default under the Insurance Agreement.

Rights Upon Servicer Termination Event

         As long as a Servicer Termination Event remains unremedied, (x) provided no [Credit Enhancer] Default shall have occurred and be continuing, the [Credit Enhancer] in its sole and absolute discretion or (y) if an [Credit Enhancer] Default shall have occurred and be continuing, then the Indenture Trustee or the holders of Class A Notes evidencing not less than 25% of the outstanding principal balance of the Class A Notes or, after the Class A Notes have been paid in full, the holders of Class B Notes evidencing not less than 25% of the outstanding principal balance of the Class B Notes, may terminate all the rights and obligations of the Servicer under the Sale and Servicing Agreement, whereupon the Standby Servicer, or such other successor Servicer as shall be or have been appointed by the [Credit Enhancer] (or, if an [Credit Enhancer] Default shall have occurred and be continuing, by the Indenture Trustee, the Class A Noteholders or the Class B Noteholders, as described above) will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement; provided, however, that such successor Servicer shall have no liability with respect to any obligation which was required to be performed by the predecessor Servicer prior to the date such successor Servicer becomes the Servicer or the claim of a third party (including a Securityholder) based on any alleged action or inaction of the predecessor Servicer as Servicer.


         ["Credit Enhancer Default" shall mean any one of the following events shall have occurred and be continuing: (i) the [Credit Enhancer] fails to make a payment required under the [Credit Enhancement] in accordance with its terms;
(ii) the [Credit Enhancer] (A) files any petition or commences any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (iii) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the [Credit Enhancer] or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the [Credit Enhancer] (or the taking of possession of all or any material portion of the property of the [Credit Enhancer]).]


Waiver Of Past Defaults

         With respect to the Trust, subject to the approval of the [Credit Enhancer], the holders of Class A Notes evidencing more than 50% of the outstanding principal balance of the Class A Notes (the "Class A Note Majority") or, after the Class A Notes have been paid in full, the holders of Class B Notes evidencing more than 50% of the outstanding principal balance of the Class B Notes (the "Class B Note

Majority") may, on behalf of all Noteholders waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with the Sale and Servicing Agreement. No such waiver shall impair the Noteholders' rights with respect to subsequent defaults.



                               CREDIT ENHANCEMENT

                       [Description of Credit Enhancement]


                               THE CREDIT ENHANCER

                        [Description of Credit Enhancer]


                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

         In all states in which the Receivables have been originated, a security interest in automobiles, light trucks, vans and minivans is perfected by notation of the secured party's lien on the vehicles's certificate of title and the filing of the certificate of title with the state motor vehicle department.

         The Contracts representing the [Affiliated Originator] Receivables name [Affiliated Originator] as obligee and as the secured party. [Affiliated
Originator] also takes all actions necessary under the laws of the state in which the financed vehicle is located to perfect [Affiliated Originator's] security interest in the Financed Vehicle, including, where applicable, having a notation of its lien recorded on such vehicle's certificate of title and filed with the state motor vehicle department.

         Pursuant to the [Affiliated Purchase Agreement], [Affiliated Originator] will sell and assign to the Seller its interests in the Financed Vehicles securing the [Affiliated Originator] Receivables, and pursuant to the Trust Agreement, the Seller will assign its interests in such Financed Vehicles to the Trustee. However, because of the administrative burden and expense, the certificates of title for the Financed Vehicles securing the [Affiliated
Originator] Receivables will not be amended or reissued to reflect the assignment thereof to the Seller, nor will the certificates of title to any Financed Vehicles (including those securing the [Affiliated Originator] Receivables) be amended or reissued to identify the Trust as the new secured party on the  certificate  of  title  relating  to the  Financed  Vehicles.  The
Indenture provides that the Indenture Trustee, however, will hold any certificates of title relating to the Financed Vehicles in its possession pursuant to the Indenture.

         In most states, an assignment such as that under the Sale and Servicing Agreement and such as that under the Purchase Agreement and [Affiliated Purchase Agreement] is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title and the assignee succeeds thereby to the assignor's rights as secured party. By not identifying the Seller as the secured party on the certificates of title for the Financed Vehicles securing the [Affiliated Originator] Receivables, the security interest of the Seller (and, therefore, the security interest of the Trust) could be defeated through fraud or negligence on the part of [Affiliated Originator]. Similarly, by not identifying the Trust as the secured party on the certificate of title, the security interest of the Trust in the Financed Vehicle could be defeated through fraud or negligence on the part of the Servicer. In the absence of fraud or forgery by the vehicle owner, the Servicer or (with respect to [Affiliated Originator] Receivables) [the Affiliated Originator], or administrative error by state or local agencies, the notation of [Affiliated Originator's] lien on the certificates of title for the Financed Vehicles financed under the [Affiliated Originator] Receivables, and the notation of CPS's lien on the certificates of title for all other Financed

Vehicles, will be sufficient to protect the Trust against the rights of subsequent purchasers of a vehicle or subsequent lenders who take a security interest in a vehicle securing a Receivable. If there are any Financed Vehicles as to which CPS or [Affiliated Originator] failed to obtain and assign to the Seller or the Trust a perfected security interest, the security interest of CPS or [Affiliated Originator], as applicable, would be subordinate to, among others, subsequent purchasers of such Financed Vehicles and holders of perfected security interests therein. Such a failure, however, would constitute a breach of the warranties of CPS under the Purchase Agreement and would create an obligation of CPS to repurchase the related Receivables unless the breach is cured. The Seller will assign its rights pursuant to the Sale and Servicing Agreement to the Trust. See "Description of the Trust Documents - Sale and
Assignment  of   Receivables;   Subsequent   Receivables"   in  this  Prospectus
Supplement.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Federal Tax Counsel, for Federal income tax purposes the Class A Notes will be characterized as debt, the Class B Notes should be characterized as debt (but if not characterized as debt, the Class B Notes will be characterized as interests in a partnership), and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for Federal income tax purposes. See "Certain Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of Federal income tax laws to the Trust and the Notes.



                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as an individual retirement account and a Keogh plan (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

         Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Class A-2 Notes if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Seller believes that, at the time of their issuance, the Notes should be treated as indebtedness of the Trust without substantial equity features for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Trust incurred losses.

         However, without regard to whether the Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Seller, the Servicer or the Owner

Trustee is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." By acquiring a Note, each purchaser will be deemed to represent that either (i) it is not acquiring the Notes with the assets of a Benefit Plan; or (ii) the acquisition of the Notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or
Section 4975 of the Code.


         [The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the accompanying Prospectus.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements, however governmental plans may be subject to comparable state law restrictions.]


         A plan fiduciary considering the purchase of Notes should consult its legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING


         Under the terms and subject to the conditions contained in an underwriting agreement dated [ ], (the "Underwriting Agreement") among CPS, the Seller, and [ ] (the "Underwriter"), the Seller has agreed to cause the Seller to sell to the Underwriter, and the Underwriter has agreed to purchase, Notes [and Certificates] in the following respective amounts:



Underwriter                                                   Principal Amount


Total................................................     ____________________


         The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent and that the Underwriter will purchase all the Notes offered hereby if any of such Notes are purchased.

         CPS and the Seller have been advised by the Underwriter that the Underwriter proposes to offer the Securities from time to time for sale in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Securities to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of

Securities for whom they may act as agents. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Securities by them may be deemed to be underwriting discounts or commissions, under the Securities Act.

         The Securities are a new issue of securities with no established trading market. The Underwriter has advised CPS and the Seller that it intends to act as a market maker for the Securities. However, the Underwriter is not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of any trading market for the Securities.

         CPS and the Seller have agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriter may be required to make in respect thereof.

                                 LEGAL OPINIONS

         Certain legal matters relating to the Securities will be passed upon for CPS and the Underwriter by Mayer, Brown & Platt, New York, New York.

                                 INDEX OF TERMS

         Set forth below is a list of the defined terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found herein.


Actuarial Receivables...............................................37
Alpha Program     ..................................................26
Benefit Plan      ..............................................18, 56
Business Day      ...................................................7
Cede              ..............................................17, 43
Certificate Majority................................................55
Certificate Owners..............................................17, 41
Certificate Prepayment Amount...................................12, 42
Certificate Prepayment Premium......................................12
Certificateholders' Distributable Amount............................48
Certificateholders' Interest Distributable Amount...................42
Certificateholders' Percentage......................................49
Certificateholders' Principal Distributable Amount..............42, 48
Certificates      ................................................1, 4
Class A-1 Interest Rate..............................................8
Class A-1 Noteholders............................................8, 39
Class A-1 Notes   ...................................................1
Class A-2 Interest Rate..............................................8
Class A-2 Noteholders................................................8
Class A-2 Notes   ...................................................1
Class A-1 Holdback Amount...........................................46
Class A-1 Pool Factor...............................................38
Class A-2 Pool Factor...............................................38
Class A-3 Interest Rate..............................................8
Class A-3 Noteholders...............................................39
Class A-3 Notes   ................................................1, 4
Class A-3 Pool Factor...............................................38
Closing Date      ...................................................4
Collateral Agent  ..................................................50
Collection Account..................................................45
Collection Period ...................................................9
Commission        ...................................................2
Contracts         ..................................................24
CPS Receivables   ...................................................5
CPS               ...................................................4
Cram Down Loss    ..................................................48
Cutoff Date       ...................................................5
Dealer Agreements ..................................................24
Dealers           ..................................................24
Delta Program     ..................................................26
Determination Date..................................................47
Distribution Account................................................45
DTC               ...........................................2, 17, 39
ERISA             ..................................................56
Events of Default ..................................................51
Exchange Act      ...................................................2
Financed Vehicles ...................................................5

First Time Buyer Program.............................................26
Funding Period    ....................................................7
holders           ...........................................17, 39, 41
IFCs              ....................................................5
Indenture Trustee ....................................................1
Indenture         .................................................1, 4
Index Maturity    ...................................................40
Insurance Agreement..................................................20
Interest Rate     ....................................................8
Interest Reserve Account..........................................7, 45
Issuer            ....................................................4
LIBOR Determination Date.............................................40
Liquidated Receivable................................................47
Liquidation Proceeds.................................................47
Lock-Box Account  ...............................................16, 45
Lock-Box Bank     ...................................................16
Lock-Box Processor...................................................16
Mandatory Prepayment.............................................12, 42
Mandatory Redemption.............................................10, 40
Master Spread Account Agreement......................................51
Note Majority     ...................................................55
Note Owners       ...............................................17, 39
Note Prepayment Amount...........................................10, 40
Note Prepayment Premium..............................................10
Noteholders       ............................................7, 17, 39
Noteholders' Distributable Amount....................................48
Noteholders' Interest Carryover Shortfall............................50
Noteholders' Percentage...........................................9, 48
Noteholders' Principal Carryover Shortfall...........................50
Notes             ....................................................1
Obligors          ...................................................24
Original Pool Balance.................................................5
Owner Trustee     ....................................................1
Participants      ...................................................43
Pass-Through Rate ...................................................11
Payment Date      ....................................................7
Pool Balance      ...................................................38
Post Office Box   ...................................................16
prepayments       ...................................................37
Pre-Funded Amount ....................................................7
Pre-Funding Account...................................................7
Principal Balance ...................................................47
Principal Distributable Amount....................................9, 48
PTCE              ...................................................56
Purchase Amount   ...................................................47
Receivables       ....................................................5
Recoveries        ...................................................47
Reference Banks   ...................................................40
Registration Statement................................................2
Regulation        ...................................................56

Requisite Amount  ...................................................14
Requisite Reserve Amount.............................................46
Rule of 78's Receivables.............................................37
Scheduled Receivable Payment.........................................48
Securities Act    ....................................................2
Securities        .................................................1, 4
Securityholders   ...................................................11
Seller            .................................................1, 4
Servicer Termination Event...........................................54
Servicer          ....................................................4
Servicing Assumption Agreement.......................................17
Servicing Fee Rate...................................................17
Servicing Fee     ...................................................46
Simple Interest Receivables..........................................37
Spread Account    ...............................................14, 50
Standard Program  ...................................................26
Standby Fee       ...................................................17
Standby Servicer  ...............................................17, 39
Sub-Prime Borrowers..................................................24
Subsequent Closing Date...............................................6
Subsequent Cutoff Date................................................6
Subsequent Receivables................................................6
Subsequent Transfer Agreement........................................19
Telerate Page 3750...................................................40
Total Distribution Amount............................................47
Trust Agreement   ....................................................4
Trust Assets      ....................................................5
Trustee Fee       ...................................................49
Trust             .................................................1, 4
UCC               ...................................................45
Underwriter       ...................................................57
Underwriting Agreement...............................................57
[Affiliate Purchase Agreement].......................................43
[Affiliated Originator] Receivables...............................5, 15
[Affiliated Originator]..............................................25
[Credit Enhancement] Cross Default...................................51

         No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by CPS, the Seller or any Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                                   -----------

                                TABLE OF CONTENTS

                                      Page


                              Prospectus Supplement

Available Information.................................................2
Incorporation of Certain Documents by Reference ......................2
Reports to Securityholders............................................2
Summary  .............................................................4
Risk Factors.........................................................18
Formation of the Trust...............................................22
The Trust Assets.....................................................23
CPS's Automobile Contract Portfolio..................................23
The Receivables Pool.................................................30
Yield Considerations.................................................35
Pool Factors and Other Information...................................36
Use of Proceeds......................................................36
The Seller and CPS...................................................36
The Standby Servicer.................................................37
Description of the Notes.............................................37
Registration of Notes................................................41
Description of the Trust Documents...................................41
Credit Enhancement...................................................41
The Credit Enhancer..................................................52
Certain Legal Aspects of the Receivables.............................52
ERISA Considerations.................................................53
Underwriting.........................................................54
Legal Opinions.......................................................55
Index of Terms........................................................i



                                   Prospectus


Prospectus Supplement.................................................2
Available Information.................................................2
Incorporation of Certain Documents by Reference.......................2
Reports to Noteholders................................................3
Summary of Terms......................................................4
Risk Factors.........................................................10
Formation of the Trust...............................................16
The Trust Assets.....................................................16
Acquisition of Receivables by the Seller.............................17
The Receivables......................................................18
CPS's Automobile Contract Portfolio..................................20
Pool Factors.........................................................20
Use of Proceeds......................................................21
The Seller and CPS...................................................21
Description of the Certificates......................................22

Certain Information Regarding the Certificates.......................23
Description of the Trust Documents...................................31
Certain Legal Aspects of the Receivables.............................40
Certain Federal Income Tax Consequences..............................43
ERISA Considerations.................................................47
Methods of Distribution..............................................47
Legal Opinions.......................................................48
Financial Information................................................48
Additional Information...............................................48
Defined Terms........................................................49

                                   -----------

         Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates offered hereby, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver this Prospectus Supplement and the Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

                                      [$ ]
                       CPS AUTO RECEIVABLES TRUST 1997-[ ]
                                [ %] ASSET-BACKED
                                      NOTES
                              CPS RECEIVABLES CORP.
                                    (SELLER)
                               CONSUMER PORTFOLIO
                                 SERVICES, INC.
                                   (SERVICER)

                                        -

                              PROSPECTUS SUPPLEMENT

                                        -

[UNDERWRITER]                                   BLACK DIAMOND SECURITIES, LLC




                                   [ ], 199[ ]

Prospectus Supplement
To Prospectus Dated [      ], 1997

                                      [$ ]
                        CPS Auto Receivables Trust 1997-3
                           [$ ][ %] Asset-Backed Notes
                              CPS Receivables Corp.
                                    (Seller)
                        Consumer Portfolio Services, Inc.
                                   (Servicer)
                                     -------

         CPS Auto Receivables Trust 1997-3 (the "Trust") will be formed pursuant to a Trust Agreement to be dated as of [ ], 1997 between CPS Receivables Corp., as seller (the "Seller"), and [ ], as owner trustee (the "Owner Trustee"). The [ %] Asset Backed Notes, Class A (the "Class A Notes"), the Asset Backed Notes, Class B (the "Class B Notes") [additional classes of notes to be specified (the "Class [ ] Notes", and, together with the Class A Notes and the Class B Notes, the "Notes")], will be issued pursuant to an Indenture (the "Indenture") to be dated as of [ ], 1997 between the Trust and Norwest Bank Minnesota, National Association, as indenture trustee (in such capacity, the "Indenture Trustee"). The Trust also will issue [$ ] aggregate principal amount of Asset Backed Certificates which are not offered hereby but will initially be retained by the Seller (the "Certificates" and, together with the Notes, the "Securities") [The rights of [identify subordinated classes of Securities] to receive payments of [principal] and/or [interest] will be subordinated to the rights of [identify senior classes of Securities] to the extent described herein.].
                                     -------

         The Trust Assets will include a pool of retail installment sale contracts (including contracts representing obligations of Sub- Prime Borrowers (as defined herein)) and all rights thereunder, certain monies due or received thereunder, security interests in the new and used automobiles, light trucks, vans and minivans securing the Receivables (as defined herein), certain bank accounts and the proceeds thereof, the Policy with respect to the Notes, and the right of CPS to receive certain insurance proceeds and certain other property, as more fully described herein. The Receivables will be purchased by the Seller from CPS and from CPS's subsidiary, Samco Acceptance Corp. on or prior to the date of the issuance of the Securities.
                                     -------

         The Underwriters have agreed to purchase from the Seller the Class A Notes at a purchase price equal to [ %] of the principal amount thereof, subject to the terms and conditions set forth in the Underwriting Agreement referred to herein under "Underwriting". The aggregate proceeds to the Seller, after deducting expenses payable by the Seller, estimated at [$ ] will be [$ ].
                                    -------

         The Underwriters propose to offer the Class A Notes from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. For further information with respect to the plan of distribution and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see "Underwriting" herein.
                                     -------

         Full and timely payment of the Scheduled Payments in respect of the Class A Notes on each Payment Date is unconditionally and irrevocably guaranteed pursuant to a financial guaranty insurance policy (the "Policy") to be issued by

                                   [FSA Logo]
                                     -------

               For a discussion of certain factors relating to the
                  transaction, see "Risk Factors" at page S-[ ]
                     herein and page [ ] in the accompanying
                                   prospectus.
                                     -------

THE NOTES REPRESENT OBLIGATIONS OF AND THE CERTIFICATES REPRESENT INTERESTS IN,
 THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE SERVICER OR ANY AFFILIATE THEREOF. THE SECURITIES HAVE NOT BEEN APPROVED OR
 DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
     COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.
                                    -------

         The Class A Notes are offered hereby by the Underwriters when, as and if issued by the Seller, delivered to and accepted by them and subject to the right of the Underwriters to reject any order in whole or in part. It is expected that delivery of the Class A Notes will be made on or about [ ], only through The Depository Trust Company.
                                     -------

ALEX BROWN & SONS                               BLACK DIAMOND SECURITIES, LLC
   INCORPORATED

              The date of this Prospectus Supplement is [ ], 1997.

                              AVAILABLE INFORMATION

         CPS  has  filed  with  the  Securities  and  Exchange  Commission  (the
"Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Notes offered pursuant to this Prospectus Supplement. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional office at 500 West Madison, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site at http://www.sec.gov containing reports, proxy statements, information statements and other information regarding registrants, including CPS, that file electronically with the Commission. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as may be required under the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. Upon the receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriters (as defined herein) or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, CPS, the Seller or the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents subsequently filed by CPS with the Registration Statement, either on its own behalf or on behalf of the Trust, relating to the Notes, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus Supplement and prior to the termination of the offering of the Notes offered hereby, shall be deemed to be incorporated by reference in this Prospectus Supplement and to be a part of this Prospectus Supplement from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


         In addition to the documents described above and in the accompanying Prospectus under "Incorporation of Certain Documents by Reference", the consolidated financial statements of Financial Security Assurance Inc. and its Subsidiaries included in, or as exhibits to, the following documents, which have been filed with the Commission by Financial Security Assurance Holdings Ltd. ("Holdings"), are hereby incorporated by reference in this Prospectus
Supplement:

         (a) Annual Report on Form 10-K for the period ended December 31, 1996,

         (b) Quarterly Report on Form 10-Q for the period ended June 30, 1997,

         All financial statements of Financial Security Assurance Inc. ("Financial Security") and Subsidiaries included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents.

         The Seller on behalf of the Trust hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Trust's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and each filing of the financial statements of Financial Security included in or as an exhibit to the annual report of Holdings filed pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the Class A Notes offered hereby, and the offering of such Class A Notes at that time shall be deemed to be the initial bona fide offering thereof.

         CPS will provide without charge to each person to whom this Prospectus Supplement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus Supplement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus Supplement incorporates). Written requests for such copies should be directed to: Consumer Portfolio Services, Inc., 2 Ada, Irvine, California 92618,
Attention: Jeffrey P. Fritz. Telephone requests for such copies should be directed to Consumer Portfolio Services, Inc. at (714) 753-6800.


                           REPORTS TO SECURITYHOLDERS

         Unless and until Definitive Securities are issued, periodic reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Securities. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer will file with the Commission such periodic reports as are required under the Exchange Act, and the rules and regulations thereunder and as are otherwise agreed to by the Commission. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                     SUMMARY

         This Summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meaning assigned to such terms in the Prospectus.


Issuer.....................         CPS to Receivables Trust 1997-3 (the "Trust"
                                    or the "Issuer").

Seller......................        CPS Receivables  Corp.  (the "Seller").  See
                                    "The  Seller  and  CPS" in  this  Prospectus
                                    Supplement.

Servicer....................        Consumer Portfolio Services, Inc. ("CPS" or,
                                    in  its  capacity  as  the   servicer,   the
                                    "Servicer").  See "CPS's Automobile Contract
                                    Portfolio" and "The Seller and CPS" in this Prospectus Supplement.

Indenture Trustee...........        Norwest     Bank     Minnesota,     National
                                    Association, a national banking association,
                                    located  at  Sixth   Street  and   Marquette
                                    Avenue, Minneapolis, Minnesota.

Owner Trustee...............        [Name and Address]

Insurer.....................        Financial   Security   Assurance,   Inc.,  a
                                    financial    guaranty    insurance   company
                                    incorporated under the laws of the State of New York (the "Insurer"). See "The Insurer" in this Prospectus Supplement.

Closing Date................        On or about [ ], 1997 (the "Closing Date").

The Trust...................        The   Trust   will  be  a   business   trust
                                    established  under  the laws of the State of
                                    Delaware.  The  activities  of the Trust are
                                    limited by the terms of the Trust  Agreement
                                    dated as of [ ], 1997 between the Seller and
                                    the Owner  Trustee (the "Trust  Agreement").
                                    The Trust will issue Notes in the  aggregate
                                    original principal amount of [$ ]. The Trust
                                    will also issue the Certificates,  which are
                                    not offered  hereby and which will initially
                                    be retained by the Seller. The Notes will be
                                    issued  pursuant to an Indenture dated as of
                                    [ ], 1997 (the "Indenture").  The Notes will
                                    be   offered   for   purchase   in   minimum
                                    denominations of [$ ] and integral multiples
                                    of $1,000 in excess  thereof,  in book entry
                                    form   only.   See   "Description   of   the
                                    Securities - Book-Entry Registration" in the
                                    Prospectus.

                                    The  Notes  will  be  secured  by the  Trust
                                    Assets as, and to the extent, provided in the Indenture.

Trust Assets................        The   property  of  the  Trust  (the  "Trust
                                    Assets") will include (i) a pool of retail installment sale contracts (collectively, the "Receivables") secured by the new and used automobiles, light trucks, vans and minivans financed thereby (the "Financed

                                    Vehicles"), (ii) with respect to Receivables
                                    that  are  Rule  of  78's   Receivables  (as
                                    defined  herein),  all  payments due thereon
                                    after [ ], 1997 (the  "Cutoff  Date"),  and,
                                    with respect to Receivables  that are Simple
                                    Interest  Receivables  (as defined  herein),
                                    all payments  received  thereunder after the
                                    Cutoff Date, (iii) security interests in the
                                    Financed   Vehicles,   (iv)   certain   bank
                                    accounts and the proceeds  thereof,  (v) the
                                    right of the Seller to receive proceeds from
                                    claims   under,   or  refunds  of   unearned
                                    premiums from,  certain  insurance  policies
                                    and  extended  service  contracts,  (vi) all
                                    right,  title and  interest of the Seller in
                                    and to the  Sale  and  Servicing  Agreement,
                                    (vii) the Policy  issued by the Insurer with
                                    respect  to the  Class A Notes,  and  (viii)
                                    certain  other   property,   as  more  fully
                                    described  herein.  See  "Formation  of  the
                                    Trust"  in this  Prospectus  Supplement  and
                                    "The Receivables" in the Prospectus. Certain
                                    of the Receivables  will be purchased by the
                                    Seller  from CPS  pursuant  to the  Purchase
                                    Agreement   (such   Receivables,   the  "CPS
                                    Receivables") and certain of the Receivables
                                    will be  purchased  by the Seller from CPS's
                                    subsidiary,  Samco Acceptance Corp. pursuant
                                    to  the  Samco  Purchase   Agreement   (such
                                    Receivables, the "Samco Receivables") on or prior to the Closing Date. The Receivables arise from loans originated by automobile dealers or IFCs (as defined herein) for assignment to CPS or a subsidiary of CPS pursuant to CPS's auto loan programs.

The Receivables.............        As  of  the  Cutoff  Date,   the   aggregate
                                    outstanding   principal   balance   of   the
                                    Receivables  was  [$ ] (the  "Original  Pool
                                    Balance"). The Receivables consist of retail
                                    installment  sale  contracts  secured by new
                                    and used automobiles, light trucks, vans and
                                    minivans including,  with respect to Rule of
                                    78's Receivables, the rights to all payments
                                    due with respect to such  Receivables  after
                                    the Cutoff Date, and, with respect to Simple
                                    Interest  Receivables,  the  rights  to  all
                                    payments   received  with  respect  to  such
                                    Receivables after the Cutoff Date. As of the
                                    Cutoff  Date,  approximately  [  %]  of  the
                                    aggregate    principal    balance   of   the
                                    Receivables  represented  financing  of used
                                    vehicles.  The Receivables  arise from loans
                                    originated   by   automobile    dealers   or
                                    independent  finance companies  ("IFCs") for
                                    assignment  to  CPS or a  subsidiary  of CPS
                                    pursuant  to CPS's auto loan  programs.  The
                                    auto   loan   programs   target   automobile
                                    purchasers with marginal credit ratings who are generally unable to obtain credit from banks or other low-risk lenders. See "CPS's
                                    Automobile Contract Portfolio - General" and
                                    "The  Receivables  Pool" in this  Prospectus
                                    Supplement  and "Risk  Factors  -  Sub-Prime
                                    Obligors" in the Prospectus. The Receivables have been selected from the contracts owned by CPS or Samco based on the criteria specified in the Purchase Agreement and described herein.

Terms of the Notes..........        The principal  terms of the Notes will be as
                                    described below:

 A. Payment Dates...........        Payments of interest  and  principal  on the
                                    Notes will be made on the 15th day of each month or, if such 15th day is not a Business
                                    Day,  on the  next  following  Business  Day
                                    (each a "Payment

                                    Date"),  commencing  [ ].  Payments  will be
                                    made to  holders of record of the Notes (the
                                    "Noteholders")  as of the close of  business
                                    on  the  Record  Date   applicable  to  such
                                    Payment  Date.  A  "Business  Day"  is a day
                                    other than a Saturday,  a Sunday or a day on
                                    which  banking  institutions  in the City of
                                    New York,  New York,  the State in which the
                                    Corporate Trust Office is located, the State
                                    in  which  the  executive   offices  of  the
                                    Servicer  are  located or the State in which
                                    the  principal  place  of  business  of  the
                                    Insurer  is  located   are   authorized   or
                                    obligated   by  law,   executive   order  or
                                    governmental decree to be closed.

  B. Final Scheduled
        Payment Dates.......        [                                 ].

  C. Interest Rates.........        The Class A Notes  will bear  interest  at a
                                    rate equal to [ %] per annum  (the  "Class A
                                    Interest Rate"). The Class B Notes will bear interest at a rate equal to [ %] per annum
                                    (the "Class B Interest Rate"). [Additional classes to be added.] Each such interest rate for a Class of Notes is referred to as an "Interest Rate".

  D. Interest...............        On each Payment Date,  the holders of record
                                    of  the   Class  A  Notes   (the   "Class  A
                                    Noteholders")  as of the related Record Date
                                    will  be  entitled  to  receive,  pro  rata,
                                    thirty  (30) days of interest at the Class A
                                    Interest Rate on the  outstanding  principal
                                    amount  of the Class A Notes at the close of
                                    business  on the  last  day  of the  related
                                    Collection Period. On each Payment Date, the
                                    holders  of record of the Class B Notes (the
                                    "Class  B  Noteholders")  as of the  related
                                    Record Date will be entitled to receive, pro
                                    rata,  thirty  (30) days of  interest at the
                                    Class B  Interest  Rate  on the  outstanding
                                    principal  balance  of the  Class B Notes at
                                    the close of business on the last day of the
                                    related   Collection   Period.   [Additional
                                    classes,    if    any,    to   be    added].
                                    Notwithstanding the foregoing,  on the first
                                    Payment  Date,  the interest  payable to the
                                    Noteholders of record of each Class of Notes
                                    will be an amount  equal to the  product  of
                                    (a) the  Interest  Rate  applicable  to such
                                    Class of Notes,  (b) the  initial  principal
                                    amount  of such  Class  of  Notes  and (c) a
                                    fraction  (i) the  numerator of which is the
                                    number  of  days  from  and   including  the
                                    Closing Date  through and  including [ ] 14,
                                    1997 and (ii)  the  denominator  of which is
                                    360.  Interest on the Notes which is due but
                                    not paid on any Payment Date will be payable
                                    on the next Payment Date  together  with, to
                                    the extent  permitted  by law,  interest  on
                                    such   unpaid   amount  at  the   applicable
                                    Interest Rate. See "Description of the Notes
                                    -   Distributions"    in   this   Prospectus
                                    Supplement.

E. Principal................        Principal  of the  Class  A  Notes  will  be
                                    payable  on each  Payment  Date in an amount
                                    equal to the Class A Noteholders'  Principal
                                    Distributable   Amount   for   the   related
                                    Collection Period. The "Class A Noteholders'
                                    Principal Distributable Amount" is equal to the product of (x) the Class A Noteholders'
                                    Percentage  of the  Principal  Distributable
                                    Amount and (y) any unpaid portion of the amount described in clause (x) with respect to a prior Payment Date. Principal of the Class B Notes will be payable on each

                                    Payment Date in an amount equal to the Class
                                    B   Noteholders'   Principal   Distributable
                                    Amount for the  related  Collection  Period.
                                    The   "Class   B   Noteholders'    Principal
                                    Distributable   Amount"   is  equal  to  the
                                    product  of (a)  the  Class  B  Noteholders'
                                    Percentage  of the  Principal  Distributable
                                    Amount and (b) any unpaid portion of the amount described in clause (a) with respect to a prior Payment Date.

                                    The "Class A Noteholders'  Percentage"  will
                                    (a) on any Payment Date prior to the Payment
                                    Date on which  the  principal  amount of the
                                    Class A-3 Notes is reduced to zero, be [ %],
                                    (b)  on  the  Payment   Date  on  which  the
                                    principal  amount  of the Class A-3 Notes is
                                    reduced   to   zero,   be   the   percentage
                                    equivalent of a fraction, the numerator of which is the principal amount of the Class A-3 Notes immediately prior to such Payment Date, and the denominator of which is the Principal Distributable Amount and (c) on any other Payment Date, be 0%.

                                    The "Class B Noteholders'  Percentage"  will
                                    (a) on any Payment Date prior to the Payment
                                    Date on which  the  principal  amount of the
                                    Class A-3 Notes is reduced to zero, be [ %],
                                    (b)  on  the  Payment   Date  on  which  the
                                    principal  amount  of the Class A-3 Notes is
                                    reduced   to   zero,   be   the   percentage
                                    equivalent of a fraction, the numerator of which is the principal amount of the Class A-3 Notes immediately prior to such Payment Date, and the denominator of which is the Principal Distributable Amount and (c) on any other Payment Date, be 0%.

                                    On each Payment Date, an amount equal to the
                                    lesser  of (i)  the  portion  of  the  Total
                                    Distribution    Amount    remaining    after
                                    application   thereof   to  pay  all  senior
                                    distributions  as  described in "Priority of
                                    Payments"   below   and  (ii)  the  Class  A
                                    Noteholders' Principal  Distributable Amount
                                    will  be  applied,   sequentially,   to  pay
                                    principal  of the Class A-1 Notes  until the
                                    principal balance of the Class A-1 Notes has
                                    been reduced to zero, then to the holders of
                                    the  Class A-2  Notes  until  the  principal
                                    balance  of the  Class  A-2  Notes  has been
                                    reduced to zero,  then to the holders of the
                                    Class A-3 Notes until the principal  balance
                                    of the Class A-3 Notes has been  reduced  to
                                    zero,  [additional  classes  of Notes may be
                                    added].  On each  Payment  Date,  an  amount
                                    equal to the  lesser of (i) the  portion  of
                                    the  Total  Distribution   Amount  remaining
                                    after application  thereof to pay all senior
                                    distributions  as  described in "Priority of
                                    Payments"   below   and  (ii)  the  Class  B
                                    Noteholders' Principal Distributable Amount will be applied to pay principal of the Class B Notes until the principal balance of the Class B Notes has been reduced to zero.

                                    The "Principal  Distributable  Amount" for a
                                    Payment  Date will  equal the sum of (a) the
                                    principal    portion   of   all    Scheduled
                                    Receivable   Payments  received  during  the
                                    preceding  Collection Period on Rule of 78's
                                    Receivables  and all  payments of  principal
                                    received  on  Simple  Interest   Receivables
                                    during the preceding  Collection Period; (b)
                                    the principal  portion of all prepayments in
                                    full    received    during   the   preceding
                                    Collection Period (including
                                    prepayments    in   full    resulting   from
                                    collections  with  respect  to a  Receivable
                                    received  during  the  preceding  Collection
                                    Period   (without   duplication  of  amounts
                                    included in (a) above and (d)  below));  (c)
                                    the portion of the Purchase Amount allocable
                                    to  principal  of each  Receivable  that was
                                    repurchased  by  CPS  or  purchased  by  the
                                    Servicer  as of the last day of the  related
                                    Collection  Period and, at the option of the
                                    [Credit  Enhancer] the Principal  Balance of
                                    each  Receivable that was required to be but
                                    was not so purchased or repurchased (without
                                    duplication  of the  amounts  referred to in
                                    (a)  and  (b)  above);   (d)  the  Principal
                                    Balance of each Receivable that first became
                                    a Liquidated Receivable during the preceding
                                    Collection  Period  (without  duplication of
                                    the amounts  included in (a) and (b) above);
                                    and (e) the  aggregate  amount  of Cram Down
                                    Losses with respect to the Receivables  that
                                    shall have  occurred  during  the  preceding
                                    Collection  Period  (without  duplication of
                                    amounts  included in (a) through (d) above).
                                    In  addition,   the  outstanding   principal
                                    amount of the Notes of any Class, to the extent not previously paid, will be payable on the respective Final Scheduled Payment Date for such Class.

                                    A  "Collection  Period"  with  respect  to a
                                    Payment  Date  will  be the  calendar  month
                                    preceding  the month in which  such  Payment
                                    Date occurs;  provided,  however,  that with
                                    respect  to  the  first  Payment  Date,  the
                                    "Collection  Period" will be the period from
                                    and   excluding   the  Cutoff  Date  to  and
                                    including [ ].

F. Optional
    Redemption..............        The Notes, to the extent still  outstanding,
                                    may be redeemed  in whole,  but not in part,
                                    on any  Payment  Date on which the  Servicer
                                    exercises  its  option to  purchase  all the
                                    Receivables  as  of  the  last  day  of  any
                                    Collection  Period  on or  after  which  the
                                    aggregate    Principal    Balance   of   the
                                    Receivables  is  equal to 10% or less of the
                                    Original Pool Balance, at a redemption price
                                    equal to the unpaid  principal amount of the
                                    Notes,  plus  accrued  and  unpaid  interest
                                    thereon;  provided that the Servicer's right
                                    to  exercise  such option will be subject to
                                    the prior approval of the Insurer,  but only
                                    if, after giving effect thereto,  a claim on
                                    the Policy  would occur or any amount  owing
                                    to the  Insurer or the  holders of the Notes
                                    would remain unpaid. See "Description of the
                                    Notes  -   Optional   Redemption"   in  this
                                    Prospectus Supplement.

G. Mandatory
    Redemption..............        The Notes may be accelerated  and subject to
                                    immediate payment at par upon the occurrence
                                    of an Event of Default under the  Indenture.
                                    So long as no  Insurer  Default  shall  have
                                    occurred  and be  continuing,  an  Event  of
                                    Default under the Indenture  will occur only
                                    upon   delivery   by  the   Insurer  to  the
                                    Indenture   Trustee   of   notice   of   the
                                    occurrence of certain events of default under the Insurance Agreement dated as of [
                                    ]. In the case of such an Event of Default, the Notes will automatically be accelerated and subject to immediate payment at par. See
                                    "Description of the

                                    Trust Documents - Events of Default" in this
                                    Prospectus Supplement.

Priority of Payments........        On each Payment Date, the Indenture  Trustee
                                    shall make the following distributions in the following order of priority:

                                    (i) to the  Servicer,  the Servicing Fee and
                                    all   unpaid   Servicing   Fees  from  prior
                                    Collection Periods; provided, however, that as long as CPS is the Servicer and Norwest Bank Minnesota, National Association is the Standby Servicer, the Indenture Trustee will first pay to the Standby Servicer out of the Servicing Fee otherwise payable to CPS an amount equal to the Standby Fee;

                                    (ii) in the event the  Standby  Servicer  or
                                    any  other  party   becomes  the   successor
                                    Servicer,  to the  Standby  Servicer or such
                                    other   successor    servicer,    reasonable
                                    transition expenses (up to a maximum of $50,000 incurred in acting as successor Servicer;

                                    (iii) to the Indenture Trustee and the Owner
                                    Trustee, pro rata, the Indenture Trustee Fee
                                    (as   defined    herein)   and    reasonable
                                    out-of-pocket   expenses   and  all   unpaid
                                    Trustee    Fees   and   unpaid    reasonable
                                    out-of-pocket expenses from prior Collection
                                    Periods;

                                    (iv) to the Collateral Agent, all fees and expenses payable to the Collateral Agent with respect to such Payment Date;

                                    (v) to the Class A Noteholders,  the Class A
                                    Noteholders' Interest  Distributable Amount,
                                    to  be   distributed   as  described   under
                                    "Description of the Notes - Distributions";

                                    (vi) to the Class B Noteholders, the Class B
                                    Noteholders' Interest  Distributable Amount,
                                    to  be   distributed   as  described   under
                                    Description of the Notes - Distributions";

                                    (vii) to the Class A Noteholders,  the Class
                                    A   Noteholders'   Principal   Distributable
                                    Amount, to be distributed as described under "Description of the Notes - Distributions";

                                    (viii) to the [Credit Enhancer], any amounts due to the [Credit Enhancer] under the terms of the [Credit Enhancement Agreement] (as defined herein);

                                    (ix) to the Class B Noteholders, the Class B
                                    Noteholders' Principal Distributable Amount,
                                    to  be   distributed   as  described   under
                                    Description  of the  Notes  --  Payments  of
                                    Principal; and

                                    (x)   to  the   Certificateholders,   or  as
                                    otherwise specified in the Trust Documents, any remaining funds. See "Description of the Trust Documents - Distributions - Priority of Distribution Amounts" in this Prospectus Supplement.]

                                    See    "Description    of   the    Notes   -
                                    Distributions   on  Notes  -   Priority   of
                                    Distribution  Amounts"  in  this  Prospectus
                                    Supplement;

Spread Account..............        As  part  of  the   consideration   for  the
                                    issuance  of  the  Policy,  the  Seller  has
                                    agreed to cause  the  Spread  Account  to be
                                    established  with the  Collateral  Agent for
                                    the benefit of the Insurer and the Indenture
                                    Trustee  on behalf of the  Noteholders.  Any
                                    portion  of the  Total  Distribution  Amount
                                    remaining on any Payment Date after  payment
                                    of all fees and expenses due on such date to
                                    the  Servicer,  the  Standby  Servicer,  the
                                    Indenture  Trustee,  the Owner Trustee,  the
                                    Collateral Agent, the Insurer, any successor
                                    Servicer  and  all  principal  and  interest
                                    payments  due to  the  Noteholders  on  such
                                    Payment  Date,  will  be  deposited  in  the
                                    Spread  Account  and held by the  Collateral
                                    Agent  for  the  benefit  of  the  Indenture
                                    Trustee,  on behalf of the Noteholders,  and
                                    the  Insurer.  Amounts  on  deposit  in  the
                                    Spread  Account  on any  Payment  Date which
                                    (after all  payments  required to be made on
                                    such date  have been  made) are in excess of
                                    the requisite amount determined from time to
                                    time in  accordance  with certain  portfolio
                                    performance tests agreed upon by the Insurer
                                    and  the  Seller  as  a  condition   to  the
                                    issuance  of  the  Policy  (such   requisite
                                    amount, the "Requisite Amount") will be released to or at the direction of the Owner
                                    Trustee.  See  "Description  of the  Notes -
                                    Distributions  - The Spread Account" in this
                                    Prospectus Supplement.

Record Dates................        The record date  applicable  to each Payment
                                    Date (each, a "Record Date") will be the 10th day of the calendar month in which such Payment Date occurs.

Repurchases and Purchases
of Certain Receivables......        CPS has  made  certain  representations  and
                                    warranties  relating to the  Receivables  to
                                    the Seller in the  Purchase  Agreement,  and
                                    the Seller has made such representations and
                                    warranties  for the benefit of the Trust and
                                    the  Insurer  in  the  Sale  and   Servicing
                                    Agreement.   The   Indenture   Trustee,   as
                                    acknowledged   assignee  of  the  repurchase
                                    obligations   of  CPS  under  the   Purchase
                                    Agreement,  will be  entitled to require CPS
                                    to   repurchase   any   Receivable  if  such
                                    Receivable is materially  adversely affected
                                    by  a  breach  of  any   representation   or
                                    warranty  made by CPS  with  respect  to the
                                    Receivable  and  such  breach  has not  been
                                    cured as of the last day of the second  (or,
                                    if CPS elects,  the first)  month  following
                                    discovery  thereof  by the  Seller or CPS or
                                    notice   to   the   Seller   or   CPS.   See
                                    "Description  of the Trust Documents -- Sale
                                    and  Assignment  of   Receivables"   in  the
                                    Prospectus.

                                    The Servicer will be obligated to repurchase
                                    any  Receivable  if, among other things,  it
                                    extends  the date for final  payment  by the
                                    Obligor of such  Receivable  beyond the last
                                    day of  the  penultimate  Collection  Period
                                    preceding the Final  Scheduled  Payment Date
                                    or fails to  maintain a  perfected  security
                                    interest  in  the  Financed   Vehicle.   See
                                    "Description   of  the  Notes  --  Servicing
                                    Procedures" in this Prospectus Supplement and "Description of the Trust Documents -- Servicing Procedures" in the Prospectus.

The Policy..................        On the Closing Date,  the Insurer will issue
                                    the Policy to the Indenture  Trustee for the
                                    benefit of the  Noteholders  (the "Policy").
                                    Pursuant to the Policy, the Insurer will
                                    unconditionally and irrevocably guarantee to
                                    the Class A Noteholders payment of the Class
                                    A Noteholders' Interest Distributable Amount
                                    and  the  Class  A  Noteholders'   Principal
                                    Distributable  Amount   (collectively,   the
                                    "Scheduled Payments") on each Payment Date.

Servicing...................        The  Servicer   will  be   responsible   for
                                    servicing,  managing and making  collections
                                    on the Receivables.  On or prior to the next
                                    billing  period after the Cutoff  Date,  the
                                    Servicer  will notify  each  Obligor to make
                                    payments  with  respect  to the  Receivables
                                    after the  Cutoff  Date  directly  to a post
                                    office  box in  the  name  of the  Indenture
                                    Trustee for the  benefit of the  Noteholders
                                    and the Insurer (the "Post Office Box").  On
                                    each Business Day, [Bank of America], as the
                                    lock-box     processor     (the    "Lock-Box
                                    Processor"), will transfer any such payments
                                    received   in  the  Post  Office  Box  to  a
                                    segregated   lock-box  account  at  Bank  of
                                    America (the "Lock-Box Bank") in the name of
                                    the Indenture Trustee for the benefit of the
                                    Noteholders  and the Insurer (the  "Lock-Box
                                    Account").   Within  two  Business  Days  of
                                    receipt of funds into the Lock-Box  Account,
                                    the  Servicer  is  required  to  direct  the
                                    Lock-Box  Bank to effect a transfer of funds
                                    from  the  Lock-Box  Account  to one or more
                                    accounts   established  with  the  Indenture
                                    Trustee.  See  "Description  of the Notes --
                                    Accounts" in this Prospectus  Supplement and
                                    "Description   of  the  Trust  Documents  --
                                    Payments on Receivables" in the Prospectus.

Standby Servicer............        Norwest     Bank     Minnesota,     National
                                    Association, a national banking association,
                                    located  at  Sixth   Street  and   Marquette
                                    Avenue, Minneapolis, Minnesota.

                                    If a Servicer  Termination  Event occurs and
                                    remains unremedied,  (1) provided no Insurer
                                    Default has occurred and is continuing, then
                                    the   Insurer  in  its  sole  and   absolute
                                    discretion,  or  (2) if an  Insurer  Default
                                    shall have occurred and be continuing,  then
                                    the Indenture  Trustee may, with the consent
                                    of  the  Insurer  (so  long  as  an  Insurer
                                    Default  shall  not  have  occurred  and  be
                                    continuing)  or shall,  at the  direction of
                                    the Insurer (or, if an Insurer Default shall
                                    have  occurred  and  be  continuing,  at the
                                    direction  of the Note  Majority)  terminate
                                    the rights and  obligations  of the Servicer
                                    under the Sale and Servicing  Agreement.  If
                                    such event occurs when CPS is the  Servicer,
                                    or  if  CPS   resigns  as   Servicer  or  is
                                    terminated   as  Servicer  by  the  Insurer,
                                    Norwest Bank Minnesota, National Association
                                    (in such capacity,  the "Standby  Servicer")
                                    has  agreed to serve as  successor  Servicer
                                    under  the  Sale  and  Servicing   Agreement
                                    pursuant to a Servicing Assumption Agreement
                                    dated as of [ ], 1997 among CPS, the Standby
                                    Servicer  and  the  Indenture  Trustee  (the
                                    "Servicing   Assumption   Agreement").   The
                                    Standby  Servicer  will receive a portion of
                                    the Servicing  Fee (the  "Standby  Fee") for
                                    agreeing to stand by as  successor  Servicer
                                    and for performing other  functions.  If the
                                    Standby Servicer or any other entity serving
                                    at the time as Standby  Servicer becomes the
                                    successor   Servicer,    it   will   receive
                                    compensation at a Servicing Fee Rate not to exceed 2.12% per annum. See "The Standby Servicer" in this Prospectus Supplement.

Servicing Fee...............        The  Servicer  will be entitled to receive a
                                    Servicing  Fee on each Payment Date equal to
                                    the product of one-twelfth  times 2.12% (the
                                    "Servicing Fee Rate") of the Pool Balance as
                                    of the close of  business on the last day of
                                    the  second  preceding   Collection  Period;
                                    provided, however, that with respect to the first Payment Date the Servicer will be entitled to receive a Servicing Fee equal to the product of one- twelfth times 2.12% of the Original Pool Balance. As additional servicing compensation, the Servicer will also be entitled to certain late fees, prepayment charges and other administrative fees or similar charges. For so long as CPS is Servicer, a portion of the Servicing Fee, equal to the Standby Fee, will be payable to the Standby Servicer.

Certain Legal Aspects
  of the Receivables........        In   connection   with   the   sale  of  the
                                    Receivables,   security   interests  in  the
                                    Financed    Vehicles    securing   the   CPS
                                    Receivables  will be  assigned by CPS to the
                                    Seller  pursuant to the  Purchase  Agreement
                                    and by the Seller to the Trustee pursuant to
                                    the Sale and Servicing Agreement.  The Samco
                                    Receivables, representing approximately [ %]
                                    of the  aggregate  principal  balance of the
                                    Receivables as of the Cutoff Date, have been
                                    originated  by CPS's 80%  owned  subsidiary,
                                    Samco,  and will be  purchased by the Seller
                                    from  Samco  prior  to  consummation  of the
                                    transfer of Receivables  contemplated in the
                                    Sale   and    Servicing    Agreement.    The
                                    certificates   of  title  to  the   Financed
                                    Vehicles  securing the CPS Receivables  show
                                    CPS as the lienholder  and the  certificates
                                    of title to the Samco Receivables show Samco
                                    as the lienholder. Due to the administrative
                                    burden  and  expense,  the  certificates  of
                                    title to the Financed  Vehicles securing the
                                    Receivables  will not be amended or reissued
                                    to  reflect  the  assignment  thereof to the
                                    Seller,  nor will the  certificates of title
                                    to  any  Financed  Vehicles  be  amended  or
                                    reissued to reflect the  assignment  thereof
                                    to the  Trust.  In the  absence  of  such an
                                    amendment,   the   Trust   may  not  have  a
                                    perfected  security interest in the Financed
                                    Vehicles securing the Receivables in some states.

                                    The Seller will be obligated to purchase any
                                    Receivable  sold by the  Seller to the Trust
                                    as to  which  there  did  not  exist  on the
                                    Closing Date a perfected  security  interest
                                    in the name of CPS or Samco in the  Financed
                                    Vehicle,  and the Servicer will be obligated
                                    to purchase any Receivable sold to the Trust
                                    as  to  which  it  failed  to   maintain   a
                                    perfected  security  interest in the name of
                                    CPS  or  Samco  in  the   Financed   Vehicle
                                    securing such  Receivable  (which  perfected
                                    security  interest has been assigned to, and
                                    is for the  benefit  of,  the  Trust) if, in
                                    either  case,  such  breach  materially  and
                                    adversely affects the interest of the Trust,
                                    the  Indenture  Trustee  or the  Certificate
                                    Insurer  in  such  Receivable  and  if  such
                                    failure  or  breach is not cured by the last
                                    day  of  the  second  (or,  if  CPS  or  the
                                    Servicer,  as the case may be,  elects,  the
                                    first) month  following  the discovery by or
                                    notice to CPS or the  Servicer,  as the case
                                    may be, of such  breach.  To the  extent the
                                    security   interest   of  CPS  or  Samco  is
                                    perfected, the Trust will have a prior claim
                                    over subsequent  purchasers of such Financed
                                    Vehicle   and   holders   of    subsequently
                                    perfected security
                                    interests.  However,  as  against  liens for
                                    repairs of a Financed  Vehicle or for unpaid
                                    storage  charges  or for taxes  unpaid by an
                                    Obligor  under  a  Receivable,   or  through
                                    fraud,  forgery or negligence or error,  CPS
                                    or Samco,  and  therefore  the Trust,  could
                                    lose its prior perfected  security  interest
                                    in a Financed  Vehicle.  Neither CPS nor the
                                    Servicer   will  have  any   obligation   to
                                    purchase a Receivable as to which a lien for
                                    repairs of a  Financed  Vehicle or for taxes
                                    unpaid  by an  Obligor  under  a  Receivable
                                    result  in  losing  the   priority   of  the
                                    security interest in such Financed Vehicle after the Closing Date. See "Risk Factors -- Certain Legal Aspects" in this Prospectus Supplement and in the Prospectus.

Book-Entry Notes............        The   Class  A  Notes   initially   will  be
                                    represented by one or more notes  registered
                                    in the  name of Cede & Co.  ("Cede")  as the
                                    nominee  of  The  Depository  Trust  Company
                                    ("DTC"),  and will only be  available in the
                                    form of  book-entries  on the records of DTC
                                    and participating  members thereof.  Class A
                                    Notes will be issued in definitive form only
                                    under the  limited  circumstances  described
                                    herein.  All references  herein to "holders"
                                    of  the   Class  A   Notes   or   "Class   A
                                    Noteholders"  shall  reflect  the  rights of
                                    beneficial  owners of the Class A Notes (the
                                    "Note   Owners")  as  they  may   indirectly
                                    exercise   such   rights   through  DTC  and
                                    participating members thereof, except as otherwise specified herein. See "Description of the Notes - Registration of Notes" in this Prospectus Supplement and "Description of the Securities - Book-Entry Registration" and "- Definitive Notes" in the Prospectus.

Tax Status..................        In the  opinion  of  Mayer,  Brown  &  Platt
                                    ("Federal Tax Counsel"),  for Federal income
                                    tax  purposes  the  Class  A  Notes  will be
                                    characterized  as  debt,  the  Class B Notes
                                    should  be  characterized  as debt,  and the
                                    Trust  will  not  be   characterized  as  an
                                    association (or publicly traded partnership)
                                    taxable as a corporation.  Each  Noteholder,
                                    by the  acceptance of a Note,  will agree to
                                    treat the Notes as indebtedness  for Federal
                                    income tax  purposes  and  "Certain  Federal
                                    Income Tax  Consequences" in this Prospectus
                                    Supplement.  See "Certain Federal Income Tax
                                    Consequences"    in   the   Prospectus   for
                                    additional    information   concerning   the
                                    application of Federal tax laws to the Trust and the Notes.

ERISA Considerations........        Subject to the conditions and considerations
                                    discussed  under "ERISA  Considerations"  in
                                    this  Prospectus  Supplement,  the Notes are
                                    eligible    for    purchase    by   pension,
                                    profit-sharing  or  other  employee  benefit
                                    plans,  as  well  as  individual  retirement
                                    accounts  and  certain  types of Keogh Plans
                                    (each,   a  "Benefit   Plan").   See  "ERISA
                                    Considerations"     in    this    Prospectus
                                    Supplement.

Rating of the
Notes.......................        It is a condition of issuance that the Class
                                    A Notes be rated "Aaa" by Moody's  Investors
                                    Service,   Inc.  ("Moody's")  and  "AAA"  by
                                    Standard & Poor's Rating Services ("Standard
                                    & Poor's" and together with Moody's, the "Rating Agencies"), on the basis of the issuance of the Policy by the Insurer and that the

                                    Class B Notes be rated at least  "BB" or the
                                    equivalent by a nationally recognized rating
                                    agency.   A   security   rating   is  not  a
                                    recommendation   to   buy,   sell   or  hold
                                    securities and may be revised or withdrawn at any time by the assigning Rating Agency. See "Risk Factors -- Ratings of the Notes" in this Prospectus Supplement.

                                  RISK FACTORS

         In addition to the other information in this Prospectus Supplement and the Prospectus, prospective Noteholders should consider the following factors, as well as those matters discussed in "Risk Factors" in the Prospectus, in evaluating an investment in the Notes:

Sub-Prime Obligors; Servicing

         CPS purchases loans originated for assignment to CPS or a subsidiary through automobile dealers or IFCs. CPS services its dealers through a network of employee and independent marketing representatives and through its 80% owned subsidiary, Samco Acceptance Corp. ("Samco"). CPS's customers are generally considered to have marginal credit and fall into one of two categories: customers with moderate income, limited assets and other income characteristics which cause difficulty in borrowing from banks, captive finance companies of automakers or other traditional sources of auto loan financing; and customers with a derogatory credit record including a history of irregular employment, previous bankruptcy filings, repossessions of property, charged-off loans and garnishment of wages. The payment experience on Receivables of Obligors with marginal credit is likely to be different than that on receivables of traditional auto financing sources and is likely to be more sensitive to changes in the economic climate in the areas in which such Obligors reside.

         The servicing of receivables of customers with marginal credit requires special skill and diligence. The Servicer believes that its credit loss and delinquency experience reflects in part its trained staff and collection procedures. If a Servicer Termination Event occurs and CPS is removed as Servicer or, if CPS resigns or is terminated by the Insurer as Servicer, the Standby Servicer has agreed to assume the obligations of successor Servicer under the Sale and Servicing Agreement. See "Description of the Notes-Rights Upon Servicer Termination Event" in this Prospectus Supplement. There can be no assurance, however, that collections with respect to the Receivables will not be adversely affected by any change in Servicer. See "The Standby Servicer" in this Prospectus Supplement.

         The Sale and Servicing Agreement provides that the rights and obligations of the Servicer terminate after 90 days unless renewed by the Insurer for successive 90-day periods. The Insurer will agree to grant continuous renewals so long as (i) no Servicer Termination Event under the Sale and Servicing Agreement has occurred and (ii) no event of default under the insurance and indemnity agreement among CPS, the Seller and the Insurer (the "Insurance Agreement") has occurred.

Certain Legal Aspects

         Due to the administrative burden and expense, the certificates of title to the Financed Vehicles securing the Receivables will not be amended or reissued to reflect the assignment of the Receivables to the Seller by CPS or Samco, as applicable, nor will the certificates of title to any of the Financed Vehicles be amended or reissued to reflect the assignment to the Trust. In the absence of such an amendment or reissuance, the Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. By virtue of the assignment of the Purchase Agreement to the Trust, CPS will be obligated to repurchase any Receivable sold to the Trust by the Seller (including any Samco Receivable) as to which there did not exist on the Closing Date a perfected security interest in the name of CPS or Samco in the Financed Vehicle, and the Servicer will be obligated to purchase any Receivable sold to the Trust as to which it failed to maintain a perfected security interest in the name of CPS or Samco in the Financed Vehicle securing such Receivable if, in either case, such breach materially and adversely affects such Receivable and if such failure or breach is not cured prior to the expiration of the applicable cure period. To the extent the security interest of CPS or Samco is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests. However, as against liens for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable, or through fraud, forgery, negligence or error, CPS or Samco, and therefore the Trust, could lose the priority of its security interest or its security interest in a Financed Vehicle. Neither CPS nor the Servicer will have any obligation to purchase a Receivable as to which a lien for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable result in losing the priority of the security interest in such Financed Vehicle after the Closing Date. See "Certain Legal Aspects of the Receivables" in this Prospectus Supplement and "Certain Legal Aspects of the Receivables -- Security Interest in Vehicles" in the Prospectus.

Geographic Concentration

         As of the Cutoff Date, [ %] of the Receivables by Principal Balance had Obligors residing in the State of California. Economic conditions in the State of California may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. See "The Receivables Pool" in this Prospectus Supplement.

Limited Assets

         The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and amounts on deposit in certain accounts held by the Indenture Trustee on behalf of the Noteholders. The Notes represent obligations solely of the Trust and are not obligations of, and will not be insured or guaranteed by, the Seller, the Servicer, the Indenture Trustee or any other person or entity except for the guaranty provided with respect to the Notes by the Insurer pursuant to the Policy, as described herein. The Seller will take such steps as are necessary for the Insurer to issue the Policy to the Indenture Trustee for the benefit of the Noteholders. Under the Policy, the Insurer will unconditionally and irrevocably guarantee to the Noteholders full and complete payment of the Scheduled Payments on each Payment Date. In the event of an Insurer Default, the Noteholders must rely on the collections on the Receivables, and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables. In such event, certain factors, such as the Trust not having perfected security interests in the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables and thus may reduce the proceeds to be distributed to Noteholders on a current basis.

         Distributions of interest and principal on the Notes will be dependent primarily upon collections on the Receivables and amounts paid pursuant to the Policy. See "Description of the Notes -- Distributions on Notes" in this Prospectus Supplement.

Risk of Changes in Delinquency and Loan Loss Experience

         CPS began purchasing Contracts from Dealers in October 1991. Although CPS has calculated and presented herein its net loss experience with respect to its servicing portfolio, there can be no assurance that the information presented will reflect actual experience with respect to the Receivables. In addition, there can be no assurance that the future delinquency or loan loss experience of the Trust with respect to the Receivables will be better or worse than that set forth herein with respect to CPS's servicing portfolio. See "CPS's Automobile Contract Portfolio-Delinquency and Loss Experience" in this Prospectus Supplement. Although credit history on Samco's originations is limited, CPS expects that the delinquency and net credit loss and repossession experience with respect to the Receivables originated by Samco will be similar to that of CPS's existing portfolio.

Ratings of the Notes

         It is a condition to the issuance of the Notes that the Notes be rated "Aaa" by Moody's and "AAA" by Standard & Poor's on the basis of the issuance of the Policy by the Insurer. A rating is not a recommendation to purchase, hold or sell the Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The Rating Agencies do not evaluate, and the ratings do not address, the possibility that Noteholders may receive a lower than anticipated yield. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. The ratings of the Notes are based primarily on the rating of the Insurer. Upon an Insurer Default the rating on the Notes may be lowered or withdrawn entirely. In the event that any rating initially assigned to the Notes were subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the Insurer's claims-paying ability, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Notes.

                             FORMATION OF THE TRUST

         The Issuer, CPS Auto Receivables Trust 1997-3, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement. Prior to the sale and assignment of the Trust Assets to the Trust, the Trust will have no assets or obligations or any operating history. The Trust will not engage in any business other than (i) acquiring, holding and managing the Receivables, the other assets of the Trust and any proceeds thereof, (ii) issuing the Notes and the Certificates, (iii) making payments in respect of the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

         The Servicer will initially service the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for acting as the Servicer. See "Description of the Notes -- Servicing Compensation" in this Prospectus
Supplement. The Indenture Trustee will be appointed custodian for the Receivables and the certificates of title relating to the Financed Vehicles, and the Receivables and such certificates of title will be delivered to and held in physical custody by the Indenture Trustee. However, the Receivables will not be marked or stamped to indicate that they have been sold to the Trust, and the certificates of title of the Financed Vehicles will not be endorsed or otherwise amended to identify the Trust or the Indenture Trustee as the new secured party. In the absence of amendments to the certificates of title, the Indenture Trustee may not have perfected security interests in the Financed Vehicles securing the Receivables originated in some states. See "Certain Legal Aspects of the Receivables" in the Prospectus.

         The Trust will initially be capitalized by the Seller with equity equal to [$ ] and Certificates equal to such amount will be issued to the Seller. The equity of the Trust, together with the proceeds of the initial sale of the Notes, will be used by the Trust to purchase the Receivables from the Seller. The Trust will not acquire any assets other than the Trust Assets, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business other than acquiring and holding the Trust Assets, issuing the Securities and distributing payments on the Securities, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.

The Owner Trustee

         [ ], the Owner Trustee under the Trust Agreement, is a Delaware banking corporation and its principal offices are located at [ ]. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's duties in connection with the issuance and sale of the Securities is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement.

The Indenture Trustee

         Norwest Bank Minnesota, National Association, a national banking association, is the Indenture Trustee under the Indenture. The principal offices of the Indenture Trustee are located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota. The Indenture Trustee's duties in connection with the Notes are limited solely to its express obligations under the Indenture and the Sale and Servicing Agreement.

                                THE TRUST ASSETS

         The Trust Assets include retail installment sale contracts on new and used automobiles, light trucks, vans and minivans between dealers (the "Dealers") or IFCs and retail purchasers (the "Obligors") and, with respect to Rule of 78's Receivables, certain monies due thereunder after the Cutoff Date, and, with respect to Simple Interest Receivables, certain monies received thereunder after the Cutoff Date. The Receivables were originated by the Dealers or IFCs for assignment to CPS or Samco. Pursuant to agreements between the Dealers and CPS ("Dealer Agreements") or between the IFCs and Samco, the Receivables were purchased by CPS or Samco and, prior to the Closing Date, evidenced financing made available by CPS or Samco to the Obligors. The Trust Assets also include (i) such amounts as from time to time may be held in one or more trust accounts established and maintained by the Indenture Trustee pursuant to the Sale and Servicing Agreement, as described below; see "Description of the Notes -- Accounts" in this Prospectus Supplement; (ii) the rights of the Seller under the Purchase Agreement; (iii) security interests in the Financed Vehicles;
(iv) the rights of the Seller to receive any proceeds with respect to the Receivables from claims on physical damage, credit life and credit accident and health insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (v) the rights of the Seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or Obligors, as the case may be; and (vi) any and all proceeds of the foregoing. The Trust Assets also will include the Policy for the benefit of the Noteholders.

                       CPS'S AUTOMOBILE CONTRACT PORTFOLIO

General

         CPS was incorporated in the State of California on March 8, 1991. CPS and its subsidiaries engage primarily in the business of purchasing, selling and servicing retail automobile installment sales contracts ("Contracts") originated by Dealers located primarily in California, Florida, Pennsylvania, Texas, Illinois and Nevada. CPS specializes in Contracts with borrowers ("Sub-Prime Borrowers") who generally would not be expected to qualify for traditional financing such as that provided by commercial banks or automobile manufacturers' captive finance companies. Sub-Prime Borrowers generally have limited credit history, lower than average income or past credit problems.

         On May 31,  1991,  CPS  acquired  100% of the  stock  of G&A  Financial
Services, Inc., a consumer loan servicing company, whose assets consisted primarily of servicing contracts with respect to loan portfolios owned by third parties. G&A Financial Services, Inc. has subsequently been dissolved. On September 1, 1991, CPS was engaged to act as a servicer for loan portfolios aggregating $16.5 million by two companies who had purchased such portfolios from the Resolution Trust Corp. As of December 31, 1994, CPS had terminated all such third-party servicing arrangements. On October 1, 1991, CPS began its program of purchasing Contracts from Dealers and selling them to institutional investors. Through December 31, 1996, CPS had purchased $729.1 million of Contracts from Dealers and sold $713.0 million of Contracts to institutional investors. CPS continues to service all of the Contracts it has purchased, including those it has re-sold.

         CPS has relationships and is party to Dealer Agreements with over 2,177 dealerships located in 41 states of the United States. CPS purchases Contracts from Dealers for a fee ranging from $0 to $1,195. A Dealer Agreement does not obligate a Dealer to submit Contracts for purchase by CPS, nor does it obligate CPS to purchase Contracts offered by the Dealers.

         CPS purchases Contracts from Dealers with the intent to resell them. CPS also purchases Contracts from third parties that have been originated by others. Contracts have been sold by CPS to institutional investors either as bulk sales or as private placements or public offerings of securities collateralized by the Contracts. Purchasers of the Contracts receive a pass-through rate of interest set at the time of the sale, and CPS receives a base servicing fee for its duties relating to the accounting for and collection of the Contracts. In addition, CPS is entitled to certain excess servicing fees that represent collections on the Contracts in excess of those required to pay principal and interest due to the investor and the base servicing fee to CPS. Generally, CPS sells the Contracts to such institutional investors at face value and without recourse except that the representations and warranties made to CPS by the Dealers are similarly made to the investors by CPS. CPS has some credit risk with respect to the excess servicing fees it receives in connection with the sale of Contracts to investors and its continued servicing function since the receipt by CPS of such excess servicing fees is dependent upon the credit performance of the Contracts.

         In March 1996, CPS formed Samco Acceptance Corp. ("Samco"), an 80 percent-owned subsidiary based in Dallas, Texas. Samco's business plan is to provide the Company's sub-prime auto finance products to rural areas through independently owned finance companies. CPS believes that many rural areas are not adequately served by other industry participants due to their distance from large metropolitan areas where a Dealer marketing representative is most likely to be based.

         Samco employees call on IFCs primarily in the southeastern United States and present them with financing programs that are essentially identical to those which CPS markets directly to Dealers through its marketing representatives. CPS believes that a typical rural IFC has relationships with many local automobile purchasers as well as Dealers but, because of limitations of financial resources or capital structure, such IFCs generally are unable to provide 36, 48 or 60 month financing for an automobile. IFCs may offer Samco's financing programs to borrowers directly or indirectly through local Dealers. Samco purchases contracts from the IFCs after its credit personnel have performed all of the same underwriting and verification procedures and have applied all the same credit criteria that CPS performs and applies for Contracts it purchases from Dealers. Samco purchases Contracts at a discount ranging from 0% to 8% of the total amount financed under such Contracts. In addition, Samco generally charges IFCs an acquisition fee to defray the direct administrative costs associated with the processing of Contracts that are ultimately purchased by Samco. Servicing and collection procedures on Contracts owned by Samco are performed by CPS at its headquarters in Irvine, California. As of December 31, 1996, Samco had purchased 399 Contracts with original balances of $4.7 million.

         The principal executive offices of CPS are located at 2 Ada, Irvine, California 92618. CPS's telephone number is (714) 753-6800.

Underwriting

         CPS markets its services to Dealers under four programs: the CPS standard program (the "Standard Program"), the CPS First Time Buyer Program (the "First Time Buyer Program"), the CPS Alpha Program (the "Alpha Program") and the CPS Delta Program (the "Delta Program"). CPS applies underwriting standards in purchasing loans on new and used vehicles from Dealers based upon the particular program under which the loan was submitted for purchase. The Alpha Program guidelines are designed to accommodate applicants who meet all the requirements of the Standard Program and exceed such requirements in respect of job stability, residence stability, income level or the nature of the credit history. The Delta Program guidelines are designed to accommodate applicants who may not meet all of the requirements of the Standard Program but who are deemed by CPS to be generally as creditworthy as Standard Program applicants. The First Time Buyer Program guidelines are designed to accommodate applicants who have not previously financed an automobile; such applicants must meet all the requirements of the Standard Program, as well as slightly higher income and down payment requirements. CPS uses the degree of the applicant's creditworthiness and the collateral value of the financed vehicle as the basic criteria in determining whether to purchase an installment sales contract from a Dealer. Each credit application provides current information regarding the applicant's employment and residence history, bank account information, debts, credit references, and other factors that bear on an applicant's creditworthiness. Upon receiving from the Dealer the completed application of a prospective purchaser and a one-page Dealer summary of the proposed financing, generally by facsimile copy, CPS obtains a credit report compiling credit information on the applicant from three credit bureaus. The credit report summarizes the applicant's credit history and paying habits, including such information as open accounts, delinquent payments, bankruptcy, repossessions, lawsuits and judgments. At this point a CPS loan officer will review the credit application, Dealer summary and credit report and will either conditionally approve or reject the application. Such conditional approval or rejection by the loan officer usually occurs within one business day of receipt of the credit application. The loan officer determines the conditions to his or her approval of a credit application based on many factors such as the applicant's residential situation, downpayment, and collateral value with regard to the loan, employment history, monthly income level, household debt ratio and the applicant's credit history. Based on the stipulations of the loan officer, the Dealer and the applicant compile a more complete application package which is forwarded to CPS and reviewed by a processor for deficiencies. As part of this review, references are checked, direct calls are made to the applicant and employment income and residence verification is done. Upon the completion of his or her review, the processor forwards the application package to an underwriter for further review. The underwriter will confirm the satisfaction of any remaining deficiencies in the application package. Finally, before the loan is funded, the application package is checked for deficiencies again by a loan review officer. CPS conditionally approves approximately 50% of the credit applications it receives and ultimately purchases approximately 13% of the received applications.

         CPS has purchased portfolios of Contracts in bulk from other companies that had previously purchased the Contracts from Dealers. From July 1, 1994 to July 31, 1995, CPS made four such bulk purchases aggregating approximately $22.9 million. In considering bulk purchases, CPS carefully evaluates the credit profile and payment history of each portfolio and negotiates the purchase price accordingly. The credit profiles of the Contracts in each of the portfolios purchased are consistent with those in the underwriting standards used by the Company in its normal course of business. Bulk purchases were made at a purchase price approximately equal to a 7.0% discount from the aggregate principal balance of the Contracts. CPS has not purchased any portfolios of Contracts in bulk since July 31, 1995, but may consider doing so in the future.

         Generally, the amount funded by CPS will not exceed, in the case of new cars, 110% of the dealer invoice plus taxes, license fees, insurance and the cost of the servicer contract, and in the case of used cars, 115% of the value quoted in industry-accepted used car guides (such as the Kelley Wholesale Blue
Book) plus the same additions as are allowed for new cars. The maximum amount that will be financed on any vehicle generally will not exceed $25,000. The maximum term of the Contract depends primarily on the age of the vehicle and its mileage. Vehicles having in excess of 80,000 miles will not be financed.

         The minimum downpayment required on the purchase of a vehicle is generally 10% to 15% of the purchase price. The downpayment may be made in cash, and/or with a trade-in car and, if available, a proven manufacturer's rebate. The cash and trade-in value must equal at least 50% of the minimum downpayment required, with the proven manufacturer's rebate constituting the remainder of the downpayment. CPS believes that the relatively high downpayment requirement will result in higher collateral values as a percentage of the amount financed and the selection of buyers with stronger commitment to the vehicle.

         Prior to purchasing any Contract, CPS verifies that the Obligor has arranged for casualty insurance by reviewing documentary evidence of the policy or by contacting the insurance company or agent. The policy must indicate that CPS is the lien holder and loss payee. The insurance company's name and policy expiration date are recorded in CPS' computerized system for ongoing monitoring.

         As loss payee, CPS receives all correspondence relevant to renewals or cancellations on the policy. Information from all such correspondence is updated to the computerized records. In the event that a policy reaches its expiration date without a renewal, or if CPS receives a notice that the policy has been canceled prior to its expiration date, a letter is generated to advise the borrower of its obligation to continue to provide insurance. If no action is taken by the borrower to insure the vehicle, two successive and more forceful letters are generated, after which the collection department will contact the borrower telephonically to further counsel the borrower, including possibly advising them that CPS has the right to repossess the vehicle if the borrower refuses to obtain insurance. Although it has the right, CPS rarely repossesses vehicles in such circumstances. In addition, CPS does not force place a policy and add the premium to the borrower's outstanding obligation, although it also has the right to do so. Rather in such circumstances the account is flagged as not having insurance and continuing efforts are made to get the Obligor to comply with the insurance requirement in the Contract. CPS believes that handling non-compliance with insurance requirements in this manner ultimately results in better portfolio performance because it believes that the increased monthly payment obligation of the borrower which would result from force placing insurance and adding the premium to the borrower's outstanding obligation would increase the likelihood of delinquency or default by such borrower on future monthly payments.

         Samco offers financing programs to IFCs which are essentially identical to those offered by CPS. The IFCs may offer Samco's financing programs to borrowers directly or indirectly through local Dealers. Upon submission of applications to Samco, Samco credit personnel, who have been trained by CPS, use CPS's proprietary systems to evaluate the borrower and the proposed Contract terms. Samco purchases contracts from the IFCs after its credit personnel have performed all of the underwriting and verification procedures and have applied all the same credit criteria that CPS performs and applies for Contracts it purchases from Dealers. Prior to CPS [or an affiliate] purchasing a Contract from Samco, CPS personnel perform procedures intended to verify that such Contract has been underwritten and originated in conformity with the requirements applied by CPS with respect to Contracts acquired by it directly from Dealers.

Servicing and Collections

         CPS' servicing activities, both with respect to portfolios of Contracts sold by it to investors and with respect to portfolios of other receivables owned or originated by third parties, consist of collecting, accounting for and posting of all payments received with respect to such Contracts or other receivables, responding to borrower inquiries, taking steps to maintain the security interest granted in the Financed Vehicle or other collateral, investigating delinquencies, communicating with the borrower, repossessing and liquidating collateral when necessary, and generally monitoring each Contract or other receivable and related collateral. CPS maintains sophisticated data processing and management information systems to support its Contract and other receivable servicing activities.

         Upon the sale of a portfolio of Contracts to an investor, or upon the engagement of CPS by another receivable portfolio owner for CPS' services, CPS mails to borrowers monthly billing statements directing them to mail payments on the Contracts or other receivables to a lock-box account which is unique for each investor or portfolio owner. CPS engages an independent lock-box processing agent to retrieve and process payments received in the lock-box account. This results in a daily deposit to the investor or portfolio owner's account of the day's lock-box account receipts and a simultaneous electronic data transfer to CPS of the borrower payment data for posting to CPS' computerized records. Pursuant to the various servicing agreements with each investor or portfolio owner, CPS is required to deliver monthly reports reflecting all transaction activity with respect to the Contracts or other receivables.

         If an account becomes six days past due, CPS's collection staff typically attempts to contact the borrower with the aid of a high- penetration auto-dialing computer. A collection officer tries to establish contact with the customer and obtain a promise by the customer to make the overdue payment within seven days. If payment is not received by the end of such seven-day period, the customer is called again through the auto dialer system and the collection officer attempts to elicit a second promise to make the overdue payment within seven days. If a second promise to make the overdue payment is not satisfied, the account automatically is referred to a supervisor for further action. In most cases, if payment is not received by the tenth day after the due date, a late fee of approximately 5% of the delinquent payment is imposed. If the customer cannot be reached by a collection officer, a letter is automatically generated and the customer's references are contacted. Field agents (who are independent contractors) often make calls on customers who are unreachable or whose payment is thirty days or more delinquent. A decision to repossess the vehicle is generally made after 30 to 90 days of delinquency or three unfulfilled promises to make the overdue payment. Other than granting such limited extensions as are described under the heading "Description of the Trust Documents-Servicing Procedures" in the Prospectus, CPS does not modify or rewrite delinquent Contracts.

         Servicing and collection procedures on Contracts owned by Samco are performed by CPS at its headquarters in Irvine, California. However, Samco may solicit aid from the related IFC in collecting past due accounts with respect to which repossession may be considered.

Delinquency and Loss Experience

         Set forth on the following page is certain information concerning the experience of CPS pertaining to retail new and used automobile, light truck, van and minivan receivables, including those previously sold, which CPS continues to service. Contracts were first originated under the Delta Program in August 1994 and under the Alpha Program in April 1995. CPS has found that the delinquency and net credit loss and repossession experience with respect to the Delta Program is somewhat greater than under its Standard Program. CPS has found that the delinquency and net credit loss and repossession experience with respect to the Alpha Program is somewhat lower than that experienced under the Standard Program. CPS has purchased Contracts representing financing for first-time purchasers of automobiles since the inception of its Contract purchasing activities in 1991. Prior to the establishment of the First Time Buyer Program in July 1996, CPS purchased such Contracts under its Standard Program guidelines. CPS expects that the delinquency and net credit loss and repossession experience with respect to loans originated under the First Time Buyer Program will be similar to that under the Standard Program. CPS began servicing Contracts originated by Samco in March 1996. Although credit history on Samco's originations is limited, CPS expects that the delinquency and net credit loss and repossession experience with respect to the Receivables originated by Samco will be similar to that of CPS's existing portfolio. There can be no assurance, however, that the delinquency and net credit loss and repossession experience on the Receivables will continue to be comparable to CPS' experience shown in the following tables.

                        Consumer Portfolio Services, Inc.
                             Delinquency Experience


                                 December 31, 1994     December 31, 1995    December 31, 1996    March 31, 1996     March 31, 1997
                                 -----------------     -----------------    -----------------    --------------     --------------
                               Number                Number                  Number             Number              Number
                              of Loans    Amount    of Loans    Amount     of Loans   Amount   of Loans   Amount   of Loans   Amount
                              --------    ------    --------    ------     --------   ------   --------   ------   --------   ------

Portfolio (1)................ 14,235 $203,879,000   27,113   $355,965,000  47,187 $604,092,000                  $                 $
Period of Delinquency (2)
31-60                            243    3,539,000      909     11,520,000   1,801   22,099,000
61-90                             68    1,091,000      203      2,654,000     724    9,068,000
91+..........................     56      876,000      272      3,899,000     768    9,906,000
                                  --      -------      ---      ---------     ---    ---------   ------   ------   -------- -------
Total Delinquencies..........    367    5,506,000    1,384     18,073,000   3,293   41,073,000
Amount in Repossession (3)...    271    3,759,000      834     10,151,000   1,168   14,563,000
                                 ---    ---------      ---     ----------   -----   ----------   ------   ------   -------- -------
Total Delinquencies and
Amount in Repossession (4)...    638   $9,265,000    2,218    $28,224,000   4,461  $55,636,000                 $                  $
                                 ===   ==========    =====    ===========   =====  ===========   ======   ======   ======== =======

Delinquencies as a Percent of
the Portfolio................  2.58%        2.70%    5.10%          5.08%   6.98%        6.80%         %        %         %       %
Repo Inventory as a Percent
of the Portfolio.............  1.90%        1.84%    3.08%          2.85%   2.48%        2.41%                  %         %       %
                               ----         ----     ----           ----    ----         ----     ------   ------   -------- ------

Total Delinquencies and
Amount in Repossession as a
Percent of Portfolio           4.48%         4.54%    8.18%          7.93%   9.45%            %         %       %        %       %
                               ====          ====     ====           ====    ====         =====    ======   ======   ======= ======

-----------
(1) All amounts and percentages are based on the full amount remaining to be repaid on each Contract, including, for Rule of 78's Contracts, any unearned finance charges. The information in the table represents all Contracts originated by CPS including sold Contracts CPS continues to service.

(2) CPS considers a Contract delinquent when an obligor fails to make at least 90% of a contractually due payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

(3) Amount in Repossession represents Financed Vehicles which have been repossessed but not yet liquidated.

(4) Amounts shown do not include Contracts which are less than 31 days delinquent.

                        Consumer Portfolio Services, Inc.
                     Net Credit Loss/Repossession Experience



                                           Year Ended        Year Ended        Year Ended     Three Months Ended  Three Months Ended
                                        December 31, 1994  December 31, 1995 December 31, 1995  March 31, 1996      March 31, 1997
                                        -----------------  ----------------- -----------------  --------------      --------------

Average Amount Outstanding During the
Period (1)..................................  $98,916,991      $221,926,489     $395,404,669
Average Number of Loans Outstanding During
the Period..................................        9,171            20,809           36,998
Number of Repossessions.....................          669             2,018            3,145
Gross Charge-Offs (2).......................   $3,166,408       $11,658,461      $23,296,775
Recoveries (3)..............................     $347,519        $1,028,378       $2,969,143
Net Losses..................................   $2,818,889       $10,630,083      $20,327,632
Annualized Repossessions as a Percentage of
Average Number of Loans Outstanding.........        7.29%             9.70%            8.50%
Annualized Net Losses as a Percentage of
Average Amount Outstanding..................        2.85%             4.79%            5.14%

-----------

(1) All amounts and percentages are based on the principal amount scheduled to be paid on each Contract. The information in the table represents all Contracts originated by CPS including sold Contracts which CPS continues to service.

(2) Amount charged off includes the remaining principal balance, after the application of the net proceeds from the liquidation of the vehicle, excluding accrued and unpaid interest.

(3) Recoveries are reflected in the period in which they are realized and may pertain to charge offs from prior periods.

                              THE RECEIVABLES POOL

         The Receivables Pool existing as of the Cutoff Date consists of Receivables selected from CPS's Portfolio by several criteria, including the following: each Receivable was originated, based on the billing address of the Obligors, in the United States, has an original term of not more than 60 months, provides for level monthly payments which fully amortize the amount financed over the original term (except for the last payment, which may be different from the level payment for various reasons, including late or early payments during the term of the Contract), has a remaining maturity of 60 months or less as of the Cutoff Date, has an outstanding principal balance of not more than [$ ] as of the Cutoff Date, is not more than 30 days past due as of the Cutoff Date and has an APR of not less than [ %]. As of the date of each Obligor's application for the loan from which the related Receivable arises, each Obligor (i) did not have any material past due credit obligations or any repossessions or garnishments of property within one year prior to the date of application, unless such amounts have been repaid or discharged through bankruptcy, (ii) was not the subject of any bankruptcy or insolvency proceeding that is not discharged, and (iii) had not been the subject of more than one bankruptcy proceeding. As of the Cutoff Date, the latest scheduled maturity of any Receivable is not later than [ ].

         As of the Cutoff Date, approximately [ %] of the aggregate principal balance of the Receivables, constituting [ %] of the number of Contracts, represents financing of used vehicles; the remainder of the Receivables represent financing of new vehicles. Approximately [ %] of the aggregate principal balance of the Receivables were originated under the Delta Program, approximately [ %] of the aggregate principal balance of the Receivables were originated under the Alpha Program, approximately [ %] of the aggregate principal balance of the Receivables were originated under the First Time Buyer Program and approximately [ %] of the aggregate principal balance of the Receivables represent financing under the Standard Program. As of the Cutoff Date, approximately [ %] of the aggregate principal balance of the Receivables were originated by unaffiliated third parties and purchased by CPS in the ordinary course of its business. As of the Cutoff Date, [ %] of the Principal Balance of the Receivables were Samco Receivables. The composition, geographic distribution, distribution by APR, distribution by remaining term, distribution by date of origination, distribution by original term, distribution by model year and distribution by original principal balance of the Receivables as of the Cutoff Date are set forth in the following tables.

Composition of the Receivables as of the Cutoff Date




 Weighted       Aggregate   Number of    Average     Weighted        Weighted
Average APR     Principal  Receivables  Principal     Average         Average
of Receivables   Balance     in Pool     Balance   Remaining Term  Original Term
--------------   -------     -------     -------  ---------------  -------------

        Geographic Distribution of the Receivables as of the Cutoff Date



                                       Percent of                    Percent of
                     Aggregate         Aggregate        Number of     Number of
State(1)         Principal Balance  Principal Balance  Receivables   Receivables
--------         -----------------  -----------------  -----------   -----------



all others(2)...                              %                               %
                       -------             ----               ----       ------

TOTAL...........  $                      100.00%(3)                   100.00%(3)
                      =======        ===============         =====    ==========
-----------

(1)      Based on billing address of Obligor.
(2) No other state represents a percent of the aggregate Principal Balance as of the Cutoff Date in excess of one percent.
(3)      Percentages may not add up to 100% because of rounding.



          Distribution of the Receivables by APR as of the Cutoff Date


                                       Percent of                    Percent of
                     Aggregate         Aggregate        Number of     Number of
APR Range        Principal Balance  Principal Balance  Receivables   Receivables
--------         -----------------  -----------------  -----------   -----------



all others(2)...                              %                               %
                       -------             ----               ----       ------

TOTAL...........  $                      100.00%(1)                   100.00%(1)
                      =======        ===============         =====    ==========

-----------

(1)      Percentages may not add up to 100% because of rounding.

                Distribution of Receivables by Remaining Term to
                    Scheduled Maturity as of the Cutoff Date



Remaining Term                         Percent of                    Percent of
to Scheduled          Aggregate         Aggregate       Number of     Number of
Maturity         Principal Balance  Principal Balance  Receivables   Receivables
--------         -----------------  -----------------  -----------   -----------


                       -------             ----               ----       ------

TOTAL...........  $                      100.00%(1)                   100.00%(1)
                      =======        ===============         =====    ==========

-----------

(1)      Percentages may not add up to 100% because of rounding.


                         Distribution of Receivables by
                    Date of Origination as of the Cutoff Date


                                       Percent of                    Percent of
Date of               Aggregate         Aggregate       Number of     Number of
Origination      Principal Balance  Principal Balance  Receivables   Receivables
--------         -----------------  -----------------  -----------   -----------


                       -------             ----               ----       ------

TOTAL...........  $                      100.00%(1)                   100.00%(1)
                      =======        ===============         =====    ==========


-----------

(1)      Percentages may not add up to 100% because of rounding.

                 Distribution of Receivables by Original Term to
                    Scheduled Maturity as of the Cutoff Date



                                                        Percent of   Percent of
Original Term to      Aggregate          Aggregate       Number of    Number of
Scheduled Maturity  Principal Balance Principal Balance Receivables  Receivables
------------------  ----------------- -----------------  ---------  -----------

                       -------             ----               ----       ------

TOTAL...........  $                      100.00%(1)                   100.00%(1)
                      =======        ===============         =====    ==========


-----------

(1)      Percentages may not add up to 100% because of rounding.


          Distribution of Receivables by Model Year of Financed Vehicle
                              as of the Cutoff Date


                                     Percent of                      Percent of
                 Aggregate            Aggregate        Number of      Number of
Model Year    Principal Balance   Principal Balance   Receivables    Receivables
----------    -----------------   -----------------   -----------    -----------

                       -------             ----               ----       ------

TOTAL...........  $                      100.00%(1)                   100.00%(1)
                      =======        ===============         =====    ==========



-----------

(1)      Percentages may not add up to 100% because of rounding.

            Distribution of Receivables by Original Principal Balance
                              as of the Cutoff Date


                                       Percent of                    Percent of
Range of Original     Aggregate        Aggregate         Number of    Number of
Principal Balances Principal Balance Principal Balance  Receivables  Receivables
------------------ ----------------- -----------------  -----------  -----------

                       -------             ----               ----       ------

TOTAL...........  $                      100.00%(1)                   100.00%(1)
                      =======        ===============         =====    ==========



-----------

(1)      Percentages may not add up to because of rounding.

         As of the Cutoff Date, approximately [ %] of the aggregate Principal Balance of the Receivables in the Receivables Pool provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78's" ("Rule of 78's Receivables") and, approximately [ %] of the aggregate Principal Balance of the Receivables in the Receivables Pool provide for allocation of payments according to the "simple interest" method ("Simple Interest Receivables"). A Rule of 78's Receivable provides for payment by the Obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the basis of the stated APR for the term of the Receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's". A Simple Interest Receivable provides for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the Final Scheduled Payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

         In the event of the prepayment in full (voluntarily or by acceleration) of a Rule of 78's Receivable, under the terms of the contract, a "refund" or "rebate" will be made to the Obligor of the portion of the total amount of payments then due and payable under the contract allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78's. If a Simple Interest Receivable is prepaid, instead of receiving a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78's Receivable generally will be less than the remaining Scheduled Receivable Payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

         The Trust will account for the Rule of 78's Receivables as if such Receivables provided for amortization of the loan over a series of fixed level payment monthly installments ("Actuarial Receivables"). Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding Principal Balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be passed through to Noteholders but will be paid to the Servicer as additional servicing compensation.

                              YIELD CONSIDERATIONS

         On each Payment Date, interest will be paid to the Noteholders to the extent of thirty (30) days' interest at the applicable Interest Rate; provided, however, that on the first Payment Date, the interest payable to the Noteholders of record of each Class of Notes will be an amount equal to the product of (a) the Interest Rate applicable to such Class of Notes, (b) the initial principal amount of such Class of Notes and (c) a fraction (i) the numerator of which is the number of days from and including the Closing Date through and including [ ] 14, 1997 and (ii) the denominator of which is 360.

         All of the Receivables are prepayable at any time. (For this purpose "prepayments" include prepayments in full, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and certain other Receivables repurchased for administrative reasons.) The rate of prepayments on the Receivables may be influenced by a variety of economic, social, and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of CPS. In addition, the rate of prepayments on the Receivables may be affected by the nature of the Obligors and the Financed Vehicles and servicing decisions. See "Risk Factors -- Nature of Obligors; Servicing" in this Prospectus Supplement. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders. See also "Description of the Notes -- Optional Redemption" in this Prospectus Supplement regarding the Servicer's option to purchase the Receivables and redeem the Notes when the aggregate principal balance of the Receivables is less than or equal to 10% of the Original Pool Balance.

                       POOL FACTORS AND OTHER INFORMATION

         The "Pool Balance" at any time represents the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments received from Obligors, all payments and Purchase Amounts remitted by CPS or the Servicer, as the case may be, all for such Collection Period, all losses realized on Receivables liquidated during such Collection Period and any Cram Down Losses with respect to such Receivables. The Pool Balance is computed by allocating payments to principal and to interest, with respect to Rule of 78's Receivables, using the constant yield or actuarial method, and with respect to Simple Interest Receivables, using the simple interest method. The "Class A Pool Factor" is a seven-digit decimal which the Servicer will compute each month indicating the principal balance of the Class A Notes as a fraction of the initial principal balance of the Class A Notes. The Class A Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Class A Pool Factor will decline to reflect reductions in the principal balance of the Class A Notes. The "Class B Pool Factor" is a seven-digit decimal which the Servicer will compute each month indicating the principal balance of the Class B Notes as a fraction of the initial principal balance of the Class B Notes. The Class B Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Class B Pool Factor will decline to reflect reductions in the principal balance of the Class B Notes. An individual Noteholder's share of the principal balance of the Class B Notes is the product of (i) the original denomination of the Noteholder's Note and (ii) the Class B Pool Factor. An individual Noteholder's share of the principal balance of a Class of Notes is the product of (i) the original denomination of the Noteholder's Note of such Class and (ii) the Class' Pool Factor. Pool Factors will be made available on or about the eighth business day of each month.
[Other classes of Notes, if any, to be added.]

         Pursuant to the Indenture, the Noteholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the Pool Factors and various other items of information. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Notes -- Statements to Noteholders" in this Prospectus Supplement.

                                 USE OF PROCEEDS

         The net proceeds to be received by the Seller from the sale of the Notes will be applied to the purchase of the CPS Receivables from CPS and the Samco Receivables from Samco. CPS will apply the net proceeds received from the Seller to purchase new Contracts or to repay debt incurred to purchase the Contracts.

                               THE SELLER AND CPS

         The Seller is a wholly-owned subsidiary of CPS. The Seller was incorporated in the State of California in June of 1994. The Seller was organized for the limited purpose of purchasing automobile installment sale contracts from CPS and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Seller are located at 2 Ada, Suite 100, Irvine, California 92718; telephone (714) 753-6800. For further information regarding the Seller and CPS, see "The Seller and CPS" in the Prospectus.

                              THE STANDBY SERVICER

         If CPS is terminated or resigns as Servicer, Norwest Bank Minnesota, National Association (in such capacity, the "Standby Servicer") will serve as successor Servicer. The Standby Servicer will receive a fee on each Payment Date for agreeing to stand by as successor Servicer and for performing certain other functions. Such fee will be payable to the Standby Servicer from the Servicing Fee payable to CPS. If the Standby Servicer, or any other entity serving at the time as Standby Servicer, becomes the successor Servicer, it will receive compensation at a Servicing Fee Rate not to exceed 2.12% per annum.

                            DESCRIPTION OF THE NOTES

General

         The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement.

         The Class A Notes initially will be represented by notes registered in the name of Cede as the nominee of The Depository Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC and participating members thereof in denominations of $1,000. All references to "holders" or "Noteholders" and to authorized denominations, when used with respect to the Notes, shall reflect the rights of beneficial owners of the Notes ("Note Owners"), and limitations thereof, as they may be indirectly exercised through DTC and its participating members, except as otherwise specified herein. See " -- Registration of Certificates" below.

         On each Payment Date, the holders of record of the Class A Notes (the "Class A Noteholders") as of the related Record Date will be entitled to receive, pro rata, thirty (30) days of interest at the Class A Interest Rate on the outstanding principal amount of the Class A Notes at the close of business on the last day of the related Collection Period. On each Payment Date, the holders of record of the Class B Notes (the "Class B Noteholders") as of the related Record Date will be entitled to receive, pro rata, thirty (30) days of interest at the Class B Interest Rate on the outstanding principal amount of the Class B Notes at the close of business on the last day of the related Collection Period. [Additional classes, if any, to be added]. Notwithstanding the foregoing, on the first Payment Date, the interest payable to the Noteholders of record of each Class of Notes will be an amount equal to the product of (a) the Interest Rate applicable to such Class of Notes, (b) the initial principal amount of such Class of Notes and (c) a fraction (i) the numerator of which is the number of days from and including the Closing Date through and including [ ] 14, 1997 and (ii) the denominator of which is 360. Interest on the Notes which is due but not paid on any Payment Date will be payable on the next Payment Date together with, to the extent permitted by law, interest on such unpaid amount at the applicable Interest Rate. See "Description of the Notes - Distributions" in this Prospectus Supplement.

         Principal of the Class A Notes will be payable on each Payment Date in an amount equal to the Class A Noteholders' Principal Distributable Amount for the related Collection Period. The "Class A Noteholders' Principal Distributable Amount" is equal to the product of (a) the Class A Noteholders' Percentage of the Principal Distributable Amount and (b) any unpaid portion of the amount described in clause (a) with respect to a prior Payment Date. Principal of the Class B Notes will be payable on each Payment Date in an amount equal to the Class B Noteholders' Principal Distributable Amount for the related Collection Period. The "Class B Noteholders Principal Distributable Amount" is equal to the product of (a) the Class B Noteholders' Percentage of the

Principal Distributable Amount and (b) any unpaid portion of the amount described in clause (a) with respect to a prior Payment Date.

Registration of Notes

         The Class A Notes will initially be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York
Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. See "Certain Information Regarding the Notes -- Book-Entry Registration" in the Prospectus.

Sale and Assignment of Receivables

         On or prior to the Closing Date, the Seller will purchase from Samco pursuant to a purchase agreement (the "Samco Purchase Agreement"), without recourse, except as provided in the Samco Purchase Agreement, Samco's entire interest in the Samco Receivables, together with Samco's security interests in the related Financed Vehicles. On or prior to the Closing Date, CPS will, pursuant to the Purchase Agreement, sell and assign to the Seller, without recourse, except as provided in the Purchase Agreement, its entire interest in the CPS Receivables, together with its security interests in the related Financed Vehicles. At the time of issuance of the Securities, the Seller will sell and assign to the Trust, without recourse except as provided in the Sale and Servicing Agreement, its entire interest in the Receivables, together with its security interests in the Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the Purchase Agreement. The Indenture Trustee will, concurrently with such sale and assignment, execute, authenticate, and deliver the Securities to the Seller in exchange for the
Receivables. The Seller will sell the Notes to the Underwriters. See "Underwriting" in this Prospectus Supplement.

         In the Purchase Agreement, CPS will represent and warrant to the Seller, among other things, that (i) the information provided in the Purchase Agreement with respect to the Receivables (including, without limitation, the Samco Receivables) is correct in all material respects; (ii) at the dates of origination of the Receivables, physical damage insurance covering each Financed Vehicle was in effect in accordance with CPS's normal requirements; (iii) at the date of issuance of the Securities, the Receivables are free and clear of all security interests, liens, charges, and encumbrances and no offsets, defenses, or counterclaims against Dealers or IFCs have been asserted or threatened; (iv) at the date of issuance of the Securities, each of the Receivables is or will be secured by a first-priority perfected security interest in the related Financed Vehicle in favor of CPS or Samco; and (v) each Receivable, at the time it was originated, complied and, at the date of issuance of the Securities, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws. As of the last day of the second (or, if CPS elects, the first) month following the discovery by or notice to the Seller and CPS of a breach of any representation or warranty that materially and adversely affects a Receivable, unless the breach is cured, CPS will purchase such Receivable from the Trust for the Purchase Amount. The repurchase obligation will constitute the sole remedy available to the Noteholders, the Insurer, the Owner Trustee or the Indenture Trustee for any such uncured breach.

         On or prior to the Closing Date, the Contracts will be delivered to the Indenture Trustee as custodian, and the Indenture Trustee thereafter will maintain physical possession of the Receivables except as may be necessary for the servicing thereof by the Servicer. The Receivables will not be stamped to show the ownership thereof by the Trust. However, CPS's and Samco's accounting records and computer systems will reflect the sale and assignment of the Receivables to the Seller, and Uniform Commercial Code ("UCC") financing statements reflecting such sales and assignments will be filed. See "Formation of the Trust" in this Prospectus Supplement and "Certain Legal Aspects of the Receivables" in the Prospectus.

Accounts

         A segregated lock-box account will be established and maintained with Bank of America in the name of the Indenture Trustee for the benefit of the Noteholders and the Insurer, into which all payments made by Obligors on or with respect to the Receivables must be deposited by the Lock-Box Processor (the "Lock-Box Account"). See "Description of the Trust Documents-Payments on Receivables" in the Prospectus. The Indenture Trustee will also establish and maintain initially with itself one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders and the Insurer, into which all amounts previously deposited in the Lock-Box Account will be transferred within two Business Days of the receipt of funds therein (the "Collection Account"). Upon receipt, the Servicer will deposit all amounts received by it in respect of the Receivables in the Lock-Box Account or the Collection Account. The Indenture Trustee will also establish and maintain initially with itself one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders and the Insurer, from which all distributions with respect to the Securities and payments to the Insurer will be made (the "Distribution Account").

         The Collateral Agent will establish the Spread Account as a segregated trust account at its office or at another depository institution or trust company.

Servicing Compensation

         The Servicer will be entitled to receive the Servicing Fee on each Payment Date, equal to the product of one-twelfth of the Servicing Fee Rate and the Pool Balance as of the close of business on the last day of the second preceding Collection Period; provided, however, that with respect to the first Payment Date, the Servicing Fee will equal the product of one-twelfth of the Servicing Fee Rate and the Pool Balance as of the Cutoff Date (the "Servicing Fee"). So long as CPS is Servicer, a portion of the Servicing Fee, equal to the Standby Fee, will be payable to the Standby Servicer for agreeing to stand by as successor Servicer and for performing certain other functions. If the Standby Servicer, or any other entity serving at the time as Standby Servicer, becomes the successor Servicer, it will receive compensation at a Servicing Fee Rate not to exceed 2.12% per annum. See "The Standby Servicer" in this Prospectus Supplement. The Servicer will also collect and retain, as additional servicing compensation, any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement from the Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to Scheduled Receivable Payments, late fees and other charges and principal and interest in accordance with the Servicer's normal practices and procedures. The Servicing Fee will be paid out of collections from the Receivables, prior to distributions to Noteholders.

         The Servicing Fee and additional servicing compensation will compensate the Servicer for performing the functions of a third party servicer of automotive receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables, including accounting for collections and furnishing monthly and annual statements to the Indenture Trustee and the Insurer with respect to distributions and generating federal income tax information. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

Distributions

         No later than 10:00 a.m., Minneapolis time, on each Determination Date, the Servicer will inform the Indenture Trustee of the amount of aggregate collections on the Receivables, and the aggregate Purchase Amount of Receivables to be repurchased by CPS or to be purchased by the Servicer, in each case, with respect to the related Collection Period.

         The Servicer will determine prior to such Determination Date the Total Distribution Amount, the Class A Noteholders' Interest Distributable Amount, the Class A Noteholders' Principal Distributable Amount, the Class B Noteholders' Interest Distributable Amount and the Class B Noteholders' Principal Distributable Amount.

         The "Determination Date" applicable to any Payment Date will be the earlier of (i) the seventh Business Day of the month of such Payment Date and
(ii) the fifth Business Day preceding such Payment Date.

         Determination of Total Distribution Amount. The "Total Distribution Amount" for a Payment Date will be the sum of the following amounts with respect to the preceding Collection Period: (i) all collections on Receivables; (ii) all proceeds received during the Collection Period with respect to Receivables that became Liquidated Receivables during the Collection Period in accordance with the Servicer's customary servicing procedures, net of the reasonable expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable ("Liquidation Proceeds") in accordance with the Servicer's customary servicing procedures; (iii) proceeds from Recoveries with respect to Liquidated Receivables, (iv) earnings on investments of funds in the Collection Account during the related Collection Period and (v) the Purchase Amount of each Receivable that was repurchased by CPS or purchased by the Servicer as of the last day of the related Collection Period.

         "Liquidated Receivable" means a Receivable (i) which has been liquidated by the Servicer through the sale of the Financed Vehicle, or (ii) for which the related Financed Vehicle has been repossessed and 90 days have elapsed since the date of such repossession, or (iii) as to which an Obligor has failed to make more than 90% of a Scheduled Receivable Payment of more than ten dollars for 120 or more days as of the end of a Collection Period, or (iv) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable.

         "Purchase Amount" means, with respect to a Receivable, the amount, as of the close of business on the last day of a Collection Period, required to prepay in full such Receivable under the terms thereof including interest to the end of the month of purchase.

         "Principal Balance" of a Receivable, as of the close of business on the last day of a Collection Period, means the amount financed minus the sum of the following amounts without duplication: (i) in the case of a Rule of 78's Receivable, that portion of all Scheduled Receivable Payments received on or prior to such day allocable to principal using the actuarial or constant yield method; (ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Receivable Payments received on or prior to such day allocable to principal using the Simple Interest Method; (iii) any payment of the Purchase Amount with respect to the Receivable allocable to principal; (iv) any Cram Down Loss in respect of such Receivable; and (v) any prepayment in full or any partial prepayment applied to reduce the Principal Balance of the Receivable.

         "Recoveries" means, with respect to a Liquidated Receivable, the monies collected from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the reasonable costs of liquidation plus any amounts required by law to be remitted to the Obligor.

         "Scheduled Receivable Payment" means, for any Collection Period for any Receivable, the amount indicated in such Receivable as required to be paid by the Obligor in such Collection Period (without giving effect to deferments of payments granted to Obligors by the Servicer pursuant to the Sale and Servicing Agreement or any rescheduling of payments in any insolvency or similar proceedings).

         Calculation of Distribution Amounts. The Class A Noteholders will be entitled to receive the "Noteholders' Distributable Amount" with respect to each Payment Date. The "Noteholders' Distributable Amount" with respect to a Payment Date will be an amount equal to the sum of: (i) the "Class A Noteholders'
Principal  Distributable  Amount",   consisting  of  the  Class  A  Noteholders'
Percentage of the following: (a) the principal portion of all Scheduled Receivable Payments received during the preceding Collection Period on Rule of 78's Receivables and all payments of principal received on Simple Interest Receivables during the preceding Collection Period; (b) the principal portion of all prepayments in full received during the preceding Collection Period (including prepayments in full resulting from collections with respect to a Receivable received during the preceding Collection Period (without duplication of amounts included in (a) above and (d) below)); (c) the portion of the Purchase Amount allocable to principal of each Receivable that was repurchased by CPS or purchased by the Servicer as of the last day of the related Collection Period and, at the option of [the Insurer] the Principal Balance of each Receivable that was required to be but was not so purchased or repurchased (without duplication of the amounts referred to in (a) and (b) above); (d) the Principal Balance of each Receivable that first became a Liquidated Receivable during the preceding Collection Period (without duplication of the amounts included in (a) and (b) above); and (e) the aggregate amount of Cram Down Losses with respect to the Receivables that shall have occurred during the preceding Collection Period (without duplication of amounts included in (a) through (d) above) (the amounts set forth in (a) through (e), the "Principal Distributable Amount"); (ii) the "Class A Noteholders' Interest Distributable Amount", consisting of thirty (30) days' interest at the applicable Interest Rate on the principal balance of each Class of Class A Notes as of the close of business on the last day of the related Collection Period; provided, however, that on the first Payment Date, the Class A Noteholders' Interest Distributable Amount will include interest from and including the Closing Date through and including [ ] 14, 1997; (iii) the Class A Noteholders' Principal Carryover Shortfall; (iv) the Class A Noteholders' Interest Carryover Shortfall; (v) the "Class B Noteholders' Principal Distributable Amount", consisting of the Class B Noteholders' Percentage of the Principal Distributable Amount; (vi) the "Class B Noteholders' Interest Distributable Amount", consisting of thirty (30) days' interest at the Class B Interest Rate on the principal balance of the Class B Notes as of the close of business on the last day of the related Collection Period; provided, however, that on the first Payment Date, the Class B Noteholders' Interest Distributable Amount will include interest from and including the Closing Date through and including [ ] 14, 1997; (vii) the Class B Noteholders' Principal Carryover Shortfall; (viii) the Class B Noteholders' Interest Carryover Shortfall;

         On the Final Scheduled Payment Date, the Class A Noteholders' Principal Distributable Amount will equal the then outstanding principal balance of the Class A Notes and the Class B Noteholders' Principal Distributable Amount will equal the then outstanding balance of the Class B Notes.

         The "Class A Noteholders' Percentage" will (a) on any Payment Date prior to the Payment Date on which the principal amount of the Class A Notes is reduced to zero, be [ %], (b) on the Payment Date on which the principal amount of the Class A Notes is reduced to zero, be the percentage equivalent of a fraction, the numerator of which is the principal amount of the Class A Notes immediately prior to such Payment Date, and the denominator of which is the Principal Distributable Amount and (c) on any other Payment Date, be 0%.

         The "Class B Noteholders' Percentage" will (a) on any Payment Date prior to the Payment Date on which the principal amount of the Class B Notes is reduced to zero, be [ %], (b) on the Payment Date on which the principal amount of the Class B Notes is reduced to zero, be the percentage equivalent of a fraction, the numerator of which is the principal amount of the Class B

Notes immediately prior to such Payment Date, and the denominator of which is the Principal Distributable Amount and (c) on any other Payment Date, be 0%.

         Priority of Distribution Amounts. On each Determination Date, the Servicer will calculate the amount to be distributed to the Noteholders.

         On each Payment Date, the Indenture Trustee (based on the Servicer's determination made on the related Determination Date) shall make the following distributions in the following order of priority:

                  (i) to the Servicer, from the Total Distribution Amount, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods; provided, however, that as long as CPS is the Servicer and Norwest Bank Minnesota, National Association, is the Standby Servicer, the Indenture Trustee will first pay to the Standby Servicer out of the Servicing Fee otherwise payable to CPS an amount equal to the Standby Fee;

                  (ii) in the event the Standby Servicer or any other party becomes the successor Servicer, to the Standby Servicer or such other successor servicer, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clause (i) above), to the extent not previously paid by the predecessor Servicer pursuant to the Sale and Servicing Agreement, reasonable transition expenses (up to a maximum of $50,000) incurred in acting as successor Servicer;

                  (iii) to the Indenture Trustee and the Owner Trustee, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) and (ii) above), the fees payable thereto for services pursuant to the Indenture and the Trust Agreement (the "Trustee Fee") and reasonable out-of-pocket expenses thereof, (including counsel fees and expenses) and all unpaid Trustee Fees and all unpaid reasonable out-of-pocket expenses (including counsel fees and expenses) from prior Collection Periods; provided, however, that unless an Event of Default shall have occurred and be continuing, expenses payable to the Indenture Trustee pursuant to this clause (iii) and expenses payable to the Collateral Agent pursuant to clause (iv) below shall be limited to a total of $50,000 per annum;

                  (iv) to the Collateral Agent, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (iii) above), all fees and expenses payable to the Collateral Agent with respect to such Payment Date;

                  (v) to the Class A Noteholders, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (iv) above) the Class A Noteholders' Interest Distributable Amount and any Class A Noteholders' Interest Carryover Shortfall as of the close of the preceding Payment Date;

                  (vi) to the Class B Noteholders, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (iv) above) the Class B Noteholders' Interest Distributable Amount and any Class B Noteholders' Interest Carryover Shortfall as of the close of the preceding Payment Date;

                  (vii) to the Class A Noteholders, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (v) above), the Class A Noteholders' Principal Distributable Amount and any Class A Noteholders' Principal Carryover Shortfall as of the close of the preceding Payment Date;

                  (viii) to the [Insurer], from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments made pursuant to clauses (i) through

                  (vi) above), any amounts due to the [Insurer] under the terms of the Trust Agreement and under the [Insurance] Agreement;

                  (ix) to the Class B Noteholders, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (v) above), the Class B Noteholders' Principal Distributable Amount and any Class B Noteholders' Principal Carryover Shortfall as of the close of the preceding Payment Date;

                  (x) to the Collateral Agent, for deposit into the Spread Account, the remaining Total Distribution Amount, if any;

         The Spread Account. As part of the consideration for the issuance of the Policy, the Seller has agreed to cause to be established with Norwest Bank Minnesota, National Association (in such capacity, the "Collateral Agent") an account (the "Spread Account") for the benefit of the Insurer and the Indenture Trustee on behalf of the Noteholders. Any portion of the Total Distribution Amount remaining on any Payment Date after payment of all fees and expenses due on such date to the Servicer, the Standby Servicer, the Indenture Trustee and the Collateral Agent and all principal and interest payments due to the Noteholders on such Payment Date, will be deposited in the Spread Account and held by the Collateral Agent for the benefit of the Insurer and the Indenture Trustee on behalf of the Noteholders. If on any Payment Date, the Total Distribution Amount is insufficient to pay all distributions required to be made on such day pursuant to priorities (i) through (vii) under " -- Priority of Distribution Amounts", then amounts on deposit in the Spread Account will be applied to pay the amounts due on such Payment Date pursuant to such priorities
(i) through (vii).

         Amounts on deposit in the Spread Account on any Payment Date which (after all payments required to be made on such Payment Date have been made) are in excess of the Requisite Amount will be released to the Owner Trustee on such Payment Date.

         So long as an Insurer Default shall not have occurred and be continuing, the Insurer will be entitled to exercise in its sole discretion all rights under the master spread account agreement among the Seller, the Insurer, the Indenture Trustee and the Collateral Agent (the "Master Spread Account Agreement") with respect to the Spread Account and any amounts on deposit therein and will have no liability to the Indenture Trustee or the Noteholders for the exercise of such rights. The Insurer (so long as an Insurer Default shall not have occurred and be continuing) may, with the written consent of CPS, the Seller and the Collateral Agent but without the consent of the Indenture Trustee or any Noteholder, reduce the Requisite Amount or modify any term of the Master Spread Account Agreement (including terminating the Master Spread Account Agreement and releasing all funds on deposit in the Spread Account). Because the Requisite Amount or the existence of the Spread Account may be modified or terminated by the Insurer as described above, there is no assurance that funds will be available in the Spread Account to pay principal of or interest on the Notes in the event that collections on the Receivables and other amounts available under the Indenture are insufficient to make any distribution of principal of or interest on the Notes on any Payment Date.

Events of Default

         Unless an Insurer Default shall have occurred and be continuing, "Events of Default" under the Indenture will consist of those events defined in the Insurance Agreement as Insurance Agreement Indenture Cross Defaults, and will constitute an Event of Default under the Indenture only if the Insurer shall have delivered to the Indenture Trustee a written notice specifying that any such Insurance Agreement Indenture Cross Default constitutes an Event of Default under the Indenture. An "Insurance Agreement Indenture Cross Default" may result from: (i) a demand for payment under the Policy; (ii) an Insolvency Event (as defined herein); (iii) the Trust becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes; (iv) the sum of the Total Distribution Amount with respect to any Payment Date plus the amount (if any) available from certain collateral accounts maintained for the benefit of the Insurer is less than the sum of the amounts described in clauses (i) through (vii) under "Description of the

Notes -- Distributions" herein; and (v) any failure to observe or perform in any material respect any other covenants, representation, warranty or agreements of the Trust in the Indenture, any certificate or other writing delivered in connection therewith, and such failure continues for 30 days after written notice of such failure or incorrect representation or warranty has been given to the Trust and the Indenture Trustee by the Insurer.

         Upon the occurrence of an Event of Default, and so long as an Insurer Default shall not have occurred and be continuing, the Insurer will have the right but not the obligation, to cause the Indenture Trustee to liquidate the Trust Assets, in whole or in part, on any date or dates following the acceleration of the Notes due to such Event of Default as the Insurer, in its sole discretion, shall elect, and to distribute the proceeds of such liquidation in accordance with the terms of the Indenture. The Insurer may not, however, cause the Indenture Trustee to liquidate the Trust Assets, in whole or in part, if the proceeds of such liquidation would not be sufficient to pay all outstanding principal and accrued interest on the Notes, unless such Event of Default arose from a claim being made on the Policy or from certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. Following the occurrence of any Event of Default, the Indenture Trustee will continue to submit claims as necessary under the Policy for any shortfalls in the Scheduled Payments on the Notes, except that the Insurer, in its sole discretion, may elect to pay all or any portion of the outstanding amount of the Notes in excess thereof, plus accrued interest thereon. See "The Policy" herein.

Statements to Noteholders

         On each Payment Date, the Indenture Trustee will include with each distribution to each Noteholder of record as of the close of business on the applicable Record Date and each Rating Agency that is currently rating the Notes a statement (prepared by the Servicer) setting forth the following information with respect to the preceding Collection Period, to the extent applicable: (i) the amount of the distribution allocable to principal of the Notes; (ii) the amount of the distribution allocable to interest on the Notes; (iii) the Pool Balance and the Pool Factor as of the close of business on the last day of the preceding Collection Period; (iv) the aggregate principal balance of each Class of Notes as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under
(i) above; (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period (inclusive of the Standby Fee), the amount of any unpaid Servicing Fees and the change in such amount from that of the prior Payment Date; (vi) the amount of the Noteholders' Interest Carryover Shortfall, if applicable, and Noteholders' Principal Carryover Shortfall, if applicable, on such Payment Date and the change in such amounts from those on the prior Payment Date; (vii) the amount paid to the Noteholders under the Policy for such Payment Date; (viii) the amount distributable to the Insurer on such Payment Date; (ix) the aggregate amount in the Spread Account and the change in such amount from the previous Payment Date; (x) the number of Receivables and the aggregate gross amount scheduled to be paid thereon, including unearned finance and other charges, for which the related Obligors are delinquent in making Scheduled Receivable Payments between 31 and 59 days and 60 days or more; (xi) the number and the aggregate Purchase Amount of Receivables repurchased by CPS or purchased by the Servicer; and (xii) the cumulative Principal Balance of all Receivables that have become Liquidated Receivables, net of Recoveries, during the period from the Cutoff Date to the last day of the related Collection Period.

         Each amount set forth pursuant to subclauses (i), (ii), (v) and (vi) above shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of a Certificate.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Sale and Servicing Agreement, the Indenture Trustee will mail to each person who at any time during such calendar year shall have been a Noteholder and received any payment on such holder's Notes, a statement (prepared by the Servicer) containing the sum of the amounts described in (i), (ii) and (v) above for the purposes of such Noteholder's preparation of federal income tax returns. See "Description of the Notes-Statements to Noteholders" and "Certain Federal Income Tax Consequences" in this Prospectus Supplement.

Evidence as to Compliance

         The Sale and Servicing Agreement will provide that a firm of independent certified public accountants will furnish to the Indenture Trustee and the Insurer on or before July 31 of each year, beginning July 31, 1998, a report as to compliance by the Servicer during the preceding twelve months ended March 31 with certain standards relating to the servicing of the Receivables (or in the case of the first such certificate, the period from the Cutoff Date to March 31, 1998).

         The Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee and the Insurer, on or before July 31 of each year, commencing July 31, 1998 of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding twelve months ended March 31 or, if there has been a default in the fulfillment of any such obligation, describing each such default (or in the case of the first such certificate, the period from the Cutoff Date to March 31, 1998). The Servicer has agreed to give the Indenture Trustee and the Insurer notice of any Events of Default under the Sale and Servicing Agreement.

         Copies  of  such  statements  and   certificates  may  be  obtained  by
Noteholders by a request in writing addressed to the Indenture Trustee.

Certain Matters Regarding the Servicer

         The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder except upon determination that its performance of such duties is no longer permissible under applicable law and with the consent of the Insurer. No such resignation will become effective until a successor servicer has assumed the servicing obligations and duties under the Sale and Servicing Agreement. In the event CPS resigns as Servicer or is terminated as Servicer, the Standby Servicer has agreed pursuant to the Servicing Assumption Agreement to assume the servicing obligations and duties under the Sale and Servicing Agreement; however, so long as an Insurer Default shall not have occurred and be outstanding, the Insurer in its sole and absolute discretion may appoint a successor Servicer other than the Standby Servicer.

         The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees, and agents will be under any liability to the Trust or the Noteholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

         Under the circumstances specified in the Sale and Servicing Agreement any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under the Sale and Servicing Agreement.

         The Sale and Servicing Agreement provides that the rights and obligations of the Servicer terminate after 90 days unless renewed by the Insurer for successive 90-day periods. The Insurer will agree to grant continuous renewals so long as (i) no Servicer Termination Event under the Sale and Servicing Agreement has occurred and (ii) no event of default under the Insurance Agreement has occurred. See "Description of the Securities -- Certain Matters Regarding the Servicer" in the Prospectus.

Servicer Termination Events

         Any of the following events will constitute a "Servicer Termination Event" under the Sale and Servicing Agreement: (i) any failure by the Servicer to deliver to the Indenture Trustee for distribution to the Securityholders any required payment, which failure continues unremedied for two Business Days (or, in the case of a payment or deposit to be made no later than a Payment Date, the failure to make such payment or deposit by such Payment Date), or any failure to deliver to the Indenture Trustee the annual accountants' report, the annual statement as to compliance or the statement to the Noteholders, in each case, within five days of the date it is due; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement and continues unremedied for 30 days after the giving of written notice of such failure (1) to the Servicer or the Seller, as the case may be, by the Insurer or by the Indenture Trustee, or (2) to the Servicer or the Seller, as the case may be, and to the Indenture Trustee and the Insurer by the holders of Notes evidencing not less than 25% of the outstanding principal balance of the Notes; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Servicer or, so long as CPS is Servicer, of any of its affiliates, and certain actions by the Servicer, the Seller or, so long as CPS is Servicer, of any of its affiliates, indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations; (iv) a claim is made under the Policy; or (v) the occurrence of an Event of Default under the Insurance Agreement.

Rights Upon Servicer Termination Event

         Following  the   occurrence  a  Servicer   Termination   Event  remains
unremedied, (x) provided no Insurer Default shall have occurred and be continuing, the Insurer in its sole and absolute discretion or (y) if an Insurer Default shall have occurred and be continuing, then the Indenture Trustee or the holders of Notes evidencing not less than 25% of the outstanding principal balance of the Notes may terminate all the rights and obligations of the Servicer under the Sale and Servicing Agreement, whereupon the Standby Servicer, or such other successor Servicer as shall be or have been appointed by the Insurer (or, if an Insurer Default shall have occurred and be continuing, by the Indenture Trustee or the Noteholders, as described above) will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement; provided, however, that such successor Servicer shall have no liability with respect to any obligation which was required to be performed by the predecessor Servicer prior to the date such successor Servicer becomes the Servicer or the claim of a third party (including a Noteholder) based on any alleged action or inaction of the predecessor Servicer as Servicer.

         "Insurer Default" shall mean any one of the following events shall have occurred and be continuing: (i) the Insurer fails to make a payment required under the Policy in accordance with its terms; (ii) the Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the United States
Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (iii) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

Optional Redemption

         In order to avoid excessive administrative expense, the Servicer, or its successor, is permitted at its option to purchase from the Trust (with the consent of the Insurer if such purchase would result in a claim under the Policy or any amount owing to the Insurer or on the Notes would remain unpaid), as of the last day of any month as of which the then outstanding Pool Balance is equal to 10% or less of the Original Pool Balance, all remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of such last day. Exercise of such right will effect early retirement of the Notes. The Indenture Trustee will give written notice of termination to each Noteholder of record. The final distribution to any Noteholder will be made only upon surrender and cancellation of such holder's Note at the office or agency of the Indenture Trustee specified in the notice of termination. Any funds remaining with the Indenture Trustee, after the Indenture Trustee has taken certain measures to locate a Noteholder and such measures have failed, will be distributed to The American Red Cross.

                               CREDIT ENHANCEMENT

The Policy

         Concurrently with the issuance of the Securities, the Insurer will issue the Policy to the Indenture Trustee for the benefit of the Class A Noteholders. Under the Policy, the Insurer will unconditionally and irrevocably guarantee the full, complete and timely payment of (i) the Class A Noteholders' Interest Distributable Amount and (ii) the Class A Noteholders' Principal Distributable Amount. See "The Policy" in this Prospectus Supplement.

Subordination of the Class B Notes

         No distribution of interest will be made to Class B Noteholders on any Payment Date until the Class A Notes have been paid the Noteholders' Interest Distributable Amount and no distributions of principal will be made to Class B Noteholders on any Payment Date until the Class A Notes have been paid the Noteholders' Principal Distributable Amount for such Payment Date. This subordination is intended to enhance the likelihood of timely receipt by the Class A Noteholders of the full amount of interest and principal distributable to them on each Payment Date and to afford the Noteholders limited protection against losses in respect of the Receivables.

                                   THE POLICY

         The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

         Simultaneously with the issuance of the Notes, the Insurer will deliver the Policy to the Indenture Trustee for the benefit of each Class A Noteholder. Under the Policy, the Insurer unconditionally and irrevocably guarantees to the Indenture Trustee for the benefit of each Class A Noteholder the full and complete payment of (i) Scheduled Payments (as defined below) on the Class A Notes and (ii) any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law.

         "Scheduled Payments" means payments that are scheduled to be made on the Notes during the term of the Policy in an amount equal to the sum of (i) the Class A Noteholders' Interest Distributable Amount and (ii) the Class A Noteholders' Principal Distributable Amount on a Payment Date, in each case, in accordance with the original terms of the Class A Notes when issued and without regard to any amendment or modification of the Class A Notes or the Indenture which has not been consented to by the Insurer. Scheduled Payments do not include payments which become due on an accelerated basis as a result of (a) a default by the Issuer, (b) an election by the Issuer to pay principal on an accelerated basis, (c) the occurrence of an Event of Default under the Indenture or (d) any other cause, unless the Insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event the Insurer does not so elect, the Policy will continue to guarantee Scheduled Payments due on the Class A Notes. Scheduled Payments shall not include, nor shall coverage be provided under the Policy in respect of, (i) any portion of a Class A Noteholders' Interest Distributable Amount due to Class A Noteholders because a notice and certificate in proper form was not timely Received by the Insurer, (ii) any portion of the Class A Noteholders' Interest Distributable Amount due to Class A Noteholders representing interest on any Noteholders' Interest Carryover Shortfall accrued from and including the date of payment of the amount of such Noteholders'
Interest Carryover Shortfall pursuant to the Policy, or (iii) any taxes, withholding or other charge imposed with respect to any Class A Noteholder by any governmental authority.

         Payment of claims on the Policy made in respect of Scheduled Payments will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the Payment Date on which such payment was due on the Class A Notes.

         If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Insurer shall cause such payment to be made on the later of the date when due to be paid pursuant to the Order referred to below or the first to occur of (a) the fourth Business Day following Receipt by the Insurer from the Indenture Trustee of (i) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Class A Noteholder is required to return the amount of any Scheduled Payment distributed with respect to the Class A Notes during the term of the Policy because such distributions were avoidable as preference payments under applicable bankruptcy law, (ii) a certificate of the Noteholder that the Order has been entered and is not subject to any stay, and (iii) an assignment duly executed and delivered by the Class A Noteholder, in such form as is reasonably required by the Insurer and provided to the Class A Noteholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Class A Noteholder relating to or arising under the Class A Notes against the debtor which made such preference payment or otherwise with respect to such preference payment, or (b) the date of Receipt by the Insurer from the Indenture Trustee of the items referred to in clauses (i), (ii) and (iii) above if, at least four Business Days prior to such date of Receipt, the Insurer shall have received written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Class A Noteholder directly (unless a Class A Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which event, such payment shall be disbursed to the Indenture Trustee for distribution to such Class A Noteholder upon proof of such payment reasonably satisfactory to the Insurer). In connection with the foregoing, the Insurer shall have the rights provided pursuant to the Indenture.

         The terms "Receipt" and "Received" with respect to the Policy, shall mean actual delivery to the Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Insurer or its fiscal agent shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice.

         Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York or Minneapolis, Minnesota, or any other location of any successor Trustee or successor Collateral Agent are authorized or obligated by law or executive order to be closed.

         The Insurer's obligations under the Policy in respect of the Scheduled Payments shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Policy whether or not such funds are properly applied by the Indenture Trustee.

         The Insurer shall be subrogated to the rights of each Class A Noteholder to receive payments of principal and interest to the extent of any payment by the Insurer under the Policy.

         Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Insurer for borrowed money. Claims against the Insurer under the Policy and claims against the Insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments with respect to the Class A Notes. The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of the State of New York.

                                   THE INSURER

General

         Financial Security Assurance Inc. (the "Insurer" and, for purposes of this Section, "Financial Security") is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed, to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

         Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of Scheduled Payments of an issuer's securities-thereby enhancing the credit rating of those securities in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

         Financial Security is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprise Holdings, Inc., U S WEST Capital Corporation and The Tokio Marine and Fire Insurance Co., Ltd. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

         The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

Reinsurance

         Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

Rating of Claims-Paying Ability

         Financial Security's claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc., Nippon Investors Service Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Risk Factors-Ratings of the Certificates" in this Prospectus Supplement.

Capitalization

         The following table sets forth the capitalization of Financial Security and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of December 31, 1996 (in thousands):


                                                              December 31, 1996
                                                              -----------------
                                                                   (audited)

Deferred Premium Revenue (net of prepaid reinsurance premiums)...
Shareholder's Equity:
   Common Stock..................................................
   Additional Paid-In Capital....................................
   Unrealized Gain on Investments (net of deferred income taxes)
   Accumulated Earnings..........................................
                                                                 --------------
Total Shareholder's Equity ......................................
                                                                 --------------

Total Deferred Premium Revenue and Shareholder's Equity .........
                                                                 ==============


         For  further  information   concerning  Financial  Security,   see  the
Consolidated Financial Statements of Financial Security and Subsidiaries, and the notes thereto, incorporated by reference herein. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

Insurance Regulation

         Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Federal Tax Counsel, for Federal income tax purposes the Class A Notes will be characterized as debt, the Class B Notes should be characterized as debt (but if not characterized as debt, the Class B Notes will be characterized as interests in a partnership), and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for Federal income tax purposes. See "Certain Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of Federal income tax laws to the Trust and the Notes.

                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as an individual retirement account and a Keogh plan (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

         Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Seller believes that, at the time of their issuance, the Notes should be treated as indebtedness of the Trust without substantial equity features for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Trust incurred losses.

         However, without regard to whether the Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Seller, the Servicer, the Owner Trustee or the Indenture Trustee is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are:
Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." By acquiring a Note, each purchaser will be deemed to represent that either (i) it is not acquiring the Notes with the assets of a Benefit Plan; or (ii) the acquisition of the Notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements, however governmental plans may be subject to comparable state law restrictions.

         A plan fiduciary considering the purchase of Notes should consult its legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

         Under the terms and subject to the conditions contained in an underwriting agreement dated [ ], 1997 (the "Underwriting Agreement") among CPS, the Seller, Alex. Brown & Sons Incorporated and Black Diamond Securities, LLC (the "Underwriters"), the Seller has agreed to cause the Seller to sell to the Underwriters, and the Underwriters have agreed to purchase, Class A Notes in the following respective amounts:


Underwriters                                                Principal Amount
------------                                                ----------------

Alex. Brown & Sons Incorporated.....................
Black Diamond Securities, LLC.......................
                                                        -----------------------

Total...............................................
                                                       ========================


         The  Underwriting  Agreement  provides  that  the  obligations  of  the
Underwriters are subject to certain conditions precedent and that the Underwriters will purchase all the Class A Notes offered hereby if any of such Class A Notes are purchased.

         CPS and the Seller have been advised by the Underwriters that the Underwriters propose to offer the Class A Notes from time to time for sale in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Class A Notes to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of Class A Notes for whom they may act as agents. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Class A Notes may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Class A Notes by them may be deemed to be underwriting discounts or commissions, under the Securities Act.

         The Class A Notes are a new issue of securities with no established trading market. The Underwriters have advised CPS and the Seller that they intend to act as a market maker for the Class A Notes. However, the Underwriters are not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of any trading market for the Class A Notes.

         CPS and the Seller have agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

                                 LEGAL OPINIONS

         Certain legal matters relating to the Securities will be passed upon by Mayer, Brown & Platt, New York, New York. Certain legal matters related to the Policy will be passed upon for the Insurer by Bruce E. Stern, Esq., General Counsel of the Insurer.

                                     EXPERTS

         The consolidated balance sheets of the Insurer and Subsidiaries as of December 31, [1996], 1995 and 1994 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1996, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 INDEX OF TERMS

         Set forth below is a list of the defined terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found herein.


Actuarial Receivables......................................................S-30
Alpha Program     .........................................................S-19
Benefit Plan      ...................................................S-13, S-46
Business Day      ....................................................S-6, S-43
Cede              ...................................................S-13, S-33
Certificates      ..........................................................S-1
Class A Noteholders.............................................S-6, S-13, S-32
Class A Noteholders' Interest Distributable Amount.........................S-36
Class A Noteholders' Principal Distributable Amount.............S-6, S-32, S-36
Class A Notes     ..........................................................S-1
Class B Noteholders...................................................S-6, S-32
Class B Noteholders' Interest Distributable Amount.........................S-36
Class B Noteholders' Principal Distributable Amount...................S-7, S-36
Class B Notes     ..........................................................S-1
Closing Date      ..........................................................S-4
Collateral Agent  .........................................................S-38
Collection Account.........................................................S-34
Collection Period ..........................................................S-8
Commission        ..........................................................S-2
Contracts         .........................................................S-18
CPS Receivables   ..........................................................S-5
CPS               ..........................................................S-4
Cutoff Date       ..........................................................S-5
Dealer Agreements .........................................................S-18
Dealers           .........................................................S-18
Delta Program     .........................................................S-19
Determination Date.........................................................S-35
Distribution Account.......................................................S-34
DTC               ..............................................S-3, S-13, S-32
ERISA             .........................................................S-46
Events of Default .........................................................S-38
Exchange Act      ..........................................................S-2
Financed Vehicles ..........................................................S-5
Financial Security....................................................S-2, S-44
First Time Buyer Program...................................................S-19
holders           ...................................................S-13, S-32
Holdings          ....................................................S-2, S-44
IFCs              ..........................................................S-5
Indenture Trustee ..........................................................S-1
Indenture         .....................................................S-1, S-4
Insurance Agreement........................................................S-15
Insurer Default   .........................................................S-41
Insurer           ....................................................S-4, S-44
Interest Rate     ..........................................................S-6
Issuer            ..........................................................S-4
Liquidated Receivable......................................................S-35
Liquidation Proceeds.......................................................S-35

Lock-Box Account  ...................................................S-11, S-34
Lock-Box Bank     .........................................................S-11
Lock-Box Processor.........................................................S-11
Master Spread Account Agreement............................................S-38
Moody's           .........................................................S-13
Note Owners       ...................................................S-13, S-32
Noteholders       ....................................................S-6, S-32
Noteholders' Distributable Amount..........................................S-36
Notes             ..........................................................S-1
Obligors          .........................................................S-18
Order             .........................................................S-43
Original Pool Balance.......................................................S-5
Owner Trustee     ..........................................................S-1
Participants      .........................................................S-33
Payment Date      ..........................................................S-6
Policy            ....................................................S-1, S-10
Pool Balance      .........................................................S-31
Post Office Box   .........................................................S-11
prepayments       .........................................................S-31
Principal Balance .........................................................S-35
Principal Distributable Amount........................................S-7, S-36
PTCE              .........................................................S-46
Purchase Amount   .........................................................S-35
Rating Agencies   .........................................................S-13
Receipt           .........................................................S-43
Receivables       ..........................................................S-4
Received          .........................................................S-43
Record Date       .........................................................S-10
Recoveries        .........................................................S-35
Registration Statement......................................................S-2
Regulation        .........................................................S-46
Requisite Amount  .........................................................S-10
Rule of 78's Receivables...................................................S-30
Samco Purchase Agreement...................................................S-33
Samco Receivables ..........................................................S-5
Samco             ...................................................S-15, S-19
Scheduled Payments...................................................S-11, S-42
Scheduled Receivable Payment...............................................S-36
Securities Act    ..........................................................S-2
Securities        ..........................................................S-1
Seller            .....................................................S-1, S-4
Servicer Termination Event.................................................S-41
Servicer          ..........................................................S-4
Servicing Assumption Agreement.............................................S-11
Servicing Fee Rate.........................................................S-12
Servicing Fee     .........................................................S-34
Simple Interest Receivables................................................S-30
Spread Account    .........................................................S-38
Standard & Poor's .........................................................S-13
Standard Program  .........................................................S-19

Standby Fee       .........................................................S-11
Standby Servicer  ...................................................S-11, S-32
Sub-Prime Borrowers........................................................S-18
Total Distribution Amount..................................................S-35
Trust Agreement   ..........................................................S-4
Trust Assets      ..........................................................S-4
Trustee Fee       .........................................................S-37
Trust             .....................................................S-1, S-4
UCC               .........................................................S-34
Underwriters      .........................................................S-47
Underwriting Agreement.....................................................S-47

===============================================

         No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by CPS, the Seller or any Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                                   -----------

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----


                              Prospectus Supplement

Summary  ...................................................................S-4
Risk Factors...............................................................S-15
Formation of the Trust.....................................................S-17
The Trust Assets...........................................................S-18
CPS's Automobile Contract Portfolio........................................S-18
The Receivables Pool.......................................................S-25
Yield Considerations.......................................................S-30
Pool Factors and Other Information.........................................S-31
Use of Proceeds............................................................S-31
The Seller and CPS.........................................................S-31
The Standby Servicer.......................................................S-32
Description of the Notes...................................................S-32
Credit Enhancement.........................................................S-42
The Policy.................................................................S-42
The Insurer................................................................S-44
Certain Federal Income Tax Consequences....................................S-46
ERISA Considerations.......................................................S-46
Underwriting...............................................................S-47
Legal Opinions.............................................................S-48
Experts  ..................................................................S-48
Index of Terms..............................................................S-i


                                                  Prospectus

Prospectus Supplement.........................................................2
Available Information.........................................................2
Incorporation of Certain Documents by Reference...............................2
Reports to Noteholders........................................................3
Summary of Terms..............................................................4
Risk Factors.................................................................10
Formation of the Trust.......................................................16
The Trust Assets.............................................................16
Acquisition of Receivables by the Seller.....................................17
The Receivables..............................................................18
CPS's Automobile Contract Portfolio..........................................20
Pool Factors.................................................................20
Use of Proceeds..............................................................21
The Seller and CPS...........................................................21
Description of the Certificates..............................................22
Certain Information Regarding the Certificates...............................23
Description of the Trust Documents...........................................31
Certain Legal Aspects of the Receivables.....................................40
Certain Federal Income Tax Consequences......................................43
ERISA Considerations.........................................................47

Methods of Distribution......................................................47
Legal Opinions...............................................................48
Financial Information........................................................48
Additional Information.......................................................48
Defined Terms................................................................49
                                   -----------

         Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates offered hereby, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver this Prospectus Supplement and the Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

                                      [$ ]
                        CPS AUTO RECEIVABLES TRUST 1997-2
                                [ %] ASSET-BACKED
                                      NOTES
                              CPS RECEIVABLES CORP.
                                    (SELLER)
                               CONSUMER PORTFOLIO
                                 SERVICES, INC.
                                   (SERVICER)

                                        -

                              PROSPECTUS SUPPLEMENT

                                        -

ALEX. BROWN & SONS                                BLACK DIAMOND SECURITIES, LLC
 INCORPORATED



                                   [       ], 1997

INSERT

                                     PART II

Item 14.  Other Expenses of Issuance and Distribution

Registration Fee..............................................  $  4,502.32
Printing and Engraving........................................    40,000.00
Legal Fees and Expenses.......................................   150,000.00
Accountants' Fees and Expenses................................    20,000.00
Rating Agency Fees............................................    50,000.00
Miscellaneous Fees............................................    10,000.00
Total.........................................................  $274,502.32


Item 15.  Indemnification of Directors and Officers

         Indemnification. Under the laws which govern the organization of the registrant, the registrant has the power and in some instances may be required to provide an agent, including an officer or director, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such person's status as an agent of Consumer Portfolio Services, Inc., if that person acted in good faith and in a manner reasonably believed to be in the best interests of Consumer Portfolio Services, Inc. and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful.

         Article IV of the Articles of Incorporation and Section 2 of Article VI of the Amended and Restated By-Laws of Consumer Portfolio Services, Inc. provides that all officers and directors of the corporation shall be indemnified by the corporation from and against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such person's status as an agent of Consumer Portfolio Services, Inc., if that person acted in good faith and in a manner reasonably believed to be in the best interests of Consumer Portfolio Services, Inc. and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful.

         The form of the Underwriting Agreement, to be filed as an exhibit to this Registration Statement, will provide that Consumer Portfolio Services, Inc. will indemnify and reimburse the underwriter(s) and each controlling person of the underwriter with respect to certain expenses and liabilities, including liabilities under the 1933 Act or other federal or state regulations or under
the  common  law,  which  arise  out  of  or  are  based  on  certain   material
misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreement will provide that the underwriter(s) will similarly indemnify and reimburse Consumer Portfolio Services, Inc. with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.

         Insurance. As permitted under the laws which govern the organization of the registrant, the registrant's Amended and Restated By-Laws permit the board of directors to purchase and maintain insurance on behalf of the registrant's agents, including its officers and directors, against any liability asserted against them in such capacity or arising out of such agents' status as such, whether or not the registrant would have the power to indemnify them against such liability under applicable law.

Item 16.  Exhibits and Financial Statements

         (a) Exhibits

1.1      --Form of Underwriting Agreement.

4.1      --Form of Trust Agreement,  and certain other related agreements as Exhibits thereto.

4.2      --Form of Indenture, and certain other related agreement as Exhibits thereto.

5.1      --Opinion of Mayer, Brown & Platt with respect to legality.

8.1      --Opinion of Mayer, Brown & Platt with respect to tax matters.

10.1     --Form of Sale and Servicing Agreement, and certain other related agreements as Exhibits thereto.

10.2     --Form of Purchase Agreement.

10.3     --Form of Samco Purchase Agreement.

23.1     --Consent of Mayer, Brown & Platt (included in its opinions filed as
           Exhibit 5.1 and Exhibit 8.1).

24.1     --Powers of Attorney. *

         (b) Financial Statements

         All   financial   statements,   schedules  and   historical   financial
information have been omitted as they are not applicable.

--------
* Previously Filed.

Item 17.   Undertakings


A.       Undertaking pursuant to Rule 415

         The undersigned registrant hereby undertakes as follows:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (2) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (3) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement; provided, however, that paragraphs (1) and (2) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Issuer pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Undertaking pursuant to Rule 415

         (a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Undertaking in respect of indemnification

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in such Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the capacities indicated.

                                CONSUMER   PORTFOLIO   SERVICES,   INC.,
                                as sponsor and manager of the Trust (Registrant)



                                By: /s/ Jeffrey P. Fritz
                                    -------------------------
                                Name: Jeffrey P. Fritz
                                Title: Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed on June 24, 1997 by the following persons in the capacities indicated.

                             Signatures
                             Title


                                      *
                             -------------------------------
                             Charles E. Bradley, Sr.
                             Director



                             /s/ Charles E. Bradley, Jr.
                             Charles E. Bradley, Jr.
                             President and Director


                                      *
                             -------------------------------
                             William B. Roberts
                             Director


                                      *
                             -------------------------------
                             John G. Poole
                             Director


                                      *
                             -------------------------------
                             Thomas L. Chrystie
                             Director



                                      *
                             -------------------------------
                             Robert A. Simms
                             Director



                             /s/ Jeffrey P. Fritz
                             -------------------------------
                             Jeffrey P. Fritz
                             Chief Financial Officer and Secretary



                             *By: /s/ Jeffrey P. Fritz
                             -------------------------------
                             Jeffrey P. Fritz
                             as attorney-in-fact

                                                  EXHIBIT INDEX


1.1       --   Form of Underwriting Agreement.

4.1       --   Form of Trust Agreement, and certain other related agreements as
               Exhibits thereto.

4.2       --   Form of Indenture, and certain other related agreements as
               Exhibits thereto.

5.1       --   Opinion of Mayer, Brown & Platt with respect to legality.

8.1       --   Opinion of Mayer, Brown & Platt with respect to tax matters.

10.1      --   Form of Sale and Servicing Agreement, and certain other related agreements in Exhibits thereto.

10.2      --   Form of Receivables Purchase Agreement.

10.3      --   Form of Samco Purchase Agreement.

23.1      --   Consent of Mayer, Brown & Platt (included in its opinions filed as Exhibit 5.1 and Exhibit 8.1).

24.1      --   Powers of Attorney.*


--------
* Previously Filed.

                                                         Exhibit 1.1






                        CPS AUTO RECEIVABLES TRUST 199[ ]
                     [$ ] [ %] Class A-1 Asset Backed Notes

                     [$ ] [ %] Class A-2 Asset Backed Notes
                 [$ ] Floating Rate Class A-3 Asset Backed Notes
                     [[$ ] [ %] Class B Asset Backed Notes]

                         FORM OF UNDERWRITING AGREEMENT


                                                       [            ]



[UNDERWRITER]



Ladies and Gentlemen:

         CPS Receivables Corp. (the "Company"), a California corporation and wholly-owned subsidiary of Consumer Portfolio Services, Inc., a California corporation ("CPS"), proposes to issue and sell to you in your capacities as the Underwriter(s) (the "Underwriters"), $[
                      ] aggregate principal amount of CPS Auto Receivables Trust 199[-] [ ]% Asset Backed Notes, Class A-1 (the "Class A-1 Notes"), $[ ] aggregate principal amount of [ ]% Asset Backed Notes, Class A-2 (the "Class A-2 Notes"), $[ ] aggregate principal amount of Floating Rate Asset Backed Notes, Class A-3 (the "Class A-3 Notes" and together with the Class A-1 Notes and the Class A-2 Notes [the "Notes") and $[ ] aggregate principal amount of [ ]% Asset Backed Notes, Class B (the "Class B Notes" and, together with the Class A Notes,] the "Notes"). The Notes will be issued by CPS Auto Receivables Trust 199[ ] (the "Trust") pursuant to the Indenture (the "Indenture") dated as of [ ], 199[ ] among [the Company], and Norwest Bank Minnesota, National Association, as trustee (the "Indenture Trustee"). The assets of the Trust will include, among other things, a pool of retail installment sale contracts and all rights and obligations thereunder (collectively, the "Receivables"), with respect to Rule of 78's Receivables, all payments due thereunder after [
                    ], (the "Cutoff Date"), with respect to Simple Interest Receivables, all payments received thereunder after the Cutoff Date, security interests in the new and used automobiles, light trucks, vans and minivans securing the Receivables, certain bank accounts and the proceeds thereof, the Policy (for the benefit of the Noteholders only) and the right of the Company to receive certain insurance proceeds and certain other property, all as more specifically described in the Sale and Servicing Agreement, dated as of [ ], among [the Trust, CPS, as servicer (in such capacity, the "Servicer") the Company, as Seller and [Norwest Bank Minnesota National Association], as trustee (the "Trustee").

         The Class A-1 Notes will be issued in an aggregate principal amount of $[ ] and will bear interest at an annual rate equal to [ ]% (the "Class A-1 Interest Rate"). The Class A-2 Notes will be issued in an aggregate principal amount of $[ ] and will bear interest at an annual rate equal to [ ]% (the "Class A-2 Interest Rate"). The Class A-3 Notes will be issued in an aggregate principal amount of $[ ] and will bear interest at a rate equal to [one-month] [two-month] [three-month] [six-month] LIBOR [other] plus [ ]% (the "Class A-3 Interest Rate"). The Class B Notes will be issued in an aggregate principal amount of $[ ] and will bear interest at an annual rate equal to [ ]% (the "Class B Interest Rate"). The aggregate principal amount of the Notes will equal [
 %] of the aggregate principal balance of the Receivables as of the Cutoff Date. Calculations of interest for each class of Notes will be in accordance with the provisions of the Sale and Servicing Agreement.

         [The Certificates will be issued in an aggregate principal amount of $[ ] which is equal to [ %] of the aggregate principal balance of the Receivables as of the Cutoff Date. The Certificates will bear interest at an annual rate equal to [ ]% (the "Pass-Through Rate") in accordance with the provisions of the Trust Agreement].

         To the extent not otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Indenture or, if not defined therein, in the Sale and Servicing Agreement.

         As the Underwriters, each of you have advised the Company that (a) you are authorized to enter into this Agreement and (b) each of you is willing, acting severally and not jointly, to purchase the aggregate principal amount of the Notes set forth opposite your respective names in Schedule I hereto.

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company, with respect to the Company, and CPS, with respect to CPS, and Samco, with respect to Samco, and both the Company and CPS in all other instances, each represents and warrants to, and agrees with each Underwriter, as of the date hereof and as of the Issuance, that:

         (a) CPS has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-25301), including a Base

Prospectus, for registration of the offering and sale of the Notes under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations (the "1933 Act Regulations") of the Commission thereunder which conforms with the requirements of the 1933 Act and the 1933 Act Regulations. CPS has complied with the conditions for the use of a Registration Statement on Form S-3. CPS may have filed with the Commission one or more amendments to such Registration Statement, and may have used a Preliminary Final Prospectus, each of which has been previously furnished to each of the Underwriters. The offering of the Notes is a Delayed Offering and, although the Base Prospectus may not include all the information with respect to the Notes and the offering thereof required by the 1933 Act and the 1933 Act Regulations to be included in the Final Prospectus, the Base Prospectus includes all such information required by the 1933 Act and the 1933 Act Regulations to be included therein as of the Effective Date. The Company will hereafter file with the Commission pursuant to Rules 415 and 424(b), a final supplement to the Base Prospectus relating to the Notes and the offering thereof. As filed, such final supplement shall include all required information with respect to the Notes and, except to the extent the Underwriters shall agree in writing to any modification thereof, shall be in all substantive respects in the form furnished to each of the Underwriters prior to the Execution Time or, to the extent not completed at the Execution Time, shall be in such form with only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Final Prospectus) as the Company has advised each of the Underwriters, prior to the Execution Time, will be included or made therein.

         (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined below), the Final Prospectus (as supplemented and amended as of the Closing Date) will, comply in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Regulations, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder (the "1934 Act Regulations"); on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (as supplemented and amended in the case of the Closing Date) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; provided, however, that each of CPS and the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information specified in Section 9(b) furnished in writing to the Company by or on behalf of any Underwriter specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement or amendment thereto) or the information regarding the Insurer set forth under the heading "THE INSURER" in or incorporated by reference in the Preliminary Final Prospectus and the Final Prospectus.

         (c) The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Base  Prospectus"  shall mean the  prospectus  referred to in
         Section 1(a) hereof contained in the Registration Statement at the Effective Date.

                  "Delayed Offering" shall mean the offering of the Notes pursuant to Rule 415 which does not commence promptly after the effective date of the Registration Statement, with the result that only information required pursuant to Rule 415 need be included in such Registration Statement at the effective date thereof with respect to the Notes.

                  "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment(s) thereto became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed by the Company.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Final Prospectus" shall mean the prospectus supplement relating to the Notes that is first filed pursuant to Rule 424(b) under the 1933 Act after the Execution Time, together with the Base Prospectus.

                  "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Notes and the offering thereof and is used prior to filing of the Final Prospectus.

                  "Prospectus" shall mean, collectively, the Base Prospectus, any Preliminary Final Prospectus and the Final Prospectus.

                  "Registration Statement" shall mean (i) the Registration Statement referred to in Section 1(a) hereof, including all documents incorporated therein by reference, exhibits, financial statements and notes thereto and related schedules and other statistical and financial data and information included therein, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective); (ii) in the event any post-effective amendment thereto becomes effective prior to the Closing Date, such Registration Statement as so amended; and (iii) in the event any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, such Registration Statement as so modified by the Rule 462(b) Registration Statement, from and after the effectiveness thereof. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "Rule 415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulation under the 1933 Act.

                  "Rule 430A Information" means information with respect to the Notes and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "Rule 462(b) Registration Statement" means a Registration Statement filed pursuant to Rule 462(b) under the 1933 Act relating to the offering covered by the Registration Statement (File No. 333-25301).

         Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the 1934 Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

         (d) Each of the Company and CPS is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is duly qualified to transact business as a foreign corporation in each jurisdiction in which it is required to be so qualified and in which the failure to so qualify, taken in the aggregate, would have a material adverse effect on it.

         (e) Samco Acceptance Corp. ("Samco") is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is duly qualified to transact business as a foreign corporation in each jurisdiction in which it is required to be so qualified and in which failure to so qualify, taken in the aggregate, would have a material adverse affect on it.

         (f) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there has not been any material adverse change, or any development which could reasonably be expected to result in a material adverse change, in or affecting the financial position, shareholders' equity or results of operations of the Company, CPS or Samco or the Company's or CPS's or Samco's ability to perform its obligations under this Agreement, the Indenture, the Trust Agreement or the Sale and Servicing Agreement or any of the other Basic Documents (as defined below), other than as set forth or incorporated by reference in the Registration Statement or as set forth in the Final Prospectus.

         (g) Except for the registration of the Notes under the 1933 Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the 1934 Act and applicable State securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters or the filing requirements of Rule 430A or Rule 424(b) under the 1933 Act, no consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance or sale of the Notes or the consummation of the other transactions contemplated by this Agreement or the Sale and Servicing Agreement or any of the other Basic Documents, except such as have been duly made or obtained or as will be duly made or obtained on or before the Closing Date.

         (h) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Notes, nor instituted proceedings for that purpose. The Registration Statement contains, and the Final Prospectus together with any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the 1933 Act and the 1933 Act Regulations.

         (i) The documents (other than the financial statements of the Insurer, as to which no representation is made by CPS or the Company) which are incorporated by reference in the Registration Statement and the Final Prospectus or from which information is so incorporated by reference, as of the dates they were filed with the Commission, complied in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, as applicable, and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, conform in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

         (j) Each of the Company, CPS and Samco confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of doing Business with Cuba, and each of the Company, CPS and Samco further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information included in the Final Prospectus, if any, concerning either the Company's, CPS's or Samco's business with Cuba or with any person or affiliate located in Cuba changes in any material way, each of the Company, CPS and Samco, as the case may be, will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

         (k) All representations and warranties of the Company and CPS and Samco contained in each of the Basic Documents, including this Agreement, will be true and correct in all material respects when delivered and as of the Closing Date and are hereby incorporated by reference as if each such representation and warranty were specifically made herein.

         (l) Each of the Company and CPS and Samco has full power and authority (corporate and other) to enter into and perform its obligations under this Agreement, the Indenture, the Trust Agreement, the Sale and Servicing Agreement, the CPS Purchase Agreement, the Samco Purchase Agreement, the Insurance Agreement, the Indemnification Agreement, the Spread Account Agreement, the Lock-Box Agreement and the Servicing Assumption Agreement (collectively, the "Basic Documents"), and to consummate the transactions contemplated hereby and thereby.

         (m) On or before the Closing Date, the direction by the Company to the Indenture Trustee to authenticate the Notes will have been duly authorized by the Company, the Notes will have been duly executed and delivered by the Company and, when authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement, will be duly issued and will entitle the holder thereof to the benefits and security afforded by the Indenture, subject as to the enforcement of remedies (x) to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally and (y) to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

         (n) This Agreement and each Basic Document to which the Company or CPS or Samco is a party has been duly authorized, executed and delivered by each of the Company and CPS and Samco, as applicable, and constitutes a valid and binding agreement of each of the Company and CPS and Samco, as applicable, enforceable against the Company and CPS and Samco in accordance with its terms, subject as to the enforcement of remedies (x) to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally, (y) to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law) and (z) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities laws.

         (o) None of the Company, CPS or Samco is in breach or violation of its Articles of Incorporation or Charter, as applicable, or By-Laws or in default in the performance or observance of any credit or security agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound, or in violation of any applicable law, statute, regulation, order or ordinance of any governmental body having jurisdiction over it, which breach or violation would have a material adverse effect on the ability of the Company or CPS or Samco to perform its obligations under any of the Basic Documents or the Notes.

         (p) The issuance and delivery of the Notes, the consummation of any other of the transactions contemplated herein or in the Indenture, the Trust Agreement, the Sale and Servicing Agreement or in any of the other Basic Documents or the fulfillment of the terms of this Agreement, the Indenture, the Trust Agreement, or the Sale and Servicing Agreement or any of the other Basic Documents, subject to the registration of the Notes under the 1933 Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the 1934 Act and applicable State securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters or the filing requirements of Rule 430A or Rule 424(b) under the 1933 Act, do not and will not conflict with or violate any term or provision of the Articles of Incorporation or Charter, as applicable, or By-Laws of the Company or CPS or Samco, any statute, order or regulation applicable to the Company or CPS or Samco of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or CPS or Samco and do not and will not conflict with, result in a breach or violation or the acceleration of or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or CPS or Samco (other than in favor of the Indenture Trustee, the Indenture Trustee or as otherwise permitted under the Indenture or the Sale and Servicing Agreement) pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or CPS or Samco is a party or by which the Company or CPS or Samco may be bound or to which any of the property or assets of the Company or CPS or Samco may be subject except for conflicts, violations, breaches, accelerations and defaults which would not, individually or in the aggregate, be materially adverse to the Company or CPS or Samco or materially adverse to the transactions contemplated by this Agreement or the Basic Documents.

         (q) Any taxes, fees and other governmental charges due on or prior to the Closing Date (including, without limitation, sales taxes) in connection with the execution, delivery and issuance of this Agreement, the Indenture, the Trust Agreement, the Sale and Servicing Agreement, the other Basic Documents and the Notes have been or will have been paid at or prior to the Closing Date.

         (r) The Receivables are chattel paper as defined in the Uniform Commercial Code as in effect in the State of California.

         (s) Under generally accepted accounting principles, CPS will report its transfer of the CPS Receivables to the Company pursuant to the CPS Purchase Agreement as a sale of the CPS Receivables, Samco will report its transfer of the Samco Receivables to the Company pursuant to the Samco Purchase Agreement as a sale of the Samco Receivables and the Company will report its transfer of the Receivables to the Indenture Trustee pursuant to the Pooling and Servicing Agreement as a sale of the Receivables. Each of CPS and the Company has been advised by [ ], Certified Public Accountants, that the transfers pursuant to the CPS Purchase Agreement and the Samco Purchase Agreement will be so classified under generally accepted accounting principles in accordance with Statement No. 77 of the Financial Accounting Standards Board (December 1983) and with Statement No. 125 of the Financial Accounting Standards Board (June 1996).

         (t) Pursuant to the CPS Purchase Agreement and the Samco Purchase Agreement, CPS and Samco are transferring to the Company ownership of the Receivables, the security interests in the Financed Vehicles securing the Receivables, certain other property related to the Receivables and the proceeds of each of the foregoing (collectively, the "Trust Assets"), and, immediately prior to the transfer thereof to the Trust, the Company will be the sole owner of all right, title and interest in, and has good and marketable title to, the Receivables and the other Trust Assets. The assignment of the Receivables and the other Trust Assets, including all the proceeds thereof, to the Trust pursuant to the Sale and Servicing Agreement, vests in the Trust all interests which are purported to be conveyed thereby, free and clear of any liens, security interests or encumbrances.

         (u) Immediately prior to the transfer of the Receivables to the Trust, the Company's interest in the Receivables and the proceeds thereof shall have been perfected, UCC-1 financing statements (the "Financing Statements") evidencing (i) the transfer of the CPS Receivables to the Seller shall have been filed in the Office of the Secretary of State of the State of California, (ii) the transfer of the Samco Receivables to the Seller shall have been filed in the Office of the Secretary of State of the State of Texas and (iii) the transfer of the Receivables to the Trust shall have been filed in the Office of the Secretary of State of the State of California and there shall be no unreleased statements affecting the Receivables filed in either such office other than the Financing Statements. If a court concludes that the transfer of the Receivables from the Company to the Trust is a sale, then the interest of the Trust in the Receivables, the other Trust Assets and the proceeds thereof, will be perfected by virtue of the Financing Statements having been filed in the office of the Secretary of State of the State of California. If a court concludes that such transfer is not a sale, the Sale and Servicing Agreement and the transactions contemplated thereby constitute a grant by the Company to the Trust of a valid security interest in the Receivables, the other Trust Assets and the proceeds thereof, which security interest will be perfected by virtue of the Financing Statements having been filed in the office of the Secretary of State of the State of California. No filing or other action, other than the filing of the Financing Statements in the offices of the Secretaries of State of the States of California and Texas referred to above and the execution and delivery of the Sale and Servicing Agreement, is necessary to perfect the interest or the security interest of the Trust in the Receivables and the proceeds thereof against third parties.

         (v) The Indenture is not required to be qualified under the Trust Indenture Act.

         (w) None of the Company, CPS, Samco or the Trust is required to be registered as an "investment company" under the Investment Company Act.

2.       PURCHASE, SALE AND DELIVERY OF THE NOTES.

         Subject to the terms and conditions and in reliance upon the representations, warranties and covenants herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company the initial principal amount of the Notes set forth opposite such Underwriter's name in Schedule I hereto, at the purchase price equal to [ ]% of such initial principal amount.

         The Company will deliver against payment of the purchase price the Notes in the form of one or more permanent global Notes in definitive form (the "Global Notes") deposited with the Indenture Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any Global Notes will be held only in book-entry form through DTC except in the limited circumstances described in the Final Prospectus. Payment for the Notes will be made by the Underwriters by wire transfer of same day funds to an account previously designated to the Underwriters by the Company at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019, at 9:30 a.m. (New York time) on [ ], 199[ ], or at such other time as is mutually agreed (such time being herein referred to as the "Closing Date") against delivery of the Global Notes representing all of the Notes. The Global Notes will be made available for checking at the above office of Mayer, Brown & Platt at least 24 hours prior to the Closing Date.

         As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York, California and Minnesota are open for business and are not permitted by law or executive order to be closed.

3.       OFFERING BY THE UNDERWRITERS.

         The Company is advised by the Underwriters that they propose to make a public offering of the Notes, as set forth in the Final Prospectus, from time to time as and when the Underwriters deem advisable after the Registration Statement becomes effective. The Company agrees that the Underwriters may, but are not obligated to, make a market in the Notes and that any such market making by an Underwriter may be discontinued at any time in the sole discretion of such Underwriter.

4.       COVENANTS OF THE COMPANY AND CPS.

         The Company, and CPS (if so stated), covenants and agrees with the several Underwriters that:

         (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective as soon as reasonably practicable thereafter or, if the procedure in Rule 430A is followed, prepare and timely file with the Commission under Rule 424(b) a Final Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance upon Rule 430A. Prior to the termination of the offering of the Notes the Company will not file any amendment of the Registration Statement or amendment or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished to each of the Underwriters a copy for its review prior to filing and will not file any such proposed amendment or supplement to which any of the Underwriters reasonably objects and which is not in compliance with the 1933 Act Regulations. The Company will promptly advise the Underwriters (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective; (ii) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b);
(iii) when, prior to termination of the offering of the Notes, any amendment to the Registration Statement shall have been filed or become effective; (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Final Prospectus or for any other additional information; (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution of any proceeding for that purpose; and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued or suspended, to obtain as soon as possible the withdrawal thereof.

         (b) Prior to the filing thereof with the Commission, the Company will submit to each of the Underwriters, for its approval after reasonable notice thereof, such approval not to be unreasonably withheld or delayed, a copy of any post-effective amendment to the Registration Statement, any Rule 462(b) Registration Statement proposed to be filed or a copy of any document proposed to be filed under the 1934 Act before the termination of the offering of the Notes by the Underwriters if such document would be deemed to be incorporated by reference into the Registration Statement or Final Prospectus.

         (c) The Company will deliver to, or upon the order of, the Underwriters, from time to time, as many copies of any Preliminary Final Prospectus as the Underwriters may reasonably request. The Company will deliver to, or upon the order of, the Underwriters during the period when delivery of a Final Prospectus is required under the 1933 Act, as many copies of the Final Prospectus, or as thereafter amended or supplemented, as the Underwriters may reasonably request. The Company will deliver to the Underwriters at or before the Closing Date, two signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Underwriters such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents filed under the 1934 Act and deemed to be incorporated by reference therein, and of all amendments thereto, as the Underwriters may from time to time reasonably request.

         (d) The Company will, and will cause the Trust to, comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and the Final Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer in connection with the sale of any Notes, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Final Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Final Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Final Prospectus to comply with any law or to file under the 1934 Act any document which would be deemed to be incorporated by reference in the Registration Statement to comply with the 1933 Act or the 1934 Act, the Company will promptly notify each of the Underwriters and will promptly either (i) prepare and file, or cause to be prepared and filed, with the Commission an appropriate amendment to the Registration Statement or supplement to the Final Prospectus or (ii) prepare and file, or cause to be prepared and filed, with the Commission (at the expense of the Company) an appropriate filing under the 1934 Act which shall be incorporated by reference in the Final Prospectus so that the Final Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Final Prospectus will comply with applicable law.

         (e) The Company will cooperate with the Underwriters in endeavoring to qualify the Notes for sale under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the distribution of the Notes, except that the Company will not be obligated to qualify the Notes in any jurisdiction in which such qualification would require the Company to qualify to do business as a foreign corporation, file a general or unlimited consent to service of process or subject itself to taxation in any such jurisdiction to which it is not subject and will arrange for the determination of the legality of the Notes for purchase by institutional investors. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for distribution of the Notes.

         (f) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Notes in such a manner as would require the Company, CPS or the Trust to register as an investment company under the 1940 Act.

         (g) Until the retirement of the Notes, or until such time as the Underwriters shall cease to maintain a secondary market in the Notes, whichever occurs first, the Company will deliver to each Underwriter the annual statements of compliance and the annual independent certified public accountant's reports furnished to the Indenture Trustee pursuant to the Pooling and Servicing Agreement, as soon as such statements and reports are furnished to the Indenture Trustee.

         (h) The Company, CPS and Samco shall, from the date hereof through and including the Closing Date, furnish, or cause to be furnished, or make available, or cause to be made available, to each Underwriter or its counsel such additional documents and information regarding each of them and their respective affairs as each Underwriter may from time to time reasonably request and which the Company, CPS or Samco possesses or can acquire without unreasonable effort or expense, including any and all documentation requested in connection with such Underwriter's due diligence efforts regarding information in the Registration Statement and the Final Prospectus and in order to evidence the accuracy or completeness of any of the conditions contained in this Agreement; and all actions taken by the Company or CPS to authorize the sale of the Notes shall be reasonably satisfactory in form and substance to each Underwriter.

         (i) The Company will cause the Trust to make generally available to Noteholders as soon as practicable, but no later than sixteen months after the Effective Date, an earnings statement of the Trust covering a period of at least twelve consecutive months beginning after such Effective Date and satisfying the provisions of Section 11(a) of the Act (including Rule 158 promulgated thereunder).

         (j) So long as any of the Notes are outstanding, the Company will furnish to the Underwriters copies of all reports or other communications (financial or otherwise) furnished or made available to Noteholders, and deliver to the Underwriters during such period, (i) as soon as they are available, copies of any reports and financial statements filed by or on behalf of the Trust or the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and (ii) such additional information concerning the business and financial condition of the Company and CPS as the Underwriter may from time to time reasonably request.

         (k) On or before the Closing Date, the Company and CPS and Samco shall cause the respective computer records of the Company and CPS and Samco relating to the Receivables to be marked to show the Indenture Trustee's absolute ownership of the Receivables, and from and after the Closing Date neither the Company nor CPS nor Samco shall take any action inconsistent with the Indenture Trustee's ownership of such Receivables, other than as expressly permitted by the Pooling and Servicing Agreement.

         (l) To the extent, if any, that the ratings provided with respect to the Notes by either of the Rating Agencies is conditional upon the furnishing of documents or the taking of any other actions by the Company, CPS or Samco, CPS shall, or shall cause the Company or Samco to, furnish such documents and take any such other actions.

         (m) On the Closing Date, the Company and CPS shall cause the Insurer to issue the Policy to the Indenture Trustee for the benefit of the holders of the Notes in form and substance satisfactory to each Underwriter.

5.       [RESERVED]

6.       COSTS AND EXPENSES.

         The Company and CPS will pay upon receipt of a written request therefor all costs, expenses and fees incident to the performance of the obligations of the Company and CPS under this Agreement and will, jointly and severally, reimburse the Underwriters for all reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Notes or in contemplation of performing the Underwriters' obligations hereunder and including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Company; (ii) the fees and disbursements of Mayer, Brown & Platt; (iii) the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Final Prospectuses, the Final Prospectus, this Agreement, the listing application in respect of the Notes, the Blue Sky Survey, if any, and any supplements or amendments thereto; (iv) the filing fees of the Commission; (v) any fees charged by the Rating Agencies for rating the Notes; and (vi) the fees and expenses of the Indenture Trustee, including the fees and disbursements of counsel for the Indenture Trustee, in connection with the Notes, the Pooling and Servicing Agreement and the other Basic Documents to which the Indenture Trustee is a party and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Notes under State securities or Blue Sky laws. If this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by each of the Underwriters pursuant to Section 12 hereof (other than on the basis of a default by the Underwriters pursuant to Section 10 hereof), or by reason of any failure, refusal or inability on the part of the Company or CPS to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company and CPS, jointly and severally, shall reimburse the Underwriters for reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Notes or in contemplation of performing their obligations hereunder upon receipt of a written request therefor; but the Company shall not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits from the sale by them of the Notes. Except to the extent expressly set forth in this Section 6, the Underwriters shall each be responsible for their own costs and expenses, including the fees and expenses of their counsel.

7.       CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

         The several obligations of the Underwriters to purchase and pay for the Notes on the Closing Date are subject to the accuracy in all material respects as of the Closing Date of the representations and warranties of the Company, CPS and Samco contained herein, to the performance by the Company, CPS and Samco of their respective covenants and obligations hereunder and to the following additional conditions precedent:

         (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the Registration Statement will become effective not later than (i) 5:30 p.m. New York City time on the date of determination of the public offering price of the Notes, if such determination occurred at or prior to 3:00 p.m. New York City time on such date or (ii) 12:00 noon New York City time on the business day following the day on which the public offering price of the Notes was determined, if such determination occurred after 3:00 p.m. New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed within the applicable time period prescribed for such filing by Rule 424(b), and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriters and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Notes.

         (b) On or prior to the date of this Agreement and on or prior to the Closing Date, each Underwriter shall have received a letter or letters, dated as of [ ], and as of the Closing Date, respectively, of [ ], Certified Public Accountants, substantially in the form of the drafts to which each of the Underwriters has previously agreed and otherwise in form and substance satisfactory to each Underwriter and its counsel.

         (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company, CPS or any Affiliate of the Company or CPS which, in the judgment of each Underwriter, materially impairs the investment quality of the Notes or the ability of CPS to act as Servicer or (ii) any downgrading in the rating of any debt securities or preferred stock of the Company, CPS or any Affiliate thereof by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company, CPS or any Affiliate thereof (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company or CPS or any Affiliate of the Company or CPS on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal, New York or California authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity, emergency or change in financial markets if, in the judgment of each Underwriter, the effect of any such outbreak, escalation, declaration, calamity, emergency or change makes it impractical or inadvisable to market the Notes on the terms and in the manner set forth in the Final Prospectus.

         (d) The Company, CPS and Samco shall have furnished each Underwriter with such number of conformed copies of such opinions, Notes, letters and documents as it may reasonably request.

         (e) On the Closing Date, each of the Basic Documents and the Notes shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Indenture Trustee shall have received a fully executed copy thereof or, with respect to the Notes, a conformed copy thereof. The Basic Documents and the Notes shall be substantially in the forms heretofore provided to each Underwriter.

         (f) Each Underwriter shall have received a certificate of the Indenture Trustee, as to the due authorization, execution and delivery of the Pooling and Servicing Agreement by the Indenture Trustee.

         (g) Each Underwriter shall have received evidence satisfactory to such Underwriter that the Notes have been rated "Aaa" by Moody's and "AAA" by Standard & Poor's.

         (h)      Each Underwriter shall have received from [
], special counsel for CPS, Samco and the Company, opinions dated the Closing Date, addressed to such Underwriter, in a form satisfactory to such Underwriter.

         (i) Each Underwriter shall have received from [ ], special Federal tax counsel for the Company, an opinion dated the Closing Date, addressed to such Underwriter, with respect to the status of the Trust for federal income tax purposes.

         (j) Each Underwriter shall have received from [ ], an opinion dated the Closing Date, addressed to such Underwriter, with respect to the validity of the Notes and such other related matters as such Underwriter shall require and the Company or CPS shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

         (k) Each Underwriter shall have received from counsel to the Indenture Trustee, the Standby Servicer and the Collateral Agent (which counsel shall be reasonably acceptable to such Underwriter), an opinion addressed to such Underwriter dated the Closing Date, in form and substance satisfactory to such Underwriter and its counsel.

         (l) Each Underwriter shall have received from counsel to the Owner Trustee, which counsel shall be reasonably acceptable to such Underwriter, an opinion addressed to such Underwriter, dated the Closing Date, in form and substance satisfactory to such Underwriter and its counsel.

         (m) Each Underwriter shall have received from special Delaware counsel to the Trust, which counsel shall be reasonably acceptable to such Underwriter, an opinion addressed to such Underwriter, dated the Closing Date, in form and substance satisfactory to such Underwriter and its counsel.

         (n) Each Underwriter shall have received from counsel to the Insurer, which counsel shall be reasonably acceptable to such Underwriter, an opinion addressed to such Underwriter, dated the Closing Date, in form and substance satisfactory to such Underwriter and its counsel.

         (o) At the Closing Date, each Underwriter shall have received any and all opinions of counsel to the Company and CPS supplied to the Rating Agencies and the Insurer relating to, among other things, the interest of the Indenture Trustee in the Receivables and the other Trust Assets and the proceeds thereof and certain monies due or to become due with respect thereto, certain bankruptcy issues and certain matters with respect to the Notes. Any such opinions shall be addressed to each Underwriter or shall indicate that such Underwriter may rely on such opinions as though they were addressed to such Underwriter, and shall be dated the Closing Date.

         (p) At the Closing Date, the Company, CPS and Samco shall have furnished to each Underwriter a certificate, dated the Closing Date, of the President, the Chief Financial Officer or any Vice President of the Company, CPS or Samco, as the case may be, in which each such officer shall state that: (i) the representations and warranties of the Company, CPS or Samco, as applicable, in this Agreement are true and correct on and as of the Closing Date; (ii) the Company, CPS or Samco, as applicable, has complied with all agreements and satisfied all conditions on its part required to be performed or satisfied hereunder and under each of the other Basic Documents at or prior to the Closing Date; (iii) the representations and warranties of the Company, CPS or Samco, as applicable, in each of the Basic Documents are true and correct as of the dates specified therein; (iv) with respect to the certificate delivered by CPS, the Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his or her knowledge, contemplated by the Commission; (v) with respect to the certificates delivered by CPS and the Company, he or she has carefully examined the Registration Statement and the Final Prospectus and, in his or her opinion, as of the Effective Date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and as of the Closing Date the Registration Statement and the Final Prospectus do not contain any untrue statement of a material fact or omit to state a material fact with respect to the Company, CPS or Samco necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and since the Effective Date of the Registration Statement, no event has occurred with respect to the Company, CPS or Samco which should have been set forth in a supplement to or an amendment of the Final Prospectus which has not been so set forth in such supplement or amendment; and (vi) with respect to the certificate delivered by the Company and CPS, subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there has been no material adverse change, or any development with respect to the Company, CPS or Samco which could reasonably be expected to result in a material adverse change, in or affecting particularly the business or properties of the Trust, the Company, CPS or Samco except as contemplated by the Final Prospectus or as described in such certificate.

         (q) Each Underwriter shall have received evidence satisfactory to such Underwriter that the Insurer shall have issued the Policy to the Indenture Trustee for the benefit of the Noteholders in form and substance satisfactory to such Underwriter.

         (r) Each Underwriter shall have received evidence satisfactory to it that, on or before the Closing Date, the Financing Statements have been filed in
(i) the office of the Secretary of State of California reflecting the assignment of the interest of CPS in the CPS Receivables and the related other Trust Assets and the proceeds thereof to the Company, (ii) the office of the Secretary of State of Texas reflecting the assignment of the interest of Samco in the Samco Receivables and the related other Trust Assets and the proceeds thereof to the Company and (iii) the office of the Secretary of State of California reflecting the transfer of the interest of the Company in the Receivables and the other Trust Assets and the proceeds thereof to the Indenture Trustee.

         (s) All proceedings in connection with the transactions contemplated by this Agreement, the Pooling and Servicing Agreement and each of the other Basic Documents and all documents incident hereto or thereto shall be satisfactory in form and substance to each Underwriter.

         (t) The Company shall have furnished to the Underwriters such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Underwriters may reasonably have requested.

         The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Underwriters and to Mayer, Brown & Platt, counsel for the Underwriters.

         If any of the conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Underwriters by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date. In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 6 and 9 hereof).

8.       CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

         The obligations of the Company to sell and deliver the portion of the Notes required to be delivered as and when specified in this Agreement are subject to the condition that, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

9.       INDEMNIFICATION.

         (a) The Company and CPS, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities to which such Underwriter or any such other person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus, the Final Prospectus or any amendment or supplement thereto (other than information contained therein under the heading "the Insurer" and information incorporated by reference therein), or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse each Underwriter and each such person within 30 days of presentation of a written request therefor for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Notes, whether or not such Underwriter or such person is a party to any action or proceeding; provided, however, that neither the Company nor CPS will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus, the Final Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company or CPS, as the case may be, by, through or on behalf of the Underwriters specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company or CPS may otherwise have. The indemnity agreement of the Company and CPS in this Agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or in the Final Prospectus, or any amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of any Underwriter if such Underwriter failed to send or give a copy of the Final Prospectus (as amended or supplemented, if the Company or CPS, as the case may be, shall have furnished any amendment or supplement thereto to such Underwriter, which corrected such untrue statement or omission that is the basis of the loss, liability, claim, damage or expense for which indemnification is sought) to the person asserting any such loss, liability, claim, damage or expense at such time as the Final Prospectus, as so amended or supplemented, was required under the 1933 Act to be delivered to such person.

         (b) (i) Each Underwriter, severally and not jointly, will indemnify and hold harmless each of the Company and CPS, each of their directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from each of the Company and CPS to any Underwriter, its directors, officers, employees and agents and each person who controls any such Underwriter, but only with respect to untrue statements or omissions or alleged untrue statements or omissions made in the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus, the Final Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company or CPS, as the case may be, by, through or on behalf of such Underwriter specifically for use in the preparation of the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus, the Final Prospectus or any amendment or supplement thereto. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have. The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or any amendments or supplements thereto, consists of the information set forth in the [last paragraph on the front cover page] concerning the terms of the offering by the Underwriters (insofar as such information relates to the Underwriters), legends required by Item 502(d) of Regulation S-K under the 1933 Act and the information under the caption "Methods of Distribution" in the Final Prospectus and under the caption "Underwriting" in the Final Prospectus.

                  (ii) Each Underwriter  agrees,  severally and not jointly,  to indemnify and hold harmless the Company, CPS, the other Underwriter; the respective officers, directors, employees and agents of any such party, and each person who controls the Company, CPS or such other Underwriter within the meaning of the 1933 Act or the 1934 Act against any losses, claims, damages or liabilities to which such person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in the
Computational Materials (as defined below) provided by such indemnifying Underwriter or (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made, not misleading (except, in each case, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission results from the failure of the Company Provided Information to be accurate in all material respects); and will reimburse each such party within 30 days of written request therefor for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related thereto, whether or not such person is a party to any action or proceeding. The obligations of each Underwriter under this subsection (ii) shall be in addition to any other liability which such Underwriter may otherwise have. For purposes hereof, the term "Computational Materials" means information provided by an Underwriter to a prospective purchaser of Notes, which information is not part of the Prospectus. For purposes hereof, the term "Company Provided Information" means [the information contained in the table on page [ ] of the Preliminary Final Prospectus dated [ ], 1997 as to the weighted average APR of the Receivables, the weighted average remaining term of the Receivables and the aggregate principal balance of the Receivables as of the Preliminary Cutoff Date].

                  (iii) Each Underwriter shall, no later than the date on which the Prospectus is required to be filed pursuant to Rule 424, provide to CPS for filing with the Commission on Form 8-K a copy of any Computational Materials delivered by such Underwriter to any prospective purchaser of Notes.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 9, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. The failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for indemnity or contribution or otherwise than on account of the provisions of Section 9(a) or (b), except and only to the extent such omission so to notify shall have materially prejudiced the indemnifying party under Section 9(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation of an invoice) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iv) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Underwriters in the case of parties indemnified pursuant to Section 9(a) and by the Company in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

         (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under
Section 9(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and CPS on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or CPS on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters (in each case as set forth in the table on the cover page of the Final Prospectus). As between the Underwriters, the relative benefits received by [Underwriter], on the one hand, and [Underwriter], on the other, shall be deemed to be in the same proportion as the respective portions of the total underwriting discounts and commissions received by each of them. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, CPS and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, subject to the limitations set forth above. Notwithstanding the provisions of this Section 9(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Notes purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) In any proceeding relating to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus, the Final Prospectus, or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 9 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

         (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The obligations of the Company and CPS pursuant to Section 6, the indemnity and contribution agreements contained in this Section 9 and the representations and warranties of each of the Company and CPS set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, the Company or CPS, their respective directors, officers, employees or agents or any persons controlling any Underwriter or the Company, (ii) acceptance of any Notes and payment thereof or hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, the Company or CPS, their respective directors, officers, employees or agents, or any person controlling any Underwriter, the Company or CPS, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

10.      DEFAULT BY THE UNDERWRITERS.

         If on the Closing Date, [defaulting Underwriter] shall fail to purchase and pay for all or any portion of the Notes which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company, CPS or

Samco),  then  [non-defaulting  Underwriter]  shall use  reasonable  efforts  to procure within 36 hours thereafter one or more additional Underwriters to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Notes which the defaulting Underwriter failed to purchase. If during such 36 hours [non-defaulting Underwriter] shall not have procured one or more additional Underwriters to purchase the Notes agreed to be purchased by the defaulting Underwriter, then (a) if the aggregate amount of Notes with respect to which such default shall occur does not exceed 10% of the Notes covered hereby, [non-defaulting Underwriter] shall be obligated to purchase the Notes which [defaulting Underwriter] failed to purchase, or (b) if the aggregate principal balance of Notes with respect to which such default shall occur exceeds 10% of the principal balance of Notes covered hereby, the Company or (provided [non-defaulting Underwriter] has not defaulted) [non-defaulting Underwriter] will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriter or of the Company except to the extent provided in Section 9 hereof. In the event of a default by [defaulting Underwriter] as set forth in this Section 10, the Closing Date may be postponed for such period, not exceeding seven days, as the non-defaulting Underwriter may determine in order that the required changes in the Registration Statement or in the Final Prospectus or in any other documents or arrangements may be effected. For purposes of this Agreement, the term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 10 shall not relieve [defaulting Underwriter] from liability in respect of any default of such Underwriter under this Agreement.

11.      NOTICES.

         All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:

if to the Underwriters, to each of the following addresses: [
       ]

if to the Company, at the following address:

                  CPS Receivables Corp.
                  2 Ada
                  Irvine, California 92618
                  Attention:  Charles Bradley, Jr.
                  Facsimile No.:  (714) 753-6805;

or, if sent to CPS at the following address:

                  Consumer Portfolio Services, Inc.
                  2 Ada
                  Irvine, California 92618
                  Attention:  Charles Bradley, Jr.
                  Facsimile No.:  (714) 753-6805

12.      TERMINATION.

         This Agreement may be terminated by the Underwriters by notice by each of the Underwriters to the Company as follows:

         (a) at any time prior to the Closing Date, if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, any material adverse change or any development involving a prospective material adverse change in the business, properties, results of operations, financial condition or business prospects of CPS, Samco or the Company, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in each of the Underwriters' reasonable judgment, make it impracticable to market the Notes or to enforce contracts for the sale of the Notes, (iii) any suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in each of the Underwriters' reasonable opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading or the giving of notice of any intended or potential downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1934
Act), (vii) the suspension of trading of the Common Stock by the Commission on the New York Stock Exchange or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in each of the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States; or

         (b) as provided in Sections 7 and 10 of this Agreement.

13.      SUCCESSORS.

         This Agreement has been and is made solely for the benefit of the Underwriters, CPS, Samco and the Company and their respective successors, executors, administrators, heirs and assigns, and the respective affiliates, officers, directors, employees, agents and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Notes from any Underwriter shall be deemed a successor or assign merely because of such purchase.

14.      MISCELLANEOUS.

         The   reimbursement,   indemnification   and  contribution   agreements
contained  in this  Agreement,  the  obligations  of the  Company  and CPS under
Section 6 and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or the Company, their respective directors, officers, employees or agents or any controlling person of any Underwriter or the Company indemnified herein and (c) delivery of and payment for the Notes under this Agreement.

         Each Underwriter agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Company or by a trust for which the Company was the depositor, which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of laws provisions thereof. With respect to any claim arising out of this Agreement (i) each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, and (ii) each party irrevocably waives (1) any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such court, (2) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (3) the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party. To the extent permitted by applicable law, each Underwriter, the Company, Samco and CPS irrevocably waive all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this Agreement or any matter arising hereunder.

         This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

         Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.



                    [Rest of page intentionally left blank.]

         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                             Very truly yours,

                             CPS RECEIVABLES CORP.


                             By:
                                 Name:
                                 Title:


                             CONSUMER PORTFOLIO SERVICES, INC.


                             By:
                                 Name:
                                 Title:


                             SAMCO ACCEPTANCE CORP.


                             By:
                                 Name:
                                 Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written:

[                                         ]


  By:
      Name:
      Title:


[                                         ]


  By:
      Name:
      Title:

                                   SCHEDULE I


                            Schedule of Underwriters



                                             Portion of Initial Principal
                                              Amount of the Notes to be
          Underwriter                                 Purchased

[                              ]                         $[ ]

[                              ]                          [ ]

                               Total                     $[ ]

                                                        Exhibit 4.1













                                 TRUST AGREEMENT


                                     between


                             CPS RECEIVABLES CORP.,


                             [                LLC]

                                       and


                             [                   ]
                                  Owner Trustee

                            Dated as of [            ]

                                TABLE OF CONTENTS


                                                                            Page


                                   ARTICLE I.

                                   Definitions

SECTION 1.1.  Capitalized Terms...............................................1
SECTION 1.2.  Other Definitional Provisions...................................4

                                   ARTICLE II.

                                  Organization

SECTION 2.1.   Name...........................................................5
SECTION 2.2.   Office.........................................................5
SECTION 2.3.   Purposes and Powers............................................5
SECTION 2.4.   Appointment of Owner Trustee...................................6
SECTION 2.5.   Initial Capital Contribution of Trust Estate...................6
SECTION 2.6.   Declaration of Trust...........................................7
SECTION 2.7.   Liability of Depositor as Depositor............................7
SECTION 2.8.   Title to Trust Property........................................8
SECTION 2.9.   Situs of Trust.................................................8
SECTION 2.10.  Representations and Warranties of the Depositor..... ..........9
SECTION 2.11.  Federal Income Tax Allocations................................10
SECTION 2.12.  Covenants of the Depositor....................................12
SECTION 2.13.  Covenants of the Owners.......................................13

                                  ARTICLE III.

                     Certificates and Transfer of Interests

SECTION 3.1.  Initial Ownership..............................................14
SECTION 3.2.  The Certificates...............................................14
SECTION 3.3.  Authentication of Certificates.................................15
SECTION 3.4.  Registration of Transfer and Exchange of Certificates..........15
SECTION 3.5.  Mutilated, Destroyed, Lost or Stolen Certificates..............16
SECTION 3.6.  Persons Deemed Certificateholders..............................17
SECTION 3.7.  Access to List of Certificateholders' Names and Addresses......17
SECTION 3.8.  Maintenance of Office or Agency................................17
SECTION 3.9.  Disposition by the Depositor...................................18
[SECTION 3.10.ERISA Restrictions.............................................18
[SECTION 3.11.Book-Entry Certificates........................................18
[SECTION 3.12.Notices to Clearing Agency.....................................19

                                                                            Page

SECTION 3.13.  Definitive Certificates........................................19

                                   ARTICLE IV.

                         Voting Rights and Other Actions

SECTION 4.1.  Prior Notice to Holders with Respect to Certain Matters.........20
SECTION 4.2.  Action by Certificateholders with Respect to Certain Matters....21
SECTION 4.3.  Action by Certificateholders with Respect to Bankruptcy.........21
SECTION 4.4.  Restrictions on Certificateholders' Power.......................21
SECTION 4.5.  Majority Control................................................22
SECTION 4.6.  Rights of Insurer...............................................22

                                   ARTICLE V.

                                 Certain Duties

SECTION 5.1.  Accounting and Records to the Noteholders, Certificateholders,
              the Internal Revenue Service and Others.........................23
SECTION 5.2.  Signature on Returns; Tax Matters Partner.......................24
[SECTION 5.3. Underwriting Agreement..........................................24

                                   ARTICLE VI.

                      Authority and Duties of Owner Trustee

SECTION 6.1.  General Authority...............................................24
SECTION 6.2.  General Duties..................................................24
SECTION 6.3.  Action upon Instruction.........................................25
SECTION 6.4.  No Duties Except as Specified in this Agreement or in
              Instructions....................................................26
SECTION 6.5.  No Action Except under Specified Documents or Instructions......26
SECTION 6.6.  Restrictions ...................................................27

                                  ARTICLE VII.

                          Concerning the Owner Trustee

SECTION 7.1.  Acceptance of Trusts and Duties.................................27
SECTION 7.2.  Furnishing of Documents.........................................29
SECTION 7.3.  Representations and Warranties..................................29
SECTION 7.4.  Reliance; Advice of Counsel.....................................29
SECTION 7.5.  Not Acting in Individual Capacity...............................30

                                                                            Page

SECTION 7.6.  Owner Trustee Not Liable for Certificates or Receivables........30
SECTION 7.7.  Owner Trustee May Own Certificates and Notes....................31
SECTION 7.8.  Payments from Owner Trust Estate................................31
SECTION 7.9.  Doing Business in other Jurisdictions...........................31

                                  ARTICLE VIII.

                          Compensation of Owner Trustee

SECTION 8.1.  Owner Trustee's Fees and Expenses...............................32
SECTION 8.2.  Indemnification.................................................32
SECTION 8.3.  Payments to the Owner Trustee...................................32
SECTION 8.4.  Non-recourse Obligations........................................32

                                   ARTICLE IX.

                         Termination of Trust Agreement

SECTION 9.1.  Termination of Trust Agreement..................................33
SECTION 9.2.  Dissolution upon Bankruptcy of the Depositor....................34

                                   ARTICLE X.

             Successor Owner Trustees and Additional Owner Trustees

SECTION 10.1.  Eligibility Requirements for Owner Trustee.....................35
SECTION 10.2.  Resignation or Removal of Owner Trustee........................35
SECTION 10.3.  Successor Owner Trustee........................................36
SECTION 10.4.  Merger or Consolidation of Owner Trustee.......................37
SECTION 10.5.  Appointment of Co-Trustee or Separate Trustee..................37

                                   ARTICLE XI.

                                  Miscellaneous

SECTION 11.1.  Supplements and Amendments.....................................39
SECTION 11.2.  No Legal Title to Owner Trust Estate in Certificateholders.....40
SECTION 11.3.  Limitations on Rights of Others................................41
SECTION 11.4.  Notices........................................................41
SECTION 11.5.  Severability...................................................41
SECTION 11.6.  Separate Counterparts..........................................42
SECTION 11.7.  Assignments; Insurer...........................................42
SECTION 11.8.  No Petition....................................................42
SECTION 11.9.  No Recourse....................................................42
SECTION 11.10. Headings.......................................................42
SECTION 11.11. GOVERNING LAW..................................................43

                                                                            Page

SECTION 11.12.  Servicer......................................................43


EXHIBITS

Exhibit A   Form of Certificate
Exhibit B   Form of Certificate of Trust

         TRUST AGREEMENT dated as of [ ] between CPS RECEIVABLES CORP., a California corporation (the "Depositor"), [ ], a [ ] limited liability company ("LLC"), and [ ], a Delaware banking corporation as Owner Trustee.


                                   ARTICLE I.

                                   Definitions

         SECTION 1.1. Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

         "Agreement" shall mean this Trust Agreement, as the same may be amended and supplemented from time to time.

         "Basic Documents" shall mean this Agreement, the Certificate of Trust, the Sale and Servicing Agreement, the Spread Account Agreement, the Spread Account Agreement Supplement, the Insurance Agreement, the Indenture and the other documents and certificates delivered in connection therewith.

         "Benefit Plan" shall have the meaning assigned to such term in Section 3.10.

         "Book  Entry   Certificates"   means  a  beneficial   interest  in  the
Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 3.11.

         "Business Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss. 3801 et. seq. as the same may be amended from time to time.

         "Certificate" means a trust certificate evidencing the beneficial interest of a Certificateholder in the Trust, substantially in the form of Exhibit A attached hereto.

         "Certificate Distribution Account" shall mean the account designated as such as established and maintained pursuant to the Sale and Servicing Agreement.

         "Certificate Percentage Interest" shall mean with respect to any Certificate, the percentage interest of ownership in the Trust represented thereby as set forth on the face thereof.

         "Certificate of Trust" shall mean the Certificate of Trust in the form of Exhibit B to be filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

         "Certificate Register" and "Certificate Registrar" shall mean the register mentioned and the registrar appointed pursuant to Section 3.4.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

         "Corporate Trust Office" shall mean, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at [ ], or at such other address as the Owner Trustee may designate by notice to the Certificateholders and the Depositor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor owner trustee will notify the Certificateholders and the Depositor).

         "Definitive Certificates" shall mean either or both (as the context requires) of (i) Book-Entry Certificates issued in certificated, fully registered form as provided in Section 3.11 and (ii) Certificates issued in certificated, fully registered form as provided in Section 3.13.

         "Demand Note" shall have the meaning assigned to such term in Section 2.10(h).

         "Depositor" shall mean the Depositor in its capacity as Depositor hereunder.

         "ERISA" shall have the meaning assigned to such term in Section 3.10.

         "Expenses" shall have the meaning assigned to such term in Section 8.2.

         "Holder" or "Certificateholder" shall mean the Person in whose name a Certificate is registered on the Certificate Register.

         "Indemnified  Parties" shall have the meaning  assigned to such term in
Section 8.2.

         "Indenture" shall mean the Indenture dated as of [ ], among the Issuer and [Norwest Bank Minnesota, National Association], as Trust Collateral Agent and Trustee, as the same may be amended and supplemented from time to time.

         "Minimum Net Worth" means at any time of determination, and with respect to the Depositor, net worth equal to 10 percent of the sum of (i) amounts paid to the Trust in respect of the issuance of Certificates and (ii) amounts contributed to the capital of the Trust (including by sale of property to the Trust for less than fair market value consideration). For the purpose of the determination of Minimum Net Worth: (i) any Demand Note issued to the Depositor shall be valued at par, (ii) assets subject to a lien shall be valued at zero, (iii) Certificates or any interests in any entity taxable as a partnership for federal income tax purposes shall be valued at zero, (iv) investments shall be valued at their respective purchase prices plus accrued interest, and (v) demand notes of CPS issued as contributions to the Depositor in connection with its status as a Depositor of any other partnership formed pursuant to trust agreements substantially similar to this Agreement shall be valued at an amount equal to the excess, if any, of (a) the aggregate current amount of all such demand notes over (b) 10% of the aggregate Certificate Balance (as such terms are defined in the related trust agreement) of all certificates issued by such partnerships, as of such date of determination.

         "Owner" shall mean each Person who is the beneficial owner of a Book Entry Certificate as reflected in the records of the Clearing Agency or if a Clearing Agency Participant is not the Owner, then as reflected in records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

         "Owner Trust Estate" shall mean all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to
Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and the Certificate Distribution Account and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Sale and Servicing Agreement and the Spread Account Agreement.

         "Owner Trustee" shall mean [ ], a Delaware banking corporation, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

         "Record Date" shall mean with respect to any Payment Date, the close of business on the last Business Day immediately preceding such Payment Date.

         "Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement among the Trust, the Depositor, Consumer Portfolio Services, Inc. and the Trust Collateral Agent, dated as of [ ], as the same may be amended and supplemented from time to time.

         "Secretary of State" shall mean the Secretary of State of the State of Delaware.

         "Insurer"  shall  mean  Financial   Security  Assurance  Inc.,  or  its
successor in interest.

         "Spread  Account"  shall  mean  the  Spread  Account   established  and
maintained pursuant to the Spread Account Agreement.

         "Spread Account Agreement" shall mean the Spread Account Agreement, dated as of May 1, 1997, among the Depositor, the Insurer, and the Trust Collateral Agent, as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof.

         "Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous
provisions  of  final   Treasury   Regulations  or  other   successor   Treasury
Regulations.

         "Trust" shall mean the trust established by this Agreement.

         "Trust Collateral Agent" shall mean, initially, [Norwest Bank Minnesota, National Association], in its capacity as collateral agent, including its successors in interest, until and unless a successor Person shall have become the Trust Collateral Agent pursuant to the Sale and Servicing Agreement, and thereafter "Trust Collateral Agent" shall mean such successor Person.

         SECTION 1.2.  Other Definitional Provisions.

         (a) Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Spread Account Agreement or in the Indenture.

         (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

         (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

         (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.


                                   ARTICLE II.

                                  Organization

         SECTION 2.1. Name. There is hereby formed a trust to be known as "CPS Auto Receivables Trust [ ]", in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

         SECTION 2.2. Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Certificateholders and the Depositor.

         SECTION 2.3. Purposes and Powers. (a) The purpose of the Trust is, and the Trust shall have the power and authority, to engage in the following activities:

                  (i) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement, and to sell the Notes and the Certificates;

                  (ii) with the proceeds of the sale of the Notes and the Certificates, to fund the Pre-Funding Account, the Capitalized Interest Account and the Spread Account and to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Depositor pursuant to the Sale and Servicing Agreement;

                  (iii) to assign, grant, transfer, pledge, mortgage and convey the Owner Trust Estate (other than the Certificate Distribution Account) to the Trust Collateral Agent pursuant to the Indenture for the benefit of the Insurer and the Indenture Trustee on behalf of the Noteholders and to hold, manage and distribute to the Certificateholders and the Depositor pursuant to the terms of the Sale and Servicing Agreement any portion of the Owner Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

                  (iv) to enter into and perform its obligations under the Basic Documents to which it is a party;

                  (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                  (vi) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholders and the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

         SECTION 2.4. Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

         SECTION 2.5. Initial Capital Contribution of Trust Estate. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $99.00 and LLC hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1.00. The Owner Trustee hereby acknowledges receipt of the foregoing contributions in trust from the Depositor and LLC, as of the date hereof, which contribution shall constitute the initial Owner Trust Estate and shall be deposited in the Certificate Distribution Account. The Depositor shall pay organizational expenses of the Trust as they may arise.

         SECTION 2.6. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Owners, subject to the conditions of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that (i) so long as the Depositor is the Owner of 100 percent of the Certificates (either directly or indirectly through wholly-owned non-corporate subsidiaries), for federal income tax purposes and to the extent consistent with the laws of any other jurisdiction other than California for which the characterization of the Trust as an entity is relevant, the Trust shall be treated solely as a security device and not as a separate entity, and (ii) if the Depositor is not the direct or indirect Owner of 100 percent of the Certificates, then for federal income tax purposes and for purposes of the laws of any other jurisdiction other than California for which the characterization of the Trust as an entity is relevant, and in all events for California franchise tax purposes, the Trust shall be treated as a partnership and not as an association (or publicly traded partnership) taxable as a corporation. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms, if any, consistent with such characterization of the Trust. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and to the extent not inconsistent herewith, in the Business Trust Statute with respect to accomplishing the purposes of the Trust. The Owner Trustee shall file the Certificate of Trust with the Secretary of State.

         SECTION 2.7. Liability of Depositor as Depositor. (a) The Depositor shall pay organizational expenses of the Trust as they may arise or shall upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee. The Depositor shall also be liable directly to and will indemnify each injured party for all losses, claims, damages, liabilities and expenses of the Trust (including Expenses, to the extent not paid out of the Owner Trust Estate) to the extent that the Depositor would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited

Partnership Act in which the Depositor were a Depositor; provided, however, that the Depositor shall not be liable for any losses incurred by a Holder in the capacity of an investor in the Certificates or a Noteholder in the capacity of an investor in the Notes; provided further, that the Depositor shall not be liable to indemnify any injured party if such party has agreed that its recourse against the Trust for any obligation or liability of the Trust to such party shall be limited to the assets of the Trust. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the preceding sentence for which the Depositor shall not be liable) shall be deemed third party beneficiaries of this paragraph. The obligations of the Depositor under this paragraph shall be evidenced by the Certificates described in Section 3.9, which for separate purposes of the Business Trust Statute shall be deemed to be a separate class of Certificates from all other Certificates issued by the Trust.

         (b) No Holder, other than to the extent set forth in clause (a), shall have any personal liability for any liability or obligation of the Trust.

         SECTION 2.8. Title to Trust Property. (a) Legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction required title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

                  (b) The Holders shall not have legal title to any part of the Trust Property. The Holders shall be entitled to receive distributions with respect of their undivided ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest by any Certificateholder of its ownership interest in the Owner Trust Estate shall operate to terminate this Agreement for the trusts hereunder or entitle any transferee to an accounting or the transfer to it of legal title to any part of the Trust Property.

         SECTION 2.9. Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of Minnesota. Payments will be received by the Trust only in Delaware or Minnesota and Payments will be made by the Trust only from Delaware or Minnesota. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee, the Servicer or any agent of the Trust from having employees within or without the State of Delaware. The only office of the Trust will be at the Corporate Trust Office in Delaware.

         SECTION 2.10. Representations and Warranties of the Depositor. The Depositor makes the following representations and warranties on which the Owner Trustee relies in accepting the Owner Trust Estate in trust and issuing the Certificates and upon which the Insurer relies in issuing the Policy.

         (a) Organization and Good Standing. The Depositor is duly organized and validly existing as a California corporation with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and is proposed to be conducted pursuant to this Agreement and the Basic Documents.

         (b) Due Qualification. The Depositor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property, the conduct of its business and the performance of its obligations under this Agreement and the Basic Documents requires such qualification.

         (c) Power and Authority. The Depositor has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary corporate action.

         (d) No Consent Required. No consent, license, approval or authorization or registration or declaration with, any Person or with any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement and the Basic Documents, except for such as have been obtained, effected or made.

         (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Depositor, or any material indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

         (f) No Proceedings. There are no proceedings or investigations pending or, to its knowledge, threatened against it before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Certificates or the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect its performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Certificates.

         (g) Minimum Net Worth. The Depositor has been duly capitalized such that its aggregate net worth is not less than the Minimum Net Worth.

         (h) Demand Note. If the Depositor is capitalized, in whole or in part by the delivery of a demand note (a "Demand Note") from CPS, the proceeds of such Demand Note will not be used to pay (i) any of the expenses of the Depositor in connection with the transactions contemplated by the Basic Documents or (ii) the purchase price for the Certificates purchased pursuant to
Section 3.9. Such Demand Note shall be enforceable against CPS, subject to its terms, and subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws now or hereafter in effect relating to creditors' rights generally or the rights of creditors of banks the deposit accounts of which are insured by the Federal Deposit Insurance Corporation and subject to general principles of equity (whether applied in a proceeding at law or in equity).

         SECTION 2.11. Federal Income Tax Allocations. For purposes of the laws of any jurisdiction for which the Trust is characterized as a partnership (consistent with the characterization of the Trust described in Section 2.6 above), the following allocations shall apply for Federal income tax purposes. If Principal Certificates are held by any person, interest payments on the Principal Certificates at the Certificate Rate (including interest on amounts previously due on the Principal Certificates but not yet distributed) shall be treated as "guaranteed payments" under Section 707(c) of the Code. Net income of the Trust for any month as determined for Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated:

                           (a) among the holders of Principal Certificates as of
                  the close of business on the last day of such month, in proportion to their ownership of the principal amount of Principal Certificates on such date, an amount of net income up to the sum of: (i) the portion of the market discount on the Receivables accrued during such month that is allocable to the excess, if any, of the Initial Certificate Balance over their initial aggregate issue price, (ii) Certificateholders' Prepayment Premium, if any, payable for such month and (iii) any other amounts of income payable to the Certificateholders for such month; and such sum of amounts specified in clauses
                  (i) through (iii) of this sentence shall be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Trust Certificates over their principal amount; and

                           (b) to the Holders of Certificates,  to the extent of
                  any remaining net income, in accordance with their respective interests therein.

         If the net income of the Trust for any month is insufficient for the allocations described in clause (a), subsequent net income shall first be allocated to make up such shortfall before being allocated as provided in the preceding sentence. Net losses of the Trust, if any, for any month as determined for Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to the Holders of Certificates, to the extent such holders are reasonably expected to bear the economic burden of such net losses, and any remaining net losses shall be allocated among the Holders of Principal Certificates as of the close of business on the last day of such month in proportion to their ownership of principal amount of Principal Certificates on such day. The Depositor is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the holders of Certificates or Principal Certificates, or as otherwise required by the Code. Notwithstanding anything provided in this Section 2.11, if Principal Certificates are not held by any person and the Certificates are held solely by the Depositor, the application of this Section 2.11 shall be disregarded.

         SECTION 2.12. Covenants of the Depositor. The Depositor agrees and covenants for the benefit of each Owner, the Insurer and the Owner Trustee, during the term of this Agreement, and to the fullest extent permitted by applicable law, that:

                  (a) it shall not assign, sell, convey, pledge, transfer, reconvey, cancel, forgive, compromise or otherwise dispose of any Demand Note held by it, in whole or in part;

                  (b) it shall not sell, assign, transfer, give or encumber, by operation of law or otherwise, in whole or in part, the interest evidenced by its certificates acquired pursuant to Section 3.9 without the consent of the Insurer;

                  (c) it shall not create, incur or suffer to exist any indebtedness or engage in any business, except, in each case, as permitted by its certificate of incorporation and the Basic Documents;

                  (d) it shall not, for any reason, institute proceedings for the Trust to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to the bankruptcy of the Trust, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of the property of the Trust or cause or permit the Trust to make any assignment for the benefit of creditors, or admit in writing the inability of the Trust to pay its debts generally as they become due, or declare or effect a moratorium on the debt of the Trust or take any action in furtherance of any such action;

                  (e) it shall obtain from each counterparty to each Basic Document to which it or the Trust is a party and each other agreement entered into on or after the date hereof to which it or the Trust is a party, an agreement by each such counterparty that prior to the occurrence of the event specified in Section 9.1(e) such counterparty shall not institute against, or join any other Person in instituting against, it or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States;

                  (f) it shall not, for any reason, withdraw or attempt to withdraw from this Agreement, dissolve, institute proceedings for it to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of it or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action; and

                  (g) it shall not make any distribution other than to the Trust or unless the aggregate net worth of the Depositor following such distribution shall be at least equal to the Minimum Net Worth unless the Depositor shall deliver to the Owner Trustee, the Trustee and the Insurer an opinion of Counsel to the effect that the failure to maintain such Minimum Net Worth shall not cause the Trust to be an association taxable as a corporation or a publicly traded partnership for California franchise tax purposes.

         SECTION 2.13. Covenants of the Owners. Each Certificateholder and each Owner by becoming a beneficial owner of the Book-Entry Certificate agrees:

                  (a) to be bound by the terms and conditions of the Certificates of which such party is the record or beneficial owner and of this Agreement, including any supplements or amendments hereto and to perform the obligations of a Holder or Owner as set forth therein or herein, in all respects as if it were a signatory hereto. This undertaking is made for the benefit of the Trust, the Owner Trustee, the Insurer and all other Holders and Owners present and future;

                  (b)  to  hereby   appoint  the  Depositor  as  its  agent  and
         attorney-in-fact to sign any federal income tax information return filed on behalf of the Trust and agree that, if requested by the Trust, it will sign such federal income tax information return in its capacity as a Holder or Owner of an interest in the Trust. Each Holder and each Owner also hereby agrees that in its tax returns it will not take any position inconsistent with those taken in any tax returns filed by the Trust;

                  (c) if such Holder or Owner is other than an individual or other entity holding its Certificate through a broker who reports securities sales on Form 1099-B, to notify the Owner Trustee of any transfer by it of a Certificate or a beneficial interest in a Certificate in a taxable sale or exchange, within 30 days of the date of the transfer; and

                  (d) until the completion of the events specified in Section 9.1(e), not to, for any reason, institute proceedings for the Trust or the Depositor to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of its property, or cause or permit the Trust to make any assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.


                                  ARTICLE III.

                     Certificates and Transfer of Interests

         SECTION 3.1. Initial Ownership. Upon the formation of the Trust by the contribution by the Depositor and LLC pursuant to Section 2.5 and until the issuance of the Certificates, the Depositor and LLC shall be the sole beneficiaries of the Trust.

         SECTION 3.2. The Certificates. The Certificates shall be issued initially to the Depositor in a Certificate Percentage Interest of 99% and to LLC in a Certificate Percentage Interest of 1.00% [and the Principal Certificates shall be issued in denominations of $1,000 and integral multiples thereof]; [provided, however, that certificates may be issued to the Depositor pursuant to Section 3.9 in such denominations as to represent at least 1% of the initial Certificate Balance.] The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates. A transferee of a Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder, upon due registration of such Certificate in such transferee's name pursuant to Section 3.4.

         SECTION 3.3. Authentication of Certificates. Concurrently with the initial sale of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause the Certificates in an aggregate Certificate Percentage Interest equal to 100% [and the Principal Certificates in an aggregate Certificate Balance equal to [$ ]] to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, its treasurer or any assistant treasurer without further corporate action by the Depositor, in authorized denominations. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or the Owner Trustee's authentication agent, by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         SECTION 3.4. Registration of Transfer and Exchange of Certificates. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.8, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. [ ] shall be the initial Certificate Registrar.

         The Certificate Registrar shall provide the Trust Collateral Agent with a list of the names and addresses of the Certificateholders on the Closing Date in the form which such information is provided to the Certificate Registrar. Upon any transfers of Certificates, the Certificate Registrar shall notify the Trust Collateral Agent of the name and address of the transferee in writing, by facsimile, on the day of such transfer.

         Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.8, the Owner Trustee shall execute, authenticate and deliver (or shall cause as its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like class and aggregate Certificate Percentage Interest [and face amount] dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Holder, Certificates may be exchanged for other Certificates of the same class in authorized denominations of a like aggregate Certificate Percentage Interest [or face amount] upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to
Section 3.8.

         Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Certificateholder or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act. Each Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

         No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         SECTION 3.5. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar, the Owner Trustee and (unless an Insurer Default shall have occurred and be continuing) the Insurer, such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee, or the Owner Trustee's authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like class, tenor and denomination. In connection with the issuance of any new Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 3.6. Persons Deemed Certificateholders. Every Person by virtue of becoming a Certificateholder or owner in accordance with this Agreement and the rules and regulations of the Clearing Agency shall be deemed to be bound by the terms of this Agreement. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar and the Insurer and any agent of the Owner Trustee, the Certificate Registrar and the Insurer, may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to the Sale and Servicing Agreement and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate
Registrar or the Insurer nor any agent of the Owner Trustee, the Certificate Registrar or the Insurer shall be bound by any notice to the contrary.

         SECTION 3.7. Access to List of Certificateholders' Names and Addresses. The Owner Trustee shall furnish or cause to be furnished to the Servicer, the Depositor or (unless an Insurer Default shall have occurred and be continuing) the Insurer, within 15 days after receipt by the Owner Trustee of a request therefor from such Person in writing, a list, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Holders or Owners of Certificates or one or more Holders or Owners of Certificates evidencing not less than 25% Certificate Percentage Interest [or Certificate Balance] apply in writing to the Owner Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder or Owner, by receiving and holding a Certificate or a beneficial interest therein, shall be deemed to have agreed not to hold any of the Depositor LLC, the Servicer, the Owner Trustee or the Insurer or any agent thereof accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         SECTION 3.8. Maintenance of Office or Agency. The Owner Trustee shall maintain in New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served. The Owner Trustee initially designates [ ] as its principal corporate trust office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor, the

Certificateholders and (unless an Insurer Default shall have occurred and be continuing) the Insurer of any change in the location of the Certificate Register or any such office or agency.

         SECTION 3.9. Disposition by the Depositor. On the Closing Date, the Depositor shall purchase for adequate consideration and retain beneficial and record ownership of Certificates representing not less than 1 percent of all Certificates issued by the Trust, which Certificates issued to the Depositor shall be issued in definitive form. Any attempted transfer of any Certificate, and any purported issuance of any Certificate to any person, that would reduce such interest of the Depositor to below 1 percent of all Certificates issued by the Trust shall be void. The Owner Trustee shall cause any Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE, EXCEPT UNDER THE LIMITED CONDITIONS SPECIFIED IN THE TRUST AGREEMENT".

         [SECTION 3.10. ERISA Restrictions. The Certificates may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended
("ERISA")) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1985, as amended, or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding its beneficial ownership interest in its Certificate, the Owner thereof shall be deemed to have represented and warranted that it is not a Benefit Plan.]

         [SECTION 3.11. Book-Entry Certificates. The Certificates, upon original issuance, will be issued in the form of a typewritten Certificate or Certificates representing Book-Entry Certificates, to be delivered by or on behalf of the Trust to The Depository Trust Company, the initial Clearing Agency; provided, however, that one Definitive Certificate (as defined below) may be issued to the Depositor, as Depositor pursuant to Section 3.9. Such Book-Entry Certificate shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no beneficial owner (other than the Depositor) will receive a definitive Certificate representing such beneficial owner's interest in such Certificate, except as provided in Section 3.13. Unless and until Definitive Certificates have been issued to beneficial owners pursuant to Section 3.13:

                  (i) the provisions of this Section shall be in full force and effect;

                  (ii) the Certificate Registrar and the Owner Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Agreement relating to the Book-Entry Certificates (including the payment of principal of and interest on the Book-Entry Certificates and the giving of instructions or directions to Owners of Book-Entry Certificates) as the sole Certificateholder and shall have no obligations to the Owners thereof;

                  (iii) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

                  (iv) the rights of the owners of the Book-Entry Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.16, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants; and

                  (v) whenever this Agreement  requires or permits actions to be taken based upon instructions or directions of Certificateholder evidencing a specified percentage of the Certificate Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Book-Entry Certificates and has delivered such instructions in writing to the Owner Trustee.]

         [SECTION 3.12. Notices to Clearing Agency. Whenever a notice or other communication to the owners is required under this Agreement, unless and until Definitive Certificates shall have been issued to Owners pursuant to Section 3.13, the Owner Trustee shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners, except to the Depositor.

         SECTION 3.13. Definitive Certificates. If (i) the Servicer advises the Owner Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Certificates, and the Servicer is unable to locate a qualified successor, (ii) the Servicer at its option advises the Owner Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, owners of Certificates representing beneficial interests aggregating at least a majority of the Certificate Balance advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Owners of Certificates, then the Clearing Agency shall notify all Owners and the Owner Trustee of the occurrence of any such event and of the availability of the Definitive Certificates to Owners requesting the same. Upon surrender to the Owner Trustee of the typewritten Certificate or Certificates representing the Book Entry Certificates by the Clearing Agency, accompanied by registration instructions, the Owner Trustee shall execute and authenticate the Definitive Certificates in accordance with the instructions of the Clearing Agency. Neither the Certificate Registrar nor the Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive certificates, the Owner Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders. The Definitive Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Owner Trustee, as evidenced by its execution thereof.]



                                   ARTICLE IV.

                         Voting Rights and Other Actions

         SECTION 4.1. Prior Notice to Holders with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

                  (a) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute or unless such amendment would not materially and adversely affect the interests of the Holders);

                  (b) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

                  (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any

         Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders; or

                  (d) except pursuant to Section 13.1(b) of the Sale and Servicing Agreement, the amendment, change or modification of the Sale and Servicing Agreement, except to cure any ambiguity or defect or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Certificateholders.

The Owner Trustee shall notify the Certificateholders in writing of any appointment of a successor Note Registrar, Trust Collateral Agent or Certificate Registrar within five Business
Days thereof.

         SECTION 4.2. Action by Certificateholders with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the direction of the Certificateholders or the Insurer in accordance with the Basic Documents, to (a) remove the Servicer under the Sale and Servicing Agreement pursuant to
Section 8.1 thereof or (b) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders and the furnishing of indemnification satisfactory to the Owner Trustee by the Certificateholders.

         SECTION 4.3. Action by Certificateholders with Respect to Bankruptcy. The Owner Trustee shall not have the power to, and shall not, commence any proceeding or other actions contemplated by Section 2.12(d) relating to the Trust without the prior written consent of the Insurer (unless an Insurer Default shall have occurred and be continuing) and the unanimous prior approval of all Certificateholders and the delivery to the Owner Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent.

         SECTION 4.4. Restrictions on Certificateholders' Power. (a) The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.3 nor shall the Owner Trustee be obligated to follow any such direction, if given.

         (b) No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement or any Basic

Document,  unless the  Certificateholders  are the Instructing Party pursuant to
Section 6.3 and unless a Certificateholder previously shall have given to the Owner Trustee a written notice of default and of the continuance thereof, as provided in this Agreement, and also unless Certificateholders evidencing not less than 25% Certificate Percentage Interest [or Certificate Balance] shall have made written request upon the Owner Trustee to institute such action, suit or proceeding in its own name as Owner Trustee under this Agreement and shall have offered to the Owner Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Owner Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding, and during such 30-day period no request or waiver inconsistent with such written request has been given to the Owner Trustee pursuant to and in compliance with this Section or Section 6.3; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Owner Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner provided in this Agreement and for the equal, ratable, and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 4.4, each and every Certificateholder and the Owner Trustee shall be entitled to such relief as can be given either at law or in equity. Nothing in this Agreement shall be construed as giving the Certificateholders any right to make a claim under the Certificate Policy.

         SECTION 4.5. Majority Control. No Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust except as expressly provided in this Agreement. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Holders of Certificates evidencing not less than a majority of the Certificate Percentage Interest [or Certificate Balance]. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Certificateholders evidencing not less than a majority of the Certificate Balance at the time of the delivery of such notice.

         SECTION 4.6. Rights of Insurer. Notwithstanding anything to the contrary in the Basic Documents, without the prior written consent of the Insurer (so long as no Insurer Default shall have occurred and be continuing), the Owner Trustee shall not (i) remove the Servicer, (ii) initiate any claim, suit or proceeding by the Trust or compromise any claim, suit or proceeding brought by or against the Trust, other than with respect to the enforcement of any Receivable or any rights of the Trust thereunder, (iii) authorize the merger or consolidation of the Trust with or into any other business trust or other entity (other than in accordance with Section 3.10 of the Indenture) or (iv) amend the Certificate of Trust.


                                   ARTICLE V.

                                 Certain Duties

         SECTION 5.1. Accounting and Records to the Noteholders, Certificateholders, the Internal Revenue Service and Others. Subject to Sections 12.1(b)(iii) and 12.1(c) of the Sale and Servicing Agreement, the Depositor shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, (b) deliver (or cause to be delivered) to each Certificateholder or Owner, as may be required by the Code and applicable Treasury Regulations, such information, if any, as may be required (including, if appropriate consistent with the characterization of the Trust pursuant to Section 2.6, Schedule K-1) to enable each Certificateholder or Owner to prepare its Federal and state income tax returns, (c) file or cause to be filed such tax returns, if any, relating to the Trust (including, if appropriate consistent with the characterization of the Trust pursuant to
Section 2.6, a partnership  information  return on Internal Revenue Service Form
1065), and direct the Owner Trustee to make such elections as may from time to time be required or appropriate under any applicable state or Federal statute or rule or regulation thereunder so as to maintain the Trust's characterization pursuant to Section 2.6 for Federal income and California franchise tax purposes and for purposes of any other jurisdiction for which the characterization of the Trust is relevant and (d) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.9 of the Sale and Serving Agreement with respect to income or distributions to Certificateholders and the appropriate forms relating thereto. The Owner Trustee shall make all elections pursuant to this Section as directed by the Depositor. The Owner Trustee shall sign all tax information returns filed pursuant to this Section 5.1 and any other returns as may be required by law, and in doing so shall rely entirely upon, and shall have no liability for information provided by, or calculations provided by, the Depositor. In the event the Trust is treated as a partnership for federal income tax purposes, the Owner Trustee shall not make the election provided under Section 754 of the Code.

         SECTION 5.2.  Signature on Returns; Tax Matters Partner.

         (a) Notwithstanding the provisions of Section 5.1, the Owner Trustee shall sign on behalf of the Trust the tax returns of the Trust, unless applicable law requires a Certificateholder or an Owner to sign such documents, in which case such documents shall be signed by the Depositor.

         (b) In the event the Trust is treated as a partnership for federal income tax purposes, the Depositor shall be the "tax matters partner" of the Trust pursuant to the Code.

         [SECTION 5.3. Underwriting Agreement. The Servicer is hereby authorized to execute and deliver the Underwriting Agreement with respect to the Notes and the Certificates.]


                                   ARTICLE VI.

                      Authority and Duties of Owner Trustee

         SECTION 6.1. General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is named as a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is named as a party and any amendment thereto, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Owner Trustee's execution thereof, and on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver Class A-1 Notes in the aggregate principal amount of [$ ], Class A-2 Notes in the aggregate principal amount of [$ ] and Class A-3 Notes in the aggregate principal amount of [$ ] and Class B Notes in the aggregate principal amount of [$ ]. [Other Classes of Notes, if any to be added]. In addition to the foregoing, the Owner Trustee is authorized but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Instructing Party recommends with respect to the Basic Documents so long as such activities are consistent with the terms of the Basic Documents.

         SECTION 6.2. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Sale and Servicing Agreement and to administer the Trust in the interest of the Holders, subject to the Basic Documents and in accordance with the provisions of this Agreement.

Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Servicer has agreed in the Sale and Servicing Agreement to perform any act or to discharge any duty of the Trust or the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Servicer to carry out its obligations under the Sale and Servicing Agreement.

         SECTION 6.3. Action upon Instruction. (a) Subject to Article IV and the terms of the Spread Account Agreement, the Insurer (so long as an Insurer Default shall not have occurred and be continuing) or the Certificateholders (if an Insurer Default shall have occurred and be continuing) (the "Instructing Party") shall have the exclusive right to direct the actions of the Owner
Trustee in the management of the Trust, so long as such instructions are not inconsistent with the express terms set forth herein or in any Basic Document. The Instructing Party shall not instruct the Owner Trustee in a manner inconsistent with this Agreement or the Basic Documents.

         (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

         (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Instructing Party requesting instruction as to the court of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Instructing Party received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

         (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other
applicable  provision,   or  in  the  event  that  this  Agreement  permits  any
determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Instructing Party requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the Basic Documents as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

         SECTION 6.4. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee (solely in its individual capacity) and that are not related to the ownership or the administration of the Owner Trust Estate.

         SECTION 6.5. No Action Except under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.3.

         SECTION 6.6. Restrictions.  The Owner Trustee shall not take any action
(a) that is inconsistent with the purposes of the Trust set forth in Section 2.3 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for Federal income tax purposes or for the purposes of any applicable state tax on corporations. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section.


                                  ARTICLE VII.

                          Concerning the Owner Trustee

         SECTION 7.1. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct, bad faith or negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Owner Trustee, (iii) for liabilities arising from the failure of the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section
6.4 hereof, (iv) for any investments issued by the Owner Trustee or any branch or affiliate thereof in its commercial capacity or (v) for taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                  (a) the Owner Trustee shall not be liable for any error of judgment made by a Responsible Officer of the Owner Trustee;

                  (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Instructing Party, the Servicer or any Certificateholder;

                  (c) no provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                  (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

                  (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to the Insurer, Trustee, Trust Collateral Agent, the Collateral Agent, any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the Basic Documents;

                  (f) the Owner Trustee shall not be liable for the default or misconduct of the Depositor, the Insurer, the Trustee, the Trust Collateral Agent or the Servicer under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations under this Agreement or the Basic Documents that are required to be performed by the Depositor under this Agreement, the Insurer or the Trust Collateral Agent under the Certificate Policy, by the Trustee under the Indenture or the Trust Collateral Agent or the Servicer under the Sale and Servicing Agreement; and

                  (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of the Instructing Party or any of the Certificateholders, unless such Instructing Party or Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence, bad faith or willful misconduct in the performance of any such act.

         SECTION 7.2. Furnishing of Documents. The Owner Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

         SECTION 7.3. Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor, the Holders and the Insurer (which shall have relied on such representations and warranties in issuing the Policies), that:

                  (a) It is a [ ], duly organized and validly existing in good standing under the laws of the State of [ ]. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

                  (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

                  (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware state law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

         SECTION 7.4. Reliance; Advice of Counsel. (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer, secretary or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

         (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and according to such opinion not contrary to this Agreement or any Basic Document.

         SECTION 7.5. Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created [ ] acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

         SECTION 7.6. Owner Trustee Not Liable for Certificates or Receivables. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) shall be taken as the statements of the Depositor and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Basic Document or of the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) or the Notes, or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor, the Servicer or any other Person with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

         SECTION 7.7. Owner Trustee May Own Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Certificates or Notes and may deal with the Depositor, the Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

         SECTION 7.8. Payments from Owner Trust Estate. All payments to be made by the Owner Trustee under this Agreement or any of the Basic Documents to which the Trust or the Owner Trustee is a party shall be made only from the income and proceeds of the Owner Trust Estate and only to the extent that the Owner Trust shall have received income or proceeds from the Owner Trust Estate to make such payments in accordance with the terms hereof. [ ], or any successor thereto, in its individual capacity, will not be liable for any amounts payable under this Agreement or any of the Basic Documents to which the Trust or the Owner Trustee is a party.

         SECTION 7.9. Doing Business in other Jurisdictions. Notwithstanding anything contained to the contrary, neither [ ] or any successor thereto, nor the Owner Trustee shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will, even after the appointment of a co-trustee or separate trustee in accordance with Section 10.5 hereof, (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of the State of Delaware becoming payable by [ ] (or any successor thereto); or (iii) subject [ ] (or any successor thereto) to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by [ ] (or any successor thereto) or the Owner Trustee, as the case may be, contemplated hereby.

                                  ARTICLE VIII.

                          Compensation of Owner Trustee

         SECTION 8.1. Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between CPS and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Depositor for its other reasonable expenses hereunder, including the reasonable compensation expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder and under the Basic Documents.

         SECTION 8.2. Indemnification. The Depositor shall be liable as primary obliger for, and shall indemnify the Owner Trustee and its officers, directors, successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Depositor shall not be liable for or required to indemnify the Owner Trustee from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.1. The indemnities contained in this Section and the rights under Section 8.1 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

         SECTION 8.3. Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

         SECTION 8.4. Non-recourse Obligations. Notwithstanding anything in this Agreement or any Basic Document, the Owner Trustee agrees in its individual capacity and in its capacity as Owner Trustee for the Trust that all obligations of the Trust to the Owner Trustee individually or as Owner Trustee for the Trust shall be recourse to the Owner Trust Estate only and specifically shall not be recourse to the assets of any Owner.


                                   ARTICLE IX.

                         Termination of Trust Agreement

         SECTION 9.1. Termination of Trust Agreement. (a) This Agreement and the Trust shall terminate and be of no further force or effect upon the latest of
(i) the maturity or other liquidation of the last Receivable (including the purchase by the Servicer at its option of the corpus of the Trust as described in Section 11.1 of the Sale and Servicing Agreement) and the subsequent distribution of amounts in respect of such Receivables as provided in the Basic Documents, (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement and the payment to the Insurer of all amounts payable or reimbursable to it pursuant to the Sale and Servicing Agreement, or (iii) at the time provided in Section 9.2; provided, however, that the rights to indemnification under Section 8.2 and the rights under Section 8.1 shall survive the termination of the Trust. The Servicer shall promptly notify the Owner Trustee and the Insurer of any prospective termination pursuant to this Section 9.1. Except as provided in Section 9.2, the bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder or Owner, other than the Depositor as described in Section 9.2, shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Certificateholder's or Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

         (b) Except as provided in clause (a), neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

         (c) Notice of any termination of the Trust, specifying the Payment Date upon which the Certificateholders shall surrender their Certificates to the Trust Collateral Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 11.1(c) of the Sale and Servicing Agreement, stating (i) the Payment Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Trust Collateral Agent therein designated (ii) the amount of any such final payment, (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trust Collateral Agent therein specified and (iv) interest will cease to accrue on the Certificates. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Trust Collateral Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Trust Collateral Agent shall cause to be distributed to Certificateholders amounts distributable on such Payment Date pursuant to Section 5.7 of the Sale and Servicing Agreement.

         In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed, subject to applicable escheat laws, by the Owner Trustee to the Depositor and Holders shall look solely to the Depositor for payment. As soon as practicable after the termination of the Trust, the Owner Trustee shall surrender the Certificate Policy to the Insurer for cancellation.

         (d) Any funds remaining in the Trust after funds for final distribution have been distributed or set aside for distribution shall be distributed by the Owner Trustee to the Depositor.

         (e) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute.

         SECTION 9.2. Dissolution upon Bankruptcy of the Depositor. In the event that an Insolvency Event shall occur with respect to the Depositor, this Agreement shall be terminated in accordance with Section 9.1, 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Owner Trustee shall have received written instructions from Certificateholders holding a majority of the Certificates (other than Certificates held by the Depositor) to the effect that each such party disapproves of the liquidation of the Receivables and termination of the Trust. Promptly after the occurrence of any Insolvency Event with respect to the Depositor, (i) the Depositor shall give the Trustee, the Owner Trustee and the Insurer written notice of such Insolvency Event, (ii) the Owner Trustee shall, upon the receipt of such written notice from the Depositor, give prompt written notice to the Certificateholders and the Trustee of the occurrence of such event and (iii) the Trustee shall, upon receipt of written notice of such Insolvency Event from the Owner Trustee or the Depositor, give prompt written notice to the Noteholders of the occurrence of such event; provided, however, that any failure to give a notice required by this sentence shall not prevent or delay, in any manner, a termination of the Trust pursuant to the first sentence of this Section 9.2. Upon a termination pursuant to this Section, the Insurer or, if an Insurer Default has occurred and is continuing, the Owner Trustee shall direct the Trustee promptly to sell the assets of the Owner Trust Estate in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale of the assets of the Trust shall be treated as collections under the Sale and Servicing Agreement and shall be distributed in accordance with Section 11.1(b) thereof.


                                   ARTICLE X.

             Successor Owner Trustees and Additional Owner Trustees

         SECTION 10.1. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation (i) satisfying the provisions of
Section 3807(a) of the Business Trust Statute; (ii) authorized to exercise corporate trust powers; (iii) having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authorities; and (iv) acceptable to the Insurer in its sole discretion, so long as an Insurer Default shall not have occurred and be continuing. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

         SECTION 10.2. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Insurer and the Servicer. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee, provided that the Depositor shall have received written confirmation from each of the Rating Agencies that the proposed appointment will not result in an increased capital charge to the Insurer by either of the Rating Agencies. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee or the Insurer may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

         If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Depositor, or if at any time the Owner Trustee shall be legally unable to act or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor with the consent of the Insurer (so long as an Insurer Default shall not have occurred and be continuing) may remove the Owner Trustee. If the Depositor shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed, one copy to the Insurer and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

         Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Depositor shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

         SECTION 10.3. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Depositor, the Servicer, the Insurer and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as

Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Depositor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

         No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1.

         Upon acceptance of appointment by a successor Owner Trustee pursuant to this section, the Servicer shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Trustee, the Noteholders and the Rating Agencies. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Servicer.

         SECTION 10.4. Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such corporation shall be eligible pursuant to Section 10.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided further that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

         SECTION 10.5. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, the Servicer and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee and the Insurer to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Servicer and the Owner Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee subject, unless an Insurer Default shall have occurred and be continuing, to the approval of the Insurer (which approval shall not be unreasonably withheld) shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                  (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                  (iii) the Servicer and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this

Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Servicer and the Insurer.

         Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.


                                   ARTICLE XI.

                                  Miscellaneous

         SECTION 11.1. Supplements and Amendments. (a) This Agreement may be amended by the Depositor, LLC and the Owner Trustee, with the prior written consent of the Insurer (so long as an Insurer Default shall not have occurred and be continuing) and with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders, (i) to cure any ambiguity or defect or (ii) to correct, supplement or modify any provisions in this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel which may be based upon a certificate of the Servicer, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

         (b) This Agreement may also be amended from time to time, with the prior written consent of the Insurer (so long as an Insurer Default shall not have occurred and be continuing) by the Depositor, LLC and the Owner Trustee, with prior written notice to the Rating Agencies, to the extent such amendment materially and adversely affects the interests of the Noteholders, with the consent of the Noteholders evidencing not less than a majority of the Outstanding Amount of the Notes and, the consent of the Certificateholders evidencing not less than a majority of the Certificate Percentage Interest [or Certificate Balance] (which consent of any Holder of a Certificate or Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate or Note and of any Certificate or Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate or Note) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that, subject to the express rights of the Insurer under the Basic Documents, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the outstanding Amount of the Notes and the Certificate Percentage Interest required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and Holders of all outstanding Certificates.

         Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Trustee and each of the Rating Agencies.

         It shall not be necessary for the consent of Certificateholders, the Noteholders or the Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe. Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

         Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

         SECTION 11.2. No Legal Title to Owner Trust Estate in Certificateholders. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their ownership interest in the

Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

         SECTION 11.3. Limitations on Rights of Others. Except for Section 2.7, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, LLC, the Certificateholders, the Servicer and, to the extent expressly provided herein, the Insurer, the Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 11.4. Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt personally delivered, delivered by overnight courier or mailed first class mail or certified mail, in each case return receipt requested, and shall be deemed to have been duly given upon receipt, if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Depositor, addressed to CPS Receivables Corp., 2 Ada, Irvine, California 92618;; if to the Credit Enhancer, addressed to [
   ],(in each case in which notice or other communication to the Credit Enhancer refers to an Event of Default, a claim on the Policies or with respect to which failure on the part of Financial Security to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention [

         ]; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

         (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         SECTION 11.5. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 11.6. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 11.7. Assignments; Insurer. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Upon issuance of the Certificate Policy, this Agreement shall also inure to the benefit of the Insurer for so long as an Insurer Default shall not have occurred and be continuing. Without limiting the generality of the foregoing, all covenants and agreements in this Agreement which confer rights upon the Insurer shall be for the benefit of and run directly to the Insurer, and the Insurer shall be entitled to rely on and enforce such covenants, subject, however, to the limitations on such rights provided in this Agreement and the Basic Documents. The Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Policies) upon delivery of a written notice to the Owner Trustee.

         SECTION 11.8. No Petition. The Owner Trustee (not in its individual capacity but solely as Owner Trustee), by entering into this Agreement, each Certificateholder, by accepting a Certificate, and the Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenants and agrees that it will not at any time institute against the Depositor, or join in any institution against the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the Basic Documents.

         SECTION 11.9. No Recourse. Each Certificateholder and Owner by accepting a Certificate or a beneficial interest therein acknowledges that such Certificateholder's or Owner's Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Servicer, the Depositor, the Owner Trustee, the Trustee, the Insurer or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the Basic Documents.

         SECTION 11.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 11.11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 11.12. Servicer. The Servicer is authorized to prepare, or cause to be prepared, execute and deliver on behalf of the Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust or Owner Trustee to prepare, file or deliver pursuant to the Basic Documents. Upon written request, the Owner Trustee shall execute and deliver to the Servicer a limited power of attorney appointing the Servicer the Trust's agent and attorney-in-fact to prepare, or cause to be prepared, execute and deliver all such documents, reports, filings, instruments, certificates and opinions.

         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

                                     [                        ]
                                       Owner Trustee


                                     By:
                                        Name:
                                        Title:


                                     CPS RECEIVABLES CORP.
                                       Depositor


                                     By:
                                        Name:
                                        Title:




                                     [                 , LLC]





                                     By:___________________________
                                        Name:
                                        Title:

                                                                EXHIBIT A

NUMBER                                                          $______________
R-                                                              CUSIP NO. _____

                  SEE REVERSE FOR CERTAIN DEFINITIONS

         [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THE PRINCIPAL OF THIS CERTIFICATE IS DISTRIBUTABLE IN INSTALLMENTS AS SET FORTH IN THE TRUST AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.]

[THIS CERTIFICATE IS NOT TRANSFERABLE]1/


                         ------------------------------

                            ASSET BACKED CERTIFICATE

evidencing a beneficial ownership interest in certain distributions of the Trust, as defined below, the property of which includes a pool of retail installment sale contracts secured by new or used automobiles, vans or light duty trucks and sold to the Trust by AFS Funding Corp.

(This Certificate does not represent an interest in or obligation of CPS Receivables Corp. or any of its Affiliates, except to the extent described below.)

--------
1/       To be inserted on the Certificate to be held by the Depositor.

         THIS CERTIFIES THAT ___________________ is the registered owner of [ %] Certificate Percentage Interest nonassessable, fully-paid, beneficial interest in certain distributions of CPS Auto Receivables Trust 199[ ] (the "Trust") formed by CPS Receivables Corp., a California corporation.

                  OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Certificates referred to in the within-mentioned Trust Agreement.

         [                      ]       [                        ]
         not in its individual          not in its individual
         capacity but solely    or      capacity but solely as
         as Owner Trustee               Owner Trustee


         By:                            By: [                      ]
                                                 Authenticating Agent


                                        By:


         The Trust was created pursuant to a Trust Agreement dated as of [ ] (the "Trust Agreement"), between the Depositor, LLC and [ ], as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

         This Certificate is one of the duly authorized Certificates designated as "Asset Backed Certificates" (herein called the "Certificates"). Also issued under the Indenture dated as of [
        ], among the Trust, [Norwest Bank Minnesota, National Association], as trustee and [ ] collateral agent, are three classes of Notes designated as "Class A-1 [ ]% Asset Backed Notes" (the "Class A-1 Notes"), "Class A-2 [ %] Asset Backed Notes (the "Class A-2 Notes"), "Class A-3 Floating Rate Asset Backed Notes" (the "Class A-3 Notes", together with the Class A-2 Notes and the Class A-1 Notes, (the "Class A Notes") and "Class B [%] Asset Backed Notes" (the "Class B Notes" and, together with the Class A Notes, the "Notes"). This
Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of retail installment sale contracts secured by new and used automobiles, vans or light duty trucks (the "Receivables"), all monies due thereunder on or after the Initial Cutoff Date, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sale and Servicing Agreement, all right, to and interest of the Depositor in and to the Purchase Agreement dated as of [ ] between Consumer Portfolio Services, Inc. and the Depositor and all proceeds of the foregoing.

         Under the Trust Agreement, there will be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next Business Day (the "Payment Date"), commencing on [ ], to the Person in whose name this Certificate is registered at the close of business on the Business Day preceding such Payment Date (the "Record Date") such Certificateholder's Certificate Percentage Interest in the amount to be distributed to Certificateholders on such Payment Date.

         The holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement, the Indenture and the Trust Agreement, as applicable.

         It is the intent of the Depositor, Servicer, holder of the Depositorship Interest and Certificateholders that, for purposes of Federal income taxes, the Trust will be treated as a partnership and the Certificateholders (including the Depositor) will be treated as partners in that partnership. The Depositor and the other Certificateholders by acceptance of a Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as partnership interests in the Trust. Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust or the Depositor, or join in any institution against the Trust or the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

         Distributions on this Certificate will be made as provided in the Trust Agreement by the Owner Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for the purpose by the Owner Trustee in the Borough of Manhattan, The City of New York.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

         THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.


                       CPS AUTO RECEIVABLES TRUST 19[   ]



                       By: [        ], not in its
                       individual capacity but solely as
                       Owner Trustee




                       By: _______________________________
                           Name:
                           Title:




Date: ______________________

(Reverse of Certificate)

         The Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the Depositor, the Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement, the Indenture or the Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Receivables and payments under the Certificate Policy, all as more specifically set forth herein and in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Depositor, and at such other places, if any, designated by the Depositor, by any Certificateholder upon written request.

         The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Owner Trustee with the consent of the holders of the Notes and the Certificates evidencing not less than a majority of the outstanding Notes and the Certificate Percentage Interest [or Certificate Balance]. Any such consent by the holder of this Certificate shall be conclusive and binding on such holder and on all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the holders of any of the Certificates.

         As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is [ ].

         Except for Certificates issued to the Depositor and the Depositor, the Certificates are issuable only as registered

Certificates without coupons in denominations of $1,000 or integral multiples thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates in authorized denominations evidencing the same aggregate denomination as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Owner Trustee, the Certificate Registrar, the Insurer and any agent of the Owner Trustee, the Certificate Registrar or the Insurer may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar, the Insurer nor any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable, subject to certain restrictions, only as of the last day of any Collection Period as of which the Pool Balance is 10% or less of the Original Pool Balance. The Certificates are also subject to mandatory prepayment, pro rata on the basis of the initial Certificate Balance, on the Payment Date on or immediately following the last day of the Funding Period in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any purchase of Subsequent Receivables on such date. The aggregate principal amount of the Certificates to be prepaid will be an amount equal to the Certificate Prepayment Amount.

         The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e) (1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding this Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

         The recitals contained herein shall be taken as the statements of the Depositor, the Depositor or the Servicer, as the case may be, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Certificate or of any Receivable or related document.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual or facsimile signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

                                   ASSIGNMENT

         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


-------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)


-------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

_______________________________ Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:

                                                                            *
                                                             ----------------
                                                                    Signature


Guaranteed:

                                                                            *
                                                             ----------------

----------
* NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                 EXHIBIT B


                                    [FORM OF]
                             CERTIFICATE OF TRUST OF
                        CPS AUTO RECEIVABLES TRUST 199[ ]

         This Certificate of Trust of CPS Auto Receivables Trust 199[ ] (the "Trust"), dated as of ___________, 199_, is being duly executed and filed by _______________________________, a ____________, and ______________, an
individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. Code, ss. 3801 et seq.).

         1. Name. The name of the business trust formed hereby is CPS Auto Receivables Trust 199[ ].

         2. This Certificate of Trust will be effective ______ __, 199_.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                               [                       ],
                                    not in its individual
                                    capacity but solely as
                                    owner trustee of the Trust.


                               By:
                                    Name:
                                    Title:

                                                       Exhibit 4.2




--------------------------------------------------------------------------------



                        CPS AUTO RECEIVABLES TRUST 199[ ]

                        Class A-1 [ ]% Asset Backed Notes
                        Class A-2 [ ]% Asset Backed Notes
                   Class A-3 Floating Rate Asset Backed Notes
                         Class B [ ]% Asset Backed Notes

                        ---------------------------------
                                    INDENTURE

                                 Dated as of [ ]

                       -----------------------------------
                 [NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION]

                                     Trustee


--------------------------------------------------------------------------------


                                                              Form of Indenture

                                TABLE OF CONTENTS

                                                                           Page


                                    ARTICLE I

                   Definitions and Incorporation by Reference

SECTION 1.1.   Definitions....................................................3
SECTION 1.2.   Incorporation by Reference of Trust Indenture Act.............14
SECTION 1.3.   Other Definitional Provisions.................................14

                                   ARTICLE II

                                    The Notes

SECTION 2.1.   Form..........................................................15
SECTION 2.2.   Execution, Authentication and Delivery........................15
SECTION 2.3.   Temporary Notes...............................................16
SECTION 2.4.   Registration; Registration of Transfer and Exchange...........16
SECTION 2.5.   Mutilated, Destroyed, Lost or Stolen Notes....................18
SECTION 2.6.   Persons Deemed Owner..........................................19
SECTION 2.7.   Payment of Principal and Interest; Defaulted Interest.........19
SECTION 2.8.   Cancellation..................................................20
SECTION 2.9.   Release of Collateral.........................................21
SECTION 2.10.  Book-Entry Notes..............................................21
SECTION 2.11.  Notices to Clearing Agency....................................22
SECTION 2.12.  Definitive Notes..............................................22

                                   ARTICLE III

                                    Covenants

SECTION 3.1.   Payment of Principal and Interest.............................23
SECTION 3.2.   Maintenance of Office or Agency...............................23
SECTION 3.3.   Money for Payments to be Held in Trust........................24
SECTION 3.4.   Existence.....................................................25
SECTION 3.5.   Protection of Trust Estate....................................26
SECTION 3.6.   Opinions as to Trust Estate...................................26
SECTION 3.7.   Performance of Obligations; Servicing of Receivables..........27
SECTION 3.8.   Negative Covenants............................................28
SECTION 3.9.   Annual Statement as to Compliance.............................29
SECTION 3.10.  Issuer May Consolidate, Etc. Only on Certain Terms............29
SECTION 3.11.  Successor or Transferee.......................................32

SECTION 3.12.  No Other Business.............................................32
SECTION 3.13.  No Borrowing..................................................32
SECTION 3.14.  Servicer's Obligations........................................33
SECTION 3.15.  Guarantees, Loans, Advances and Other Liabilities.............33
SECTION 3.16.  Capital Expenditures..........................................33
SECTION 3.17.  Compliance with Laws..........................................33
SECTION 3.18.  Restricted Payments...........................................33
SECTION 3.19.  Notice of Events of Default...................................33
SECTION 3.20.  Further Instruments and Acts..................................34
SECTION 3.21.  Amendments of Sale and Servicing Agreement and Trust
               Agreement.....................................................34
SECTION 3.22.  Income Tax Characterization...................................34

                                   ARTICLE IV

                           Satisfaction and Discharge

SECTION 4.1.   Satisfaction and Discharge of Indenture.......................34
SECTION 4.2.   Application of Trust Money....................................36
SECTION 4.3.   Repayment of Moneys Held by Paying Agent......................36

                                    ARTICLE V

                                    Remedies

SECTION 5.1.   Events of Default.............................................36
SECTION 5.2.   Rights Upon Event of Default..................................38
SECTION 5.3.   Collection of Indebtedness and Suits for Enforcement by
               Trustee.......................................................39
SECTION 5.4.   Remedies .....................................................43
SECTION 5.5.   Optional Preservation of the Receivables......................44
SECTION 5.6.   Priorities....................................................44
SECTION 5.7.   Limitation of Suits...........................................46
SECTION 5.8.   Unconditional Rights of Noteholders To Receive Principal
               and Interest..................................................47
SECTION 5.9.   Restoration of Rights and Remedies............................47
SECTION 5.10.  Rights and Remedies Cumulative................................47
SECTION 5.11.  Delay or Omission Not a Waiver................................47
SECTION 5.12.  Control by Noteholders........................................47
SECTION 5.13.  Waiver of Past Defaults.......................................48
SECTION 5.14.  Undertaking for Costs.........................................49
SECTION 5.15.  Waiver of Stay or Extension Laws..............................49

                                   ARTICLE VI

                                   The Trustee

SECTION 6.1.   Duties of Trustee.............................................49
SECTION 6.2.   Rights of Trustee.............................................51

SECTION 6.3.   Individual Rights of Trustee..................................53
SECTION 6.4.   Trustee's Disclaimer..........................................53
SECTION 6.5.   Notice of Defaults............................................53
SECTION 6.6.   Reports by Trustee to Holders.................................53
SECTION 6.7.   Compensation and Indemnity....................................53
SECTION 6.8.   Replacement of Trustee........................................54
SECTION 6.9.   Successor Trustee by Merger...................................55
SECTION 6.10.  Appointment of Co-Trustee or Separate Trustee.................56
SECTION 6.11.  Eligibility: Disqualification.................................57
SECTION 6.12.  Preferential Collection of Claims Against Issuer..............58
SECTION 6.13.  Appointment and Powers........................................58
SECTION 6.14.  Performance of Duties.........................................58
SECTION 6.15.  Limitation on Liability.......................................59
SECTION 6.16.  Reliance Upon Documents.......................................59
SECTION 6.17.  Successor Trustee.............................................59
SECTION 6.18.  [Reserved]....................................................61
SECTION 6.19.  Representations and Warranties of the Trustee.................61
SECTION 6.20.  Waiver of Setoffs.............................................62
SECTION 6.21.  Control by the Controlling Party..............................62

                                   ARTICLE VII

                         Noteholders' Lists and Reports

SECTION 7.1.   Issuer To Furnish To Trustee Names and Addresses
               of Noteholders................................................62
SECTION 7.2.   Preservation of Information; Communications to
               Noteholders...................................................62
SECTION 7.3.   Reports by Issuer.............................................63
SECTION 7.4.   Reports by Trustee............................................63

                                  ARTICLE VIII

                Collection of Money and Releases of Trust Estate

SECTION 8.1.   Collection of Money...........................................64
SECTION 8.2.   Release of Trust Estate.......................................64
SECTION 8.3.   Opinion of Counsel............................................64

                                   ARTICLE IX

                             Supplemental Indentures

SECTION 9.1.   Supplemental Indentures Without Consent of Noteholders........65
SECTION 9.2.   Supplemental Indentures with Consent of Noteholders...........66
SECTION 9.3.   Execution of Supplemental Indentures..........................68

SECTION 9.4.   Effect of Supplemental Indenture..............................68
SECTION 9.5.   Conformity With Trust Indenture Act...........................69
SECTION 9.6.   Reference in Notes to Supplemental Indentures.................69

                                    ARTICLE X

                               Redemption of Notes

SECTION 10.1.  Redemption....................................................69
SECTION 10.2.  Form of Redemption Notice.....................................70
SECTION 10.3.  Notes Payable on Redemption Date..............................71

                                   ARTICLE XI

                                  Miscellaneous

SECTION 11.1.  Compliance Certificates and Opinions, etc.....................71
SECTION 11.2.  Form of Documents Delivered to Trustee........................73
SECTION 11.3.  Acts of Noteholders...........................................74
SECTION 11.4.  Notices, etc., to Trustee, Issuer and Rating Agencies.........74
SECTION 11.5.  Notices to Noteholders; Waiver................................76
SECTION 11.6.  Alternate Payment and Notice Provisions.......................76
SECTION 11.7.  Conflict with Trust Indenture Act.............................77
SECTION 11.8.  Effect of Headings and Table of Contents......................77
SECTION 11.9.  Successors and Assigns........................................77
SECTION 11.10. Severability..................................................77
SECTION 11.11. Benefits of Indenture.........................................77
SECTION 11.12. Legal Holidays................................................78
SECTION 11.13. GOVERNING LAW.................................................78
SECTION 11.14. Counterparts..................................................78
SECTION 11.15. Recording of Indenture........................................78
SECTION 11.16. Trust Obligation..............................................78
SECTION 11.17. No Petition...................................................79
SECTION 11.18. Inspection....................................................79

         INDENTURE dated as of [ ], between CPS AUTO RECEIVABLES TRUST 199[], a Delaware business trust (the "Issuer"), and [NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION], a national banking association, as trustee (the "Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's Class A-1 [ ]% Asset Backed Notes (the "Class A-1 Notes"), Class A-2 [ ]% Asset Backed Notes (the "Class A-2 Notes"), Class A-3 Floating Rate Asset Backed Notes (the "Class A-3 Notes"), (the "Class A-3 Notes" and, together with the Class A-1 Notes and Class A-2 Notes, the "Class A Notes") and Class B [ ]% Asset Backed Notes (the "Class B Notes" and, together with the Class A Notes, the "Notes"):

         As security for the payment and performance by the Issuer of its obligations under this Indenture and the Notes, the Issuer has agreed to assign the Collateral (as defined below) as collateral to the Trustee for the benefit of the Noteholders.

         [Financial Security Assurance Inc. (the "Insurer") has issued and delivered a financial guaranty insurance policy, dated the Closing Date (with endorsements, the "Note Policy"), pursuant to which the Insurer guarantees Scheduled Payments, as defined in the Note Policy.

         As an inducement to the Insurer to issue and deliver the Note Policy, the Issuer and the Insurer have executed and delivered the Insurance and Indemnity Agreement, dated as of [
    ](as amended from time to time, the "Insurance Agreement") among the Insurer, the Issuer, Consumer Portfolio Services, Inc., and CPS Receivables Corp.]

         As [an additional inducement to the Insurer to issue the Note Policy, and as security for the performance by the Issuer of the Insurer Secured Obligations and as] security for the performance by the Issuer of the Trustee Secured Obligations, the Issuer has agreed to assign the Collateral (as defined below) as collateral to the Trustee for the benefit of the Issuer Secured Parties, as their respective interests may appear.

                                 GRANTING CLAUSE

         The Issuer hereby Grants to the Trustee at the Closing Date, for the benefit of the Issuer Secured Parties,

                  (i) all right, title and interest of the Issuer in and to the Initial Receivables listed in Schedule A hereto and, with respect to Rule of 78's Receivables, all monies due or to become due thereon after the Initial Cutoff Date (including
         Scheduled Payments due after the Initial Cutoff Date (including principal prepayments relating to such Scheduled Payments) but received by the Issuer or CPS on or before the Initial Cutoff Date) and, with respect to Simple Interest Receivables, all monies received thereunder after the Initial Cutoff Date and all Liquidation Proceeds and Recoveries received with respect to such Initial Receivables after the Initial Cutoff Date;

                  (ii) all right, title and interest of the Issuer in and to the security interests in the Financed Vehicles granted by Obligors pursuant to the Initial Receivables and any other interest of the Issuer in such Financed Vehicles, including, without limitation, the certificates of title or, with respect to such Financed Vehicles in the State of Michigan, all other evidence of ownership with respect to such Financed Vehicles;

                  (iii) all right, title and interest of the Issuer in and to any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates relating to the Financed Vehicles or the Obligors;

                  (iv) all right, title and interest of the Issuer in and to the Purchase Agreements, including a direct right to cause CPS to purchase Receivables under certain circumstances;

                  (v) the Issuer's rights and benefits, but none of its obligations or burdens, under the Sale and Servicing Agreement (including all rights of the Seller under the Purchase Agreement), any Subsequent Purchase Agreement and any Subsequent Transfer Agreement assigned to the Issuer pursuant to the Sale and Servicing Agreement assigned to the Issuer pursuant to the Sale and Servicing Agreement;

                  (vi) all right, title and interest of the Issuer in and to refunds for the costs of extended service contracts with respect to Financed Vehicles, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle or his or her obligations with respect to a Financed Vehicle and any recourse to Dealers for any of the foregoing;

                  (vii) the Receivable File related to each Initial Receivable;

                  (viii) all amounts and property from time to time held in or credited to the Collection Account, the Lock-Box Account, the Policy Payments Account or the Certificate Account; and

                  (ix) the proceeds of any and all of the foregoing.

[In addition, the Issuer shall cause the Note Policy to be issued for the benefit of the Noteholders.]

(collectively, the "Collateral").

         The foregoing Grant is made in trust to the Trustee, for the benefit of the Holders of the Notes and for the benefit of the Insurer. The Trustee hereby acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of such parties, recognizing the priorities of their respective interests may be adequately and effectively protected.



                                    ARTICLE I

                   Definitions and Incorporation by Reference

         SECTION 1.1. Definitions. Except as otherwise specified herein, the following terms have the respective meanings set forth below for all purposes of this Indenture and the definitions of such terms are equally applicable to both the singular and plural forms of such terms and to each gender.

         Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Trust Agreement.

         "Act" has the meaning specified in Section 11.3(a).

"Affiliate" of any Person means any Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with such Person. For purposes of this definition of "Affiliate", the term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause a direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Amount Financed" with respect to a Receivable means the aggregate amount originally advanced under the Receivable toward the purchase price of the Financed Vehicle and any related costs.

         "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of finance charges stated in the Receivable.

         "Authorized Officer" means, with respect to the Issuer and the Servicer, any officer or agent acting pursuant to a power of attorney of the Owner Trustee or the Servicer, as applicable, who is authorized to act for the Owner Trustee or the Servicer, as applicable, in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by each of the Owner Trustee and the Servicer to the Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

         "Basic Documents" means this Indenture, the Certificate of Trust, the Trust Agreement, the Sale and Servicing Agreement, the Master Spread Account Agreement, the Master Spread Account Agreement Supplement, the Insurance Agreement and other documents and certificates delivered in connection therewith.

         "Book Entry Notes" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10.

         "Business Day" means (i) with respect to the Note Policy, any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Wilmington, Delaware, the City of New York, [Minneapolis, Minnesota,] or any other location of any successor Servicer, successor Owner Trustee or successor Trustee are authorized or obligated by law, executive order or governmental decree to be closed and (ii) otherwise, a day other than a Saturday, a Sunday or other day on which commercial banks located in the states of Delaware, [Minnesota], California or New York are authorized or obligated to be closed.

         "Certificate of Trust" means the certificate of trust of the Issuer substantially in the form of Exhibit B to the Trust Agreement.

         "Class A-1 Interest Rate" means [ ]% per annum (computed on the basis of the actual number of days elapsed in a 360-day year).

         "Class A-1 Notes" means the Class A-1 [ ]% Asset Backed Notes, substantially in the form of Exhibit A-1.

         "Class A-1 Prepayment Amount" means, as of the Payment Date on or immediately following the last day of the Funding Period, after giving effect to any transfer of Subsequent Receivables on such date, an amount equal to the Class A-1 Noteholders' pro rata share (based on the respective current outstanding principal balance of each class of Notes) of the Pre-Funded Amount as of such Payment Date.

         "Class A-2 Interest Rate" means [ ]% per annum (computed on the basis of a 360-day year of twelve 30-day months).

         "Class A-2 Notes" means the Class A-2 [ ]% Asset Backed Notes, substantially in the form of Exhibit A-2.

         "Class A-2 Prepayment Amount" means, as of the Payment Date on or immediately following the last day of the Funding Period, after giving effect to any transfer of Subsequent Receivables on such date, an amount equal to the Class A-2 Noteholders' pro rata share (based on the respective current outstanding principal balance of each class of Notes) of the Pre-Funded Amount as of such Payment Date.

         "Class A-3 Interest Rate" means with respect to any Interest Period, LIBOR plus [ ]%, subject to a maximum rate equal to [ ]% (computed on the basis of the actual number of days elapsed in a 360-day year).

         "Class A-3 Notes" means the Class A-3 Floating Rate Asset Backed Notes, substantially in the form of Exhibit A-3.

         "Class A-3 Prepayment Amount" means, as of the Payment Date on or immediately following the last day of the Funding Period, after giving effect to any transfer of Subsequent Receivables on such date, an amount equal to the Class A-3 Noteholders' pro rata share (based on the respective current outstanding principal balance of each class of Notes) of the Pre-Funded Amount as of such Payment Date.

         "Class B Interest Rate" means [ %] per annum (computed on the basis of the actual number of days elapsed in a 360-day year.

         "Class  B  Notes"  means  the  Class  B  [  %]  Asset   Backed   Notes,
substantially in the form of Exhibit B.

         "Class B Prepayment Amount" means as of the Payment Date on or immediately following the last day of the Funding Period, after giving effect to any transfer of Subsequent Receivables on such date, an amount equal to the Class B Noteholders' pro rata share (based on the respective current outstanding principal balance of each class of Notes) of the Pre-Funded Amount as of such Payment Date.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act, or any successor provision thereto. The initial Clearing Agency shall be The Depository Trust Company.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" means [          ].

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

         "Collateral" has the meaning specified in the Granting Clause of this Indenture.

         "Controlling Party" means the Insurer, so long as no Insurer Default shall have occurred and be continuing, and the Trustee, for so long as an Insurer Default shall have occurred and be continuing.

         "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at date of the execution of this Agreement is located at [ ]
Attention: [ ] or at such other address as the Trustee may designate from time to time by notice to the Noteholders, the Insurer, the Servicer and the Issuer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Noteholders and the Issuer).

         "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

         "Definitive Notes" has the meaning specified in Section 2.10.

         "Depositor" means each Certificateholder obligated to pay the expenses of the Issuer pursuant to Section 2.7 of the Trust Agreement.

         "Event of Default" has the meaning specified in Section 5.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief

Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.


         "Grant" means to mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

         "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Note Register.

         "Indebtedness" means, with respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under leases which should be, in accordance with generally accepted accounting principles, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

         "Indenture" means this Indenture as amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Independent" means, when used with respect to any specified Person, that the person (a) is in fact independent of the Issuer, any other obliger upon the Notes, the Seller and any Affiliate of any of the foregoing persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obliger, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obliger, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

         "Independent Certificate" means a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1, prepared by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

         "Insurance Agreement Indenture Cross Default" has the meaning specified therefor in the Insurance Agreement.

         "Insurer Secured Obligations" means all amounts and obligations which the Issuer may at any time owe to or on behalf of the Insurer under this Indenture, the Insurance Agreement or any other Basic Document.

         "Interest Rate" means, with respect to the (i) Class A-1 Notes, the Class A-1 Interest Rate, (ii) Class A-2 Notes, the Class A-2 Interest Rate,
(iii) Class A-3 Notes, the Class A-3 Interest Rate and (iv) Class B Notes, the Class B Interest Rate.

         "Issuer" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

         "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trustee.

         "Issuer Secured Obligations" means the Insurer Secured Obligations and the Trustee Secured obligations.

         "Issuer Secured Parties" means each of the Trustees in respect of the Trustee Secured Obligations and the Insurer in respect of the Insurer Secured Obligations.

         "LIBOR" means, with respect to any Interest Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Trustee will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean, rounded upward, if necessary to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean, rounded upward, if necessary to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates one or more leading banks in New York City, selected by the Trustee, are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for the Index Maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period.

         "LIBOR Determination Date" means, with respect to any Interest Period, the day that is the second London Business Day prior to the commencement of such Interest Period.

         "London Business Day" means a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

         "Note" means a Class A-1 Note, a Class A-2 Note, a Class A-3 Note or a Class B Note.

         "Note Owner" means, with respect to a Book-Entry Note, the person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         "Note Paying Agent" means the Trustee or any other Person that meets the eligibility standards for the Trustee specified in

Section 6.11 and is authorized by the Issuer to make the payments to and distributions from the Collection Account and the Note Distribution Account, including payment of principal of or interest on the Notes on behalf of the Issuer.

         "Note Policy" means the insurance policy issued by the Insurer with respect to the Notes, including any endorsements thereto.

         "Note Policy Claim Amount" has the meaning specified in the Sale and Servicing Agreement.

         "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.4.

         "Notice of Claim" has the meaning specified in the Sale and Servicing Agreement.

         "Officer's Certificate" means a certificate signed by any Authorized Officer of the Owner Trustee, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 and TIA ss. 314, and delivered to the Trustee. Unless otherwise specified, any reference in this Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

         "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Issuer and who shall be satisfactory to the Trustee and, if addressed to the Insurer, satisfactory to the Insurer, and which shall comply with any applicable requirements of Section 11.1, and shall be in form and substance satisfactory to the Trustee, and if addressed to the Insurer, satisfactory to the Insurer.

         "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

                  (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

                  (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture, satisfactory to the Trustee); and

                  (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, however, that Notes which have been paid with proceeds of the Note Policy shall continue to remain Outstanding for purposes of this Indenture until the Insurer has been paid as subrogee hereunder or reimbursed pursuant to the Insurance Agreement as evidenced by a written notice from the Insurer delivered to the Trustee, and the Insurer shall be deemed to be the Holder thereof to the extent of any payments thereon made by the Insurer; provided, further, that in determining whether the Holders of the requisite outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obliger upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgees right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obliger upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

         "Outstanding Amount" means the aggregate principal amount of all Notes, or class of Notes, as applicable, Outstanding at the date of determination.

         "Owner Trustee" means [      ], and its successors.

         "Payment Date" has the meaning specified in the Notes.

         "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

         "Preference Claim" has the meaning specified in the Sale and Servicing Agreement.

         "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

         "Rating Agency" means each of Moody's and Standard & Poor's, so long as such Persons maintain a rating on the Notes; and if either Moody's or Standard & Poor's no longer maintains a rating on the Notes, such other nationally recognized statistical rating organization selected by the Seller and (so long as an Insurer Default shall not have occurred and be continuing) acceptable to the Insurer.

         "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer, the Insurer, the Trustee, the Owner Trustee and the Issuer in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes.

         "Record Date" means, with respect to a Payment Date or Redemption Date, the close of business on the Business Day immediately preceding such Payment Date or Redemption Date.

         "Redemption Date" means (a) in the case of a redemption of the Notes pursuant to Section 10.1(a) or a payment to Noteholders pursuant to Section 10.1(b), the Payment Date specified by the Servicer or the Issuer pursuant to
Section 10.1(a) or (b) as applicable.

         "Redemption Price" means (a) in the case of a redemption of the Notes pursuant to Section 10.1(a), an amount equal to the unpaid principal amount of each class of Notes being redeemed plus accrued and unpaid interest thereon to but excluding the Redemption Date, or (b) in the case of a payment made to Noteholders pursuant to Section 10.1(b), the amount on deposit in the Note Distribution Account, but not in excess of the amount specified in clause (a) above.

         "Reference Banks" means the following banks: [   ].

         "Responsible Officer" means, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Sale and Servicing Agreement" means the Sale and Servicing Agreement dated as of [ ], among the Issuer, the Seller, the Servicer and the Trustee as Backup Servicer and Trustee, as the same may be amended or supplemented from time to time.

         "Scheduled Payments" has the meaning specified in the Note Policy.

         "SEC" means the United State Securities and Exchange
Commission.

         "State" means any one of the 50 states of the United States of America or the District of Columbia.

         "Successor Servicer" has the meaning specified in Section 3.7(e).

         "Termination Date" means the latest of (i) the expiration of the Note Policy and the return of the Note Policy to the Insurer for cancellation, (ii) the date on which the Insurer shall have received payment and performance of all Insurer Secured Obligations and (iii) the date on which the Trustee shall have received payment and performance of all Trustee Secured Obligations.

         "Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of this Indenture for the benefit of the Noteholders (including all property and interests Granted to the Trustee), including all proceeds thereof.

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.

         "Trustee" means [Norwest Bank Minnesota, National Association], a national banking association, not in its individual capacity but as trustee under this Indenture, or any successor trustee under this Indenture.

         "Trustee Secured Obligations" means all amounts and obligations which the Issuer may at any time owe to or on behalf of the Trustee for the benefit of the Noteholders under this Indenture or the Notes.

         "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

         SECTION 1.2. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the Securities and Exchange Commission.

         "indenture securities" means the Notes.

         "indenture security holder" means a Noteholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Issuer.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

         SECTION  1.3.  Other  Definitional   Provisions.   Unless  the  context
otherwise requires:

                  (i) All references in this instrument to designated "Articles," "Sections," "Subsections" and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed.

                  (ii) The words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision.

                  (iii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

                  (iv)  "or" is not exclusive; and

                  (v)  "including" means including without limitation;

                                   ARTICLE II

                                    The Notes

         SECTION 2.1. Form. (a) The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class B Notes, in each case together with the Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibit A-1, A-2, A-3, and B, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

         (b) The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

         (c) Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibits A- 1, A-2, A-3 and B are part of the terms of this Indenture.

         SECTION 2.2. Execution, Authentication and Delivery. (a) The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

         (b) Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         (c) The Trustee shall upon receipt of the Note Policy and Issuer Order authenticate and deliver Class A-1 Notes for original issue in an aggregate principal amount of [ ], Class A-2 Notes for original issue in the aggregate principal amount of [ ], Class A-3 Notes for original issue in the aggregate principal amount of [ ] and Class B Notes for original issue in the aggregate principal amount of [ ]. Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class B Notes outstanding at any time may not exceed such amounts except as provided in Section 2.5.

         (d) Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in the minimum denomination of $[1,000] and in integral multiples thereof (except for one Note of each class which may be issued in a denomination other than an integral multiple of $[1,000]).

         (e) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein, executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

         SECTION 2.3. Temporary Notes. (a) Pending the preparation of Definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

         (b) If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

         SECTION 2.4. Registration; Registration of Transfer and Exchange. (a) The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee is hereby initially appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation or removal of any Note Registrar, the Issuer shall promptly appoint a successor or, in the absence of such an appointment, assume the duties of Note Registrar.

         (b) If a Person other than the Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

         (c) Subject to Sections 2.10 and 2.12 hereof, upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2, if the requirements of Section 8-401(l) of the UCC are met the Issuer shall execute and upon its request the Trustee shall authenticate and the Noteholder shall obtain from the Trustee, in the name of the designated transferee or transferees, one or more new Notes, in any authorized denominations, of the same class and a like aggregate principal amount.

         (d) At the option of the Holder, Notes may be exchanged for other Notes in any authorized denominations, of the same class and a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, subject to Sections
2.10 and 2.12 hereof, if the requirements of Section 8-401(1) of the UCC are met the Issuer shall execute and upon its request the Trustee shall authenticate and the Noteholder shall obtain from the Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

         (e) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

         (f) Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or accompanied by a written instrument of transfer in the form attached to Exhibits A-1, A-2, A-3 and B duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, Stamp, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Trustee may require.

         (g) No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3 or 9.6 not involving any transfer.

         (h) The preceding provisions of this section notwithstanding, the Issuer shall not be required to make and the Note Registrar shall not register transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to the Note.

         SECTION 2.5. Mutilated, Destroyed, Lost or Stolen Notes. (a) If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Trustee and the Insurer (unless an Insurer Default shall have occurred and be continuing) such security or indemnity as may be required by it to hold the Issuer, the Trustee and the Insurer harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may direct the Trustee, in writing, to pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer, the Trustee and the Insurer shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.

         (b) Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

         (c) Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         (d) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         SECTION 2.6. Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, the Issuer, the Trustee and any agent of Issuer, the Trustee, the Insurer may treat the Person in whose name any Note is registered (as of the applicable Record Date) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Insurer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

         SECTION 2.7. Payment of Principal and Interest; Defaulted Interest. (a) The Notes shall accrue interest as provided in the forms of the Class A-1 Note, the Class A-2 Note, the Class A- 3 Note and the Class B Note set forth in Exhibits A-1, A-2, A-3 and B, respectively, and such interest shall be payable on each Payment Date as specified therein. Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date, by check mailed first-class, postage prepaid, to such Person's address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Payment Date or on the Final Scheduled Payment Date (and except for the Redemption Price for any Note called for redemption pursuant to Section 10.1(a)) which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.3.

         (b) The principal of each Note shall be payable in installments on each Payment Date as provided in the forms of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class B Notes set forth in Exhibits A-1, A-2, A-3 and B, respectively. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Trustee or the Holders of the Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.2. All principal payments on each class of Notes shall be made pro rata to the Noteholders of such class entitled thereto. Upon written notice from the Issuer, the Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2.

         (c) If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable Interest Rate in any lawful manner. The Issuer may pay such defaulted interest to the Persons who are Noteholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Issuer shall mail to each Noteholder and the Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

         (d) Promptly following the date on which all principal of and interest on the Notes has been paid in full and the Notes have been surrendered to the Trustee, the Trustee shall, if the Insurer has paid any amount in respect of the Notes under the Note Policy or otherwise which has not been reimbursed to it, deliver such surrendered Notes to the Insurer.

         SECTION 2.8. Cancellation. Subject to Section 2.7(d), all Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by the Trustee. Subject to Section 2.7(d), the Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. Subject to
Section 2.7(d), all canceled Notes may be held or disposed of by the Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided that such Issuer Order is timely and the Notes have not been previously disposed of by the Trustee.

         SECTION 2.9. Release of Collateral. The Trustee shall, on or after the Termination Date, release any remaining portion of the Trust Estate from the lien created by this Indenture and deposit in the Collection Account any funds then on deposit in any other Trust Account. The Trustee shall release property from the lien created by this Indenture pursuant to this Section 2.9 only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA ss.ss. 314(c) and 314(d)(1) meeting the applicable requirements of
Section 11.1.

         SECTION 2.10. Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Issuer. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner will receive a Definitive Note representing such Note Owner's interest in such Note, except as provided in Section 2.12. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Note Owners pursuant to Section 2.12:

                  (i) the provisions of this Section shall be in full force and effect;

                  (ii) the Note Registrar and the Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Holder of the Notes, and shall have no obligation to the Note Owners;

                  (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

                  (iv) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Notes are issued pursuant to Section 2.12, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants;

                  (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Trustee; and

                  (vi) Note Owners may receive copies of any reports sent to Noteholders pursuant to this Indenture, upon written request, together with a certification that they are Note Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Trustee at the Corporate Trust Office.

         SECTION 2.11. Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.12, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Clearing Agency, and shall have no obligation to deliver such notices or communications to the Note Owners.

         SECTION 2.12. Definitive Notes. If (i) the Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Notes, and the Servicer is unable to locate a qualified successor, (ii) the Servicer at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Note Owners representing beneficial interests aggregating at least a majority of the Outstanding Amount of the Notes advise the Trustee through the Clearing

Agency in writing that the continuation of a book entry system through the Clearing Agency is no longer in the best interests of the Note Owners, then the Clearing Agency shall notify all Note Owners and the Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Trustee of the typewritten Note or Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Trustee shall recognize the Holders of the Definitive Notes as Noteholders.


                                   ARTICLE III

                                    Covenants

         SECTION 3.1. Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, the Issuer will cause to be distributed all amounts on deposit in the Note Distribution Account on a Payment Date deposited therein pursuant to the Sale and Servicing Agreement (i) for the benefit of the Class A-1 Notes, to Class A-1 Noteholders, (ii) for the benefit of the Class A-2 Notes, to Class A-2
Noteholders, (iii) for the benefit of the Class A-3 Notes, to Class A-3 Noteholders and (iv) for the benefit of the Class B Notes, to Class B Noteholders. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

         SECTION 3.2. Maintenance of Office or Agency. The Issuer will maintain in [Minneapolis, Minnesota], an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the

Trustee as its agent to receive all such surrenders, notices and demands.

         SECTION 3.3. Money for Payments to be Held in Trust. (a) On or before each Payment Date and Redemption Date, the Issuer shall deposit or cause to be deposited in the Note Distribution Account from the Collection Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Trustee) shall promptly notify the Trustee of its action or failure so to act.

         (b) The Issuer will cause each Note Paying Agent other than the Trustee to execute and deliver to the Trustee and the Insurer an instrument in which such Note Paying Agent shall agree with the Trustee (and if the Trustee acts as Note Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Note Paying Agent will:

                  (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                  (ii) give the Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

                  (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

                  (iv) immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

                  (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

         (c) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such a payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         (d) Subject to applicable laws with respect to the escheat of funds, any money held by the Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request with the consent of the Insurer (unless an Insurer Default shall have occurred and be continuing) and shall be deposited by the Trustee in the Collection Account; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that if such money or any portion thereof had been previously deposited by the Insurer with the Trustee for the payment of principal or interest on the Notes, to the extent any amounts are owing to the Insurer, such amounts shall be paid promptly to the Insurer upon receipt of a written request by the Insurer to such effect, and provided, further, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Trustee shall also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Trustee or of any Paying Agent, at the last address of record for each such Holder).

         SECTION 3.4. Existence. Except as otherwise permitted by the provisions of Section 3.10, the Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.

         SECTION 3.5. Protection of Trust Estate. The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Issuer Secured Parties to be prior to all other liens in respect of the Trust Estate, and the Issuer shall take all actions necessary to obtain and maintain, in favor of the Trustee, for the benefit of the Issuer Secured Parties, a first lien on and a first priority, perfected security interest in the Trust Estate. The Issuer will from time to time prepare (or shall cause to be prepared), execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

                  (i) Grant more effectively all or any portion of the Trust Estate;

                  (ii) maintain or preserve the lien and security interest (and the priority thereof) in favor of the Trustee for the benefit of the Issuer Secured Parties created by this Indenture or carry out more effectively the purposes hereof;

                  (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

                  (iv)  enforce any of the collateral;

                  (v) preserve and defend title to the Trust Estate and the rights of the Trustee in such Trust Estate against the claims of all persons and parties; and

                  (vi) pay all taxes or assessments levied or assessed upon the Trust Estate when due.

The Issuer hereby designates the Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required by the Trustee pursuant to this Section.

         SECTION 3.6. Opinions as to Trust Estate. (a) On the Closing Date, the Issuer shall furnish to the Trustee and the Insurer an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the first priority lien and security interest in favor of the Trustee, for the benefit of the Issuer Secured Parties, created by this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

         (b) Within 90 days after the beginning of each calendar year, beginning with the first calendar year beginning more than three months after the Cutoff Date, the Issuer shall furnish to the Trustee and the Insurer an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe any action necessary (as of the date of such opinion) to be taken in the following year to maintain the lien and security interest of this Indenture.

         SECTION 3.7. Performance of Obligations; Servicing of Receivables. (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly provided in this Indenture, the Basic Documents or such other instrument or agreement.

         (b) The Issuer may contract with other Persons acceptable to the Insurer (so long as no Insurer Default shall have occurred and be continuing) to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Trustee and the Insurer in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer to assist the Issuer in performing its duties under this Indenture.

         (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the

Basic Documents and in the instruments and agreements included in the Trust Estate, including but not limited to preparing (or causing to prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Trustee, the Insurer or the Holders of at least a majority of the Outstanding Amount of the Notes.

         (d) If a responsible officer of the Owner Trustee shall have actual knowledge of the occurrence of a Servicer Termination Event under the Sale and Servicing Agreement, the Issuer shall promptly notify the Trustee, the Insurer and the Rating Agencies thereof in accordance with Section 11.4, and shall specify in such notice the action, if any, the Issuer is taking in respect of such default. If a Servicer Termination Event shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Receivables, the Issuer shall take all reasonable steps available to it to remedy such failure.

         (e) The Issuer agrees that it will not waive timely performance or observance by the Servicer or the Seller of their respective duties under the Basic Documents (x) without the prior consent of the Insurer (unless an Insurer Default shall have occurred and be continuing) or (y) if the effect thereof would adversely affect the Holders of the Notes.

         SECTION 3.8. Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

                  (i) except as expressly permitted by this Indenture or the Basic Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate, unless directed to do so by the Controlling Party;

                  (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate; or

                  (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien in favor of the Trustee created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on a Financed Vehicle and arising solely as a result of an action or omission of the related Obligor), (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Trust Estate or
         (D) amend, modify or fail to comply with the provisions of the Basic Documents without the prior written consent of the Controlling Party.

         SECTION 3.9. Annual Statement as to Compliance. The Issuer will deliver to the Trustee and the Insurer, on or before July 31 of each year, beginning July 31, [ ], and otherwise in compliance with the requirements of TIA Section 314(a)(4) an Officer's Certificate, dated as of March 31 of such year, stating, as to the Authorized Officer signing such Officer's Certificate, that

                  (i) a review of the activities of the Issuer during such year and of performance under this Indenture has been made under such Authorized Officer's supervision; and

                  (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

         SECTION 3.10. Issuer May Consolidate, Etc. Only on Certain Terms. (a) The Issuer shall not consolidate or merge with or into any other Person, unless

                  (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee and the Insurer (so long as no Insurer Default shall have occurred and be continuing), the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

                  (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Trustee and the Insurer (so long as no Insurer Default shall have occurred and be continuing)) to the effect that such transaction will not have any material adverse tax consequence to the Trust, the Insurer, any Noteholder or any Certificateholder;

                  (v) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

                  (vi) the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act); and

                  (vii) so long as no Insurer Default shall have occurred and be continuing, the Issuer shall have given the Insurer written notice of such conveyance or transfer at least [ ] Business Days prior to the consummation of such action and shall have received the prior written approval of the Insurer of such conveyance or transfer and the Issuer or the Person (if other than the Issuer) formed by or surviving such conveyance or transfer has a net worth, immediately after such conveyance or transfer, that is (a) greater than zero and (b) not less than the net worth of the Issuer immediately prior to giving effect to such conveyance or transfer.

         (b) The Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Trust Estate, to any Person, unless

                  (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United

         States citizen or a Person organized and existing under the laws of the United States of America or any state, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, and the Insurer (so long as no Insurer Default shall have occurred and be continuing), the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and each of the Basic Documents on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and
         (E) expressly agree by means of such supplemental indenture that such Person (or if a group of persons, then one specified Person) shall prepare (or cause to be prepared) and make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

                  (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Trustee and the Insurer (so long as no Insurer Default shall have occurred and be continuing)) to the effect that such transaction will not have any material adverse tax consequence to the Trust, the Insurer, any Noteholder or any Certificateholder;

                  (v) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

                  (vi) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this
         Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act); and

                  (vii) so long as no Insurer Default shall have occurred and be continuing, the Issuer shall have given the Insurer written notice of such conveyance or transfer at least 10 Business Days prior to the consummation of such action and shall have received the prior written approval of the Insurer of such consolidation or merger and the Issuer or the Person (if other than the Issuer) formed by or surviving such consolidation or merger has a net worth, immediately after such consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the Issuer immediately prior to giving effect to such consolidation or merger.

         SECTION 3.11. Successor or Transferee. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

         (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), CPS Auto Receivables Trust 19[ ] will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Trustee stating that CPS Auto Receivables Trust 19[ ] is to be so released.

         SECTION 3.12. No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Receivables in the manner contemplated by this Indenture and the Basic Documents and activities incidental thereto. After the Funding Period, the Issuer shall not fund the purchase of any additional Receivables.

         SECTION 3.13. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any Indebtedness except for (i) the Notes (ii) obligations owing from time to time to the Insurer under the Insurance Agreement and (iii) any other Indebtedness permitted by or arising under the Basic Documents. The proceeds of the Notes and the Certificates shall be used exclusively to fund the Issuer's purchase of the Receivables and the other assets specified in the Sale and Servicing Agreement, to fund the Pre- Funding Account, the Capitalized Interest Account and the Spread Account and to pay the Issuer's organizational, transactional and start-up expenses.

         SECTION 3.14. Servicer's Obligations. The Issuer shall cause the Servicer to comply with Sections 4.9, 4.10, 4.11 and 5.11 of the Sale and Servicing Agreement.

         SECTION 3.15. Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Sale and Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

         SECTION 3.16. Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

         SECTION 3.17. Compliance with Laws. The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any Basic Document.

         SECTION 3.18. Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or
(iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions to the Servicer, the Owner Trustee, the Trustee and the Certificateholders as permitted by, and to the extent funds are available for such purpose under, the Sale and Servicing Agreement or Trust Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

         SECTION 3.19. Notice of Events of Default. Upon a responsible officer of the Owner Trustee having actual knowledge thereof, the Issuer agrees to give the Trustee, the Insurer and the Rating Agencies prompt written notice of each Event of

Default hereunder and each default on the part of the Servicer or the Seller of its obligations under the Sale and Servicing Agreement.

         SECTION 3.20. Further Instruments and Acts. Upon request of the Trustee or the Insurer, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         SECTION 3.21. Amendments of Sale and Servicing Agreement and Trust Agreement. The Issuer shall not agree to any amendment to Section 13.1 of the Sale and Servicing Agreement or Section 13.1 of the Trust Agreement to eliminate the requirements thereunder that the Trustee or the Holders of the Notes consent to amendments thereto as provided therein.

         SECTION 3.22. Income Tax Characterization. For purposes of federal income, state and local income and franchise and any other income taxes, the Issuer will treat the Notes as indebtedness of the Issuer and hereby instructs the Trustee to treat the Notes as indebtedness of the Issuer for federal and state tax reporting purposes.


                                   ARTICLE IV

                           Satisfaction and Discharge

         SECTION 4.1. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.3, 3.4, 3.5, 3.8, 3.10, 3.12, 3.13, 3.20, 3.21 and 3.22, (v) the rights, obligations and immunities of the Trustee hereunder (including the rights of the Trustee under Section 6.7 and the obligations of the Trustee under Section 4.2) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

                  (A)  either

                           (1) all Notes theretofore authenticated and delivered
                  (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Trustee for cancellation and the Note Policy has expired and been returned to the Insurer for cancellation; or

                           (2) all Notes not theretofore delivered to the Trustee for cancellation

                                    (i)  have become due and payable,

                                    (ii) will  become  due and  payable at their
                           respective Final Scheduled Payment Dates within one year, or

                                    (iii) are to be called for redemption within
                           one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer,

                  and the Issuer, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation when due to the Final Scheduled Payment Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.1(a)), as the case may be;

                  (B) the Issuer has paid or caused to be paid all Insurer Secured Obligations and all Trustee Secured Obligations; and

                  (C) the Issuer has delivered to the Trustee and the Insurer an Officer's Certificate, an Opinion of Counsel and if required by the TIA, the Trustee or the Insurer (so long as an Insurer Default shall not have occurred and be continuing) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         SECTION 4.2. Application of Trust Money. All moneys deposited with the Trustee pursuant to Section 4.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

         SECTION 4.3. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Trustee to be held and applied according to Section
3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.


                                    ARTICLE V

                                    Remedies

         SECTION 5.1. Events of Default. "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days (solely for purposes of this clause, a payment on the Notes funded by the Insurer or the Collateral Agent pursuant to the Master Spread Account Agreement shall be deemed to be a payment made by the Issuer); or

                  (ii) default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable (solely for purposes of this clause, a payment on the Notes funded by the Insurer or the Collateral Agent pursuant to the Master Spread Account Agreement, shall be deemed to be a payment made by the Issuer); or

                  (iii) so long as an Insurer Default shall not have occurred and be continuing, an Insurance Agreement Indenture Cross Default shall have occurred; provided, however, that the occurrence of an Insurance Agreement Indenture Cross Default may not form the basis of an Event of Default unless the Insurer shall, upon prior written notice to the Rating Agencies, have delivered to the Issuer and the Trustee and not rescinded a written notice specifying that such Insurance Agreement
         Indenture Cross Default constitutes an Event of Default under the Indenture; or

                  (iv) so long as an Insurer Default shall have occurred and be continuing, default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and the Servicer on behalf of the Owner Trustee delivers an Officer's Certificate to the Trustee to the effect that the Issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) after there shall have been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% of the Outstanding Amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (v) so long as an Insurer Default shall have occurred and be continuing, the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;
         or

                  (vi) so long as an Insurer Default shall have occurred and be continuing, the commencement by the Issuer of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing.

         The Issuer shall deliver to the Trustee and the Insurer, within five days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii), its status and what action the Issuer is taking or proposes to take with respect thereto.

         SECTION 5.2. Rights Upon Event of Default. (a) If an Insurer Default shall not have occurred and be continuing and an Event of Default shall have occurred and be continuing, the Notes shall become immediately due and payable at par, together with accrued interest thereon. If an Event of Default shall have occurred and be continuing, the Controlling Party may exercise any of the remedies specified in Section 5.4(a). In the event of any acceleration of any Notes by operation of this Section 5.2, the Trustee shall continue to be entitled to make claims under the Note Policy pursuant to the Sale and Servicing Agreement for Scheduled Payments on the Notes. Payments under the Note Policy following acceleration of any Notes shall be applied by the Trustee:

                  FIRST: to Noteholders for amounts due and unpaid on the Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest; and

                  SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal.

         (b) In the event any Notes are accelerated due to an Event of Default, the Insurer shall have the right (in addition to its obligation to pay Scheduled Payments on the Notes in accordance with the Note Policy), but not the obligation, to make payments under the Note Policy or otherwise of interest and principal due on such Notes, in whole or in part, on any date or dates following such acceleration as the Insurer, in its sole discretion, shall elect.

         (c) If an Insurer Default shall have occurred and be continuing and an Event of Default shall have occurred and be continuing, the Trustee in its discretion may, or if so requested in writing by Holders holding Notes representing not less than a majority of the Outstanding Amount of the Notes, declare by written notice to the Issuer that the Notes become, whereupon they shall become, immediately due and payable at par, together with accrued interest thereon.

         (d) If an Insurer Default shall have occurred and be continuing, then at any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Holders of Notes representing a majority of the Outstanding Amount of the Notes, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

                  (i) the Issuer has paid or deposited with the Trustee a sum sufficient to pay

                           (A) all  payments of principal of and interest on all
                  Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

                           (B) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel; and

                  (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

         No such rescission shall affect any subsequent default or impair any right consequent thereto.

         SECTION 5.3. Collection of Indebtedness and Suits for Enforcement by Trustee. (a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

         (b) Each Issuer Secured Party hereby irrevocably and unconditionally appoints the Controlling Party as the true and lawful attorney-in-fact of such Issuer Secured Party for so long as such Issuer Secured Party is not the Controlling Party, with full power of substitution, to execute, acknowledge and deliver any notice, document, certificate, paper, pleading or instrument and to do in the name of the Controlling Party as well as in the name, place and stead of such Issuer Secured Party such acts, things and deeds for or on behalf of and in the name of such Issuer Secured Party under this Indenture (including specifically under Section 5.4) and under the Basic Documents which such Issuer Secured Party could or might do or which may be necessary, desirable or convenient in such Controlling Party's sole discretion to effect the purposes contemplated hereunder and under the Basic Documents and, without limitation, following the occurrence of an Event of Default, exercise full right, power and authority to take, or defer from taking, any and all acts with respect to the administration, maintenance or disposition of the Trust Estate.

         (c) If an Event of Default occurs and is continuing, the Trustee may in its discretion but with the consent of the Controlling Party and shall, at the direction of the Controlling Party (except as provided in Section 5.3(d) below), proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate Proceedings as the Trustee or the Controlling Party shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

         (d) Notwithstanding anything to the contrary contained in this Indenture (including without limitation Sections 5.4(a), 5.12, 5.13 and [5.17]) and regardless of whether an Insurer Default shall have occurred and be continuing, if the Issuer fails to perform its obligations under Section 10.1(b) hereof when and as due, the Trustee may in its discretion (and without the consent of the Controlling Party) proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for specific performance of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law; provided that the Trustee shall only be entitled to take any such actions without the consent of the Controlling Party to the extent such actions (x) are taken only to enforce the Issuer's obligations to redeem the principal amount of Notes and (y) are taken only against the portion of the Collateral, if any, consisting of the Pre-Funding Account, the Capitalized Interest Account, any investments therein and any proceeds thereof.

         (e) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, proceedings under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obliger or Person, or in case of any other comparable judicial proceedings relative to the Issuer or other obliger upon the Notes, or to the creditors or property of the Issuer or such other obliger, the Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

                  (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence, bad faith or willful misconduct) and of the Noteholders allowed in such proceedings;

                  (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

                  (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and

                  (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such proceeding is hereby authorized by each of such Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

         (f) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

         (g) All rights of action and of asserting claims under this Indenture, the Master Spread Account Agreement or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

         (h) In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture or the Master Spread Account Agreement), the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such proceedings.

         SECTION 5.4. Remedies. (a) If an Event of Default shall have occurred and be continuing, the Controlling Party may do one or more of the following (subject to Section 5.5):

                  (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

                  (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

                  (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Notes; and

                  (iv) direct the Trustee to sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that

                           (A) if the  Insurer  is the  Controlling  Party,  the
                  Insurer may not sell or otherwise liquidate the Trust Estate following an Insurance Agreement Indenture Cross Default unless

                                    (I) such Insurance Agreement Indenture Cross
                           Default arises from a claim being made on the Note Policy or from the insolvency of the Trust or the Seller, or

                                    (II)   the   proceeds   of   such   sale  or
                           liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest; or

                           (B) if the  Trustee  is the  Controlling  Party,  the
                  Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default unless

                                    (I)  such Event of Default is of the type
                           described in Section 5.1(i) or (ii), or

                                    (II)  either

                                             (x)  the  Holders  of  100%  of the
                                    Outstanding Amount of the Notes consent thereto,

                                            (y) the  proceeds  of  such  sale or
                                    liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest, or

                                            (z) the Trustee  determines that the
                                    Trust  Estate  will not  continue to provide
                                    sufficient   funds   for  the   payment   of
                                    principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Trustee provides prior written notice to the Rating Agencies and obtains the consent of Holders of 66-2/3% of the Outstanding Amount of the Notes.

         In determining such sufficiency or insufficiency with respect to clause
(y) and (z), the Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

         SECTION 5.5. Optional Preservation of the Receivables. If the Trustee is the Controlling Party and if the Notes have been declared to be due and payable under Section 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee may, but need not, elect to maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

         SECTION 5.6.  Priorities.

         (a) Following (1) the acceleration of the Notes pursuant to Section 5.2 or (2) if an Insurer Default shall have occurred and be continuing, the occurrence of an Event of Default pursuant to Section 5.1(i), 5.1(ii), 5.1(iv), 5.1(v) or 5.1(vi) of this Indenture or (3) the receipt of Insolvency Proceeds pursuant to Section 11.1(b) of the Sale and Servicing Agreement, the Distribution Amount, including any money or property collected pursuant to Section 5.4 of this Indenture and any such Insolvency Proceeds, shall be applied by the Trustee on the related Payment Date in the following order of priority:

                  FIRST: amounts due and owing and required to be distributed to the Servicer, the Owner Trustee, the Trustee, the Collateral Agent and the Back Up Servicer, respectively, pursuant to priorities (i) and (ii) of Section 5.7(b) of the Sale and Servicing Agreement and not previously distributed, in the order of such priorities and without preference or priority of any kind within such priorities;

                  SECOND: to Noteholders for amounts due and unpaid on the Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

                  THIRD: to Class A Noteholders for amounts due and unpaid on the Class A Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for principal;

                  FOURTH: to Class B Noteholders for amounts due and unpaid on the Class B Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B Notes for Principal;

                  FIFTH: amounts due and unpaid on the Certificates for interest and principal, to the Owner Trustee for distribution to Certificateholders in accordance with Section 5.9 of the Sale and Servicing Agreement;

                  SIXTH: amounts due and owing and required to be distributed to the Insurer pursuant to priority (vii) of Section 5.7(b) of the Sale and Servicing Agreement and not previously distributed); and

                  SEVENTH: to the Collateral Agent to be applied as provided in the Master Spread Account Agreement;

provided that any amounts collected from the Pre-Funding Account or the Capitalized Interest Account shall be paid, first, for amounts due and unpaid on the Notes for principal for distribution to Noteholders in accordance with
Section 10.1(b) and, second, for amounts due and unpaid on the Certificates for principal, in accordance with Section 5.7(b) of the Sale and

Servicing Agreement and, third in accordance with priorities ONE through SEVENTH above.

         (b) The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date the Issuer shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

         SECTION 5.7. Limitation of Suits. No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (ii)  the  Holders  of not less  than  25% of the  Outstanding
         Amount of the Notes have made written request to the Trustee to institute such proceeding in respect of such Event of Default in its own name as Trustee hereunder;

                  (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

                  (iv) the Trustee for 60 days after its receipt of such notice,
         request  and  offer  of  indemnity   has  failed  to   institute   such
         proceedings;

                  (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Notes; and

                  (vi) an Insurer Default shall have occurred and be continuing;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

         In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the

Outstanding Amount of the Notes, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

         SECTION 5.8. Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions of this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

         SECTION 5.9. Restoration of Rights and Remedies. If the Controlling Party or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Issuer, the Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such proceeding had been instituted.

         SECTION 5.10. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Controlling Party or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 5.11. Delay or Omission Not a Waiver. No delay or omission of the Controlling Party or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Noteholders, as the case may be.

         SECTION 5.12. Control by Noteholders. If the Trustee is the Controlling Party, the Holders of a majority of the Outstanding Amount of the Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Notes or exercising any trust or power conferred on the Trustee; provided that

                  (i) such direction shall not be in conflict with any rule of law or with this Indenture;

                  (ii) subject to the express terms of Section 5.4, any direction to the Trustee to sell or liquidate the Trust Estate shall be by the Holders of Notes representing not less than [100%] of the Outstanding Amount of the Notes;

                  (iii) if the conditions set forth in Section 5.5 have been satisfied and the Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Trustee by Holders of Notes representing less than [100%] of the Outstanding Amount of the Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

                  (iv) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

         SECTION 5.13. Waiver of Past Defaults. (a) If an Insurer Default shall have occurred and be continuing, prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.4, the Holders of Notes of not less than a majority of the Outstanding Amount of the Notes may waive any past Default or Event of Default and its consequences except a Default (i) in payment of principal of or interest on any of the Notes or (ii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

         Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

         SECTION 5.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

         SECTION 5.15. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power and any right of the Issuer to take such action shall be suspended.


                                   ARTICLE VI

                                   The Trustee

         SECTION 6.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and the Basic Documents and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b)  Except during the continuance of an Event of Default:

                  (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this

         Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12.

         (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

         (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.

         (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

         (h) The Trustee shall, upon one Business Day's prior notice to the Trustee, permit any representative of the Insurer, during the Trustee's normal business hours, to examine all books of account, records, reports and other papers of the Trustee relating to the Notes, to make copies and extracts therefrom and to discuss the Trustee's affairs and actions, as such affairs and actions relate to the Trustee's duties with respect to the Notes, with the Trustee's officers and employees responsible for carrying out the Trustee's duties with respect to the Notes.

         (i) The Trustee shall, and hereby agrees that it will, perform all of the obligations and duties required of it under the Sale and Servicing Agreement.

         (j) The Trustee shall, and hereby agrees that it will, hold the Note Policy in trust, and will hold any proceeds of any claim on the Note Policy in trust solely for the use and benefit of the Noteholders.

         (k) In no event shall [Norwest Bank Minnesota, National Association], in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Business Trust Statute, common law, or the Trust Agreement.

         (l) Except for actions expressly authorized by this Indenture, the Trustee shall take no action reasonably likely to impair the security interests created or existing under any Receivable or Financed Vehicle or to impair the value of any Receivable or Financed Vehicle.

         (m) All information obtained by the Trustee regarding the Obligors and the Receivables, whether upon the exercise of its rights under this Agreement or otherwise, shall be maintained by the Trustee in confidence and shall not be disclosed to any other Person, unless such disclosure is required by this Indenture or any applicable law or regulation.

         SECTION 6.2. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or Opinion of Counsel.

         (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the

Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of Consumer Portfolio Services, Inc., or any other such agent, attorney, custodian or nominee appointed with due care by it hereunder.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

         (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) The Trustee shall be under no obligation to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture, at the request, order or direction of any of the Holders of Notes or the Controlling Party, pursuant to the provisions of this Indenture, unless such Holders of Notes or the Controlling Party shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; provided, however, that the Trustee shall, upon the occurrence of an Event of Default (that has not been cured), exercise the rights and powers vested in it by this Indenture with reasonable care and skill.

         (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Insurer (so long as no Insurer Default shall have occurred and be continuing) or (if an insurer Default shall have occurred and be continuing) by the Holders of Notes evidencing not less than 25% of the Outstanding Amount thereof; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture or the Sale and Servicing Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person making such request, or, if paid by the Trustee, shall be reimbursed by the Person making such request upon demand.

         SECTION 6.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 6.11 and 6.12.

         SECTION 6.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Trust Estate or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

         SECTION 6.5. Notice of Defaults. If an Event of Default occurs and is continuing and if it is either known by, or written notice of the existence thereof has been delivered to, a Responsible Officer of the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after such knowledge or notice occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

         SECTION 6.6. Reports by Trustee to Holders. The Trustee shall on behalf of the Issuer deliver to each Noteholder such information as may be reasonably required to enable such Holder to prepare its Federal and state income tax returns.

         SECTION 6.7. Compensation and Indemnity. (a) Pursuant to Section 5.7(b) of the Sale and Servicing Agreement, the Issuer shall, or shall cause the Servicer to, pay to the Trustee from time to time compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall or shall cause the Servicer to reimburse the Trustee, for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuer shall or shall cause the Servicer to indemnify the Trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including attorneys' fees and expenses) incurred by the Trustee in connection with the acceptance or the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuer and the Servicer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer and the Servicer shall not relieve the Issuer of its obligations hereunder or the Servicer of its obligations under Article XII of the Sale and Servicing Agreement. The Issuer shall or shall cause the Servicer to defend the claim. The Trustee may have separate counsel and the Issuer shall or shall cause the Servicer to pay the fees and expenses of such counsel. Neither the Issuer nor the Servicer need reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

         (b) The Issuer's payment obligations to the Trustee pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 5.1(v) or (vi) with respect to the Issuer, the expenses are intended to

         SECTION 6.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer and the Insurer. The Issuer may, with the consent of the Insurer, and, at the request of the Insurer, shall, remove the Trustee, unless an Insurer Default shall have occurred and be continuing) if:

         (i)      the Trustee fails to comply with Section 6.11;

         (ii) a court having jurisdiction in the premises in respect of the Trustee in an involuntary case or proceeding under federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Trustee or for any substantial part of the Trustee's property, or ordering the winding-up or liquidation of the Trustee's affairs;

         (iii)an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law is commenced with respect to the Trustee and such case is not dismissed within 60 days;

                  (iv) the Trustee commences a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a received, liquidator, assignee, custodian, trustee, conservator or sequestrator (or other similar official) for the Trustee or for any substantial part of the

Trustee's property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherances of any of the foregoing; or

         (v)  the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee acceptable to the Insurer (so long as an Insurer Default shall not have occurred and be continuing). If the Issuer fails to appoint such a successor Trustee, the Insurer may appoint a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, the Insurer (provided that no Insurer Default shall have occurred and be continuing) and the Issuer, whereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee under this Indenture, subject to satisfaction of the Rating Agency Condition. The successor Trustee shall mail a notice of its succession to each Noteholder. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor, Trustee pursuant to Section 6.8.

         Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer's and the Servicer's obligations under Section 6.7 shall continue for the benefit of the retiring Trustee.

         SECTION 6.9. Successor Trustee by Merger. (a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee. The Trustee shall provide the Rating Agencies prior written notice of any such transaction.

         (b) In case at the time such successor or successors to the Trustee by merger, conversion or consolidation shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

         SECTION 6.10. Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust may at the time be located, the Trustee with the consent of the Insurer (so long as an Insurer Default shall not have occurred and be continuing) shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under
Section 6.8 hereof.

         (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, including acts or omissions of predecessor or successor trustees; and

                  (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, dissolve, become insolvent, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall invest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         SECTION 6.11. Eligibility: Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and subject to supervision or examination by federal or state authorities; and having a rating, both with respect to long-term and short-term unsecured obligations, of not less than investment grade by the Rating Agencies. The Trustee shall provide copies of such reports to the Insurer upon request. The Trustee shall comply with TIA ss. 310(b), including the optional provision permitted by the second sentence of TIA ss. 310(b)(9); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the

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requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

         SECTION 6.12. Preferential Collection of Claims Against Issuer. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

         SECTION 6.13. Appointment and Powers. Subject to the terms and conditions hereof, each of the Issuer Secured Parties hereby appoints [Norwest Bank Minnesota, National Association] as the Trustee with respect to the Collateral, and [Norwest Bank Minnesota, National Association] hereby accepts such appointment and agrees to act as Trustee with respect to the Collateral for the Issuer Secured Parties, to maintain custody and possession of such Collateral (except as otherwise provided hereunder) and to perform the other duties of the Trustee in accordance with the provisions of this Indenture and the other Basic Documents. Each Issuer Secured Party hereby authorizes the Trustee to take such action on its behalf, and to exercise such rights, remedies, powers and privileges hereunder, as the Controlling Party may direct and as are specifically authorized to be exercised by the Trustee by the terms hereof, together with such actions, rights, remedies, powers and privileges as are reasonably incidental thereto. The Trustee shall act upon and in compliance with the written instructions of the Controlling Party delivered pursuant to this Indenture promptly following receipt of such written instructions; provided that the Trustee shall not act in accordance with any instructions (i) which are not authorized by, or in violation of the provisions of, this Indenture, (ii) which are in violation of any applicable law, rule or regulation or (iii) for which the Trustee has not received reasonable indemnity. Receipt of such instructions shall not be a condition to the exercise by the Trustee of its express duties hereunder, except where this Indenture provides that the Trustee is permitted to act only following and in accordance with such instructions.

         SECTION 6.14. Performance of Duties. The Trustee shall have no duties or responsibilities except those expressly set forth in this Indenture and the other Basic Documents to which the Trustee is a party or as directed by the Controlling Party in accordance with this Indenture. The Trustee shall not be required to take any discretionary actions hereunder except at the written direction and with the indemnification of the Controlling Party. The Trustee shall, and hereby agrees that it will, perform all of the duties and obligations required of it under the Sale and Servicing Agreement.

         SECTION 6.15. Limitation on Liability. Neither the Trustee nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it or them in good faith hereunder, or in connection herewith, except that the Trustee shall be liable for its negligence, bad faith or willful misconduct; nor shall the Trustee be responsible for the validity, effectiveness, value, sufficiency or enforceability against the Issuer of this Indenture or any of the Collateral (or any part thereof). Notwithstanding any term or provision of this Indenture, the Trustee shall incur no liability to the Issuer or the Issuer Secured Parties for any action taken or omitted by the Trustee in connection with the Collateral, except for the negligence, bad faith or willful misconduct on the part of the Trustee, and, further, shall incur no liability to the Issuer Secured Parties except for negligence, bad faith or willful misconduct in carrying out its duties to the Issuer Secured Parties. Subject to Section 6.16, the Trustee shall be protected and shall incur no liability to any such party in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document reasonably believed by the Trustee to be genuine and to have been duly executed by the appropriate signatory, and (absent actual knowledge to the contrary) the Trustee shall not be required to make any independent investigation with respect thereto. The Trustee shall at all times be free independently to establish to its reasonable satisfaction, but shall have no duty to independently verify, the existence or nonexistence of facts that are a condition to the exercise or enforcement of any right or remedy hereunder or under any of the Basic Documents. The Trustee may consult with counsel, and shall not be liable for any action taken or omitted to be taken by it hereunder in good faith and in accordance with the written advice of such counsel. The Trustee shall not be under any obligation to exercise any of the remedial rights or powers vested in it by this Indenture or to follow any direction from the Controlling Party unless it shall have received reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it.

         SECTION 6.16. Reliance Upon Documents. In the absence of negligence, bad faith or willful misconduct on its part, the Trustee shall be entitled to rely on any communication, instrument, paper or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons and shall have no liability in acting, or omitting to act, where such action or omission to act is in reasonable reliance upon any statement or opinion contained in any such document or instrument.

         SECTION 6.17.  Successor Trustee.

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



         (a) Merger. Any Person into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any Person resulting from any such conversion, merger, consolidation, sale or transfer to which the Trustee is a party, shall (provided it is otherwise qualified to serve as the Trustee hereunder) be and become a successor Trustee hereunder and be vested with all of the title to and interest in the Collateral and all of the trusts, powers, descriptions, immunities, privileges and other matters as was its predecessor without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding, except to the extent, if any, that any such action is necessary to perfect, or continue the perfection of, the security interest of the Issuer Secured Parties in the Collateral; provided that any such successor shall also be the successor Trustee under Section 6.9.

         (b) Removal. The Trustee may be removed by the Controlling Party at any time, with or without cause, by an instrument or concurrent instruments in writing delivered to the Trustee, the other Issuer Secured Party and the Issuer. A temporary successor may be removed at any time to allow a successor Trustee to be appointed pursuant to subsection (d) below. Any removal pursuant to the provisions of this subsection (c) shall take effect only upon the date which is the latest of (i) the effective date of the appointment of a successor Trustee and the acceptance in writing by such successor Trustee of such appointment and of its obligation to perform its duties hereunder in accordance with the provisions hereof, and (ii) receipt by the Controlling Party of an Opinion of Counsel to the effect described in Section 3.6.

         (c) Acceptance by Successor. The Controlling Party shall have the sole right to appoint each successor Trustee. Every temporary or permanent successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Trustee, each Issuer Secured Party and the Issuer an instrument in writing accepting such appointment hereunder and the relevant predecessor shall execute, acknowledge and deliver such other documents and instruments as will effectuate the delivery of all Collateral to the successor Trustee, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessor. Such predecessor shall, nevertheless, on the written request of either Issuer Secured Party or the Issuer, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder. In the event that any instrument in writing from the Issuer or an Issuer Secured Party is reasonably required by a successor

Trustee to more fully and certainly vest in such successor the estates, properties, rights, powers, duties and obligations vested or intended to be vested hereunder in the Trustee, any and all such written instruments shall at the request of the temporary or permanent successor Trustee, be forthwith executed, acknowledged and delivered by the Trustee or the Issuer, as the case may be. The designation of any successor Trustee and the instrument or instruments removing any Trustee and appointing a successor hereunder, together with all other instruments provided for herein, shall be maintained with the records relating to the Collateral and, to the extent required by applicable law, filed or recorded by the successor Trustee in each place where such filing or recording is necessary to effect the transfer of the Collateral to the successor Trustee or to protect or continue the perfection of the security interests granted hereunder.

         SECTION 6.18.  [Reserved]

         SECTION 6.19. Representations and Warranties of the Trustee. The Trustee represents and warrants to the Issuer and to each Issuer Secured Party as follows:

                  (a) Due Organization. The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States and is duly authorized and licensed under applicable law to conduct its business as presently conducted.

                  (b) Corporate Power. The Trustee has all requisite right, power and authority to execute and deliver this Indenture and to perform all of its duties as Trustee hereunder.

                  (c) Due Authorization. The execution and delivery by the Trustee of this Indenture and the other Basic Documents to which it is a party, and the performance by the Trustee of its duties hereunder and thereunder, have been duly authorized by all necessary corporate
         proceedings  and  no  further  approvals  or  filings,   including  any
         governmental approvals, are required for the valid execution and delivery by the Trustee, or the performance by the Trustee, of this Indenture and such other Basic Documents.

                  (d) Valid and Binding Indenture. The Trustee has duly executed and delivered this Indenture and each other Basic Document to which it is a party, and each of this Indenture and each such other Basic Document constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

         SECTION 6.20. Waiver of Setoffs. The Trustee hereby expressly waives any and all rights of setoff that the Trustee may otherwise at any time have under applicable law with respect to any Trust Account and agrees that amounts in the Trust Accounts shall at all times be held and applied solely in accordance with the provisions hereof.

         SECTION 6.21. Control by the Controlling Party. The Trustee shall comply with notices and instructions given by the Issuer only if accompanied by the written consent of the Controlling Party, except that if any Event of Default shall have occurred and be continuing, the Trustee shall act upon and comply with notices and instructions given by the Controlling Party alone in the place and stead of the Issuer.


                                   ARTICLE VII

                         Noteholders' Lists and Reports

         SECTION 7.1. Issuer To Furnish To Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date, (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Note Registrar, no such list shall be required to be furnished. The Trustee or, if the Trustee is not the Note Registrar, the Issuer shall furnish to the Insurer in writing on an annual basis on each March 31 and at such other times as the Insurer may request a copy of the list.

         SECTION 7.2. Preservation of Information; Communications to Noteholders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in such
Section 7.1 upon receipt of a new list so furnished.

         (b) Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

         (c) The Issuer, the Trustee and the Note Registrar shall have the protection of TIA ss. 312(c).

         SECTION 7.3.  Reports by Issuer.  (a)  The Issuer shall:

                  (i) file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

                  (ii) file with the Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                  (iii) supply to the Trustee (and the Trustee shall transmit by mail to all Noteholders described in TIA ss. 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.3(a) as may be required by rules and regulations prescribed from time to time by the Commission.

         (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

         SECTION 7.4. Reports by Trustee. (a) If required by TIA ss. 313(a), within 60 days after each November 30, beginning with November 30, 1997, the Trustee shall mail to each Noteholder as required by TIA ss. 313(c) a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b).

         (b) A copy of each report at the time of its mailing to Noteholders shall be filed by the Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Trustee if and when the Notes are listed on any stock exchange.

                                  ARTICLE VIII

                Collection of Money and Releases of Trust Estate

         SECTION 8.1. Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture and the Sale and Servicing Agreement. The Trustee shall apply all such money received by it as provided in this Indenture and the Sale and Servicing Agreement. Except as otherwise expressly provided in this Indenture or in the Sale and Servicing Agreement, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in
Article V.

         SECTION 8.2. Release of Trust Estate. (a) Subject to the payment of its fees and expenses pursuant to Section 6.7, the Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Trustee as provided in this Article VIII shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

         (b) The Trustee shall, at such time as there are no Notes outstanding and all sums due the Trustee pursuant to Section 6.7 have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Trustee shall release property from the lien of this Indenture pursuant to this Section 8.2(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA ss. 314(c) and ss. 314(d)(1) meeting the applicable requirements of Section 11.1.

         SECTION 8.3. Opinion of Counsel. The Trustee shall receive at least seven days' notice when requested by the Issuer to take any action pursuant to
Section 8.2(a), accompanied by copies of any instruments involved, and the Trustee shall also require as a condition to such action, an Opinion of Counsel in form and substance satisfactory to the Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Trustee in connection with any such action.


                                   ARTICLE IX

                             Supplemental Indentures

         SECTION 9.1.  Supplemental  Indentures  Without Consent of Noteholders.
(a) Without the consent of the Holders of any Notes but with the consent of the Insurer (unless an Insurer Default shall have occurred and be continuing) and with prior notice to the Rating Agencies by the Issuer, the Issuer and the Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Trustee, for any of the following purposes:

                  (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

                  (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

                  (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

                  (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

                  (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such action shall not adversely affect the interests of the Holders of the Notes;

                  (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of
         Article VI; or

                  (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

         The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

         (b) The Issuer and the Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Notes but with prior notice to the Rating Agencies by the Issuer, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

         SECTION 9.2. Supplemental Indentures with Consent of Noteholders. The Issuer and the Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies, with the consent of the Insurer (unless an Insurer Default shall have occurred and be continuing) and with the consent of the Holders of not less than a majority of the outstanding Amount of the Notes, by Act of such Holders delivered to the Issuer and the Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that, subject to the express rights of the Insurer under the Basic Documents, no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

                  (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provision of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable;

                  (ii) impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption
         Date);

                  (iii) reduce the percentage of the Outstanding Amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

                  (iv) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

                  (v) reduce the percentage of the Outstanding Amount of the Notes required to direct the Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.4;

                  (vi) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

                  (vii) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or as to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

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                  (viii)  permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein or in any of the Basic Documents, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

         The Trustee may determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Trustee shall not be liable for any such determination made in good faith.

         It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section, the Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 9.3. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

         SECTION 9.4. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         SECTION 9.5. Conformity With Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

         SECTION 9.6. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.


                                    ARTICLE X

                               Redemption of Notes

         SECTION 10.1. Redemption. (a) The Notes are subject to redemption in whole, but not in part, at the direction of the Seller pursuant to Section 11.1(a) of the Sale and Servicing Agreement, on any Payment Date on which the Servicer exercises its option to purchase the Trust Estate pursuant to said
Section 11.1(a), for a purchase price equal to the Redemption Price; provided, however, that the Issuer has available funds sufficient to pay the Redemption Price. The Servicer or the Issuer shall furnish the Insurer and the Rating Agencies notice of such redemption. If the Notes are to be redeemed pursuant to this Section 10.1(a), the Servicer or the Issuer shall furnish notice of such election to the Trustee not later than 35 days prior to the Redemption Date and the Issuer shall deposit with the Trustee in the Note Distribution Account the Redemption Price of the Notes to be redeemed whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.2 to each Holder of Notes.

         (b) In the event that on the Payment Date on or immediately following the last day of the Funding Period, any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such Redemption Date, each Class of Notes will be redeemed in part, on a pro rata basis, in an aggregate principal amount equal to the Class A-1 Prepayment Amount, the Class A-2 Prepayment Amount, the Class A-3 Prepayment Amount and the Class B Prepayment Amount.

         (c) In the event  that the  assets of the  Trust are sold  pursuant  to
Section 9.2 of the Trust Agreement, all amounts on deposit in the Note Distribution Account shall be paid to the Noteholders up to the Outstanding Amount of the Notes and all accrued and unpaid interest thereon. If amounts are to be paid to Noteholders pursuant to this Section 10.1(c), the Servicer or the Issuer shall, to the extent practicable, furnish notice of such event to the Trustee not later than 25 days prior to the Redemption Date whereupon all such amounts shall be payable on the Redemption Date.

         SECTION 10.2. Form of Redemption Notice. (a) Notice of redemption under
Section 10.1(a) shall be given by the Trustee by facsimile or by first-class mail, postage prepaid, transmitted or mailed prior to the applicable Redemption Date to each Holder of Notes, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder's address appearing in the Note Register.

         All notices of redemption shall state:

                  (i)  the Redemption Date;

                  (ii)  the Redemption Price;

                  (iii) that the Record Date otherwise applicable to such Redemption Date is not applicable and that payments shall be made only upon presentation and surrender of such Notes and the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.2); and

                  (iv) that interest on the Notes shall cease to accrue on the Redemption Date.

         Notice of redemption of the Notes shall be given by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

         (b) Prior notice of redemption under Section 10.1(b) is not required to be given to Noteholders.

         SECTION 10.3. Notes Payable on Redemption Date. The Notes to be redeemed shall, following notice of redemption as required by Section 10.2 (in the case of redemption pursuant to Section 10.1(a)), on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.


                                   ARTICLE XI

                                  Miscellaneous

         SECTION 11.1. Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee and to the Insurer (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.

         (b) (i) Prior to the deposit of any Collateral or other property or securities with the Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture, furnish to the Trustee and the Insurer an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

                  (ii) Whenever the Issuer is required to furnish to the Trustee and the Insurer an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Trustee and the Insurer an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii) is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than 1% percent of the Outstanding Amount of the Notes.

                  (iii) other than with respect to the release of any Purchased Receivables or Liquidated Receivables, whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Trustee and the Insurer an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

                  (iv) Whenever the Issuer is required to furnish to the Trustee and the Insurer an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause
         (iii) above, the Issuer shall also furnish to the Trustee and the Insurer an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property other than Purchased Receivables and Defaulted Receivables, or securities released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause
         (iii) above and this clause (iv), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than 1 percent of the then Outstanding Amount of the Notes.

                  (v) Notwithstanding Section 2.9 or any other provision of this Section, the Issuer may (A) collect, liquidate, sell or otherwise dispose of Receivables as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Trust
         Accounts as and to the extent permitted or required by the Basic Documents.

         SECTION 11.2. Form of Documents Delivered to Trustee. (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         (b) Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         (d) Whenever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

         SECTION 11.3. Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any customary manner of the Trustee.

         (c)  The ownership of Notes shall be proved by the Note
Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every
Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

         SECTION 11.4.  Notices,  etc., to Trustee,  Issuer and Rating Agencies.
(a) Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

                  (i) the Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if personally delivered, delivered by overnight courier or mailed certified mail, return receipt requested and shall be deemed to have been duly given upon receipt to the Trustee at its Corporate Trust Office, or

                  (ii) the Issuer by the Trustee or by any Noteholder shall be sufficient for every purpose hereunder if personally delivered, delivered by overnight courier or mailed certified mail, return receipt requested and shall deemed to have been duly given upon receipt to the Issuer addressed to: CPS Auto Receivables Trust 199[ ], in care of [ ],or at any other address previously furnished in writing to the Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Trustee.

                  (iii) the Insurer by the Issuer or the Trustee shall be sufficient for any purpose hereunder if in writing and mailed by registered mail or personally delivered or telexed or telecopied to the recipient as follows:

                  To the Insurer:

                                    Financial Security Assurance Inc.
                                    350 Park Avenue
                                    New York, NY 10022
                                    Attention: Surveillance Department

                                    Telex No.:    (212) 688-3101
                                    Confirmation: (212)826-0100
                                    Telecopy Nos.:(212)339-3518 or
                                                  (212) 339-3529

         (In each case in which notice or other communication to the Insurer refers to an Event of Default, a claim on the Note Policy or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and the Head--Financial Guaranty Group "URGENT MATERIAL ENCLOSED.")

         (b) Notices required to be given to the Rating Agencies by the Issuer, the Trustee or the Owner Trustee shall be in writing, personally delivered, delivered by overnight courier or mailed certified mail, return receipt requested to (i) in the case of

Moody's, at the following address: Moody's Investors Service, Inc., 99 Church Street, New York New York 10004 and (ii) in the case of S&P, at the following address: Standard & Poor's Ratings Services, 26 Broadway (15th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         SECTION 11.5. Notices to Noteholders; Waiver. (a) Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner here in provided shall conclusively be presumed to have been duly given.

         (b) Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

         (c) In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

         (d) Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

         SECTION 11.6. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices, provided that such methods are reasonable and consented to by the Trustee (which consent shall not be unreasonably withheld). The Issuer will furnish to the Trustee a copy of each such agreement and the Trustee will cause payments to be made and notices to be given in accordance with such agreements.

         SECTION 11.7. Conflict with Trust Indenture Act. (a) If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

         (b) The provisions of TIA ss. 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

         SECTION 11.8. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 11.9. Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 11.10. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 11.11. Benefits of Indenture. The Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Indenture, and shall be entitled to rely upon and directly to enforce such provisions of this Indenture so long as no Insurer Default shall have occurred and be continuing. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture. The Insurer may disclaim any of its rights and powers under this Indenture (in which case the Trustee may exercise such right or power hereunder), but not its duties and obligations under the Note Policy, upon delivery of a written notice to the Trustee.

         SECTION 11.12. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

         SECTION 11.13. GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 11.14. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 11.15. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Trustee or any other counsel reasonably acceptable to the Trustee and the Insurer) to the effect that such recording is necessary either for the protection of the Noteholders or any other person secured hereunder or for the enforcement of any right or remedy granted to the Trustee under this Indenture or to the Collateral Agent under the Master Spread Account Agreement.

         SECTION 11.16. Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Seller, the Servicer, the Depositor, the Owner Trustee or the Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Seller, the Servicer, the Depositor, the Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Seller, the Servicer, the Depositor, the Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Seller, the Servicer, the Depositor, the Owner Trustee or the Trustee or of any successor or assign of the Seller, the Servicer, the Depositor, the Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

         SECTION 11.17. No Petition. The Trustee, by entering into this Indenture, and each Noteholder and Note Owner, by accepting a Note or a beneficial interest therein, hereby covenant and agree that they will not at any time institute against the Seller, the Depositor, or the Issuer, or join in any institutional against the Seller, the Depositor, or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

         SECTION 11.18. Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Trustee or of the Insurer, during the Issuer's normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Trustee may reasonably determine that such disclosure is consistent with its Obligations hereunder.

         IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Indenture to be duly executed by their respective officers, hereunto duly authorized, all as of the day and year first above written.

                            CPS AUTO RECEIVABLES TRUST 199[  ],

                            By:   [                        ],
                                   not in its individual capacity
                                   but solely as Owner Trustee,


                            By:
                                  Title:
                                  Name:

                           [NORWEST BANK MINNESOTA, NATIONAL
                            ASSOCIATION], not in its
                            individual capacity but solely
                            as Trustee


                            By:
                               Title:
                               Name:

[Form of Class A-1 Note]                                            EXHIBIT A-1

REGISTERED                                                       $_____________

No. R

                       SEE REVERSE FOR CERTAIN DEFINITIONS

                                CUSIP NO.

         Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                        CPS AUTO RECEIVABLES TRUST 199[ ]

                        CLASS A-1 [ ]% ASSET BACKED NOTES

         CPS Auto Receivables Trust 199[ ], a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [ ] DOLLARS payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $ [INSERT INITIAL PRINCIPAL AMOUNT OF NOTE] and the denominator of which is $ by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-1 Notes pursuant to Section 3.1 of the Indenture and Section 5.8 of the Sale and Servicing Agreement; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Payment Date (the "Final Scheduled Payment Date"). The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date). Interest on this Note will

                                                     A-1-1
accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from [ ]. Interest will be computed on the basis of the actual number of days elapsed in a 360-day year. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         The Notes are entitled to the benefits of a financial guaranty insurance policy (the "Note Policy") issued by Financial Security Assurance Inc. (the "Insurer"), pursuant to which the Insurer has unconditionally guaranteed payments of the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount on each Payment Date, all as more fully set forth in the Indenture.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.



                                                     A-1-2

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.

                            CPS AUTO RECEIVABLES TRUST 199[ ]

                            By:   [                      ], not
                                   in its individual capacity but
                                   solely as Owner Trustee under
                                   the Trust Agreement


                            By:
                                  Name:
                                  Title:


                                                     A-1-3

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Notes designated above and referred to in the within-mentioned Indenture.


Date:  [        ]                   [NORWEST BANK MINNESOTA, NATIONAL
                                     ASSOCIATION], not in its
                                     individual capacity but solely as
                                     Trustee,


                                     By
                                        Authorized Signatory


                                                     A-1-4

                                [REVERSE OF NOTE]

         This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-1 [ ]% Asset Backed Notes (herein called the "Class A-1 Notes"), all issued under an Indenture dated as of [ ] (such indenture, as supplemented or amended, is herein called the "Indenture"), between the Issuer and [Norwest Bank Minnesota, National Association], as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

         The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class B Notes (together, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

         Principal of the Class A-1 Notes will be payable on each Payment Date in an amount described on the face hereof. "Payment Date" means the twelfth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing [ ].

         As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Final Scheduled Payment Date and the Redemption Date, if any, pursuant to Section 10.1(a) or 10.1(c) of the Indenture. As described above, a portion of the unpaid principal balance of this Note shall be due and payable on the Redemption Date, if any, pursuant to
Section 10.1(b) of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable (i) on the date on which an Event of Default shall have occurred and be continuing so long as an Insurer Default shall not have occurred and be continuing or (ii) if an Insurer Default shall have occurred and be continuing, on the date on which an Event of Default shall have occurred and be continuing and the Trustee or the Holders of the Notes representing at least 66-2/3% of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture. All principal payments on the Class A-1 Notes shall be made pro rata to the Class A-1 Noteholders entitled thereto.

         Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any,

                                                     A-1-5
to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Holder of this Note (or one or more
Predecessor Notes) in the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not rated hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date preceding such Payment Date by notice mailed prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Trustee's principal Corporate Trust Office or at the office of the Trustee's agent appointed for such purposes located in [Minneapolis, Minnesota].

         The Issuer shall pay interest on overdue installments of interest at the Class A-1 Interest Rate to the extent lawful.

         As provided in the Indenture, the Notes may be redeemed (a) pursuant to
Section 10.1(a) of the Indenture, in whole, but not in part, at the option of the Servicer (with the consent of the Insurer under certain circumstances), on any Payment Date on or after the date on which the Pool Balance is less than or equal to 10% of the Original Pool Balance, and (b) pursuant to Section 10.1(b) of the Indenture, in part, on a pro rata basis, on the Payment Date on or immediately following the last day of the Funding Period in the event that any Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such Redemption Date.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof

                                                     A-1-6
or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program ("Stamp") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, Stamp, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Seller, the Servicer, the Depositor, the Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Seller, the Servicer, the Depositor, the Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Seller, the Servicer, the Depositor, the Owner Trustee or the Trustee or of any successor or assign of the Seller, the Servicer, the Depositor, the Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that by accepting the benefits of the Indenture that such Noteholder will not at any time institute against the Depositor or the Issuer or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any

                                                     A-1-7
obligations relating to the Notes, the Indenture or the Basic Documents.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Trustee and the Insurer and any agent of the Issuer, the Trustee or the Insurer may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Insurer and of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

         The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

         The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Notes under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.


                                                     A-1-8

         No reference herein to the indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Indenture or the Basic Documents, neither [Owner Trustee] in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purposes of binding the interests of the Owner Trustee in the assets of the Issuer. The Holder of this Note by the acceptance hereof agrees that except as expressly provided in the Indenture or the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.


                                                     A-1-9

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________
                           (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.


Dated:______________________________     1/______________________________
                                             Signature Guaranteed:


____________________________________     ________________________________


--------

1/ NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                                                     A-1-10

                      [Form of Class A-2 Note] EXHIBIT A-2

REGISTERED                                                   $_________________

No. R

                       SEE REVERSE FOR CERTAIN DEFINITIONS

                                                             CUSIP NO._________

         Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         THE PRINCIPAL OF THIS NOTE, IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT
OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE
FACE HEREOF.

                        CPS AUTO RECEIVABLES TRUST 199[ ]

                        CLASS A-2 [ ]% ASSET BACKED NOTES

         CPS Auto Receivables Trust 199[ ], a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [ ] DOLLARS payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $ [INSERT INITIAL PRINCIPAL AMOUNT OF NOTE] and the denominator of which is $ by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-2 Notes pursuant to Section 3.1 of the Indenture and Section 5.8 of the Sale and Servicing Agreement provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the __________ Payment Date (the "Final Scheduled Payment Date"). The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date). Interest on this Note will

                                                     A-2-1
accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from [ ]. Interest will be computed on the basis of the actual number of days elapsed in a 360-day year. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         The Notes are entitled to the benefits of a financial guaranty insurance policy (the "Note Policy") issued by Financial Security Assurance Inc. (the "Insurer"), pursuant to which the Insurer has unconditionally guaranteed payments of the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount on each Payment Date, all as more fully set forth in the Indenture.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.



                                                     A-2-2

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.

                           CPS AUTO RECEIVABLES TRUST 199[ ]

                           By:    [                      ], not
                                   in its individual capacity
                                   but solely as Owner Trustee
                                   under the Trust Agreement



                           By:
                              Name:
                              Title:



                                                     A-2-3

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:                                       [NORWEST BANK MINNESOTA, NATIONAL
                                             ASSOCIATION], not in its
                                             individual capacity but solely
                                             as Trustee,


                                             By:
                                                Authorized Signatory


                                                     A-2-4

                                [REVERSE OF NOTE]

         This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-2 [ %] Asset Backed Notes (herein called the "Class A-2 Notes"), all issued under an Indenture dated as of [ ] (such indenture, as supplemented or amended, is herein called the "Indenture"), between the Issuer and [Norwest Bank Minnesota, National Association], as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

         The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class B Notes (together, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

         Principal of the Class A-2 Notes will be payable on each Payment Date in an amount described on the face hereof. "Payment Date" means the [ ] day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing [ ].

         As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Final Scheduled Payment Date and the Redemption Date, if any, pursuant to Section 10.1(a) or 10.1(c) of the Indenture. As described above, a portion of the unpaid principal balance of this Note shall be due and payable on the Redemption Date, if any, pursuant to
Section 10.1(b) of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable (i) on the date on which an Event of Default shall have occurred and be continuing so long as an Insurer Default shall not have occurred and be continuing or (ii) if an Insurer Default shall have occurred and be continuing, on the date on which an Event of Default shall have occurred and be continuing and the Trustee or the Holders of the Notes representing at least 66-2/3% of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture. All principal payments on the Class A-2 Notes shall be made pro rata to the Class A-2 Noteholders entitled thereto.

         Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any,

                                                     A-2-5
to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Holder of this Note (or one or more
Predecessor Notes) in the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date preceding such Payment Date by notice mailed prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Trustee's principal Corporate Trust Office or at the office of the Trustee's agent appointed for such purposes located in [Minneapolis, Minnesota].

         The Issuer shall pay interest on overdue installments of interest at the Class A-2 Interest Rate to the extent lawful.

         As provided in the Indenture, the Notes may be redeemed (a) pursuant to
Section 10.1(a) of the Indenture, in whole, but not in part, at the option of the Servicer (with the consent of the Insurer under certain circumstances), on any Payment Date on or after the date on which the Pool Balance is less than or equal to 10% of the Original Pool Balance, and (b) pursuant to Section 10.1(b) of the Indenture, in part, on a pro rata basis, on the Payment Date on or immediately following the last day of the Funding Period in the event that any Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such Redemption Date.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof

                                                     A-2-6
or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program ("Stamp") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, Stamp, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Seller, the Servicer, the Depositor, the Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Seller, the Servicer, the Depositor, the Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Seller, the Servicer, the Depositor, the Owner Trustee or the Trustee or of any successor or assign of the Seller, the Servicer, the Depositor, the Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that by accepting the benefits of the Indenture that such Noteholder will not at any time institute against the Depositor or the Issuer or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any

                                                     A-2-7
obligations relating to the Notes, the Indenture or the Basic Documents.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Trustee and the Insurer and any agent of the Issuer, the Trustee or the Insurer may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Insurer and of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

         The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

         The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Notes under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.


                                                     A-2-8

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Indenture or the Basic Documents, neither [Owner Trustee] in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purposes of binding the interests of the Owner Trustee in the assets of the Issuer. The Holder of this Note by the acceptance hereof agrees that except as expressly provided in the Indenture or the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.




                                                     A-2-9

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________________________________________________
                           (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.


Dated:______________________                         _______________________(2)
                                                     Signature Guaranteed:


____________________________                         __________________________



-------

(2) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.


                                                     A-2-1

                          [Form of Class A-3 Note]           EXHIBIT A-3

REGISTERED                                                   $_________________

No. R

                       SEE REVERSE FOR CERTAIN DEFINITIONS

                                                                 CUSIP NO.

         Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                        CPS AUTO RECEIVABLES TRUST 199[ ]

                   CLASS A-3 FLOATING RATE ASSET BACKED NOTES

         CPS Auto Receivables Trust 199[ ], a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [ ] DOLLARS payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $ [INSERT INITIAL PRINCIPAL AMOUNT OF NOTE] and the denominator of which is $ by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-3 Notes pursuant to Section 3.1 of the Indenture and Section 5.8 of the Sale and Servicing Agreement provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the

         Payment Date (the "Final Scheduled Payment Date"). The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date). Interest on this Note will accrue for each Payment Date

                                                     A-3-1
from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from [ ]. Interest will be computed on the basis of the actual number of days elapsed in a 360-day year. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         The Notes are entitled to the benefits of a financial guaranty insurance policy (the "Note Policy") issued by Financial Security Assurance Inc. (the "Insurer"), pursuant to which the Insurer has unconditionally guaranteed payments of the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount on each Payment Date, all as more fully set forth in the Indenture.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.



                                                     A-3-2

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.

                            CPS AUTO RECEIVABLES TRUST 199[ ],

                            By:   [                      ], not
                                   in its individual capacity but
                                   solely as Owner Trustee under
                                   the Trust Agreement


                            By:
                                  Name:
                                  Title:


                                                     A-3-3

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:                          [NORWEST BANK MINNESOTA, NATIONAL
                                ASSOCIATION], not in its individual
                                capacity but solely as Trustee,


                                by_______________________________________
                                      Authorized Signatory


                                                     A-3-4

                                [REVERSE OF NOTE]

         This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-3 [ %] Asset Backed Notes (herein called the "Class A-3 Notes"), all issued under an Indenture dated as of [ ] (such indenture, as supplemented or amended, is herein called the "Indenture"), between the Issuer and [Norwest Bank Minnesota, National Association], as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

         The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class B Notes (together, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

         Principal of the Class A-3 Notes will be payable on each Payment Date in an amount described on the face hereof. "Payment Date" means the twelfth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing [ ].

         As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Final Scheduled Payment Date and the Redemption Date, if any, pursuant to Section 10.1(a) or 10.1(c) of the Indenture. As described above, a portion of the unpaid principal balance of this Note shall be due and payable on the Redemption Date, if any, pursuant to
Section 10.1(b) of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable (i) on the date on which an Event of Default shall have occurred and be continuing so long as an Insurer Default shall not have occurred and be continuing or (ii) if an Insurer Default shall have occurred and be continuing, on the date on which an Event of Default shall have occurred and be continuing and the Trustee or the Holders of the Notes representing at least 66-2/3% of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture. All principal payments on the Class A-3 Notes shall be made pro rata to the Class A-3 Noteholders entitled thereto.

         Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any,

                                                     A-3-5
to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Holder of this Note (or one or more
Predecessor Notes) in the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date preceding such Payment Date by notice mailed prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Trustee's principal Corporate Trust Office or at the office of the Trustee's agent appointed for such purposes located in [Minneapolis, Minnesota].

         The Issuer shall pay interest on overdue installments of interest at the Class A-3 Interest Rate to the extent lawful.

         As provided in the Indenture, the Notes may be redeemed (a) pursuant to
Section 10.1(a) of the Indenture, in whole, but not in part, at the option of the Servicer (with the consent of the Insurer under certain circumstances), on any Payment Date on or after the date on which the Pool Balance is less than or equal to 10% of the Original Pool Balance, and (b) pursuant to Section 10.1(b) of the Indenture, in part, on a pro rata basis, on the Payment Date on or immediately following the last day of the Funding Period in the event that any Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such Redemption Date.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof

                                                     A-3-6
or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program ("Stamp") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, Stamp, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Seller, the Servicer, the Depositor, the Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Seller, the Servicer, the Depositor, the Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the issuer, the Seller, the Servicer, the Depositor, the Owner Trustee or the Trustee or of any successor or assign of the Seller, the Servicer, the Depositor, the Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that by accepting the benefits of the Indenture that such Noteholder will not at any time institute against the Depositor or the Issuer or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any

                                                     A-3-7
obligations relating to the Notes, the Indenture or the Basic Documents.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Trustee and the Insurer and any agent of the Issuer, the Trustee or the Insurer may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Insurer and of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

         The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

         The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Notes under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.


                                                     A-3-8

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Indenture or the Basic Documents, neither [Owner Trustee] in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purposes of binding the interests of the Owner Trustee in the assets of the Issuer. The Holder of this Note by the acceptance hereof agrees that except as expressly provided in the Indenture or the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.



                                                     A-3-9

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:_______________________                     __________________________3
                                                     Signature Guaranteed:



---------

(3) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                                                     A-3-10

                        [Form of Class B Note]                       EXHIBIT B

REGISTERED                                                    $_______________

No. R

                       SEE REVERSE FOR CERTAIN DEFINITIONS

                                                            CUSIP NO.__________

         Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         THE PRINCIPAL OF THIS NOTE, IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                        CPS AUTO RECEIVABLES TRUST 199[ ]

                         CLASS B [ ]% ASSET BACKED NOTES

         CPS Auto Receivables Trust 199[ ], a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [ ] DOLLARS payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $ [INSERT INITIAL PRINCIPAL AMOUNT OF NOTE] and the denominator of which is $ by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class B Notes pursuant to Section 3.1 of the Indenture and Section 5.8 of the Sale and Servicing Agreement provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the __________ Payment Date (the "Final Scheduled Payment Date"). The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of

                                                     A-3-11
this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date). Interest on this Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from [ ]. Interest will be computed on the basis of the actual number of days elapsed in a 360-day year. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.



                                                     A-3-12

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.

                               CPS AUTO RECEIVABLES TRUST 199[ ]

                               By:[                      ], not
                                   in its individual capacity
                                   but solely as Owner Trustee
                                   under the Trust Agreement



                                By:
                                   Name:
                                   Title:



                                                     A-3-13

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:                                   [NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION], not in its
                                         individual capacity but solely
                                         as Trustee,


                                        By:_______________________________
                                           Authorized Signatory


                                                     A-3-14

                                [REVERSE OF NOTE]

         This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class B [ %] Asset Backed Notes (herein called the "Class B Notes"), all issued under an Indenture dated as of [ ] (such indenture, as supplemented or amended, is herein called the "Indenture"), between the Issuer and [Norwest Bank Minnesota, National Association], as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

         The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class B Notes (together, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

         The right of the Class B Noteholders to receive payments of principal and interest are subordinated to the rights of the Class A Noteholders as and to the extent provided in the Indenture.

         Principal of the Class B Notes will be payable on each Payment Date in an amount described on the face hereof. "Payment Date" means the [ ] day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing [ ].

         As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Final Scheduled Payment Date and the Redemption Date, if any, pursuant to Section 10.1(a) or 10.1(c) of the Indenture. As described above, a portion of the unpaid principal balance of this Note shall be due and payable on the Redemption Date, if any, pursuant to
Section 10.1(b) of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable (i) on the date on which an Event of Default shall have occurred and be continuing so long as an Insurer Default shall not have occurred and be continuing or (ii) if an Insurer Default shall have occurred and be continuing, on the date on which an Event of Default shall have occurred and be continuing and the Trustee or the Holders of the Notes representing at least 66-2/3% of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture. All

                                                     A-3-15
principal payments on the Class A-2 Notes shall be made pro rata to the Class A-2 Noteholders entitled thereto.

         Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Holder of this Note (or one or more Predecessor Notes) in the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date preceding such Payment Date by notice mailed prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Trustee's principal Corporate Trust Office or at the office of the Trustee's agent appointed for such purposes located in [Minneapolis, Minnesota].

         The Issuer shall pay interest on overdue installments of interest at the Class B Interest Rate to the extent lawful.

         As provided in the Indenture, the Notes may be redeemed (a) pursuant to
Section 10.1(a) of the Indenture, in whole, but not in part, at the option of the Servicer (with the consent of the Insurer under certain circumstances), on any Payment Date on or after the date on which the Pool Balance is less than or equal to 10% of the Original Pool Balance, and (b) pursuant to Section 10.1(b) of the Indenture, in part, on a pro rata basis, on the Payment Date on or immediately following the last day of the Funding Period in the event that any Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such Redemption Date.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be

                                                     A-3-16
registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program ("Stamp") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, Stamp, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Seller, the Servicer, the Depositor, the Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Seller, the Servicer, the Depositor, the Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Seller, the Servicer, the Depositor, the Owner Trustee or the Trustee or of any successor or assign of the Seller, the Servicer, the Depositor, the Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that by accepting the benefits of the Indenture that such Noteholder will not at any time institute against the Depositor, or the Issuer or join in any institution

                                                     A-3-17
against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Trustee and the Insurer and any agent of the Issuer, the Trustee or the Insurer may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Insurer and of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

         The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

         The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Notes under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its

                                                     A-3-18
conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Indenture or the Basic Documents, neither [Owner Trustee] in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purposes of binding the interests of the Owner Trustee in the assets of the Issuer. The Holder of this Note by the acceptance hereof agrees that except as expressly provided in the Indenture or the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.




                                                     A-3-19

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.


Dated:_____________________                        _______________________(2)
                                                     Signature Guaranteed:


____________________________                       ________________________



-------

(2) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                                                     A-3-1

                                                            Exhibit 5.1




                              MAYER, BROWN & PLATT
                                 1675 Broadway
                         New York, New York 10019-5820






                                                   June 23, 1997



To the Parties Listed on
  Schedule I hereto

         Re:      Consumer Portfolio Services, Inc.
                  Registration Statement on Form S-3 (No. 333-25301)

Ladies and Gentlemen:

         We have acted as special counsel to CPS Receivables Corp., a California corporation (the "Seller"), and Consumer Portfolio Services, Inc., a California corporation ("CPS"), in connection with the above-referenced Registration Statement (together with the exhibits and any amendments thereto, the "Registration Statement"), filed by CPS with the Securities and Exchange
Commission in connection with the registration of the Asset Backed Notes (the "Notes") to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more supplements (each a "Prospectus Supplement") to the Prospectus (the "Prospectus") included in the Registration Statement.

         As described in the Registration Statement, the Notes of each series will be issued pursuant to an Indenture (the "Indenture") by and among a trust (the "Trust"), as issuer and Norwest Bank Minnesota, National Association, as trustee (the "Trustee") with the Trust to be formed by the Seller pursuant to a Trust Agreement (the "Trust Agreement") by and among the Seller as depositor and the owner trustee. The Notes issued by the Trust will include one or more classes of notes.

         We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Notes, and in order to express the opinion hereinafter stated, we have examined copies of the Registration Statement, including the form of Trust Agreement, the form of Indenture and the form of Sale and Servicing Agreement included as exhibits to the Registration Statement. We have examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

The Parties Listed on
Schedule I hereto
June 23, 1997
Page 2


         On the basis of the foregoing, it is our opinion that the Notes, when, as and if (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the amount, price, interest rate and other principal terms of such Notes have been duly approved by the Board of Directors of the Seller, (iii) the Indenture, the Trust Agreement and the Sale and Servicing Agreement relating thereto has been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above, and (iv) such Notes have been duly issued by the applicable Trust and authenticated by the applicable Trustee all in accordance with the terms and conditions of the Indenture and sold by the Seller in the manner described in the Registration Statement, such Notes will have been duly authorized by all necessary action of the Trustee on behalf of the Trust and will have been legally issued, fully paid and non-assessable and will be enforceable in accordance with their terms and entitled to the benefits of the Indenture and the Sale and Servicing Agreement except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the determination pursuant to 12 USC ss. 1821(e) of any liability for the disaffirmance or repudiation of any contract) or the relief of debtors, as may be in effect from time to time, or by general principles of equity.

         We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of securities or "Blue Sky" laws of the various states to the offer of sale of the Notes.

         We wish to advise you that we are members of the bar of the States of New York and California and the opinions expressed herein are limited to the laws of the States of New York and California and the Federal laws of the United States.

The Parties Listed on
Schedule I hereto
June 23, 1997
Page 3


         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to our firm in the Prospectus under the caption "Legal Opinions".


                                                Sincerely,

                                                             Schedule I



Consumer Portfolio Services, Inc.
2 Ada
Irvine, California 92618

CPS Receivables Corp.
2 Ada
Irvine, California 92618

                                                       Exhibit 8.1



                              MAYER, BROWN & PLATT
                                 1675 Broadway
                         New York, New York 10019-5820









                                                   June 23, 1997



To the Parties Listed on
  Schedule I hereto

         Re:      Consumer Portfolio Services, Inc.
                  Registration Statement on Form S-3 (No. 333-25301)

Ladies and Gentlemen:

         We have acted as special counsel to CPS Receivables Corp., a California corporation (the "Seller"), and Consumer Portfolio Services, Inc., a California corporation (the "Servicer"), in connection with the above-referenced Registration Statement (together with the exhibits and any amendments thereto, the "Registration Statement") filed by the Servicer with the Securities and Exchange Commission in connection with the registration by the Servicer of Asset Backed Notes (the "Notes") to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more Supplements (each, a "Prospectus Supplement") to the Prospectus (the "Prospectus") included in the Registration Statement.

         In connection with our engagement, we have examined and relied upon (i) the Prospectus, (ii) the Sale and Servicing Agreement, the Trust Agreement and the Indenture filed as exhibits to the Registration Statement, and (iii) such other documents as we have deemed necessary. In addition, we have examined and considered executed originals or counterparts, or certified or other copies identified to our satisfaction as being true copies of such certificates, instruments, documents and other corporate records of the Seller and such matters of fact and law as we have deemed necessary for the purposes of the opinion expressed below. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Sale and Servicing Agreement.

         In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and representatives of the Seller, the Servicer, and others.

The Parties Listed on
Schedule I hereto
June 23, 1997
Page 2


         In rendering our opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, regulations, and such other authorities, all in effect on the date this opinion letter is delivered, as we have deemed appropriate. The statutory provisions, regulations, interpretations and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the Internal Revenue Service ("IRS"). No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

         We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America to the extent specifically referred to herein.

         Based on and subject to the foregoing and assuming that the Sale and Servicing Agreement, the Trust Agreement and the Indenture are executed and delivered in form satisfactory to us, we hereby confirm that the statements described to be our legal opinions in the Prospectus under the heading "Certain Federal Income Tax Consequences" constitute our opinions as to the material federal income tax consequences discussed therein. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

         Except for the opinion expressed above, we express no opinion as to any other tax consequences of the transaction to any party under federal, state, local, or foreign laws.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the heading "Certain Federal Income Tax Consequences" in the Prospectus.


                                           Very truly yours,

                                                             Schedule I



Consumer Portfolio Services, Inc.
2 Ada
Irvine, CA 92618


CPS Receivables Corp.
2 Ada
Irvine, CA 92618

                                                   Exhibit 10.1













        ----------------------------------------------------------------

                               SALE AND SERVICING

                                    AGREEMENT

                                      among

                       CPS AUTO RECEIVABLES TRUST 199[ ],
                                     Issuer,

                             CPS RECEIVABLES CORP.,
                                     Seller,

                       CONSUMER PORTFOLIO SERVICES, INC.,
                                    Servicer

                                       and

                 [NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION],
                          Standby Servicer and Trustee

                                 Dated as of [ ]

        ----------------------------------------------------------------

         SALE  AND  SERVICING  AGREEMENT  dated  as  of  [  ],  among  CPS  AUTO
RECEIVABLES TRUST 199[ ], a Delaware business trust (the "Issuer"), CPS RECEIVABLES CORP., a California corporation (the "Seller"), and CONSUMER PORTFOLIO SERVICES, INC., a California corporation (the "Servicer"), and [NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,] a national banking association, in its capacity as Standby Servicer and Trustee.

         WHEREAS the Issuer desires to purchase a portfolio of receivables arising in connection with motor vehicle retail installment sale contracts acquired by Consumer Portfolio Services, Inc. or Samco Acceptance Corp. through motor vehicle dealers and independent finance companies;

         WHEREAS the Seller has purchased such receivables from Consumer Portfolio Services, Inc. and Samco Acceptance Corp. and is willing to sell such receivables to the Issuer;

         WHEREAS the Issuer desires to purchase additional receivables arising in connection with motor vehicle retail installment sale contracts to be acquired by Consumer Portfolio Services, Inc. or Samco Acceptance Corp. through motor vehicle dealers and independent finance companies;

         WHEREAS  the  Seller  has   agreements  to  purchase  such   additional
receivables from Consumer Portfolio Services, Inc. and from Samco Acceptance Corp. and is willing to sell such receivables to the Issuer;

         WHEREAS the Servicer is willing to service all such receivables;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION  1.1.  Definitions.   Whenever  used  in  this  Agreement,  the
following words and phrases shall have the following meanings:

         "Accountants' Report" means the report of a firm of nationally recognized independent accountants described in Section 4.11.

         "Accounting Date" means, with respect to a Payment Date, the last day of the Collection Period immediately preceding such Payment Date.

         "Addition Notice" means, with respect to any transfer of Subsequent Receivables to the Trust pursuant to Section 2.2 of this Agreement, notice of the Seller's election to transfer Subsequent Receivables to the Trust, such notice to designate the related Subsequent Transfer Date and the approximate principal amount of Subsequent Receivables to be transferred on such Subsequent Transfer Date.

         "Administrative Receivable" means, with respect to any Collection Period, a Receivable which the Servicer is required to purchase pursuant to
Section 4.7 or which the Servicer has elected to purchase pursuant to Section 4.4(c) on the Determination Date with respect to such Collection Period.

         "Affiliate" of any Person means any Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with such Person. For purposes of this definition, the term "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling", "controlled by" and "under common control with" have meanings correlative to the foregoing.

         "Aggregate Principal Balance" means, with respect to any date of determination, the sum of the Principal Balances for all Receivables (other than (i) any Receivable that became a Liquidated Receivable prior to the end of the related Collection Period and (ii) any Receivable that became a Purchased Receivable prior to the end of the related Collection Period) as of the date of determination.

         "Agreement" means this Sale and Servicing Agreement, as the same may be amended and supplemented from time to time.

         "Amount Financed" means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

         "Annual Percentage Rate" or "APR" of a Receivable means the annual percentage rate of finance charges or service charges, as stated in the related Contract.

         "Basic Documents" means this Agreement, the Certificate of Trust, the Trust Agreement, the Indenture, the Master Spread Account Agreement, the Spread Account Supplement and other documents and certificates delivered in connection therewith.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, the State in which the Corporate Trust Office is located, the State in which the executive offices of the Servicer are located or the State in which the principal place of business of the Credit Enhancer is located shall be authorized or obligated by law, executive order, or governmental decree to be closed.

         "Calendar Quarter" means the three-month period ending on the last day of March, June, September or December.

         "Certificate" means a Trust Certificate (as defined in the Trust Agreement).

         "Certificate Balance" equals, initially, $[ ] and thereafter equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.]

         "Certificateholder" has the meaning assigned to such term in the Trust Agreement.

         "Certificate Distribution Account" has the meaning assigned to such term in Section 5.1(a) hereof.

         ["Certificateholders' Distributable Amount" means, with respect to any Payment Date, the sum of the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount.]

         ["Certificateholders' Interest Carryover Shortfall" means, with respect to any Payment Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Payment Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest at the Certificate Rate that was actually deposited in the Certificate Distribution Account on such preceding Payment Date, plus interest on such excess, to the extent permitted by law, at the Certificate Rate from and including such preceding Payment Date to but excluding the current Payment Date.]

         ["Certificateholders' Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Payment Date and the Certificateholders' Interest Carryover Shortfall for such Payment Date.]

         ["Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Payment Date, interest accrued during the related Interest Period (including the initial Interest Period which will consist of 30 days) at the Certificate Rate on such Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months for purposes of this definition.]

         ["Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Payment Date, the Certificateholders' Percentage of the Principal Distributable Amount.]

         ["Certificateholders' Percentage" means (i) for each Payment Date prior to the Payment Date on which the Class A-3 Notes are paid in full, zero, (ii) on the Payment Date on which the Class A-3 Notes are paid in full, the percentage equivalent of a fraction, the numerator of which is the excess, if any, of (x) the Principal Distributable Amount for such Payment Date over (y) the outstanding principal amount of the Class A-3 Notes immediately prior to such Payment Date, and the denominator of which is the Principal Distributable Amount for such Payment Date," and the denominator of which is the Principal Distributable Amount for such Payment Date, and (iii) for each Payment Date thereafter to and including the Payment Date on which the Certificate Balance is reduced to zero, 100%.]

         ["Certificateholders' Principal Carryover Shortfall" means, as of the close of any Payment Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Payment Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account on such current Payment Date.]

         ["Certificateholders' Principal Distributable Amount" means, with respect to any Payment Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Payment Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Payment Date; provided, however, that the Certificateholders' Principal Distributable Amount
(i) shall not exceed the Certificate Balance and (ii) shall equal the Certificate Balance on the Final Scheduled Distribution Date for the Certificates.]

         "Certificate Pool Factor" as of the close of business on a Payment Date means a seven-digit decimal figure equal to the

Certificate Balance as of such Payment Date divided by the initial Certificate Balance.

         "Certificate Rate" means [  ]% per annum.

         "Class" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class B Notes as the context requires.

         "Class A Noteholders' Interest Carryover Shortfall" means, with respect to any Payment Date, the excess of the Class A Noteholders' Interest Distributable Amount for the preceding Payment Date and any outstanding Class A Noteholders' Interest Carryover Shortfall on such preceding Payment Date, over the amount that was actually deposited in the Note Distribution Account on such preceding Payment Date on account of the Class A Noteholders' Interest Distributable Amount, plus interest on the amount of interest due but not paid to Class A Noteholders on the preceding Payment Date, to the extent permitted by law, at the respective Interest Rate borne by each Class of the Class A Notes from such preceding Payment Date to but excluding the current Payment Date.

         "Class A Noteholders' Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Class A Noteholders' Monthly Interest Distributable Amount for such Payment Date and the Class A Noteholders' Interest Carryover Shortfall for such Payment Date. Interest shall be computed on the basis of (i) the actual number of days elapsed in a 360-day year in the case of the Class A-1 Notes and the Class A-2 Notes and (ii) a 360-day year of twelve 30-day months in the case of the Class A-3 Notes.

         "Class A Noteholders' Monthly Interest Distributable Amount" means, with respect to any Payment Date, the product of (i)(A) in the case of the Class A-1 Notes and the Class A-2 Notes, the product of the Interest Rate for such Class and a fraction, the numerator of which is the number of days elapsed from and including the prior Payment Date (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding such Payment Date and the denominator of which is 360 and (B) in the case of the Class A-3 Notes, one-twelfth of the Interest Rate for such Class (or in the case of the first Payment Date, the Interest Rate for such Class multiplied by a fraction, the numerator of which is the number of days elapsed from and including the Closing Date to but excluding such Payment Date and the denominator of which is 360) and
(ii) the outstanding principal amount of the Notes of such Class immediately preceding such Payment Date.

         "Class A Noteholders' Monthly Principal Distributable Amount" means, with respect to any Payment Date, the Class A Noteholders' Percentage of the Principal Distributable Amount.

         "Class A Noteholders' Percentage" means with respect to any Determination Date (i) relating to a Payment Date prior to the Payment Date on which the principal amount of the Class A-3 Notes is reduced to zero, [ %]; (ii) relating to the Payment Date on which the principal amount of the Class A-3 Notes is reduced to zero, the percentage equivalent of a fraction, the numerator of which is the principal amount of the Class A-3 Notes immediately prior to such Payment Date, and the denominator of which is the Principal Distributable Amount; and (iii) relating to any other Payment Date, 0%.

         "Class A Noteholders' Principal Carryover Shortfall" means, as of the close of any Payment Date, the excess of the Class A Noteholders' Principal
Distributable Amount and any outstanding Class A Noteholders' Principal Carryover Shortfall from the preceding Payment Date over the amount that was actually paid to the Class A Noteholders [(other than from a claim on the Credit Enhancement] on such Payment Date on account of the Class A Noteholders' Principal Distributable Amount.

         "Class A Noteholders' Principal Distributable Amount" means, with respect to any Payment Date, (other than the Final Scheduled Payment Date for any Class of Class A Notes), the sum of the Class A Noteholders' Monthly
Principal Distributable Amount for such Payment Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Payment Date. The Class A Noteholders' Principal Distributable Amount on the Final Scheduled Payment Date for any Class of Class A Notes will equal the sum of (i) the Class A Noteholders' Monthly Principal Distributable Amount for such Payment Date,
(ii) the Class A Noteholders' Principal Carryover Shortfall as of the close of the preceding Payment Date, and (iii) the excess of the outstanding principal amount of such Class of Class A Notes, if any, over the amounts described in clauses (i) and (ii).

         "Class A Notes" means the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes.

         "Class A-1 Final Scheduled Payment Date" means with respect to the Class A-1 Notes, the [ ] Payment Date [(which shall be no later than 397 days after the date on which the Notes are priced)].

         "Class A-1 Notes" has the meaning assigned to such term in the Indenture.

         "Class A-2 Notes" has the meaning assigned to such term in the Indenture.

         "Class A-3 Notes" has the meaning assigned to such term in the Indenture.

         "Class B  Deficiency"  shall  have the  meaning  specified  in  Section
5.5(c).

         "Class B Noteholders' Interest Carryover Shortfall" means, with respect to any Payment Date, the excess of the Class B Noteholders' Interest Distributable Amount for the preceding Payment Date and any outstanding Class B Noteholders' Interest Carryover Shortfall on such preceding Payment Date, over the amount that was actually deposited in the Note Distribution Account on such preceding Payment Date on account of the Class B Noteholders' Interest Distributable Amount, plus interest on the amount of interest due but not paid to Class B Noteholders on the preceding Payment Date, to the extent permitted by law, at the applicable Interest Rate from such preceding Payment Date to but excluding the current Payment Date.

         "Class B Noteholders' Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Class B Noteholders' Monthly Interest Distributable Amount for such Payment Date and the Class B Noteholders' Interest Carryover Shortfall for such Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         "Class B Noteholders' Monthly Interest Distributable Amount" means, with respect to any Payment Date, the product of (i)the product of the Interest Rate for such Class and a fraction, the numerator of which is the number of days elapsed from and including the prior Payment Date (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding such Payment Date and the denominator of which is 360 and (ii) the outstanding principal amount of the Class B Notes immediately preceding such Payment Date.

         "Class B Noteholders' Monthly Principal Distributable Amount" means, with respect to any Payment Date, the Class B Noteholders' Percentage of the Principal Distributable Amount.

         "Class B Noteholders' Percentage" means with respect to any Determination Date (i) relating to a Payment Date prior to the Payment Date on which the principal amount of the Class B Notes is reduced to zero, [ ]%; (ii) relating to the Payment Date on which the principal amount of the Class B Notes is reduced to zero, the percentage equivalent of a fraction, the numerator of which is the principal amount of the Class B Notes immediately prior to such Payment Date, and the denominator of which is the

Class B Principal Distributable Amount; and (iii) relating to any other Payment Date, 0%.

         "Class B Noteholders' Principal Carryover Shortfall" means, as of the close of any Payment Date, the excess of the Class B Noteholders' Principal
Distributable Amount and any outstanding Class B Noteholders' Principal Carryover Shortfall from the preceding Payment Date over the amount that was actually paid to the Class B Noteholders on such Payment Date on account of the Class B Principal Distributable Amount.

         "Class B Noteholders' Principal Distributable Amount" means, with respect to any Payment Date, (other than the Final Scheduled Payment Date), the sum of the Class B Noteholders' Monthly Principal Distributable Amount for such Payment Date and the Class B Noteholders' Principal Carryover Shortfall as of the close of the preceding Payment Date. The Class B Noteholders' Principal Distributable Amount on the Final Scheduled Payment Date will equal the sum of
(i) the Class B Noteholders' Monthly Principal Distributable Amount for such Payment Date, (ii) the Class B Noteholders' Principal Carryover Shortfall as of the close of the preceding Payment Date, and (iii) the excess of the outstanding principal amount the Class B Notes, if any, over the amounts described in clauses (i) and (ii).

         "Class B Notes" has the meaning assigned to such term in the Indenture.

         "Closing Date" means [                      ].

         "Code" shall have the meaning specified in Section 3.2.

         "Collateral   Agent"   means   [Norwest   Bank   Minnesota,    National
Association], in its capacity as Collateral Agent under the Master Spread Account Agreement.

         "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.1.

         "Collection Period" means, with respect to the first Payment Date, the period beginning on the close of business on the Initial Cutoff Date and ending on the close of business on [ ]. With respect to each subsequent Payment Date, the preceding calendar month. Any amount stated "as of the close of business of the last day of a Collection Period" shall give effect to the following calculations as determined as of the end of the day on such last day: (i) all applications of collections, and (ii) all distributions.

         "Confidential Information" means, in relation to any Person, any written information delivered or made available by or on behalf of CPS or the Seller to such Person in connection with or pursuant to this Agreement or the transactions contemplated hereby which is proprietary in nature and clearly marked or identified as being confidential information, other than information (i) which was publicly known, or otherwise known to such Person, at the time of disclosure (except pursuant to disclosure in connection with this Agreement), (ii) which subsequently becomes publicly known through no act or omission by such Person, or (iii) which otherwise becomes known to such Person other than through disclosure by CPS or the Seller.

         "Contract" means a motor vehicle retail installment sale contract.

         "Controlling Party" shall be determined in accordance with the provisions of Section 13.15.

         "Corporate Trust Office" means (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee, which at the time of execution of this agreement is [ ], and (ii) with respect to the Trustee and the Collateral Agent, the principal corporate trust office of the Trustee, which at the time of execution of this agreement is [ ].

         "CPS" means Consumer Portfolio Services, Inc. a California corporation and its successors.

         "CPS Purchase Agreement" means the Purchase Agreement dated as of [______] by and between the Seller and CPS, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, relating to the purchase of the CPS Receivables by the Seller from CPS.

         "CPS Receivables" means a Receivable purchased by the Seller from CPS.

         "Cram Down Loss" means, with respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring Scheduled Payments to be made on a Receivable, an amount equal to such reduction in Principal Balance of such Receivable or the reduction in the net present value (using as the discount rate the lower of the contract rate or the rate of interest specified by the court in such order) of the Scheduled Payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date such order is entered.

         "Credit Enhancement" means [describe credit enhancement].

         "Credit Enhancement Agreement" means [           ].

         "Credit Enhancement Agreement Event of Default" means and "Event of Default" as defined in the Credit Enhancement Agreement.

         "Credit Enhancer" means [ ]in its capacity as provider of the Credit Enhancement.

         "Credit Enhancer Default" means [         ].

         "Cutoff  Date"  means  the  Initial   Cutoff  Date  or  the  applicable
Subsequent Cutoff Date, as the context may require.

         "Dealer" means, with respect to a Receivable, the seller of the related Financed Vehicle, who originated and assigned such Receivable to CPS, who in turn sold such Receivable to the Seller.

         "Deficiency Claim Amount" shall have the meaning set forth in Section 5.5.

         "Deficiency Claim Date" means, with respect to any Payment Date, the fourth Business Day immediately preceding such Payment Date.

         "Deficiency Notice" shall have the meaning set forth in Section 5.5.

         ["Delivery" when used with respect to Trust Account Property means:

         (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9- 105(l)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Trustee or its nominee or custodian by physical delivery to the Trustee or its nominee or custodian endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in
Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

         (b) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee or its nominee or custodian of the purchase by the Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Trustee or its nominee or custodian and indicating that such custodian folds such Trust Account Property solely as agent for the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

         (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Trustee or its nominee or custodian.]

         "Depositor" shall mean the Seller in its capacity as Depositor under the Trust Agreement.

         "Determination Date" means the earlier of (i) the seventh Business Day of each calendar month and (ii) the fifth Business Day preceding the related Payment Date.

         "Draw Date" means with respect to any Payment Date, the third Business Day immediately preceding such Payment Date.

         "Eligible Account" means (i) a segregated trust account that is maintained with a depository institution acceptable to the Credit Enhancer (so long as a Credit Enhancer Default shall not have occurred and be continuing), or
(ii) a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short-term deposit or commercial paper rating of at least "A-1" by Standard & Poor's and "P-1" by Moody's and (so long as a Credit Enhancer Default shall not have occurred and be continuing) acceptable to the Credit Enhancer..

         "Eligible   Investments"   mean   book-entry   securities,   negotiable
instruments or securities represented by instruments in bearer or registered form which evidence:

         (a) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

         (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall be rated "A-1+" by Standard & Poor's and "P-1" by Moody's;

         (c) commercial paper that, at the time of the investment or contractual commitment to invest therein, is rated "A-1+" by Standard & Poor's and "P-1" by Moody's;

         (d) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

         (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed as to the full and timely payment by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) or (ii) a depository institution or trust company whose commercial paper or other short term unsecured debt obligations are rated "A-1+" by Standard & Poor's and "P-1" by Moody's and long term unsecured debt obligations are rated "AAA" by Standard & Poor's and "Aaa" by Moody's;

         (f) with the prior written consent of the Credit Enhancer, money market mutual funds registered under the Investment Company Act of 1940, as amended, having a rating, at the time of such investment, from each of the Rating Agencies in the highest investment category granted thereby; and

         (g) any other investment as may be acceptable to the Credit Enhancer, as evidenced by a writing to that effect, as may from time to time be confirmed in writing to the Trustee by the Credit Enhancer.

         Any of the foregoing Eligible Investments may be purchased by or through the Owner Trustee or the Trustee or any of their respective Affiliates.

         "ERISA" shall have the meaning specified in Section 3.2.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "Final Scheduled Payment Date" means with respect to (i) the Class A-1 Notes, [ ] (the "Special A-1 Payment Date"), (ii) the Class A-2 Notes, the [ ] Payment Date, (iii) the Class A-3 Notes, the [ ] Payment Date, and (v) the Class B Notes, the [ ] Payment Date.

         "Financed Vehicle" means a new or used automobile,  light truck, van or
minivan,   together  with  all   accessions   thereto,   securing  an  Obligor's
indebtedness under a Receivable.

         "Funding Period" means the period beginning on and including the Closing Date and ending on the first to occur of (a) the first date on which the amount on deposit in the Pre-Funding Account (after giving effect to any transfers therefrom in connection with the transfer of Subsequent Receivables to the Issuer on such date) is less than $100,000, (b) the date on which an Event of Default or a Servicer Termination Event occurs, (c) the date on which an Insolvency Event occurs with respect to the Seller and (d) [ ].

         "Indenture" means the Indenture dated as of [ ], among the Issuer and [Norwest Bank Minnesota, National Association], as Trustee, as the same may be amended and supplemented from time to time.

         "Initial Cutoff Date" means [               ].

         "Initial Receivables" means any Receivable conveyed to the Trust on the Closing Date.

         "Insolvency Event" means, with respect to a specified Person, (a) the filing of a petition against such Person or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation or such Person's affairs, and such petition, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         "Insurance Policy" means, with respect to a Receivable, any insurance policy (including the insurance policies described in Section 4.4 hereof) benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

         "Interest Period" means, with respect to any Payment Date, the period from and including the Closing Date (in the case of the first Payment Date) or from and including the most recent Payment Date on which interest has been paid to but excluding such Payment Date.

         "Interest Rate" means, with respect to (i) the Class A-1 Notes, [ ]% per annum (computed on the basis of the actual number of days elapsed in a 360-day year), (ii) the Class A-2 Notes, the London interbank offered rates for one-month U.S. dollar deposits ("LIBOR") plus [ ]% (computed on the basis of the actual number of days elapsed in a 360-day year), (iii) the Class A-3 Notes, [one month] [two month] [three month] [six month] LIBOR [other] plus [ ]% per annum (computed on the basis of a 360-day year of twelve 30-day months) and (iv) the Class B Notes, [ ]% per annum (computed on the basis of a 360-day year of twelve 30-day months).

         "Interest Reserve Account" means the account designated as such, established and maintained pursuant to Section 5.2.

         "Interest Reserve Account Initial Deposit" means $[      ]
deposited on the Closing Date.

         "Investment Earnings" means, with respect to any Payment Date and Trust Account, the investment earnings on amounts on deposit in such Trust Account on such Payment Date.

         "Issuer" means CPS Auto Receivables Trust 19[  ].

         "Lien" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Receivable by operation of law.

         "Lien Certificate" means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state ' to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the obligor, the term "Lien certificate" shall mean only a certificate or notification issued to a secured party.

         "Liquidated Receivable" means any Receivable (i) which has been liquidated by the Servicer through the sale of the Financed Vehicle or (ii) for which the related Financed Vehicle has been repossessed and 90 days have elapsed since the date of such repossession or (iii) as to which an Obligor has failed to make more than 90% of a Scheduled Payment of more than ten dollars for

120 or more days as of the end of a Collection Period or (iv) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable.

         "Lockbox Account" means an account maintained on behalf of the Trustee by the Lockbox Bank pursuant to Section 4.2(c).

         "Lockbox Agreement" means the Tri-Party Remittance Processing Agreement, dated as of _________ [ ], by and among the Lockbox Processor, the Servicer and the Trustee, as such agreement may be amended or supplemented from time to time, unless the Trustee shall cease to be a party thereunder, or such agreement shall be terminated in accordance with its terms, in which event "Lockbox Agreement" shall mean such other agreement, in form and substance acceptable to the Controlling Party, among the Servicer, the Trustee and the Lockbox Processor.

         "Lockbox Bank" means as of any date a depository institution named by the Servicer and acceptable to the Controlling Party at which the Lockbox Account is established and maintained as of such date.

         "Mandatory Redemption Date" means the earlier of (i) the Payment Date in [ ], and (ii) if the last day of the Funding Period occurs on or prior to the Determination Date in [ ], then [ ].

         ["Master Spread Account Agreement" means the Master Spread Account Agreement dated as of [__________] among the Credit Enhancer, the Seller and the Collateral Agent, as the same may be modified, supplemented or otherwise amended in accordance with the terms thereof.]

         ["Monthly Interest Reserve Amount" means in the case of the [ ] Payment Dates, an amount equal to the excess of (i) the product of (x) a fraction the numerator of which is the actual number of days elapsed in the related Interest Period and the denominator of which is 360, (y) the weighted average of each Interest Rate and (z) the difference between (i) the sum of the aggregate principal amount of the Notes immediately prior to the applicable Payment Date and (ii) the Pool Balance as of the last day of the second preceding Collection Period, or in the case of the [ ] Payment Date, as of the Closing Date over (ii) the Pre-Funding Earnings for such Payment Date.]

         "Moody's" means Moody's Investors Service, Inc., or its successor.

         "Net  Liquidation   Proceeds"  means,  with  respect  to  a  Liquidated
Receivable, all amounts realized with respect to such

Receivable (other than amounts withdrawn from the Spread Account and drawings under the Policies) net of (i) reasonable expenses incurred by the Servicer in connection with the collection of such Receivable and the repossession and disposition of the Financed Vehicle and (ii) amounts that are required to be refunded to the obligor on such Receivable; provided, however, that the Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

         "Note" shall have the meaning provided in Section 1.1 of the Indenture.

         "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.1.

         "Note Pool Factor" for each Class of Notes as of the close of business on a Payment Date means a seven-digit decimal figure equal to the outstanding principal amount of such Class of Notes divided by the original outstanding principal amount of such Class of Notes.

         "Note Prepayment Amount" means, as of the Payment Date on or immediately following the last day of the Funding Period, after giving effect to any transfer of Subsequent Receivables on such date, an amount equal to the Noteholders' pro rata share (based on the respective current outstanding principal balance of each Class of Notes and the current Certificate Balance) of the Pre- Funded Amount as of such Payment Date; provided, that if the aggregate remaining amount in the Pre-Funding Account is $100,000 or less, such amount will be applied exclusively to reduce the outstanding principal balance of the Class of Notes then entitled to receive distributions of principal.

         "Notes" means the Class A Notes and the Class B Notes.

         "Obligor" on a Receivable means the purchaser or co- purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

         "Officers' Certificate" means a certificate signed by the chairman of the board, the president, any vice chairman of the board, any vice president, the treasurer, the controller or assistant treasurer or any assistant controller, secretary or assistant secretary of CPS, the Seller or the Servicer, as appropriate.

         "Opinion of Counsel" means a written opinion of counsel who may but need not be counsel to the Seller or the Servicer, which counsel shall be reasonably acceptable to the Trustee and the Credit Enhancer and which opinion shall be acceptable in form and substance to the Trustee and, if such opinion or a copy thereof is required by the provisions of this Agreement to be delivered to the Credit Enhancer, to the Credit Enhancer.

         "Original Pool Balance" means the sum, as of any date, of the Pool Balance as of the Initial Cutoff Date, plus the aggregate Principal Balance of the Subsequent Receivables, if any, sold to the Trust, as of their respective Subsequent Cutoff Dates.

         "Other Conveyed Property" means all property conveyed by the Seller to the Trust pursuant to Section 2.1(ii) through (viii) of this Agreement.

         ["Overfunded Interest Reserve Amount" means:

         With respect to the [ ] Payment Date the excess of (a) the amount on deposit in the Interest Reserve Account on such Payment Date (after giving effect to the transfer of the Monthly Interest Reserve Amount to the Collection Account on such date) over (b) the product of (i) 1/360, (ii) [ %] (iii) 30 and
(iv) the amount on deposit in the Pre-Funding Account (excluding Pre- Funding Earnings) at the close of business on [ ].

         With respect to the [ ] Payment Date, the excess of (a) the amount on deposit in the Interest Reserve Account on such Payment Date (after giving effect to the transfer of the Monthly Interest Reserve Amount to the Collection Account on such date) over (b) the product of (i) 1/360, (ii) [ %] (iii) 30 and
(iv) the amount on deposit in the Pre-Funding Account (excluding Pre-Funding Earnings) at the close of business on [ ].]

         "Owner Trust Estate" has the meaning assigned to such term in the Trust Agreement.

         "Owner Trustee" means [ ], not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest or any successor Owner Trustee under the Trust Agreement.

         "Payment Date" means, with respect to each Collection Period, the 15th day of the following calendar month, or if such day is not a Business Day, the immediately following Business Day, commencing on [ ]. The term "Payment Date" insofar as it relates to the Class A-1 Notes, shall be deemed to include the Special A-1 Payment Date.

         "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         ["Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.]

         "Pool Balance" means, as of any date of determination, the aggregate Principal Balance of the Receivables (excluding Purchased Receivables and Liquidated Receivables).

         "Post-Office Box" means the separate post-office box in the name of the Trustee for the benefit of the Securityholders and the Credit Enhancer, established and maintained pursuant to Section 4.1.

         "Pre-Funded Amount" means, with respect to any Payment Date, the amount on deposit in the Pre-Funding Account, (exclusive of Pre-Funding Earnings) which initially shall be $[_____________].

         "Pre-Funding Account" has the meaning specified in Section 5.1.

         "Pre-Funding Earnings" means any Investment Earnings on amounts on deposit in the Pre-Funding Account.

         "Prepayment Amount" means the amount deposited in the Collection Account from the Pre-Funding Account on the Mandatory Redemption Date pursuant to Section 5.7(a)(ii) hereof.

         "Principal Balance" of a Receivable, as of the close of business on the last day of a Collection Period means the Amount Financed minus the sum of the following amounts without duplication: (i) in the case of a Rule of 78's Receivable, that portion of all Scheduled Payments actually received on or prior to such day allocable to principal using the actuarial or constant yield method;
(ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Payments actually received on or prior to such day allocable to principal using the Simple Interest Method; (iii) any payment of the Purchase Amount with respect to the Receivable allocable to principal; (iv) any Cram Down Loss in respect of such Receivable; and (v) any prepayment in full or any partial prepayment applied to reduce the Principal Balance of the Receivable.

         "Principal Distributable Amount" means, with respect to any Payment Date, the sum of (i)(x) the principal portion of all Scheduled Payments received during the preceding Collection Period on Rule of 78's Receivables (excluding Net Liquidation Proceeds) and (y) all payments of principal received on Simple Interest Receivables during such preceding Collection Period; (ii) the principal portion of all prepayments in full received during the preceding Collection Period (including prepayments in full resulting from collections with respect to a Receivable received during the preceding Collection Period (without duplication of amounts included in clause (i) above and clause (iv) below); (iii) the portion of the Purchase Amount allocable to principal of each Receivable that became a Purchased Receivable as of the last day of the preceding Collection Period and, at the option of the Credit Enhancer the Principal Balance of each Receivable that was required to be but was not so purchased or repurchased (without duplication of amounts referred to in clauses
(i) and (ii) above); (iv) the Principal Balance of each Receivable that first became a Liquidated Receivable during the preceding Collection Period (without duplication of the amounts included in clauses (i) and (ii) above); and (v) the aggregate amount of Cram Down Losses with respect to the Receivables that have occurred during the preceding Collection Period; and (vi) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.4 of the Indenture since the preceding Determination Date by the Trustee or Controlling Party for distribution pursuant to Section 5.7 hereof.

         "Program" shall have the meaning specified in Section 4.11.

         "Purchase Agreement" means the CPS Purchase Agreement and/or the Samco Purchase Agreement.

         "Purchase  Amount" means,  with respect to a Receivable,  the Principal
Balance and all accrued and unpaid interest on the Receivable, after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any.

         "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to
Section  4.7 or  repurchased  by the Seller or CPS  pursuant  to Section  3.2 or
Section 11.1(a).

         "Rating Agency" means each of [Moody's and Standard & Poor's], and any successors thereof. If no such organization or successor maintains a rating on the Securities, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Credit Enhancer (so long as a Credit Enhancer Default shall not have occurred and be continuing), notice of which designation shall be given to the Trustee, the Owner Trustee and the Servicer.

         "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given [ ] days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer, the Credit Enhancer, the

Owner Trustee and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of any Class of Notes or the Certificates.

         "Realized Losses" means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Net Liquidation
Proceeds to the extent allocable to principal.

         "Receivable" means each retail installment sale contract for a Financed Vehicle listed on Schedule A (which Schedule A may be in the form of microfiche) and all rights and obligations thereunder except for Receivables that shall have become Purchased Receivables, as such Schedule shall be amended to reflect the transfer of Subsequent Receivables to the Trust.

         "Receivable Files" means the documents specified in Section
3.3.

         "Record Date" means, with respect to any Payment Date, the tenth day of the calendar month in which such Payment Date occurs.

         "Registrar  of  Titles"   means,   with  respect  to  any  state,   the
governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

         "Rule of 78's Receivable" means any Receivable under which the portion of a payment allocable to earned interest (which may be referred to in the related retail installment sale contract as an add-on finance charge) and the portion allocable to the Amount Financed is determined according to the method commonly referred to as the "Rule of 78's" method or the "sum of the months' digits" method or any equivalent method.

         ["Samco" means Samco Acceptance Corp., a subsidiary of CPS.]

         ["Samco Purchase Agreement" means the Purchase Agreement, dated as of [ ] by and between Samco and the Seller, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, relating to the purchase of the Samco Receivables by the Seller from Samco.]

         ["Samco Receivables" means a Receivable purchased by the Seller from Samco.]

         "Schedule of Receivables" means the schedule of all retail installment sales contracts and promissory notes originally held as part of the Trust which is attached as Schedule A.

         "Scheduled Payment" means, with respect to any Collection Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor in such Collection Period (without giving effect to deferments of payments pursuant to Section 4.2 or any rescheduling of payments in any insolvency or similar proceedings).

         "Securities" means the Notes and Certificates.

         "Security Majority" means a majority by principal amount of the Noteholders so long as the Notes are outstanding and a majority by principal amount of the Certificateholders thereafter.

         "Securityholder" means the Noteholders and the Certificateholders.

         "Seller" means CPS Receivables Corp., a California corporation, and its successors in interest to the extent permitted hereunder.

         "Series [ ]Spread Account" means the account designated as such, established and maintained pursuant to the Spread Account Supplement.

         "Servicer" means Consumer Portfolio Services, Inc., as the servicer of the Receivables, and each successor Servicer pursuant to Section 10.3.

         "Servicer Termination Event" means an event specified in
Section 10.1.

         "Servicer's Certificate" means a certificate completed and executed by a Servicing Officer and delivered pursuant to Section 4.9, substantially in the form of Exhibit B.

         "Servicing Assumption Agreement" means the Servicing Assumption Agreement, dated as of [ ] among CPS, the Standby Servicer and the Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "Servicing Fee" has the meaning specified in Section 4.8.

         "Servicing Fee Rate" shall be [ %] per annum, payable monthly, provided, however, that if the Standby Servicer becomes the successor Servicer, the "Servicing Rate" shall be equal to a percentage per annum determined pursuant to the Servicing Assumption Agreement not to exceed [ %] per annum.

         "Servicing Officer" means any Person whose name appears on a list of Servicing Officers delivered to the Trustee and the Credit Enhancer, as the same may be amended from time to time.

         "Simple Interest Method" means the method of allocating a fixed level payment between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the APR multiplied by the unpaid balance multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and the actual number of days in the calendar year) elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.

         "Simple Interest Receivable" means a Receivable under which the portion of the payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple interest Method.

         ["Special A-1 Payment Date" means with respect to the Class A-1 Notes, [ ] (which shall be no later than [ ] days after the date on which the Notes are priced).]

         "Specified Spread Account Requisite Amount" has the meaning specified in the Spread Account Supplement.

         "Spread Account Supplement" means the Series [     ]
Supplement to the Master Spread Account Agreement dated as of [
   ] among the Credit Enhancer, the Seller and the Collateral Agent, as the same may be modified, supplemented or otherwise amended in accordance with the terms thereof.

         "Standard & Poor's" means Standard & Poor's Ratings Services, or its successor.

         "Standby Fee" means the fee payable to the Standby Servicer so long as CPS is the Servicer calculated in the same manner, on the same basis and for the same period as the Servicing Fee is calculated pursuant to Section 3.8 based on a rate of [ %] per annum rather than the Servicing Rate.

         "Standby Servicer" means [Norwest Bank Minnesota, National Association,] in its capacity as Standby Servicer pursuant to the terms of the Servicing Assumption Agreement or such Person as shall have been appointed Standby Servicer pursuant to Section 9.2(c).

         "Subsequent Cutoff Date" means (i) the last day of the month preceding the month in which particular Subsequent Receivables are conveyed to the Trust pursuant to this Agreement or (ii) if any such Subsequent Receivable is originated in the month of the related Subsequent Transfer Date, the date of origination.

         "Subsequent Purchase Agreement" means an agreement by and between the Seller and CPS or the Seller and Samco pursuant to which the Seller will acquire Subsequent Receivables.

         "Subsequent Receivables" means the Receivables transferred to the Issuer pursuant to Section 2.2, which shall be listed on Schedule A to the related Subsequent Transfer Agreement.

         "Subsequent Spread Account Deposit" means, with respect to each Subsequent Transfer Date, an amount equal to [ %] of the aggregate principal balance of Subsequent Receivables as of the related Subsequent Cutoff Date transferred to the Trust on such Subsequent Transfer Date from amounts released from the Pre- Funding Account.

         "Subsequent Transfer Agreement" means the agreement among the Issuer, the Seller and the Servicer, substantially in the form of Exhibit A.

         "Subsequent Transfer Date" means, with respect to Subsequent Receivables, any date, occurring not more frequently than [ ] per month, during the Funding Period on which Subsequent Receivables are to be transferred to the Trust pursuant to this Agreement, and a Subsequent Transfer Agreement is executed and delivered to the Trust.

         "Total Distribution Amount" means, for each Payment Date, the sum of the following amounts with respect to the preceding Collection Period: (i) all collections on the Receivables, (ii) Net Liquidation Proceeds received during the Collection Period with respect to Liquidated Receivables; (iii) all Purchase Amounts deposited in the Collection Account during the related Collection Period; (iv) Investment Earnings for the related Payment Date; (v) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.7 of the Indenture since the preceding Payment Date by the Trustee or Controlling Party for distribution pursuant to Section 5.6 and Section 5.8 hereof, (vi) if such Payment Date is the Mandatory Redemption Date, any Pre-Funded Amount to be deposited into the Collection Account on such Payment Date pursuant to Section 5.7(a) hereof, and
(vii) the proceeds of any purchase or sale of the assets of the Trust described in Section 11.1 hereof.

         "Trigger Event" has the meaning assigned thereto in the Spread Account Supplement.

         "Trust" means the Issuer.

         "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

         "Trust Accounts" has the meaning assigned thereto in Section 5.1.

         "Trust Agreement" means the Trust Agreement dated as of [ ], between the Seller and the Owner Trustee, as the same may be amended and supplemented from time to time.

         "Trustee" means the Person acting as Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

         "Trust Officer" means, (i) in the case of the Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, and (ii) in the case of the Owner Trustee, any officer in the corporate trust office of the Owner Trustee or any agent of the Owner Trustee under a power of attorney with direct responsibility for the administration of this Agreement or any of the Basic Documents on behalf of the Owner Trustee.

         "Trust Property" means the property and proceeds  conveyed  pursuant to
Section 2.1, together with certain monies paid on or after the Initial Cutoff Date, the Policies, the Collection Account (including all Eligible Investments therein and all proceeds therefrom), the Lockbox Account and certain other rights under this Agreement. Although the Seller [and its Affiliate] has pledged the Spread Account to the Trustee and the Credit Enhancer pursuant to the Master Spread Account Agreement, the Spread Account shall not under any circumstances be deemed to be a part of or otherwise includable in the Trust or the Trust Property.

         "Trust Receipt" has the meaning assigned thereto by Section 3.5.

         "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction on the date of the Agreement.

         SECTION 1.2.  Other Definitional Provisions.

         (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture or, if not defined therein, in the Trust Agreement.

         (b) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (c) Accounting terms used but not defined or partly defined in this Agreement, in any instrument governed hereby or in any certificate or other document made or delivered pursuant hereto, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

         (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         (e) Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

         (f) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         (g) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as the same may from time to time be amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments and instruments associated therewith; all references to a Person include its permitted successors and assigns.

                                   ARTICLE II

                            CONVEYANCE OF RECEIVABLES

         SECTION 2.1. Conveyance of Initial Receivables. In consideration of the Issuer's delivery to or upon the order of the Seller on the Closing Date of the net proceeds from the sale of the Notes and the Certificates and the other amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations set forth herein):

                  (a) all right, title and interest of the Seller in and to the Initial Receivables listed in Schedule A hereto and, with respect to Initial Receivables that are Rule of 78's Receivables, all monies due or to become due thereon after the Initial Cutoff Date (including
         Scheduled Payments due after the Initial Cutoff Date (including principal prepayments relating to such Scheduled Payments) but received by the Seller or CPS on or before the Initial Cutoff Date) and, with respect to Initial Receivables that are Simple Interest Receivables, all monies received thereunder after the Initial Cutoff Date and all Net Liquidation Proceeds received with respect to such Initial Receivables on or after the Initial Cutoff Date;

                  (b) all right, title and interest of the Seller in and to the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles, including, without limitation, the certificates of title or, with respect to such Financed Vehicles in the State of Michigan, all other evidence of ownership with respect to such Financed Vehicles;

                  (c) all right, title and interest of the Seller in and to any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates relating to the Financed Vehicles or the Obligors;

                  (d) all right, title and interest of the Seller in and to the Purchase Agreements, including a direct right to cause CPS to purchase Initial Receivables from the Trust under certain circumstances;

                  (e) all right, title and interest of the Seller in and to refunds for the costs of extended service contracts with respect to Financed Vehicles Securing Initial Receivables, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle or his or her obligations with respect to a Financed Vehicle and any recourse to Dealers for any of the foregoing;

                  (f)  the Receivable File related to each Initial
         Receivable;

                  (g) all amounts and property from time to time held in or credited to the Collection Account or the Lockbox
         Account; and

                  (h)  the proceeds of any and all of the foregoing.

         It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Receivables and other Trust Property from the Seller to the Issuer and the beneficial interest in and title to the Receivables and the other Trust Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby is held not to be a sale, this Agreement shall constitute a grant of a security interest in the property referred to in this Section 2.1 for the benefit of the Securityholders and the Credit Enhancer.

         SECTION 2.2.  Conveyance of Subsequent Receivables.

         (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Issuer's delivery on each related Subsequent Transfer Date to or upon the order of the Seller of the amount described in Section 5.10(a) to be delivered to the Seller, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to:

                  (i) all right, title and interest of the Seller in and to the Subsequent Receivables listed in Schedule A to the related Subsequent Transfer Agreement and, with respect to Subsequent Receivables that are Rule of 78's Receivables, all monies due or to become due thereon after the related Subsequent Cutoff Date (including Scheduled Payments due after the related Subsequent Cutoff Date (including principal prepayments relating to such Scheduled Payments) but received by the Seller or CPS on or before the related Subsequent Cutoff Date) and, with respect to Subsequent Receivables that are Simple Interest Receivables, all monies received thereunder after the related Subsequent Cutoff Date and all Liquidation Proceeds and Recoveries received with respect to such Subsequent Receivables on or after the related Subsequent Cutoff Date;

                  (ii) all right, title and interest of the Seller in and to the security interests in the Financed Vehicles granted by Obligors pursuant to the Subsequent Receivables and any other interest of the Seller in such Financed Vehicles, including, without limitation, the certificates of title or, with respect to such Financed Vehicles in the State of Michigan, all other evidence of ownership with respect to such Financed Vehicles;

                  (iii) all right, title and interest of the Seller in and to any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates relating to the Financed Vehicles or the Obligors;

                  (iv) all right, title and interest of the Seller in and to the Subsequent Purchase Agreements, including a direct right to cause CPS to purchase Receivables from the Trust under certain circumstances;

                  (v) all right, title and interest of the Seller in and to refunds for the costs of extended service contracts with respect to Financed Vehicles securing Subsequent Receivables, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle or his or her obligations with respect to a Financed Vehicle and any recourse to Dealers for any of the foregoing;

                  (vi)  the   Receivable   File   related  to  each   Subsequent
         Receivable;

                  (vii) all amounts and property from time to time held in or credited to the Collection Account, the Lockbox Account or the Certificate Account; and

                  (viii)  the proceeds of any and all of the foregoing.

         (b) The Seller shall transfer to the Issuer the Subsequent Receivables and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                  (i) the Seller shall have provided the Trustee, the Owner Trustee, the Credit Enhancer and the Rating Agencies with an Addition Notice not later than five days prior to such Subsequent Transfer Date and shall have provided any information reasonably requested by any of the foregoing with respect to the Subsequent Receivables;

                  (ii) the Seller shall have delivered to the Owner Trustee and the Trustee a duly executed Subsequent Transfer Agreement which shall include supplements to Schedule A, listing the Subsequent Receivables;

                  (iii) the Seller shall, to the extent required by Section 4.2 of this Agreement, have deposited in the Collection Account all collections in respect of the Subsequent Receivables;

                  (iv) as of each Subsequent Transfer Date, (A) the Seller shall not be insolvent and shall not become insolvent as a result of the transfer of Subsequent Receivables on such Subsequent Transfer Date,
         (B) the Seller shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Seller shall not constitute unreasonably small capital to carry out its business as conducted;

                  (v)  the Funding Period shall not have terminated;

                  (vi) after giving effect to any transfer of Subsequent Receivables on a Subsequent Transfer Date, the Receivables transferred to the Trust pursuant hereto shall meet the following criteria (based on the characteristics of the Initial Receivables on the Initial Cutoff Date and the Subsequent Receivables on the related Subsequent Cutoff Dates): [ ];

                  (vii) each of the  representations  and warranties made by the
         Seller pursuant to Section 3.1 with respect to the Subsequent Receivables to be transferred on such Subsequent Transfer Date shall be true and correct as of the related Subsequent Transfer Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date;

                  (viii) the Seller shall, at its own expense, on or prior to the Subsequent Transfer Date indicate in its computer files that the Subsequent Receivables identified in the Subsequent Transfer Agreement have been sold to the Trust pursuant to this Agreement;

                  (ix) the Seller shall have taken any action required to maintain the first priority perfected ownership interest of the Trust in the Owner Trust Estate and the first priority perfected security interest of the Trustee in the Collateral;

                  (x) no selection procedures adverse to the interests of the Securityholders or the Credit Enhancer shall have been utilized in selecting the Subsequent Receivables;

                  (xi) the addition of any such Subsequent Receivables shall not result in a material adverse tax consequence to the Trust or the Securityholders;

                  (xii) the Seller shall have delivered (A) to the Rating Agencies and the Credit Enhancer an opinion of Counsel with respect to the transfer of such Subsequent Receivables substantially in the form of the Opinion of Counsel delivered to the Rating Agencies and the Credit Enhancer on the Closing Date and (B) to the Trustee the opinion of Counsel required by Section 13.2(i)(1);

                  (xiii) each Rating Agency shall have confirmed that the rating on the Notes shall not be withdrawn or reduced as a result of the transfer of such Subsequent Receivables to the Trust;

                  (xiv) the Credit Enhancer (so long as no Credit Enhancer Default shall have occurred and be continuing), in its absolute and sole discretion, shall have approved the transfer of such Subsequent Receivables to the Trust and the Credit Enhancer shall have been reimbursed for any fees and expenses incurred by the Credit Enhancer in connection with the granting of such approval;

                  (xv) the Seller shall simultaneously transfer the Subsequent Spread Account Deposit to the Collateral Agent with respect to the Subsequent Receivables transferred on such Subsequent Transfer Date; and

                  (xvi) the Seller shall have delivered to the Credit Enhancer and the Trustee an Officers' Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b).

         The Seller covenants that in the event any of the foregoing conditions precedent are not satisfied with respect to any Subsequent Receivable on the date required as specified above, the Seller will immediately repurchase such Subsequent Receivable from the Trust, at a price equal to the Purchase Amount thereof, in the manner specified in Section 4.7.

         SECTION 2.3.  Further Encumbrance of Trust Property.

         (a) Immediately upon the conveyance to the Trust by the Seller of any item of the Trust Property pursuant to Section 2.1 or 2.2, all right, title and interest of the Seller in and to such item of Trust Property shall terminate, and all such right, title and interest shall vest in the Trust, in accordance with the Trust Agreement and Sections 3802 and 3805 of the Business Trust Statute (as defined in the Trust Agreement).

         (b) Immediately upon the vesting of the Trust Property in the Trust, the Trust shall have the sole right to pledge or otherwise encumber, such Trust Property. Pursuant to the Indenture, the Trust shall grant a security interest in the Trust Property to secure the repayment of the Notes. The Certificates shall represent beneficial ownership interests in the Trust Property, and the Certificateholders shall be entitled to receive distributions with respect thereto as set forth herein.

         (c) Following the payment in full of the Notes and the release and discharge of the Indenture, all covenants of the Issuer under Article III of the Indenture shall, until payment in full of the Certificates, remain as covenants of the Issuer for the benefit of the Certificateholders, enforceable by the Certificateholders to the same extent as such covenants were enforceable by the Noteholders prior to the discharge of the Indenture. Any rights of the Trustee under Article III of the Indenture, following the discharge of the Indenture, shall vest in the Certificateholders.

         (d) The Trustee shall, at such time as there are no Securities outstanding and all sums due to the Trustee pursuant to the Indenture and this Agreement, have been paid, release any remaining portion of the Trust Property to the Certificateholders.


                                   ARTICLE III

                                 THE RECEIVABLES

         SECTION 3.1. Representations and Warranties of Seller. The Seller makes the following representations and warranties as to the Receivables to the Credit Enhancer, the Issuer and to the Trustee on which the Issuer relies in acquiring the Receivables and on which the Credit Enhancer relies in issuing the Policies. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Receivables, and as of the related Subsequent Transfer Date, in case of the Subsequent Receivables, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

                  (i) Characteristics of Receivables. (A) Each Receivable (1) has been originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, has been fully and properly executed by the parties thereto and has been purchased by CPS (or, with respect to the Samco Receivables, Samco) in connection with the sale of Financed Vehicles by the Dealers, (2) has created a valid, subsisting, and enforceable first priority perfected security interest in favor of CPS (or, with respect to the Samco Receivables, Samco) in the Financed Vehicle, which security interest has been assigned by CPS (or, with respect to the Samco Receivables, Samco) to the Seller, which in turn has assigned such security interest to the Trustee, (3) contains customary and enforceable provisions such that the rights and remedies of the holder or assignee thereof shall be adequate for realization against the collateral of the benefits of the security, (4) provides for level monthly payments that fully amortize the Amount Financed over the original term (except for the last payment, which may be different from the level payment) and yield interest at the Annual Percentage Rate,
         (5) has an Annual Percentage Rate of not less than [ ]%, (6) that is a Rule of 78's Receivable provides for, in the event that such contract is prepaid, a prepayment that fully pays the Principal Balance and includes a full month's interest, in the month of prepayment, at the Annual Percentage Rate, (7) is a Rule of 78's Receivable or a Simple Interest Receivable, and (8) was originated by a Dealer and was sold by the Dealer without any fraud or misrepresentation on the part of such Dealer.

                  (B) Approximately [ ]% of the aggregate Principal Balance of the Receivables, constituting [ ]% of the number of contracts, as of the Cutoff Date, represents financing of used automobiles, light trucks, vans or minivans; the remainder of the Receivables represent financing of new automobiles, light trucks, vans or minivans; approximately [ ]% of the aggregate Principal Balance of the Receivables as of the Cutoff Date were originated in the State of California; approximately [ ]% of the aggregate Principal Balance of the Receivables as of the Cutoff Date were originated under the CPS alpha program; approximately [ ]% of the aggregate Principal Balance of the Receivables as of the Cutoff Date were originated under the CPS delta program; approximately [ ]% of the aggregate Principal Balance of the Receivables as of the Cutoff Date were originated under the CPS first time buyer program; approximately [ ]% of the aggregate Principal Balance of the Receivables were originated under the CPS standard program; the remaining [ ]% of the aggregate Principal Balance of the Receivables as of the Cutoff Date were acquired by CPS from unaffiliated parties; approximately [ ]% of the aggregate Principal Balance of the Receivables are Samco Receivables; no Receivable shall have a payment that is more than [ ] days overdue as of the Cutoff Date; [ ]% of the aggregate Principal Balance of the Receivables are Rule of 78's Receivables and [ ]% of the aggregate Principal Balance of the Receivables are Simple Interest Receivables; each Receivable shall have a final scheduled payment due no later than [ ]; each Receivable has an original term to maturity of at least [ ] months and not more than [ ] months and a remaining term to maturity of not less than [ ] months nor greater than [ ] months; and each Receivable was originated on or before the Cutoff Date.

                  (ii) Schedule of Receivables. The information with respect to the Receivables set forth in Schedule A to this Agreement is true and correct in all material respects as of the close of business on the Cutoff Date, and no selection procedures adverse to the Securityholders have been utilized in selecting the Receivables.

                  (iii) Compliance with Law. Each Receivable, the sale of the Financed Vehicle and the sale of any physical damage, credit life and credit accident and health insurance and any extended service contracts complied at the time the related Receivable was originated or made and at the execution of this Agreement complies in all material respects with all requirements of applicable Federal, State, and local laws, and regulations thereunder including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, the
         California Automobile Sales Finance Act and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

                  (iv) No Government Obligor. None of the Receivables are due from the United States of America or any State or from any agency, department, or instrumentality of the United States of America or any State.

                  (v) Security Interest in Financed Vehicle. Immediately subsequent to the sale, assignment and transfer thereof to the Trust, each Receivable shall be secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Trust as secured party, and such security interest is prior to all other liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any tax liens or mechanics' liens which may arise after the Closing
         Date).

                  (vi) Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

                  (vii) No Waiver. No provision of a Receivable has been waived.

                  (viii) No Amendments. No Receivable has been amended, except as such Receivable may have been amended to grant extensions which shall not have numbered more than (a) one extension of one calendar month in any calendar year or (b) three such extensions in the aggregate.

                  (ix) No Defenses. No right of rescission, setoff, counterclaim or defense exists or has been asserted or threatened with respect to any Receivable. The operation of the terms of any Receivable or the exercise of any right thereunder will not render such Receivable unenforceable in whole or in part or subject to any such right of rescission, setoff, counterclaim, or defense.

                  (x) No Liens. As of the Cutoff Date there are no liens or claims existing or which have been filed for work, labor, storage or materials relating to a Financed Vehicle that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Receivable.

                  (xi) No Default; Repossession. Except for payment delinquencies continuing for a period of not more than thirty days as of the Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen; and the Seller shall not waive and has not waived any of the foregoing; and no Financed Vehicle shall have been repossessed as of the Cutoff Date.

                  (xii) Insurance; Other. (A) Each Obligor has obtained insurance covering the Financed Vehicle as of the execution of the Receivable insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage, and each Receivable requires the Obligor to obtain and maintain such insurance naming CPS (or, with respect to the Samco Receivables, Samco) and its successors and assigns as an additional insured, (B) each Receivable that finances the cost of premiums for credit life and credit accident and health insurance is covered by an insurance policy or certificate of insurance naming CPS (or with respect to the Samco Receivables, Samco) as policyholder (creditor) under each such insurance policy and certificate of insurance and (C) as to each Receivable that finances the cost of an extended service contract, the respective Financed Vehicle which secures the Receivable is covered by an extended service contract.

                  (xiii) Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Seller to the Trust and that the beneficial interest in and title to such Receivables not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Trust. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable and was the sole owner thereof, free and clear of all liens, claims, encumbrances, security interests, and rights of others, and, immediately upon the transfer thereof, the Trust for the benefit of the Securityholders and the Credit Enhancer shall have good and marketable title to each such Receivable and will be the sole owner thereof, free and clear of all liens, encumbrances, security interests, and rights of others, and the transfer has been perfected under the UCC.

                  (xiv) Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under this Agreement or pursuant to transfers of the Securities shall be unlawful, void, or voidable. The Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

                  (xv) All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Trust a first priority perfected ownership interest in the Receivables and the proceeds thereof and the other Conveyed Property have been made, taken or performed.

                  (xvi) Receivable File; One Original. CPS has delivered to the Trustee a complete Receivable File with respect to each Receivable. There is only one original executed copy of each Receivable.

                  (xvii) Chattel Paper. Each Receivable constitutes "chattel paper" under the UCC.

                  (xviii) Title Documents. (A) If the Receivable was originated in a State in which notation of a security interest on the title document of the related Financed Vehicle is required or permitted to perfect such security interest, the title document of the related Financed Vehicle for such Receivable shows, or if a new or replacement title document is being applied for with respect to such Financed Vehicle the title document (or, with respect to Receivables originated in the State of Michigan, all other evidence of ownership with respect to such Financed Vehicle) will be received within 180 days and will show, CPS (or, with respect to the Samco Receivables, Samco) named as the original secured party under the related Receivable as the holder of a first priority security interest in such Financed Vehicle, and (B) if the Receivable was originated in a State in which the filing of a financing statement under the UCC is required to perfect a security interest in motor vehicles, such filings or recordings have been duly made and show CPS (or, with respect to the Samco Receivables, Samco) named as the original secured party under the related Receivable, and in either case, the Trust has the same rights as such secured party has or would have (if such secured party were still the owner of the Receivable) against all parties claiming an interest in such Financed Vehicle. With respect to each Receivable for which the title document of the related Financed Vehicle has not yet been returned from the Registrar of Titles, CPS has received written evidence from the related Dealer that such title document showing CPS (or, with respect to the Samco Receivables, Samco) as first lienholder has been applied for.

                  (xix) Valid and Binding Obligation of Obligor. Each Receivable is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and all parties to such contract had full legal capacity to execute and deliver such contract and all other documents related thereto and to grant the security interest purported to be granted thereby.

                  (xx) Tax Liens. As of the Cutoff Date, there is no lien against the related Financed Vehicle for delinquent taxes.

                  (xxi) Characteristics of Obligors. As of the date of each Obligor's application for the loan from which the related Receivable arises, such Obligor (a) did not have any material past due credit obligations or any personal or real property repossessed or wages garnished within one year prior to the date of such application, unless such amounts have been repaid or discharged through bankruptcy, (b) was not the subject of any Federal, State or other bankruptcy, insolvency or similar proceeding pending on the date of application that is not discharged, (c) had not been the subject of more than one Federal, State or other bankruptcy, insolvency or similar proceeding, and (d) was domiciled in the United States.

                  (xxii) Origination Date. Each Receivable has an origination date on or after [ ].

                  (xxiii) Maturity of Receivables. Each Receivable has an original term to maturity of not less than [ ] months and not more than [ ] months; the weighted average original term to maturity of the Receivables is [ ] months as of the Cutoff Date; the remaining term to maturity of each Receivable was [ ] months or less as of the Cutoff Date; the weighted average remaining term to maturity of the Receivables was [ ] months as of the Cutoff Date.

                  (xxiv) Scheduled Payments. Each Receivable had an original principal balance of not less than $[ ] nor more than $[ ] had an outstanding principal balance as of the Cutoff Date of not less than $[ ] nor more than $[ ] and has a first Scheduled Payment due on or prior to [ ].

                  (xxv) Origination of Receivables. Based on the billing address of the Obligors and the Principal Balances as of the Cutoff Date, approximately [ ]% of the aggregate Principal Balance of the Receivables represents Receivables that were originated in California, approximately [ ]% of the aggregate Principal Balance of the Receivables represents Receivables that were originated in Pennsylvania, approximately [ ]% of the aggregate Principal Balance of the Receivables represents Receivables that were originated in Texas, approximately [ ]% of the aggregate Principal Balance of the Receivables represents Receivables that were originated in New York and the remaining [ ]% of the aggregate Principal Balance of the Receivables represents Receivables that were originated in other States.

                  (xxvi) Post-Office Box. On or prior to the next billing period after the Cutoff Date, CPS will notify each Obligor to make payments with respect to its respective Receivables after the Cutoff Date directly to the Post- Office Box, and will provide each Obligor with a monthly statement in order to enable such Obligors to make payments directly to the Post-Office Box.

                  (xxvii) Location of Receivable Files. A complete Receivable File with respect to each Receivable has been or prior to the Closing Date will be delivered to the Trustee at the location listed in Schedule B.

                  (xxviii)   Casualty.   No  Financed  Vehicle  has  suffered  a
         Casualty.

                  (xxix) Principal Balance/Number of Contracts. As of the Cutoff Date, the total aggregate principal balance of the Receivables was $[ ]. The Receivables are evidenced by [ ] Contracts.

                  (xxx) Full Amount Advanced. The full amount of each Receivable has been advanced to each Obligor, and there are no requirements for future advances thereunder. The Obligor with respect to the Receivable does not have any option under the Receivable to borrow from any person additional funds secured by the Financed Vehicle.

         SECTION 3.2.  Repurchase upon Breach.

         (a) The Seller, the Servicer, the Credit Enhancer, the Trustee or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties made pursuant to Section 3.1 (without regard to any limitations therein as to the Seller's knowledge). Unless the breach shall have been cured by the last day of the second Collection Period following the discovery thereof by the Trustee or the Credit Enhancer or receipt by the Trustee, the Owner Trustee and the Credit Enhancer of notice from the Seller or the Servicer of such breach, CPS shall repurchase any Receivable if such Receivable is materially and adversely affected by the breach as of the last day of such second Collection Period (or, at CPS's option, the last day of the first Collection Period following the discovery) and, in the event that the breach relates to a characteristic of the Receivables in the aggregate, and if the interests of the Trust, the Noteholders or the Certificateholders are materially and adversely affected by such breach, unless the breach shall have been cured by the last day of such second Collection Period, CPS shall purchase such aggregate Principal Balance of Receivables, such that following such purchase such representation shall be true and correct with respect to the remainder of the Receivables in the aggregate. In consideration of the purchase of the Receivable, CPS shall remit the Purchase Amount, in the manner specified in
Section 5.6. For purposes of this Section, the Purchase Amount of a Receivable which is not consistent with the warranty pursuant to Section 3.1(i)(A)(4) or
(A)(5) shall include such additional amount as shall be necessary to provide the full amount of interest as contemplated therein. The sole remedy of the Issuer, the Owner Trustee, the Trustee, the Trustee, the Noteholders, the Certificateholders or the Credit Enhancer with respect to a breach of representations and warranties pursuant to Section 3.1 shall be to enforce CPS's obligation to purchase such Receivables pursuant to the CPS Purchase Agreement; provided, however, that CPS shall indemnify the Trustee, the Standby Servicer, the Collateral Agent, the Trustee, the Credit Enhancer, the Trust and the Securityholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach. Upon receipt of the Purchase Amount and written instructions from the Servicer, the Trustee shall release to CPS or its designee the related Receivables File and shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by the Seller and delivered to the Trustee and necessary to vest in CPS or such designee title to the Receivable. If it is determined that consummation of the transactions contemplated by this Agreement and the other transaction documents referenced in this Agreement, the servicing and operation of the Trust pursuant to this Agreement and such other documents, or the ownership of a [Note or Certificate] by a Holder constitutes a violation of the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986, as amended (the "Code") or any successor statutes of similar impact, together with the regulations thereunder, to which no statutory exception or administrative exemption applies, such violation shall not be treated as a breach of the Seller's representations and warranties made pursuant to Section 2.6 if not otherwise such a breach.

         (b) Pursuant to Section 2.1 of this Agreement, the Seller conveyed to the Trust all of the Seller's right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreements including the Seller's rights under the Purchase Agreements and the delivery requirements, representations and warranties and the cure or repurchase obligations of CPS thereunder. The Seller hereby represents and warrants to the Trust that such assignment is valid, enforceable and effective to permit the Trust to enforce such obligations of CPS under the Purchase Agreements.

         SECTION 3.3.  Custody of Receivables Files.

         (a) In connection with the sale, transfer and assignment of the Receivables and the other Conveyed Property to the Trust pursuant to this Agreement the Trustee shall act as custodian of the following documents or instruments in its possession which shall be delivered to the Trustee on or before the Closing Date (with respect to each Receivable):

                  (i) The fully executed  original of the  Receivable  (together
         with  any  agreements  modifying  the  Receivable,   including  without
         limitation any extension agreements);

                  (ii) The original certificate of title in the name of CPS (or, with respect to the Samco Receivables, Samco) or such documents that CPS shall keep on file, in accordance with its customary procedures, evidencing the security interest of CPS (or, with respect to the Samco Receivables, Samco) in the Financed Vehicle or, if not yet received, a copy of the application therefor showing CPS (or, with respect to the Samco Receivables, Samco) as secured party.

         (b) Upon payment in full of any Receivable, the Servicer will notify the Trustee pursuant to a certificate of an officer of the Servicer (which certificate shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 4.1 have been so deposited) and shall request delivery of the Receivable and Receivable File to the Servicer.

         SECTION 3.4. Acceptance of Receivable Files by Trustee. The Trustee acknowledges receipt of files which the Seller has represented are the Receivable Files. The Trustee has reviewed the Receivable Files and has determined that it has received a file for each Receivable identified in Schedule A to this Agreement. The Trustee declares that it holds and will continue to hold such files and any amendments, replacements or supplements thereto and all other Trust Assets as Trustee in trust for the use and benefit of all present and future Securityholders. The Trustee agrees to review each file delivered to it no later than 45 days after the Closing Date or applicable Subsequent Transfer Date to determine whether such Receivable Files contain the documents referred to in

Section 3.3(i) and (ii). If the Trustee has found or finds that a file for a Receivable has not been received, or that a file is unrelated to the Receivables identified in Schedule A to this Agreement or that any of the documents referred to in Section 3.3(i) or (ii) are not contained in a Receivable File, the Trustee shall inform CPS, the Seller, [the Owner Trustee], the [Trustee], the Standby Servicer and the Credit Enhancer promptly, in writing, of the failure to receive a file with respect to such Receivable (or of the failure of any of the aforementioned documents to be included in the Receivable File) or shall return to CPS as the Seller's designee any file unrelated to a Receivable identified in Schedule A to this Agreement (it being understood that the Trustee's obligation to review the contents of any Receivable File shall be limited as set forth in the preceding sentence). Unless such defect with respect to such Receivable File shall have been cured by the last day of the second Collection Period following discovery thereof by the Trustee, CPS shall repurchase any such Receivable as of such last day. In consideration of the purchase of the Receivable, CPS shall remit the Purchase Amount, in the manner specified in Section 5.6. The sole remedy of the Trustee, the Trust, or the Securityholders with respect to a breach pursuant to this Section 3.4 shall be to require CPS to purchase the applicable Receivables pursuant to this Section 3.4. Upon receipt of the Purchase Amount and written instructions from the Servicer, the Trustee shall release to CPS or its designee the related Receivable File and shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by CPS and delivered to the Trustee and are necessary to vest in CPS or such designee title to the Receivable. The Trustee shall make a list of Receivables for which an application for a certificate of title but not an original certificate of title or, with respect to Receivables originated in the State of Michigan, a "Form RD108" stamped by the Department of Motor Vehicles, is included in the Receivable File as of the date of its review of the Receivable Files and deliver a copy of such list to the Servicer, the Owner Trustee and the Credit Enhancer. On the date which is 180 days following the Closing Date (or applicable Subsequent Transfer Date) or the next succeeding Business Day, the Trustee shall inform CPS and the other parties to this Agreement and the Credit Enhancer of any Receivable for which the related Receivable File on such date does not include an original certificate of title or, with respect to Financed Vehicles in the State of Michigan, for which the related Receivable File on such date does not include a "Form RD108" stamped by the Department of Motor Vehicles, and CPS shall repurchase any such Receivable as of the last day of the current Collection Period.

         SECTION 3.5. Access to Receivable Files. The Trustee shall permit the Servicer, any Securityholder and the Credit Enhancer
access to the Receivable Files at all reasonable times during the Trustee's normal business hours; provided, however, that the Trustee shall provide such access to any Securityholder only (i) in such cases where the Trustee is required by applicable statutes or regulations (whether applicable to the Trustee, the Servicer or to such Securityholder) to permit such Securityholder to review the Receivable Files or (ii) if a Credit Enhancer Default shall have occurred and be continuing. In addition, the Trustee shall provide such access to any Securityholder at all reasonable times during the Trustee's normal business hours if an Event of Default shall have occurred and be continuing. In each case, such access shall be afforded without charge but only upon reasonable request. Each Securityholder shall be deemed to have agreed by its acceptance of a Note or Certificate to use its best efforts to hold in confidence all Confidential Information in accordance with its then customary procedures; provided that nothing herein shall prevent any Securityholder from delivering copies of any financial statements and other documents whether or not constituting Confidential Information, and disclosing other information, whether or not Confidential Information, to (i) its directors, officers, employees, agents and professional consultants, (ii) any other institutional investor that holds Notes or Certificates, (iii) any prospective institutional investor transferee in connection with the contemplated transfer of a Note or Certificate or any part thereof or participation therein who is subject to confidentiality arrangements at least substantially similar hereto, (iv) any governmental authority, (v) the National Association of Insurance Commissioners or any similar organization, (vi) any nationally recognized rating agency in connection with the rating of the Certificates by such agency or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any applicable law, rule, regulation or order, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which such Securityholder is a party, or (d) in order to protect or enforce such Person's investment in any Note Certificate. The Trustee shall, within two
Business Days of the request of the Servicer, the Owner Trustee or the Credit Enhancer, execute such documents and instruments as are prepared by the Servicer, the Owner Trustee or the Credit Enhancer and delivered to the Trustee, as the Servicer, the Owner Trustee or the Credit Enhancer deems necessary to permit the Servicer, in accordance with its customary servicing procedures, to enforce the Receivable on behalf of the Trust and any related insurance policies covering the Obligor, the Receivable or Financed Vehicle so long as such execution in the Trustee's sole discretion does not conflict with this Agreement and will not cause it undue risk or liability. The Trustee shall not be obligated to release any document from any Receivable File unless it receives a trust receipt signed by a Servicing Officer in the form of Exhibit C hereto (the "Trust Receipt"). Such Trust Receipt shall obligate the Servicer to return such document(s) to the Trustee when the need therefor no longer exists unless the Receivable shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer substantially in the form of Exhibit D hereto to the effect that all amounts required to be deposited in the Collection Account with respect to such Receivable have been so deposited, the Trust Receipt shall be released by the Trustee to the Servicer.


                                   ARTICLE IV

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

         SECTION 4.1. Duties of the Servicer. The Servicer, as agent for the Trust, the Securityholders and the Credit Enhancer (to the extent provided herein) shall manage, service, administer and make collections on the Receivables with reasonable care, using that degree of skill and attention customary and usual for institutions which service motor vehicle retail installment contracts similar to the Receivables and, to the extent more exacting, that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Trustee, the Trustee and the Credit Enhancer with respect to distributions. Without limiting the generality of the foregoing, and subject to the servicing standards set forth in this Agreement, the Servicer is authorized and empowered by the Trust to execute and deliver, on behalf of itself, the Trust, the Securityholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables and/or the certificates of title or, with respect to Financed Vehicles in the State of Michigan, other evidence of ownership with respect to such Financed Vehicles. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Trust shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Trust shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Certificateholders. The Servicer shall prepare and furnish and the Trustee and the

Owner Trustee shall execute, any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

         SECTION 4.2. Collection of Receivable Payments; Modifications of Receivables; Lockbox Agreements.

         (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others; provided, however, that the Servicer shall notify each Obligor to make all payments with respect to the Receivables to the Post-Office Box. The Servicer will provide each Obligor with a monthly statement in order to notify such Obligors to make payments directly to the Post-Office Box. The Servicer shall allocate collections between principal and interest in accordance with the customary servicing procedures it follows with respect to all comparable automotive receivables that it services for itself or others and in accordance with the terms of this Agreement. Except as provided below, the Servicer, for so long as CPS is the Servicer, may grant extensions on a Receivable; provided, however, that the Servicer may not grant more than one extension per calendar year with respect to a Receivable or grant an extension with respect to a Receivable for more than one calendar month or grant more than three extensions in the aggregate with respect to a Receivable without the prior written consent of the Credit Enhancer and provided, further, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the last day of the penultimate Collection Period preceding the Final Scheduled Payment Date, it shall promptly purchase the Receivable from the Trust in accordance with the terms of Section 4.7 hereof (and for purposes thereof, the Receivable shall be deemed to be materially and adversely affected by such breach). If the Servicer is not CPS, the Servicer may not make any extension on a Receivable without the prior written consent of the Credit Enhancer. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. Notwithstanding anything to the contrary contained herein, the Servicer shall not agree to any alteration of the interest rate on any Receivable or of the amount of any Scheduled Payment on Receivables.

         (b) The Trustee shall establish the Lockbox Account in the name of the Trustee for the benefit of the Securityholders and the Credit Enhancer, provided that pursuant to the Lockbox

Agreement, the Lockbox Processor and no other Person, save the Trustee, has authority to direct disposition of funds on deposit in the Lockbox Account consistent with the provisions of this Agreement and the Lockbox Agreement. The Trustee shall have no liability or responsibility with respect to the Lockbox Processor's directions or activities as set forth in the preceding sentence. The Lockbox Account shall be established pursuant to and maintained in accordance with the Lockbox Agreement and shall be a demand deposit account initially established and maintained with Bank of America, or at the request of the Certificate Credit Enhancer (unless a Credit Enhancer Default shall have occurred and be continuing) an Eligible Account satisfying clause (i) of the definition thereof; provided, however, that the Trustee shall give the Servicer prior written notice of any change made at the request of the Credit Enhancer in the location of the Lockbox Account. The Trustee shall establish and maintain the Post-Office Box at a United States Post Office Branch in the name of the Trustee for the benefit of the Securityholders and the Credit Enhancer.

         (c) Notwithstanding any Lockbox Agreement, or any of the provisions of this Agreement relating to the Lockbox Agreement, the Servicer shall remain obligated and liable to the Trust, the Trustee and Securityholders for servicing and administering the Receivables and the other Conveyed Property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof.

         (d) In the event the Servicer shall for any reason no longer be acting as such, the Standby Servicer or a successor Servicer shall thereupon assume all of the rights and obligations of the outgoing Servicer under the Lockbox Agreement. In such event, the successor Servicer shall be deemed to have assumed all of the outgoing Servicer's interest therein and to have replaced the outgoing Servicer as a party to the Lockbox Agreement to the same extent as if such Lockbox Agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the Lockbox Bank under such Lockbox Agreement. The outgoing Servicer shall, upon request of the Trustee, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to the Lockbox Agreement and an accounting of amounts collected and held by the Lockbox Bank and otherwise use its best efforts to effect the orderly and efficient transfer of any Lockbox Agreement to the successor Servicer. In the event that the Certificate Credit Enhancer (so long as a Credit Enhancer Default shall not have occurred and be continuing) or Holders of Class A Notes evidencing more than 50% of the outstanding principal balance of the Class A Notes (if a Credit Enhancer Default shall have occurred and be continuing) shall elect to change the identity of the Lockbox Bank, the Servicer, at its expense, shall cause the Lockbox Bank to deliver, at the direction of the Certificate Credit Enhancer (so long as a Credit Enhancer Default shall not have occurred and be continuing) or Holders of Class A Notes evidencing more than 50% of the outstanding principal balance of the Class A Notes (if a Credit Enhancer Default shall have occurred and be continuing) to the Trustee or a successor Lockbox Bank, all documents and records relating to the Receivables and all amounts held (or thereafter received) by the Lockbox Bank (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of the Lockbox arrangements.

         (e) On each Business Day, pursuant to the Lockbox Agreement, the Lockbox Processor will transfer any payments from Obligors received in the Post-Office Box to the Lockbox Account. Within two Business Days of receipt of funds into the Lockbox Account, the Servicer shall cause the Lockbox Bank to transfer funds from the Lockbox Account to the Collection Account. In addition, the Servicer shall remit all payments by or on behalf of the Obligors received by the Servicer with respect to the Receivables (other than Purchased Receivables), and all Liquidation Proceeds no later than the Business Day following receipt directly (without deposit into any intervening account) into the Lockbox Account or the Collection Account.

         SECTION 4.3. Realization Upon Receivables. On behalf of the Trust, the Securityholders and the Credit Enhancer, the Servicer shall use its best efforts, consistent with the servicing procedures set forth herein, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall commence efforts to repossess or otherwise convert the ownership of a Financed Vehicle on or prior to the date that an Obligor has failed to make more than 90% of a Scheduled Payment thereon in excess of $10 for 120 days or more; provided, however, that the Servicer may elect not to commence such efforts within such time period if in its good faith judgment it determines either that it would be impracticable to do so or that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automotive receivables, consistent with the standards of care set forth in Section 4.2, which may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the proceeds ultimately recoverable with respect to such Receivable by an amount greater than the amount of such expenses.

         SECTION 4.4.  Insurance.

         (a) The Servicer, in accordance with the servicing procedures and standards set forth herein, shall require that (i) each Obligor shall have obtained insurance covering the Financed Vehicle, as of the date of the execution of the Receivable, insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage and each Receivable requires the Obligor to maintain such physical loss and damage insurance naming CPS (or, with respect to the Samco Receivables, Samco) and its successors and assigns as an additional insured, (ii) each Receivable that finances the cost of premiums for credit life and credit accident and health insurance is covered by an insurance policy or certificate naming CPS (or, with respect to the Samco Receivables, Samco) as policyholder (creditor) and (iii) as to each Receivable that finances the cost of an extended service contract, the respective Financed Vehicle which secures the Receivable is covered by an extended service contract.

         (b) To the extent applicable, the Servicer shall not take any action which would result in noncoverage under any of the insurance policies referred to in Section 4.4(a) which, but for the actions of the Servicer, would have been covered thereunder. The Servicer, on behalf of the Trust, shall take such reasonable action as shall be necessary to permit recovery under any of the foregoing insurance policies. Any amounts collected by the Servicer under any of the foregoing insurance policies shall be deposited in the Collection Account pursuant to Section [5.4].

         SECTION 4.5.  Maintenance of Security Interests in Vehicles.

         (a) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps on behalf of the Trust as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle, including but not limited to obtaining the execution by the Obligors and the recording, registering, filing, rerecording, re-filing, re-recording, re-registering and refiling of all security agreements, financing statements and continuation statements or instruments as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Trustee hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect or continue the perfection of such security interest on behalf of the Trust as necessary because of the relocation of a

Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Trust, the Servicer hereby agrees that CPS's designation as the secured party on the certificate of title is in its capacity as Servicer as agent of the Trust.

         (b) Upon the occurrence of an Insurance Agreement Event of Default, the Credit Enhancer may (so long as a Credit Enhancer Default shall not have occurred and be continuing) instruct the Trustee and the Servicer to take or cause to be taken, or, if a Credit Enhancer Default shall have occurred, upon the occurrence of a Servicer Termination Event, the Trustee and the Servicer shall take or cause to be taken such action as may, in the opinion of counsel to the Trustee, which opinion shall not be an expense of the Trustee, be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Trust by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Trustee, which opinion shall not be an expense of the Trustee, be necessary or prudent. CPS hereby agrees to pay all expenses related to such perfection or reperfection and to take all action necessary therefor. The Servicer hereby agrees to pay all expenses related to such perfection or reperfection and to take all action necessary therefor. In addition, prior to the occurrence of an Insurance Agreement Event of Default, the Controlling Party may instruct the Trustee and the Servicer to take or cause to be taken such action as may, in the opinion of counsel to the Controlling Party, be necessary to perfect or re-perfect the security interest in the Financed Vehicles underlying the Receivables in the name of the Trust, including by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Controlling Party, be necessary or prudent; provided, however, that if the Controlling Party requests (unless a Credit Enhancer Default shall have occurred and be continuing) that the title documents be amended prior to the occurrence of an Insurance Agreement Event of Default, the out-of-pocket expenses of the Servicer or the Trustee in connection with such action shall be reimbursed to the Servicer or the Trustee, as applicable, by the Controlling Party.

         SECTION 4.6. Covenants, Representations, and Warranties of Servicer. The Servicer shall not release the Financed Vehicle securing each Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession, nor shall the Servicer impair the rights of the Securityholders in such Receivables, nor shall the Servicer amend a Receivable, except that extensions may be granted in accordance with Section 4.2.

         SECTION 4.7. Purchase of Receivables Upon Breach of Covenant. Upon discovery by any of the Servicer, the Credit Enhancer, the Trustee, the Owner Trustee or the Trustee of a breach of any of the covenants set forth in Section 4.2(a), 4.4, 4.5(a) or 4.6, the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of the Servicer under this Section
4.7. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery (or, at the Servicer's election, the last day of the first following Collection Period), the Servicer shall purchase any Receivable materially and adversely affected by such breach. In consideration of the purchase of such Receivable, the Servicer shall remit the Purchase Amount in the manner specified in Section 5.6. The sole remedy of the Trustee, the Trust, the Owner Trustee, the Credit Enhancer or the Securityholders with respect to a breach of Section 4.2, 4.4, 4.5(a) or 4.6 shall be to require the Servicer to repurchase Receivables pursuant to this
Section 4.7; provided, however, that the Servicer shall indemnify the Trustee, the Trustee, the Standby Servicer, the Collateral Agent, the Credit Enhancer, the Owner Trustee the Trust and the Securityholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach. If it is determined that the management, administration and servicing of the Receivables and operation of the Trust pursuant to this Agreement constitutes a violation of the prohibited transaction rules of ERISA or the Code to which no statutory exception or administrative exemption applies, such violation shall not be treated as a breach of Section 4.2, 4.4, 4.5(a) or 4.6 if not otherwise such a breach.

         SECTION 4.8. Servicing Fee. (a) The Servicing Fee for the initial Payment Date shall equal the product of (i) one twelfth of the Servicing Fee Rate, (ii) the Original Pool Balance and (iii) a fraction, the numerator of which is the number of days from and including the Closing Date to and including the last day of the initial Collection Period and the denominator of which is
30. Thereafter,  the Servicing Fee for a Payment Date shall equal the product of
(x) one twelfth of the Servicing Fee Rate and (y) the Pool Balance as of the last day of the second preceding Collection Period. The Servicing Fee shall also include all late fees, prepayment charges including, in the case of a Rule of 78's

Receivable that is prepaid in full, to the extent not required by law to be remitted to the related Obligor, the difference between the Principal Balance of such Rule of 78's Receivable (plus accrued interest to the date of prepayment) and the principal balance of such Receivable computed according to the "Rule of 78's", and other administrative fees or similar charges allowed by applicable law with respect to Receivables, collected (from whatever source) on the Receivables.

         SECTION 4.9. Servicer's Certificate. By 10:00 a.m., Minneapolis time, on each Determination Date, the Servicer shall deliver to the Trustee, the Trustee, the Credit Enhancer, the Rating Agencies and the Seller a Servicer's Certificate containing all information necessary to make the distributions pursuant to Section 4.6 (including, if required, withdrawals from the Spread Account) for the Collection Period preceding the date of such Servicer's Certificate and all information necessary for the Trustee to send statements to the Securityholders and the Certificate Credit Enhancer pursuant to Section 4.8. Receivables to be purchased by the Servicer or to be purchased by CPS shall be identified by the Servicer by account number with respect to such Receivable (as specified in Schedule A).

         SECTION 4.10. Annual Statement as to Compliance, Notice of Servicer Termination Event.

         (a) The Servicer shall deliver to the Trustee, the Owner Trustee, the Trustee, the Standby Servicer, the Credit Enhancer and each Rating Agency, on or before July 31 of each year beginning July 31, 199[ ], an Officer's Certificate, dated as of March 31 of such year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or, in the case of the first such certificate, the period from the Cutoff Date to March 31, 199[ ]) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year (or, in the case of the first such certificate, such shorter period), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Trustee shall send a copy of such certificate and the report referred to in Section 4.11 to the Rating Agencies. The Trustee shall forward a copy of such certificate as well as the report referred to in Section
4.11 to each Securityholder.

         (b) The Servicer shall deliver to the Trustee, the Owner Trustee, the Trustee, the Standby Servicer, the Credit Enhancer, the Collateral Agent, and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an Officer's

Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 10.1.

         SECTION 4.11. Annual Independent Accountants' Report. The Servicer shall cause a firm of nationally recognized independent certified public accountants (the "Independent Accountants"), who may also render other services to the Servicer or to the Seller, to deliver to the Trustee, the Owner Trustee, the Trustee, the Standby Servicer, the Credit Enhancer and each Rating Agency, on or before July 31 of each year beginning July 31, [ ], a report dated as of March 31 of such year (the "Accountants' Report") and reviewing the Servicer's activities during the preceding 12-month period (or, in the case of the first such report, the period from the Cutoff Date to March 31, [ ]), addressed to the Board of Directors of the Servicer, to the Trustee, the Owner Trustee, the Trustee, the Standby Servicer and to the Credit Enhancer, to the effect that such firm has examined the financial statements of the Servicer and issued its report therefor and that such examination (1) was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) included tests relating to auto loans serviced for others in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers (the "Program"), to the extent the procedures in the Program are applicable to the servicing obligations set forth in this Agreement; (3) included an examination of the delinquency and loss statistics relating to the Servicer's portfolio of automobile and light truck installment sales contracts; and (4) except as described in the report, disclosed no exceptions or errors in the records relating to automobile and light truck loans serviced for others that, in the firm's opinion, paragraph four of the Program requires such firm to report. The accountant's report shall further state that (1) a review in accordance with agreed upon procedures was made of three randomly selected Servicer Certificates; (2) except as disclosed in the report, no exceptions or errors in the Servicer Certificates were found; and (3) the delinquency and loss information, relating to the Receivables contained in the Servicer Certificates were found to be accurate.

         The Report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

         SECTION 4.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Trustee, the Owner Trustee, the Trustee, the Standby Servicer and the Credit Enhancer reasonable access to the documentation regarding the Receivables. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

         SECTION 4.13. Verification of Servicer's Certificate. (a) On or before the fifth calendar day of each month, the Servicer will deliver to the Trustee and the Standby Servicer a computer diskette (or other electronic transmission) in a format acceptable to the Trustee and the Standby Servicer containing information with respect to the Receivables as of the close of business on the last day of the preceding Collection Period which information is necessary for preparation of the Servicer's Certificate. The Standby Servicer shall use such computer diskette (or other electronic transmission) to verify certain information specified in Section 4.13(b) contained in the Servicer's Certificate delivered by the Servicer, and the Standby Servicer shall notify the Servicer and the Credit Enhancer of any discrepancies on or before the second Business Day following the Determination Date. In the event that the Standby Servicer reports any discrepancies, the Servicer and the Standby Servicer shall attempt to reconcile such discrepancies prior to the second Business Day prior to the related Payment Date, but in the absence of a reconciliation, the Servicer's Certificate shall control for the purpose of calculations and distributions with respect to the related Payment Date. In the event that the Standby Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer's Certificate by the related Payment Date, the Servicer shall cause a firm of independent certified public accountants, at the Servicer's expense, to audit the Servicer's Certificate and, prior to the fifth calendar day of the following month, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer's Certificate for such next succeeding Determination Date. Other than the duties specifically set forth in this Agreement, the Standby Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Standby Servicer shall have no liability for any actions taken or omitted by the Servicer. The duties and obligations of the Standby Servicer shall be determined solely by the express provisions of this Agreement and no implied covenants or obligations shall be read into this Agreement against the Standby Servicer.

         (b) The Standby Servicer shall review each Servicer's Certificate delivered pursuant to Section 4.13(a) and shall:

                  (i) confirm that such Servicer's Certificate is complete on its face;

                  (ii) load the computer diskette (which shall be in a format acceptable to the Standby Servicer) received from the Servicer pursuant to Section 4.13(a) hereof, confirm that such computer diskette is in a readable form and calculate and confirm the Principal Balance of each Receivable for the most recent Payment Date;

                  (iii) confirm that the Total Distribution Amount, the Principal Distributable Amount, the Class A Noteholders' Distributable Amount, the Class B Noteholders' Distributable Amount, the Class A Principal Distributable Amount, the Class A Interest Distributable Amount, the Class B Distributable Amount, the Class B Interest Distributable Amount, the Class B Principal Distributable Amount, the Certificateholders' Distributable Amount, the Certificateholders' Interest Distributable Amount, the Certificateholders' Principal Distributable Amount, the Standby Fee, the Servicing Fee, the Trustee Fee, the amount on deposit in the Spread Account, and the Premium in the Servicer's Certificate are accurate based solely on the recalculation of the Servicer's Certificate; and

                  (iv) confirm the calculation of the performance tests set forth in the Spread Account Agreement.

         SECTION 4.14. Retention and Termination of Servicer. The Servicer hereby covenants and agrees to act as such under this Agreement for an initial term commencing on the Closing Date and ending on [ ], which term shall be automatically extended by the Credit Enhancer for successive terms of ninety
(90) days each as specified in a writing delivered by the Credit Enhancer prior to the expiration of each current term to the Servicer and the Trustee which provides that the Servicer will be automatically extended for a succeeding ninety (90) day term unless an Event of Default shall have occurred and be continuing, in which case the Credit Enhancer may extend the Servicer in its sole discretion (or, at the discretion of the Credit Enhancer exercised pursuant to revocable written standing instructions from time to time to the Servicer and the Trustee, for any specified number of terms greater than one), until the Notes and the Certificates are paid in full. Each such notice (including each notice pursuant to standing instructions, which shall be deemed delivered at successive ninety (90) day intervals for so long as such instructions are in effect) (a "Servicer Extension Notice") shall be delivered by the Credit Enhancer to the Trustee and the Servicer. The Servicer hereby agrees that, upon its receipt of any such Servicer Extension Notice, the Servicer shall become bound, for the duration of the term covered by such Servicer Extension Notice, to continue as the Servicer subject to and in accordance with the other provisions of this Agreement. If a Credit Enhancer Default has occurred and is continuing, the term of the Servicer's appointment hereunder shall be deemed to have been extended until such time, if any, as such Credit Enhancer Default has been cured unless such appointment is terminated sooner in accordance with the terms of this Agreement).

         SECTION 4.15. Fidelity Bond. The Servicer shall maintain a fidelity bond in such form and amount as is customary for entities acting as custodian of funds and documents in respect of consumer contracts on behalf of institutional investors.


                                    ARTICLE V

                         TRUST ACCOUNTS; DISTRIBUTIONS;
                STATEMENTS TO CERTIFICATEHOLDERS AND NOTEHOLDERS

         SECTION 5.1.  Establishment of Trust Accounts.

         (a) The Trustee, on behalf of the Securityholders and the Credit Enhancer, shall establish and maintain in its own name an Eligible Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trustee on behalf of the Securityholders and the Credit Enhancer.

                  (i) The Trustee, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Account (the "Note Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trustee on behalf of the Noteholders and the Credit Enhancer. The Note Distribution Account shall initially be established with the Trustee.

                  (ii) The Trustee, on behalf of the Certificateholders, shall establish and maintain in its own name an Eligible Account (the "Certificate Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trustee on behalf of the Certificateholders and the Credit Enhancer. The Certificate Distribution Account shall initially be established with the Trustee.

                  (iii) The Trustee, on behalf of the Securityholders and the Credit Enhancer, shall establish and maintain in its own name an Eligible Account (the "Pre-Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trustee on behalf of the Securityholders and the Credit Enhancer.

         (b) Funds on deposit in the Collection Account, the Pre- Funding Account, the Note Distribution Account, the Certificate Distribution Account and the Interest Reserve Account (collectively, the "Trust Accounts") and the Lockbox Accounts shall be invested by the Trustee (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise). All such Eligible Investments shall be held by or on behalf of the Trustee for the benefit of the Noteholders and/or the Certificateholders and the Credit Enhancer, as applicable. Other than as permitted by the Rating Agencies and the Credit Enhancer, funds on deposit in any Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Payment Date. Funds deposited in a Trust Account on the day immediately preceding a Payment Date upon the maturity of any Eligible Investments are not required to be invested overnight. All Eligible investments will be held to maturity.

         (c) All investment earnings of moneys deposited in the Trust Accounts shall be deposited (or caused to be deposited) by the Trustee in the Collection Account for distribution pursuant to Section 5.7(b), and any loss resulting from such investments shall be charged to such account. The Servicer will not direct the Trustee to make any investment of any funds held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person, and, in connection with any direction to the Trustee to make any such investment, if requested by the Trustee, the Servicer shall deliver to the Trustee an opinion of Counsel, acceptable to the Trustee, to such effect.

         (d) The Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Trustee's negligence or bad faith or its failure to make payments on such Eligible Investments issued by the Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

         (e) If (i) the Servicer shall have failed to give investment directions for any funds on deposit in the Trust Accounts to the Trustee by 2:00 p.m. Eastern Time (or such other time as may be agreed by the Issuer and Trustee) on any Business

Day; or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable, or, if such Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Trust Property are being applied as if there had not been such a declaration; then the Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in one or more Eligible Investments.

         (f) The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all Investment Earnings on the Collection Account) and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Noteholders and the Certificateholders, as the case may be, and the Credit Enhancer. If at any time any of the Trust Accounts ceases to be an Eligible Account, the Servicer with the consent of the Credit Enhancer shall within five Business Days establish a new Trust Account as an Eligible Account and shall transfer any cash and/or any investments to such new Trust Account. The Servicer shall promptly notify the Rating Agencies of any change in the location of any of the aforementioned accounts. In connection with the foregoing, the Servicer agrees that, in the event that any of the Trust Accounts are not accounts with the Trustee, the Servicer shall notify the Trustee in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Account.

         (i) With respect to the Trust Account Property, the Trustee agrees that:

                           (A)  any Trust Account Property or any property in
the Certificate Distribution Account that is held in deposit accounts shall be held solely in the Eligible Accounts; and, except as otherwise provided herein, each such Eligible Account shall be subject to the exclusive custody and control of the Trustee, and the Trustee shall have sole signature authority with respect thereto;

                           (B)  any Trust Account Property that constitutes
Physical Property shall be delivered to the Trustee in accordance with paragraph
(a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Trustee or a financial intermediary (as such term is defined in Section B- 313(4) of the UCC) acting solely for the Trustee;

                           (C)  any  Trust  Account  Property  that  is a  book-
entry  security  held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

                           (D)    any  Trust  Account  Property   that   is   an
"uncertificated security" under Article 8 of the UCC and that is not governed by clause (C) above shall be delivered to the Trustee in accordance with paragraph
(c) of the definition of "Delivery" and shall be maintained by the Trustee, pending maturity or disposition, through continued registration of the Trustee's (or its nominees) ownership of such security.

         (g) The Servicer shall have the power, revocable by the Credit Enhancer or, with the consent of the Credit Enhancer by the Trustee or by the Owner Trustee with the consent of the Trustee, to instruct the Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer and the Trustee to carry out its respective duties hereunder.

         SECTION 5.2.  Interest Reserve Account.

         (a) The Servicer shall cause the Trustee to establish and maintain an Eligible Account (the "Interest Reserve Account") with the Trustee, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Noteholders, Certificateholders and the Credit Enhancer.

         On or prior to the Closing Date, the Seller shall deposit an amount equal to the Interest Reserve Account Initial Deposit into the Interest Reserve Account.

         (b) On the Payment Dates occurring in [ ] the Trustee shall withdraw from the Interest Reserve Account the Monthly Interest Reserve Amount for such Payment Date and deposit such amount in the Collection Account as further provided in Section 5.7.

         (i) on the Payment Dates occurring in [ ] the Servicer shall instruct the Trustee to withdraw from the Interest Reserve Account and pay to the Seller on such Payment Date an amount equal to the Overfunded Interest Reserve Amount for such Payment Date. Any amounts remaining in the Interest Reserve Account on the Payment Date which immediately follows the end of the Funding Period after taking into account the transfer pursuant to Section 5.7(a)(i) shall be remitted by the Trustee to the Seller. Upon any such distributions to the Seller, the Noteholders, the Certificateholders and the Credit Enhancer will have no further rights in, or claims to, such amounts.

         SECTION 5.3. Certain Reimbursements to the Servicer. The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Payment Date pursuant to Section 5.7(b)(i) upon certification by the Servicer of such amounts and the provision of such information to the Trustee and the Credit Enhancer as may be necessary in the opinion of the Credit Enhancer to verify the accuracy of such certification. In the event that the Credit Enhancer has not received evidence satisfactory to it of the Servicer's entitlement to reimbursement pursuant to this Section, the Credit Enhancer shall (unless a Credit Enhancer Default shall have occurred and be continuing) give the Trustee notice to such effect, following receipt of which the Trustee shall not make a distribution to the Servicer in respect of such amount pursuant to Section 5.7, or if the Servicer prior thereto has been reimbursed pursuant to Section 5.7, the Trustee shall withhold such amounts from amounts otherwise distributable to the Servicer on the next succeeding Payment Date.

         SECTION 5.4. Application of Collections. All collections for each Collection Period shall be applied by the Servicer as follows:

         With respect to each Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor shall be applied, in the case of a Rule of 78's Receivable, first, to the Scheduled Payment of such Rule of 78's Receivable and, second, to any late fees accrued with respect to such Rule of 78's Receivable and, in the case of a Simple Interest Receivable, to interest and principal in accordance with the Simple Interest Method.

         SECTION 5.5. Withdrawals from Spread Account. (a) In the event that the Servicer's Certificate with respect to any Determination Date shall state that the Total Distribution Amount with respect to such Determination Date is insufficient (taking into account the application of the Distribution Amount to the payment required to be made on the related Payment Date pursuant to Section 5.7(b)(vi)) to make the payments required to be made on the related Payment Date pursuant to Section 5.7(b)(i), (ii), (iii), (iv), (v), (vii) or (viii) (such deficiency being a "Deficiency Claim Amount"), then on the fourth Business Day immediately preceding the related Payment Date, the Trustee shall deliver to the Collateral Agent, the Owner Trustee, the Credit Enhancer, and the Servicer, by hand delivery, telex or facsimile transmission, a written notice (a "Deficiency Notice") specifying the Deficiency Claim Amount for such Payment Date. Such Deficiency Notice shall direct the Collateral Agent to remit such Deficiency Claim Amount (to the extent of the funds available to be distributed pursuant to the Spread Account Agreement) to the Trustee for deposit in the Collection Account and distribution pursuant to Sections 5.7(b)(i), (ii), (iii), (iv), (v), (vii) and/or (viii), as applicable.

         (b) Any Deficiency Notice shall be delivered by 10:00 a.m., New York City time, on the fourth Business Day preceding such Payment Date. The amounts distributed by the Collateral Agent to the Trustee pursuant to a Deficiency Notice shall be deposited by the Trustee into the Collection Account pursuant to
Section 5.6.

         (c) In the event that the Servicer's Certificate with respect to any Determination Date shall state that the Total Distribution Amount with respect to such Payment Date is insufficient to make the payments required to be made on the related Payment Date pursuant to Section 5.7(b)(vi) or (x) (such deficiency being a "Class B Deficiency"), then on the fourth Business Day immediately preceding the related Payment Date, the Trustee shall deliver to the Collateral Agent, the Owner Trustee and the Servicer, by hand delivery, telex or facsimile transmission, a written notice specifying the amount of the Class B Deficiency for such Payment Date. Such notice shall direct the Collateral Agent to remit to the Trustee an amount equal to such Class B Deficiency (but only to the extent that, pursuant to the Spread Account Agreement, funds are required to be released from the Spread Account to the Seller on the related Payment Date) for deposit into the Collection Account and distribution pursuant to Section 5.7(b)(vi) and/or Section 5.7(b)(x), as applicable, and any funds so remitted to the Trustee shall be deemed to have been released to the Seller and paid to the Trustee at the direction of the Seller.

         SECTION 5.6.  Additional Deposits.

         (a) The Servicer or CPS, as the case may be, shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables and the Servicer shall deposit therein all amounts to be paid under Section 4.8(b) or 11.1. All such deposits shall be made, in immediately available funds, on the Business Day preceding the Determination Date. On or before the third Business Day preceding each Payment Date, the Trustee shall remit to the Collection Account any amounts delivered to the Trustee by the Collateral Agent pursuant to Section 5.5.

         SECTION 5.7.  Distributions.

         (a) On each Payment Date, the Trustee shall (based solely on the information contained in the Servicer's Certificate delivered on the related Determination Date)cause to be made the following transfers and distributions in the amounts set forth in the Servicer's Certificate for such Payment Date:

                  (i) During the Funding Period, from the Interest Reserve Account to the Collection Account, in immediately available funds, the Monthly Interest Reserve Amount for such Payment Date; and

                  (ii) If such Payment Date is the Mandatory Redemption Date, from the Pre-Funding Account to the Collection Account, in immediately available funds, the Pre-Funded Amount after giving effect to the purchase of Subsequent Receivables, if any, on the Mandatory Redemption Date.

         (b) On each Payment Date, the Trustee (based on the information contained in the Servicer's Certificate delivered on the related Determination
Date) shall make the following distributions in the following order of priority:

                  [(i) to the Servicer, from the Total Distribution Amount, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods; provided, however, that as long as CPS is the Servicer and [Norwest Bank Minnesota, National Association] is the Standby Servicer, the Indenture Trustee will first pay to the Standby Servicer out of the Servicing Fee otherwise payable to CPS an amount equal to the Standby Fee;

                  (ii) in the event the Standby Servicer or any other party becomes the successor Servicer, to the Standby Servicer or such other successor servicer, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clause (i) above), to the extent not previously paid by the predecessor Servicer pursuant to the Sale and Servicing Agreement, reasonable transition expenses (up to a maximum of $50,000) incurred in acting as successor Servicer;

                  (iii) to the Trustee and the Owner Trustee, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) and (ii) above), the fees payable thereto for services pursuant to the Indenture and the Trust Agreement (the "Trustee Fee") and reasonable out-of-pocket expenses thereof, (including counsel fees and expenses) and all unpaid Trustee Fees and all unpaid reasonable out-of-pocket expenses (including counsel fees and expenses) from prior Collection Periods; provided, however, that unless an Event of Default shall have occurred and be continuing, expenses payable to the Trustee pursuant to this clause
         (iii) and expenses  payable to the Collateral  Agent pursuant to clause
         (iv) below shall be limited to a total of $50,000 per annum;

                  (iv) to the Total Collateral Agent, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (iii) above), all fees and expenses payable to the Collateral Agent with respect to such Payment Date;

                  (v) to the Note Distribution Account, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant Total to clauses (i) through (iv) above, the Class A Noteholders' Interest Distributable Amount for such Payment Date;

                  (vi) to the Note Distribution Account, from the Total Distribution Amount (as such Distribution Amount has been reduced by payments pursuant to clauses (i) through (v) above) the Class B Noteholders' Interest Distributable
         Amount for such Distribution Date;

                  (vii) to the Note Distribution Account, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (vi) above), the Class A Noteholders' Principal Distributable Amount plus, on the Mandatory
         Redemption Date, the Class A Note Prepayment Amount for such Distribution Date;

                  (viii) to the Credit Enhancer, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments made pursuant to clauses (i) through (vii) above), any amounts owing to the Credit Enhancer under this Agreement and the Insurance Agreement and not paid;

                  (ix) in the event any Person other than the Standby Servicer becomes the successor Servicer, to such successor Servicer, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (viii) above) to the extent not previously paid by the predecessor Servicer, reasonable transition expenses (up to a maximum of $50,000) incurred in acting as successor Servicer;

                  (x) to the Note Distribution Account, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to Clauses (i) through (ix) above, the Class B Noteholders' Principal Distributable Amount for such Payment Date;

                  (xi) to the Certificate Distribution Account, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (x) above, the Certificateholders' Distributable Amount for such Payment Date;

                  (xii) to the Collateral Agent, for deposit into the Spread Account, the remaining Total Distribution Amount, if any;

provided, however, that, (A) following an acceleration of the Notes or, (B) if a Credit Enhancer Default shall have occurred and be continuing and an Event of Default pursuant to Section 5.1(i), 5.1(ii), 5.1(iv), 5.1(v) or 5.1(vi) of the Indenture shall have occurred and be continuing, or (C) the receipt of Insolvency Proceeds pursuant to Section 11.1(b), amounts deposited in the Note Distribution Account and the Certificate Distribution Account (including any such Insolvency Proceeds) shall be paid to the Noteholders and the Certificateholders, pursuant to Section 5.6 of the Indenture.]

         (c) In the event that the Collection Account is maintained with an institution other than the Trustee, the Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to Section 5.7(b) on the related Payment Date.

         SECTION 5.8.  Note Distribution Account.

         (a) On each Payment Date, the Trustee shall distribute all amounts on deposit in the Note Distribution Account to Noteholders in respect of the Notes to the extent of amounts due and unpaid on the Notes for principal and interest in the following amounts and in the following order of priority:

                  (i) to the Holders of the Class A Notes the Class A Interest Distributable Amount; provided that if there are not sufficient funds in the Note Distribution Account to pay the entire then due on each Class of Class A Notes, the amount in the Note Distribution Account shall be applied to the payment of such interest on each Class of Class A Notes pro rata on the basis of the amount of accrued and unpaid interest due on each Class of Class A Notes;

                  (ii) to the Holders of the Class B Notes, the Class B Noteholders' Interest Distributable Amount; provided that if there are not sufficient funds remaining in the Note Distribution Account to pay the entire Class B Interest Distributable Amount, the amount in the Note Distribution
Account shall be applied to the payment of such interest on the Class B Notes pro rata on the basis of the amount of accrued and unpaid interest due on the Class B Notes;

                  (iii) any amounts deposited in the Note Distribution Account with respect to the Note Prepayment Amount, shall be distributed first to the Holders of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class B Notes, respectively, based upon the pro rata share as represented by the relative outstanding Amount of each Class of Notes;

                  (iv) to the Holders of the Class A-1 Notes, the Class A Noteholders' Principal Distributable Amount until the outstanding principal balance of the Class A-1 Notes is reduced to zero;

                  (v) to the Holders of the Class A-2 Notes, the Class A Noteholders' Principal Distributable Amount until the outstanding principal balance of the Class A-2 Notes is reduced to zero; and

                  (vi) to the Holders of the Class A-3 Notes, the Class A Noteholders' Principal Distributable Amount until the outstanding principal balance of the Class A-3 Notes is reduced to zero.

                  (vii) to the holders of the Class B Notes, the Class B Noteholders' Principal Distributable Amount until the outstanding principal amount of the Class B Notes is reduced to zero.

         (b) The rights of the Class B Noteholders to receive distributions in respect of the Class B Notes pursuant to Section 5.8(a)(ii) on a Payment Date shall be and hereby are subordinated to the payment of the amounts distributable pursuant to Section 5.8(a)(i). The rights of the Class B Noteholders to receive distributions in respect of the Class B Notes pursuant to Section 5.8(a)(vi) on a Payment Date shall be and hereby are subordinated to the payment of the amounts distributable pursuant to Sections 5.8(a)(i) through (v). At such time as the Class A Notes are paid in full and the Credit Enhancer has received payment in full for all amounts owed to the Credit Enhancer, the Class B Noteholders shall be entitled to exercise all rights granted to the Class A Noteholders under this Agreement to the extent that the exercise of such rights does not conflict with the provisions of the Spread Account Agreement.

         (c) On each Payment Date, the Trustee shall send to each Noteholder the statement provided to the Trustee by the Servicer pursuant to Section 5.11 hereof on such Payment Date.

         (d) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Noteholder, such tax shall reduce the amount otherwise distributable to the Noteholder in accordance with this Section. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Noteholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Noteholder shall be treated as cash distributed to such Noteholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-US Noteholder), the Trustee may in its sole discretion withhold such amounts in accordance with this clause (f). In the event that a Noteholder wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Noteholder in making such claim so long as such Noteholder agrees to reimburse the Trustee for any out-of-pocket expenses incurred.

         (e) Distributions required to be made to Noteholders on any Payment Date shall be made to each Noteholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Noteholder shall have provided to the Note Registrar appropriate written instructions at least five Business Days prior to such Payment Date and such Holder's Notes in the aggregate evidence a denomination of not less than $1,000,000 or (ii) such Noteholder is the Seller, or an Affiliate thereof, or, if not, by check mailed to such Noteholder at the address of such holder appearing in the Note Register; provided, however, that, unless Definitive Notes have been issued pursuant to Section 3.13 of the Trust Agreement, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), distributions will be made by wire transfer in immediately available funds to the account designated by such nominee. Notwithstanding the foregoing, the final distribution in respect of any Note (whether on the Final Scheduled Payment Date or otherwise) will be payable only upon presentation and surrender of such Note at the office or agency maintained for that purpose by the Note Registrar pursuant to Section 2.4 of the Indenture.

         [SECTION 5.9.  Certificate Distribution Account.

                  (a) On each Payment Date, the Trustee shall distribute all amounts on deposit in the Certificate Distribution Account to Certificateholders in respect of the Certificates to the extent of amounts due and unpaid on the Certificates for principal and interest in the following amounts and in the following order of priority:

                    (i) accrued and unpaid interest on the Certificates; provided that if there are not sufficient funds in the Certificate Distribution Account to pay the entire amount of accrued and unpaid interest then due on the Certificates, the amount in the Certificate Distribution Account shall be applied to the payment of such interest on the Certificates pro rata on the basis of the amount of accrued and unpaid interest due on the Certificates;

                    (ii) to the Holders of the Certificates, the Certificateholders' Principal Distributable Amount and the Accelerated Principal Amount until the outstanding principal balance of the Certificates is reduced to zero.

                  (b) On each Payment Date, the Trustee shall send to each Certificateholder the statement provided to the Trustee by the Servicer pursuant to Section 5.11 hereof on such Payment Date.

                    (i) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-US Certificateholder), the Trustee may in its sole discretion withhold such amounts in accordance with this clause (c). In the event that an Certificateholder wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Trustee for any out-of-pocket expenses incurred.]

                  (c) Any funds remaining in the Certificate Distribution Account after distribution of all amounts specified in this Section shall be distributed to the Depositor.

                  (d) Distributions required to be made to Certificateholders on any Payment Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date and such Holder's certificates in the aggregate evidence a denomination of not less than $1,000,000 or (ii) such
Certificateholder is the Depositor, or an Affiliate thereof, or, if not, by check mailed to such Certificateholder at the address of such holder appearing in the Certificate Register; provided, however, that, unless Definitive Certificates have been issued pursuant to Section 3.13 of the Trust Agreement, with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), distributions will be made by wire transfer in immediately available funds to the account designated by such nominee. Notwithstanding the foregoing, the final distribution in respect of any Certificate (whether on the Final Scheduled Payment Date or otherwise) will be payable only upon presentation and surrender of such Certificate at the office or agency maintained for that purpose by the Certificate Registrar pursuant to Section 3.8 of the Trust Agreement.

                    (i) Subject to Section 5.1 and this section, monies received by the Trustee hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and the Trustee shall not be liable for any interest thereon.]

         SECTION 5.10.  Pre-Funding Account.

         (a) On the Closing Date, the Trustee will deposit, on behalf of the Seller, in the Pre-Funding Account $[ ] from the proceeds of the sale of the Notes and the Certificates. On each Subsequent Transfer Date, the Servicer shall instruct the Trustee to withdraw from the Pre-Funding Account (i) an amount equal to [ ]% of the Principal Balance of the Subsequent Receivables transferred to the Issuer on such Subsequent Transfer Date and to distribute such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in this Agreement with respect to such transfer and (ii) an amount equal to the Subsequent Spread Account Deposit on such Subsequent

Transfer Date upon satisfaction of the conditions set forth in this Agreement with respect to such transfer.

         (b) If the Pre-Funded Amount has not been reduced to zero on the date on which the Funding Period ends after giving effect to any reductions in the Pre-Funded Amount on such date, the Servicer shall instruct the Trustee to withdraw from the Pre- Funding Account on the Mandatory Redemption Date the Pre-Funded Amount (exclusive of any Pre-Funding Earnings) and deposit an amount equal to the Note Prepayment Amount in the Note Distribution Account.

         SECTION 5.11. Statements to Certificateholders and Noteholders. Statements to Certificateholders and Noteholders. On or prior to each Payment Date, the Servicer shall provide to the Trustee (with a copy to the Credit Enhancer and the Rating Agencies) for the Trustee to forward to each Noteholder of record, and to each Certificateholder of record, a statement setting forth at least the following information as to the Notes and the Certificates to the extent applicable:

                  (i) the amount of such distribution allocable to principal of each Class of Notes and to the Certificate Balance of the Certificates;

                  (ii) the amount of such distribution allocable to interest on or with respect to each Class of Notes [and to the Certificates];

                  (iii) the amount of such distribution payable out of amounts withdrawn from the Spread Account or pursuant to a claim on the Credit Enhancement or the Certificate Policy;

                  (iv) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

                  (v) the aggregate outstanding principal amount of each Class of Notes, the Note Pool Factor for each such Class after giving effect to payments allocated to principal reported under clause (i) above;

                  (vi) the amount of the Servicing Fee (inclusive of the Standby Fee paid to the Standby Servicer) paid to the Servicer with respect to the related Collection Period, and the amount of any unpaid Servicing Fees (inclusive of the Standby Fee) and the change in such amount from that of the prior Payment Date;

                  (vii) the Class A Noteholders' Interest Carryover Shortfall, the Class B Noteholders' Interest Carryover Shortfall, the Class A Noteholders' Principal Carryover Shortfall, and the Class B Noteholders' Principal Carryover Shortfall;

                  (viii) the amount distributable to the Certificate Credit Enhancer on such Payment Date;

                  (ix) the number of Receivables and the aggregate gross amount scheduled to be paid thereon, including unearned finance and other charges, for which the related Obligors are delinquent in making scheduled payments between 31 and 59 days and 60 days or more;

                  (x) the amount of the aggregate Realized Losses, if any, for the second preceding Collection Period;

                  (xi) the number and the aggregate Purchase Amounts for Receivables, if any, that were repurchased in such period and summary information as to losses and delinquencies with respect to the Receivables;

                  (xii) for Payment Dates during the Funding Period (if any), the remaining Pre-Funded Amount; and

                  (xiii) for the final Subsequent Transfer Date, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables.

                  (xiv) the cumulative amount of Realized Losses, since the Initial Cutoff Date to the last day of the related Collection Period.

Each amount set forth pursuant to paragraph (i), (ii), (iii), (vi), (vii), (xi) and (xii) above shall be expressed as a dollar amount per $1,000 of the initial principal balance of the Notes (or Class thereof) or the initial Certificate Balance, as applicable.


                                   ARTICLE VI

                              [CREDIT ENHANCEMENT]



                                   ARTICLE VII

                                   [Reserved]

                                  ARTICLE VIII

                                   THE SELLER

         SECTION 7.1. Representations of Seller. The Seller makes the following representations on which the Credit Enhancer shall be deemed to have relied in executing and delivering the Policies and on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of Initial Receivables, and as of the applicable subsequent Transfer Date, in the case of Subsequent Receivables, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

                  (a) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the other Conveyed Property transferred to the Trust.

                  (b) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                  (c) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and the Basic Documents to which it is a party and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Basic Documents to which the Seller is a party have been duly authorized by the Seller by all necessary corporate action.

                  (d) Valid Sale, Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Basic Documents to which the Seller is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (e)  No  Violation.   The  consummation  of  the  transactions
         contemplated by this Agreement and the Basic Documents and the fulfillment of the terms of this Agreement and the Basic Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

                  (f) No Proceedings. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement, the Securities or any of the Basic Documents, (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (D) relating to the Seller and which might adversely affect the federal or state income, excise, franchise or similar tax attributes of the Securities.

                  (g) No Consents. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance or sale of the Securities or the consummation of the other transactions contemplated by this Agreement, except such as have been duly made or obtained.

                  (h) The Seller has filed on a timely basis all tax returns required to be filed by it and paid all taxes, to the extent that such taxes have become due.

                  (i) Chief Executive Office. The chief executive office of the Seller is at 2 Ada, Irvine, California 92618.

         SECTION 7.2.  [Reserved].

         SECTION 7.3. Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

         (a) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Trust, the Credit Enhancer and the Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Basic Documents (except any income taxes arising out of fees paid to the Owner Trustee, the Trustee and the Credit Enhancer and except any taxes to which the Owner Trustee, or the Trustee may otherwise be subject to), including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, federal or other income taxes arising out of distributions on the Certificates and the Notes) and costs and expenses in defending against the same.

         (b) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Trustee, the Credit Enhancer, the Certificateholders and the Noteholders from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller's or the Issuer's violation of Federal or state securities laws in connection with the offering and sale of the Notes and the Certificates.

         (c) The Seller shall indemnify, defend and hold harmless the Owner Trustee, the Trustee, and the Standby Servicer and its officers, directors, employees and agents from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Basic Documents except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee.

         Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Trustee and the termination of this Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

         SECTION 7.4. Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) the Seller shall have received the written consent of the Credit Enhancer prior to entering into any such transaction, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1 shall have been breached and no Servicer Termination Event, and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event shall have happened and be continuing, (iii) the Seller shall have delivered to the Owner Trustee, the Trustee and the Credit Enhancer an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iv) the Rating Agency Condition shall have been satisfied with respect to such transaction and (v) the Seller shall have delivered to the Owner Trustee, the Trustee and the Credit Enhancer an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Trustee, respectively, in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

         SECTION 7.5. Limitation on Liability of Seller and Others. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

         SECTION 7.6. Seller May Own Certificates or Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the ,owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document. Notes or Certificates so owned by the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of the Basic Documents, without preference, priority, or distinction as among all of the Notes or Certificates; provided, however, that any Notes or Certificates owned by the Seller or any Affiliate thereof during the time such Notes or Certificates are owned by them, shall be without voting rights for any purpose set forth in the Basic Documents and All not be entitled to the benefits of the Policies. The Seller shall notify the Owner Trustee, the Trustee and the Credit Enhancer promptly after it or any of its Affiliates become the owner of a Certificate or a Note.


                                  ARTICLE VIII

                                  THE SERVICER

         SECTION 8.1. Representations of Servicer. The Servicer makes the following representations on which the Credit Enhancer shall be deemed to have relied in executing and delivering the Policies and on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Receivables, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

                  (a) Organization and Good Standing. The Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority and legal right to acquire, own and service the Receivables;

                  (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business
         (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification;

                  (c) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and its Basic Documents and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Servicer's Basic Documents have been duly authorized by the Servicer by all necessary corporate action;

                  (d) Binding Obligation. This Agreement and the Basic Documents to which to the Servicer is a party shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                  (e) No Violation. The consummation of the transactions contemplated by this Agreement and the Basic Documents to which to the Servicer is a party, and the fulfillment of the terms of this Agreement and the Basic Documents to which the Servicer is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties;

                  (f) No Proceedings. There are no proceedings or investigations pending or, to the Servicer's knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Basic
         Documents, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Securities or any of the Basic Documents or (D) relating to the Servicer and which might adversely affect the federal or state income, excise, franchise or similar tax attributes of the Securities;

                  (g) No Consents. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance or sale of the Securities or the consummation of the other transactions contemplated by this Agreement, except such as have been duly made or obtained.

                  (h) Taxes. The Servicer has filed on a timely basis all tax returns required to be filed by it and paid all taxes, to the extent that such taxes have become due.

                  (i) Chief Executive Office. The Servicer hereby represents and warrants to the Trustee that the Servicer's principal place of business and chief executive office is, and for the four months preceding the date of this Agreement has been, located at: 2 Ada, Irvine, California.

         SECTION 8.2.  Liability of Servicer; Indemnities.

         (a) The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

                  (i) The Servicer shall defend, indemnify and hold harmless the Trust, the Trustee, the Owner Trustee, the Standby Servicer, the Credit Enhancer, and the Securityholders from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle;

                  (ii) The Servicer shall indemnify, defend and hold harmless the Trust, the Trustee, the Owner Trustee, the Standby Servicer, the Credit Enhancer, and the Securityholders from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the issuance and original sale of the Securities) and costs and expenses in defending against the same;

                  (iii) The Servicer shall indemnify, defend and hold harmless the Trust, the Trustee, the Owner Trustee, the Standby Servicer, the Credit Enhancer, their respective officers, directors, agents and employees and the Securityholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Trustee, the Standby Servicer, the Credit Enhancer or the Securityholders through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

                  (iv) The Servicer shall indemnify, defend, and hold harmless the Trustee, the Standby Servicer and the Collateral Agent from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained, if any, except to the extent that such cost, expense, loss, claim, damage or liability: (A) shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of the Trustee, the Standby Servicer or Collateral Agent, as applicable or (B) relates to any tax other than the taxes with respect to which the Servicer shall be required to indemnify the Trustee, the Standby Servicer or the Collateral Agent.

         (b) Notwithstanding the foregoing, the Servicer shall not be obligated to defend, indemnify, and hold harmless any Securityholder for any losses, claims, damages or liabilities incurred by any Securityholders arising out of claims, complaints, actions and allegations relating to Section 406 of ERISA or
Section 4975 of the Code as a result of the purchase or holding of a Security by such Securityholder with the assets of a plan subject to such provisions of ERISA or the Code or the servicing, management and operation of the Trust.

         (c) For purposes of this Section 9.2, in the event of the termination of the rights and obligations of the Servicer (or any successor thereto pursuant to Section 9.3) as Servicer pursuant to Section 10.1, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 10.2. The provisions of this Section 9.2(b) shall in no way affect the survival pursuant to Section 9.2(c) of the indemnification by the Servicer provided by
Section 9.2(a).

         (d) Indemnification under this Section 9.2 shall survive the termination of this Agreement and any resignation or removal of CPS as Servicer and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest.

         SECTION  8.3.  Merger  or  Consolidation   of,  or  Assumption  of  the
Obligations of, the Servicer or Standby Servicer.

         (a) CPS shall not merge or consolidate with any other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to CPS's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of CPS contained in this Agreement and shall be acceptable to the Controlling Party, and, if a Credit Enhancer Default shall have occurred and be continuing, shall be an Eligible Servicer. Any corporation (i) into which CPS may be merged or consolidated, (ii) resulting from any merger or consolidation to which CPS shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of CPS, or (iv) succeeding to the business of CPS, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of CPS under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to CPS under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release CPS from any obligation. CPS shall provide notice of any merger, consolidation or succession pursuant to this Section to the Owner Trustee, the Trustee, the Securityholders, the Credit Enhancer and each Rating Agency. Notwithstanding the foregoing, CPS shall not merge or consolidate with any other Person or permit any other Person to become a successor to CPS's business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 4.6 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an Insurance Agreement Event of Default shall have occurred and be continuing, (y) CPS shall have delivered to the Owner Trustee, the Trustee, the Rating Agencies and the Credit Enhancer an officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) CPS shall have delivered to the Owner Trustee, the Trustee, the Rating Agencies and the Credit Enhancer an opinion of Counsel, stating in the opinion of such counsel, either
(A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust in the Receivables and the Other Conveyed Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

         (b) Any corporation (i) into which the Standby Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Standby Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Standby Servicer, or (iv) succeeding to the business of the Standby Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Standby Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Standby Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Standby Servicer from any obligation.

         SECTION 8.4. Limitation on Liability of Servicer, Standby Servicer and Others.

         Neither the Servicer, the Standby Servicer nor any of the directors or officers or employees or agents of the Servicer or Standby Servicer shall be under any liability to the Trust or the Securityholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer, the Standby Servicer or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence in the performance of duties. CPS, the Standby Servicer and any director, officer, employee or agent of CPS or Standby Servicer may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

         SECTION 8.5. Delegation of Duties. The Servicer may at any time delegate duties under this Agreement to sub-contractors who are in the business of servicing automotive receivables with the prior written consent of the controlling party as determined pursuant to Section 13.15 and (unless an Insurance Agreement Event of Default shall have occurred and be continuing or Norwest Bank Minnesota, National Association shall then be the Servicer) the Holders of Class B Notes evidencing more than 50% of the outstanding principal balance of the Class B Notes; provided, however, that no such delegation or sub-contracting of duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties; and provided further, that the consent of the Holders of the requisite percentage of the outstanding principal balance of the Class B Notes shall not be unreasonably withheld or delayed and shall be deemed to have been given unless, on or before the Objection Date (as defined below), the Trustee shall have received Objection Notices (as defined below) from Holders of Class B Notes representing more than 50% of the outstanding principal balance of the Class B Notes. Upon written request of the Servicer, the Trustee shall deliver to each Class B Noteholder of record as of the most recent Record Date a notice (a "Delegation Notice") prepared by the Servicer (i) specifying the duties the Servicer proposes to delegate, (ii) identifying the sub-contractor to whom it proposes to delegate such duties and
(iii) informing such Class B Noteholder that if it wishes to object to the proposed delegation of duties, it must deliver a written notice of objection (specifying in reasonable detail the reasons for its objection; such notice of objection an "Objection Notice") on or before the date specified in such Delegation Notice (the "Objection Date"), which Objection Date shall be a date which is not more than 10 Business Days after the date the Servicer delivers such Delegation Notice to the Trustee.

         SECTION 8.6. Servicer and Standby Servicer Not to Resign. Subject to the provisions of Section 9.3, neither the Servicer nor the Standby Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Standby Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer or the Standby Servicer, as the case may be, and the Credit Enhancer (so long as a Credit Enhancer Default shall not have occurred and be continuing) or a Security Majority (if a Credit Enhancer Default shall have occurred and be continuing) does not elect to waive the obligations of the Servicer or the Standby Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer or Standby Servicer shall be evidenced by an opinion of Counsel to such effect delivered and acceptable to the Trustee, the Owner Trustee and the Security Credit Enhancer (unless a Credit Enhancer Default shall have occurred and be continuing). No resignation of the Servicer shall become effective until, so long as no Credit Enhancer Default shall have occurred and be continuing, the Standby Servicer or an entity acceptable to the Security Credit Enhancer shall have assumed the responsibilities and obligations of the Servicer or, if a Credit Enhancer Default shall have occurred and be continuing, the Standby Servicer or a successor Servicer that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Standby Servicer. No resignation of the Standby Servicer shall become effective until, so long as no Credit Enhancer Default shall have occurred and be continuing, an entity acceptable to the Security Credit Enhancer shall have assumed the responsibilities and obligations of the Standby Servicer or, if a Credit Enhancer Default shall have occurred and be continuing a Person that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Standby Servicer; provided, however, that in the event a successor Standby Servicer is not appointed within 60 days after the Standby Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section 9.6, the Standby Servicer may petition a court for its removal.


                                   ARTICLE IX

                                     DEFAULT

         SECTION  9.1.  Servicer   Termination   Event.  For  purposes  of  this
Agreement,  each of the  following  shall  constitute  a  "Servicer  Termination
Event":

         (a) Any failure by the Servicer to deliver to the Trustee for distribution to Securityholders any proceeds or payment required to be so delivered under the terms of this Agreement that continues unremedied for a period of two Business Days (one Business Day with respect to payment of Purchase Amounts) after written notice is received by the Servicer from the Trustee or (unless a Credit Enhancer Default shall have occurred and be continuing) the Credit Enhancer or after discovery of such failure by a Responsible officer of the Servicer;

         (b) Failure by the Servicer to deliver to the Trustee and (so long as a Credit Enhancer Default shall not have occurred and be continuing) the Credit Enhancer the Servicer's Certificate within five days after the date on which such Servicer's Certificate is required to be delivered, or failure on the part of the Servicer to observe its covenants and agreements set forth in Section 9.3(a);

         (c) Failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure (i) materially and adversely affects the rights of Securityholders (determined without regard to the availability of funds under the Policy), or of the Credit Enhancer (unless a Credit Enhancer Default shall have occurred and be continuing), and (ii) continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer by the Trustee or the Credit Enhancer or (2) to the Servicer and to the Trustee and the Credit Enhancer by the Holders of Class A Notes evidencing not less than 25% of the outstanding principal balance of the Class A Notes or, after the Class A Notes have been paid in full and all outstanding Reimbursement Obligations and other amounts due to the Credit Enhancer have been paid in full, by the Holders of Class B Notes evidencing not less than 25% of the outstanding principal balance of the Class B Notes;

         (d) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, or liquidator for the Servicer or the Seller (or, so long as CPS is Servicer, any of the Servicer's Affiliates) in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

         (e) The consent by the Servicer or the Seller (or, so long as CPS is Servicer, any of the Servicer's Affiliates) to the appointment of a conservator, trustee, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Servicer or the Seller (or, so long as CPS is Servicer, any of the Servicer's Affiliates) of or relating to substantially all of its property; or the Servicer or the Seller (or, so long as CPS is Servicer, any of the Servicer's Affiliates) shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

         (f) Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust or the Securityholders and, within 30 days after written notice thereof shall have been given (1) to the Servicer by the Trustee or the Credit Enhancer or (2) to the Servicer and to the Trustee and the Credit Enhancer by the Holders of Class A Notes evidencing not less than 25% of the outstanding principal balance of the Class A Notes or, after the Class A Notes have been paid in full and all outstanding Reimbursement Obligations and other amounts due to the Credit Enhancer have been paid in full, by the Holders of Class B Notes evidencing not less than 25% of the outstanding principal balance of the Class B Notes, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or

         (g) So long as a Credit Enhancer Default shall not have occurred and be continuing, the Credit Enhancer shall not have delivered a Servicer Extension Notice pursuant to Section 4.14; or

         (h) So long as a Credit Enhancer Default shall not have occurred and be continuing, an Insurance Agreement Event of Default or under any other Insurance and Indemnity Agreement relating to any Series an Event of Default thereunder shall have occurred; or

         (i)  A claim is made under the Credit Enhancement.

         SECTION 9.2. Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, the Credit Enhancer (or, if a Credit Enhancer Default shall have occurred and be continuing either the Trustee or (to the extent it has knowledge thereof) a Security Majority), by notice given in writing to the Servicer (and to the Trustee if given by the Credit Enhancer or the Securityholders) or by non-extension of the term of the Servicer as referred to in Section 4.14 may terminate all of the rights and obligations of the Servicer under this Agreement. The Servicer shall be entitled to its pro rata share of the Servicing Fee for the number of days in the Collection Period prior to the effective date of its termination. On or after the receipt by the Servicer of such written notice or upon termination of the term of the Servicer, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Other Conveyed Property or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Standby Servicer (or such other successor Servicer appointed by the Controlling Party under Section 10.3); provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the other Conveyed Property and related documents to show the Trust as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor
Servicer or a successor Servicer to service the Receivables and the Other Conveyed Property. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 10.1 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. In addition, any successor Servicer shall be entitled to payment from the immediate predecessor Servicer for reasonable transition expenses incurred in connection with acting as successor Servicer, and to the extent not so paid, such payment shall be made pursuant to Section 5.7(b) hereof. Upon receipt of notice of the occurrence of Servicer Termination Event, the Trustee shall give notice thereof to the Rating Agencies. If requested by the Controlling Party, the successor Servicer shall terminate the Lockbox Agreement and direct the Obligors to make all payments under the Receivables directly to the successor Servicer (in which event the successor Servicer shall process such payments in accordance with
Section 4.2(e)), or to a lockbox established by the successor Servicer at the direction of the Controlling Party, at the successor Servicer's expense. The terminated Servicer shall grant the Trustee, the successor Servicer and the Controlling

Party reasonable access to the terminated Servicer's premises at the terminated Servicer's expense.

         SECTION 9.3.  Appointment of Successor.

         (a) On and after the time the Servicer receives a notice of termination pursuant to Section 10.2, upon non-extension of the servicing term as referred to in Section 4.14, or upon the resignation of the Servicer pursuant to Section 9.6, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of expiration and non-renewal of the term of the Servicer upon the expiration of such term, and, in the case of resignation, until the later of (x) the date 45 days from the delivery to the Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of termination of the Servicer, Norwest Bank Minnesota, National Association, as Standby Servicer, shall assume the obligations of Servicer hereunder on the date specified in such written notice (the "Assumption Date") pursuant to the Servicing Assumption Agreement or, in the event that the Credit Enhancer shall have determined that a Person other than the Standby Servicer shall be the successor Servicer in accordance with Section 10.2, on the date of the execution of a written assumption agreement by such Person to serve as successor Servicer. Notwithstanding the Standby Servicer's assumption of, and its agreement to perform and observe, all duties, responsibilities and obligations of CPS as Servicer under this Agreement arising on and after the Assumption Date, the Standby Servicer shall not be deemed to have assumed or to become liable for, or otherwise have any liability for, any duties, responsibilities, obligations or liabilities of CPS or any predecessor Servicer arising on or before the Assumption Date, whether provided for by the terms of this Agreement, arising by operation of law or otherwise, including, without limitation, any liability for, any duties, responsibilities, obligations or liabilities of CPS or any predecessor Servicer arising on or before the Assumption Date under Section 4.7 or 9.2 of this Agreement, regardless of when the liability, duty, responsibility or obligation of CPS or any predecessor Servicer therefore arose, whether provided by the terms of this Agreement, arising by operation of law or otherwise. Notwithstanding the above, if the Standby Servicer shall be legally unable or unwilling to act as Servicer, and a Credit Enhancer Default shall have occurred and be continuing, the Standby Servicer, the Trustee or a Security Majority may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the Standby Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 9.6, no provision of this Agreement shall be construed as relieving the Standby Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 10.2, the resignation of the Servicer pursuant to
Section 9.6 or the non-extension of the servicing term of the Servicer, as referred to in Section 4.14. If upon the termination of the Servicer pursuant to
Section 10.2 or the resignation of the Servicer pursuant to Section 9.6, the Controlling Party appoints a successor Servicer other than the Standby Servicer, the Standby Servicer shall not be relieved of its duties as Standby Servicer hereunder.

         (b) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder. [If any successor Servicer is appointed as a result of the Standby Servicer's refusal (in breach of the terms of this Agreement) to act as Servicer although it is legally able to do so, the Credit Enhancer and such successor Servicer may agree on reasonable additional compensation to be paid to such successor Servicer by the Standby Servicer, which additional compensation shall be paid by such breaching Standby Servicer in its individual capacity and solely out of its own funds. If any successor Servicer is appointed for any reason other than the Standby Servicer's refusal to act as Servicer although legally able to do so the Credit Enhancer and such successor Servicer may agree on additional compensation to be paid to such successor Servicer, which additional compensation shall be payable as provided in the Master Spread Account Agreement and shall in no event exceed $150,000. In addition, any successor Servicer shall be entitled, as provided in the Master Spread Account Agreement, to reasonable transition expenses incurred in acting as successor Servicer.]

         SECTION 9.4. Notification to Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer, the Trustee shall give prompt written notice thereof to each Securityholder and to the Rating Agencies.

         SECTION 9.5. Waiver of Past Defaults. So long as no Credit Enhancer Default shall have occurred and be continuing, the Credit Enhancer (or, if a Credit Enhancer Default shall have occurred and be continuing, the Security Majority) may, on behalf of all Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

         SECTION 9.6. Action Upon Certain Failures of the Servicer. In the event that the Trustee shall have knowledge of any failure of the Servicer specified in Section 10.1 which would give rise to a right of termination under such Section upon the Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Servicer and the Credit Enhancer. For all purposes of this Agreement (including, without limitation, Section 6.2(b) and this Section 10.6), the Trustee shall not be deemed to have knowledge of any failure of the Servicer as specified in Section 10.1 unless notified thereof in writing by the Servicer, the Credit Enhancer or by a Securityholder. The Trustee shall be under no duty or obligation to investigate or inquire as to any potential failure of the Servicer specified in Section 10.1.


                                    ARTICLE X

                                   TERMINATION

         SECTION 10.1.  Optional Purchase of All Receivables.

         (a) On the last day of any Collection Period as of which the Pool Balance shall be less than or equal to 10% of the original Pool Balance, the Servicer and the Seller each shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts (with the consent of the Credit Enhancer if such purchase would result in a claim on the Credit Enhancement or would result in any amount owing to the Credit Enhancer under the Insurance Agreement remaining unpaid); provided, however, that the amount to be paid for such purchase (as set forth in the following sentence) shall be sufficient to pay the full amount of principal, premium, if any, and interest then due and payable on the Notes and the Certificates. To exercise such option, the Servicer or the Seller, as the case may be, shall deposit pursuant to Section 5.6 in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables (including Liquidated Receivables), plus the appraised value of any other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Credit Enhancer and the Trustee, and shall succeed to all interests in and to the Trust.

         (b) Upon any sale of the assets of the Trust pursuant to Section 9.2 of the Trust Agreement, the Servicer shall instruct the Trustee to deposit the proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the "Insolvency Proceeds") in the Collection Account.

         (c) Notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee, the Trustee, the Trustee, the Credit Enhancer and the Rating Agencies as soon as practicable after the Servicer has received notice thereof.

         (d) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Trustee to this Agreement.


                                   ARTICLE XI

                      ADMINISTRATIVE DUTIES OF THE SERVICER

         SECTION 11.1.  Administrative Duties.

         (a) Duties with Respect to the Indenture. The Servicer shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture. The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture, including, without limitation, pursuant to Sections 2.7, 3.5, 3.6, 3.7, 3.9, 3.10, 3.17, 5.1, 5.4, 7.3, 8.3,
9.2, 9.3, 11.1 and 11.15 of the Indenture.

         (b)  Duties with Respect to the Issuer.

                  (i) In addition to the duties of the Servicer set forth in this Agreement or any of the Basic Documents, the Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under state and federal tax and securities laws, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Basic Documents, including, without limitation, pursuant to Sections 2.6 and 2.11 of the Trust Agreement. In accordance with the directions of the Issuer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer.

                  (ii) Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the servicer shall be responsible for promptly notifying the Owner Trustee and the Trustee in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to an owner (as defined in the Trust Agreement) as contemplated this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Trustee pursuant to such provision.

                  (iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Servicer shall be responsible for performance of the duties of the Issuer or the Seller set forth in Section 5.6(a), (b), (c) and
(d) of the Trust Agreement with respect to, among other things, accounting and reports to owners (as defined in the Trust Agreement); provided, however, that once prepared by the Servicer the Owner Trustee shall retain responsibility for the distribution of the Schedule K-1s necessary to enable each Certificateholder to prepare its federal and state income tax returns.

                  (iv) The Servicer shall perform the duties of the Servicer specified in Section 10.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Basic Documents.

                  (v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the

Servicer's opinion, no less favorable to the Issuer in any material respect.

         (c) Tax Matters. The Servicer shall prepare and file, on behalf of the Seller, all tax returns, tax elections, financial statements and such annual or other reports of the Issuer as are necessary for preparation of tax reports as provided in Article V of the Trust Agreement, including without limitation forms 1099 and 1066. All tax returns will be signed by the Seller.

         (d) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article XII unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee and the Trustee of the proposed action and the Owner Trustee and, with respect to items (A), (B), (C) and (D) below, the Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non- ministerial matters" shall include:

                  (i) the amendment of or any supplement to the Indenture;

                  (ii) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

                  (iii) the amendment, change or modification of this Agreement or any of the Basic Documents;

                  (iv) the appointment of successor Note Registrars, successor Paying Agents and successor Trustees pursuant to the Indenture or the appointment of Successor Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Trustee of its obligations under the Indenture; and

                  (v)  the removal of the Trustee or the Trustee.

         (e) Exceptions. Notwithstanding anything to the contrary in this Agreement except as expressly provided herein or in the other Basic Documents, the Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders or Certificateholders under the Basic Documents, (2) sell the Indenture Trust Property pursuant to Section 5.5 of the Indenture, (3) take any other action that the Issuer directs the Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

         (f) Limitation of Standby Servicer's Obligations. The Standby Servicer or any successor Servicer shall not be responsible for any obligations or duties of the servicer under Section 12.1.

         SECTION 11.2. Records. The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer at any time during normal business hours.

         SECTION 11.3. Additional Information to be Furnished to the Issuer. The Servicer shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.


                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         SECTION 12.1.  Amendment.

         (a) This Agreement may be amended from time to time by the parties hereto, with the consent of the Trustee (which consent may not be unreasonably withheld), with the prior written consent of the Credit Enhancer (so long as no Credit Enhancer Default has occurred and is continuing) but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or the Insurance Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to Owner Trustee and the Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder; provided further that if a Credit Enhancer Default has occurred and is continuing, such action shall not materially adversely affect the interests of the Credit Enhancer.

         This Agreement may also be amended from time to time by the parties hereto, with the consent of the Credit Enhancer, the consent of the Trustee, the consent of the Holders of Notes evidencing not less than a majority of the outstanding principal amount of the Notes and the consent of the Holders (as defined in the Trust Agreement) of Certificates evidencing not less than a majority of the Certificate Percentage Interest [or Certificate Balance] for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the

Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the outstanding principal amount of the Notes and the Certificate Balance, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and the Holders (as defined in the Trust Agreement) of all the outstanding Certificates, of each class affected thereby; provided further, that if a Credit Enhancer Default has not occurred and is continuing, such action shall not materially adversely affect the interest of the Credit Enhancer.

         Promptly after the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Securityholder and the Rating Agencies.

         It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders or Certificateholders provided for in this Agreement) and of evidencing the authorization of any action by Noteholders or Certificateholders shall be subject to such reasonable requirements as the Trustee or the Owner Trustee, as applicable, may prescribe.

         Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 13.2(i)(1) has been delivered. The Owner Trustee, the Trustee, the Standby Servicer and the Trustee may, but shall not be obligated to, enter into any such amendment which affects the Issuer's, the Owner Trustee's, the Trustee's, the Standby Servicer's or the Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

         [(b) Notwithstanding anything to the contrary contained in Section 13.1(a) above, the provisions of the Agreement relating to (i) the Spread Account Supplement, the Spread Account, the Specified Spread Account Requisite Amount, a Trigger Event or any component definition of a Trigger Event and (ii) any additional sources of funds which may be added to the Spread Account or uses of funds on deposit in the Spread Account may be amended in any respect by the Seller, the Servicer, the Credit Enhancer and the

Collateral Agent (the consent of which shall not be withheld or delayed with respect to any amendment that does not adversely affect the Collateral Agent) without the consent of, or notice to, the Noteholders or the Certificateholders.]

         SECTION 12.2.  Protection of Title to Trust.

         (a) The Seller or Servicer or both shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the interests of the Trustee in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Credit Enhancer, the Owner Trustee and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

         (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph
(a) above seriously misleading within the meaning of section 9-402(7) of the UCC, unless it shall have given the Credit Enhancer, the Owner Trustee, the Trustee and the Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. Promptly upon such filing, the Seller or the Servicer, as the case may be, shall deliver an Opinion of Counsel in form and substance reasonably satisfactory to the Credit Enhancer, stating either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trustee in the Receivables, and reciting the details of such filings or referring to prior opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

         (c) Each of the Seller and the Servicer shall have an obligation to give the Credit Enhancer, the Owner Trustee, the Trustee and the Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, a; a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

         (d) The servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

         (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, the Servicer's master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Trust in such Receivable and that such Receivable is owned by the Trust. Indication of the Trust's interest in a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.

         (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust.

         (g) The Servicer shall permit the Trustee, the Standby Servicer and the Credit Enhancer and its agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Servicer's records regarding any Receivable.

         (h) Upon request, the Servicer shall furnish to the Credit Enhancer, the Owner Trustee or to the Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

         (i) The Servicer shall deliver to the Credit Enhancer, the Owner Trustee and the Trustee:

                  (i) promptly after the execution and delivery of the Agreement and, if required pursuant to Section 13.1, of each amendment, an opinion of Counsel stating that, in the opinion of such Counsel, in form and substance reasonably satisfactory to the Credit Enhancer, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trustee in the Receivables, and reciting the details of such filings or referring to prior opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

                  (ii) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

         Each Opinion of Counsel referred to in clause (i) or (ii) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

         SECTION 12.3. Notices. All demands, notices and communications upon or to the Seller, the Servicer, the Owner Trustee, the Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered, or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller to CPS Receivables Funding Corp., 2 Ada, Irvine, California 92618, (b) in the case of the Servicer to Consumer Portfolio Services, Inc., 2 Ada, Irvine, California, Attention:
Chief Financial officer, (c) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office of the Owner Trustee, (d) in the case of the Trustee or the Collateral Agent, at the Corporate Trust office, (e) in the case of the Credit Enhancer, to [ ] (in each case in which notice or other communication to the Credit Enhancer refers to a Servicer Termination Event, a claim on a Policy, a Deficiency Notice pursuant to Section 5.5 of this Agreement or with respect to which failure on the part of the Credit Enhancer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to [ ]; (f) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007; and (g) in the case of Standard & Poor's, to Standard & Poor's Ratings Group, 25 Broadway, 15th Floor, New York, New York 10004, Attention:
Asset Backed Surveillance Department. Any notice required or permitted to be mailed to a Noteholder or Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register or Note Register, as applicable. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder or Noteholder shall receive such notice.

         SECTION 12.4. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, except as provided ln Sections 8.4 and 9.3 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee, the Trustee, the Standby Servicer, the Trustee and the Credit Enhancer (or if a Credit Enhancer Default shall have occurred and be continuing the Holders of Notes evidencing not less than 66% of the principal amount of the outstanding Notes and the Holders of Certificates evidencing not less than 66% of the Certificate Balance).

         SECTION 12.5. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the parties hereto and for the benefit of the Certificateholders (including the Seller), the Trustee and the
Noteholders, as third-party beneficiaries. The Credit Enhancer and its successors and assigns shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly enforce such provisions of this Agreement so long as no Credit Enhancer Default shall have occurred and be continuing. Except as expressly stated otherwise, any right of the Credit Enhancer to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Credit Enhancer in its sole and absolute discretion. The Credit Enhancer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Credit Enhancement) upon delivery of a written notice to the Owner Trustee. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 12.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 12.7. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 12.8. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 12.9. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 12.10. Assignment to Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Noteholders of ail right, title and interest of the Issuer in, to and under the Receivables and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Trustee.

         SECTION 12.11.  Nonpetition Covenants.

         (a) Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

         (b) Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date that is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce to, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

         SECTION 12.12. Limitation of Liability of Owner Trustee and Trustee.

         (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by [ ] not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall [ ] in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

         (b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by [Norwest Bank Minnesota, National Association], not in its individual capacity but solely as Trustee and Standby Servicer and in no event shall [Norwest Bank Minnesota, National Association], have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         (c) In no event shall [Norwest Bank Minnesota, National Association], in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Business Trust Statute, common law, or the Trust Agreement.

         SECTION 12.13. Independence of the Servicer. For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Trustee and Standby Servicer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by this Agreement, the Servicer shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

         SECTION 12.14.  No Joint Venture.  Nothing  contained in this Agreement
(i) shall constitute the Servicer and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

         [SECTION 12.15. Credit Enhancer as Controlling Party. Each Noteholder by purchase of the Notes held by it acknowledges that the Trustee, as partial consideration of the issuance of the Credit Enhancement, has agreed that the Credit Enhancer shall have certain rights hereunder for so long as no Credit Enhancer Default shall have occurred and be continuing. So long as a Credit Enhancer Default has occurred and is continuing, any provision giving the Credit Enhancer the right to direct, appoint or consent to, approve of, or take any action under this Agreement shall be inoperative during the period of such Credit Enhancer Default and such right shall instead vest in the Trustee acting at the direction of the holders of Class A Notes evidencing, unless otherwise specified, more than 50% of the principal balance of the Class A Notes. From and after such time as the Class A Notes have been paid in full and all outstanding amounts due to the Credit Enhancer have been paid in full, any provision giving the Credit Enhancer or the Class A Noteholders the right to direct, appoint or consent to, approve of, or take any action under this Agreement shall be inoperative and such right shall instead vest in the Trustee acting at the direction of the Holders of Class B Notes evidencing, unless otherwise specified, more than 50% of the principal balance of the Class B Notes. From and after such time as the Class A Notes and Class B Notes have been paid in full, any provision giving the Credit Enhancer or the Class A Noteholders the right to direct, appoint or consent to, approve of, or take any action under this Agreement shall be inoperative and such right shall instead vest in the Trustee acting at the direction of the holders of the Certificates evidencing, unless otherwise specified, more than 50% of the Certificate Percentage Interest [or Certificate Balance]. The Credit Enhancer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Policy) upon delivery of a written notice to the Trustee. The Credit Enhancer may give or withhold any consent hereunder in its sole and absolute discretion.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                                 CPS AUTO RECEIVABLES
                                 TRUST 1997-[ ]

                                 by
                                    [                            ]
                                     not in its individual
                                     capacity, but solely as Owner
                                     Trustee on behalf of the Trust



                                 By ___________________________
                                    Name:
                                    Title:


                                 CPS RECEIVABLES CORP., Seller



                                 By ___________________________
                                    Name:
                                    Title:


                                 CONSUMER PORTFOLIO SERVICES, INC.,
                                 Servicer


                                 By ___________________________
                                    Name:
                                    Title:


                                [NORWEST BANK MINNESOTA, NATIONAL
                                 ASSOCIATION,]

                                 not in its individual
                                 capacity, but solely as
                                 Standby Servicer and Trustee,


                                 By ___________________________
                                    Name:
                                    Title:

                                                             SCHEDULE A


                             SCHEDULE OF RECEIVABLES

                                                                 EXHIBIT A


                          SUBSEQUENT TRANSFER AGREEMENT


         TRANSFER No. OF SUBSEQUENT Receivables pursuant to a Sale and Servicing Agreement dated as of [ ], among THE CPS AUTO RECEIVABLES TRUST [ ], a Delaware business trust (the "Issuer"), CPS RECEIVABLES CORP., a California corporation (the "Seller"), CONSUMER PORTFOLIO SERVICES, INC. a California corporation (the "Servicer"), and [NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION], a national banking association (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS pursuant to the Sale and Servicing Agreement, the Seller wishes to convey the Subsequent Receivables to the Issuer; and

         WHEREAS, the Issuer is willing to accept such conveyance subject to the terms and conditions hereof.

         NOW, THEREFORE, the Issuer, the Seller, the Servicer and the Trustee hereby agree as follows:

         1. Defined Terms. Capitalized terms used herein shall have the meanings ascribed to them in the Sale and Servicing Agreement unless otherwise defined herein.

         "Subsequent Cutoff Date" shall mean, with respect to the Subsequent Receivables conveyed hereby, [ ].

         "Subsequent Transfer Date" shall mean, with respect to the Subsequent Receivables conveyed hereby, [ ].

         2. Schedule of Receivables. Annexed hereto is a supplement to Schedule A to the Sale and Servicing Agreement listing the Receivables that constitute the Subsequent Receivables to be conveyed pursuant to this Agreement on the Subsequent Transfer Date.

         3. Conveyance of Subsequent Receivables. In consideration of the Issuer's delivery to or upon the order of the Seller of $____________, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (except as expressly provided in the Sale and Servicing Agreement), all right, title and interest of the Seller in and to:

                  (i) all right, title and interest of the Seller in and to the Subsequent Receivables listed in Schedule A to the related Subsequent Transfer Agreement and, with respect to Subsequent Receivables that are Rule of 78's Receivables, all monies due or to become due thereon after the Subsequent Cutoff Date (including Scheduled Payments due after the Subsequent Cutoff Date (including principal prepayments relating to such Scheduled Payments) but received by the Seller or CPS on or before the Subsequent Cutoff Date) and, with respect to Subsequent Receivables that are Simple Interest Receivables, all monies received thereunder after the Subsequent Cutoff Date and all Liquidation Proceeds and Recoveries received with respect to such Subsequent Receivables on or after the Subsequent Cutoff Date;

                  (ii) all right, title and interest of the Seller in and to the security interests in the Financed Vehicles granted by Obligors pursuant to the Subsequent Receivables and any other interest of the Seller in such Financed Vehicles, including, without limitation, the certificates of title or, with respect to such Financed Vehicles in the State of Michigan, all other evidence of ownership with respect to such Financed Vehicles;

                  (iii) all right, title and interest of the Seller in and to any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates relating to the Financed Vehicles or the Obligors;

                  (iv) all right, title and interest of the Seller in and to the Subsequent Purchase Agreements, including a direct right to cause CPS to purchase Receivables from the Trust under certain circumstances;

                  (v) all right, title and interest of the Seller in and to refunds for the costs of extended service contracts with respect to Financed Vehicles securing Subsequent Receivables, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle or his or her obligations with respect to a Financed Vehicle and any recourse to Dealers for any of the foregoing;

                  (vi)  the   Receivable   File   related  to  each   Subsequent
         Receivable;

                  (vii) all amounts and property from time to time held in or credited to the Collection Account, the Lockbox Account or the Certificate Account; and

                  (viii)  the proceeds of any and all of the foregoing.

         4. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Issuer as of the date of this Agreement and as of the Subsequent Transfer Date that:

                  (a) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the other Conveyed Property transferred to the Trust.

                  (b) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                  (c) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and the Basic Documents to which it is a party and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Basic Documents to which the Seller is a party have been duly authorized by the Seller by all necessary corporate action.

                  (d) Valid Sale, Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Basic Documents to which the Seller is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (e)  No  Violation.   The  consummation  of  the  transactions
         contemplated by this Agreement and the Basic Documents and the fulfillment of the terms of this Agreement and the Basic Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

                  (f) No Proceedings. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement, the Securities or any of the Basic Documents, (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (D) relating to the Seller and which might adversely affect the federal or state income, excise, franchise or similar tax attributes of the Securities.

                  (g) No Consents. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance or sale of the Securities or the consummation of the other transactions contemplated by this Agreement, except such as have been duly made or obtained.

                  (h) The Seller has filed on a timely basis all tax returns required to be filed by it and paid all taxes, to the extent that such taxes have become due.

                  (i) Chief Executive Office. The chief executive office of the Seller is at 2 Ada, Irvine, California 92618.

                  (j) Principal Balance. The aggregate Principal Balance of the Receivables listed on the supplement to Schedule A annexed hereto and conveyed to the Issuer pursuant to this Agreement as of the Subsequent Cutoff Date is $____________.


         5. Conditions Precedent. The obligation of the Issuer to acquire the Receivables hereunder is subject to the satisfaction, on or prior to the Subsequent Transfer Date, of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Seller in Section 4 of this Agreement and in Section 6.1 of the Sale and Servicing Agreement shall be true and correct as of the date of this Agreement and as of the Subsequent Transfer Date.

                  (b) Sale and Servicing Agreement Conditions. Each of the conditions set forth in Section 2.2(b) of the Sale and Servicing Agreement shall have been satisfied.

                  (c) Additional Information. The Seller shall have delivered to the Issuer such information as was reasonably requested by the Issuer to satisfy itself as to (i) the accuracy of the representations and warranties set forth in Section 4 of this Agreement and in Section 6.1 of the Sale and Servicing Agreement and (ii) the satisfaction of the conditions set forth in this Section 5.

         6. Ratification of Agreement. As supplemented by this Agreement, the Sale and Servicing Agreement is in all respects ratified and confirmed and the Sale and Servicing Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument.

         7. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

         8. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the Issuer, the Seller and the Servicer have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of day and the year first above written.

                              CPS AUTO RECEIVABLES
                              TRUST [        ]


                              by [                      ]
                                  not in its individual capacity
                                  but solely as Owner Trustee on
                                  behalf of the Trust,


                              by ___________________________
                                 Name:
                                 Title:


                              CPS RECEIVABLES CORP., Seller,



                              by ___________________________
                                 Name:
                                 Title:


                              CONSUMER PORTFOLIO SERVICES, INC.,
                              Servicer,


                              by ___________________________
                                 Name:
                                 Title:


Acknowledged and Accepted:

[NORWEST BANK MINNESOTA,
  NATIONAL ASSOCIATION,]
not in its individual
capacity but solely as
Trustee

by ___________________________
   Name:
   Title:

                                                                EXHIBIT B

                             SERVICER'S CERTIFICATE

                                                                EXHIBIT C

                              FORM OF TRUST RECEIPT

                                                 TABLE OF CONTENTS


                                                                           Page

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1.  Definitions...................................................1
SECTION 1.2.  Other Definitional Provisions................................24

                                   ARTICLE II

                            CONVEYANCE OF RECEIVABLES

SECTION 2.1.  Conveyance of Initial Receivables............................25
SECTION 2.2.  Conveyance of Subsequent Receivables.........................26
SECTION 2.3.  Further Encumbrance of Trust Property........................30

                                   ARTICLE III

                                 THE RECEIVABLES

SECTION 3.1.  Representations and Warranties of Seller.....................31
SECTION 3.2.  Repurchase upon Breach.......................................38
SECTION 3.3.  Custody of Receivables Files.................................39
SECTION 3.4.  Acceptance of Receivable Files by Trustee....................40
SECTION 3.5.  Access to Receivable Files...................................41

                                   ARTICLE IV

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

SECTION 4.1.  Duties of the Servicer.......................................42
SECTION 4.2.  Collection of Receivable Payments; Modifications
              of Receivables; Lockbox Agreements...........................43
SECTION 4.3.  Realization Upon Receivables.................................45
SECTION 4.4.  Insurance....................................................46
SECTION 4.5.  Maintenance of Security Interests in Vehicles................47

                                                 TABLE OF CONTENTS
                                                    (continued)


                                                                          Page



SECTION 4.6.  Covenants, Representations, and Warranties of Servicer.......48
SECTION 4.7.  Purchase of Receivables Upon Breach of Covenant..............48
SECTION 4.8.  Servicing Fee................................................49
SECTION 4.9.  Servicer's Certificate.......................................49
SECTION 4.10. Annual Statement as to Compliance, Notice of Servicer
              Termination Event............................................49
SECTION 4.11. Annual Independent Accountants' Report.......................50

                                TABLE OF CONTENTS
                                   (continued)

                                                                           Page



SECTION 4.12.  Access to Certain Documentation and
                             Information Regarding Receivables.............51
SECTION 4.13.  Verification of Servicer's Certificate......................51
SECTION 4.14.  Retention and Termination of Servicer.......................52
SECTION 4.15.  Fidelity Bond...............................................53

                                    ARTICLE V

                         TRUST ACCOUNTS; DISTRIBUTIONS;
                STATEMENTS TO CERTIFICATEHOLDERS AND NOTEHOLDERS

SECTION 5.1.  Establishment of Trust Accounts..............................53
SECTION 5.2.  Interest Reserve Account.....................................56
SECTION 5.3.  Certain Reimbursements to the Servicer.......................57
SECTION 5.4.  Application of Collections...................................57
SECTION 5.5.  Withdrawals from Spread Account..............................58
SECTION 5.6.  Additional Deposits..........................................59
SECTION 5.7.  Distributions................................................59
SECTION 5.8.  Note Distribution Account....................................61
SECTION 5.9.  Pre-Funding Account..........................................64
SECTION 5.10. Statements to Certificateholders and Noteholders.............64

                                   ARTICLE VI

                              [CREDIT ENHANCEMENT]

SECTION 6.1. [Credit Enhancement Provisions to be added]....................66

                                   ARTICLE VII

                                   THE SELLER

SECTION 7.1.  Representations of Seller....................................66
              (a)  Organization and Good Standing..........................66
              (b)  Due Qualification.......................................66
              (c)  Power and Authority.....................................66
              (d)  Valid Sale, Binding Obligations.........................67
              (e)  No Violation............................................67
              (f)  No Proceedings..........................................67
              (g)  No Consents.............................................68
              (h)  ........................................................68
              (i)  Chief Executive Office..................................68

                                TABLE OF CONTENTS
                                   (continued)


                                                                           Page




SECTION 7.2.  [Reserved]...................................................68
SECTION 7.3.  Liability of Seller; Indemnities.............................68
SECTION 7.4.  Merger or Consolidation of, or Assumption of the
              Obligations of, Seller.......................................69
SECTION 7.5.  Limitation on Liability of Seller and Others.................70
SECTION 7.6.  Seller May Own Certificates or Notes.........................70

                                  ARTICLE VIII

                                  THE SERVICER

SECTION 8.1.  Representations of Servicer..................................71
              (a)  Organization and Good Standing..........................71
              (b)  Due Qualification.......................................71
              (c)  Power and Authority.....................................71
              (d)  Binding Obligation......................................71
              (e)  No Violation............................................72
              (f)  No Proceedings..........................................72
              (g)  No Consents.............................................72
              (h)  Taxes...................................................73
              (i)  Chief Executive Office..................................73
SECTION 8.2.  Liability of Servicer; Indemnities...........................73
SECTION 8.3.  Merger or Consolidation of, or Assumption of the
              Obligations of, the Servicer or Standby Servicer.............74
SECTION 8.4.  Limitation on Liability of Servicer, Standby Servicer
              and Others...................................................76
SECTION 8.5.  Delegation of Duties.........................................76
SECTION 8.6.  Servicer and Standby Servicer Not to Resign..................77

                                   ARTICLE IX

                                     DEFAULT

SECTION 9.1.  Servicer Termination Event...................................78
SECTION 9.2.  Consequences of a Servicer Termination Event.................80
SECTION 9.3.  Appointment of Successor.....................................81
SECTION 9.4.  Notification to Noteholders and Certificateholders...........83
SECTION 9.5.  Waiver of Past Defaults......................................83
SECTION 9.6.  Action Upon Certain Failures of the Servicer.................83

                                TABLE OF CONTENTS
                                   (continued)


                                                                          Page



                                    ARTICLE X

                                   TERMINATION

SECTION 10.1.  Optional Purchase of All Receivables........................84

                                   ARTICLE XI

                      ADMINISTRATIVE DUTIES OF THE SERVICER

SECTION 11.1.  Administrative Duties.......................................85
               (a)  Duties with Respect to the Indenture...................85
               (b)  Duties with Respect to the Issuer......................85
               (c)  Tax Matters............................................86
               (d)  Non-Ministerial Matters................................86
               (e)  Exceptions.............................................87
               (f)  Limitation of Standby Servicer's Obligations...........87
SECTION 11.2.  Records.....................................................87
SECTION 11.3.  Additional Information to be Furnished to the Issuer........87

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

SECTION 12.1.  Amendment...................................................88
SECTION 12.2.  Protection of Title to Trust................................89
SECTION 12.3.  Notices.....................................................92
SECTION 12.4.  Assignment..................................................92
SECTION 12.5.  Limitations on Rights of Others.............................93
SECTION 12.6.  Severability................................................93
SECTION 12.7.  Separate Counterparts.......................................93
SECTION 12.8.  Headings....................................................93
SECTION 12.9.  Governing Law...............................................93
SECTION 12.10. Assignment to Trustee.......................................94
SECTION 12.11. Nonpetition Covenants.......................................94
SECTION 12.12. Limitation of Liability of Owner Trustee and Trustee........94
SECTION 12.13. Independence of the Servicer...............................95
SECTION 12.14. No Joint Venture...........................................95
[SECTION 12.15. Credit Enhancer as Controlling Party......................95

                                TABLE OF CONTENTS
                                   (continued)


                                                                   Page


SCHEDULES

Schedule A           -     Schedule of Receivables


EXHIBITS

Exhibit A            -     Form of Subsequent Transfer Agreement
Exhibit B            -     Form of Servicer's Certificate
Exhibit C            -     Form of Trust Receipt

                                                           Exhibit 10.2



         PURCHASE AGREEMENT dated as of this [ ] 1, 199[ ], by and between CONSUMER PORTFOLIO SERVICES, INC., a California corporation (the "Seller"), having its principal executive office at 2 Ada, Irvine, California 92618, and CPS RECEIVABLES CORP., a California corporation (the "Purchaser"), having its principal executive office at 2 Ada, Irvine, California 92618.

         WHEREAS, in the regular course of its business, the Seller purchases and services through its auto loan programs certain motor vehicle retail installment sale contracts secured by new and used automobiles, light trucks, vans or minivans acquired from motor vehicle dealers.

         WHEREAS, the Seller and the Purchaser wish to set forth the terms pursuant to which the CPS Receivables (as hereinafter defined), are to be sold by the Seller to the Purchaser, which CPS Receivables together with the Samco Receivables will be transferred by the Purchaser, pursuant to the Sale and Servicing Agreement (as hereinafter defined), to CPS Auto Receivables Trust [ ] to be created thereunder, which Trust will issue notes under the Indenture (as hereinafter defined) representing indebtedness of the Trust (the "Class A Notes" and the "Class B Notes" and, together with the Class A Notes, the "Notes") [and certificates under the Trust Agreement (as hereinafter defined) representing beneficial interests in the Trust (the "Certificates" and, together with the Notes, the "Securities")].

         NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

         Terms not defined in this Agreement shall have the meaning set forth in the Sale and Servicing Agreement and if not defined therein, shall have the meanings set forth in the Indenture. As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

         "Agreements" means, collectively, this Purchase Agreement and each Subsequent Purchase Agreement and the Assignments.

         "Assignment"   means  the  Initial  Assignment  and/or  any  Subsequent
Assignment.

         "Base Prospectus" means the Prospectus dated [ ] with respect to CPS Auto Grantor Trusts and any amendment or supplement thereto.

         [" Certificate Purchase Agreement" means the Certificate Purchase Agreement dated [ ] among certain investors, CPS and the Purchaser relating to the Certificates.]

         "Closing Date" means the Initial Closing Date and/or any Subsequent Closing Date.

         "CPS" means Consumer Portfolio Services, Inc., a California corporation and its successors and assigns.

         "CPS Receivables" means the Initial CPS Receivables and the Subsequent CPS Receivables.

         "Indenture" means the Indenture dated as of [ ], between CPS Auto Receivables Trust [ ], as issuer, and [Norwest Bank Minnesota, National Association], as trustee.

         "Initial Assignment" means the Initial CPS Assignment and/or the Initial Samco Assignment.

         "Initial Closing Date" means [          ], 199[ ].

         "Initial CPS Assignment" means the assignment dated [ ], by the Seller to the Purchaser, relating to the purchase of the CPS Receivables and certain other property related thereto by the Purchaser from the Seller pursuant to this Agreement, which shall be in substantially the form attached hereto as Exhibit A.

         "Initial CPS Receivables" means each retail installment sale contract for a Financed Vehicle that appears on the Initial Schedule of CPS Receivables and all rights thereunder.

         "Initial Receivables" means an Initial Samco Receivable and/or an Initial CPS Receivable.

         "Initial Receivables Purchase Price" means $[         ].

         "Initial Samco Assignment" means the assignment substantially in the form of Exhibit A to the Samco Purchase Agreement.

         "Initial Samco Receivable" means each retail installment sale contract for a Financed Vehicle that appears on the Initial Schedule of Samco Receivables and all rights thereunder.

         "Initial Schedule of CPS Receivables" means the list of CPS Receivables annexed hereto as Exhibit B.

         "Initial Schedule of Samco Receivables" means the list of Initial Samco Receivables annexed as Exhibit B to the Samco Purchase Agreement.

         "Initial  Transferred CPS Property" shall have the meaning specified in
Section 2.1(a) hereof.

         "Initial  Transferred  Property"  shall have the meaning  specified  in
Section 2.1(a) hereof.

         "Initial Transferred Samco Property" shall have the meaning specified in the Samco Purchase Agreement.

         ["Note Purchase Agreement" means the Note Purchase Agreement, dated [ ] among certain investors, CPS and the Purchaser relating to the Class B Notes.]

         "Obligor(s)" means the purchaser or co-purchasers of a Financed Vehicle or any other Person who owes or may be liable for payments under a Receivable.

         "Offering  Documents"  means  the  Prospectus   Supplement,   the  Base
Prospectus and the [Private Placement Memorandum.]

         ["Private Placement Memorandum" means the Private Placement Memorandum, dated [ ], relating to the private placement of the Class B Notes and any amendment or supplement thereto.]

         "Prospectus Supplement" means the Prospectus Supplement dated [ ], relating to the public offering of the [Class A] Notes and any amendment or supplement thereto.

         "Purchase Agreement" means this Purchase Agreement, as this agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "Purchaser" means CPS Receivables Corp., a California corporation, and its successors and assigns.

         "Receivables" means, collectively, the CPS Receivables and the Samco Receivables.

         "Repurchase Event" shall have the meaning specified in Section 6.2 hereof.

         "Sale and Servicing Agreement" means the Sale and Servicing Agreement dated as of [ ], among CPS Auto Receivables Trust [ ] as issuer, CPS Receivables Corp., as seller, Consumer Portfolio Services, Inc., as originator of the Receivables and servicer, and [Norwest Bank Minnesota, National Association], as trustee and standby servicer, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "Samco" means Samco Acceptance Corp., a Texas corporation, and its successors and assigns.

         "Samco Purchase Agreement" means the Purchase Agreement dated as of [ ], between Samco Acceptance Corp., as seller, and CPS Receivables Corp., as purchaser, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "Samco Receivable" shall have the meaning specified in the Samco Purchase Agreement.

         "Schedule of CPS Receivables" means the list of Initial CPS Receivables annexed hereto as Exhibit B as supplemented by each Schedule of Subsequent CPS Receivables.

         "Schedule of Receivables" means, collectively, the Schedule of CPS Receivables and the Schedule of Samco Receivables.

         "Schedule of Samco Receivables" means the list of Initial Samco Receivables annexed as Exhibit B to the Samco Purchase Agreement as supplemented by each Schedule of Subsequent Samco Receivables.

         "Schedule of Subsequent CPS Receivables" means the schedule of all CPS Receivables sold and transferred to the Purchaser pursuant to a Subsequent CPS Purchase Agreement, which schedule shall be deemed to supplement the Schedule of CPS Receivables and shall be attached to the related Subsequent Assignment (and may be in the form of microfiche).

         "Schedule of Subsequent Samco Receivables" means the schedule of all Samco Receivables sold and transferred to the Purchaser pursuant to a Subsequent Samco Purchase Agreement, which schedule shall be deemed to supplement the Schedule of Samco Receivables and shall be attached to the related Subsequent Assignment delivered under the Samco Purchase Agreement (and may be in the form of microfiche).

         "Seller"  means  Consumer  Portfolio   Services,   Inc.,  a  California
corporation, in its capacity as seller of the CPS Receivables and the other CPS Transferred Property relating thereto, and its successors and assigns.

         "Servicer" means Consumer Portfolio Services, Inc., a California corporation, in its capacity as Servicer of the Receivables, and its successors and assigns.

         "Subsequent Assignment" means an assignment substantially in the form of Exhibit A to the form of Subsequent Purchase Agreement attached as Exhibit C hereto.

         "Subsequent Closing Date" means any day on which Subsequent CPS Receivables or Subsequent Samco Receivables are sold to the Purchaser pursuant to a Subsequent Purchase Agreement.

         "Subsequent  CPS  Purchase   Agreement"  means  a  subsequent  purchase
agreement which shall be in substantially the form of Exhibit C to this Purchase Agreement by which the Seller will transfer Subsequent CPS Receivables.

         "Subsequent CPS Receivable" means each Receivable transferred to the Purchaser pursuant to a Subsequent CPS Assignment which shall be listed on the Schedule of Subsequent CPS Receivables attached to the related Subsequent Assignment.

         "Subsequent Purchase Agreement" means the Subsequent CPS Purchase Agreement and/or the Subsequent Samco Purchase Agreement.

         "Subsequent Receivables" means a Subsequent CPS Receivable and/or a Subsequent Samco Receivable.

         "Subsequent Samco Purchase Agreement" means a subsequent purchase agreement which shall be in substantially the form of Exhibit C to the Samco
Purchase   Agreement  by  which  the  Seller  will  transfer   Subsequent  Samco
Receivables.

         "Subsequent Samco Receivable" shall have the meaning specified in the Samco Purchase Agreement

         "Subsequent Transferred CPS Property" shall have the meaning specified in each Subsequent CPS Purchase Agreement.

         "Subsequent  Transferred  Property" shall have the meaning specified in
Section 2.2(a).

         "Transferred CPS Property" means the Initial Transferred CPS Property and/or the Subsequent Transferred CPS Property.

         "Transferred Property" means the Transferred CPS Property and the Transferred Samco Property.

         "Transferred Samco Property" shall have the meaning specified in the Samco Purchase Agreement.

         "Trust" means the CPS Auto Receivables Trust [ ] created by the Trust Agreement.

         "Trust Agreement" means the Trust Agreement dated as of [ ], between CPS Receivables Corp. and [Owner Trustee].

         "UCC" means the Uniform Commercial Code, as in effect from time to time in the relevant jurisdictions.

         "Underwriters" means [Underwriter[s]].

         "Underwriting Agreement" means the Underwriting Agreement, dated [ ], among the Underwriters, CPS and the Purchaser relating to the [Class A] Notes.


                                   ARTICLE II

                        PURCHASE AND SALE OF RECEIVABLES

         2.1. Purchase and Sale of Receivables. On the Initial Closing Date, subject to the terms and conditions of this Purchase Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, without recourse (subject to the obligations in this Purchase Agreement, each Subsequent Purchase Agreement and the Sale and Servicing Agreement), all of the Seller's right, title and interest in, to and under the Initial CPS Receivables and the other Initial Transferred CPS Property relating thereto. The conveyance to the Purchaser of the Initial CPS Receivables and other Initial Transferred CPS Property relating thereto is intended as a sale free and clear of all liens and it is intended that the Initial Transferred CPS Property and other property of the Purchaser shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.

                  (a) Transfer of  Receivables.  On the Initial Closing Date and
simultaneously with the transactions to be consummated pursuant to the Trust Agreement, the Indenture and the Sale and Servicing Agreement, the Seller shall sell, transfer, assign, grant, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations herein and in the Sale and Servicing Agreement), all right, title and interest of the Seller in and to (i) the Initial CPS Receivables listed in the Initial Schedule of CPS Receivables and, with respect to Rule of 78's Receivables, all monies due or to become due thereon after the Cutoff Date (including Scheduled Payments due after the Cutoff Date (including principal prepayments relating to such Scheduled Payments) but received by the Seller on or before the Cutoff Date) and, with respect to Simple Interest Receivables, all monies received thereunder after the Cutoff Date and all Liquidation Proceeds and Recoveries received with respect to such Initial CPS Receivables; (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Initial CPS Receivables and any other interest of the Seller in such Financed Vehicles, including, without limitation, the certificates of title or, with respect to Financed Vehicles in the State of Michigan, other evidence of ownership with respect to such Financed Vehicles;
(iii) any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates relating to the Financed Vehicles securing the Initial CPS Receivables or the Obligors thereunder; (iv) refunds for the costs of extended service contracts with respect to Financed Vehicles securing the Initial CPS Receivables, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor under an Initial CPS Receivable or Financed Vehicle securing an Initial CPS Receivable or his or her obligations with respect to a Financed Vehicle and any recourse to Dealers for any of the foregoing; (v) the Receivable File related to each Initial CPS Receivable; and (vi) the proceeds of any and all of the foregoing (collectively, the "Initial Transferred CPS Property" and together with the Initial Transferred Samco Property, the "Initial Transferred Property").

                  (b) Receivables Purchase Price. In consideration for the Initial CPS Receivables and other Initial Transferred Property described in
Section 2.1(a), the Purchaser shall, on the Initial Closing Date, pay to the Seller the Initial Receivables Purchase Price. An amount equal to $[ ] of the Initial Receivables Purchase Price shall be paid to the Seller in cash. The remaining $[ ] of the Initial Receivables Purchase Price shall be deemed paid and returned to the Purchaser and be considered a contribution to capital. The portion of the Initial Receivables Purchase Price to paid in cash be by federal wire transfer (same day) funds.

         2.2. Purchase and Sale of Subsequent Receivables. On the related Subsequent Closing Date, subject to the terms and conditions of the related Subsequent CPS Purchase Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, without recourse (subject to the obligations in this Purchase Agreement, each Subsequent CPS Purchase Agreement and the Sale and Servicing Agreement), all of the Seller's right, title and interest in, to and under the Subsequent CPS Receivables and the other Subsequent Transferred CPS Property relating thereto. The conveyance to the Purchaser of the Subsequent CPS Receivables and other Subsequent Transferred CPS Property relating thereto is intended as a sale free and clear of all liens and it is intended that the Subsequent Transferred CPS Property and other property of the Purchaser shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.

                  (a) Transfer of Subsequent Receivables. On the related Subsequent Closing Date the Seller shall sell, transfer, assign, grant, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations herein and in the Sale and Servicing Agreement), all right, title and interest of the Seller in and to (i) the Subsequent CPS Receivables listed in the related Schedule of Subsequent CPS Receivables and, with respect to Rule of 78's Receivables, all monies due or to become due thereon after the related Subsequent Cutoff Date (including Scheduled Payments due after the related
Subsequent Cutoff Date (including principal prepayments relating to such Scheduled Payments) but received by the Seller on or before the related Subsequent Cutoff Date) and, with respect to Simple Interest Receivables, all monies received thereunder after the related Subsequent Cutoff Date and all Liquidation Proceeds and Recoveries received with respect to such Subsequent CPS Receivables; (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Subsequent CPS Receivables and any other interest of the Seller in such Financed Vehicles, including, without limitation, the certificates of title or, with respect to Financed Vehicles in the State of Michigan, other evidence of ownership with respect to Financed Vehicles; (iii) any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates relating to the Financed

Vehicles  securing the  Subsequent CPS  Receivables or the Obligors  thereunder;
(iv) refunds for the costs of extended service contracts with respect to Financed Vehicles securing the Subsequent CPS Receivables, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle securing the Subsequent CPS Receivables or his or her obligations with respect to such a Financed Vehicle and any recourse to Dealers for any of the foregoing; (v) the Receivable File related to each Subsequent CPS Receivable; and (vi) the proceeds of any and all of the foregoing (collectively, the "Subsequent Transferred CPS Property" and together with any Subsequent Transferred Samco Property, the "Subsequent Transferred Property").

                  (b) The Seller shall transfer to the Issuer the Subsequent CPS Receivables and the Subsequent Transferred CPS Property as described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Closing Date:

                  (i) the Seller shall have provided the Trustee, the Owner Trustee, the Credit Enhancer and the Rating Agencies with an Addition Notice not later than five days prior to such Subsequent Closing Date and shall have provided any information reasonably requested by any of the foregoing with respect to the Subsequent CPS Receivables;

                  (ii) the Seller shall have delivered to the Owner Trustee and the Trustee a duly executed Subsequent CPS Purchase Agreement, substantially in the form of Exhibit C, which shall include supplements to the Schedule of CPS Receivables, listing the Subsequent CPS Receivables;

                  (iii) the Seller shall, to the extent required by Section 4.2 of the Sale and Servicing Agreement, have deposited in the Collection Account all collections in respect of the Subsequent CPS Receivables;

                  (iv) as of each Subsequent Closing Date, (A) the Seller shall not be insolvent and shall not become insolvent as a result of the transfer of Subsequent CPS Receivables on such Subsequent Closing Date,
         (B) the Seller shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Seller shall not constitute unreasonably small capital to carry out its business as conducted;

                  (v)  the Funding Period shall not have terminated;

                  (vi) after giving effect to any transfer of Subsequent CPS Receivables on a Subsequent Closing Date (and any Subsequent Samco Receivables transferred to the Purchaser on such Subsequent Closing
         Date), the Receivables shall meet the following criteria (based on the characteristics of the Initial Receivables on the Initial Cutoff Date and the Subsequent Receivables on the related Subsequent Cutoff Dates):
         [ ];

                  (vii) each of the  representations  and warranties made by the
         Seller pursuant to Section 3.2 with respect to the Subsequent Receivables to be transferred on such Subsequent Closing Date shall be true and correct as of the related Subsequent Closing Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Closing Date;

                  (viii) the Seller shall, at its own expense, on or prior to the Subsequent Closing Date indicate in its computer files that the Subsequent Receivables identified in the Subsequent Purchase Agreement have been sold to the Purchaser pursuant to the related Subsequent Purchase Agreement and subsequently to the Trust pursuant to the Sale and Servicing Agreement;

                  (ix) the Seller shall have taken any action required to maintain the first priority perfected ownership interest of the Trust in the Owner Trust Estate and the first priority perfected security interest of the Trustee in the Collateral;

                  (x) no selection procedures adverse to the interests of the Securityholders or the Credit Enhancer shall have been utilized in selecting the Subsequent CPS Receivables;

                  (xi) the addition of any such Subsequent CPS Receivables shall not result in a material adverse tax consequence to the Trust or the Securityholders;

                  (xii) the Seller shall have delivered (A) to the Rating Agencies and the Credit Enhancer an opinion of Counsel with respect to the transfer of such Subsequent CPS Receivables substantially in the form of the Opinion of Counsel delivered to the Rating Agencies and the Credit Enhancer on the related Subsequent Closing Date and (B) to the Trustee the opinion of Counsel required by Section 13.2(i)(1) of the Sale and Servicing Agreement;

                  (xiii) each Rating Agency shall have confirmed that the rating on the Notes shall not be withdrawn or reduced as a result of the transfer of such Subsequent CPS Receivables to the Trust;

                  (xiv) all conditions precedent specified in the Sale and Servicing Agreement with respect to the transfer of such Subsequent CPS Receivables to the Trust by the Purchaser shall have been satisfied; and

                  (xv) the Seller shall have delivered to the Credit Enhancer and the Trustee an Officers' Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b).

         The Seller covenants that in the event any of the foregoing conditions precedent are not satisfied with respect to any Subsequent Receivable on the date required as specified above, the Seller will immediately repurchase such Subsequent Receivable from the Trust, at a price equal to the Purchase Amount thereof, in the manner specified in Section
6.2 of the Sale and Servicing Agreement.

         2.3. The Closing. The sale and purchase of the Initial CPS Receivables shall take place at a closing (the "Closing") at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019-5820 on the Closing Date, simultaneously with the closings under: (a) the Samco Purchase Agreement pursuant to which Samco Acceptance Corp. will sell the Initial Samco Receivables to CPS Receivables Corp., (b) the Sale and Servicing Agreement pursuant to which the Purchaser will assign all of its right, title and interest in and to the Initial Receivables and the other Initial Transferred Property to the Trust for the benefit of the Securityholders, (c) the Trust Agreement pursuant to which the Trust shall be formed and the Certificates issued, (d) the Indenture pursuant to which the Trust will issue the Notes, (e) the Underwriting Agreement pursuant to which the Trust shall sell the Class A Notes [and Class B Notes] to the Underwriters, [(f) the Note Purchase Agreement pursuant to which the Purchaser shall sell the Class B Notes to one or more investors, and (g) the Certificate Purchase Agreement pursuant to which the Purchaser shall sell Certificates to one or more investors].


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as of the date hereof and as of each Closing Date (which representations and warranties shall survive such Closing Date):

                  (a) Organization and Good Standing. The Purchaser has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority and legal right to acquire and own the Receivables.

                  (b) Due Qualification. The Purchaser is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                  (c) Power and Authority. The Purchaser has the power and authority to execute and deliver the Agreements and to carry out its terms and the execution, delivery and performance of the Agreements have been duly authorized by the Purchaser by all necessary corporate action.

                  (d) Binding  Obligation.   The Agreements  shall  constitute a
legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms.

                  (e) No Violation.  The execution,  delivery and performance by the Purchaser of the Agreements and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof do not conflict with, result in a breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Purchaser, or any indenture, agreement, mortgage, deed of trust, or other instrument to which the Purchaser is a party or by which it is bound or to which any of its properties are subject; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any indenture, agreement, mortgage, deed of trust, or other instrument (other than the Sale and Servicing Agreement); nor violate any law, order, rule or regulation applicable to the Purchaser of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties.

                  (f) No Proceedings. There are no proceedings or investigations pending, or to the Purchaser's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties: (A) asserting the invalidity of the Agreements or the Securities; (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by the Agreements; (C) seeking any determination or ruling that might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, the Agreements or the Securities; or (D) relating to the Purchaser and which might adversely affect the Federal or State income, excise, franchise or similar tax attributes of the Securities.

                  (g) No Consents. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required to be obtained by the Purchaser for the issuance or sale of the Securities or the consummation of the other transactions contemplated by the Agreements, the Trust Agreement, the Indenture or the Sale and Servicing Agreement, except such as have been duly made or obtained.

         3.2. Representations and Warranties of the Seller. (a) The Seller hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date:

                  (i) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted and had at all relevant times, and shall have, power, authority and legal right to acquire, own and service the Receivables.

                  (ii) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the origination and the servicing of the Receivables as required by the Sale and Servicing Agreement) shall require such qualifications.

                  (iii) Power and Authority. The Seller has the power and authority to execute and deliver the Agreements and to carry out their terms; the Seller has full power and authority to sell and assign the property sold and assigned to the Purchaser and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action; and the execution, delivery and performance of the Agreements have been duly authorized by the Seller by all necessary corporate action.

                  (iv) Valid Sale; Binding Obligation. This Purchase Agreement effects a valid sale, transfer and assignment of the CPS Receivables and the other Transferred CPS Property conveyed to the Purchaser pursuant to Section 2.1, enforceable against creditors of and purchasers from the Seller; and this Agreement shall constitute a legal, valid and binding obligation of the Seller enforceable in accordance with its terms.

                  (v) No Violation. The execution, delivery and performance by the Seller of the Agreements and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation, as amended, or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it is bound or to which any of its properties are subject; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument (other than the Agreements and the Sale and Servicing Agreement); nor violate any law, order, rule or regulation applicable to the Seller of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

                  (vi) No Proceedings. There are no proceedings or investigations pending, or to the Seller's best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties: (A) asserting the invalidity of the Agreements or the Securities; (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by the
         Agreements; (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Agreements or the Securities; or (D) relating to the Seller and which might adversely affect the Federal or State income, excise, franchise or similar tax attributes of the Securities.

                  (vii) No Consents. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance or sale of the Securities or the consummation of the other transactions contemplated by the Agreements, the Trust Agreement, the Indenture or the Sale and Servicing Agreement, except such as have been duly made or obtained.

                  (viii) Financial Condition. The Seller has a positive net worth and is able to and does pay its liabilities as they mature. The Seller is not in default under any obligation to pay money to any Person except for matters being disputed in good faith which do not involve an obligation of the Seller on a promissory note. The Seller will not use the proceeds from the transactions contemplated by the Agreements to give any preference to any creditor or class of creditors, and this transaction will not leave the Seller with remaining assets which are unreasonably small compared to its ongoing operations.

                  (ix) Fraudulent Conveyance. The Seller is not selling the CPS Receivables to the Purchaser with any intent to hinder, delay or defraud any of its creditors; the Seller will not be rendered insolvent as a result of the sale of the CPS Receivables to the Purchaser.

                  (b) The Seller makes the following representations and warranties as to the Receivables (including the Samco Receivables) and the other Transferred Property relating thereto on which the Purchaser relies in accepting the Receivables and the other Transferred Property relating thereto. Such representations and warranties speak with respect to each Receivable as of the Initial Closing Date or Subsequent Closing Date on which such Receivable is transferred to the Purchaser and shall survive the sale, transfer, and assignment of the Receivables and the other Transferred Property relating thereto to the Purchaser and the subsequent assignment and transfer pursuant to the Sale and Servicing Agreement:

                  (i) Origination Date. Each Receivable has an origination date on or after [ ].

                  (ii) Principal Balance/Number of Contracts. As of the Cutoff Date, the total aggregate principal balance of the Receivables was $[ ]. The Receivables are evidenced by [ ] Contracts.

                  (iii) Maturity of Receivables. Each Receivable has an original term to maturity of not less than [ ] months and not more than [ ] months; the weighted average original term to maturity of the Receivables is [ ] months as of the Cutoff Date; the remaining term to maturity of each Receivable was [ ] months or less as of the Cutoff Date; the weighted average remaining term to maturity of the Receivables was [ ] months as of the Cutoff Date.

                  (iv) Characteristics of Receivables. (a) Each Receivable (1) has been originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, has been fully and properly executed by the parties thereto and has been purchased by the Seller (or, with respect to the Samco Receivables, Samco) in connection with the sale of Financed Vehicles by the Dealers, (2) has created a valid, subsisting, and enforceable first priority security interest in favor of the Seller (or, with respect to the Samco Receivables, Samco) in the Financed Vehicle, which security interest has been assigned by the Seller (or, with respect to the Samco Receivables, Samco) to the Purchaser, which in turn has assigned such security interest to the Trustee pursuant to the Pooling and Servicing Agreement, (3) contains customary and enforceable provisions such that the rights and remedies of the holder or assignee thereof shall be adequate for realization against the collateral of the benefits of the security, (4) provides for level monthly payments that fully amortize the Amount Financed over the original term (except for the last payment, which may be different from the level payment) and yield interest at the Annual Percentage Rate, (5) has an Annual Percentage
         Rate of not less than [ ]%, (6) that is a Rule of 78's Receivable provides for, in the event that such Receivable is prepaid, a prepayment that fully pays the Principal Balance and includes a full month's interest, in the month of prepayment, at the Annual Percentage Rate, (7) is a Rule of 78's Receivable or a Simple Interest Receivable, and (8) was originated by a Dealer and was sold by the Dealer without any fraud or misrepresentation on the part of such Dealer.

                  (v) Approximately [ ]% of the aggregate Principal Balance of the Receivables, constituting [ ]% of the number of Receivables, as of the Cutoff Date, represents financing of used automobiles, light trucks, vans or minivans; the remainder of the Receivables represent financing of new automobiles, light trucks, vans or minivans; approximately [ ]% of the aggregate Principal Balance of the Receivables as of the Cutoff Date were originated in the State of California; approximately [ ]% of the aggregate Principal Balance of the Receivables as of the Cutoff Date were originated under the CPS alpha program; approximately [ ]% of the aggregate Principal Balance of the Receivables as of the Cutoff Date were originated under the CPS delta program; approximately [ ]% of the aggregate Principal Balance of the Receivables as of the Cutoff Date were originated under the CPS first time buyer program; and approximately [ ]% of the aggregate Principal Balance of the Receivables were originated under the CPS standard program; the remaining [ ]% of the aggregate Principal Balance of the Receivables were acquired by CPS from an unaffiliated party; approximately [ ]% of the aggregate Principal Balance of the Receivables are Samco Receivables; no Receivable shall have a payment that is more than 30 days overdue as of the Cutoff Date; [ ]% of the aggregate Principal Balance of the Receivables are Rule of 78's Receivables and [ ]% of the aggregate Principal Balance of the Receivables are Simple Interest Receivables; each Receivable shall have a final scheduled payment due no later than [ ]; each Receivable has an original term to maturity of at least [ ] months and not more than [ ] months and a remaining term to maturity of not less than [ ] months nor greater than [ ] months; and each Receivable was originated on or before the Cutoff Date.

                  (vi) Scheduled Payments. Each Receivable had an original principal balance of not less than $[ ] nor more than $[ ] has an outstanding principal balance as of the Cutoff Date of not less than $[ ] and not more than $[ ] and has a first Scheduled Payment due on or prior to [ ].

                  (vii) Characteristics of Obligors. As of the date of each Obligor's application for the loan from which the related Receivable arises, each Obligor on any Receivable (a) did not have any material past due credit obligations or any personal or real property repossessed or wages garnished within one year prior to the date of such application, unless such amounts have been repaid or discharged through bankruptcy, (b) was not the subject of any Federal, State or other bankruptcy, insolvency or similar proceeding pending on the date of application that is not discharged, (c) had not been the subject of more than one Federal, State or other bankruptcy, insolvency or similar proceeding, and (d) was domiciled in the United States.

                  (viii) Origination of Receivables. Based on the billing address of the Obligors and the Principal Balances as of the Cutoff Date, approximately [ ]% of the Receivables were originated in California, approximately [ ]% of the Receivables were originated in Pennsylvania, approximately [ ]% of the Receivables were originated in Texas, [ ]% were originated in New York and the remaining [ ]% of the Receivables were originated in all other States.

                  (ix) Post-Office Box. On or prior to the next billing period after the Cutoff Date, the Seller will notify each Obligor to make payments with respect to its respective Receivables after the Cutoff Date directly to the Post-Office Box, and will provide each Obligor with a monthly statement in order to enable such Obligors to make payments directly to the Post-Office Box.

                  (x) Location of Receivable Files; One Original. A complete Receivable File with respect to each Receivable has been or prior to the Closing Date will be delivered to the Trustee at the location listed in Schedule B to the Sale and Servicing Agreement. There is only one original executed copy of each Receivable.

                  (xi) Schedule of Receivables; Selection Procedures. The information with respect to the Receivables set forth in the Schedule of CPS Receivables and the Schedule of Samco Receivables is true and correct in all material respects as of the close of business on the Cutoff Date, and no selection procedures adverse to the Securityholders have been utilized in selecting the Receivables.

                  (xii) Compliance with Law. Each Receivable, the sale of the Financed Vehicle and the sale of any physical damage, credit life and credit accident and health insurance and any extended service contracts complied at the time the related Receivable was originated or made and at the execution of this Agreement complies in all material respects with all requirements of applicable Federal, State and local laws, and regulations thereunder including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, the California Automobile Sales Finance Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

                  (xiii) Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms.

                  (xiv) No Government Obligor. None of the Receivables are due from the United States of America or any State or from any agency, department, or instrumentality of the United States of America or any State.

                  (xv) Security Interest in Financed Vehicle. Immediately prior to the sale, assignment, and transfer thereof, each Receivable shall be secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Seller (or, with respect to the Samco Receivables, Samco) as secured party, and such security interest is prior to all other liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any tax liens or mechanics' liens which may arise after the Closing Date).

                  (xvi) Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

                  (xvii) No Waiver. No provision of a Receivable has been waived.

                  (xviii) No Amendments. No Receivable has been amended, except as such Receivable may have been amended to grant extensions which shall not have numbered more than (a) one extension of one calendar month in any calendar year or (b) three such extensions in the aggregate.

                  (xix) No Defenses. As of the Closing Date, no right of rescission, setoff, counterclaim or defense exists or has been asserted or threatened with respect to any Receivable. The operation of the terms of any Receivable or the exercise of any right thereunder will not render such Receivable unenforceable in whole or in part or subject to any such right of rescission, setoff, counterclaim, or defense.

                  (xx) No Liens. As of the Cutoff Date, there are no liens or claims existing or which have been filed for work, labor, storage or materials relating to a Financed Vehicle that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Receivable.

                  (xxi) No Default; Repossession. Except for payment delinquencies continuing for a period of not more than thirty days as of the Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation, or event permitting acceleration under the terms of any Receivable has arisen; and neither the Seller nor Samco shall waive and neither has waived any of the foregoing; and no Financed Vehicle shall have been repossessed as of the Cutoff Date.

                  (xxii) Insurance; Other. (A) Each Obligor has obtained insurance covering the Financed Vehicle as of the execution of the Receivable insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage and each Receivable requires the Obligor to obtain and maintain such insurance naming the Seller (or, with respect to the Samco Receivables, Samco) and its successors and assigns as an additional insured, (B) each Receivable that finances the cost of premiums for credit life and credit accident or health insurance is covered by an insurance policy and certificate of insurance naming the Seller (or, with respect to the Samco Receivables, Samco) as policyholder (creditor) under each such insurance policy and certificate of insurance and (C) as to each Receivable that finances the cost of an extended service contract, the respective Financed Vehicle which secures the Receivable is covered by an extended service contract.

                  (xxiii) Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the CPS Receivables from the Seller to the Purchaser and that the beneficial interest in and title to such CPS Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No CPS Receivable has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Purchaser or any such pledge has been released on or prior to the Closing Date. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each CPS Receivable, and was the sole owner thereof, free and clear of all liens, claims, encumbrances, security interests, and rights of others and, immediately upon the transfer thereof, the Purchaser shall have good and marketable title to each such CPS Receivable, and will be the sole owner thereof, free and clear of all liens, encumbrances, security interests, and rights of others, and the transfer has been perfected under the UCC.

                  (xxiv) Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under this Agreement or the Samco Purchase Agreement shall be unlawful, void, or voidable. Neither the Seller nor Samco has entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

                  (xxv) All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Purchaser a first priority perfected ownership interest in the Receivables and the other Transferred CPS Property have been made, taken or performed.

                  (xxvi) Chattel Paper. Each Receivable constitutes "chattel paper" under the applicable UCC.

                  (xxvii) Valid and Binding Obligation of Obligor. Each Receivable is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and all parties to such contract had full legal capacity to execute and deliver such contract and all other documents related thereto and to grant the security interest purported to be granted thereby.

                  (xxviii) Tax Liens. As of the Cutoff Date, there is no lien against any Financed Vehicle for delinquent taxes.

                  (xxix) Title Documents. (A) If the Receivable was originated in a State in which notation of a security interest on the title document of the related Financed Vehicle is required or permitted to perfect such security interest, the title document for such Receivable shows, or if a new or replacement title document is being applied for with respect to such Financed Vehicle the title document (or, with respect to Receivables originated in the State of Michigan, all other evidence of ownership with respect to such Financed Vehicle) will be received within 180 days and will show, the Seller (or, with respect to the Samco Receivables, Samco) named as the original secured party under the related Receivable as the holder of a first priority security interest in such Financed Vehicle, and (B) if the Receivable was originated in a State in which the filing of a financing statement under the UCC is required to perfect a security interest in motor vehicles, such filings or recordings have been duly made and show the Seller (or, with respect to the Samco Receivables, Samco) named as the original secured party under the related Receivable, and in either case, the Trustee has the same rights as such secured party has or would have (if such secured party were still the owner of the Receivable) against all parties claiming an interest in such Financed Vehicle. With respect to each Receivable for which the title document of the related Financed Vehicle has not yet been returned from the Registrar of Titles, the Seller has received written evidence from the related

         Dealer that such title document showing the Seller (or, with respect to the Samco Receivables, Samco) as first lienholder has been applied for.

                  (xxx) Casualty. No Financed Vehicle has suffered a Casualty.

                  (xxxi) Obligation to Dealers or Others. The Purchaser and its assignees will assume no obligation to Dealers or other originators or holders of the Receivables (including, but not limited to under dealer reserves) as a result of the purchase of the Receivables.

                  (xxxii) Full Amount Advanced. The full amount of each Receivable has been advanced to each Obligor, and there are no requirements for future advances thereunder. No Obligor has any option under a Receivable to borrow from any Person additional funds secured by the related Financed Vehicle.

                  (c) The representations and warranties contained in this Agreement shall not be construed as a warranty or guaranty by the Seller as to the future payments by any Obligor. The sale of the CPS Receivables pursuant to this Agreement shall be "without recourse" except for the representations, warranties and covenants made by the Seller in this Agreement or the Sale and Servicing Agreement.


                                   ARTICLE IV

                                   CONDITIONS

         4.1. Conditions to Obligation of the Purchaser. On the applicable Closing Date, the obligation of the Purchaser to purchase the CPS Receivables is subject to the satisfaction of the following conditions:

                  (a) Representations and Warranties True. The representations and warranties of the Seller hereunder shall be true and correct on the related Closing Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Closing Date.

                  (b) Computer Files Marked. The Seller shall, at its own expense, on or prior to the Related Closing Date, indicate in its computer files that the CPS Receivables have been sold to the Purchaser pursuant to this Purchase Agreement and shall deliver to the Purchaser the Schedule of CPS Receivables certified by the Chairman, the President, the Vice President or the Treasurer of the Seller to be true, correct and complete.

                  (c) Receivable Files Delivered. The Seller shall, at its own expense, deliver the related Receivable Files to the Trustee at the offices specified in Schedule B to the Pooling and Servicing Agreement on or prior to the related Closing Date.

                  (d)    Documents to be delivered by the Seller at the Closing.

                           (i) The Assignment.  On each Closing Date, the Seller
                  will execute and deliver the applicable Assignment. The Initial Assignment shall be substantially in the form of Exhibit A hereto and any Subsequent Assignment shall be substantially in the form of Exhibit A to the Form of Subsequent Purchase Agreement attached as Exhibit C hereto.

                           (ii) Evidence of UCC-1 Filing. On or prior to the related Closing Date, the Seller shall record and file, at its own expense, a UCC-1 financing statement in each jurisdiction in which required by applicable law, executed by the Seller, as seller or debtor, and naming the Purchaser, as purchaser or secured party, naming the CPS Receivables and the other Transferred CPS Property conveyed hereafter as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such CPS Receivables to the Purchaser. The Seller shall deliver a file- stamped copy, or other evidence satisfactory to the Purchaser of such filing, to the Purchaser on or prior to such Closing Date.

                           (iii) Evidence of UCC-2 Filing. On or prior to the related Closing Date, the Seller shall cause to be recorded and filed, at its own expense, appropriate UCC-2 termination statements executed by General Electric Capital Corporation ("GECC") [and Redwood] in each jurisdiction in which required by applicable law, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to release GECC's interest in the Receivables, including without limitation, the security interests in the Financed Vehicles securing the Receivables and any proceeds of such security interests or the Receivables. The Seller shall deliver a file-stamped copy, or other evidence satisfactory to the Purchaser of such filing, to the Purchaser on or prior to such Closing Date.

                           (iv) Other Documents. On or prior to the related Closing Date, the Seller shall deliver such other documents as the Purchaser may reasonably request.

                  (e) Other Transactions. The transactions contemplated by the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Samco Purchase Agreement, the Underwriting Agreement [and Note Purchase Agreement and Certificate Purchase Agreement] shall be consummated on the Initial Closing Date.

         4.2. Conditions to Obligation of the Seller. The obligation of the Seller to sell the Receivables to the Purchaser is subject to the satisfaction of the following conditions:

                  (a) Representations and Warranties True. The representations and warranties of the Purchaser hereunder shall be true and correct on the Closing Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

                  (b) Receivables Purchase Price. At the Closing Date, the Purchaser will deliver to the Seller the CPS Receivables Purchase Price as provided in Section 2.1(b). The Seller hereby directs the Purchaser to wire $[ ] of the Initial Receivables Purchase Price to Bank of America, ABA: 121000358, Account #1458425131, Consumer Portfolio Services, Inc. pursuant to wire instructions to be delivered to the Purchaser on or prior to the Initial Closing Date.


                                    ARTICLE V

                             COVENANTS OF THE SELLER

         The Seller agrees with the Purchaser as follows; provided, however, that to the extent that any provision of this ARTICLE V conflicts with any provision of the Sale and Servicing Agreement, the Sale and Servicing Agreement shall govern:

         5.1.  Protection of Right, Title and Interest.

                  (a) Filings. The Seller shall cause all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Purchaser in and to the Receivables and the other Transferred Property to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchaser hereunder to the Receivables and the other Transferred Property. The Seller shall deliver to the Purchaser file stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. The Purchaser shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 5.1(a). In the event the Seller fails to perform its obligations under this subsection, the Purchaser or the Trustee may do so at the expense of the Seller.

                  (b) Name and Other Changes. At least 60 days prior to the date the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the applicable provisions of the UCC or any title statute, the Seller shall give the Trustee, the Insurer (so long as an Insurer Default shall not have occurred and be continuing) and the Purchaser written notice of any such change and no later than five days after the effective date thereof, shall file appropriate amendments to all previously filed financing statements or continuation statements. At least 60 days prior to the date of any relocation of its principal executive office, the Seller shall give the Trustee, the Insurer (so long as an Insurer Default shall not have occurred and be continuing) and the

Purchaser written notice thereof if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and the Seller shall within five days after the effective date thereof, file any such amendment or new financing statement. The Seller shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

                  (c) Accounts and Records. The Seller shall maintain accounts and records as to each CPS Receivable accurately and in sufficient detail to permit the reader thereof to know at any time the status of such CPS Receivable, including payments and recoveries made and payments owing (and the nature of each).

                  (d) Maintenance of Computer Systems. The Seller shall maintain its computer systems so that, from and after the time of sale hereunder of the CPS Receivables to the Purchaser, the Seller's master computer records (including any back-up archives) that refer to a CPS Receivable shall indicate clearly the interest of the Purchaser in such CPS Receivable and that such CPS Receivable is owned by the Purchaser. Indication of the Purchaser's ownership of a CPS Receivable shall be deleted from or modified on the Seller's computer systems when, and only when, the CPS Receivable shall have been paid in full or repurchased.

                  (e) Sale of Other Receivables. If at any time the Seller shall propose to sell, grant a security interest in, or otherwise transfer any interest in any automobile or light- duty truck receivables (other than the CPS Receivables) to any prospective purchaser, lender, or other transferee, the Seller shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any CPS Receivable, shall indicate clearly that such CPS Receivable has been sold and is owned by the Purchaser unless such CPS Receivable has been paid in full or repurchased.

                  (f) Access to Records. The Seller shall permit the Purchaser and its agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Seller's records regarding any Receivable.

                  (g) List of Receivables. Upon request, the Seller shall furnish to the Purchaser, within five Business Days, a list of all CPS
Receivables (by contract number and name of Obligor) then owned by the Purchaser, together with a reconciliation of such list to the Schedule of CPS Receivables.

         5.2. Other Liens or Interests. Except for the conveyances hereunder and pursuant to the Sale and Servicing Agreement, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any interest therein, and the Seller shall defend the right, title, and interest of the Purchaser in, to and under the Receivables against all claims of third parties claiming through or under the Seller

(or, with respect to the Samco Receivables, Samco).

         5.3. Chief Executive Office. During the term of the Receivables, the Seller will maintain its chief executive office in one of the United States, except Louisiana or Vermont.

         5.4. Costs and Expenses. The Seller agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the Purchaser's right, title and interest in and to the CPS Receivables.

         5.5. Delivery of Receivable Files. On or prior to the Closing Date, the Seller shall deliver the Receivable Files to the Trustee at the location specified in Schedule B to the Sale and Servicing Agreement. The Seller shall have until the last day of the second Collection Period following receipt from the Trustee of notification, pursuant to Section 2.8 of the Sale and Servicing Agreement, that there has been a failure to deliver a file with respect to a Receivable (including a Samco Receivable) or that a file is unrelated to the Receivables identified in Schedule A to the Sale and Servicing Agreement or that any of the documents referred to in Section 2.7 of the Sale and Servicing Agreement are not contained in a Receivable File, to deliver such file or any of the aforementioned documents required to be included in such Receivable File to the Trustee. Unless such defect with respect to such Receivable File shall have been cured by the last day of the second Collection Period following discovery thereof by the Trustee, the Seller hereby agrees to repurchase any such Receivable from the Trust as of such last day. In consideration of the purchase of the Receivable, the Seller shall remit the Purchase Amount in the manner specified in Section 4.5 of the Sale and Servicing Agreement. The sole remedy hereunder of the Trustee, the Trust or the Securityholders with respect to a breach of this Section 5.5, shall be to require the Seller to repurchase the Receivable pursuant to this Section 5.5. Upon receipt of the Purchase Amount, the Trustee shall release to the Seller or its designee the related Receivable File and shall execute and deliver all instruments of transfer or assignment, without recourse, as are prepared by the Seller and delivered to the Trustee and are necessary to vest in the Seller or such designee title to the Receivable.

         5.6. Indemnification. (a) The Seller shall indemnify the Purchaser for any liability as a result of the failure of a Receivable to be originated in compliance with all requirements of law and for any breach of any of its representations and warranties contained herein.

                  (b) The Seller shall defend, indemnify, and hold harmless the Purchaser from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by the Seller or any Affiliate thereof of a Financed Vehicle.

                  (c) The Seller shall defend, indemnify, and hold harmless the Purchaser from and against any and all taxes, except for taxes on the net income of the Purchaser, that may at any time be asserted against the Purchaser with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes and costs and expenses in defending against the same.

                  (d) The Seller shall defend, indemnify, and hold harmless the Purchaser from and against any and all costs, expenses, losses, damages, claims and liabilities to the extent that such cost, expense, loss, damage, claim or liability arose out of, or was imposed upon the Purchaser through, the negligence, willful misfeasance, or bad faith of the Seller in the performance of its duties under the Agreement, or by reason of reckless disregard of the Seller's obligations and duties under the Agreement.

                  (e) The Seller shall defend, indemnify, and hold harmless the Purchaser from and against all costs, expenses, losses, damages, claims and liabilities arising out of or incurred in connection with the acceptance or performance of the Seller's trusts and duties as Servicer under the Sale and Servicing Agreement, except to the extent that such cost, expense, loss, damage, claim or liability shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of the Purchaser.

         Indemnification under this Section 5.6 shall include reasonable fees and expenses of litigation and shall survive payment of the Notes and Certificates. These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have.

         5.7. Sale. The Seller agrees to treat this conveyance for all purposes (including without limitation tax and financial accounting purposes) as a sale on all relevant books, records, tax returns, financial statements and other applicable documents.

         5.8. Non-Petition. In the event of any breach of a representation and warranty made by the Purchaser hereunder, the Seller covenants and agrees that it will not take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all certificates issued by the Trust or a similar trust formed by the Purchaser have been paid in full. The Purchaser and the Seller agree that damages will not be an adequate remedy for such breach and that this covenant may be specifically enforced by the Purchaser or by the Trust.


                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

         6.1. Obligations of Seller. The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

         6.2. Repurchase Events. The Seller hereby covenants and agrees with the Purchaser for the benefit of the Purchaser, the Trustee, the Insurer and the Securityholders, that (i) the occurrence of a breach of any of the Seller's representations and warranties contained in Section 3.2(b) hereof (without regard to any limitations regarding the Seller's knowledge) and (ii) the failure of the Seller to timely comply with its obligations pursuant to Section 5.5 hereof, shall constitute events obligating the Seller to repurchase the affected Receivables (including any affected Samco Receivables) hereunder ("Repurchase Events"), at the Purchase Amount from the Trust. Unless the breach of any of the Seller's representations and warranties shall have been cured by the last day of the second Collection Period following the discovery thereof by or notice to the Purchaser and the Seller of such breach, the Seller shall repurchase any Receivable if such Receivable is materially and adversely affected by the breach as of the last day of such second Collection Period (or, at the Seller's option, the last day of the first Collection Period following the discovery) and, in the event that the breach relates to a characteristic of the Receivables in the aggregate, and if the Trust is materially and adversely affected by such breach, unless the breach shall have been cured by such second Collection Period, the Seller shall purchase such aggregate Principal Balance of Receivables, such that following such purchase such representation shall be true and correct with respect to the remainder of the Receivables in the aggregate. The provisions of this Section
6.2 are intended to grant the Trustee a direct right against the Seller to demand performance hereunder, and in connection therewith the Seller waives any requirement of prior demand against the Purchaser and waives any defaults it would have against the Purchaser with respect to such repurchase obligation. Any such purchase shall take place in the manner specified in Section 5.6 of the Sale and Servicing Agreement. For purposes of this Section 6.2, the Purchase Amount of a Receivable which is not consistent with the warranty pursuant to
Section 3.2(b)(iv)(a)(5) or (iv)(a)(6) shall include such additional amount as shall be necessary to provide the full amount of interest as contemplated therein. The sole remedy hereunder of the Securityholders, the Trust, the Insurer, the Trustee or the Purchaser against the Seller with respect to any Repurchase Event shall be to enforce the Seller's obligation to repurchase such Receivables pursuant to this Agreement; provided, however, that the Seller shall indemnify the Trustee, the Insurer, the Trust and the Securityholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them, as a result of third party claims arising out of the events or facts giving rise to such breach. Upon receipt of the Purchase Amount, the Purchaser shall cause the Trustee to release the related Receivables File to the Seller and to execute and deliver all instruments of transfer or assignment, without recourse, as are necessary to vest in the Seller title to the Receivable. Notwithstanding the foregoing, if it is determined that consummation of the transactions contemplated by the Sale and Servicing Agreement, the Indentures and the other transaction documents referenced in such Agreement, servicing and operation of the Trust pursuant to Trust Agreement and such other documents, or the ownership of a Security by a Holder constitutes a violation of the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986, as amended ("Code") for which no statutory exception or administrative exemption applies, such violation shall not be treated as a Repurchase Event.

         6.3. Seller's Assignment of Purchased Receivables. With respect to all Receivables repurchased by the Seller pursuant to this Agreement, the Purchaser shall assign, without recourse except as provided herein, representation or warranty, to the Seller all the Purchaser's right, title and interest in and to such Receivables, and all security and documents relating thereto.

         6.4. Conveyance as Sale of Receivables Not Financing. The parties hereto intend that the conveyance hereunder be a sale of the CPS Receivables and the other Transferred CPS Property from the Seller to the Purchaser and not a financing secured by such assets; and the beneficial interest in and title to the CPS Receivables and the other Transferred CPS Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that any conveyance hereunder is for any reason not considered a sale, the parties intend that this Agreement constitute a security agreement under the UCC (as defined in the UCC as in effect in the State of California) and applicable law, and the Seller hereby grants to the Purchaser a first priority perfected security interest in, to and under the CPS Receivables and the other Transferred CPS Property being delivered to the Purchaser on the Closing Date, and other property conveyed hereunder and all proceeds of any of the foregoing for the purpose of securing payment and performance of the Securities and the repayment of amounts owed to the Purchaser from the Seller.

         6.5. Trust. The Seller acknowledges that the Purchaser will, pursuant to the Sale and Servicing Agreement, sell the Receivables to the Trust and assign its rights under this Purchase Agreement and the Samco Purchase Agreement to the Trust, and that the representations and warranties contained in this Agreement and the rights of the Purchaser under this Purchase Agreement, including under Sections 6.2 and 6.4 hereof are intended to benefit such Trust and the Securityholders. The Seller also acknowledges that the Trustee on behalf of the Securityholders as assignee of the Purchaser's rights hereunder may directly enforce, without making any prior demand on the Purchaser, all the rights of the Purchaser hereunder including the rights under Section 6.2 and 6.4 hereof. The Seller hereby consents to such sale and assignment.

         6.6. Amendment. This Purchase Agreement may be amended from time to time by a written amendment duly executed and delivered by the Seller and the Purchaser with the consent of the Insurer; provided, however, that (i) any such amendment that materially adversely affects the rights of the Class A Noteholders under the Sale and Servicing Agreement must be consented to by the holders of Class A Notes representing 51% or more of the outstanding principal amounts Class A Notes, (ii) any such amendment that materially adversely affects the rights of the Class B Noteholders under the Sale and Servicing Agreement must be consented to by the holders of Class B Notes representing 51% or more of the outstanding principal amounts Class B Notes and (iii) any amendment that materially adversely affects the rights of the Certificateholders under the Sale and Servicing Agreement must be consented to by the holders of Certificates representing 51% or more of the Certificate Balance.

         6.7. Accountants' Letters. (a) [ ] will review the characteristics of the

Receivables and will compare those characteristics to the information with respect to the Receivables contained in the Offering Documents; (b) The Seller will cooperate with the Purchaser and [ ] in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review set forth in Section 6.7(a) above and to deliver the letters required of them under the Underwriting Agreement; and (c) [ ] will deliver to the Purchaser a letter, dated the initial Closing Date, in the form previously agreed to by the Seller and the Purchaser, with respect to the financial and statistical information contained in the Offering Documents under the captions "CPS's Automobile Contract Portfolio -- Delinquency and Loss Experience" and "The Receivables Pool", certain information relating to the Receivables on magnetic tape obtained from the Seller and the Purchaser and with respect to such other information as may be agreed in the form of letter.

         6.8. Waivers. No failure or delay on the part of the Purchaser in exercising any power, right or remedy under the Agreements shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

         6.9. Notices. All communications and notices pursuant hereto to either party shall be in writing or by telegraph or telex and addressed or delivered to it at its address (or in case of telex, at its telex number at such address) shown in the opening portion of this Purchase Agreement or at such other address as may be designated by it by notice to the other party and, if mailed or sent by telegraph or telex, shall be deemed given when mailed, communicated to the telegraph office or transmitted by telex.

         6.10. Costs and Expenses. The Seller will pay all expenses incident to the performance of its obligations under this Purchase Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses of the Purchaser, excluding fees and expenses of counsel, in connection with the perfection as against third parties of the Purchaser's right, title and interest in and to the CPS Receivables and security interests in the Financed Vehicles and the enforcement of any obligation of the Seller hereunder.

         6.11. Representations of the Seller and the Purchaser. The respective agreements, representations, warranties and other statements by the Seller and the Purchaser set forth in or made pursuant to this Purchase Agreement shall remain in full force and effect and will survive the closing under Section 2.2 hereof.

         6.12. Confidential Information. The Purchaser agrees that it will neither use nor disclose to any Person the names and addresses of the Obligors, except in connection with the enforcement of the Purchaser's rights hereunder, under the CPS Receivables, under the Sale and Servicing Agreement or as required by law.

         6.13. Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Purchase Agreement. References in this Purchase Agreement to Section names or numbers are to such Sections of this Purchase Agreement.

         6.14. Third Party Beneficiaries. The parties hereto hereby expressly agree that each of the Trustee for the benefit of the Securityholders and the Insurer shall be third party beneficiaries with respect to this Purchase Agreement, provided, however, that no third party other than the Trustee for the benefit of the Securityholders and the Credit Enhancer shall be deemed a third party beneficiary of this Purchase Agreement.

         6.15. Governing Law. THIS PURCHASE AGREEMENT AND THE ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         6.16. Counterparts. This Purchase Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.



                    [Rest of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereby have caused this Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.


                                     CPS RECEIVABLES CORP.


                                     By:
                                     Name:
                                     Title:



                                     CONSUMER PORTFOLIO SERVICES, INC.


                                     By:
                                     Name:
                                     Title:

                                                             Exhibit A

                                   ASSIGNMENT

         For value received, in accordance with the Purchase Agreement dated as of [ ], between the undersigned (the "Seller") and CPS Receivables Corp. (the "Purchaser") (the "CPS Purchase Agreement"), the undersigned does hereby sell, transfer, assign and otherwise convey unto the Purchaser, without recourse (subject to the obligations in the Purchase Agreement and the Sale and Servicing Agreement), all right, title and interest of the Seller in and to (i) the
Initial CPS Receivables listed in the Schedule of CPS Receivables and, with respect to Rule of 78's Receivables, all monies due or to become due thereon after the Cutoff Date (including Scheduled Payments due after the Cutoff Date
(including principal prepayments relating to such Scheduled Payments) but received by the Seller on or before the Cutoff Date) and, with respect to Simple Interest Receivables, all monies received thereunder after the Cutoff Date and all Liquidation Proceeds and Recoveries received with respect to such Receivables; (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Initial CPS Receivables and any other interest of the Seller in such Financed Vehicles, including, without limitation, the certificates of title or, with respect to Financed Vehicles in the State of Michigan, other evidence of ownership with respect to such Financed Vehicles;
(iii) any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates relating to the Financed Vehicles securing the Initial CPS Receivables; (iv) refunds for the costs of extended service contracts with respect to Financed Vehicles securing the Initial CPS Receivables, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle or his or her obligations with respect to a Financed Vehicle related to an Initial CPS Receivable and any recourse to Dealers for any of the foregoing; (v) the Receivable File related to each Initial CPS Receivable; and (vi) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other Person in connection with the Initial CPS Receivables, the related Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

         This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the CPS Purchase Agreement and is to be governed by the CPS Purchase Agreement.

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the CPS Purchase Agreement.

         THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of [ ].



                                     CONSUMER PORTFOLIO SERVICES, INC.


                                     By:
                                     Name:
                                     Title:

                                    Exhibit B
                           Schedule of CPS Receivables

                               See Following Page

                                                                EXHIBIT C


                      FORM OF SUBSEQUENT PURCHASE AGREEMENT


         THIS SUBSEQUENT PURCHASE AGREEMENT (the "Subsequent Agreement") is made and entered into as of , by and between CONSUMER PORTFOLIO SERVICES, INC., a California corporation (the "Seller"), and CPS RECEIVABLES CORP., a California corporation (together with its successors and assigns, the "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, the Purchaser, as purchaser, has agreed to purchase from the Seller, as seller, and the Seller, pursuant to the Receivables Purchase Agreement (the "Receivables Purchase Agreement") dated as of [ ], between the Purchaser and the Seller, is transferring to the Purchaser the Subsequent CPS Receivables listed on the Schedule of Subsequent CPS Receivables annexed hereto as Exhibit A (the "Subsequent CPS Receivables") and Subsequent Transferred CPS Property.

         NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is acknowledged, the Purchaser and the Seller, intending to be legally bound, hereby agree as follows:

                                   Definitions

         SECTION 1. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the CPS Purchase Agreement.

         SECTION 2. Conveyance of Subsequent Receivables. For value received, in accordance with the CPS Purchase Agreement, the Seller does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse (but without limitation of its obligations under the CPS Purchase Agreement), all right, title and interest of the Seller in and to: (i) the Subsequent CPS Receivables listed in the related Schedule of Subsequent CPS Receivables and, with respect to Rule of 78's Receivables, all monies due or to become due thereon after the related Subsequent Cutoff Date (including Scheduled Payments due after the related Subsequent Cutoff Date (including principal prepayments relating to such Scheduled Payments) but received by the Seller on or before the related Subsequent Cutoff Date) and, with respect to Simple Interest Receivables, all monies received thereunder after the related Subsequent Cutoff Date and all Liquidation Proceeds and Recoveries received with respect to such Subsequent CPS Receivables; (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Subsequent CPS Receivables and any other interest of the Seller in such Financed Vehicles, including, without limitation, the certificates of title or, with respect to Financed Vehicles in the State of Michigan, other evidence of ownership with respect to Financed Vehicles; (iii) any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates relating to the Financed Vehicles securing the Subsequent CPS Receivables or the Obligors thereunder; (iv) refunds for the costs of extended service contracts with respect to Financed Vehicles securing the Subsequent CPS Receivables, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle securing the Subsequent CPS Receivables or his or her obligations with respect to such a Financed Vehicle and any recourse to Dealers for any of the foregoing; (v) the Receivable File related to each Subsequent CPS Receivable; and (vi) the proceeds of any and all of the foregoing (collectively, the "Subsequent Transferred CPS Property" and together with any Subsequent Transferred Samco Property, the "Subsequent Transferred Property").

         SECTION 3. Consideration for Subsequent Transferred Property. In consideration for the Subsequent CPS Receivables and other Subsequent Transferred CPS Property, subject to the terms and conditions hereof, the purchase price for the Subsequent CPS Receivables, in the amount of [$ ], shall be paid by the Purchaser on the Subsequent Closing Date as follows: (i) $[ ] in cash shall be paid to the Seller and (ii) $[ ] which shall be deemed paid and returned to the Purchaser as a contribution to capital.

         SECTION 4. Representations and Warranties of the Seller. This Agreement is made pursuant to and upon the representations, warranties, covenants and agreements on the part of the Seller contained in the CPS Purchase Agreement and is to be governed by the CPS Purchase Agreement. All of such representations, warranties, covenants and agreements are hereby incorporated herein and are in full force and effect as though specifically set forth herein.

         SECTION 5. Representations and Warranties of the Purchaser. This Agreement is made pursuant to and upon the representations, warranties, covenants and agreements on the part of the Purchaser contained in the CPS Purchase Agreement and is to be governed by the CPS Purchase Agreement. All of such representations, warranties, covenants and agreements are hereby incorporated herein and are in full force and effect as though specifically set forth herein.

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed this __ day of _________, but effective as of the date and year first written above.


                                      CONSUMER PORTFOLIO SERVICES, INC.,
                                      as Seller



                                      By:
                                      Name:
                                           Title:



                                      CPS RECEIVABLES CORP.,
                                      as Purchaser



                                      By:
                                      Name:
                                      Title:

                 EXHIBIT A TO SUBSEQUENT CPS PURCHASE AGREEMENT

                        FORM OF SUBSEQUENT CPS ASSIGNMENT

         For value received, in accordance with the Purchase Agreement dated as of [ ], 1997, as heretofore amended, supplemented or otherwise modified (the "CPS Purchase Agreement"), among the undersigned, as Seller, and CPS Receivables, Corp. (the "Purchaser"), the undersigned does hereby transfer, assign, grant, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations in the CPS Purchase Agreement and the Sale and Servicing Agreement) all right, title and interest of the Seller in and to: (i) the Subsequent CPS Receivables listed in the related Schedule of Subsequent CPS Receivables and, with respect to Rule of 78's Receivables, all monies due or to become due thereon after the related Subsequent Cutoff Date (including Scheduled Payments due after the related Subsequent Cutoff Date (including principal prepayments relating to such Scheduled Payments) but received by the Seller on or before the related Subsequent Cutoff Date) and, with respect to Simple Interest Receivables, all monies received thereunder after the related Subsequent Cutoff Date and all Liquidation Proceeds and Recoveries received with respect to such Subsequent CPS Receivables; (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Subsequent CPS Receivables and any other interest of the Seller in such Financed Vehicles, including, without limitation, the certificates of title or, with respect to Financed Vehicles in the State of Michigan, other evidence of ownership with respect to Financed Vehicles; (iii) any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates relating to the Financed Vehicles securing the Subsequent CPS Receivables or the Obligors thereunder; (iv) refunds for the costs of extended service contracts with respect to Financed Vehicles securing the Subsequent CPS Receivables, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle securing the Subsequent CPS Receivables or his or her obligations with respect to such a Financed Vehicle and any recourse to Dealers for any of the foregoing;
(v) the Receivable File related to each Subsequent CPS Receivable; and (vi) the proceeds of any and all of the foregoing (collectively, the "Subsequent
Transferred CPS Property" and together with any Subsequent Transferred CPS Property, the "Subsequent Transferred Property").

         The foregoing assignment, transfer and conveyance does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Subsequent CPS Receivables, the Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

         This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of each of the undersigned contained in the CPS Purchase Agreement and is to be governed by the CPS Purchase Agreement.

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the CPS Purchase Agreement.

         This Assignment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law.

         IN WITNESS WHEREOF, the undersigned have caused this Assignment to be duly executed as of [ ].

                                     CONSUMER PORTFOLIO SERVICES, INC.


                                     By:
                                        Name:
                                        Title:

                                               Exhibit 10.3






         PURCHASE AGREEMENT dated as of this [ ], 1997, by and between SAMCO ACCEPTANCE CORP., a Delaware corporation (the "Seller"), having its principal executive office at 8150 North Central Expressway, Suite 600, Lock-Box 39, Dallas, Texas, and CPS RECEIVABLES CORP., a California corporation (the "Purchaser"), having its principal executive office at 2 Ada, Irvine, California 92618.

         WHEREAS, in the regular course of its business, the Seller purchases and services through its auto loan programs certain motor vehicle retail installment sale contracts secured by new and used automobiles, light trucks, vans or minivans acquired from motor vehicle dealers.

         WHEREAS, the Seller and the Purchaser wish to set forth the terms pursuant to which the Samco Receivables (as hereinafter defined), are to be sold by the Seller to the Purchaser, which Samco Receivables together with the CPS Receivables will be transferred by the Purchaser, pursuant to the Sale and Servicing Agreement (as hereinafter defined), to CPS Auto Receivables Trust [ ] to be created thereunder, which Trust will issue notes under the Indenture (as hereinafter defined) representing indebtedness of the Trust (the "Class A Notes" and the "Class B Notes" and, together with the Class A Notes, the "Notes") [and certificates under the Trust Agreement (as hereinafter defined) representing beneficial interests in the Trust (the "Certificates" and, together with the Notes, the "Securities")] .

         NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

         Terms not defined in this Purchase Agreement shall have the meaning set forth in the Sale and Servicing Agreement and, if not defined therein, shall have the meaning set forth in the Indenture. As used in this Purchase Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):


         "Agreements" means, collectively, this Purchase Agreement and each Subsequent Purchase Agreement and the Assignments.

         "Assignment"   means  the  Initial  Assignment  and/or  any  Subsequent
Assignment.

         "Base Prospectus" means the Prospectus dated [ ] with respect to CPS Auto Grantor Trusts and any amendment or supplement thereto.

         ["Certificate   Purchase  Agreement"  means  the  Certificate  Purchase
Agreement, dated [ ] among certain investors, CPS and the Purchaser relating to the Certificates.]

         "Closing Date" means the Initial Closing Date and/or each Subsequent Closing Date.

         "CPS"  means   Consumer   Portfolio   Services,   Inc.,   a  California
corporation, and its successors and assigns.

         "CPS Initial Transferred Property" shall have the meaning specified in the CPS Purchase Agreement

         "CPS Purchase Agreement" means the purchase agreement dated as of [ ] between Consumer Portfolio Services, Inc., as seller, and CPS Receivables Corp., as purchaser, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "CPS Receivable" shall have the meaning specified in the CPS Purchase Agreement.

         "Indenture" means the Indenture dated as of [ ] between CPS Auto Receivables Trust [ ], as issuer and [Norwest Bank Minnesota, National Association], as trustee.

         "Initial Closing Date" means [          ], 199[ ].

         "Initial CPS Receivables" shall have the meaning specified in the CPS Purchase Agreement.

         "Initial Receivables" means an Initial Samco Receivable and/or an Initial CPS Receivable.

         "Initial Samco Assignment" means the assignment dated [ ], by the Seller to the Purchaser, relating to the purchase of the Initial Samco Receivables and certain other property related thereto by the Purchaser from the Seller pursuant to this Purchase Agreement which shall be substantially in the form of Exhibit A to this Purchase Agreement.

         "Initial Samco Receivable" means each retail installment sale contract for a Financed Vehicle that appears on the Initial Schedule of Samco Receivables and all rights thereunder.

         "Initial Schedule of Samco Receivables" means the list of Initial Samco Receivables annexed hereto as Exhibit B.

         "Initial Schedule of CPS Receivables" means the list of CPS Receivables annexed as Exhibit B to the CPS Purchase Agreement.

         "Initial Transferred CPS Property" shall have the meaning specified in the CPS Purchase Agreement.

         "Initial  Transferred  Property"  shall have the meaning  specified  in
Section 2.1(a) hereof.

         "Initial Transferred Samco Property" shall have the meaning specified in Section 2.1(a) hereof.

         ["Note Purchase Agreement" means the Note Purchase Agreement, dated [ ] among one or more investors, CPS and the Purchaser relating to the Class B Notes.]

         "Obligor(s)" means the purchaser or co-purchasers of a Financed Vehicle or any other Person who owes or may be liable for payments under a Receivable.

         "Offering  Documents"  means  the  Prospectus   Supplement,   the  Base
Prospectus and the [Private Placement Memorandum].

         ["Private Placement Memorandum" means the Private Placement Memorandum, dated [ ], relating to the private placement of the Class B Notes and any amendment or supplement thereto.]

         "Prospectus Supplement" means the Prospectus Supplement dated [ ], relating to the public offering of the Class A Notes and any amendment or supplement thereto.

         "Purchase Agreement" means this Purchase Agreement, as this agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "Purchaser" means CPS Receivables Corp., a California corporation, and its successors and assigns.

         "Receivable" shall have the meaning specified in the Pooling and Servicing Agreement.

         "Receivables Purchase Price" means $[        ].

         "Repurchase Event" shall have the meaning specified in Section 6.2 hereof.

         "Sale and Servicing Agreement" means the Sale and Servicing Agreement dated as of [ ], among CPS Auto Receivables Trust [ ], CPS Receivables Corp., as seller, Consumer

Portfolio Services, Inc., as originator of the Receivables and servicer, and [Norwest Bank Minnesota, National Association], as Trustee and standby servicer, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "Samco" means Samco Acceptance Corp., a Delaware corporation, and its successors and assigns.

         "Samco Assignments " means the Initial Assignment and any Subsequent Assignment.

         "Samco Purchase Agreement" means this Purchase Agreement, as this agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "Samco   Receivables"  means  an  Initial  Samco  Receivable  and/or  a
Subsequent Samco Receivable.

         "Schedule of Receivables" means the Schedule of Samco Receivables and/or the CPS Schedule of Receivables.

         "Schedule of Samco Receivables" means the list of Initial Samco Receivables annexed hereto as Exhibit B, as supplemented by each Schedule of Subsequent Samco Receivables.

         "Schedule of Subsequent Samco Receivables" means the schedule of all motor vehicle retail financing agreements sold and transferred to the Purchaser pursuant to a Subsequent Purchase Agreement, which schedule shall be deemed to supplement the Schedule of Receivables and shall be attached to the related Subsequent Assignment (and may be in the form of microfiche).

         "Seller" means Samco Acceptance Corp., a Delaware corporation, in its capacity as seller of the Samco Receivables and the other Transferred Samco Property relating thereto, and its successors and assigns.

         "Servicer" means Consumer Portfolio Services, Inc., a California corporation, in its capacity as Servicer of the Receivables, and its successors and assigns.

         "Subsequent Purchase Agreement" means a subsequent purchase agreement which shall be in substantially the form of Exhibit C to this Purchase Agreement by which the Seller will transfer Subsequent Samco Receivables.

         "Subsequent Assignment" means an assignment substantially in the form of Exhibit A to the form of Subsequent Purchase Agreement attached as Exhibit C hereto.

         "Subsequent Closing Date" means any day on which Subsequent Samco Receivables are sold to the Purchaser pursuant to a Subsequent Purchase Agreement.

         "Subsequent Receivables" means a Subsequent CPS Receivable and/or a Subsequent Samco Receivable.

         "Subsequent Samco Receivable" means each Receivable transferred to the Purchaser pursuant to a Subsequent Samco Assignment which shall be listed on the Schedule of Subsequent Receivables attached to the related Subsequent Assignment.

         "Subsequent  Transferred  Property" shall have the meaning specified in
Section 2.2(a).

         "Subsequent   Transferred   Samco  Property"  shall  have  the  meaning
specified in each Subsequent Purchase Agreement.

         "Transferred Property" means the Transferred CPS Property and the Transferred Samco Property.

         "Transferred Samco Property" means the Initial Transferred Samco Property and/or the Subsequent Transferred Samco Property.

         "Trust" means the CPS Auto Receivables Trust [ ] created by the Trust Agreement.

         "Trust Agreement" means the Trust Agreement between CPS Receivables Corp. and [Owner Trustee].

         "UCC" means the Uniform Commercial Code, as in effect from time to time in the relevant jurisdictions.

         "Underwriters" means [Underwriter[s]].

         "Underwriting Agreement" means the Underwriting Agreement, dated [ ], among the Underwriters, CPS and the Purchaser relating to the [Class A] Notes [and the Class B Notes].

                                   ARTICLE II

                        PURCHASE AND SALE OF RECEIVABLES

         2.1. Purchase and Sale of Receivables. On the Initial Closing Date, subject to the terms and conditions of this Purchase Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, without recourse (subject to the obligations in this Purchase Agreement, each Subsequent Purchase Agreement and the Sale and Servicing Agreement), all of the Seller's right, title and interest in, to and under the

Initial Samco Receivables and the other Initial Transferred Samco Property relating thereto. The conveyance to the Purchaser of the Initial Samco Receivables and other Initial Transferred Samco Property relating thereto is intended as a sale free and clear of all liens and it is intended that the Initial Transferred Samco Property and other property of the Purchaser shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.

                    (a) Transfer of Initial Receivables. On the Initial Closing Date and simultaneously with the transactions to be consummated pursuant to the Trust Agreement, the Indenture and the Sale and Servicing Agreement, the Seller shall sell, transfer, assign, grant, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations herein and in the Sale and Servicing Agreement), all right, title and interest of the Seller in and to
(i) the Initial Samco Receivables listed in the Schedule of Samco Receivables and, with respect to Rule of 78's Receivables, all monies due or to become due thereon after the Cutoff Date (including Scheduled Payments due after the Cutoff Date (including principal prepayments relating to such Scheduled Payments) but received by the Seller on or before the Cutoff Date) and, with respect to Simple Interest Receivables, all monies received thereunder after the Cutoff Date and all Liquidation Proceeds and Recoveries received with respect to such Initial Samco Receivables; (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Samco Receivables and any other interest of the Seller in such Financed Vehicles, including, without limitation, the certificates of title or, with respect to Financed Vehicles in the State of Michigan, other evidence of ownership with respect to Financed Vehicles; (iii) any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates relating to the Financed Vehicles securing the Initial Samco Receivables or the Obligors thereunder; (iv) refunds for the costs of extended service contracts with respect to Financed Vehicles securing the Initial Samco Receivables, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle securing the Initial Samco Receivables or his or her obligations with respect to such a Financed Vehicle and any recourse to Dealers for any of the foregoing; (v) the Receivable File related to each Initial Samco Receivable; and (vi) the proceeds of any and all of the foregoing (collectively, the "Initial Transferred Samco Property" and together with the Initial Transferred CPS Property, the "Initial Transferred Property").

                    (b) Receivables Purchase Price. In consideration for the Initial Samco Receivables and other Initial Transferred Samco Property described in Section 2.1(a), the Purchaser shall, on the Initial Closing Date, pay to the Seller the Receivables Purchase Price by federal wire transfer (same day) funds.

         2.2. Purchase and Sale of Subsequent Receivables. On the related Subsequent Closing Date, subject to the terms and conditions of the related Subsequent Purchase Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, without recourse (subject to the obligations in this Purchase Agreement, each Subsequent Purchase Agreement and the Sale and Servicing Agreement), all of the Seller's right, title and interest in, to and under the Subsequent Samco Receivables and the other Subsequent Transferred Samco Property relating thereto. The conveyance to the Purchaser of the Subsequent Samco Receivables and other Subsequent Transferred Samco Property relating thereto is intended as a sale free and clear of all liens and it is intended that the Subsequent Transferred Samco Property and other property of the Purchaser shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.

                    (a) Transfer of Subsequent Receivables. On the related Subsequent Closing Date the Seller shall sell, transfer, assign, grant, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations herein and in the Sale and Servicing Agreement), all right, title and interest of the Seller in and to (i) the Subsequent Samco Receivables listed in the related Schedule of Subsequent Samco Receivables and, with respect to Rule of 78's Receivables, all monies due or to become due thereon after the related Subsequent Cutoff Date (including Scheduled Payments due after the related Subsequent Cutoff Date (including principal prepayments relating to such Scheduled Payments) but received by the Seller on or before the related Subsequent Cutoff Date) and, with respect to Simple Interest Receivables, all monies received thereunder after the related Subsequent Cutoff Date and all Liquidation Proceeds and Recoveries received with respect to such Subsequent Samco Receivables; (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Subsequent Samco Receivables and any other interest of the Seller in such Financed Vehicles, including, without limitation, the certificates of title or, with respect to Financed Vehicles in the State of Michigan, other evidence of ownership with respect to Financed Vehicles; (iii) any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates relating to the Financed Vehicles securing the Subsequent Samco Receivables or the Obligors thereunder; (iv) refunds for the costs of extended service contracts with respect to Financed Vehicles securing the Subsequent Samco Receivables, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle securing the Subsequent Samco Receivables or his or her obligations with respect to such a Financed Vehicle and any recourse to Dealers for any of the foregoing; (v) the Receivable File related to each Subsequent Samco Receivable; and (vi) the proceeds of any and all of the foregoing (collectively, the "Subsequent Transferred Samco Property" and together with any Subsequent Transferred CPS Property, the "Subsequent Transferred Property").

                    (b) The Seller shall transfer to the Issuer the Subsequent Samco Receivables and the Subsequent Transferred Samco Property as described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Closing Date:

                  (i) the Seller shall have provided the Trustee, the Owner Trustee, the Credit Enhancer and the Rating Agencies with an Addition Notice not later than five days prior to such Subsequent Closing Date and shall have provided any information reasonably requested by any of the foregoing with respect to the Subsequent Samco Receivables;

                    (ii) the Seller shall have delivered to the Owner Trustee and the Trustee a duly executed Subsequent Purchase Agreement, substantially in the form of Exhibit C, which shall include supplements to the Schedule of Samco Receivables, listing the Subsequent Samco Receivables;

                    (iii) the Seller  shall,  to the extent  required by Section
         4.2 of the Sale and Servicing Agreement, have deposited in the Collection Account all collections in respect of the Subsequent Samco Receivables;

                    (iv) as of each Subsequent Closing Date, (A) the Seller shall not be insolvent and shall not become insolvent as a result of the transfer of Subsequent Samco Receivables on such Subsequent Closing Date, (B) the Seller shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Seller shall not constitute unreasonably small capital to carry out its business as conducted;

                    (v)  the Funding Period shall not have terminated;

                    (vi) after giving effect to any transfer of Subsequent Samco Receivables on a Subsequent Closing Date, the Samco Receivables shall meet the following criteria (based on the characteristics of the Initial Receivables on the Initial Cutoff Date and the Subsequent Receivables on the related Subsequent Cutoff Dates): [ ];

                    (vii) each of the representations and warranties made by the Seller pursuant to Section 3.2 with respect to the Subsequent Samco Receivables to be transferred on such Subsequent Closing Date shall be true and correct as of the related Subsequent Closing Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Closing Date;

                    (viii) the Seller shall, at its own expense, on or prior to the Subsequent Closing Date indicate in its computer files that the Subsequent Samco Receivables identified in the Subsequent Purchase Agreement have been sold to the Purchaser pursuant to the related Subsequent Purchase Agreement and subsequently to the Trust pursuant to the Sale and Servicing Agreement;

                    (ix) the Seller shall have taken any action required to maintain the first priority perfected ownership interest of the Trust in the Owner Trust Estate and the first priority perfected security interest of the Trustee in the Collateral;

                  (x) no selection procedures adverse to the interests of the Securityholders or the Credit Enhancer shall have been utilized in selecting the Subsequent Samco Receivables;

                  (xi) the addition of any such Subsequent Samco Receivables shall not result in a material adverse tax consequence to the Trust or the Securityholders;

                  (xii) the Seller shall have delivered (A) to the Rating Agencies and the Credit Enhancer an opinion of Counsel with respect to the transfer of such Subsequent Samco Receivables substantially in the form of the Opinion of Counsel delivered to the Rating Agencies and the Credit Enhancer on the related Closing Date and (B) to the Trustee the opinion of Counsel required by Section 13.2(i)(1) of the Sale and Servicing Agreement;

                  (xiii) each Rating Agency shall have confirmed that the rating on the Notes shall not be withdrawn or reduced as a result of the transfer of such Subsequent Samco Receivables to the Trust;

                  (xiv) all conditions precedent specified in the Sale and Servicing Agreement with respect to the transfer of such Subsequent CPS Receivables to the Trust by the Purchaser shall have been satisfied; and

                    (xv) the Seller shall have delivered to the Credit Enhancer and the Trustee an Officers' Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b).

         The Seller covenants that in the event any of the foregoing conditions precedent are not satisfied with respect to any Subsequent Receivable on the date required as specified above, the Seller will immediately repurchase such Subsequent Receivable from the Trust, at a price equal to the Purchase Amount thereof, in the manner specified in Section 6.2 of the Sale and Servicing Agreement.

         2.3. The Closing. The sale and purchase of the Initial Samco Receivables shall take place at a closing (the "Closing") at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019-5820 on the Initial Closing Date, simultaneously with the closings under: (a) the CPS Purchase Agreement pursuant to which CPS will sell the Initial CPS Receivables to CPS Receivables Corp., (b) the Sale and Servicing Agreement pursuant to which the Purchaser will assign all of its right, title and interest in and to the Initial Receivables and the other Initial Transferred Property to the Trust for the benefit of the Securityholders, (c) the Trust Agreement pursuant to which the Trust shall be formed and the Certificates issued, (d) the Indenture pursuant to which the Trust will issue the Notes, (e) the Underwriting Agreement pursuant to which the Trust shall sell the Class A Notes [and Class B Notes] to the Underwriters and [(f) the Note Purchase Agreement pursuant to which the Purchaser shall sell the Class B Notes to one or more investors [and (g) the Certificate Purchase Agreement pursuant to which the Purchaser shall sell the Certificates to one or more investors]].

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as of the date hereof and as of each Closing Date (which representations and warranties shall survive such Closing Date):

                    (a) Organization and Good Standing. The Purchaser has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority and legal right to acquire and own the Samco Receivables.

                    (b) Due Qualification. The Purchaser is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                    (c) Power and Authority. The Purchaser has the power and authority to execute and deliver the Agreements and to carry out its terms and the execution, delivery and performance of the Agreements has been duly authorized by the Purchaser by all necessary corporate action.

                    (d) Binding Obligation. The Agreements shall constitute a legal, valid binding obligation of the Purchaser enforceable in accordance with its terms.

                    (e) No Violation. The execution, delivery and performance by the Purchaser of the Agreements and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof do not conflict with, result in a breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Purchaser, or any indenture, agreement, mortgage, deed of trust, or other instrument to which the Purchaser is a party or by which it is bound or to which any of its properties are subject; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any indenture, agreement, mortgage, deed of trust, or other instrument (other than the Sale and Servicing Agreement); nor violate any law, order, rule or regulation applicable to the Purchaser of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties.

                    (f) No Proceedings. There are no proceedings or investiga-tions pending, to the Purchaser's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties: (A) asserting the invalidity of the Agreements or the Securities; (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by the Agreements; (C) seeking any determination or ruling that might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, the Agreements or the Securities; or (D) relating to the Purchaser and which might adversely affect the Federal or State income, excise, franchise or similar tax attributes of the Securities.

                    (g) No Consents. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required to be obtained by the Purchaser for the issuance or sale of the Securities or the consummation of the other transactions contemplated by the Agreements, the Trust Agreement, the Indenture or the Sale and Servicing Agreement, except such as have been duly made or obtained.

         3.2. Representations and Warranties of the Seller. (a) The Seller hereby represents and warrants to the Purchaser as of the date hereof and as of each Closing Date:

                  (i) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted and had at all relevant times, and shall have, power, authority and legal right to acquire, and own the Samco Receivables.

                  (ii) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the origination of the Samco Receivables as required by the Sale and Servicing Agreement) shall require such qualifications.

                  (iii) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property sold and assigned to the Purchaser and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action; and the execution, delivery and performance of the Agreements has been duly authorized by the Seller by all necessary corporate action.

                  (iv) Valid Sale; Binding Obligation. This Agreement effects a valid sale, transfer and assignment of the Initial Samco Receivables and the other Initial Transferred Samco Property conveyed to the Purchaser pursuant to Section 2.1, enforceable against creditors of and purchasers from the Seller; and this Agreement shall constitute a legal, valid and binding obligation of the Seller enforceable in accordance with its terms.

                  (v) No Violation. The execution, delivery and performance by the Seller of the Agreements and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation, as amended, or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it is bound or to which any of its properties are subject; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument (other than the Agreements and the Sale and Servicing Agreement); nor violate any law, order, rule or regulation applicable to the Seller of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

                  (vi) No Proceedings. There are no proceedings or investigations pending, or to the Seller's best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties: (A) asserting the invalidity of the Agreements or the Securities; (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by the
         Agreements; (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Agreements or the Securities; or (D) relating to the Seller and which might adversely affect the Federal or State income, excise, franchise or similar tax attributes of the Securities.

                  (vii) No Consents. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance or sale of the Securities or the consummation of the other transactions contemplated by the Agreements, the Trust Agreement, the Indenture or the Sale and Servicing Agreement, except such as have been duly made or obtained.

                  (viii) Financial Condition. The Seller has a positive net worth and is able to and does pay its liabilities as they mature. The Seller is not in default under any obligation to pay money to any Person except for matters being disputed in good faith which do not involve an obligation of the Seller on a promissory note. The Seller will not use the proceeds from the transactions contemplated by this Agreement to give any preference to any creditor or class of creditors, and this transaction will not leave the Seller with remaining assets which are unreasonably small compared to its ongoing operations.

                  (ix) Fraudulent Conveyance. The Seller is not selling the Initial Samco Receivables to the Purchaser with any intent to hinder, delay or defraud any of its creditors; the Seller will not be rendered insolvent as a result of the sale of the Initial Samco Receivables to the Purchaser.

                    (b) The  Seller  makes  the  following  representations  and warranties as to the Samco Receivables and the other Transferred Samco Property relating thereto on which the Purchaser relies in accepting the Samco Receivables and the other Transferred Samco Property relating thereto. Such representations and warranties speak with respect to each Samco Receivable as of the Initial Closing Date or Subsequent Closing Date on which such Samco Receivable is transferred to the Purchaser and shall survive the sale, transfer, and assignment of the Samco Receivables and the other Transferred Samco Property relating thereto to the Purchaser and the subsequent assignment and transfer pursuant to the Sale and Servicing Agreement:

                  (i) Location of Receivable Files; One Original. A complete Receivable File with respect to each Samco Receivable has been or prior to the Closing Date will be delivered to the Trustee at the location listed in Schedule B to the Sale and Servicing Agreement. There is only one original executed copy of each Samco Receivable.

                  (ii) Schedule of Receivables; Selection Procedures. The information with respect to the Samco Receivables set forth in the Schedule of Samco Receivables as the same may be amended by subsequent Schedules of Samco Receivables is true and correct in all material respects as of the close of business on the related Cutoff Date, and no selection procedures adverse to the Securityholders have been utilized in selecting the Samco Receivables.

                  (iii) Security Interest in Financed Vehicle. Immediately prior to the sale, assignment, and transfer thereof, each Samco Receivable shall be secured by a validly perfected first security interest in the related Financed Vehicle in favor of the Seller as secured party, and such security interest is prior to all other liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any tax liens or mechanics' liens which may arise after each Closing Date).

                  (iv) Samco Receivables in Force. No Samco Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Samco Receivable in whole or in part.

                  (v) No Waiver. No provision of a Samco Receivable has been waived.

                  (vi) No Amendments. No Samco Receivable has been amended, except as such Samco Receivable may have been amended to grant extensions which shall not have numbered more than (a) one extension of one calendar month in any calendar year or (b) three such extensions in the aggregate.

                  (vii) No Default; Repossession. Except for payment delinquencies continuing for a period of not more than thirty days as of the Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of any Initial Samco Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation, or event permitting acceleration under the terms of any Initial Samco Receivable has arisen; and the Seller shall not waive and has not waived any of the foregoing; and no Financed Vehicle securing a Initial Samco Receivable shall have been repossessed as of the Cutoff Date.

                  (viii) Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Samco Receivables from the Seller to the Purchaser and that the beneficial interest in and title to such Samco Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Samco Receivable has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Purchaser or any such pledge has been released on or prior to the related Closing Date. Immediately prior to any transfer and assignment herein contemplated, the Seller had good and marketable title to each Samco Receivable, and was the sole owner thereof, free and clear of all liens, claims, encumbrances, security interests, and rights of others and, immediately upon the transfer thereof, the Purchaser shall have good and marketable title to each such Samco Receivable, and will be the sole owner thereof, free and clear of all liens, encumbrances, security interests, and rights of others, and the transfer has been perfected under the UCC.

                  (ix) Lawful Assignment. No Samco Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Samco Receivable under the Agreements shall be unlawful, void, or voidable. The Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Samco Receivables.

                  (x) All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Purchaser a first priority perfected ownership interest in the Samco Receivables and the other Transferred Samco Property have been made, taken or performed.

                  (xi)  Casualty.   No  Financed  Vehicle  related  to  a  Samco
         Receivable has suffered a Casualty.

                  (xii) Obligation to Dealers or Others. The Purchaser and its assignees will assume no obligation to Dealers or other originators or holders of the

         Samco Receivables (including, but not limited to under dealer reserves) as a result of the purchase of the Samco Receivables.

                  (xiii)  Full  Amount  Advanced.  The full amount of each Samco
         Receivable has been advanced to each Obligor, and there are no requirements for future advances thereunder. No Obligor with respect to a Samco Receivable has any option under the Samco Receivable to borrow from any Person additional funds secured by the related Financed Vehicle.

                             (c) The representations and warranties contained in this Agreement shall not be construed as a warranty or guaranty by the Seller as to the future payments by any Obligor. The sale of the Initial Samco Receivables pursuant to this Agreement shall be "without recourse" to the Seller except for the representations, warranties and covenants made by the Seller in this Purchase Agreement.


                                   ARTICLE IV

                                   CONDITIONS

         4.1. Conditions to Obligation of the Purchaser. On the applicable Closing Date, the obligation of the Purchaser to purchase the Samco Receivables is subject to the satisfaction of the following conditions:

                  (a) Representations and Warranties True. The representations and warranties of the Seller hereunder shall be true and correct on the related Closing Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Closing Date.

                  (b) Computer Files Marked. The Seller shall, at its own expense, on or prior to the Closing Date, indicate in its computer files that the Samco Receivables have been sold to the Purchaser pursuant to the Agreements and shall deliver to the Purchaser the Schedule of Samco Receivables certified by the Chairman, the President, the Vice President or the Treasurer of the Seller to be true, correct and complete.

                  (c) Receivable Files Delivered. The Seller shall, at its own expense, deliver the related Receivable Files to the Trustee at the offices specified in Schedule B to the Sale and Servicing Agreement on or prior to the related Closing Date.

                  (d) Documents to be delivered by the Seller on each Closing Date.

                           (i) The Assignment.  On each Closing Date, the Seller
                  will execute and deliver the applicable Assignment. The Initial Assignment shall be substantially in the form of Exhibit A hereto and any Subsequent Assignment shall be in the form of Exhibit A to the form of Subsequent Purchase Agreement attached as Exhibit C hereto.

                           (ii) Evidence of UCC-1 Filing. On or prior to the related Closing Date, the Seller shall record and file, at its own expense, a UCC-1 financing statement in each jurisdiction in which required by applicable law, executed by the Seller, as seller or debtor, and naming the Purchaser, as purchaser or secured party, naming the Samco Receivables and the other Transferred Samco Property conveyed hereafter as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such Samco Receivables to the Purchaser. The Seller shall deliver a file-stamped copy, or other evidence satisfactory to the Purchaser of such filing, to the Purchaser on or prior to such Closing Date.

                           (iii) Other Documents. On or prior to the Closing Date, the Seller shall deliver such other documents as the Purchaser may reasonably request.

                  (e) Other Transactions. The transactions contemplated by the Trust Agreement, the Indenture, the Sale and Servicing Agreement the Initial CPS Purchase Agreement, the Underwriting Agreement [,the Note Purchase Agreement and the Certificate Purchase Agreement] shall be consummated on the Initial Closing Date.

         4.2. Conditions to Obligation of the Seller. The obligation of the Seller to sell the Samco Receivables to the Purchaser is subject to the satisfaction of the following conditions on each Closing Date:

                  (a) Representations and Warranties True. The representations and warranties of the Purchaser hereunder shall be true and correct on the Closing Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

                  (b) Receivables Purchase Price. The Purchaser will deliver to the Seller the purchase price for the related Samco Receivables (on the Initial Closing Date as provided in Section 2.1(b)). The Seller hereby directs the Purchaser to wire such purchase price pursuant to wire instructions to be delivered to the Purchaser on or prior to the Closing Date.


                                    ARTICLE V

                             COVENANTS OF THE SELLER

         The Seller agrees with the Purchaser as follows:

         5.1.  Protection of Right, Title and Interest.

         (a) Filings. The Seller shall cause all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Purchaser in and to the Samco Receivables and the other Transferred Samco Property to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchaser hereunder to the Samco Receivables and the other Transferred Samco Property. The Seller shall cause to be delivered to the Purchaser file stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. The Purchaser shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 5.1(a). In the event the Seller fails to perform its obligations under this subsection, the Purchaser or the Trustee may do so at the expense of the Seller.

         (b) Name and Other Changes. At least 60 days prior to the date the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the applicable provisions of the UCC or any title statute, the Seller shall give the Trustee, the Insurer (so long as an Insurer Default shall not have occurred and be continuing) and the Purchaser written notice of any such change and no later than five days after the effective date thereof, shall file appropriate amendments to all previously filed financing statements or continuation statements. At least 60 days prior to the date of any relocation of its principal executive office, the Seller shall give the Trustee, the Insurer (so long as an Insurer Default shall not have occurred and be continuing) and the Purchaser written notice thereof if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and the Seller shall within five days after the effective date thereof, file any such amendment or new financing statement. The Seller shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

         (c) Maintenance of Computer Systems. The Seller shall maintain its computer systems so that, from and after the time of sale to the Purchaser of the Samco Receivables hereunder, the Seller's master computer records (including any back-up archives) that refer to a Samco Receivable shall indicate clearly the interest of the Purchaser in such Samco Receivable and that such Samco Receivable is owned by the Purchaser. Indication of the Purchaser's ownership of a Samco Receivable shall be deleted from or modified on the Seller's computer systems when, and only when, the Samco Receivable shall have been paid in full or repurchased.

         (d) Sale of Other Receivables. If at any time the Seller shall propose to sell, grant a security interest in, or otherwise transfer any interest in any automobile or light- duty truck receivables (other than the Samco Receivables) to any prospective purchaser, lender, or other transferee, the Seller shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Samco Receivable, shall indicate clearly that such Samco Receivable has been sold and is owned by the Purchaser unless such Samco Receivable has been paid in full or repurchased.

         (e) Access to Records. The Seller shall permit the Purchaser and its agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Seller's records regarding any Samco Receivable.

         (f) List of Receivables. Upon request, the Seller shall furnish to the Purchaser, within five Business Days, a list of all Samco Receivables (by contract number and name of Obligor) then owned by the Purchaser, together with a reconciliation of such list to the Schedule of Samco Receivables.

         5.2. Other Liens or Interests. Except for the conveyances hereunder and pursuant to the Sale and Servicing Agreement, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any interest therein, and the Seller shall defend the right, title, and interest of the Purchaser in, to and under the Samco Receivables against all claims of third parties claiming through or under the Seller.

         5.3. Chief Executive Office. During the term of the Samco Receivables, the Seller will maintain its chief executive office in one of the United States, except Louisiana or Vermont.

         5.4. Costs and Expenses. The Seller agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the Purchaser's right, title and interest in and to the Samco Receivables.

         5.5. Delivery of Receivable Files. On or prior to the Closing Date, the Seller shall cause to be delivered to the Trustee at the location specified in Schedule B to the Sale and Servicing Agreement the Receivables Files relating to the Samco Receivables. The Seller shall have until the last day of the second Collection Period following receipt of notification that there has been a failure to deliver a file with respect to a Samco Receivable or that a file is unrelated to the Receivables identified in Schedule A to the Sale and Servicing Agreement or that any of the documents referred to in Section 3.3 of the Sale and Servicing Agreement are not contained in a Receivable File, to deliver such file or any of the aforementioned documents required to be included in such Receivable File to the Trustee. Unless such defect with respect to such Receivable File shall have been cured by the last day of the second Collection Period following discovery thereof by the Trustee and notice thereof to Samco, the Seller hereby agrees to repurchase any such Receivable from the Trust as of such last day. In consideration of the purchase of the Receivable, the Seller shall remit the

Purchase Amount in the manner specified in Section 4.5 of the Sale and Servicing Agreement. The sole remedy hereunder of the Trustee, the Trust or the Securityholders with respect to a breach of this Section 5.5, shall be to require the Seller to repurchase the Receivable pursuant to this Section 5.5. Upon receipt of the Purchase Amount, the Trustee shall release to the Seller or its designee the related Receivable File and shall execute and deliver all instruments of transfer or assignment, without recourse, as are prepared by the Seller and delivered to the Trustee and are necessary to vest in the Seller or such designee title to the Receivable.

         5.6. Indemnification. (a) The Seller shall indemnify the Purchaser for any liability as a result of the failure of a Samco Receivable to be originated in compliance with all requirements of law and for any breach of any of its representations and warranties contained herein.

         (b) The Seller shall defend, indemnify, and hold harmless the Purchaser from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by the Seller or any Affiliate thereof of a Financed Vehicle related to a Samco Receivable.

         (c) The Seller shall defend, indemnify, and hold harmless the Purchaser from and against any and all taxes, except for taxes on the net income of the Purchaser, that may at any time be asserted against the Purchaser with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes and costs and expenses in defending against the same.

         (d) The Seller shall defend, indemnify, and hold harmless the Purchaser from and against any and all costs, expenses, losses, damages, claims and liabilities to the extent that such cost, expense, loss, damage, claim or liability arose out of, or was imposed upon the Purchaser through, the negligence, willful misfeasance, or bad faith of the Seller in the performance of its duties under the Agreements, or by reason of reckless disregard of the Seller's obligations and duties under the Agreements.

         Indemnification under this Section 5.6 shall include reasonable fees and expenses of litigation and shall survive payment of the Notes and Certificates. These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have.

         5.7. Sale. The Seller agrees to treat this conveyance for all purposes (including without limitation tax and financial accounting purposes) as a sale on all relevant books, records, tax returns, financial statements and other applicable documents.

         5.8. Non-Petition. In the event of any breach of a representation and warranty made by the Purchaser hereunder, the Seller covenants and agrees that it will not take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all certificates issued by the Trust or a similar trust formed by the Purchaser have been paid in full. The Purchaser and the Seller agree that damages will not be an adequate remedy for such breach and that this covenant may be specifically enforced by the Purchaser or by the Trust.


                                                    ARTICLE VI

                                             MISCELLANEOUS PROVISIONS

         6.1. Obligations of Seller. The obligations of the Seller under the Agreements shall not be affected by reason of any invalidity, illegality or irregularity of any Samco Receivable.

         6.2. Repurchase Events. The Seller hereby covenants and agrees with the Purchaser for the benefit of the Purchaser, the Trustee, the Insurer and the Securityholders, that (i) the occurrence of a breach of any of the Seller's representations and warranties contained in Section 3.2(b) hereof (without regard to any limitations regarding the Seller's knowledge) and (ii) the failure of the Seller to timely comply with its obligations pursuant to Section 5.5 hereof, shall constitute events obligating the Seller to repurchase the affected Samco Receivables hereunder ("Repurchase Events"), at the Purchase Amount from the Trust. Unless the breach of any of the Seller's representations and warranties shall have been cured by the last day of the second Collection Period following the discovery thereof by or notice to the Purchaser and the Seller of such breach, the Seller shall repurchase any Samco Receivable if such Samco Receivable is materially and adversely affected by the breach as of the last day of such second Collection Period (or, at the Seller's option, the last day of the first Collection Period following the discovery) and, in the event that the breach relates to a characteristic of the Samco Receivables in the aggregate, and if the Trust is materially and adversely affected by such breach, unless the breach shall have been cured by such second Collection Period, the Seller shall purchase such aggregate Principal Balance of Samco Receivables, such that following such purchase such representation shall be true and correct with respect to the remainder of the Samco Receivables in the aggregate. The provisions of this Section 6.2 are intended to grant the Trustee a direct right against the Seller to demand performance hereunder, and in connection therewith the Seller waives any requirement of prior demand against the Purchaser and waives any defaults it would have against the Purchaser with respect to such repurchase obligation. Any such purchase shall take place in the manner specified in Section 5.6 of the Sale and Servicing Agreement. The sole remedy hereunder of the Securityholders, the Trust, the Insurer, the Trustee or the Purchaser against the Seller with respect to any Repurchase Event shall be to enforce the Seller's obligation to repurchase such Samco Receivables pursuant to this Agreement; provided, however, that the Seller shall indemnify the Trustee, the Insurer, the Trust and the Securityholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them, as a result of third party claims arising out of the events or facts giving rise to such breach. Upon receipt of the Purchase Amount, the Purchaser shall cause the Trustee to release the related Receivables File to the Seller and to execute and deliver all instruments of transfer or assignment, without recourse, as are necessary to vest in the Seller title to the Samco Receivable. Notwithstanding the foregoing, if it is determined that consummation of the transactions contemplated by the Sale and Servicing Agreement and the other transaction documents referenced in such Agreement, servicing and operation of the Trust pursuant to such Agreement and such other documents, or the ownership of a Security by a Holder constitutes a violation of the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986, as amended ("Code") for which no statutory exception or administrative exemption applies, such violation shall not be treated as a Repurchase Event.

         6.3. Seller's Assignment of Purchased Receivables. With respect to all Samco Receivables repurchased by the Seller pursuant to the Agreements, the Purchaser shall assign, without recourse except as provided herein, representation or warranty, to the Seller all the Purchaser's right, title and interest in and to such Samco Receivables, and all security and documents relating thereto.

         6.4. Conveyance as Sale of Receivables Not Financing. The parties hereto intend that each conveyance under the Agreements be a sale of the Samco Receivables and the other Transferred Samco Property from the Seller to the Purchaser and not a financing secured by such assets; and the beneficial interest in and title to the Samco Receivables and the other Transferred Samco Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that any conveyance hereunder is for any reason not considered a sale, the parties intend that this Agreement constitute a security agreement under the UCC (as defined in the UCC as in effect in the State of Texas) and applicable law, and the Seller hereby grants to the Purchaser a first priority perfected security interest in, to and under the Samco Receivables and the other Transferred Samco Property being delivered to the Purchaser on the Closing Date, and other property conveyed hereunder and all proceeds of any of the foregoing for the purpose of securing payment and performance of the Securities and the repayment of amounts owed to the Purchaser from the Seller.

         6.5. Trust. The Seller acknowledges that the Purchaser will, pursuant to the Sale and Servicing Agreement, sell the Receivables to the Trust and assign its rights under this Purchase Agreement and the CPS Purchase Agreement to the Trustee for the benefit of the Securityholders, and that the representations and warranties contained in this Agreement and the rights of the Purchaser under this Purchase Agreement, including under Sections 6.2 and 6.4 hereof are intended to benefit such Trust and the Securityholders. The Seller also acknowledges that the Trustee on behalf of the Securityholders as assignee of the Purchaser's rights hereunder may directly enforce, without making any prior demand on the Purchaser, all the rights of the Purchaser hereunder including the rights under Section 6.2 and 6.4 hereof. The Seller hereby consents to such sale and assignment.

         6.6. Amendment. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Seller and the Purchaser with the consent of the Insurer; provided, however, that (i) any such amendment that materially adversely affects the rights of the Class A Noteholders under the Sale and Servicing Agreement must be consented to by the holders of Class A Notes representing 51% or more of the outstanding principal amount Class A Notes, (ii) any such amendment that materially adversely affects the rights of the Class B Noteholders under the Sale and Servicing Agreement must be consented to by the holders of Class B Notes representing 51% or more of the outstanding principal amount Class B Notes and (iii) any amendment that materially adversely affects the rights of the Certificateholders under the Sale and Servicing Agreement must be consented to by the holders of Certificates representing 51% or more of the Certificate Balance.

         6.7. Waivers. No failure or delay on the part of the Purchaser in exercising any power, right or remedy under the Agreements shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

         6.8. Notices. All communications and notices pursuant hereto to either party shall be in writing or by telegraph or telex and addressed or delivered to it at its address (or in case of telex, at its telex number at such address) shown in the opening portion of this Agreement or at such other address as may be designated by it by notice to the other party and, if mailed or sent by telegraph or telex, shall be deemed given when mailed, communicated to the telegraph office or transmitted by telex.

         6.9. Costs and Expenses. The Seller will pay all expenses incident to the performance of its obligations under this Purchase Agreement.

         6.10. Representations of the Seller and the Purchaser. The respective agreements, representations, warranties and other statements by the Seller and the Purchaser set forth in or made pursuant to this Purchase Agreement shall remain in full force and effect and will survive each closing hereunder.

         6.11. Confidential Information. The Purchaser agrees that it will neither use nor disclose to any Person the names and addresses of the Obligors, except in connection with the enforcement of the Purchaser's rights hereunder, under the Samco Receivables, under the Sale and Servicing Agreement or as required by law.

         6.12. Headings and Cross-References. The various headings in this Purchase Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Purchase Agreement. References in this Purchase Agreement to Section names or numbers are to such Sections of this Purchase Agreement.

         6.13. Third Party Beneficiaries. The parties hereto hereby expressly agree that each of the Trustee for the benefit of the Securityholders and the Insurer shall be third party beneficiaries with respect to this Purchase Agreement, provided, however, that no third party other than the Trustee for the benefit of the Securityholders and the Insurer shall be deemed a third party beneficiary of this Purchase Agreement.

         6.14. Governing Law. THIS PURCHASE AGREEMENT AND THE ASSIGNMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         6.15. Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.



                    [Rest of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.


                                   CPS RECEIVABLES CORP.


                                   By:
                                         Name:
                                         Title:



                                   SAMCO ACCEPTANCE CORP.


                                   By:
                                         Name:
                                         Title:

                                                                Exhibit A

                                   ASSIGNMENT

         For value received, in accordance with the Purchase Agreement dated as of May 1, 1997 between the undersigned (the "Seller") and CPS Receivables Corp. (the "Purchaser") (the "Samco Purchase Agreement"), the undersigned does hereby sell, transfer, assign and otherwise convey unto the Purchaser, without recourse (subject to the obligations in the Samco Purchase Agreement and the Pooling and Servicing Agreement), all right, title and interest of the Seller in and to (i) the Initial Samco Receivables listed in the Schedule of Samco Receivables and, with respect to Rule of 78's Receivables, all monies due or to become due thereon after the Cutoff Date (including Scheduled Payments due after the Cutoff Date (including principal prepayments relating to such Scheduled Payments) but received by the Seller on or before the Cutoff Date) and, with respect to Simple Interest Receivables, all monies received thereunder after the Cutoff Date and all Liquidation Proceeds and Recoveries received with respect to such Receivables; (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Initial Samco Receivables and any other interest of the Seller in such Financed Vehicles, including, without limitation, the certificates of title or, with respect to Financed Vehicles in the State of Michigan, other evidence of ownership with respect to Financed Vehicles; (iii) any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates relating to the Financed Vehicles securing the Initial Samco Receivables; (iv) refunds for the costs of extended service contracts with respect to Financed Vehicles securing the Initial Samco Receivables, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle securing the Initial Samco Receivables or his or her obligations with respect to such a Financed Vehicle and any recourse to Dealers for any of the foregoing; (v) the Receivable File related to each Initial Samco Receivable; and (vi) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other Person in connection with the Initial Samco Receivables, the Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

         This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Samco Purchase Agreement and is to be governed by the Samco Purchase Agreement.

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Samco Purchase Agreement.

         THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of [ ].




                                   SAMCO ACCEPTANCE CORP.


                                   By:
                                         Name:
                                         Title:

                                    Exhibit B
                          Schedule of Samco Receivables

                               See Following Page

                                                                EXHIBIT C


                      FORM OF SUBSEQUENT PURCHASE AGREEMENT


         THIS SUBSEQUENT PURCHASE AGREEMENT (the "Subsequent Agreement") is made and entered into as of by and between SAMCO ACCEPTANCE CORP., a Delaware corporation (the "Seller"), and CPS RECEIVABLES CORP., a California corporation (together with its successors and assigns, the "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, the Purchaser, as purchaser, has agreed to purchase from the Seller, as seller, and the Seller, pursuant to the Samco Purchase Agreement (the "Samco Purchase Agreement") dated as of [ ], between the Purchaser and the Seller, is transferring to the Purchaser the Subsequent Samco Receivables listed on the Schedule of Subsequent Samco Receivables annexed hereto as Exhibit A (the "Subsequent Samco Receivables") and Subsequent Transferred Samco Property.

         NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is acknowledged, the Purchaser and the Seller, intending to be legally bound, hereby agree as follows:

                                   Definitions

         SECTION 1. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Samco Purchase Agreement.

         SECTION 2. Conveyance of Subsequent Receivables. For value received, in accordance with the Samco Purchase Agreement, the Seller does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse (but without limitation of its obligations under the Samco Purchase Agreement), all right, title and interest of the Seller in and to: (i) the Subsequent Samco Receivables listed in the related Schedule of Subsequent Samco Receivables and, with respect to Rule of 78's Receivables, all monies due or to become due thereon after the related Subsequent Cutoff Date (including Scheduled Payments due after the related Subsequent Cutoff Date (including principal prepayments relating to such Scheduled Payments) but received by the Seller on or before the related Subsequent Cutoff Date) and, with respect to Simple Interest Receivables, all monies received thereunder after the related Subsequent Cutoff Date and all Liquidation Proceeds and Recoveries received with respect to such Subsequent Samco Receivables; (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Subsequent Samco Receivables and any other interest of the Seller in such Financed Vehicles, including, without limitation, the certificates of title or, with respect to Financed Vehicles in the State of Michigan, other evidence of ownership with respect to Financed Vehicles; (iii) any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates relating to the Financed Vehicles securing the Subsequent Samco Receivables or the Obligors thereunder; (iv) refunds for the costs of extended service contracts with respect to Financed Vehicles securing the Subsequent Samco Receivables, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle securing the Subsequent Samco Receivables or his or her obligations with respect to such a Financed Vehicle and any recourse to Dealers for any of the foregoing; (v) the Receivable File related to each Subsequent Samco Receivable; and (vi) the proceeds of any and all of the foregoing (collectively, the "Subsequent Transferred Samco Property" and together with any Subsequent Transferred CPS Property, the "Subsequent Transferred Property").

         SECTION 3. Consideration for Subsequent Transferred Property. In consideration for the Subsequent Samco Receivables and other Subsequent Transferred Samco Property, subject to the terms and conditions hereof, the purchase price for the Subsequent Samco Receivables, in the amount of [$ ], shall be paid by the Purchaser in cash to the Seller on the Subsequent Closing Date.

         SECTION 4. Representations and Warranties of the Seller. This Agreement is made pursuant to and upon the representations, warranties, covenants and agreements on the part of the Seller contained in the Samco Purchase Agreement and is to be governed by the Samco Purchase Agreement. All of such representations, warranties, covenants and agreements are hereby incorporated herein and are in full force and effect as though specifically set forth herein.

         SECTION 5. Representations and Warranties of the Purchaser. This Agreement is made pursuant to and upon the representations, warranties, covenants and agreements on the part of the Purchaser contained in the Samco Purchase Agreement and is to be governed by the Samco Purchase Agreement. All of such representations, warranties, covenants and agreements are hereby incorporated herein and are in full force and effect as though specifically set forth herein.

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed this __ day of _________, but effective as of the date and year first written above.


                                     SAMCO ACCEPTANCE CORP., as Seller



                                     By:
                                         Name:
                                         Title:



                                     CPS RECEIVABLES CORP.,
                                     as Purchaser



                                     By:
                                     Name:
                                     Title:

                EXHIBIT A TO SUBSEQUENT SAMCO PURCHASE AGREEMENT

                       FORM OF SUBSEQUENT SAMCO ASSIGNMENT

     For value received, in accordance with the Purchase Agreement dated as of [ ], 1997, as heretofore amended, supplemented or otherwise modified (the "Samco Purchase Agreement"), among the undersigned, as Seller, and CPS Receivables, Corp. (the "Purchaser"), the undersigned does hereby transfer, assign, grant, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations in the Samco Purchase Agreement and the Sale and Servicing Agreement) all right, title and interest of the Seller in and to: (i) the Subsequent Samco Receivables listed in the related Schedule of Subsequent Samco Receivables and, with respect to Rule of 78's Receivables, all monies due or to become due thereon after the related Subsequent Cutoff Date (including Scheduled Payments due after the related Subsequent Cutoff Date (including principal prepayments relating to such Scheduled Payments) but received by the Seller on or before the related Subsequent Cutoff Date) and, with respect to Simple Interest Receivables, all monies received thereunder after the related Subsequent Cutoff Date and all Liquidation Proceeds and Recoveries received with respect to such Subsequent Samco Receivables; (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Subsequent Samco Receivables and any other interest of the Seller in such Financed Vehicles, including, without limitation, the certificates of title or, with respect to Financed Vehicles in the State of Michigan, other evidence of ownership with respect to Financed Vehicles; (iii) any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates relating to the Financed Vehicles securing the Subsequent Samco Receivables or the Obligors thereunder; (iv) refunds for the costs of extended service contracts with respect to Financed Vehicles securing the Subsequent Samco Receivables, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle securing the Subsequent Samco Receivables or his or her obligations with respect to such a Financed Vehicle and any recourse to Dealers for any of the foregoing; (v) the Receivable File related to each
Subsequent Samco Receivable; and (vi) the proceeds of any and all of the foregoing (collectively, the "Subsequent Transferred Samco Property" and together with any Subsequent Transferred CPS Property, the "Subsequent Transferred Property").

     The foregoing assignment, transfer and conveyance does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Subsequent Samco Receivables, the Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

     This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of each of the undersigned contained in the Samco Purchase Agreement and is to be governed by the Samco Purchase Agreement.

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Samco Purchase Agreement.

     This Assignment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law.

     IN WITNESS WHEREOF, the undersigned have caused this Assignment to be duly executed as of [ ].

                                    SAMCO ACCEPTANCE CORP.


                                    By:
                                        Name:
                                        Title: